                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-51771


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 11, 1998

                                $2,197,390,000
                                 (APPROXIMATE)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR


                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                   PAINE WEBBER REAL ESTATE SECURITIES INC.
                             MORTGAGE LOAN SELLERS


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will consist of
(i) the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates (collectively, the "Senior Certificates"), (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the
"Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and (v) the Class V-1 and Class V-2 Certificates. Only the Offered Certificates are offered hereby. It is a condition of the issuance of the Offered Certificates that, upon issuance, each Class thereof be rated by one or more of three nationally recognized rating agencies: Fitch
IBCA, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P" and, together with Fitch and Moody's, the "Rating Agencies"), as set forth in the table below. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of June 11, 1998 among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The assets of the Trust Fund will consist primarily of 324 loans having an initial aggregate principal balance as of the Cut-off Date of approximately $2,482,942,297 and secured by mortgages or deeds of trust on multifamily and commercial properties (the "Mortgage Loans"). The Mortgage Loans, all of which bear interest at fixed rates, were originated by Credit Suisse First Boston Mortgage Capital LLC ("CSFB Mortgage Capital") and an affiliate of Paine Webber Real Estate Securities Inc. ("PWRES" and, together with CSFB Mortgage Capital, the "Mortgage Loan Sellers") or were acquired by the Mortgage Loan Sellers from third-party originators or in the secondary market, and will be sold by the Mortgage Loan Sellers to the Depositor on the Closing Date (as defined herein). The Mortgage Loans are described more fully in this Prospectus Supplement.
--------------------------------------------------------------------------------

                           INITIAL        APPROXIMATE
                         CERTIFICATE        INITIAL          ASSUMED
                         BALANCE OR          PASS-            FINAL                                  RATING       WEIGHTED
                          NOTIONAL          THROUGH       DISTRIBUTION         RATED FINAL       FITCH/MOODY'S/   AVERAGE
        CLASS            BALANCE(A)          RATE            DATE(B)      DISTRIBUTION DATE(B)       S&P(C)       LIFE(D)
--------------------- ---------------- ---------------- ---------------- ---------------------- ---------------- ---------
Class A-1A ..........  $  431,400,000        6.260%     December 2007          May 2040            AAA/Aaa/AAA       5.5
Class A-1B ..........   1,055,100,000        6.480%     May 2008               May 2040            AAA/Aaa/AAA       9.8
Class A-2MF .........     263,890,000        6.420%     May 2008               May 2040            AAA/Aaa/AAA       9.8
Class A-X ...........   2,482,942,297        1.071%(e)  May 2023               May 2040           AAA/Aaa/AAAr      10.3
Class B .............     136,600,000        6.590%     June 2008              May 2040             AA/NR/AA        10.0
Class C .............     136,600,000        6.780%     September 2009         May 2040              A/NR/A         10.4
Class D .............     136,500,000        7.170%     January 2012           May 2040            BBB/NR/BBB       12.2
Class E .............      37,300,000        7.340%     March 2013             May 2040           BBB-/NR/BBB-      14.2

--------------------------------------------------------------------------------
                                                  (Notes to table on next page)


The Offered Certificates are being offered by Credit Suisse First Boston
 Corporation ("CSFB") and PaineWebber Incorporated ("PaineWebber" and, together with CSFB, the "Underwriters") from time to time in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 110.26% of the initial principal balance thereof as of the Cut-off Date (as defined herein) plus accrued interest from such date, before deducting issuance expenses payable by the Depositor.



PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE S-29 HEREIN AND COMMENCING ON PAGE 4 IN THE
            PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about June 25, 1998 against payment in immediately available funds.


CREDIT SUISSE FIRST BOSTON                            PAINEWEBBER INCORPORATED

                   Prospectus Supplement dated June 18, 1998

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     [MAP OF THE UNITED STATES OF AMERICA]

    Alaska               Missouri            Pennsylvania      North Carolina
  1 property           2 properties          11 properties      9 properties
  $11,311,417           $7,276,465            $57,452,772        $37,330,716
 0.5% of total         0.3% of total         2.3% of total      1.5% of total

  Washington               Texas             New Hampshire     South Carolina
 4 properties          26 properties         5 properties       8 properties
  $34,268,913          $169,855,476           $35,496,147        $21,846,491
 1.4% of total         6.8% of total         1.4% of total      0.9% of total

    Oregon               Arkansas                Maine            Tennessee
 7 properties          2 properties          5 properties       4 properties
  $25,136,787           $4,670,000            $4,500,465         $10,029,847
 1.0% of total         0.2% of total         0.2% of total      0.4% of total

    Nevada               Louisiana           Massachusetts         Georgia
  1 property           8 properties          20 properties      16 properties
  $5,989,474            $37,690,998           $49,704,039        $64,173,840
 0.2% of total         1.5% of total         2.0% of total      2.6% of total

  California             Wisconsin            Connecticut          Florida
 67 properties         3 properties          2 properties       40 properties
 $359,558,687           $23,146,041           $18,511,938       $121,062,897
14.5% of total         0.9% of total         0.7% of total      4.9% of total

   Colorado              Illinois              New York          Puerto Rico
 6 properties          7 properties          40 properties      4 properties
  $47,145,017           $49,689,225          $281,487,486       $103,938,474
 1.9% of total         2.0% of total        11.3% of total      4.2% of total

    Arizona             Mississippi           New Jersey      US Virgin Islands
 9 properties          7 properties          21 properties       1 property
  $24,396,466           $19,125,337          $147,691,430        $9,953,764
 1.0% of total         0.8% of total         5.9% of total      0.4% of total

  New Mexico             Michigan              Delaware            Mexico
  1 property           14 properties         6 properties        1 property
  $1,435,822            $39,653,466           $46,737,407        $75,000,000
 0.1% of total         1.6% of total         1.9% of total      3.0% of total

     Utah                 Indiana              Maryland
 2 properties          6 properties          13 properties
  $3,494,364            $29,681,678           $97,092,492
 0.1% of total         1.2% of total         3.9% of total

   Oklahoma              Kentucky        District of Columbia
 5 properties          5 properties          4 properties
  $9,951,763            $40,404,022           $66,121,571
 0.4% of total         1.6% of total         2.7% of total

    Kansas                 Ohio                Virginia
 2 properties          12 properties         20 properties
  $17,079,993           $79,402,305          $130,937,860
 0.7% of total         3.2% of total         5.3% of total

   Minnesota              Alabama            West Virginia
 18 properties         6 properties           1 property
  $42,679,979           $18,730,777           $2,098,187
 1.7% of total         0.8% of total         0.1% of total

--------------------------------------------------------
less than 1.00% of Cut-Off Date Allocated Loan Amount
1.00-5.99% of Cut-Off Date Allocated Loan Amount
6.00-9.99% of Cut-Off Date Allocated Loan Amount
greater than 9.99% of Cut-Off Date Allocated Loan Amount
--------------------------------------------------------

     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
            DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                  Retail                      Multifamily, Cooperative
                  25.4%                                 4.6%

                 Lodging                             Industrial
                  16.7%                                 2.5%

               Multifamily                        Mobile Home Park
                  16.3%                                 2.3%

               Credit Lease                          HealthCare
                  15.3%                                 1.2%

                  Office                               Other
                  14.7%                                 1.0%

----------
(Notes to Table)

(a) The initial aggregate Certificate Balances of the respective Classes of Offered Certificates are subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund. Any variance in such principal balance may or may not be apportioned pro rata among the Classes of Offered Certificates.

(b) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates other than the Class A-X Certificates is the Distribution Date (as defined herein) on which the last principal payment would be made on such Class based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR (each as defined herein). The "Assumed Final Distribution Date" with respect to the Class A-X Certificates is the Distribution Date on which the Notional Balance of such Class would be reduced to zero based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR. The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Prepayment and Yield Considerations." The "Rated Final Distribution Date" with respect to any Class of Offered Certificates is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date of any of the Mortgage Loans.

(c) It is a condition to their issuance that each Class of Offered Certificates be assigned the ratings by Fitch, Moody's and/or S&P set forth above. The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) the possibility that the holders of the Offered Certificates might realize a lower than anticipated yield. S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

(d) The weighted average life of a Class refers to the average amount of time in years that will elapse from the Closing Date to the date of distribution of each dollar in reduction of Certificate Balance or Notional Balance that is to be distributed to such Class, calculated as provided herein under "Prepayment and Yield Considerations -- Weighted Average Life of Offered Certificates," and based on the Mortgage Loan Assumptions and Prepayment Assumptions assuming 0% CPR. The Class A-X Certificates are not entitled to distributions of principal and the weighted average life shown is for illustrative purposes only.

(e) The Pass-Through Rate on the Class A-X Certificates for any Distribution Date will be a per annum rate, expressed as a percentage, equal to the weighted average of the Component Rates (as defined herein) for such Distribution Date.


     Interest and principal will be distributed to the holders of Offered Certificates on the 17th day of each month (or, if such day is not a business day, on the following business day), commencing in July 1998 (each, a "Distribution Date"); provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date (as defined herein).

     During each Interest Accrual Period (as defined herein), the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C and Class D Certificates will bear interest at fixed per annum rates (the "Class A-1A Pass-Through Rate," the "Class A-1B Pass-Through Rate," the "Class A-2MF Pass-Through Rate," the "Class B Pass-Through Rate," the "Class C Pass-Through Rate" and the "Class D Pass-Through Rate," respectively) shown on the cover page hereof. The Pass-Through Rate on the Class E Certificates (the "Class E Pass-Through Rate") for any Distribution Date will be the lesser of 7.340% and the Weighted Average Net Mortgage Rate (as defined herein). The Pass-Through Rate on the Class A-X Certificates for any Distribution Date will be a per annum rate, expressed as a percentage, equal to the weighted average of the Component Rates (as defined herein) for such Distribution Date.

     All Prepayment Premiums and Yield Maintenance Charges will be distributed to the Offered Certificates, as described herein. See "Description of the Offered Certificates -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

     The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates (together with the Private Certificates, the "Subordinate Certificates"). The rights of the holders of the Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates. The rights of the holders of the Residual Certificates to receive distributions of amounts collected on or advanced in respect of the Mortgage Loans will be subordinate to those of the holders of the Regular Certificates, in each case to the extent described herein.

     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 46 Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and as of the Cut-Off Date has a remaining term to scheduled maturity (or, in the case of an ARD Loan (as defined herein), to the Anticipated Repayment Date (as defined herein)) of ten years or less. Loan Group 1 will consist of the remaining 278 Mortgage Loans representing approximately 87.9% of the Initial Pool Balance. Balloon Payments and Unscheduled Payments of Principal on the Mortgage Loans in Loan Group 2 (the "A-2MF Principal Distribution Amount") will be paid first to the Class A-2MF Certificates. All remaining payments in respect of principal (including Balloon Payments and Unscheduled Payments of Principal on the Mortgage Loans in Loan Group 1 and scheduled payments (other than Balloon Payments) of principal on all Mortgage Loans) will be paid sequentially to each Class of Certificates as described herein. See "Description of the Offered Certificates -- Distributions."

     THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES WILL BE SENSITIVE TO THE TIMING OF PREPAYMENTS, EXTENSIONS, REPURCHASES OR PURCHASES OF MORTGAGE LOANS, AND THE MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. THE YIELD TO INVESTORS IN THE CLASS A-2MF CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE AND TIMING OF RECEIPT OF THE A-2MF PRINCIPAL DISTRIBUTION AMOUNT. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-X CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENTS. SEE "PREPAYMENT AND YIELD CONSIDERATIONS."

     There currently is no secondary market for the Offered Certificates. The Underwriters expect to make a secondary market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See "Risk Factors -- The Offered Certificates -- Limited Liquidity and Market Value."

     As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will be treated as REMIC "regular interests," except to the extent described herein. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The Offered Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Offered Certificates will be available only under certain limited circumstances as described herein. See "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates."

     For a discussion of certain significant matters affecting investments in the Offered Certificates, see "Risk Factors" herein and "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

     THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

     THE OFFERED CERTIFICATES REPRESENT AN INTEREST ONLY IN THE MORTGAGE LOANS AND CERTAIN OTHER ASSETS OF THE TRUST FUND AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, EITHER MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR

RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


     THE OFFERED CERTIFICATES CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JUNE 11, 1998, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


                         REPORTS TO CERTIFICATEHOLDERS


     The Trustee will make available the Distribution Date Statement and certain other information through its Corporate Trust home page on the world wide web and/or by facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

                               EXECUTIVE SUMMARY

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. This Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement.


                              INITIAL           % OF                                          PASS-
                            CERTIFICATE      AGGREGATE                                       THROUGH      WEIGHTED
                             BALANCE OR       INITIAL     APPROXIMATE                        RATE AS       AVERAGE
                              NOTIONAL      CERTIFICATE      CREDIT                        OF CUT-OFF     LIFE (2)   PRINCIPAL
  CLASS      RATING(1)        BALANCE         BALANCE       SUPPORT        DESCRIPTION        DATE         (YEARS)   WINDOW(2)
-------------------------------------------------------------------------------------------------------------------------------
  Offered Certificates
  A-1A    AAA/Aaa/AAA     $  431,400,000        17.37%        29.50%   Fixed Rate             6.2600%         5.5   7/98-12/07
  A-1B    AAA/Aaa/AAA     $1,055,100,000        42.49%        29.50%   Fixed Rate             6.4800%         9.8   12/07-5/08
  A-2MF   AAA/Aaa/AAA     $  263,890,000        10.63%        29.50%   Fixed Rate             6.4200%         9.8    7/02-5/08
                                                                       (Component
                                                                       Structure)
   A-X    AAA/Aaa/AAAr    $2,482,942,297         NAP           NAP     Interest Only          1.0711%        10.3    7/98-5/23
    B     AA/NR/AA        $  136,600,000         5.50%        24.00%   Fixed Rate             6.5900%        10.0    5/08-6/08
    C     A/NR/A          $  136,600,000         5.50%        18.50%   Fixed Rate             6.7800%        10.4    6/08-9/09
    D     BBB/NR/BBB      $  136,500,000         5.50%        13.00%   Fixed Rate             7.1700%        12.2    9/09-1/12
                                                                       Lesser of Fixed
                                                                       and Weighted
                                                                       Average Net
    E     BBB-/NR/BBB-    $   37,300,000         1.50%        11.50%   Mortgage Rate(3)       7.3400%        14.2    1/12-3/13
  Private Certificates (4)
    F     NR/NR/BB        $  142,700,000         5.75%         5.75%   Fixed Rate             6.0000%        16.0    3/13-9/16
    G     NR/NR/BB-       $   18,700,000         0.75%         5.00%   Fixed Rate             6.0000%        18.6    9/16-5/17
    H     NR/NR/B         $   49,600,000         2.00%         3.00%   Fixed Rate             6.0000%        19.5    5/17-3/18
    I     B-/NR/NR        $   24,800,000         1.00%         2.00%   Fixed Rate             6.0000%        20.2    3/18-4/19
    J     NR              $   49,752,297         2.00%          NAP    Fixed Rate             6.0000%        22.5    4/19-5/23

---------------
 (1) Ratings shown are those of Fitch, Moody's and S&P, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.

 (2) Based on the Mortgage Loan Assumptions and Prepayment Assumptions, assuming 0% CPR (each as defined in "Prepayment and Yield
       Considerations.")

 (3)   As defined herein.

 (4)   Not offered hereby.

                        MORTGAGE LOAN EXECUTIVE SUMMARY

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Pool Balance (1) ................................................................   $2,482,942,297
 Initial Balance of Loan Group 1 (1) ....................................................   $2,182,078,302
 Initial Balance of Loan Group 2 (1) ....................................................   $  300,863,995
Number of Mortgage Loans ................................................................              324
 Number of Mortgage Loans in Group 1 ....................................................              278
 Number of Mortgage Loans in Group 2 ....................................................               46
Number of Mortgaged Properties ..........................................................              452
Average Mortgage Loan Balance ...........................................................   $    7,663,402
Maximum Mortgage Loan Principal Balance .................................................   $  115,590,907
Minimum Mortgage Loan Principal Balance .................................................   $      707,174
Weighted Average Mortgage Rate ..........................................................            7.613%
Range of Mortgage Rates .................................................................     6.34% - 9.61%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated Repayment Date        145 months
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date ........           49-299
Weighted Average Amortization Term (2) ..................................................       318 months
Range of Amortization Terms (2) .........................................................  0 to 479 months
Weighted Average DSCR (2)(3)(4) .........................................................             1.51x
Range of DSCRs (2)(3) ...................................................................     1.04x - 3.08x
Weighted Average LTV (2)(3) .............................................................               68%
Range of LTVs (2)(3) ....................................................................         17% - 97%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (2)(3)(5) .....               58%
Percentage of Initial Pool Balance made up of:
 ARD Loans ..............................................................................             67.8%
 Fully Amortizing Loans (other than ARD Loans) ..........................................             13.7%
 Balloon Loans ..........................................................................             18.6%
 Multi-Property Loans ...................................................................             24.8%
 Crossed Loans ..........................................................................              4.5%
 Credit Lease Loans .....................................................................             15.3%
Number of Mortgage Loans Delinquent as of Cut-off Date ..................................                0
Percentage of Initial Pool Balance contributed by each Mortgage Loan Seller:
 Credit Suisse First Boston Mortgage Capital LLC ........................................             84.4%
 Paine Webber Real Estate Securities Inc. ...............................................             15.6%

-------------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) As defined or described in "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information."

(3)   Excluding the Credit Lease Loans (as defined herein).

(4) The Weighted Average DSCR is calculated as described herein under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information."

(5)   Excluding Fully Amortizing Loans (as defined herein).

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                      PAGE
                                                     ------
Reports to Certificateholders ....................   S-4
Executive Summary ................................   S-5
Mortgage Loan Executive Summary ..................   S-6
Summary of Prospectus Supplement .................   S-9
Risk Factors .....................................   S-29
   The Mortgage Loans ............................   S-29
   The Offered Certificates ......................   S-58
Description of the Mortgage Loans ................   S-63
   General .......................................   S-63
   Security for the Mortgage Loans ...............   S-64
   CSFB Mortgage Capital Underwriting
      Standards ..................................   S-65
   PWRES Underwriting Standards ..................   S-69
Certain Characteristics of the Mortgage
   Loans .........................................   S-73
   Credit Lease Loans ............................   S-73
   Significant Mortgage Loans ....................   S-75
   Certain Terms and Conditions of the
      Mortgage Loans .............................   S-94
   Additional Mortgage Loan Information              S-103
   Changes in Mortgage Loan
      Characteristics ............................   S-123
   Certain Legal Aspects of Foreign
      Mortgage Loans .............................   S-123
Description of the Offered Certificates ..........   S-125
   General .......................................   S-125
   Book-Entry Registration and Definitive
      Certificates ...............................   S-126
   Distributions .................................   S-128
   Assumed Final Distribution Date;
      Rated Final Distribution Date ..............   S-138
   Subordination; Allocation of Collateral
      Support Deficits and Certificate
      Deferred Interest ..........................   S-139
Prepayment and Yield Considerations ..............   S-141
   Yield .........................................   S-141
   Modeling Assumptions ..........................   S-143
   Yield on the Class A-X Certificates ...........   S-143
   Rated Final Distribution Date .................   S-144
   Weighted Average Life of Offered
      Certificates ...............................   S-144
The Pooling and Servicing Agreement ..............   S-154
   General .......................................   S-154
   Assignment of the Mortgage Loans ..............   S-154
   Representations and Warranties;
      Repurchase .................................   S-154
   Servicing of the Mortgage Loans;
      Collection of Payments .....................   S-164
   Advances ......................................   S-165
   Appraisal Reductions ..........................   S-167


                                                      PAGE
                                                     ------
   Accounts ......................................   S-168
   Withdrawals from the Certificate
      Account ....................................   S-170
   Enforcement of "Due-on-Sale" and
      "Due-on-Encumbrance" Clauses ...............   S-171
   Inspections; Collection of Operating
      Information ................................   S-171
   Insurance Policies ............................   S-172
   Evidence as to Compliance .....................   S-172
   Certain Matters Regarding the
      Depositor, the Trustee, the Servicer
      and the Special Servicer ...................   S-173
   Events of Default .............................   S-174
   Rights Upon Event of Default ..................   S-174
   Amendment .....................................   S-175
   Voting Rights .................................   S-176
   Realization Upon Mortgage Loans ...............   S-176
   Modifications .................................   S-179
   Optional Termination ..........................   S-180
   The Trustee ...................................   S-181
   Certificate Registrar and
      Authenticating Agent .......................   S-181
   Duties of the Trustee .........................   S-182
   The Servicer ..................................   S-182
   Servicing Compensation and Payment
      of Expenses ................................   S-182
   The Special Servicer ..........................   S-184
   Servicer and Special Servicer Permitted
      to Buy Certificates ........................   S-185
   Reports to Certificateholders; Available
      Information ................................   S-185
Use of Proceeds ..................................   S-188
Certain Federal Income Tax
   Consequences ..................................   S-188
ERISA Considerations .............................   S-192
   Senior Certificates ...........................   S-192
   Mezzanine Certificates ........................   S-193
Legal Investment .................................   S-194
Underwriting .....................................   S-194
Legal Matters ....................................   S-195
Rating ...........................................   S-196
Index of Significant Definitions .................   S-197
Annex A--Loan Characteristics ....................   A-1
Annex B--Credit Lease Loan
   Characteristics ...............................   B-1
Annex C--Certain Information
   Regarding the Loan Group 2 Mortgage
   Loans .........................................   C-1
Annex D--Servicer Reports ........................   D-1

                               TABLE OF CONTENTS

                                  PROSPECTUS




                                                         PAGE
                                                     ------------
Prospectus Supplement ............................          2
Additional Information ...........................          2
Incorporation of Certain Information by
   Reference .....................................          3
Risk Factors .....................................          4
   Limited Liquidity .............................          4
   Limited Assets ................................          4
   Prepayments and Effect on Average Life
      of Certificates and Yields .................          5
   Limited Nature of Ratings .....................          5
   Risks Associated with Mortgage Loans
      and Mortgaged Properties ...................          6
   Risks Associated with Mortgage Loans
      and Leases .................................          6
   Balloon Payments ..............................          7
   Junior Mortgage Loans .........................          7
   Obligor Default ...............................          7
   Mortgagor Type ................................          8
   Enhancement Limitations .......................          8
   Enforceability ................................          8
   Environmental Risks ...........................          9
   Delinquent and Non-Performing
      Mortgage Loans .............................          9
   ERISA Considerations ..........................         10
   Certain Federal Tax Considerations
      Regarding Residual Interest
      Certificates ...............................         10
   Control .......................................         10
   Book-Entry Registration .......................         10
The Depositor ....................................         11
Use of Proceeds ..................................         11
Description of the Certificates ..................         11
   General .......................................         11
   Distribution on Certificates ..................         12
   Accounts ......................................         13
   Amendment .....................................         15
   Termination; Repurchase of Mortgage
      Loans ......................................         16
   Reports to Certificateholders .................         16
   The Trustee ...................................         16
The Mortgage Pools ...............................         17
   General .......................................         17
   Assignment of Mortgage Loans ..................         18
   Mortgage Underwriting Standards and
      Procedures .................................         19
   Representations and Warranties ................         20
Servicing of the Mortgage Loans ..................         22
   General .......................................         22
   Collections and Other Servicing
      Procedures .................................         22
   Insurance .....................................         22
   Fidelity Bonds and Errors and Omissions
      Insurance ..................................         24
   Servicing Compensation and Payment of
      Expenses ...................................         24
   Advances ......................................         24
   Modifications, Waivers and Amendments                   24
   Evidence of Compliance ........................         25


                                                         PAGE
                                                     ------------
   Certain Matters With Respect to the
      Master Servicer, the Special Servicer
      and the Trustee ............................         25
   Events of Default .............................         26
Enhancement ......................................         27
   General .......................................         27
   Subordinate Certificates ......................         27
   Cross-Support Features ........................         28
   Letter of Credit ..............................         28
   Certificate Guarantee Insurance ...............         28
   Reserve Funds .................................         28
Certain Legal Aspects of the Mortgage
   Loans .........................................         29
   Mortgages and Deeds of Trust Generally                  29
   Installment Contracts .........................         30
   Junior Mortgages; Rights of Senior
      Mortgagees or Beneficiaries ................         30
   Foreclosure ...................................         32
   Environmental Risks ...........................         34
   Statutory Rights of Redemption ................         35
   Anti-Deficiency Legislation ...................         36
   Bankruptcy Laws ...............................         36
   Enforceability of Certain Provisions ..........         38
   Applicability of Usury Laws ...................         40
   Alternative Mortgage Instruments ..............         40
   Leases and Rents ..............................         40
   Secondary Financing; Due-on
      Encumbrance Provisions .....................         41
   Certain Laws and Regulations ..................         41
   Type of Mortgaged Property ....................         41
   Americans with Disabilities Act ...............         42
Certain Federal Income Tax Consequences                    43
   General .......................................         43
   Taxation of the REMIC and its Holders                   43
   Taxation of Regular Interests .................         44
   REMIC Expenses ................................         48
   Sale or Exchange of REMIC Regular
      Interest Certificates ......................         48
   Taxation of the REMIC .........................         48
   Taxation of Holders of Residual Interest
      Certificates ...............................         49
   Excess Inclusions .............................         50
   Restrictions on Ownership and Transfer
      of Residual Interest Certificates ..........         51
   Administrative Matters ........................         52
   Tax Status as a Grantor Trust .................         52
   Miscellaneous Tax Aspects .....................         55
   Tax Treatment of Foreign Investors ............         56
State Tax Considerations .........................         57
ERISA Considerations .............................         57
   Prohibited Transactions .......................         57
   Unrelated Business Taxable Income--
      Residual Interests .........................         59
Legal Investment .................................         59
Plan of Distribution .............................         61
Legal Matters ....................................         61
Index of Defined Terms ...........................         62

                       SUMMARY OF PROSPECTUS SUPPLEMENT


     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See "Index of Significant Definitions" herein and "Index of Defined Terms" in the Prospectus.


TITLE OF
CERTIFICATES.......  Credit Suisse First Boston Mortgage Securities Corp.
                     Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates").


CERTIFICATE
 BALANCE...........  Each Class of Offered Certificates has the approximate aggregate initial Certificate Balance or Notional Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 11, 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer and the Trustee.


DEPOSITOR.........   Credit Suisse First Boston Mortgage Securities Corp., a
                     Delaware corporation and an affiliate of Credit Suisse
                     First Boston Mortgage Capital LLC, one of the Mortgage Loan
                     Sellers, and of Credit Suisse First Boston Corporation, one of the Underwriters. See "The Depositor" in the Prospectus.


SERVICER..........   Banc One Mortgage Capital Markets, LLC (the "Servicer").
                     Although the Servicer may employ agents, including sub-servicers, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing
                     Agreement. See "The Pooling and Servicing Agreement -- The
                     Servicer." The Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered
                     Certificates -- Servicer or Special Servicer May Purchase
                     Certificates; Conflict of Interest."


SPECIAL SERVICER...  Lennar Partners, Inc. (the "Special Servicer"). The
                     Special Servicer will be responsible for servicing Mortgage Loans that, in general, are in default or as to which default is imminent and for administering any REO Property (as defined herein). The holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding and having a Certificate Balance equal to or greater than 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding) (the "Controlling Class") will be entitled to remove the Special Servicer as special servicer of the Mortgage Loans and appoint a successor special servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates. The Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered Certificates -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest."

TRUSTEE...........   State Street Bank and Trust Company, a Massachusetts
                     trust company (the "Trustee"). See "The Pooling and
                     Servicing Agreement -- The Trustee."


MORTGAGE LOAN
  SELLERS.........   Credit Suisse First Boston Mortgage Capital LLC ("CSFB
                     Mortgage Capital"), a Delaware limited liability company, an affiliate of the Depositor and an affiliate of Credit
                     Suisse First Boston Corporation, one of the Underwriters, and Paine Webber Real Estate Securities Inc. ("PWRES"), a
                     Delaware corporation and an affiliate of PaineWebber
                     Incorporated, one of the Underwriters.


CUT-OFF DATE......   June 11, 1998.


CLOSING DATE......   On or about June 25, 1998.


DUE DATE..........   With respect to 207 Mortgage Loans, representing
                     approximately 76.2% of the Initial Pool Balance, the 11th day of each month; with respect to 109 Mortgage Loans, representing approximately 21.2% of the Initial Pool
                     Balance, the first day of each month; and, with respect to eight Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance the fifth day of each month. With the exception of five Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, no Mortgage
                     Loan has a grace period for payment defaults that extends beyond the related Determination Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the
                     Mortgage Loans -- Due Dates" and "The Pooling and Servicing
                     Agreement -- Advances."


DETERMINATION
 DATE..............  With respect to each Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.


DISTRIBUTION
 DATE..............  The 17th day of each month or, if such 17th day is not a business day, the business day immediately following such 17th day, commencing in July 1998; provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, Massachusetts, Texas, or Florida are authorized or obligated by law, executive order or governmental decree to close.


RECORD DATE.......   With respect to each Distribution Date, the close of
                     business on the last business day of the month immediately preceding the month in which such Distribution Date occurs.


INTEREST ACCRUAL
  PERIOD..........   With respect to any Distribution Date, the period
                     commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution
                     Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.


ASSUMED FINAL
  DISTRIBUTION
  DATE............   As to each Class of Offered Certificates, the date set
                     forth on the cover page hereof.

RATED FINAL DISTRIBUTION
  DATE............   As to each Class of Offered Certificates, the
                     Distribution Date occurring in May 2040, which is the first
                     Distribution Date following the date that is two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any
                     Mortgage Loan that is not a Balloon Loan or ARD Loan is the maturity date of such Mortgage Loan and (b) any Balloon
                     Loan or ARD Loan is the date on which such Balloon Loan or ARD Loan, as applicable, would fully amortize, assuming interest were calculated on such Mortgage Loan on a 30/360 basis (as defined herein).


DUE PERIOD........   With respect to each Distribution Date, the period
                     beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.


DENOMINATIONS.....   The Offered Certificates (other than the Class A-X
                     Certificates) will be issuable in registered form, in denominations of initial Certificate Balance of $10,000 and multiples of $1,000 in excess thereof. The Class A-X
                     Certificates will be issuable in registered form, in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed such amount.


CLEARANCE AND
  SETTLEMENT......   The Offered Certificates will be issued in book-entry
                     form and, so long as they are Book-Entry Certificates (as defined herein), will be evidenced by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). The
                     Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates -- Book-Entry Registration and
                     Definitive Certificates."


REPORTS TO
  CERTIFICATEHOLDE.  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested in writing, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer (in the case of Specially Serviced Mortgage Loans (as defined herein) and REO Properties, based solely on the information provided by the Special Servicer) will be required to deliver to the Trustee, and the Trustee will be required to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, a Comparative Financial Status Report, a Delinquent Loan Status Report, a Historical Loan Modification Report, a Historical Loss Estimate Report, an REO Status Report and a Watch List, each as described under "The Pooling and Servicing

                     Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." The Trustee also will be required to make available at its offices, upon reasonable advance written notice, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items, to the extent delivered to the Trustee: Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information." A Current Report on Form 8-K (the "Form 8-K") will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from the Trust Fund, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.


THE MORTGAGE
 LOANS.............  The Trust Fund will consist primarily of 324 loans with an aggregate principal balance, as of the Cut-off Date, of approximately $2,482,942,297 (collectively, the "Mortgage Loans" and, individually, a "Mortgage Loan"). The Mortgage Loans encumber land improved by Retail Properties, Office Properties, Hospitality Properties, Multifamily Properties, Healthcare Properties, Industrial Properties, Self Storage Facility Properties, Cooperative Properties, Mobile Home/Recreational Vehicle Park Properties and Other Properties (each, as defined herein). Approximately 84.4% of the Mortgage Loans (the "CSFBMC Mortgage Loans") were originated or purchased by CSFB Mortgage Capital and approximately 15.6% of the Mortgage Loans (the "PWRES Mortgage Loans") were originated by an affiliate of PWRES, or purchased from unaffiliated third parties by PWRES. Each Mortgage Loan Seller will sell the Mortgage Loans to the Depositor and, in connection therewith, will make certain representations and warranties with respect to the Mortgage Loans sold by such Mortgage Loan Seller, as more fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the applicable Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of Certificateholders. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase." All statistical information presented herein with respect to the Mortgage Loans is presented on an approximate basis.

                     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 46 Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and has a remaining term to scheduled maturity (or, in the case of an ARD Loan (as defined herein), to the Anticipated Repayment Date (as defined herein)) as of the Cut-Off Date of ten years or less. See Annex C -- "Certain Information Regarding the Loan Group 2 Mortgage Loans." Loan Group 1 will consist of the remaining 278 Mortgage Loans, representing approximately 87.9% of the Initial Pool Balance. Balloon Payments and Unscheduled Payments of Principal (as defined herein) on the Mortgage Loans in Loan Group 2 (the "A-2MF Principal Distribution Amount") will be paid first to the Class A-2MF Certificates. All remaining payments in respect of principal will be paid sequentially to each Class of Certificates as described herein. See "Description of the Offered Certificates -- Distributions."


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



                                                          MORTGAGE                    LOAN                     LOAN
                                                            POOL                    GROUP 1                  GROUP 2
                                                 ------------------------- ------------------------- -----------------------
       Initial Balance (1) .....................    $2,482,942,297            $2,182,078,302            $300,863,995
       Number of Mortgage Loans ................               324                       278                      46
       Number of Mortgaged Properties ..........               452                       381                      71
       Average Mortgage Loan Balance ...........     $   7,663,402              $  7,849,203             $ 6,540,522
       Maximum Mortgage Loan Principal
        Balance ................................     $ 115,590,907              $115,590,907             $20,111,247
       Minimum Mortgage Loan Principal
        Balance ................................     $     707,174              $    707,174             $   898,560
       Weighted Average Mortgage Rate ..........             7.613%                    7.644%                  7.387%
       Range of Mortgage Rates .................        6.34%-9.61%               6.34%-9.61%             6.90%-8.91%
       Weighted Average Remaining Term
        to the Earlier of Maturity or
        Anticipated Repayment Date .............               145                       148                     118
       Range of Remaining Term to the
        Earlier of Maturity or Anticipated
        Repayment Date .........................            49-299                    59-299                  49-120
       Weighted Average Amortization
        Term (2) ...............................               318                       313                     354
       Range of Amortization Terms (2) .........             0-479                     0-479                 239-360
       Weighted Average DSCR (2)(3)(4) .........              1.51x                     1.53x                   1.34x
       Range of DSCRs (2)(3) ...................          04x-3.08x               1.04x-3.08x             1.14x-1.77x
       Weighted Average LTV (2)(3) .............                68%                       66%                     77%
       Range of LTVs (2)(3) ....................            17%-97%                   17%-97%                 62%-84%
       Weighted Average LTV at Earlier of
        Anticipated Repayment Date or
        Maturity (2)(3)(5) .....................                58%                       56%                     67%
       Percentage of Initial Pool Balance
        made up of:
        ARD Loans ..............................              67.8%                     65.5%                   84.5%
        Fully Amortizing Loans (other
         than ARD Loans) .......................              13.7%                     15.6%                      0%
        Balloon Loans ..........................              18.6%                     19.0%                   15.5%
        Multi-Property Loans ...................              24.8%                     25.3%                   21.9%
        Crossed Loans ..........................               4.5%                      5.1%                      0%
        Credit Lease Loans .....................              15.3%                     17.5%                      0%
       Number of Mortgage Loans
        Delinquent as of Cut-off Date ..........                 0                         0                       0

                               ----------
                               (1) Subject to a permitted variance of plus or
                                   minus 5%.
                               (2) As defined or described in "Certain
                                   Characteristics of the Mortgage Loans --
                                   Additional Mortgage Loan Information."
                               (3) Excluding the Credit Lease Loans (as defined
                                   herein).
                               (4) The Weighted Average DSCR is calculated as
                                   described herein under "Certain
                                   Characteristics of the Mortgage Loans --
                                   Additional Mortgage Loan Information."
                               (5) Excluding Fully Amortizing Loans (as defined
                                   herein).

SECURITY FOR THE MORTGAGE
  LOANS...........   Each Mortgage Loan is secured by one or more first
                     priority mortgages, deeds of trust, or other similar security instruments (collectively, "Mortgages") on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties").



            INTEREST OF                    % OF         NUMBER OF
              BORROWER                 INITIAL POOL     MORTGAGED
             ENCUMBERED                 BALANCE(1)      PROPERTIES
-----------------------------------   --------------   -----------
  Fee Simple Estate (2) ...........         89.6%          426
  Leasehold Estate ................         10.4            26
                                           -----           ---
  TOTAL ...........................        100.0%          452
                                           =====           ===

                     ------------
                     (1) Based on the principal balance of the Mortgage Loan
                         or, for any Multi-Property Loan (as defined herein), the Allocated Loan Amount (as defined herein) with respect to each portion of the related Mortgaged Property.
                     (2) For any Mortgaged Property with respect to which the
                         ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property has been categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.


CREDIT LEASE
 LOANS.............  Sixty-one Mortgage Loans (described in the table contained in the section entitled "Description of the Mortgage Loans -- Credit Lease Loans"), representing approximately 15.3% of the Initial Pool Balance, are backed by net lease obligations ("Credit Leases") of, or net lease obligations guaranteed by, various corporations, each of which has a credit rating of B-- (or the equivalent) or higher by at least one of the Rating Agencies (the "Credit Lease Loans"). With respect to 36 Credit Lease Loans, representing approximately 9.6% of the Initial Pool Balance (the "Fully Amortizing Credit Lease Loans"), scheduled monthly rent payments thereunder (the "Monthly Rental Payments") by the tenants (each, a "Tenant" and collectively, the "Tenants") under the Credit Leases generally are sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loans. Twenty-five of the Credit Lease Loans, representing approximately 5.8% of the Initial Pool Balance (the "Balloon Payment Credit Lease Loans"), provide for Balloon Payments (as defined herein) on their respective maturity dates. Fourteen of the Balloon Payment Credit Lease Loans, representing approximately 4.3% of the Initial Pool Balance, have the benefit of a residual value insurance policy, which generally provides, subject to certain conditions, that if the related Mortgaged Properties cannot be sold or if the proceeds from the disposition of such Mortgaged Properties is insufficient to repay the related Credit Lease Loans upon maturity thereof, the insurer in each case will be required to pay the remaining principal amount of such Credit Lease Loans. The remaining Balloon Payment Credit Lease Loans are guaranteed by the related Tenant or an affiliate thereof, each of which has a credit rating of at least B- (or the equivalent) by at least one of the Rating Agencies. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans."

                     All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") net-leased to the Tenants pursuant to the Credit Leases. Except with respect to 18 Credit Lease Properties which are subject to Double Net Leases (as defined herein), each Credit Lease Loan provides that the related Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that (i) in the event of a casualty to or condemnation of the related Mortgaged Property, the Tenant is obligated to continue making payments, (ii) the Tenant must make an offer to purchase the applicable Credit Lease Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan in the event of a casualty to or condemnation of a material portion of the related Mortgaged Property, (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks or (iv) the Trustee on behalf of the Certificateholders will have the benefit of additional insurance purchased by the related borrowers to cover certain casualty risks not covered by the insurance carried by the Tenant. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."


CROSSED LOANS,
  MULTI-PROPERTY LOANS
  AND RELATED BORROWER
  LOANS............  Thirty-eight Mortgage Loans, each of which is identified on Annex A hereto as having more than one related "Loan No.," which Mortgage Loans represent approximately 24.8% of the Initial Pool Balance, are secured by liens on more than one Mortgaged Property (the "Multi-Property Loans"). Seventeen Mortgage Loans, each of which is identified on the table entitled "Mortgage Loans Secured by More Than One Mortgaged Property" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers" as "Crossed Loans" are cross-defaulted and cross-collateralized with the other Mortgage Loans in the same group and, in the aggregate, represent approximately 4.5% of the Initial Pool Balance. A default under one of the mortgages that secures a group of Crossed Loans will result in a default under all of the mortgages securing such Mortgage Loan. The Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers on Related Mortgage Loans" (the "Related Borrower Loans") are not cross-collateralized or cross-defaulted with each other (unless otherwise noted in this Prospectus Supplement) but do have borrowers that are affiliated with borrowers under other Mortgage Loans. Twenty of the Multi-Property Loans, representing approximately 6.1% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. Eighteen of the Multi-Property Loans, representing approximately 18.7% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan prior to payment in full of the Mortgage Loan provided that, generally, 125% of the Property Release Amount (as defined herein) of such Mortgaged Property be defeased or prepaid and that the DSCR (as defined herein) with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (x) a specified DSCR (generally the DSCR at origination) and (y) the DSCR immediately prior to such defeasance or prepayment, as applicable. Eleven of the Crossed Loans, representing approximately 2.6% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of all related Crossed Loans. Six of the Crossed Loans, representing approximately 1.8% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Crossed Loan prior to payment in full of all related Crossed Loans, provided that, generally, the borrower must prepay (or, if applicable, defease) 125% of the outstanding principal balance of such Crossed Loan, and the excess, if any, of such payment over such principal balance will be applied to prepay (or, with respect to a defeasance, will provide additional collateral for) the other Crossed Loan(s) secured by such Mortgaged Property.


LOCKBOX TERMS.....   Two-hundred twenty-nine Mortgage Loans, representing
                     approximately 86.0% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related Mortgaged Properties will be (i) paid directly to a Lockbox Account (as defined herein) (or, in the case of Multifamily Properties, collected and deposited in such account by the Manager) controlled by the Servicer on behalf of the Trust Fund (a "Hard Lockbox"), (ii) paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event
                     (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be deposited directly into a Lockbox Account (a
                     "Springing Lockbox," or sometimes, a "Springing Hard
                     Lockbox"). Each such Mortgage Loan is identified on Annex A hereto as having a Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account will not include amounts paid in cash or paid "over-the-counter". Such cash or "over-the-counter" monies will be paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. The Mortgage Loans provide for such
                     Lockbox Accounts as follows:



                                       % OF         NUMBER OF
            TYPE OF                INITIAL POOL     MORTGAGE
            LOCKBOX                   BALANCE         LOANS
-------------------------------   --------------   ----------
  Hard Lockbox ................         41.1%           84
  Modified Lockbox ............         13.8%           34
  Springing Lockbox ...........         31.2%          111
  No Lockbox ..................         14.0%           95
                                       -----           ---
  TOTAL .......................        100.0%          324
                                       =====           ===

PAYMENT TERMS.....   The Mortgage Loans provide for scheduled payments of
                     principal and interest ("Monthly Payments") to be due (i) on the first day of each month (with respect to 109
                     Mortgage Loans, representing approximately 21.2% of the Initial Pool Balance); (ii) on the fifth day of each month
                     (with respect to eight Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance); and (iii) on the eleventh day of each month (with respect to 207
                     Mortgage Loans, representing approximately 76.2% of the Initial Pool Balance). With the exception of five Mortgage
                     Loans, representing approximately 0.4% of the Initial Pool
                     Balance, no Mortgage Loan has a grace period for payment defaults that extends beyond the related
                     Determination Date. Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate"), which is fixed for the entire term of such loan, except as discussed below. Such interest accrues on a 30/360 basis or on an Actual/360 basis (each as defined herein).


ARD LOANS.........   One hundred fifty-eight Mortgage Loans, representing
                     approximately 67.8% by Initial Pool Balance, are Mortgage
                     Loans (the "ARD Loans") which generally accrue interest at a higher rate following the applicable Anticipated
                     Repayment Date (as defined below). As used herein, the term
                     "Mortgage Rate" does not include the portion of the interest rate attributable to such rate increase. The excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest." As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium or Yield
                     Maintenance Charge beginning on, or up to six months prior to, the date on which Excess Interest begins accruing. The date on which any such Mortgage Loan begins accruing Excess
                     Interest is referred to herein as the "Anticipated
                     Repayment Date" or "ARD." The Anticipated Repayment Date for any such ARD Loan is set forth on Annex A. The ARD
                     Loans provide for substantially full amortization over their stated terms, which extend at least 60 months beyond their related Anticipated Repayment Dates. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due on such date. If a borrower elects not to prepay an ARD Loan on or before its Anticipated
                     Repayment Date, all or a substantial portion of Excess Cash
                     Flow (as defined herein) collected after such date will be applied towards the prepayment of such ARD Loan and, after the principal balance thereof has been reduced to zero, to the payment of accrued Excess Interest. Payment of Excess
                     Interest with respect to any ARD Loan will be deferred until the principal of such ARD Loan has been paid in full.
                     Substantially all of the ARD Loans for which a Lockbox
                     Account has not been established on or before the Closing
                     Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See
                     "Certain Characteristics of the Mortgage Loans -- Certain
                     Terms and Conditions of the Mortgage Loans -- Excess
                     Interest."


BALLOON LOANS.....   One hundred nine Mortgage Loans representing
                     approximately 18.6% of the Initial Pool Balance, provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon
                     Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon
                     Payment"), unless prepaid prior thereto.


FULLY AMORTIZING
  LOANS...........   Fifty-seven Mortgage Loans, representing approximately
                     13.7% of the Initial Pool Balance, fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans (such Mortgage Loans, the "Fully Amortizing Loans").

PREPAYMENT
  CHARACTERISTICS
  OF THE MORTGAGE
  LOANS...........   Each Mortgage Loan restricts voluntary prepayments in one
                     or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"),
                     (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield
                     Maintenance Period") be accompanied by a Yield Maintenance
                     Charge (as defined below) and (iii) by imposing fees or premiums equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment
                     Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or Lockout Period, as the case may be (in either case, a "Prepayment Premium Period"). The Mortgage Loans (other than Credit Lease Loans) generally permit principal prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by a full month's interest, on any date. Credit Lease Loans generally permit principal prepayments to be made on any date after the related Lockout Period with interest only up to the date of prepayment. Notwithstanding the related
                     Lockout Period, Additional Collateral Loans (as defined herein) generally require partial principal prepayments in certain circumstances, with respect to which holders of the Offered Certificates will be entitled to Yield
                     Protection Payments as described herein.

                     As of the Cut-off Date, approximately 98.2% of the Mortgage Loans by Initial Pool Balance were within their respective Lockout Periods, and the weighted average of such Lockout Periods was 133 months.

                     For a description of the Yield Maintenance Periods, Yield Maintenance Charges, Prepayment Premium Periods and Prepayment Premiums of the Mortgage Loans, see "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" and "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "-- Property Releases."


DEFEASANCE........   Two-hundred sixty-seven Mortgage Loans, representing
                     approximately 89.3% of the Initial Pool Balance, provide that after a specified period (a "Defeasance Lockout
                     Period"), the applicable borrower may obtain the release of the related Mortgaged Property (or, in the case of any Crossed Loan and most of the Multi-Property Loans, one or more of the related Mortgaged Properties) from the lien of the related Mortgage(s) (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide for payments, on or prior to all successive scheduled payment dates on which interest and principal payments are due under the related Mortgage Note, in the amounts due on such dates, and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The related borrower generally will be required (or, in the case of certain of the Mortgage Loans, permitted), to transfer the pledged
                     U.S. government obligations, together with all obligations under the related Mortgage Loan or defeased portion thereof, to a successor limited purpose borrower, and such successor borrower will assume the obligations under the Mortgage Loan or defeased portion thereof.

ADDITIONAL COLLATERAL
  LOANS...........   Three of the CSFBMC Mortgage Loans (each, an "Additional
                     Collateral Loan"), representing approximately 2.9% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released to the borrower upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achieving certain DSCRs. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan, and such partial prepayment may not be required to be accompanied by payment of a Prepayment Premium or Yield Maintenance
                     Charge. The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments ("Yield Protection
                     Payments") to compensate such holders for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be a yield-maintenance payment calculated in the manner provided in the Pooling and Servicing Agreement. The
                     Servicer will be required to advance such Yield Protection
                     Payments on the related Servicer Remittance Date and will be reimbursed therefor, with interest thereon at the Reimbursement Rate, by CSFB Mortgage Capital. The rights of any Class of Offered Certificates to receive Yield
                     Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by such Class. See "Certain Federal
                     Income Tax Consequences". See "Description of the Offered
                     Certificates -- Distributions -- Yield Protection
                     Payments."

                     For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period.

                     The characteristics of each of the Mortgage Loans are more particularly described in Annex A hereto.

                     NONE OF THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES, ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY PRIVATE MORTGAGE INSURER. See "Description of the Mortgage Loans -- General."


THE CERTIFICATES...  The Certificates will be issued pursuant to a Pooling and
                     Servicing Agreement, to be dated as of June 11, 1998, among the Depositor, the Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Loans and certain related assets.

                     The aggregate of the Certificate Balances of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date will equal the sum of the Initial Pool Balance.

THE OFFERED
  CERTIFICATES....   Each Class of Offered Certificates will have the initial
                     Certificate Balance or Notional Balance and the initial
                     Pass-Through Rate set forth on the cover page hereof
                     (subject, in the case of each such Certificate Balance or Notional Balance, to a permitted variance of plus or minus
                     5%).

                     The Class A-X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal. The Class A-X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional balance (the "Notional Balance"). The Class A-X Certificates will have an initial Notional Balance of approximately $2,482,942,297, which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date. With respect to any Distribution Date, the Notional Balance of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) immediately prior to such Distribution Date. The Notional Balance of the Class A-X Certificates is used solely for purposes of calculating interest payable on the Class A-X Certificates and does not represent an interest in or right to principal payments on the Mortgage Loans.


THE PRIVATE
  CERTIFICATES (NOT
  OFFERED HEREBY)..  The Private Certificates will have the initial
                     Certificate Balances and Pass-Through Rates set forth in the "Executive Summary" above (subject, in the case of such Certificate Balances, to a permitted variance of plus or minus 5%), provided that the Class V-1, Class V-2, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

                     None of the Class F, Class G, Class H, Class I, Class J, Class V-1 or Class V-2 Certificates or the Residual Certificates are offered hereby.


AVAILABLE
   DISTRIBUTION
   AMOUNT.........   The "Available Distribution Amount" for any Distribution
                     Date generally is the total of all payments or other collections (or available P&I Advances) (other than
                     Prepayment Premiums and Yield Maintenance Charges and
                     Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans that are available for distribution on the Certificates on such date. The Available Distribution Amount for either
                     Loan Group for any Distribution Date generally is the total of all payments or other collections (or available P&I
                     Advances) (other than Prepayment Premiums and Yield
                     Maintenance Charges and Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date. See "Description of the Offered Certificates --
                     Distributions -- Method, Timing and Amount."


INTEREST
 DISTRIBUTIONS.....  On each Distribution Date, to the extent of the Available
                     Distribution Amount and subject to the distribution priorities described herein, each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, the "Optimal Interest Distribution Amount" for such Class). No interest will accrue on such overdue amounts. See "Description of the Offered Certificates -- Distributions." The "Monthly Interest Distributable Amount" with respect to any Class of Offered Certificates other than the Class A-X Certificates for any Distribution Date will equal the amount of interest accrued during the related Interest Accrual Period (as defined herein) at the related Pass-Through Rate on the Certificate Balance of such Class immediately prior to such Distribution Date, reduced by the allocable share for such Class of (i) the Uncovered Prepayment Interest Shortfall Amount (as defined herein), (ii) any Certificate Deferred Interest (as defined herein) and (iii) certain indemnification expenses of the Trust Fund. The Monthly Interest Distributable Amount with respect to the Class
                     A-X Certificates for any Distribution Date will equal the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance of such Class immediately prior to such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date. See "-- Subordination" below. For each Distribution Date, interest will accrue with respect to the Certificates on the basis of a 360-day year for the Interest Accrual Period to which such Distribution Date relates. Each Interest Accrual Period will be deemed to consist of 30 days. See "Description of the Offered Certificates --
                     Distributions."

PRINCIPAL
  DISTRIBUTIONS...   On each Distribution Date, to the extent of the Available
                     Distribution Amount remaining after the distribution of interest to be made on such Class of Offered Certificates on such date and subject to the distribution priorities described herein, each Class of Offered Certificates (other than the Class A-X Certificates) will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date. See "Description of the Offered
                     Certificates -- Distributions."

PRIORITY OF
  DISTRIBUTIONS...   On each Distribution Date prior to the date on which the
                     principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution
                     Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

                     (i) concurrently, (A) from the Available Distribution Amount for Loan Group 1, to the Class A-1A and Class A-1B Certificates, pro rata, the Optimal Interest Distribution Amounts for each such Class for such Distribution Date,
                                (B) from the Available Distribution Amount for Loan Group 2, to the Class A-2MF Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date, and (C) from the Available Distribution Amount, the amount payable to the Class A-X Certificates with respect to each Component thereof; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Optimal Interest Distribution Amounts to be distributed to any such Classes as described above, the Available Distribution Amount will be allocated among such Classes pro rata in proportion to such Optimal Interest Distribution Amounts, without regard to Loan Group;

                     (ii) to the Class A-2MF Certificates, in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-2MF Principal Distribution Amount for such Distribution Date;

                     (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

                                first, to the Class A-1A Certificates, until the Certificate Balance thereof has been reduced to zero;

                                second, to the Class A-1B Certificates, until the Certificate Balance thereof has been reduced to zero; and

                                third, to Class A-2MF Certificates, until the Certificate Balance thereof has been reduced to zero;

                     (iv) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full; and

                     (v) to the Mezzanine and Private Certificates, in the following order of priority:

                        (A) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                        (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

                        (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

                        (D) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                        (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

                        (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                        (G) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                        (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

                        (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

                        (J) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                        (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance thereof has been reduced to zero; and

                        (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full.

                     The Private Certificates will be entitled to receive distributions from the Available Distribution Amount remaining after giving effect to the distributions made on such Distribution Date pursuant to clauses (i) through
                     (v), as described under "Description of the Offered Certificates -- Distributions -- Priority of Distributions."

                     On each Distribution Date on or after the date on which the principal balances of the Mezzanine Certificates and Private Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority:

                     (i) concurrently, to the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates, pro rata in respect of interest;

                     (ii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and

                     (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

                     Capitalized terms used above are defined in "Description of the Offered Certificates -- Distributions -- Definitions."


PREPAYMENT PREMIUMS
  AND YIELD
  MAINTENANCE
  CHARGES..........  On each Distribution Date, any Prepayment Premiums and
                     Yield Maintenance Charges collected on the Mortgage Loans during the related Due Period will be distributed separately from the Available Distribution Amount for such Distribution Date to the Offered Certificates in the manner and priority described herein under "Description of the Offered Certificates -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

OTHER
 DISTRIBUTIONS.....  Except as described in the next sentence, the holders of the Class V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to all distributions of Excess Interest with respect to the CSFBMC Mortgage Loans, and the Class V-2 Certificates will be entitled to all distributions of Excess Interest with respect to the PWRES Mortgage Loans, in each case subject to the limitations set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates in the aggregate will be entitled to receive that portion of the Available Distribution Amount remaining in the Distribution Account on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive, and the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. Additionally, the holders of 100% of the Class V-1 Certificates will have the option to purchase at the purchase price specified herein any CSFBMC Mortgage Loan that is an ARD Loan on or after its Anticipated Repayment Date and the holders of 100% of the Class V-2 Certificates will have the option to purchase at the purchase price specified herein any PWRES Mortgage Loan that is an ARD Loan on or after its Anticipated Repayment Date under the circumstances described under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."


SUBORDINATION.....   Except as described below, as a means of providing
                     protection to the holders of the Offered Certificates against losses associated with delinquent and defaulted
                     Mortgage Loans, the rights of the holders of the Private
                     Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine
                     Certificates, and the rights of the holders of the Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage
                     Loans will be subordinate to those of the holders of the Senior Certificates and each Class of Mezzanine
                     Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered
                     Prepayment Interest Shortfalls and certain indemnification expenses. This subordination will be effected by the preferential right of holders of a Class of Offered
                     Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Offered Certificates on such date prior to any distribution on such Distribution Date in respect of any Classes of Certificates subordinate thereto, and by the allocation of Collateral Support Deficits to the Private
                     Certificates before allocation to the Offered Certificates.
                     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates, and the Offered Certificates are not insured or guaranteed by any government agency or instrumentality or by any other party. See "Description of the Offered Certificates."

                     The payment of servicing compensation other than the Servicing Fee and Primary Servicing Fee (as defined herein), interest on Advances (to the extent not covered by Penalty Charges (as defined herein) on the related Mortgage Loans), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction in the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in the interest rate or a forgiveness of the principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications" or otherwise will result in reductions in the interest entitlements of certain Classes and may result in Collateral Support Deficits, in each case affecting Classes in reverse alphabetical order, as described herein.

                     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls (as defined herein) and indemnification expenses of the Trust Fund will be allocated to all Classes of the Regular Certificates on the basis of their respective Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce the respective interest entitlements of such Classes.


ADVANCES..........   The Servicer is required to make advances of principal
                     and interest (each, a "P&I Advance") with respect to delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances generally will equal the delinquent portion of the Monthly Payment as specified in the related Mortgage Note, less (i) the Servicing Fee and Primary Servicing Fee (except to the extent that the related borrower is required to reimburse such amounts) and (ii) if applicable, the related Workout
                     Fee (as defined herein). If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required to advance only an amount equal to the interest and principal portion of the constant Monthly Payment (or portion thereof not received) that was due prior to the maturity date, subject to the limitations described above. The Servicer will not be required or permitted to make any P&I Advance in respect of Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal
                     Reduction Event will equal the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction (as defined herein) minus the related Appraisal Reduction Amount (as defined herein). See
                     "The Pooling and Servicing Agreement -- Distributions --
                     Advances." If the Servicer fails to make a required P&I
                     Advance, the Trustee will be required to make the P&I
                     Advance pursuant to the Pooling and Servicing Agreement, in each case subject to a determination of recoverability. See
                     "The Pooling and Servicing Agreement -- Advances" and "--
                     Appraisal Reductions."


OPTIONAL
 TERMINATION.......  Each of the Mortgage Loan Sellers, the holders of a majority of the Controlling Class and the Servicer will have the option to purchase, at the Purchase Price specified herein, all of the Mortgage Loans and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 2% of the Initial Pool Balance, as described in more detail herein. See "The Pooling and Servicing Agreement -- Optional Termination."

CERTAIN FEDERAL
  INCOME TAX
  CONSIDERATIONS...  Two separate elections will be made to treat the Trust
                     Fund (exclusive of the Excess Interest and certain assumption fees and the right to receive Yield Protection Payments and the corresponding collateral pledged to support the obligation to make such payments as described below) as real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-2MF, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC, except as described below. The Class R and Class LR Certificates (together, the "Residual Certificates") will represent the beneficial ownership of the sole Class of the "residual interest" in each of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Excess Interest with respect to the CSFBMC Mortgage Loans and the Class V-2 Certificates will represent the right to receive Excess Interest with respect to the PWRES Mortgage Loans. The interests in the Trust Fund described in the preceding sentence will be treated as grantor trusts for federal income tax purposes and not as an asset of either REMIC. The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class A-X Certificates will be issued with original issue discount and the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates will be issued at a premium. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums and Yield Maintenance Charges allocable to the Offered Certificates will be ordinary income to the related Certificateholders as such amounts accrue. See "Description of the Offered Certificates -- Distributions."

                     The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Certain Federal Income Tax Consequences."

ERISA
  CONSIDERATIONS...  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                     The United States Department of Labor has granted to CSFB and PaineWebber individual administrative exemptions, Prohibited Transaction Exemption ("PTE") 89-90 and PTE 90-36, respectively (collectively, and as amended by PTE 97-34, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by CSFB or PaineWebber, as applicable. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by CSFB or PaineWebber, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

                     The Underwriters believe that the conditions to the applicability of the Exemption generally will be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates.

                     Any Plan fiduciary considering whether to purchase any Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA
                     Considerations" herein and in the Prospectus.


RATINGS...........   It is a condition to the issuance of the Offered
                     Certificates that they receive the following credit ratings from one or more of the following Rating Agencies:




                            FITCH     MOODY'S     S&P
                           -------   ---------   -----
   Class A-1A ...........    AAA        Aaa       AAA
   Class A-1B ...........    AAA        Aaa       AAA
   Class A-2MF ..........    AAA        Aaa       AAA
   Class A-X ............    AAA        Aaa       AAAr
   Class B ..............     AA         NR        AA
   Class C ..............     A          NR        A
   Class D ..............    BBB         NR       BBB
   Class E ..............    BBB-        NR       BBB-

                     The Rated Final Distribution Date for each Class of Offered Certificates is the Distribution Date occurring in May 2040. For a description of the limitations of the ratings of the Offered Certificates, see "Ratings." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings on the Offered Certificates by the Rating Agencies address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants or Guarantors (as defined herein) and/or of the issuer of the Lease Enhancement Policy or Residual Value Insurance Policy may have a related adverse effect on the rating of the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return. There can be no assurance that another rating agency that assigns a rating to any Class of Offered Certificates would assign a rating consistent with those described herein. See "Risk Factors," "Ratings" and "Prepayment and Yield Considerations."


LEGAL INVESTMENT...  The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions and, thus, the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.


RISK FACTORS......   See "Risk Factors" immediately following this Summary of
                     Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

     Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.


THE MORTGAGE LOANS

     Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by Mortgaged Properties consisting of income-producing real estate. Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to four-family residential mortgage loans. Commercial and multifamily lending generally is viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences, because income property lending typically involves larger loans to single borrowers or groups of related borrowers than single-family lending. In addition, and unlike loans made on the security of single-family residences, repayment of loans secured by income-producing real property typically depends upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, that is, the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio ("DSCR") (that is, the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan.

     Volatility. Commercial and multifamily property values and cash flows from such properties are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of cash flows available to cover debt service and the property values (which would affect the ability to refinance the property and proceeds available upon foreclosure) depend upon a number of factors, including (i) the volatility of property revenue and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant or military base closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, nursing home beds, retail space, hotel rooms, office space, mobile home and recreational vehicle space or self-storage facilities); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements, or legal requirements such as rent stabilization laws; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property or the relative convenience of alternatives such as direct mail, video shopping networks and shopping through electronic media; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows, and to respond more quickly to changes in general economic conditions, than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or, with respect to hotels and motels, the financial condition or public perception of a franchisor, or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

     The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The negative effects of poor construction quality or design can increase over time in the form of increased maintenance and an increased need for capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies identified by the engineering report issued in connection with origination. In addition, substantially all of the Mortgage Loans (excluding Credit Lease Loans) require reserves for ongoing repairs and replacements. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise, unless a Lockbox is in place, in which case such reserves generally will be funded before any excess cash is released to the related borrower.

     Some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The conversion of Self-Storage Facility Properties, Senior Housing Properties, Hospitality Properties (or, in the case of the Other Properties, any of the racquet clubs, movie theatres and health clubs) to alternative uses generally would require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

     Other multifamily residences and commercial properties located in the vicinity of the Mortgaged Properties may compete with such Mortgaged Properties to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from, and market value of, the Mortgaged Properties.

     In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in prevailing interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance the property) without necessarily affecting the ability to generate current income. Moreover, as described below, particular types of income properties are exposed to particular risks.

     Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

     Each Mortgage Loan generally is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan (other than a default resulting from fraud or other willful misconduct of the borrower), recourse generally may be had only against the specific properties and other assets that have been pledged to secure such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans." Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the Mortgage Loan, upon the acceleration of such maturity), on the then-current market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related borrower to refinance the Mortgaged Property. Moreover, even if a Mortgage Loan provides for recourse to a borrower or its affiliates, there can be no assurance that the Trust Fund ultimately could collect sums due under such Mortgage Loan. Substantially all of the Mortgage Loans were originated within twelve months before the Cut-off Date. Consequently, the Mortgage Loans generally do not have as long-standing a payment history as mortgage loans originated on earlier dates. In general, in the event of default on a mortgage loan with a relatively high LTV or relatively low DSCR and foreclosure of the related mortgaged property, proceeds of the sale of the mortgaged property are more likely to be inadequate to satisfy the outstanding debt under the related mortgage note.

     In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend the maturity date of and/or otherwise modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine that any such extension or modification is likely to produce a greater recovery on a net present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the net present value of receipts from, or proceeds of, Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

     Property Management. The successful operation of a real estate project also depends on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels, nursing homes, self-storage facilities and health care facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. Property managers generally are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, certain of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing, and a dispute between the partners or members of a borrower could disrupt the management of the underlying property, which may cause an adverse effect on cash flow. However, the Mortgage Loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below specified triggers or other specified triggers.

     Risks Associated with Office Properties. Approximately 14.7% of the Mortgage Loans (by Initial Pool Balance) are secured by Office Properties (as defined herein). See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Approximately 2.2% of the Mortgage Loans (excluding the Credit Lease Loans), based on Initial Pool Balance, are secured by Office Properties that are single tenant properties. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."

     Office properties also are subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (for example, floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Retail Properties. Approximately 25.4% of the Mortgage Loans (by Initial Pool Balance) are secured by Retail Properties (as defined herein). See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of retail properties are the quality of the tenants, as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants often is tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" also is an important distinction. Retail properties that are anchored traditionally have been perceived to be less risky. While there is no strict definition of an anchor, it generally is understood that a retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. As used herein an "anchored property" means a property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet. Approximately 19.1% of the Mortgage Loans (by Initial Pool Balance) are secured by multi-tenant retail properties that are "anchored properties." Approximately 3.5% of the Mortgage Loans (by Initial Pool Balance) are secured by Retail Properties (excluding Credit Lease Loans) that are "unanchored properties." The loss of an anchor tenant, the assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of such properties. The correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalog retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which often are characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties securing Mortgage Loans in the Trust Fund.


     Risks Associated with Hospitality Properties. Approximately 16.7% of the Mortgage Loans (by Initial Pool Balance) are secured by full service hotels, limited service hotels or extended stay hotels. These hotels include hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information" for certain statistical information on the Hospitality Properties and Hospitality Loans (each as defined herein).

     Various factors, including location, quality and franchise affiliation may affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, with respect to substantially all of the Hospitality Loans, the related borrower is required to fund reserves for replacements of furniture, fixtures and equipment ("FF&E"). Because hotel rooms generally are rented for short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than are other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Because limited service lodging establishments are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such lodging establishments could occur in any given region, which would likely adversely affect occupancy and daily room rates. Approximately 7.9% of the Mortgage Loans, based on Initial Pool Balance, are secured by limited service hotels. Additionally, in many parts of the country the hotel and lodging industry is generally seasonal in nature, and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In order to mitigate the effects of such periodic fluctuations in the case of certain of the Hospitality Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations also may be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     Certain of the Hospitality Properties are franchisees of national or regional hotel chains. The viability of any such Hospitality Property depends in large part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. In the event of a foreclosure of a Hospitality Property, a lender may be unable to remove a franchisor that it desires to replace. In connection with the origination of each Mortgage Loan secured by a Hospitality Property, the Mortgage Loan Seller generally has obtained assurances from the franchisor that, in the event of a foreclosure of a Mortgage Loan secured by such Hospitality Property, the rights under the franchise agreement for such Hospitality Property would be transferable to the Trustee (or Servicer or Special Servicer) or purchaser in any such sale.

     Many of the Hospitality Properties have liquor licenses. The liquor licenses for some of such properties may be held by the property manager rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such Hospitality Property, and such party would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly.

     Risks Associated with Credit Lease Properties. Approximately 15.3% of the Mortgage Loans (by Initial Pool Balance) are secured by Credit Lease Properties. Because of the ratings of the Tenants or Guarantors, the Credit Lease Loans were generally underwritten to lower DSCRs and/or higher LTVs than would otherwise have been acceptable had the related Mortgaged Properties been leased to non-credit tenants. If a Tenant defaults in its obligations under a Credit Lease, there can be no assurance that the Mortgaged Property could be re-let for sufficiently high rent to support debt service on the related Credit Lease Loan or that Liquidation Proceeds from such Mortgaged Property would be sufficient to satisfy the borrower's obligations under such Credit Lease Loan. See "-- Tenant Credit Risk," "-- Credit Quality of Tenants and Guarantors" and "-- Factors Affecting Lease Enhancement Policy Proceeds" below.

     Any rating assigned to a Tenant or Guarantor, as applicable, by a rating agency will reflect only such rating agency's assessment of long-term unsecured debt obligations of such entity. Such rating does not imply an assessment of the likelihood that the Credit Leases will not be terminated (pursuant to their terms or otherwise), that Principal Prepayments on the Credit Lease Loans will not be made by the related Borrowers, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield. As a result, such rating will not address the possibility that a prepayment of a Mortgage Loan may cause a Certificateholder to experience a lower than anticipated yield. See "Prepayment and Yield Considerations." See "Certain Characteristics of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" for certain statistical information on the Credit Lease Loans.

     Credit Quality of Tenants and Guarantors. Interest and principal payments on the Credit Lease Loans are dependent principally on the payment by the related Tenant or by the guarantor of such Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of any of the Tenants and/or the Guarantors may have an adverse effect on the rating of the Offered Certificates.

     If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under the related Credit Lease or the associated guarantee, as the case may be, the borrower under the related Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and also will be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."


     Factors Affecting Lease Enhancement Policy and Residual Value Policy Proceeds. With respect to each Credit Lease Loan not secured by the assignment of a Bond-Type Lease (as defined herein), the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and, with respect to losses arising from condemnation, rent abatement events, arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company ("Chubb" or the "Lease Enhancement Insurer"). As of the Cut-off Date, Chubb was rated "AAA" and "Aa2" by S&P and Moody's, respectively. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Tenant of a Credit Lease occurring as a result of a casualty or a condemnation, the Lease Enhancement Insurer will pay the Servicer on behalf of the Trustee a payment of all outstanding principal plus, subject to certain limitations, interest on the related Credit Lease Loan. The Lease Enhancement Insurer generally is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.


     With respect to fourteen Credit Lease Loans, representing approximately 4.3% of the Initial Pool Balance, that do not fully amortize over their terms, the related borrowers have obtained residual value insurance policies (the "Residual Value Policies") to insure against any diminution in the value of each related Credit Lease Property as a result of changes in market conditions in the event that a liquidation of the related Credit Lease Properties is required in connection with a default in the payment of the Balloon Payment required under such Mortgage Loan. The insurer will be required to pay the amount of any deficiency between the proceeds of the sale of any of the related Credit Lease Properties and the indebtedness remaining under such Credit Lease Loans that is secured by such property at its maturity, or if the sale of such Credit Lease Properties cannot take place, the insurer will be required to pay the full amount of the remaining indebtedness. The Residual Value Policies were issued by R.V.I. America Insurance Company (the "Residual Value Insurer"), which had a claims paying rating as of the Cut-off Date of "A" by Fitch and "A" by S&P.


     Certificateholders may be adversely affected by any failure by the Lease Enhancement Insurer or the Residual Value Insurer to pay under the terms of its Lease Enhancement Policies or Residual Value Policies, respectively, and any downgrade of the credit rating of the Lease Enhancement Insurer and the Residual Value Insurer may adversely affect the ratings of the Offered Certificates. See "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."


     Risks Associated with Multifamily Properties. Approximately 16.3% of the Mortgage Loans (by Initial Pool Balance) are secured by multifamily apartment buildings. All of the Mortgage Loans in Loan Group 2, representing approximately 12.1% of the Initial Pool Balance, are Multifamily Loans. See "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information" for certain statistical information on such loans.

     Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent stabilization and/or rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is preempted by state law in certain states, and rent control generally is imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties in such states may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels also may be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Risks Associated with Cooperative Properties. Approximately 4.6% of the Mortgage Loans (by Initial Pool Balance) are secured by cooperative housing properties ("Cooperative Properties"). A cooperative apartment building and the land under the building is owned or leased by a non-profit cooperative corporation. The cooperative owns all the apartment units in the building and all common areas. The cooperative is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly maintenance payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan real property taxes, maintenance expenses and other capital expenses and ordinary expenses, less any other income that the cooperative may realize. Such payments to the cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the cooperative. Unanticipated expenditures in some cases may be paid by raising maintenance payments or through special assessments on the tenant-stockholders.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly-formed cooperative corporation. Under a typical non-eviction plan, shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative. The sponsor usually also controls the cooperative's board of directors and management for a limited period of time until the controlling shares in the corporation are sold to tenant stockholders. A tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy and the subtenant may be entitled to renew its lease indefinitely and would continue to be protected from rent increases above those permitted by any applicable rent control and rent stabilization laws. The stockholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the units. Newly-formed cooperatives typically have the greatest concentration of non-tenant stockholders. In addition, the sponsor of the cooperative conversion may own a significant percentage of the units in the cooperative. If the sponsor controls a significant number of units and is unable to or does not make required payments, the ability of the related borrower to meet debt service obligations will be adversely affected.

     Each borrower's ability to meet debt service obligations on its Mortgage Loan, as well as all other operating expenses, is dependent primarily upon the receipt of maintenance payments from the tenant-stockholders, any rental income from units or commercial areas that the cooperative might control and sales proceeds from units that are sold. The net operating income of the Mortgaged Properties and the market value of the Mortgaged Properties may be adversely affected if space in the Mortgaged Properties cannot be leased, if tenants are unable to meet their lease obligations or for any other reason rental payments cannot be collected or if tenant-stockholders are unable to make their maintenance payments or pay any special assessments.

     In addition, because qualification as a "cooperative housing corporation" under the Code is generally made on a year-to-year basis, there can be no assurance that the borrowers will continue to qualify for any subsequent year. If a borrower fails to qualify for one or more years, the value of the collateral securing the related Mortgage Loan could be impaired because such favorable tax treatment would not be available to tenant-stockholders with respect to those years.

     In addition, a lender that takes possession of a Cooperative Property will take the property subject to any applicable rent control laws, rent stabilization laws and tenants' rights laws. Following foreclosure of a Mortgage Loan, such proprietary lessees may be entitled to remain in occupancy of their respective apartments at rents that are regulated by the applicable jurisdiction and that may be substantially below market rents. A recent New York case, Federal Home Loan Mortgage Corporation v. New York Division of Housing and Community Renewal, 87 N.Y. 2d 325 (1995), has held that "units in a rent stabilized building that was converted to cooperative ownership revert to units subject to the New York City Rent Stabilization Law (see, NYC Admin. Code
Section 26-501, et. seq.) upon the foreclosure of the cooperative's underlying mortgage and the return of the building to operation as rental housing." The case, however, did not resolve the uncertainty as to the appropriate rent level. It is anticipated that this issue will be addressed by regulations that are being promulgated by the New York State Division of Housing and Community Renewal. The rights of such proprietary lessees to remain in their apartments, and at potentially below market rents, may adversely affect the marketability of such mortgaged property or the price at which such mortgaged property may be sold. DSCRs at origination of the Cooperative Properties as multifamily rental properties set forth in this Prospectus Supplement were calculated on the assumption that each apartment (other than apartments that, as of the date of the applicable appraisal, were rent controlled or rent stabilized apartments) could be rented at a market rate.

     Risks Associated with Industrial Properties. Approximately 2.5% of the Mortgage Loans (by Initial Pool Balance) are secured by Industrial Properties (as defined herein). See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of Industrial Properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both Office Properties and Industrial Properties, although Industrial Properties more frequently are dependent on a single tenant.

Approximately 1.0% of the Mortgage Loans (by Initial Pool Balance) are secured by single tenant Industrial Properties. Industrial Properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular Industrial Property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, properties used for many Industrial Purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an Industrial Property. Site characteristics that are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

     Location also is important because an Industrial Property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Risks Associated with Mobile Home/Recreational Vehicle Park Properties. Approximately 2.3% of the Mortgage Loans (by Initial Pool Balance) are operated as mobile home parks, recreational vehicle parks or combinations thereof. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information." Significant factors determining the value of mobile home park properties generally are similar to the factors affecting the value of multifamily residential properties. In addition, mobile home park properties are "special purpose" properties that generally cannot be readily converted to general residential, retail or office use. Additionally, certain states regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to any projected change. Consequently, if the operation of any of the Mobile Home/Recreational Vehicle Properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home/Recreational Vehicle Property may be substantially less, relative to the amount owed on the Mortgage Loan, than would be the case if the Mobile Home/Recreational Vehicle Property were readily adaptable to other uses.

     Risks Associated with Commercial Other/Mixed Use Properties. Approximately 1.0% of the Mortgage Loans (by Initial Pool Balance) are operated as mixed use properties, including racquet clubs, movie theatres and health clubs. See "-- Risks Associated with Commercial and Multifamily Lending Generally," and "-- Volatility" above.

     Risks Associated with Healthcare Properties. Approximately 1.2% of the Mortgage Loans (by Initial Pool Balance) are secured by Mortgaged Properties operated as Healthcare Properties, and include nursing home and congregate care facilities. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" for certain statistical information on such loans. Significant factors determining the value of nursing homes, congregate care facility and hospital properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

     Hospitals and providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations as a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such license, and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

     Under applicable federal and state Medicare and Medicaid laws and regulations, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     The operators of hospitals, nursing homes and other healthcare facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a hospital, nursing home or other healthcare facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

     Hospitals, nursing home facilities and other healthcare facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers and have been subject to initiatives for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

     Hospitals and nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for hospital and nursing home services, or at what such rate it will be available. Congress and certain state legislatures are considering reforms in the health care industry that may affect current reimbursement practices. Furthermore, the development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person has given rise to similar pressures on health care providers to lower costs.

     Risks Associated with Self-Storage Facilities. Approximately 0.5% of the Mortgage Loans (by Initial Pool Balance) are secured by self-storage facilities. Self-storage facilities are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses generally would require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of the self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access also may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties, and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

     Tenant Credit Risk. Approximately 5.9% of the Mortgage Loans (by Initial Pool Balance) (other than the Credit Lease Loans) are secured by single tenant properties. For a description of risk factors relating to single tenant properties, see "-- Credit Quality of Tenants and Guarantors" below. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases, tenant defaults and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although certain of the Mortgage Loans require the borrower to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a borrower to repay a mortgage loan.

     In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, an anchor tenant's "going dark" or the cessation of its business, notwithstanding its continued payment of rent, can have a particularly negative effect on the economic performance of a shopping center property, given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related mortgage. Additionally, certain Retail Loans permit undeveloped land adjacent to a Retail Property to be released from the related Mortgage to be used for an anchor or other tenant. In either event, the failure to be secured by a lien on the property utilized by the anchor or other tenant could adversely affect the related Mortgage Loan.

     Certain Risks Associated with Foreign Law. Six Mortgage Loans, representing approximately 7.6% of the Initial Pool Balance, are secured by Mortgaged Properties located outside of the United States. Loan No. 3, a loan on a Hospitality Property known as the Ritz-Carlton Hotel (the "Ritz-Carlton Property"), is located in Cancun, Mexico, and represents approximately 3.0% of the Initial Pool Balance. Loan No. 6, which is a Mortgage Loan on a Retail Property (the "Plaza Rio Hondo Property") and Loan Nos. 29, 33 and 63, which are Mortgage Loans on three Retail Properties (the "Plaza del Atlantico Property," the "Senorial Plaza Property" and the "Rexville Plaza Property," respectively, and, collectively, the "Puerto Rico Crossed Properties") are located in Puerto Rico and collectively represent approximately 4.2% of the Initial Pool Balance. Loan No. 62, a Retail Property located in St. Thomas, U.S. Virgin Islands, represents approximately 0.4% of the Initial Pool Balance. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The Ritz-Carlton Loan," "-- The Plaza Rio Hondo Loan." and "-- The Puerto Rico Crossed Loans." There are certain unique legal and other risks associated with a financing secured by a property that is located outside of the United States. See "-- Exercise of Remedies; Realization Upon Defaulted Mortgage Loans" and "Certain Characteristics of the Mortgage Loans -- Certain Legal Aspects of Foreign Loans."

     A foreign state has the ability to influence a transaction in many ways, including but not limited to the imposition of exchange controls that limit the export of local or foreign currency, declaration of a moratorium on payments on external debt, diversion of debt service payments or expropriation of property. In addition, there is the risk that a country's existing social structure will be subject to violent upheaval or other crisis.

     Certain Risks Associated with the Ritz-Carlton Loan. The Mexican government has exercised and continues to exercise a significant influence over many aspects of the Mexican economy, which may affect the value of the Ritz-Carlton Property and the Ritz-Carlton Borrower's ability to repay the Ritz-Carlton Loan. Developments in Mexico that could adversely affect the value of the Ritz-Carlton Property and the ability of the Ritz-Carlton Borrower to repay the Ritz-Carlton Loan include currency devaluation, high inflation, high unemployment, restrictions on the repatriation of funds, social and political unrest, expropriation of the Ritz-Carlton Property and moratoriums or other limitations on the enforceability of the rights of various obligee's and restrictions on ownership of property by foreign entities.

     Nationalism, expropriation, confiscatory taxation, political changes, governmental regulation, social instability or diplomatic developments could materially adversely affect the economy of Mexico, the value of the Ritz-Carlton Property, the willingness of the Ritz-Carlton Borrower to make timely payments on the Ritz-Carlton Loan or the ability of the Trustee to realize on the security afforded by the Ritz-Carlton Property. The political and economic environment in Mexico is volatile and could affect the value of Ritz-Carlton Property and the ability of the Trustee to realize upon the security afforded by the Ritz-Carlton Property. In recent years, there have been a number of incidences of political unrest, as well as crimes directed at foreigners. Cancun is an important tourist center and the Mexican government has implemented safety procedures to protect the region from political unrest and incidents of crime.

     To the extent that the income of the Ritz-Carlton Borrower is received in currencies other than U.S. dollars, there is a risk that changes in currency exchange rates could adversely affect the amount of U.S. dollars available for debt service. Based on information provided by the Ritz-Carlton Borrower, approximately 95% of the Ritz-Carlton Borrower's 1997 revenues were denominated in U.S. dollars and approximately 80% of the 1997 net operating income of the Ritz-Carlton Borrower was settled in U.S. dollars. There can be no assurance, however, that the percentage of such income that is received in U.S. dollars will not decline, thus increasing the Ritz-Carlton Borrower's exposure to currency risk. Because substantially all of the hotel's revenues are denominated in U.S. dollars and substantially all of its operating expenses (other than management fees) are settled in pesos, the Ritz-Carlton Borrower also is exposed to currency risk in the event of increases in the value of the Mexican peso. However, the exchange rate for the conversion of Mexican pesos to U.S. dollars has not materially decreased for any sustained period over the last 15 years. Although the Depositor does not believe that there will be any material increase in the relative value of the peso in the foreseeable future, neither the Depositor nor the Underwriters make any representation with respect to the peso-dollar exchange rate, and potential investors must make their own determination of the likelihood of such an occurrence. For a discussion of foreign investment, exchange controls, taxation and other issues relating to the Ritz Carlton Loan, see "Certain Characteristics of the Mortgage Loans -- Certain Legal Aspects of Foreign Mortgage Loans".

     Risks Associated With Concentration of Mortgage Loans; Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. In addition, there are several groups of Mortgage Loans ("Related Borrower Loans") with respect to which the borrowers are affiliated. The largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 4.7% of the Initial Pool Balance. The second largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 3.4% of the Initial Pool Balance. The third largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 3.0% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 27.2% of the Initial Pool Balance. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans" for a description of these Mortgage Loans.

     In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool.

     As set forth in the following tables, approximately 29.3% of the Mortgage Loans based on the Initial Pool Balance are secured by more than one Mortgaged Property (24.8% of such Mortgage Loans being Multi-Property Loans and 4.5% of such Mortgage Loans being Crossed Loans) and approximately 26.9% of the Mortgage Loans were made to affiliated borrowers and, unless otherwise noted on the table entitled "Crossed Loans," are not cross-collateralized loans ("Related Borrower Loans"). Although securing a Mortgage Loan with multiple properties generally reduces the risk that the inability of a Mortgaged Property to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses, such Mortgaged Properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY



                                                     NUMBER OF
 LOAN NO.                 LOAN NAME                 PROPERTIES
---------- --------------------------------------- ------------
           MULTI-PROPERTY LOANS
1          Combined Properties Summary                  15
2          Edens and Avant Summary                      21
4          Reichmann / Intell Portfolio Summary          5
10         Alexandria Single Tenant Portfolio            2
           Summary
15         G.I. Joe Summary                              6
18         Pantzer Cross-Summary                         3
19         Sadler Portfolio Summary                     10
20         American Restaurant Group Summary             8
21         Smith Hotel Portfolio Summary                 3
24         Essex/Brookdale Summary                       2
31         Wentwood Portfolio Summary                    7
35         Torgerson Project Summary                     6
36         Builders Square Summary                       2
51         Inland Cold Storage Summary                   2
52         Bay Park Center Summary                       2
54         Shemin Nursery Portfolio Summary              6
61         San Ant Res. Inn/Fair Inn Summary             2
64         Ind. Apt Res. Inn/Fair Inn Summary            2
70         Host Funding Portfolio Summary                3
74         RHC-Continental/Mulberry Summary              2
83         South Beach Multis Summary                   15
91         Essex Hospitality Summary                     3
94         Kratsa Portfolio Summary                      2
100        Super 8 Summary                               4
102        1249 and 1255 Boylston Street                 2
120        Meadowbrook Office Park Summary               2
131        Delta Hotels Summary                          2
171        Rite Aid Macon & College Park                 2
           Summary
188        283 Bleeker St. & 59-61 Thompson St.          2
197        Keith Properties Summary                      5
209        Day's Inn/Denny's Summary                     2
217        Parkview Nursing Portfolio Summary            4
221        Great Woods Office Park Summary               2
238        Holiday Inn/Heritage Inn Summary              2
271        Greenbrier Partners I Summary                 2
299        Two (2) US Post Offices Summary               2
302        Indian Hills Mobile/Valley View Summary       2
320        Clay/Morrison Summary                         2
           Total .................................



                               % OF INITITIAL
              CUT-OFF DATE          POOL
 LOAN NO.   PRICIPAL BALANCE      BALANCE               RELEASE PRICE(1)
---------- ------------------ --------------- -----------------------------------
1             $115,590,907          4.66%     125% of Property Release Amount
2             $ 84,100,000          3.39%     125% of Property Release Amount
4             $ 74,857,607          3.01%     125% of Property Release Amount
10            $ 36,478,677          1.47%     125% of Property Release Amount(2)
15            $ 20,979,468          0.84%     125% of Property Release Amount
18            $ 20,111,247          0.81%     None Permitted
19            $ 19,683,975          0.79%     125% of Property Release Amount
20            $ 18,546,279          0.75%     None Permitted
21            $ 17,983,571          0.72%     None Permitted
24            $ 16,975,768          0.68%     None Permitted
31            $ 16,177,074          0.65%     125% of Property Release Amount
35            $ 15,559,810          0.63%     None Permitted
36            $ 14,500,000          0.58%     110% of Property Release Amount
51            $ 11,542,256          0.46%     None Permitted
52            $ 11,443,725          0.46%     125% on New Appraised Amount
54            $ 11,390,457          0.46%     None Permitted
61            $  9,990,663          0.40%     125% of Property Release Amount
64            $  9,491,130          0.38%     125% of Property Release Amount
70            $  9,067,689          0.37%     125% of Property Release Amount
74            $  8,847,471          0.36%     110% of Property Release Amount
83            $  8,290,186          0.33%     125% of Property Release Amount
91            $  7,553,519          0.30%     100% of Property Release Amount
94            $  7,163,548          0.29%     125% of Property Release Amount
100           $  6,838,507          0.28%     125% of Property Release Amount
102           $  6,800,000          0.27%     None Permitted
120           $  5,500,000          0.22%     None Permitted
131           $  4,896,100          0.20%     None Permitted
171           $  3,884,658          0.16%     None Permitted
188           $  3,342,509          0.13%     None Permitted
197           $  3,188,665          0.13%     125% of Property Release Amount
209           $  2,908,162          0.12%     None Permitted
217           $  2,707,586          0.11%     None Permitted
221           $  2,592,147          0.10%     None Permitted
238           $  2,316,187          0.09%     None Permitted
271           $  1,896,336          0.08%     None Permitted
299           $  1,388,001          0.06%     None Permitted
302           $  1,349,263          0.05%     None Permitted
320           $    997,168          0.04%     None Permitted
              ------------         -----
              $616,930,316         24.85%
              ============         =====

-------
(1) The release price shown is the percentage of the Property Release Amount (as defined herein) that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual Mortgaged Property from the lien of the related Mortgage.

(2)   100% of Property Release Amount in case of condemnation only.

                                                                      % OF INITITIAL
                                                   CUT-OFF DATE            POOL
 LOAN NO.                LOAN NAME               PRICIPAL BALANCE        BALANCE               RELEASE PRICE(1)
----------   --------------------------------   ------------------   ---------------   --------------------------------
             CROSSED LOANS
29           Plaza del Atlantico                   $ 16,190,416            0.65%       125% of Property Release Amount
33           Senioral Plaza                          16,090,475            0.65%       125% of Property Release Amount
63           Rexville Plaza                           9,694,261            0.39%       125% of Property Release Amount
                                                   ------------            ----
             Total ..........................      $ 41,975,152            1.69%
                                                   ============            ====
11           Elder-Beerman at the Dayton Mall      $ 27,509,152            1.11%       None Permitted
81           Elder-Beerman at Millcreek Mall          8,490,238            0.34%       None Permitted
                                                   ------------            ----
             Total ..........................      $ 35,999,390            1.45%
                                                   ============            ====
178          PETsMART Store No. 475                $  3,689,244             0.1%       None Permitted
179          PETsMART Store No. 586                   3,689,244             0.1%       None Permitted
                                                   ------------            ----
             Total ..........................      $  7,378,488            0.30%
                                                   ============            ====
177          Hoyts Cinemas - Concord, NH           $  3,733,234            0.15%       None Permitted
198          Hoyts Cinemas - Hooksett, NH             3,185,239            0.13%       None Permitted
                                                   ------------            ----
             Total ..........................      $  6,918,473            0.30%
                                                   ============            ====
176          PETsMART Store No. 688                $  3,788,953            0.15%       None Permitted
212          PETsMART Store No. 648                   2,791,860            0.11%       None Permitted
                                                   ------------            ----
             Total ..........................      $  6,580,813            0.26%
                                                   ============            ====
172          PETsMART Store No. 102                $  3,846,309            0.15%       None Permitted
219          PETsMART Store No. 145                   2,692,151            0.11%       None Permitted
                                                   ------------            ----
             Total ..........................      $  6,538,460            0.26%
                                                   ============            ====
313          Quality Inn-Maggie Valley             $  1,142,455            0.05%       100% of Property Release Amount
237          Quality Inn-Sylva                        2,334,582            0.09%       None Permitted
                                                   ------------            ----
             Total ..........................      $  3,477,037            0.14%
                                                   ============            ====
308          Palm Haven Mobile Home Park           $  1,197,312            0.05%       100% of Property Release Amount
319          East Pine Ridge Mobile Home Park           997,731            0.04%       100% of Property Release Amount
                                                   ------------            ----
             Total ..........................      $  2,195,043            0.08%
                                                   ============            ====
             TOTAL ..........................      $111,062,856            4.47%
                                                   ============            ====

---------
(1) The release price shown is the percentage of the Property Release Amount (as defined herein) that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual Mortgaged Property from the lien of the related Mortgage.

                            RELATED BORROWER LOANS




                                                         CUT-OFF DATE       % OF INITITIAL
 LOAN NO.                PROPERTY NAME                PRINCIPAL BALANCE      POOL BALANCE
----------   -------------------------------------   -------------------   ---------------
 172         PETsMART No. 102--Aliso Viejo, CA           $ 3,846,309
 219         PETsMART No. 145--Prescott, AZ                2,692,151
 212         PETsMART No. 648--Murphreesboro, TN           2,791,860
 176         PETsMART No. 688--Northville, MI              3,788,953
 165         PETsMART No. 157--Glendale, AZ                4,025,692
 185         PETsMART No. 689--Taylor, MI                  3,390,116
 196         PETsMART No. 239--Bannister, MO               3,189,766
 193         PETsMART No. 685--Roseville, MI               3,290,407
 16          Kmart #4987--Carson, CA                      20,814,442
 17          Kmart #4986--Virginia Beach,VA               20,300,506
 58          Kmart #3639--Inglewood, CA                   10,634,081
                                                         -----------
             Total ...............................       $78,764,283             3.17%
                                                         ===========
 18          Pantzer Cross--Summary                      $20,111,247
 26          Top of the Hill Apartments                   16,469,614
 28          Foxfire Apartments                           16,313,585
 43          Heather Ridge Apartments                     13,207,048
 99          Arundel Apartments                            6,911,712
 195         Cynwyd Club Apartments                        3,244,834
                                                         -----------
             Total ...............................       $76,258,040             3.07%
                                                         ===========
 9           767 Third Avenue                            $41,500,000
 113         320 West 13th Street                          5,850,000
                                                         -----------
             Total ...............................       $47,350,000             1.91%
                                                         ===========
 25          Circuit City Stores, Inc. -Naperville       $16,890,594
 42          Circuit City Stores, Inc.-Fort Worth         13,463,517
 27          Circuit City Stores, Inc.-Miami              16,401,012
                                                         -----------
             Total ...............................       $46,755,123             1.88%
                                                         ===========
 61          San Ant Res. Inn/Fair Inn Summary           $ 9,990,663
 64          Ind. Apt Res. Inn/Fair Inn Summary            9,491,130
 80          Denver Fairfield Inn                          8,492,064
 123         Fairfield Inn Tampa/Brandon                   5,245,098
 144         Austin South Residence Inn                    4,495,798
 145         Courtyard by Marriott-Mishawaka               4,495,798
                                                         -----------
             Total ...............................       $42,210,551             1.70%
                                                         ===========
 14          Rachel Bridge Apartments                    $22,882,398
 24          Essex/Brookdale Summary                      16,975,768
                                                         -----------
             Total ...............................       $39,858,166             1.61%
                                                         ===========

                                                            CUT-OFF DATE       % OF INITITIAL
 LOAN NO.                  PROPERTY NAME                 PRINCIPAL BALANCE      POOL BALANCE
----------   ----------------------------------------   -------------------   ----------------
 77          Best Buy-Springfield, PA                       $ 8,656,976
 90          Best Buy-Mayfield, OH                            7,558,145
 141         Best Buy-Akron, OH                               4,579,531
 150         Best Buy-Columbia, SC                            4,469,298
 161         Best Buy-Inver Grove Heights, MN                 4,142,785
 181         Best Buy-LaCrosse, WI                            3,597,915
                                                            -----------
             Total ..................................       $33,004,650              1.33%
                                                            ===========
 37          Peak At Somerset                               $14,127,948
 45          Highland Apartments                             12,733,126
 135         Highland Court Apartments                        4,783,146
                                                            -----------
             Total ..................................       $31,644,220              1.27%
                                                            ===========
 74          RHC-Continental/Mulberry Summary               $ 8,847,471
 118         RHC-Capistrano                                   5,640,133
 129         RHC-Towne & Country Mobile Home Park (1)         4,950,437
 166         RHC-Club Marina Mobile Home Park                 4,005,551
 205         RHC-Trees Country Place Mobile Home Park         2,996,226
 243         RHC-Adobe Mobile Lodge                           2,269,017
 288         RHC-Diablo Mobile Lodge                          1,527,326
                                                            -----------
             Total ..................................       $30,236,161              1.22%
                                                            ===========
 117         Eagle--Moline, IL                              $ 5,673,660
 109         Eagle--Geneva, IL                                6,104,894
 39          Cobb--Tampa, FL                                 13,636,651
                                                            -----------
             Total ..................................       $25,415,205              1.02%
                                                            ===========
 41          Valley Stream Village Apts.                    $13,491,939
 72          Perry Lake Village                               8,894,686
 292         Stirrup Woods                                    1,499,132
                                                            -----------
             Total ..................................       $23,885,757              0.96%
                                                            ===========
 91          Essex Hospitality Summary                      $ 7,553,519
 213         Lancaster Microtel Inn                           2,772,604
 226         Rochester Microtel                               2,500,839
 229         Columbus Microtel Inn                            2,472,863
 234         Knoxville Microtel                               2,393,956
 256         Charleston Microtel                              2,098,187
 261         Syracuse Microtel                                2,015,259
                                                            -----------
             Total ..................................       $21,807,227              0.88%
                                                            ===========
 55          Eagle Hardware-Anchorage, AK                   $11,311,417
 76          Eagle Hardware and Garden, Inc.                  8,669,328
                                                            -----------
             Total ..................................       $19,980,745              0.81%
                                                            ===========

                                                                    CUT-OFF DATE       % OF INITITIAL
 LOAN NO.                      PROPERTY NAME                     PRINCIPAL BALANCE      POOL BALANCE
----------   ------------------------------------------------   -------------------   ----------------
 35          Torgerson Project Summary                              $15,559,810
 192         Holiday Inn Express Hotel & Suites Golden Valley         3,293,409
                                                                    -----------
             Total ..........................................       $18,853,219              0.76%
                                                                    ===========
 57          British Woods Apartments                               $10,655,199
 101         Yorktown Apartments and Townhouses                       6,837,119
                                                                    -----------
             Total ..........................................       $17,492,318              0.70%
                                                                    ===========
 78          Fossil Ridge Apartments                                $ 8,554,761
 85          Harvestree Apartments                                    8,075,130
                                                                    -----------
             Total ..........................................       $16,629,891              0.67%
                                                                    ===========
 248         Rite Aid Corporation--Garettsville                     $ 2,204,870
 276         Rite Aid Corporation--Canton                             1,768,742
 200         Rite Aid Corporation--Cleveland                          3,174,044
 180         Rite Aid Corporation--Baltimore                          3,607,480
 151         WinDixie Stores, Inc.--Selma                             4,441,452
                                                                    -----------
             Total ..........................................       $15,196,588              0.61%
                                                                    ===========
 158         Colony Club Apartments                                 $ 4,220,948
 167         41 Elm Street Apartment & Office Building                3,996,077
 210         Somerset Professional Plaza                              2,877,268
                                                                    -----------
             Total ..........................................       $11,094,293              0.45%
                                                                    ===========
 178         PETsMART No. 475--Downer's Grove, IL                   $ 3,689,244
 179         PETsMART No. 586--North Fayette, PA                      3,689,244
 207         PETsMART No. 686--Commerce, MI                           2,975,899
                                                                    -----------
             Total ..........................................       $10,354,387              0.42%
                                                                    ===========
 114         Winfield Landing Apartments                            $ 5,802,554
 148         Wisteria Gardens Apartments                              4,491,484
                                                                    -----------
             Total ..........................................       $10,294,038              0.42%
                                                                    ===========
 249         Rite Aid--Auburn Hills, MI                             $ 2,198,478
 215         Rite Aid-Washington, MI                                  2,736,245
 247         Rite Aid-Melvindale, MI                                  2,226,480
 279         Rite Aid-Hazel Park, MI                                  1,745,647
                                                                    -----------
             Total ..........................................       $ 8,906,850              0.36%
                                                                    ===========
 134         Holiday Inn-Ft. Collins, CO                            $ 4,786,010
 162         Holiday Inn Exp.-Wheatridge, CO                          4,088,531
                                                                    -----------
             Total ..........................................       $ 8,874,541              0.36%
                                                                    ===========
 273         Jamad II                                               $ 1,854,093
 297         Principal Court Business Center                          1,407,317
 271         Greenbrier Partners I                                    1,896,336
 272         Brinks                                                   1,864,932
                                                                    -----------
             Total ..........................................       $ 7,022,678              0.28%
                                                                    ===========

                                                        CUT-OFF DATE       % OF INITITIAL
 LOAN NO.                PROPERTY NAME               PRINCIPAL BALANCE      POOL BALANCE
----------   ------------------------------------   -------------------   ----------------
 173         Beltline Village Shopping Center           $  3,844,619
 202         Timber Trails Shopping Center                 3,095,773
                                                        ------------
             Total ..............................       $  6,940,392             0.28%
                                                        ============
 259         RiteAid--Cleveland, OH                     $  2,026,436
 171         Rite Aid--Macon College Park Summary          3,884,658
                                                        ------------
             Total ..............................       $  5,911,094             0.24%
                                                        ============
 321         Meeting House Office Building              $    997,039
 221         Great Woods Office Park                       2,592,147
                                                        ------------
             Total ..............................       $  3,589,186             0.15%
                                                        ============
 278         Kmart-Lackawanna                           $  1,750,000
 285         Kmart-Cheektowaga                             1,650,000
                                                        ------------
             Total ..............................       $  3,400,000             0.14%
                                                        ============
 299         Two US Post Offices                        $  1,388,001
 309         US Post Office-Lakewood                       1,193,336
                                                        ------------
             Total ..............................       $  2,581,337             0.10%
                                                        ============
 306         Kittridge Apartments/Santa Monica          $  1,275,162
 311         Chatsworth Shopping Center                    1,179,455
                                                        ------------
             Total ..............................       $  2,454,617             0.10%
                                                        ============            -----
             TOTAL ..............................       $666,765,557            26.85%
                                                        ============            =====

----------
(1) The RHC--Towne & Country Mobile Home Park Loan is in the process of being assumed by a non-related third party.


     Concentrations of Mortgage Loans with the same borrower or related borrowers can pose increased risks. For example, if an entity that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at another Mortgaged Property in order to satisfy current expenses with respect to the troubled Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans. Securing a Mortgage Loan with more than one Mortgaged Property also imposes certain risks relating to possible fraudulent conveyances. See "-- Limitations on Enforceability of Cross-Collateralization" below and "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans."


     Limitations on Enforceability; Cross-Collateralized and Cross-Defaulted Properties. Seventeen of the Mortgage Loans, representing approximately 4.5% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $997,731 to $27,509,152, are cross-collateralized and/or cross-defaulted with other Mortgage Loans in the Mortgage Pool. These arrangements are intended to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "-- Concentration of Mortgage Loans; Borrowers" above.

     Cross-collateralization arrangements involving more than one borrower (as indicated in the tables entitled "Crossed Loans" and "Related Borrowers" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small amount of capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) the borrower granting such lien was insolvent at the time of such grant, was rendered insolvent by the granting of the lien or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

     Other Financing. The Mortgage Loans generally prohibit borrowers from incurring any additional debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness in limited circumstances for the payment of certain items in connection with the ordinary operation and maintenance of the related Mortgaged Property and, in the case of certain of the Mortgage Loans, limited amounts of secured debt or unsecured debt is permitted for other purposes, including without limitation the purchase of equipment for use in the ordinary course of business. In addition, in the case of certain Mortgage Loans, certain "insiders" are permitted to make unsecured loans to the related borrower if subordination and standstill agreements are obtained. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. Except as set forth in the table below, the applicable Mortgage Loan Seller has not permitted any of such debt to be secured by a Mortgaged Property. If a junior lender files an involuntary petition for bankruptcy against a borrower, or if a borrower files a voluntary petition to stay enforcement by a junior lender, the ability of the Trust Fund to take certain actions such as foreclosure would be automatically stayed and principal and interest payments might not be made during the course of a bankruptcy case. The bankruptcy of a subordinate lender also may operate to stay foreclosure or similar proceedings by the Trust Fund. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

     In connection with the origination of the Mortgage Loans set forth in the table entitled "Secured Subordinate Loans" below, the related Mortgage Loan Seller consented to subordinate debt (a "Secured Subordinate Loan") remaining as an encumbrance on the related Mortgaged Properties. With respect to Loan Nos. 101 and 296, the holder of each Secured Subordinate Loan has agreed not to exercise any remedies against the related Mortgaged Property notwithstanding that an event of default may have occurred under the related subordinate mortgage. With respect to six Cooperative Loans, no such "standstill" agreement has been executed and the holder of the related subordinate mortgage may foreclose on the related Mortgaged Property upon the occurrence of an event of default under the related Secured Subordinate Loan. If the holder of the subordinate mortgage did foreclose, it would take title to the related Mortgaged Property subject to the related first mortgage. The related second mortgage loans are credit lines that may only be drawn to finance capital expenses at the related Mortgaged Property. CSFB Mortgage Capital holds a wraparound mortgage with respect to each of Loan Nos. 57 and 101. CSFB Mortgage Capital has agreed to subordinate such wraparound mortgages to the lien of the related Mortgage Loans and not to commence any enforcement action under such wraparound mortgages until the related Mortgage Loan is paid in full. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

                                    SECURED
                               SUBORDINATE LOANS



LOAN                                                       PROPERTY
NO.                   BORROWER                               NAME
------ ------------------------------------- ------------------------------------
  47   The Briarcliff Owners, Inc.           NCB/Briarcliff
  49   Goodrich Executive, LLC               Executive Center
  57   New British Woods Associates          British Woods Apartments
  59   Geddes Lake Cooperative Homes, Inc.   NCB/Geddes Lake Cooperative
  60   Bell Apartments Owners Corp.          NCB/Bell Apartments Owners Corp.
  66   BMR Owners Corp.                      NCB/Bryn Mawr Ridge Apartments
  89   Laurelton Gardens Corp.               NCB/Laurelton Gardens
 101   New Yorktowne Associates              Yorktown Apartments and Townhouses
 296   G&K Dodge, Inc.                       Comfort Inn--Santa Rosa
                    TOTAL
Perercentage of Initial Pool Balance: 3.2%



                                            CUT-OFF
        CUT-OFF DATE      ORIGINAL            DATE
          PRINCIPAL       PRINCIPAL        PRINCIPAL      SUBORDINATE
           BALANCE         BALANCE         BALANCE OF        LOAN      CUT-OFF DATE   STANDSTILL
LOAN     OF MORTGAGE   OF SUBORDINATE     SUBORDINATE      MATURITY      AGGREGATE    AGREEMENT
NO.         LOAN            LOAN              LOAN           DATE         LTV (1)      IN PLACE
------ -------------- ---------------- ----------------- ------------ -------------- -----------
  47    $12,450,554     $2,500,000        $  760,000         1/1/08        38.85%        No
  49    $12,355,597     $2,262,565        $2,262,565         1/2/00        88.59%        No
  57    $10,655,199     $5,100,139        $5,100,139         9/1/24       111.74%        Yes
  59    $10,184,010     $  500,000(2)     $  500,000(2)    12/11/02        27.82%        No
  60    $ 9,996,212     $  500,000        $  500,000         5/5/13        33.94%        No
  66    $ 9,467,505     $2,500,000        $  850,000         1/1/08        41.11%        No
  89    $ 7,694,531     $  300,000        $  300,000         4/1/08        39.58%        No
 101    $ 6,837,119     $4,253,951        $4,253,951         9/1/24       121.88%        Yes
 296    $ 1,435,822     $  340,000        $  340,000      On demand        93.46%        Yes
        -----------     ------------      ------------
TOTAL   $81,076,549     $18,256,655       $14,866,655
        ===========     ============      ============
Percentage of Initial Pool Balance: 3.2%

----------
(1) The "Cut-off Date Aggregate LTV" is the ratio of the sum of the Cut-off Date Principal Balance of the indicated Mortgage Loan and related subordinate debt to the Value of the related Mortgaged Property.

(2)   May be increased up to $1 million.


     Additionally, CSFB Mortgage Capital has made loans (the "Mezzanine Loans") to affiliates of certain of the borrowers secured by such affiliate's equity interest in such borrower as set forth in the following table:

                                MEZZANINE LOANS



LOAN                                                            PROPERTY
NO.                    BORROWER                                   NAME
------ ---------------------------------------- ---------------------------------------
  1    Combined Properties Incorporated         Combined Properties Summary
  4    IPC Office Properties, LLC               Reichmann/Intell Portfolio Summary
 13    SAMCO I Investment Limited Partnership   Holiday Inn--Denver Downtown
 70    Host Ventures, Inc.                      Host Funding Portfolio Summary
 74    Bahia Associates, LLC                    RHC--Continental/Mulberry Summary
118    Capistrano Terrace Associates, LLC       RHC--Capistrano
129    Towne & Country Associates, LLC          RHC--Towne & Country Mobile Home Park
166    Club Marina Associates, LLC              RHC--Club Marina Mobile Home Park
243    Adobe Associates, LLC                    RHC--Adobe Mobile Lodge
288    Diablo Associates, LLC                   RHC--Diablo Mobile Lodge
                     TOTAL
Percentage of Initial Pool Balance: 10.06%



                                         CUT-OFF
        CUT-OFF DATE     ORIGINAL         DATE
          PRINCIPAL      PRINCIPAL      PRINCIPAL                              FORECLOSEABLE
           BALANCE        BALANCE      BALANCE OF               CUT-OFF DATE        ON
LOAN     OF MORTGAGE   OF MEZZANINE     MEZZANINE    MATURITY     AGGREGATE      MORTGAGED
NO.         LOAN           LOAN           LOAN         DATE        LTV (1)       PROPERTY
------ -------------- -------------- -------------- ---------- -------------- --------------
  1     $115,590,907   $27,800,000    $27,800,000   5/11/08    86.65%               No
  4     $ 74,857,607   $ 2,325,859    $ 2,325,859   4/11/00    74.39%               No
 13     $ 22,982,097   $ 1,000,000    $ 1,000,000   5/11/08    72.67%               No
 70     $  9,067,689   $   825,000    $   825,000   7/11/03    82.10%               No
 74     $  8,847,471   $   140,076    $   140,076   4/11/03    77.81%               No
118     $  5,640,133   $   220,231    $   220,231   4/11/03    79.73%               No
129     $  4,950,437   $   193,300    $   193,300   4/11/03    80.37%               No
166     $  4,005,551   $    63,417    $    63,417   4/11/03    79.32%               No
243     $  2,269,017   $    88,598    $    88,598   4/11/03    82.72%               No
288     $  1,527,326   $    60,175    $    60,175   4/11/03    83.55%               No
        ------------   -----------    -----------
TOTAL   $249,738,235   $32,716,656    $32,716,656
        ============   ===========    ===========
Percentage of Initial Pool Balance: 10.06%

-------
(1) The "Cut-off Date Aggregate LTV" is the ratio of the sum of the Cut-off Date Principal Balance of the indicated Mortgage Loan and related Mezzanine Loan to the Value of the related Mortgaged Property.

     Upon a default under a Mezzanine Loan, the holder (the "Mezzanine Lender") of such Mezzanine Loan would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such Mezzanine Loan. Such transfer of equity would not trigger the "due on sale" clause under the related Mortgage Loan, as described herein. An attempt to foreclose upon such pledged equity may cause the obligor under such Mezzanine Loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and such mortgagor's ability to pay the Mortgage Loan in a timely manner.

     No Mezzanine Lender has a lien on, or has the power to foreclose on, any of the Mortgaged Properties or on any of the Escrow Accounts, Lockbox Accounts or Cash Collateral Accounts established under the related Mortgage Loans. The Mezzanine Lender's sole remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.

     Equity Investments by the Mortgage Loan Sellers and/or Affiliates. CSFB Mortgage Capital and/or affiliates (the "Preferred Interest Holders") have acquired preferred equity interests in borrowers, as set forth in the following table:


                   PREFERRED EQUITY INVESTMENTS IN BORROWERS




                                                                                                        SCHEDULED FINAL
                                                                      CUT-OFF DATE   INITIAL AMOUNT       DISTRIBUTION
LOAN                                              MORTGAGE              PRINCIPAL       OF EQUITY           DATE OF
NO.                 ENTITY                          LOAN                 BALANCE     INVESTMENT (1)   PREFERRED EQUITY (2)
------ -------------------------------- ---------------------------- -------------- ---------------- ---------------------
  4    IPC Office Properties, LLC (3)   Reichmann/Intell Portfolio
                                         Summary                      $ 7,587,298      $ 7,587,298          4/11/00
 18    Meldon Apt LLC                   Pantzer Cross--Summary        $ 2,922,354      $ 2,922,354          6/11/08
 26    Top of the Hill Associates LLC   Top of the Hill Apartments    $ 2,121,181      $ 2,121,181          6/11/08
 28    Foxfire Associates               Foxfire Apartments            $ 2,119,859      $ 2,119,859          5/11/08
 43    Heather Ridge LLC                Heather Ridge Apartments      $ 1,792,988      $ 1,792,988          6/11/08
 99    Arundel Associates LLC           Arundel Apartments            $   896,614      $   896,614          6/11/08
195    Cynwyd Club Associates LLC       Cynwyd Club Apartments        $   483,950      $   483,950          6/11/08
                                                                      -----------      -----------
TOTAL:                                                                $17,924,244      $17,924,244
                                                                      ===========      ===========
Percentage of Initial Pool Balance: 0.72%

----------
(1)   Determined as of the related origination date.

(2)   In accordance with the minimum payments due monthly.

(3) The Reichmann/Intell Portfolio Special Member has an obligation to make an additional preferred equity investment in the Reichmann/Intell Portfolio Mezzanine Borrower in an amount not to exceed $3,525,276 subject to certain conditions, in connection with such Mezzanine Borrower's acquisition of interests in additional properties.


     In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and, except with respect to the Reichmann/Intell Portfolio Loan, a monthly return of capital generally equal to the greater of (i) a scheduled minimum payment or (ii) a specified percentage (generally 75%) of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow). Certain equity investments by certain of the Preferred Interest Holder do not require any minimum redemption payments until a scheduled redemption date.

     Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or, in some cases, if the DSCR as of certain dates falls below certain levels. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital. Certain preferred equity investments involve the right to change the managing membership or general partnership rights of the sponsor upon the occurrence of specified events. In the case of the Reichmann/Intell Portfolio Loan, if the related preferred equity investment is not redeemed by April 11, 2000, the Preferred Interest Holder may exercise certain warrants in the company that owns a 99% regular membership interest in the Reichmann/Intell Portfolio Borrower.

     In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the related borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure or amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

     Other Equity Investments by Affiliates of the Mortgage Loan Sellers. An affiliate of CSFB Mortgage Capital owns equity interests in the borrowers with respect to eight Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, including two Crossed Mortgaged Loans with respect to which such affiliate owns a 100% ownership interest in the related borrowers as follows:

                     OTHER EQUITY INVESTMENTS IN BORROWERS




LOAN                                          MORTGAGE
NO.             ENTITY                          LOAN                   OWNERSHIP
------   --------------------   -----------------------------------   ----------
11       Elder OHI, LLC         Elder Bearman at the Dayton Mall          100%
81       Elder PAI, LLC         Elder Bearman at Millcreek Mall           100%
77       SW Portfolio, Inc.     Best Buy--Springfield, PA                  35%
90       SW Portfolio, Inc.     Best Buy--Mayfield, OH                     35%
141      SW Portfolio, Inc.     Best Buy--Akron, OH                        35%
150      SW Portfolio, Inc.     Best Buy--Columbia, SC                     35%
161      SW Portfolio, Inc.     Best Buy--Inver Grove Heights, MN          35%
181      SW Portfolio, Inc.     Best Buy--LaCrosse, WI                     35%
TOTAL:
Percentage of Initial Pool Balance: 2.8%

     An affiliate of PWRES owns substantially all the equity interests in the owner (the "PW Owner") of 50% of the equity interests in the borrowers with respect to Loan Nos. 151, 180, 200, 248 and 276. In addition, the PW Owner has the option to purchase the Mortgaged Property securing Loan No. 235, which option is exercisable within approximately three years from the date of origination of such Mortgage Loan.

     Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of at least two years. An extension of up to four additional years can be requested from the IRS and recent legislation would, for federal purposes (but possibly not for certain state tax purposes), make the initial period three years. Any net income from such "foreclosure property" other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal federal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans."

     Risk of Different Timing of Mortgage Loan Amortization. As set forth in the table below, Mortgage Loans secured by different types of Mortgaged Properties have varying weighted average terms to maturity (or, in the case of ARD Loans, varying weighted average terms to Anticipated Repayment Date). As principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Loans may be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "-- Geographic Concentration" below) and with respect to the number of borrowers.

     Geographic Concentration. The Mortgaged Properties are located in 40 states, the District of Columbia, Puerto Rico, Mexico and St. Thomas, U.S. Virgin Islands. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Mortgaged Properties By State" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5.0% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.


         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES




                                         NUMBER OF
                        % OF INITIAL     MORTGAGED
STATE                   POOL BALANCE     PROPERTIES
--------------------   --------------   -----------
California .........         14.5%           67
New York ...........         11.3%           40
Texas ..............          6.8%           26
New Jersey .........          5.9%           21
Virginia ...........          5.3%           20

     Repayments by borrowers, as well as the market value of the Mortgaged Properties, could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of God (which may result in uninsured losses) and other factors which are beyond the control of the borrowers.

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

     Exercise of Remedies; Realization Upon Defaulted Mortgage Loans. The Mortgage Loans generally contain due-on-sale and "due-on-encumberance" clauses that, in each case, permit the holder of the

Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property or its interest in the Mortgaged Property in violation of the mortgage. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Subject to the discussion under "--Certain Risks Associated with the Ritz Carlton Loan," each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan. The borrower generally retains a license to collect rents for so long as there is no default. Certain of the Mortgage Loans do, however, require the related borrower to have all rents deposited by tenants into a Hard Lockbox. In those Mortgage Loans as to which the borrower retains a license to collect rents, if the borrower defaults, the license terminates and the Special Servicer is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require the Special Servicer to take possession of the Mortgaged Property and obtain the judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be limited. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" in the Prospectus.

     Investment in and lending on the security of real estate in Mexico entails risks related to the operation of Mexican federal, state and local law. Mexican law provides for foreclosure upon a mortgaged property in a manner similar to that provided under U.S. law, and a debtor is entitled to defenses similar to those available to a debtor under U.S. law. The security interest of the Trustee in the Ritz-Carlton Property is established through the use of a Mexican "guaranty trust" (the "Property Trust") established by a trust agreement pursuant to which record ownership of the Ritz-Carlton Property is held in the name of a trustee. The trust agreement with respect to the Property Trust is filed in the real property records of the jurisdiction in which the Ritz-Carlton Property is located. To secure the repayment of the Ritz-Carlton Loan, the Trustee has been named as the primary beneficiary of the Property Trust, which gives the Trustee the right to direct the trustee of the Property Trust to conduct a sale of the Ritz-Carlton Property upon an event of default under the Ritz-Carlton Loan. The originator has received an opinion of local counsel that the lender has a valid, first priority, perfected lien upon, and security interest in, the Ritz-Carlton Property through the Property Trust, and has been advised by local counsel that such a foreclosure process would take substantially less time to effectuate than would foreclosure under Mexican mortgage law or under the foreclosure law in most states in the U.S. Under the trust agreement for the Property Trust, the lender has agreed to not take any action to enforce its remedies with respect to the Ritz-Carlton Property for a period of 90 days (180 days if there is an economic crisis occurring in Mexico at that time) after an event of default. Such period is intended to give the Ritz-Carlton Borrower a period of time in which to arrange a refinancing of the Ritz-Carlton Loan.

     The costs of taking title to a property securing a financing and transferring ownership of real property in Mexico may be substantially higher than the costs associated with realizing upon real estate located in the United States due to high property transfer taxes, improvement transfer taxes, value added taxes, notary public fees, trustee fees and capital gains and other taxes on the proceeds of sale. Any such additional costs may increase the risk of loss on the Ritz-Carlton Loan.

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of such actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally is not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred costs in investigating and/or cleaning up contamination. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination also may be governed by state law, which may not provide any specific protections to lenders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The EPA has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Risks" in the Prospectus.

     In connection with the origination of the Ritz-Carlton Loan, the Ritz-Carlton Borrower obtained an environmental assessment with respect to the Ritz-Carlton Property in which no material non-compliance with any environmental laws was found. The requirements of Mexican environmental laws are different from those in effect in the U.S., and there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. The environmental site assessment did not identify any material environmental concerns regardless of applicable law and generally concluded that potentially toxic substances were being appropriately handled.

     Substantially all of the Mortgaged Properties have been subject to environmental site assessments or studies within the period of twelve months preceding the Cut-off Date. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the related borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of material amounts of friable and non-friable ACMs and lead-based paint requiring remediation or abatement, the related borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring or with respect to which the related Mortgage Loan Seller has received satisfactory indemnification. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, contaminated groundwater, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environment assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     The information set forth below is based on information contained in the environmental assessments described above. With respect to Loan No. 24A (Brookdale Gardens Condominiums), the reports for Phase I and Phase II site assessments performed in April 1998 noted that (i) a leaking underground storage tank for heating oil had recently been removed, (ii) asbestos readings were present in insulation in both common areas and areas not accessible to the public and (iii) lead-based paint was found on exterior doorways and moulding. The reports recommended removal of the three remaining underground storage tanks, abatement of asbestos in accessible areas and implementation of an Operations and Maintenance Plan to manage asbestos in areas not accessible to the public. A reserve of $425,833, which represents 110% of the estimated cost of such remediation, was established as security for completion of this work. With respect to Loan No. 97 (Logan Manor), the report for a Phase I site assessment performed in February 1998 noted that a leaking diesel fuel underground storage tank was recently removed and that groundwater contamination was present. A reserve of $200,000, which represents 200% of the estimated cost of such remediation, was established for costs of remediation. With respect to Loan No. 66 (Bryn Mawr Ridge Apartments), a reserve of $199,716, which represents 110% of the estimated cost of such remediation, was established with respect to defective underground storage tanks. For a description of additional environmental issues with respect to the Edens & Avant Properties (as defined herein) and the Combined Properties Portfolio Property (as defined herein), see "Significant Mortgage Loans--The Edens & Avant Loan" and "The Combined Properties Loan." In addition, the borrowers under Loan No. 4 were required to obtain insurance to cover certain losses due to environmental contamination. See "Significant Mortgage Loans--Reichmann/Intell Portfolio Loan."

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers generally have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or on the ability of the related borrowers to repay their loans.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Risks" in the Prospectus.

     Balloon Payments. As set forth in the following table, certain of the Mortgage Loans are Balloon Loans which will have substantial payments of principal outstanding at their stated maturities unless previously prepaid. Additionally, all of the ARD Loans will have substantial scheduled principal balances due on their Anticipated Repayment Date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "Risk Factors -- Balloon Payments" in the Prospectus.


              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS




                                        % OF
                                    INITIAL POOL       NUMBER OF
TYPE OF LOAN                           BALANCE       MORTGAGE LOANS
--------------------------------   --------------   ---------------
ARD Loans ......................         67.8%            158
Fully Amortizing Loans .........         13.7              57
Balloon Loans ..................         18.6             109
                                       ------             ---
    TOTAL ......................        100.00%           324
                                        ======            ===

     One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgaged Properties where the rule could be applicable. In addition, in the case of a Multi-Property Loan or Crossed Loans secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

     Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Loans" herein for illustrative purposes only.

     Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers also may manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

     Additionally, as described above under "-- Other Financing," "-- Equity Investments by the Mortgage Loan Sellers and/or Affiliates" and "-- Other Equity Investments" the Mortgage Loan Sellers or affiliates thereof have acquired preferred equity interests or direct equity interests in certain of the borrowers or their affiliates. In addition, the Mortgage Loan Sellers or affiliates thereof may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future.

     Conflicts Between the Servicer, Special Servicer and the Trust Fund. The Servicer and Special Servicer have advised the Depositor that they and their respective affiliates intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the Mortgage Loans and the Mortgaged Properties. Certain personnel of the Servicer and Special Servicer and their respective affiliates may, on behalf of the Servicer or Special Servicer, as applicable, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties. In that event, the interests of the Servicer, the Special Servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the Trust Fund. Under the Pooling and Servicing Agreement, the Servicer and the Special Servicer are required to service the Mortgage Loans that each of them services in the same manner, and with the same care, that each of them services similar mortgage loans for its own portfolio or for the portfolios of third parties.

     Ground Leases. Twenty-six Mortgage Loans, representing approximately 10.4% of the Initial Pool Balance, are secured by leasehold interests with respect to which the related owner of the fee estate has not mortgaged such fee estate as security for the related Mortgage Loan. For the purposes of this Prospectus Supplement, any Mortgaged Property a material portion of which consists of a leasehold estate is considered a leasehold interest unless the Trust Fund also holds a mortgage on the fee, in which case it is considered a fee interest.

     Each Mortgage Loan secured by mortgages on leasehold estates was underwritten taking into account payment of the ground lease rent, except in cases where such Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. Certain Mortgage Loans secured by leasehold interests provide for the resetting of ground lease rents based upon certain factors, which may include the fair market value of the related Mortgaged Property and prevailing interest rates.

Increases in ground rents may adversely impact a borrower's ability to make payments under the related Mortgage Loan. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (that is, continue) or reject (that is, terminate) the ground lease. Pursuant to
Section 365(h) of the Bankruptcy Code, as it is currently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Zoning Compliance; Inspections. As a consequence of, among other things, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set-back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the Mortgaged Property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

     Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

     Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders. With respect to Loan Nos. 57 and 101, a former general partner of the borrowers has filed a claim in the Superior Court of New Jersey for payment of a debt obligation aggregating approximately $200,000. The borrower has filed a motion to dismiss. With respect to Loan Nos. 57 and 101, the partners and sponsors of the respective borrowers were involved in bankruptcy proceedings during the 1980s and early 1990s. The borrowers were subject to the jurisdiction of the bankruptcy court but were not themselves the subject of any bankruptcy proceeding. The bankruptcy matters concluded in September 1997 upon the purchase by CSFB Mortgage Capital of the related loans.

     Additional Collateral Loans. Three of the CSFB Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, are Additional Collateral Loans that could experience partial prepayments

("Required Prepayments"), including during their Lockout Periods, if certain leasing-related performance tests, including the achievement of certain DSCRs, have not been satisfied. If any such test is not met and a Required Prepayment of the related Mortgage Loan results, such Required Prepayment may not be subject to payment of a Prepayment Premium or Yield Maintenance Charge. See "-- The Offered Certificates -- Special Prepayment and Yield Considerations." The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such Required Prepayment will be entitled to receive payments ("Yield Protection Payments") to compensate them for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be a yield-maintenance payment calculated in the manner provided in the Pooling and Servicing Agreement. The Servicer will be required to advance such Yield Protection Payments on the related Servicer Remittance Date and will be reimbursed therefor, and will be paid interest thereon at the Reimbursement Rate, by CSFB Mortgage Capital. Although such Yield Protection Payments are intended to offset any loss of yield experienced by an investor in the Offered Certificates as the result of a Required Prepayment, the Depositor makes no representation that such Yield Protection Payments will fully offset the effect of any such Required Prepayment on a Certificateholder's yield to maturity. See "Prepayment and Yield Considerations."

     For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period.


THE OFFERED CERTIFICATES

     Limited Assets. If the assets of the Trust Fund are insufficient to make payments on the Offered Certificates, no other assets will be available for payment of the deficiency. See "Risk Factors -- Limited Assets" in the Prospectus.

     Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. The yield to maturity of the Class A-2MF Certificates will be particularly sensitive to the rate and timing receipt of the A-2MF Principal Distribution Amount. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the related Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or the purchase of the Mortgage Loans by either of the Mortgage Loan Sellers, the holders of a majority of the Percentage Interests in the Controlling Class or the Servicer under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination," the Purchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Charge would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein and "Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields" in the Prospectus.

     In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums or Yield Maintenance Charges are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

     The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Offered Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Offered Certificate may not be realized. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used. See "Prepayment and Yield Considerations."

     Most of the Mortgage Loans provide for a Lockout Period during which voluntary prepayment is prohibited. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions." For statistical information relating to the Lock-out Periods on a loan-by-loan basis, see Annex A hereto.

     As of the Cut-off Date, approximately 98.2% of the Mortgage Loans were within their respective Lockout Periods, and the weighted average of such Lockout Periods was 133 months.

     The rate at which voluntary prepayments are made on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage Rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates are at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the mortgage rates of the Mortgage Loans. The rate of principal payments on the Offered Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lockout Period, Prepayment Premium and Yield Maintenance Charge provisions applicable to the Mortgage Loans and by the extent to which the Servicer is able to enforce such provisions. The rate of principal payments on the Class A-2MF Certificates will be particularly sensitive to the rate and timing of receipt of the A-2MF Principal Distribution Amount. Mortgage Loans with Lockout Period, Prepayment Premium or Yield Maintenance Charge provisions, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lockout Periods or with lower Prepayment Premiums or Yield Maintenance Charges.

     Fifty-seven Mortgage Loans, representing approximately 10.7% of the Initial Pool Balance do not provide for defeasance. The remaining Mortgage Loans provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates to maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates or, in the case of one ARD Loan, through the date which is six months before the Anticipated Repayment Date) in the amounts due on such dates and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases." The related borrower will be required to transfer the pledged U.S. government obligations, together with all obligations under the related Mortgage Loan or defeased portion thereof, to a successor limited purpose borrower, and such successor borrower will assume the obligations under the Mortgage Loan or defeased portion thereof.

     Provisions requiring Prepayment Premiums or Yield Maintenance Charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or a Yield Maintenance Charge will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such Prepayment Premium or Yield Maintenance Charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a Prepayment Premium or Yield Maintenance Charge and thus unenforceable or usurious under applicable law.

     Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the Offered Certificates for the current month. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

     If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses on the Mortgage Loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to such Class of Certificates, such purchaser's actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan also will affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater the effect on such investor's yield to maturity. See "Prepayment and Yield Considerations."

     As and to the extent described herein, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or
(b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause
(b) above, a determination of nonrecoverability is made to the extent that there are funds available in the Certificate Account for reimbursement of such Advance. The right of the Servicer, the Special Servicer or the Trustee, as applicable, to receive such payments of interest is senior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses."

     Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the distribution of payments to the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Distribution Amount generally consists of principal and interest on the Mortgage Loans actually collected or advanced, as more fully described herein.

     As described under "Description of the Offered Certificates -- Distributions," if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Optimal Interest Distribution Amount then payable to such Class, the shortfall will be distributable without interest on such shortfall to holders of such Class on subsequent Distribution Dates, to the extent of the Available Distribution Amount for each such subsequent Distribution Date.

     The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class E Certificates for any Distribution Date will be equal to the lesser of 7.340% and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. Accordingly, the yield on the Class E Certificates will be sensitive, and the yield on the Class A-X Certificates will be particularly sensitive, to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class A-X Certificate and, to the extent that the Weighted Average Net Mortgage Rate is reduced below 7.340%, reducing the Pass-Through Rate on the Class E Certificates.

     Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a portion of the Class H, Class I and Class J Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. In addition, the holders of a majority of the Percentage Interests of the Controlling Class (initially certain of the Private Certificates, a portion of which will be purchased by the Special Servicer) will be entitled, at their option, to remove the Special Servicer, with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans are required to be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "The Pooling and Servicing Agreement -- Amendment."

     Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the outstanding Certificates will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Amendment."

     Book-Entry Registration. Each Class of Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, unless and until Definitive Certificates are issued, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, until such time, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, and its participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" and notices only through the facilities of DTC and its respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the

Offered Certificates -- Book-Entry Registration and Definitive Certificates." Upon presentation of evidence satisfactory to the Trustee of their beneficial ownership interest in the Offered Certificates, such beneficial owners are entitled to receive, upon request in writing, copies of monthly reports to Certificateholders from the Trustee.


     Limited Liquidity and Market Value. There currently is no secondary market for the Offered Certificates. Although the Underwriters have advised the Depositor that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the Offered Certificates. The market value of the Offered Certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any Offered Certificate will be at any time. See "Risk Factors -- Limited Liquidity" in the Prospectus.


     Subordination. As and to the extent described below under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest," the rights of the holders of the Mezzanine Certificates are subordinate in right of payment to each Class of Senior Certificates and to each class of Mezzanine Certificates with an earlier alphabetical designation.


     Allocation of Collateral Support Deficits on the Mortgage Loans. All Collateral Support Deficits (as defined below under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest") in collections on the Mortgage Loans will be allocated first, to the Private Certificates until the Certificate Balances thereof have been reduced to zero, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. After the principal balances of the Private Certificates and Mezzanine Certificates have been reduced to zero, the Trustee will be required to allocate any remaining portion of such Collateral Support Deficit to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based upon the respective Certificate Balances of such Classes), until the remaining Certificate Balances of such Classes are reduced to zero.


     Allocation of Certificate Deferred Interest. Any Certificate Deferred Interest (which would result from the modification of Mortgage Loans to reduce their interest payment rates and the accrual of interest on any interest deferred), will be allocated on each Distribution Date to the Classes of Regular Certificates (other than the Class A-X Certificates) to reduce the Monthly Interest Distributable Amount to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order. Any Certificate Deferred Interest in excess of the Monthly Interest Distributable Amount for any Class to which such Certificate Deferred Interest is allocable will be allocated to the next most senior Class of Certificates, in the manner set forth in the preceding sentence. If the Certificate Balance of at least one Class of Senior Certificates has not been reduced to zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Offered Certificates in accordance with the preceding sentence will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of the respective interest entitlements of such Classes on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest will be to reduce the interest otherwise distributable to such Classes of Certificates. Because of the subordination of the Offered Certificates to each other Class of Offered Certificates with an earlier alphabetical Class designation, the yields to maturity on the Offered Certificates will be sensitive in varying degrees to the allocation of Certificate Deferred Interest to such Certificates. See "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest."

                       DESCRIPTION OF THE MORTGAGE LOANS


GENERAL

     The Trust Fund will consist primarily of 324 fixed-rate loans secured by 452 multifamily and commercial properties. The Mortgage Loans will have an aggregate Cut-off Date Principal Balance of approximately $2,482,942,297 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any loan evidenced by one note (each, a "Note" or a "Mortgage Note") is considered to be one Mortgage Loan. Any loans made to affiliated borrowers, whether or not cross-collateralized, are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties, Allocated Loan Amounts, as shown on Annex A, are used for Mortgage Loans secured by more than one property. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by a Mortgage Note and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth in the following table:


                        SECURITY FOR THE MORTGAGE LOANS



                                                          NUMBER OF
                                       % OF INITIAL       MORTGAGED
INTEREST OF BORROWER ENCUMBERED      POOL BALANCE (1)     PROPERTIES
---------------------------------   ------------------   -----------
Fee Simple Estate(2) ............           89.6%            426
Leasehold .......................           10.4%             26
                                           -----             ---
TOTAL ...........................          100.0%            452
                                           =====             ===

----------
(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.


     Two hundred forty of the Mortgage Loans (the "CSFBMC Mortgage Loans"), representing approximately 84.4% of the Initial Pool Balance, will be sold to the Depositor by CSFB Mortgage Capital and 84 of the Mortgage Loans (the "PWRES Mortgage Loans"), representing 15.6% of the Initial Pool Balance, will be sold by PWRES. Each Mortgage Loan was originated by CSFB Mortgage Capital or an affiliate of PWRES or purchased by the related Mortgage Loan Seller.

     Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"),
(ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service or extended stay hotel property (a "Hospitality Property," or sometimes referred to herein as a "Lodging Property," and any Mortgage Loan secured thereby, a "Hospitality Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a nursing home or congregate care facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a self-storage facility (a "Self-Storage Facility Property," and any Mortgage Loan secured thereby, a "Self-Storage Facility Loan"), (viii) a cooperative apartment building (a "Cooperative Property", and any Mortgage Loan secured thereby, a "Cooperative Loan"), (ix) a mobile home community or recreational vehicle park or a combination thereof (a "Mobile Home/Recreational Vehicle Property," and any Mortgage Loan secured thereby, a "Mobile Home/Recreational Vehicle Loan") or (x) certain other properties (each, an "Other Property" and any Mortgage Loan secured thereby, an "Other Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "-- Additional Mortgage Loan Information -- Mortgaged Properties by Property Type."

     Fifty-five Mortgage Loans, representing approximately 29.3% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, either by cross-collateralization with other Mortgage Loans in the Trust Fund or under a single Mortgage Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers."

     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2. Loan Group 2 will consist of 46 Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, each of which is a Multifamily Loan having a remaining term to scheduled maturity (or, in the case of an ARD Loan, to the Anticipated Repayment Date) as of the Cut-off Date of ten years or less. See Annex C -- "Certain Information Regarding the Loan Group 2 Mortgage Loans." Loan Group 1 will consist of the remaining Mortgage Loans.

     None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates. All of the Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.

     The Mortgage Loans generally were underwritten in accordance with the underwriting criteria described under "-- CSFB Mortgage Capital Underwriting Standards" and "-- PWRES Underwriting Standards." The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the related Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between such Mortgage Loan Seller and the Depositor. The related Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase Agreement to repurchase a Mortgage Loan sold by it in the event of (i) a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or (ii) certain instances of missing or defective documents. The Depositor will assign the Mortgage Loans, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. Banc One Mortgage Capital Markets, LLC, in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. Each Mortgage Loan Seller, as a seller of Mortgage Loans to the Depositor, is selling the Mortgage Loans sold by it without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" and "The Mortgage Pools -- Representations and Warranties" in the Prospectus.


SECURITY FOR THE MORTGAGE LOANS

     In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts (as defined herein) for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. Additionally, certain of the Credit Lease Loans have the benefit of Lease Enhancement Policies or Residual Value Policies. The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower (or related principals) for the presence of any hazardous substances affecting the Mortgaged Property. In addition, one of the Reichmann/Intell Portfolio Properties is covered by a policy insuring against certain losses due to environmental contamination. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of such Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."


CSFB MORTGAGE CAPITAL UNDERWRITING STANDARDS

     Each Mortgage Loan originated or purchased by CSFB Mortgage Capital (each, a "CSFBMC Mortgage Loan") generally is consistent with the underwriting standards applied by CSFB Mortgage Capital, as described below.

     CSFB Mortgage Capital has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The CSFBMC Mortgage Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for such Mortgage Loans which are secured by cooperative apartments, mobile home/recreational vehicle parks, restaurants and self-storage facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by CSFB Mortgage Capital, CSFB Mortgage Capital applied its general guidelines to such loans in reliance on information provided to it by the originators of such loans without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the CSFBMC Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

     Environmental Assessments. Substantially all of the Mortgaged Properties relating to the CSFBMC Mortgage Loans have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties relating to the CSFBMC Mortgage Loans. The borrower under Loan No. 4 also was required to obtain insurance against certain losses due to environmental contamination. See "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- "Reichmann/ Intell Portfolio Loan."

     Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by engineering firms prior to origination of the CSFBMC Mortgage Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements.

     Appraisals. An appraisal of each of the Mortgaged Properties relating to the CSFBMC Mortgage Loans was performed. The appraisals generally were performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each CSFBMC Mortgage Loan. The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Operating and Occupancy Statements. In connection with the origination of the CSFBMC Mortgage Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the CSFBMC Mortgage Loans secured by Office Properties, Industrial Properties and Retail Properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor CSFBMC Mortgage makes any representation as to the accuracy of such information; provided, however, that, with respect to several of the CSFBMC Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information.

     Zoning and Building Code Compliance. All of the borrowers generally have represented under the related Mortgage or loan agreement and, in connection with substantially all of the CSFBMC Mortgage Loans, provided other evidence to the effect, that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, and is currently, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Zoning Compliance; Inspections."

     Property Management. Generally, for all CSFBMC Mortgage Loans (other than Credit Lease Loans), a manager (which may be an employee of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. Each of the original managers was approved by the originator of each CSFBMC Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the CSFBMC Mortgage Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Property Management -- Conflicts of Interest."

     Title Insurance Policy. With the exception of the Ritz-Carlton Loan (see "Certain Characteristics of the Mortgage Loans -- Significant Mortgage Loans -- The Ritz-Carlton Loan"), each borrower has provided, and CSFB Mortgage Capital has obtained, a title insurance policy for each Mortgaged Property relating to CSFBMC Mortgage Loans. Each title insurance policy generally complies with the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. Each borrower has provided, and CSFB Mortgage Capital has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a 100-year flood zone, flood insurance; (5) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance; and (6) such other coverage as CSFB Mortgage Capital may require based on the specific characteristics of the Mortgaged Property. Generally, with respect to Mortgage Loans with original principal balances less than $20 million, the claims-paying ability of the related insurance providers must have a rating by S&P of "A" or better and, with respect to Mortgage Loans with original principal balances greater than $20 million, the related insurance provider must have a rating by S&P of "AA" or better.

     Evaluation of Borrower. CSFB Mortgage Capital evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Approximately 99% of the borrowers are single asset special purpose entities. In addition, in general, in connection with each CSFBMC Mortgage Loan with an original principal balance in excess of $20 million and each Credit Lease Loan, each borrower is required to be organized as a bankruptcy-remote entity, and CSFB Mortgage Capital has reviewed the organizational documents of the borrower to verify compliance with such requirement.

     DSCR and LTV Ratio. CSFB Mortgage Capital's underwriting standards generally require, for all mortgage loans other than Credit Lease Loans, the following minimum DSCR and Loan-to-Value Ratios for each of the indicated property types:



                                                                                            LEASED
                                                         DSCR                             LTV RATIO
PROPERTY TYPE                                          GUIDELINE                          GUIDELINE
--------------------------------------------   ------------------------   -----------------------------------------
   Anchored Retail .........................                     1.25x                        80%
   Unanchored Retail .......................                     1.25x                        75%
   Multifamily (excluding Cooperative) .....                     1.20x                        80%
   Cooperative .............................                     1.00x (as cooperative)       60% (as cooperative)
                                                                 1.35x (as rental)            70% (as rental)
   Industrial ..............................                     1.25x                        75%
   Office ..................................                     1.25x                        75%
   Hospitality .............................                     1.35x                        70%
   Mobile Home Park ........................                     1.20x                        80%

     The DSCR guidelines listed above are calculated based on Net Cash Flow at the time of origination. Therefore, the DSCR for each CSFBMC Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the ratio calculated at the time of origination. The foregoing guidelines generally were applied in connection with the origination of the CSFBMC Mortgage Loans, but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, CSFB Mortgage Capital's underwriting standards generally require that the DSCR will be no less than 1.00x and the Leased LTV (as set forth on Annex B) will be no greater than 100%.

     Escrow Requirements. CSFB Mortgage Capital generally requires a borrower to fund various escrows (each, an "Escrow Account") for items including taxes and insurance, ground rent, replacement of furniture, fixtures and equipment and/or capital expenditures, and tenant improvements and leasing commissions (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by CSFB Mortgage Capital are as follows:

     Ground Rent -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual ground rent for any ground lease relating to the Mortgaged Property.

     Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property.

     Capital Item Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for CSFB Mortgage Capital or the following minimum amounts:


     Retail ......................................   $0.15 per square foot
     Multifamily (excluding Cooperative) .........   $250 per Unit
     Industrial ..................................   $0.15 per square foot
     Office ......................................   $0.20 per square foot
     Hospitality .................................   5% of gross revenues
     Mobile Home Parks ...........................   $50 per pad

     The actual reserve deposits for periodic replacement, capital expenditures and FF&E (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

     Tenant Improvements and Leasing Commission Reserves -- Monthly deposits generally based upon anticipated lease turnover rates, estimated costs for tenant improvements and leasing commissions in the related market.

     In certain cases, CSFB Mortgage Capital allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, CSFB Mortgage Capital generally deducted such amounts from Net Operating Income when calculating Net Cash Flow.

     Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a CSFBMC Mortgage Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

     Credit Lease Loans. Generally each Monthly Payment due under a Credit Lease Loan will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. CSFB Mortgage Capital's underwriting criteria for a Credit Lease Loan generally depend on whether such Credit Lease Loan is secured by a Bondable Lease, a Triple Net Lease or a Double Net Lease.



                                            LEASED
                                DSCR       LTV RATIO
LEASE TYPE                   GUIDELINE     GUIDELINE
-------------------------   -----------   ----------
     Bondable ...........       1.00x         100%
     Triple Net .........       1.02x          95%
     Double Net .........       1.05x          90%

     Generally, when calculating the DSCR guidelines set forth above, CSFB Mortgage Capital did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, CSFB Mortgage Capital did not require the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements or leasing commissions for Bondable Leases. CSFB Mortgage Capital did require, in many instances, the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements and/or leasing commissions for Double Net Leases and Triple Net Leases. The actual DSCR and Loan to Value Ratios (both "Leased Value" and "Dark Value") for the Credit Lease Loans is set forth on Annex B hereto.

PWRES UNDERWRITING STANDARDS

     Each Mortgage Loan originated by an affiliate of PWRES, or purchased by PWRES from an unaffiliated originator (each, a "PWRES Loan") generally is consistent with the underwriting standards applied by PWRES, as described below.

     PWRES has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The PWRES Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for the Mortgage Loans which are secured by cooperative apartments, mobile home/recreational vehicle parks, restaurants and self-storage facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by PWRES, PWRES applied its general guidelines to such loans in reliance on information provided to it by the originators of such loans, in certain cases without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the PWRES Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

     Environmental Assessments. Substantially all of the Mortgaged Properties relating to the PWRES Loans have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties relating to the PWRES Loans.

     Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by engineers prior to origination of the PWRES Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements.

     Appraisals. An appraisal of each of the Mortgaged Properties relating to the PWRES Loans was performed. The appraisals generally were performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each PWRES Loan. The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Operating and Occupancy Statements. In connection with the origination of the PWRES Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the PWRES Loans secured by Office Properties, Industrial Properties and Retail Properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor PWRES makes any representation as to the accuracy of such information.

     Zoning and Building Code Compliance. All of the borrowers generally have represented under the related Mortgage or loan agreement and, in connection with substantially all of the PWRES Loans, provided other evidence to the effect, that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, and is currently, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Zoning Compliance; Inspections."


     Property Management. Generally, for all PWRES Loans (other than Credit Lease Loans), a manager (which may be an employee of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. The qualification of the original managers was approved by the originator of each PWRES Loan and reviewed by PWRES in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the PWRES Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Property Management -- Conflicts of Interest."


     Title Insurance Policy. Each borrower has provided, and the PWRES has obtained, a title insurance policy for each Mortgaged Property relating to the PWRES Loans. Each title insurance policy generally complies with the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.


     Property Insurance. Each borrower has provided, and PWRES has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a 100-year flood zone, flood insurance;
(5) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance; and (6) such other coverage as PWRES may require based on the specific characteristics of the Mortgaged Property.


     Evaluation of Borrower. PWRES evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Approximately 95.6% of the PWRES Mortgage Loans have borrowers that are single asset special purpose entities. In addition, in general, in connection with each PWRES Loan with an original principal balance in excess of $20 million, each borrower is required to be organized as a bankruptcy-remote entity, and PWRES has reviewed the organizational documents of the borrower to verify compliance with such requirement.

     DSCR and LTV Ratio. PWRES' underwriting standards generally require, for all mortgage loans other than Credit Lease Loans, the following minimum DSCR and Loan-to-Value Ratios for each of the indicated property types:

                                                                                                LEASED
                                                             DSCR                             LTV RATIO
PROPERTY TYPE                                              GUIDELINE                          GUIDELINE
------------------------------------------------   ------------------------   -----------------------------------------
   Anchored Retail .............................             1.25x                                80%
   Unanchored Retail ...........................             1.25x                                75%
   Multifamily (excluding Cooperative) .........             1.20x                                80%
   Cooperative .................................             1.05x (as cooperative)               60% (as cooperative)
                                                             1.75x (as rental)                    50% (as rental)
   Industrial ..................................             1.25x                                75%
   Office ......................................             1.25x                                75%
   Hospitality .................................             1.35x                                70%
   Mobile Home Park ............................             1.20x                                80%


     The DSCR guidelines listed above are calculated based on Net Cast Flow at the time of origination. Therefore, the DSCR for each PWRES Loan as reported elsewhere in this Prospectus Supplement may differ from the ratio calculated at the time of origination. The foregoing guidelines generally were applied in connection with the origination of the PWRES Loans, but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, PWRES' underwriting standards generally require that the DSCR will be no less than 1.00x and the Leased LTV (as set forth on Annex B) will be no greater than 100%.

     Escrow Requirements. PWRES generally requires a borrower to fund various escrows (each, an "Escrow Account") for taxes and insurance, replacement of furniture, fixtures and equipment and/or capital expenditures and, in certain cases, tenant improvements and leasing commissions (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by PWRES are as follows:

     Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property.

     Capital Item Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for PWRES or the following minimum amounts:



       Retail ......................................   $0.15 per square foot
       Multifamily (excluding Cooperative) .........   $250 per Unit
       Industrial ..................................   $0.15 per square foot
       Office ......................................   $0.20 per square foot
       Hotel .......................................   5% of gross revenues
       Mobile Home Parks ...........................   $50 per pad

     The actual reserve deposits for periodic replacement, capital expenditures and FF&E (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

     Tenant Improvements and Leasing Commission Reserves -- Monthly deposits generally based on estimated costs for tenant improvements and leasing commissions in the related market.

     In certain cases, PWRES allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Any such letter of credit may be drawn by the lender to the full extent of such letter of credit and no such letter of credit is pledged to any person other than the lender. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, PWRES generally deducted such amounts from Net Operating Income when calculating Net Cash Flow.


     Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a PWRES Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.


     Credit Lease Loans. Generally each Monthly Payment due under a Credit Lease Loan will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. PWRES' underwriting criteria for a Credit Lease Loan generally depend on whether such Credit Lease Loan is secured by a Bondable Lease, a Triple Net Lease or a Double Net Lease.



                                            LEASED
                                DSCR       LTV RATIO
LEASE TYPE                   GUIDELINE     GUIDELINE
-------------------------   -----------   ----------
     Bondable ...........       1.00x        100%
     Triple Net .........       1.02x        100%
     Double Net .........       1.04x        100%

     Generally, when calculating the DSCR guidelines set forth above, PWRES did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, PWRES did not require the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements or leasing commissions for Bondable Leases. PWRES did require, in many instances, the escrowing of amounts for capital reserves and insurance for Double Net Leases and Triple Net Leases. The actual DSCR and Loan to Value Ratios (both "Leased Value" and "Dark Value") for the Credit Lease Loans is set forth on Annex B hereto.

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


CREDIT LEASE LOANS

     Sixty-one Mortgage Loans, representing approximately 15.3% of the Initial Pool Balance (the "Credit Lease Loans") are secured by Mortgaged Properties ("Credit Lease Properties") that are, in each case, subject to a net lease obligations (a "Credit Lease") of a tenant (a "Tenant"), or net lease obligations guaranteed by a Guarantor that possesses a rating or internal classification of "B--" (or the equivalent) or higher by one or more of the Rating Agencies. See "Risk Factors -- The Mortgage Loans -- Credit Lease Properties."

     Lease termination rights and rent abatement rights, if any, in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a borrower's default relating to its obligations (other than the obligation to maintain a Lease Enhancement Policy) under the Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Lease Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a borrower's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the borrower in the area of the Credit Lease Property and complying with laws regulating such Credit Lease Property or common areas related to such Credit Lease Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases" or "Bondable Leases") have neither Casualty nor Condemnation Rights, Maintenance Rights nor Additional Rights (with the exception of Loan No. 20, with respect to which the Tenant provides an additional insurance policy to, among other things, reduce the deductibles on the tenant policy and to provide flood insurance), and the Tenants thereunder are required, at their expense, to maintain their Credit Lease Property, in good order and repair. Other Credit Leases have Casualty or Condemnation Rights and may have Additional Rights ("Triple Net Leases"). The tenants under Triple Net Leases are required, at their expense, to maintain their Credit Lease Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases have Casualty or Condemnation Rights and Maintenance Rights, and may have Additional Rights ("Double Net Leases"). If the borrower defaults in the performance of certain obligations under Triple Net Leases or Double Net Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there would be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Certificateholders.

     Credit Leases with respect to 37 of the Credit Lease Properties, which represent 8.6% of the aggregate Initial Pool Balance, are Bond-Type Leases, Credit Leases with respect to 19 of the Credit Lease Properties, which represent 4.9% of the aggregate Initial Pool Balance, are Triple Net Leases, and Credit Leases with respect to 18 of the Credit Lease Properties, which represent 1.8% of the aggregate Initial Pool Balance, are Double Net Leases.

     With respect to each Credit Lease Loan not secured by the assignment of a Bond-Type Lease, the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and rent abatement (with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company ("Chubb" or the "Lease Enhancement Insurer"). As of the Cut-off Date, the claims paying ability of Chubb was rated "AAA" and "Aa2" by S&P and Moody's, respectively. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Tenant of a Credit Lease occurring as a result of a casualty or a condemnation, the Lease Enhancement Insurer will pay the Servicer on behalf of the Trustee a payment of all outstanding principal of plus, subject to certain limitations, interest on such Credit Lease Loan. The Lease Enhancement Insurer generally is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to the limitation above, accrued interest and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

     With respect to 36 Credit Lease Loans representing approximately 9.6% of the Initial Pool Balance (the "Fully Amortizing Credit Lease Loans"), scheduled monthly payments under each Credit Lease generally are sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan. Twenty-five of the Credit Lease Loans, representing approximately 5.8% of the Initial Pool Balance (the "Balloon Payment Credit Lease Loans"), are not fully amortizing and require the payment of Balloon Payments at maturity (which coincides with the expiration of the Primary Term of the related Credit Leases). Fourteen of the Balloon Payment Credit Lease Loans, representing approximately 4.3% of the Initial Pool Balance, each have the benefit of a residual value insurance policy (a "Residual Value Policy") from R.V.I. America Insurance Company, which had a claims paying rating of "A" by Fitch and "A" by S&P as of the Cut-off Date. The Residual Value Policies insure the related borrowers against any diminution in the value of the related Credit Lease Properties as a result of changes in market conditions. If the related Credit Lease Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by such Credit Lease Properties upon the maturity of such Credit Lease Loans, the insurer in each case will be required to pay the amount of such remaining indebtedness. The premium for each Residual Value Policy was fully paid at the time of the issuance of such policy, and each such policy is non-cancelable. The Trustee is a named insured of each Residual Value Policy.


     At the end of the term of a Credit Lease, a Tenant is generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

SIGNIFICANT MORTGAGE LOANS

     The ten largest Mortgage Loans and the largest Related Borrower Loan by Initial Pool Balance are as follows:

 The Combined Properties Portfolio Loan

     The Loan. The largest Mortgage Loan in the Mortgage Pool (the "Combined Properties Portfolio Loan") was originated by CSFB Mortgage Capital on May 11, 1998, and has a principal balance as of the Cut-off Date of $115,590,907, which represents approximately 4.7% of the Initial Pool Balance. The Combined Properties Portfolio Loan is secured by first priority liens encumbering 15 shopping center properties located in Virginia, Maryland, California and the District of Columbia (collectively, the "Combined Properties Portfolio Property"). The Combined Properties Portfolio Loan was made jointly and severally to Aspen Manor Plaza LLC, Bladen II LLC, Chantilly Plaza LLC, Columbia Road II LLC, Enterprise Shopping Center LLC, Fairfax Circle LLC, Forty West LLC, Georgia Ave II LLC, Lee & Harrison II LLC, McLean II LLC, Montebello LLC, Pickett LLC, Reseda Shopping Center II LLC, Silver Hill II LLC and Turnpike LLC (collectively, the "Combined Properties Portfolio Borrower"), each a Delaware limited liability company.
                               ----------------




Cut-off Date Principal
Balance:                   $115,590,907
Origination Date:          May 11, 1998
Loan Type:                 ARD; cross-collateralized,
                           cross-defaulted
Monthly Payment:           $819,025
Interest Rate:             7.6308%
Amortization Term:         360 months
DSCR:                      1.44x
Cut-off Date LTV:          70%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $101,294,485




ARD LTV:                   62%
Defeasance Period:         May 11, 2002 until ARD
Partial Defeasance:        Yes
Prepayment Lockout
Expiration:                6 months prior to ARD
Property Substitution:     None
Borrower Special Purpose
Entity:                    Yes, with an independent
                           director of the corporate
                           managing member and a
                           non-consolidation opinion
Maturity Date:             May 11, 2028
Property Type:             Retail
No. of Properties:         15
Lock Box:                  Hard, In Place

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Combined Properties Portfolio Loan is set forth below:




       PROPERTY                            APPRAISED     SQUARE     YEAR
         NAME               LOCATION         VALUE        FEET     BUILT
---------------------- ----------------- ------------- ---------- -------
Aspen Manor            Rockville, MD      $ 7,100,000    44,928   1954
 Shopping Center
Bladen Shopping        Bladensburg, MD    $ 4,600,000    46,147   1953
 Center
Chantilly Plaza        Chantilly, VA      $ 6,400,000   100,217   1973
Columbia Road          Washington, DC     $ 3,700,000    12,432   1910
 Center
Enterprise             Lanham, MD         $20,300,000   206,963   1972
 Shopping Center
Fairfax Circle Plaza   Fairfax, VA        $15,600,000   104,523   1973
 Shopping Center
Forty West Plaza       Baltimore, MD      $14,250,000   196,938   1964
 Shopping Center
Georgia Avenue         Washington, DC     $   940,000     9,000   1937
Lee & Harrison         Arlington, VA      $ 3,700,000    19,970   1961
 Shopping Center
Loehmann's             Reseda, CA         $19,000,000   183,431   1958
Mart At                Montebello, CA     $19,800,000   213,070   1961
 Montebello
McLean Chain           McLean, VA         $ 8,400,000    30,504   1969
Pickett Shopping       Fairfax, VA        $13,600,000    90,340   1967
 Center
Silver Hill Plaza      Forestville, MD    $14,200,000   126,625   1972
Turnpike Shopping      Fairfax, VA        $13,900,000   103,944   1967
 Center



       PROPERTY           FEE OR           MAJOR                           ALLOCATED
         NAME           LEASEHOLD         TENANTS         OCCUPANCY(1)    LOAN AMOUNT
---------------------- ----------- --------------------- -------------- --------------
Aspen Manor            Leasehold   Big "D" Discount,            97%      $ 4,959,185
 Shopping Center                   TrakAuto, 6-Twelve
                                   Mart
Bladen Shopping        Leasehold   Drug Emporium,               93%      $ 3,212,993
 Center                            Trak Auto, Murry's
                                   Steaks
Chantilly Plaza        Leasehold   Food Lion, Staples,          97%      $ 4,470,251
                                   Total Crafts
Columbia Road          Leasehold   Blockbuster Video,          100%      $ 2,584,364
 Center                            Foot Locker, Up
                                   Against the Wall,
Enterprise             Leasehold   Shopper's Food,              87%      $14,179,077
 Shopping Center                   Frank's Nursery,
                                   Montgomery Ward
                                   Dark
Fairfax Circle Plaza   Leasehold   Staples, Hudson              94%      $10,896,236
 Shopping Center                   Trail, Trak Auto
Forty West Plaza       Leasehold   Baby Superstore,             99%      $ 9,953,293
 Shopping Center                   Drug Emporium,
                                   PetsMart
Georgia Avenue         Leasehold   Trak Auto                   100%      $   656,568
Lee & Harrison         Leasehold   CVS Pharmacy,               100%      $ 2,584,364
 Shopping Center                   Trak Auto,
                                   Blockbuster Video
Loehmann's             Leasehold   Von's Grocery, Save          97%      $13,271,057
                                   on Drugs,
                                   Loehmann's
Mart At                Leasehold   Service                      96%      $13,829,838
 Montebello                        Merchandise
                                   (Dark), Von's
                                   Grocery, Ross
                                   Dress for Less
McLean Chain           Leasehold   Total Beverages,            100%      $ 5,867,204
                                   Super Crown Books
Pickett Shopping       Leasehold   Zany Brainy, Show            94%      $ 9,499,283
 Center                            Biz Pizza, CVS
                                   Pharmacy
Silver Hill Plaza      Leasehold   Shopper's Food               92%      $ 9,918,369
                                   Warehouse, CVS
                                   Pharmacy, Super
                                   Trak
Turnpike Shopping      Leasehold   Giant Food                   76%      $ 9,708,826
 Center

----------
(1)   As of most recently available rent roll.


     The Borrower. Each Combined Properties Portfolio Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. Each Combined Properties Portfolio Borrower is owned and controlled by Ronald S. Haft. The Combined Properties Portfolio Borrower is affiliated with Combined Properties, Inc., a privately-held full-service, retail asset and property management company, which owns and operates approximately thirty shopping centers comprising approximately 4 million square feet located in metropolitan Washington, D.C. and Los Angeles. Combined Properties, Inc. was the subject of a Chapter 11 reorganization proceeding from which it emerged in August 1997.

     Certain additional information on the Combined Properties Portfolio Loan and the Combined Properties Portfolio Property is set forth on Annex A hereto.

     The Ground Lease. The shopping centers making up the Combined Properties Portfolio Property are ground leased by the Combined Properties Portfolio Borrower from one or more affiliates pursuant to ground leases that expire on May 11, 2038, with two renewal periods of 25 years each.


     Certain Environmental Matters. The reports for Phase I site assessments performed in April 1998 generally noted that (i) there was evidence of asbestos at each of the Combined Properties Portfolio Properties, (ii) ten of the Combined Properties Portfolio Properties contain spaces formerly occupied by dry cleaners, (iii) four of the Combined Properties Portfolio Properties contain spaces occupied by automobile service providers that have in-ground hydraulic lifts, (iv) one of the Combined Properties Portfolio Properties has ground water contamination that has immigrated from an adjoining gas station property, (v) one of the Combined Properties Portfolio Properties is adjacent to a property that contains an active leaking underground storage tank site undergoing active remediation and (vi) one of the Combined Properties Portfolio Properties has utility-owned electrical transformers that may contain PCBs. A reserve of approximately $3.4 million was established by the Combined Properties Portfolio Borrower at closing to fund additional testing and any required remediation. Such reserve represents approximately 125% of the estimated cost of such remediation.


     Property Management. The Combined Properties Portfolio Property is managed by Combined Properties, Incorporated, a District of Columbia corporation (the "Combined Properties Portfolio Manager"), an affiliate of the Combined Properties Portfolio Borrower pursuant to a management agreement. The Combined Properties Portfolio Manager may be terminated upon the occurrence and continuation of any event of default under the Combined Properties Portfolio Loan. The management agreement provides for the payment to the Combined Properties Portfolio Manager of a management fee equal to 5%, provided that payment of such fee may be suspended if the DSCR on a trailing 12-month basis is less than 1.10x (such fee subsequently to be paid to the Combined Properties Portfolio Manager if a DSCR of at least 1.15x is maintained for two consecutive quarterly periods).


     Mezzanine Loan. 7 Prop Mezz, LLC and 8 Prop Mezz, LLC, each a Delaware limited liability company (collectively, the "Combined Mezzanine Borrower"), are the regular members of the Combined Properties Portfolio Borrower and the borrowers under a Mezzanine Loan in the principal amount of $27,800,000 (the "Combined Mezzanine Loan") secured by the regular membership interests in the Combined Properties Portfolio Borrower and the stock in the respective 1% managing members of the entities constituting the Combined Properties Portfolio Borrower, made by CSFB Mortgage Capital (in its capacity as mezzanine lender, the "Combined Mezzanine Lender") on May 11, 1998. The Combined Mezzanine Lender has agreed not to foreclose on its interests in the Combined Properties Portfolio Borrower without the consent of the mortgage lender. The Combined Mezzanine Loan matures on May 11, 2008, but can be extended, at the election of the Combined Mezzanine Lender, to May 11, 2010. The Combined Mezzanine Loan bears interest at a fixed rate per annum of 10% and, if extended, at a variable interest rate per annum of LIBOR plus 10%. The Combined Mezzanine Borrower is required to make a constant monthly payment of $292,796, applied first to interest and then to principal.


     The Combined Mezzanine Lender has certain approval rights over budgets and significant leases and can terminate and replace the Combined Properties Portfolio Manager upon the occurrence of an event of default under the Combined Mezzanine Loan or if the DSCR is less than 1.05x. The Combined Mezzanine Lender has agreed not to take any such action with respect to the Combined Properties Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates. The exercise of such rights by the Combined Mezzanine Lender relating to budgeting, management and leases is subject to the approval of the Servicer. In addition, the Combined Mezzanine Lender has agreed not to transfer its interest in the Combined Mezzanine Loan (other than to certain permitted institutional transferees) or exercise certain remedies without prior written confirmation from each Rating Agency that such transfer or exercise would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates.

 The Edens and Avant Loan

     The Loan. The second largest Mortgage Loan in the Mortgage Pool (the "Edens & Avant Loan") was originated by CSFB Mortgage Capital on May 13, 1998, and has a principal balance as of the Cut-off Date of $84,100,000, which represents approximately 3.4% of the Initial Pool Balance. The Edens & Avant Loan is secured by first priority liens encumbering 21 shopping center properties located in seven states in the Southeastern United States (collectively, the "Edens & Avant Property"). The Edens & Avant Loan was made to Edens & Avant Financing II Limited Partnership (the "Edens & Avant Borrower"), a Delaware limited partnership.

                               ----------------




Cut-off Date Principal
Balance:                   $84,100,000
Origination Date:          May 13, 1998
Loan Type:                 ARD; Interest-only;
                           cross-collateralized, cross-defaulted
Monthly Payment            $474,815
Interest Rate:             6.7750%
Amortization Term:         Interest only
DSCR:                      2.59x
Cut-off Date LTV:          48%
Anticipated Repayment
Date:                      June 11, 2010
ARD Balance:               $84,100,000
ARD LTV:                   48%
Defeasance Period:         Commencing two years after the
                           Closing Date
Partial Defeasance:        Yes


Prepayment Lockout
Expiration:                180 days prior to ARD
Property Substitution:     Permitted provided appraised value,
                           NOI, DSCR, Loan-to-Value ratio,
                           major tenants and leases meet
                           certain requirements (generally at
                           least comparable to or better than
                           the replaced property)
Borrower Special Purpose
Entity:                    Yes, with an independent manager
                           of the general partner and a
                           non-consolidation opinion
Maturity Date:             June 11, 2028
Property Type:             Retail
No. of Properties:         21
Lock Box:                  Modified; Hard if Event of Default
                           or if DSCR below 1.25x

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Edens & Avant Loan is set forth below:




PROPERTY                                  APPRAISED     SQUARE     YEAR
NAME                      LOCATION          VALUE        FEET     BUILT
-------------------- ------------------ ------------- ---------- -------
Amelia Plaza         Fernandina, FL      $ 4,750,000    91,727   1987
Armstrong Plaza      Fountain Inn, SC    $ 4,850,000    52,438   1966
Crossroads South     Jonesboro, GA       $12,800,000   211,178   1987
Dawson Village       Dawsonville, GA     $ 8,900,000    83,272   1997
Five Forks Corners   Lilburn, GA         $ 9,000,000    88,646   1996
Florence Square      Florence, AL        $13,650,000   244,731   1991
Marketplace/
 Goodings Plaza      Palm Bay, FL        $ 9,450,000  149,752    1986
Gulfdale             Mobile, AL          $ 3,700,000    94,376   1981
Kennerly Place       Irmo, SC            $ 4,165,000    46,800   1998
Lincoln Center       Lincolnton, NC      $ 5,800,000    78,770   1989
Lynnwood Place       Jackson, TN         $ 6,400,000    96,666   1986
Overlook Village     Asheville, NC       $12,100,000   147,991   1989
Parkway Village      Macon, GA           $12,000,000   168,430   1988
Palm Bay West        Palm Bay, FL        $17,900,000   263,356   1989
Ridgewood Farm       Salem, VA           $ 5,200,000    79,342   1987
 Village
Riverdale Crossing   Macon, GA           $ 9,700,000    92,786   1976
Rockbridge Place     Stone Mountain,     $ 5,000,000    71,268   1984
                     GA
Sangaree Plaza       Summerville, SC     $ 4,475,000    58,948   1981
Southwest Plaza      Roanoke, VA         $ 5,750,000    87,802   1988
South Square
 Marketplace         Charlotte, NC       $ 5,460,000    72,219   1993
Wal-Mart Super
 Center              Moultrie, GA        $13,370,000   196,589   1997



PROPERTY                FEE OR            MAJOR           OCCUPANCY    ALLOCATED
NAME                  LEASEHOLD          TENANTS             (1)      LOAN AMOUNT
-------------------- ----------- ----------------------- ----------- ------------
Amelia Plaza         Fee         Winn Dixie,                  95%     $2,290,305
                                 Eckerd Drugs, Cato
Armstrong Plaza      Fee         Bi-Lo, Revco, Pizza         100%     $2,338,522
                                 Hut
Crossroads South     Fee         Kmart, Kroger                99%     $6,171,769
Dawson Village       Fee         Kroger, Moovies             100%     $4,291,308
Five Forks Corners   Fee         Publix, Blockbuster          96%     $4,339,525
                                 Video
Florence Square      Fee         Kmart, Bruno's               97%     $6,581,613
                                 Food World, TJ
                                 Maxx
Marketplace/
 Goodings Plaza      Fee         Winn Dixie,                  97%     $4,556,502
                                 Beall's Department
                                 Stores,
                                 Pro Health &
                                 Fitness
Gulfdale             Fee         Delchamps Grocery            91%     $1,784,027
Kennerly Place       Fee         Food Lion                    86%     $2,008,236
Lincoln Center       Fee         Bi-Lo, Revco, Cato          100%     $2,796,583
Lynnwood Place       Fee         Kroger, Jackson              87%     $3,085,885
                                 Clinic
Overlook Village     Fee and     Phar-Mor, TJ Maxx,          100%     $5,834,251
                     Leasehold   Books-A-Million
Parkway Village      Fee         Kroger, Circuit City,        98%     $5,786,034
                                 Discovery Zone
Palm Bay West        Fee         Kmart,                       97%     $8,630,834
Ridgewood Farm       Fee         Kroger,                      99%     $2,507,281
 Village                         Revco
Riverdale Crossing   Fee         Publix, Revco                87%     $4,677,044
Rockbridge Place     Fee         Winn Dixie                  100%     $2,410,847
Sangaree Plaza       Fee         Bi-Lo, Revco                 97%     $2,157,708
Southwest Plaza      Fee         Harris Teeter,               97%     $2,772,474
                                 Wood's Sentry
                                 Hardware,
                                 Revco
South Square
 Marketplace         Fee         Winn Dixie,                  98%     $2,632,645
                                 Blockbuster Video,
                                 Cato
Wal-Mart Super
 Center              Fee         Wal-Mart,                    96%     $6,446,606
                                 Blockbuster Video

----------
(1)   As of most recently available rent roll.


     The Borrower. The Edens & Avant Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote general partner having a single purpose, bankruptcy remote corporate managing member whose board contains an independent director. The Edens & Avant Borrower is a Delaware limited partnership, the general partner of which is E&A Financing II, LLC, a Delaware limited liability company, the managing member of which is E&A Special Purpose II, Inc., a Delaware corporation. The Edens & Avant Borrower is affiliated with Edens & Avant, which is one of the largest private full-service commercial real estate companies in the United States. The State of Michigan Pension Fund owns approximately 80% of Edens & Avant.

     Certain additional information on the Edens & Avant Loan and the Edens & Avant Property is set forth on Annex A hereto.

     Certain Environmental Matters. The reports for Phase I site assessments, performed between May 1997 and May 1998, and, in the case of four of the Edens & Avant Properties, Phase II site assessments, performed between July 1997 and April 1998, noted that (i) there was evidence of asbestos at one of the Edens & Avant Properties, (ii) seven of the Edens & Avant Properties contain spaces occupied or formerly occupied by dry cleaners, (iii) four of the Edens & Avant Properties are adjacent to properties containing leaking underground storage tanks and (iv) one of the Edens & Avant Properties contains a small quantity of diesel impacted soil. A reserve of $812,500 was established by the Edens & Avant Borrower at closing to fund additional testing and any required remediation, which represents approximately 125% of the estimated cost of remediation.

     Property Management. Nineteen of the Edens & Avant Properties are managed by Edens & Avant Properties Limited Partnership (the "Edens & Avant Properties Manager"), an affiliate of the Edens & Avant Borrower, pursuant to a management agreement. The management agreement provides for the payment to the Edens & Avant Properties Manager of a management fee of 4%, which fee is subordinated to payments to be made under the Edens & Avant Loan. The Edens & Avant Properties Manager may be terminated (i) upon the occurrence of any event of default under the Edens & Avant Loan or the management agreement, (ii) upon a 50% or greater change in control of the Edens & Avant Properties Manager, (iii) at any time for cause, or (v) if the DSCR for the Edens & Avant Loan falls below 1.25x.

     Two of the Edens & Avant Properties are managed by Centennial America Properties, LLC (the "Edens & Avant Centennial Manager") pursuant to a management agreement. The management agreement provides for the payment to the Edens & Avant Centennial Manager of a management fee of 4%, which fee is subordinated to payments to be made under the Edens & Avant Loan. The Edens & Avant Centennial Manager may be terminated (i) upon the occurrence of any event of default under the Edens & Avant Loan or the management agreement, (ii) upon a 50% or greater change in control of the Edens & Avant Centennial Manager,
(iii) at any time for cause, or (v) if the DSCR for the Edens & Avant Loan falls below 1.25x.


 The Pantzer Portfolio Loans

     The Loan. The largest Related Borrower Mortgage Loan in the Mortgage Pool (the "Pantzer Portfolio Loans") was originated by CSFB Mortgage Capital on May 13, 1998, and has a principal balance as of the Cut-off Date of $76,258,039, which represents approximately 3.1% of the Initial Pool Balance. The Pantzer Portfolio Loans are secured by six first mortgages, five of which each encumber a multi-family housing complex located in New Jersey, Maryland or Delaware and one of which is a Multi-Property Loan which encumbers three multi-family housing complexes located in Delaware (collectively, the "Pantzer Portfolio Property"). The Pantzer Portfolio Loans were made to Arundel Associates, LLC, Cynwyd Club Associates LLC, Heather Ridge LLC, Meldon Apt., LLC, and Top of the Hill Associates LLC, each a Delaware limited liability company, and Foxfire Associates, a New Jersey limited partnership (together, the "Pantzer Portfolio Borrower").
                      -----------------------------------

Cut-off Date Principal
Balance:                     $76,258,039
Origination Date:            May 13, 1998
Loan Type:                   ARD
Monthly Payment:             Arundel - $48,211
                             Cynwyd - $22,634
                             Foxfire - $113,793
                             Heather Ridge - $92,124
                             Pantzer-Cross Summary
                             - $140,283
                             Top of the Hill - $114,882
Interest Rate:               7.4700%
Amortization Term:           360 months
DSCR:                        1.20x
Cut-off Date LTV:            78%
Anticipated Repayment
Date:                        May 11, 2008
ARD Balance:                 $68,032,315


ARD LTV:                     66%
Defeasance Period:           Two years after the Closing Date
Partial Defeasance:          No
Prepayment Lockout
Expiration:                  Three months prior to ARD
Property Substitution:       No
Borrower Special Purpose
Entities:                    Yes, with a special purpose
                             managing member and an
                             independent director of such
                             managing member's managing
                             member and a non-consolidation
                             opinion

                               ----------------


Maturity Date:               May 11, 2028
Property Type:               Multi-family
No. of Properties:           8
No. of Loans:                6
Lock Box:                    Hard, In Place

                               ----------------

     Additional Mortgage Loan Information By Property. Certain information with respect to each Mortgaged Property relating to the Pantzer Portfolio Loan is set forth below:




PROPERTY                                                        APPRAISED
NAME                                         LOCATION             VALUE      UNITS
------------------------------------ ----------------------- -------------- -------
Top of the Hill Apartments ......... Wilmington, DE           $20,500,000    414
Foxfire Apartments ................. Laurel, MD               $21,500,000    500
Heather Ridge Apartments ........... West Deptford, NJ        $15,800,000    400
Oaktree Apartments ................. New Castle County, DE    $10,350,000    298
Sandalwood Apartments .............. Newark, DE               $ 9,950,000    367
Arundel Apartments ................. Wilmington, DE           $ 8,625,000    211
Cedar Tree Apartments .............. New Castle County, DE    $ 6,900,000    162
Cynwyd Club Apartments ............. Wilmington, DE           $ 4,550,000    132



                                                                           ALLOCATED
                                                                             LOAN
                                                                           AMOUNTS/
                                                                         CUT-OFF DATE
PROPERTY                               YEAR     FEE OR    OCCUPANCY        PRINCIPAL
NAME                                  BUILT   LEASEHOLD      (1)            BALANCE
------------------------------------ ------- ----------- ----------- --------------------
Top of the Hill Apartments ......... 1971       Fee         97%         $  16,469,614(2)
Foxfire Apartments ................. 1972       Fee         90%         $  16,313,585(2)
Heather Ridge Apartments ........... 1974       Fee         94%         $  13,207,048(2)
Oaktree Apartments ................. 1973       Fee         95%         $   7,652,625(3)
Sandalwood Apartments .............. 1973       Fee         91%         $   7,356,872(3)
Arundel Apartments ................. 1970       Fee         98%         $   6,911,712(2)
Cedar Tree Apartments .............. 1965       Fee         98%         $   5,101,750(3)
Cynwyd Club Apartments ............. 1965       Fee         94%         $   3,244,834(2)

----------
(1)   As of most recently available rent roll.

(2)   Cut-off Date Principal Balance.

(3)   Multi-Property Loan; Allocated Loan Amount.


     The Borrower. Except for Foxfire Associates, each of the entities constituting the Pantzer Portfolio Borrower has been structured as a single purpose, bankruptcy remote limited liability company, with a single purpose, bankruptcy remote managing member whose board contains an independent director. Foxfire Associates has been structured as a single purpose, bankruptcy remote limited partnership, with a single purpose, bankruptcy remote general partner that has an independent manager. A principal of each regular member of each Pantzer Portfolio Borrower is Edward S. Pantzer (except for Foxfire Associates, in which Edward S. Pantzer is a principal). The Pantzer Portfolio Borrower is an affiliate of Pantzer Properties, Inc., which was founded in 1971 and owns and/or manages a commercial real estate portfolio valued in excess of $450 million.

     Edward S. Pantzer has pledged all of his general and limited partnership interests in the Pantzer Portfolio Borrower as additional security for the Pantzer Portfolio Loan. Although the Pantzer Portfolio Loans are not cross-defaulted or cross-collateralized, the pledged general and limited partnership interests for each of the entities constituting the Pantzer Portfolio Borrower secures the obligations of the Pantzer Portfolio Borrower under all Pantzer Portfolio Loans.

     Certain additional information on the Pantzer Portfolio Loans and the Pantzer Portfolio Property is set forth on Annex A hereto.

     Property Management. The Pantzer Portfolio Property is managed by Panco Management Corporation (the "Pantzer Portfolio Manager"), an affiliate of the Pantzer Portfolio Borrower, under a management agreement which provides for payment to the Pantzer Portfolio Manager of management fees equal to 5%. The Pantzer Portfolio Manager can be terminated (i) upon the occurrence and continuation of any event of default under the Pantzer Portfolio Loan, the related mezzanine loan or the management agreement or (ii) if within 45 days of the end of each calendar quarter, the DSCR for each of the Pantzer Portfolio Properties is less than 1.0x on a trailing two-month basis.

     Preferred Equity Interest. CSFB Mortgage Capital (in such capacity, the "Pantzer Special Member") owns preferred equity investments in the Pantzer Portfolio Borrower (each, a "Pantzer Preferred Equity Interest"), in an aggregate amount as of the Cut-off Date equal to approximately $10,336,946. The Pantzer Preferred Equity Interests accrue yield at a preferred rate of LIBOR plus 5.5% and are scheduled to be partially redeemed on a monthly basis, with a final distribution scheduled to be made on May 11, 2008, in the amount of $29,295. In addition, each Pantzer Preferred Equity Interest requires the payment of an exit fee when such interest is paid in full. Certain affiliates of the Pantzer Portfolio Borrower have guaranteed the payments due on the Pantzer Preferred Equity Interests to the extent of their ownership interests in, and distributions from, the Pantzer Portfolio Borrower or the regular member of the Pantzer Portfolio Borrower, which are pledged as security for such guaranty.

     The Pantzer Special Member has certain approval rights with respect to budgets and significant leases and may terminate the Pantzer Portfolio Manager upon the occurrence of a breach under any of the Pantzer Preferred Equity Interests or if the DSCR falls below certain thresholds, subject to the approval of the Servicer.

     Recent Developments. On June 5, 1998, a fire occurred at Foxfire Apartments, resulting in fire, water and smoke damage to four apartments and less extensive damage to several other units. The cost of repair and restoration are not known as of the date hereof. CSFB Mortgage Capital has been informed by the Pantzer Portfolio Management Company that the fire has been reported to the applicable casualty insurance company and believes that the cost of repair and restoration is fully insured (subject to any applicable deductible).


 The Ritz-Carlton Loan

     The Loan. The third largest Mortgage Loan in the Mortgage Pool (the "Ritz-Carlton Loan") was originated by Credit Suisse First Boston, New York Branch, a branch of a foreign bank licensed under the laws of the State of New York and an affiliate of CSFB Mortgage Capital, on May 29, 1998 and has a principal balance, as of the Cut-off Date, of $75,000,000, which represents approximately 3.0% of the Initial Pool Balance. The Ritz-Carlton Loan is secured by a primary beneficiary's interest in a trust (the "Property Trust") holding a hotel (the "Ritz-Carlton Property") located in Cancun, Mexico. The Ritz-Carlton Loan was made to Grupo Inmobiliaro Mosa, S.A., a special purpose Mexican corporation (the "Ritz-Carlton Borrower").
                               ----------------




Cut-off Date Principal
Balance:                  $ 75,000,000
Origination Date:         May 29, 1998
Loan Type:                ARD
Monthly Payment:          $ 622,734(1)
Interest Rate:            8.8700%
Amortization Term:        300 months
DSCR:                     1.63x(1)
Cut-off Date LTV:         57%
Anticipated Repayment
Date:                     June 11, 2008
ARD Balance:              $ 63,557,954
ARD LTV:                  48%
Defeasance Period:        Commencing two years after the
                          Closing Date until ARD
Prepayment Lockout
Expiration:               Locked out until December 11, 2007


Borrower Special Purpose
Entity:                   Yes
Maturity Date:            June 11, 2023
Property Type:            Hospitality
No. of Properties:        1
Location of Property:     Cancun, Mexico
Appraised Value:          $131,400,000
Rooms:                    365
Year Built:               1994
Cut-off Date
Balance/Room:             $ 205,479
Fee or Leasehold:         Fee
Occupancy:                79%
Lock Box:                 Modified, In Place

(1) The DSCR was calculated based on the assumption that the Ritz-Carlton Borrower will incur withholding tax at a rate of 4.9%. Such amount was included as additional interest for such purpose but not included in the Monthly Payment shown above. See "--Certain Legal Aspects of Foreign Mortgage Loans--Taxation".


                               ----------------
     The Borrower. The Ritz-Carlton Borrower is a single purpose entity whose sole purpose is the operation, management and financing of the Ritz-Carlton Property and the holding of a secondary beneficiary's interest in the Property Trust. The Ritz-Carlton Borrower has no material assets other than its interest in the Property Trust. The Ritz-Carlton Borrower is controlled by Enrique Carlos Molina Sobrino (the "Key Principal"), who also owns controlling interests in Pepsi-Gemex, the largest Pepsi bottler outside of the United States; Consorcio Azucarero Escorpion, the largest producer of refined sugar in Mexico, and certain limited service hotels located in Mexico.

     Certain additional information on the Ritz-Carlton Loan and the Ritz-Carlton Property is set forth on Annex A hereto.

     The Property. The Ritz-Carlton Property is a nine-story, 365-room (including 53 suites), full-service luxury resort hotel situated on approximately 9.9 acres of beach front property in Cancun, Mexico, which was opened in 1994. The Ritz-Carlton Property is ranked as the fourth best luxury resort hotel in the world by Travel & Leisure magazine, is listed on Conde Nast's Gold List and is one of only two hotels in Mexico to have maintained a five diamond rating by the American Automobile Association from 1995 through 1998. Based on the Ritz-Carlton Borrower's December 1997 operating statement, the 12-month occupancy for calendar year 1997 for the Ritz-Carlton Hotel was 79% at an average daily rate of $204.10. The Ritz-Carlton Property contains two swimming pools, a fitness center, four restaurants and two bars and is situated on approximately 1,200 feet of beach front. In addition, the Ritz-Carlton Property contains approximately 27,700 square feet of meeting space, three tennis courts, 90 parking spaces, a sports shop, a gift shop and other concessionaires. The Ritz-Carlton Borrower has obtained a permit from the city of Cancun on an annual basis to use the beach as a private beach.

     Security. The record ownership of the Ritz-Carlton Property will be held in the name of Banco Nacional de Mexico acting as trustee of the Property Trust (the "Property Trustee"). The guaranty trust is a customary form of real estate finance security instrument in Mexico. The trust agreement with respect to the Property Trust designates the lender and its successors and assigns as the primary beneficiary of the Property Trust and the Ritz-Carlton Borrower as the secondary beneficiary of the Property Trust. The lender's primary beneficial interest in the Property Trust gives the lender the right to direct the Property Trustee to direct the sale of the related property upon an event of default under the Ritz-Carlton Loan. The Ritz-Carlton Borrower's beneficial interest in the Property Trust gives it the right to use occupy and enjoy the Ritz-Carlton Property for so long as it is not in default on its obligations in respect of the Ritz-Carlton Loan. Under the trust agreement for the Property Trust the lender has agreed to not take any action to enforce its remedies with respect to the Ritz-Carlton Property for a period of 90 days (180 days if there is an economic crisis occurring in Mexico at that time) after an event of default. Such period is intended to give the borrower a period of time in which to arrange a refinancing of the Ritz-Carlton Loan.

     Property Management. The Ritz-Carlton Property is managed by the Ritz-Carlton Hotel Company of Mexico, S.A. de C.V. (the "Ritz-Carlton Manager"), which is independent of the Ritz-Carlton Borrower, pursuant to the terms of a management agreement. The Ritz-Carlton Manager is a subsidiary of Marriott International, Inc. The management agreement provides for the payment to the Ritz-Carlton Manager of management fees equal to 3%. The Property Trustee has the right to direct the Ritz-Carlton Borrower to terminate the Ritz-Carlton Manager if an event of default occurs under the management agreement. The Ritz-Carlton Manager is permitted to continue to manage the Ritz-Carlton Property if the Trustee acquires title thereto. The Ritz-Carlton Manager has agreed to use commercially reasonable efforts to establish each of the Ritz-Carlton Mexico Account and the Ritz-Carlton Exchange Account as a trust account, or at a bank whose long term debt rating is at least "AA--" by S&P or, with respect to any Escrow Account held at a Mexican financial institution, whose peso-denominated long-term debt rating is at least investment grade.

     Cash Management. The revenues of the Ritz-Carlton Property generally include (i) receipts from advanced bookings by tour operators and other group reservations, including value added tax and gratuity charges relating thereto (the "Group Receipts"); (ii) credit card and other receipts from individual guests (the "Individual Receipts"); and (iii) deposits of over-the-counter receipts (including receipts from the exchange of dollars) (the "Over-the-Counter Receipts"), which generally are denominated in dollars. The Group Receipts are deposited by the Ritz-Carlton Manager directly into the account of the Ritz-Carlton Manager at a bank in the United States meeting certain specified requirements (the "Ritz-Carlton U.S. Account") and the Individual Receipts (after conversion to pesos by Banamex) are deposited by the Ritz-Carlton Manager directly into the account of the Ritz-Carlton Manager held by Banamex (the "Ritz-Carlton Mexico Account"). The Over-the-Counter Receipts are generally deposited into a dollar denominated account in Mexico (the "Mexican Dollar Account") and used to reconvert pesos to dollars and to hold cash deposited by guests for use as spending money during their stay and, with any excess amount (the "Excess Exchange Amount") to pay dollar denominated expenses. Amounts in the Ritz-Carlton U.S. Account may be withdrawn by the Ritz-Carlton Manager to pay U.S-based expenses and, if necessary, to pay peso-denominated expenses not covered by Individual Receipts and any Excess Exchange Amount. The Ritz-Carlton Manager has agreed to withdraw funds from the Ritz-Carlton Mexico Account in order to fund a furniture, fixtures and equipment reserve and to pay its peso denominated expenses. Only if the funds in the Ritz-Carlton Mexico Account or Excess Exchange Amounts are insufficient to cover such peso-denominated expenses the Ritz-Carlton Manager may withdraw funds from the Ritz-Carlton U.S. Account for the payment of peso denominated operating expenses.

     Reserves. The Ritz-Carlton Borrower has guaranteed an unsecured debt obligation of an affiliate of the Ritz-Carlton Borrower to a Mexican bank that currently is in receivership. Because such debt obligation could not be repaid prior to the origination of the Ritz-Carlton Loan due to receivership proceedings involving the bank, the Ritz-Carlton Borrower established an escrow account in an amount exceeding the amount of the outstanding debt obligation, which amount is required to be utilized to pay such debt obligation. In addition to the reserves for taxes and insurance and FFIE, the Ritz-Carlton Borrower is also required to maintain a seasonality reserve to offset seasonal fluctuation in occupancy.


 The Reichmann/Intell Portfolio Loan

     The Loan. The fourth largest Mortgage Loan in the Mortgage Pool (the "Reichmann/Intell Portfolio Loan") was originated by CSFB Mortgage Capital on May 19, 1998, and has a principal balance as of the Cut-off Date of $74,857,607, which represents approximately 3.0% of the Initial Pool Balance. The note relating to the Reichmann/Intell Portfolio Loan provides for two payment components, one of which (referred to herein as the "A Component") is calculated on a principal sum, as of the Cut-off Date, of $72,427,044 and the other of which (referred to herein as the "B Component") is calculated on a principal sum, as of the Cut-off Date, of $2,430,563. The B Component fully amortizes over the term of the NYNEX lease (City Hall Plaza). The Reichmann/Intell Portfolio Loan is secured by first priority liens encumbering five office complexes located in Wichita, Kansas; Louisville, Kentucky; Worcester, Massachusetts and Manchester, New Hampshire (collectively, the "Reichmann/Intell Portfolio Property"). The Reichmann/Intell Portfolio Loan was made to IPC Office Properties, LLC (the "Reichmann/Intell Portfolio Borrower"), a Delaware limited liability company.

                               ----------------




Cut-off Date Principal
Balance:                   $74,857,607
Origination Date:          May 19, 1998
Loan Type:                 ARD
Monthly Payment:           $524,768 until June 11, 2007
                           (A Component-$494,080;
                           B Component-$30,705);
                           $494,080 thereafter
Interest Rate:             7.2500%
Amortization Term:         A Component-360 months;
                           B Component-108 months
DSCR:                      1.21x
Cut-off Date LTV:          72%
Anticipated Repayment
Date:                      June 11, 2008
ARD Balance:               $63,592,357


ARD LTV:                   61%
Defeasance Period:         Commencing two years after
                           Closing Date.
Partial Defeasance:        Yes
Prepayment Lockout
Expiration:                6 months prior to ARD
Property Substitution:     No
Borrower Special Purpose
Entity:                    Yes, with an independent director
                           and a non-consolidation opinion
Maturity Date:             June 11, 2028
Property Type:             Office Complex
No. of Properties:         5
Lock Box:                  Hard, In Place

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Reichmann/Intell Portfolio Loan is set forth below:






PROPERTY                                 APPRAISED     SQUARE    YEAR
NAME                     LOCATION          VALUE        FEET    BUILT
------------------- ----------------- -------------- --------- -------
City Hall Plaza     Manchester,        $26,500,000    210,331   1992
                    New Hampshire
Epic Center         Wichita, Kansas    $21,600,000    304,873   1987
Hurstbourne Forum   Louisville,        $33,400,000    326,431   1989
 Office Park        Kentucky
Chestnut            Worcester,         $14,500,000    222,606   1991
 Place I and II     Massachusetts
Lakeview Office     St. Matthews,      $ 7,760,000     76,999   1989
 Building           Kentucky



PROPERTY               FEE OR            MAJOR          OCCUPANCY     ALLOCATED
NAME                 LEASEHOLD          TENANTS            (1)       LOAN AMOUNT
------------------- ----------- ---------------------- ----------- --------------
City Hall Plaza        Fee      NYNEX,                     100%     $19,118,414
                                McLane, Graf, et al.,
                                Merrill Lynch
Epic Center            Fee      Hugoton Energy Corp,        91%     $15,583,311
                                Klenda, Mitchell,
                                Austerman,
                                GSA US Attorney
Hurstbourne Forum      Fee      General Electric,           93%     $24,096,416
 Office Park                    Homecare,
                                Sprint
Chestnut               Fee      Fallon Comm. Health         92%     $10,461,019
 Place I and II                 Plan,
                                Premier Insurance,
                                Amica Insurance
Lakeview Office        Fee      Caretenders,                92%     $ 5,598,449
 Building                       Galen of Kentucky,
                                Healthsource

----------
(1)   As of most recently available rent roll.


     The Borrower. The Reichmann/Intell Portfolio Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose managing member is a single purpose, bankruptcy remote corporation, whose board contains an independent director. The principal of the Reichmann/Intell Portfolio Borrower is Paul Reichmann, formerly a principal of Olympia & York. Olympia & York developed real estate projects in Toronto, Canada; the United States; Mexico City, Mexico; and London, England; including 40 office towers and the World Financial Center in New York City, Canary Wharf in London and 1st Canadian Place in Toronto. In 1992, Olympia & York became subject to a bankruptcy proceeding.

     Certain additional information on the Reichmann/Intell Portfolio Loan and the Reichmann/Intell Portfolio Property is set forth on Annex A and Annex B hereto.

     Certain Environmental Matters. The groundwater conditions at the site of the Epic Center Property in Wichita, Kansas are exposed to an area groundwater contamination plume (North Industrial Corridor site) covering a large part of Wichita. The City of Wichita has offered, and the Reichmann/Intell Portfolio Borrower has received, approval for a certificate of release which will release the Reichmann/Intell Portfolio Borrower from liability to the City of Wichita. The Trust Fund will have the benefit of a non-cancellable environmental insurance policy from American International Speciality Line Insurance Company ("AISLIC"), an affiliate of American International Group, Inc., covering the Epic Center property for up to $18,900,000. In the event of a default by the Reichmann/Intell Portfolio Borrower, the policy covers the lesser of environmental clean-up costs required by a governmental entity or the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental clean-up costs, also subject to the policy's definitions, terms and conditions. The policy is for the lesser of a 20 year period or the term of the loan, is renewable for an additional 10 years, subject to terms and conditions, and has a $25,000 deductible. As of the Cut-off Date, AISLIC's claims-paying ability was rated "AAA" by S&P.

     Property Management. The Reichmann/Intell Portfolio Property is managed by IPC (U.S.) Management, Inc. (the "Reichmann/Intell Portfolio Manager"), an affiliate of the Reichmann/Intell Portfolio Borrower pursuant to a management agreement. The management agreement provides for the payment to the Reichmann/Intell Portfolio Manager of management fees of 4%, which are subordinated to payments under the Reichmann/Intell Portfolio Loan. The Reichmann/Intell Portfolio Manager may be terminated (i) upon an event of default under the Reichmann/Intell Portfolio Loan or the Reichmann/Intell Portfolio Mezzanine Loan (as defined below) or a breach in respect of the Reichmann/ Intell Portfolio Preferred Equity Interest (as defined below), (ii) if the DSCR for the Reichmann/Intell Portfolio Loan falls below 1.05x, or (iii) in the event of a default by the Reichmann/Intell Portfolio Manager under the management agreement.

     Mezzanine Loan and Preferred Equity Interest. IPC Office Holdings, LLC, the regular member of the IPC Office Portfolio Borrower, and two of its affiliates, IPC Retail Holdings, LLC and IPC Commercial Holdings, LLC, each a Delaware limited liability company, are the borrowers (collectively, the "Reichmann/Intell Portfolio Mezzanine Borrower") under a mezzanine loan in the principal amount of $2,235,859 (the "Reichmann/Intell Portfolio Mezzanine Loan"), made by CSFB Mortgage Capital (in its capacity as mezzanine lender, the "Reichmann/Intell Portfolio Mezzanine Lender") on May 19, 1998. The Reichmann/Intell Portfolio Mezzanine Loan is secured by, among other things, a pledge of the regular membership interests in the Reichmann/Intell Portfolio Borrower, the regular membership interests in the managing member of the Reichmann/Intell Portfolio Borrower, and the stock of the managing member of the managing member of the Reichmann/Intell Portfolio Borrower. The Reichmann/ Intell Portfolio Mezzanine Lender has agreed not to foreclose on its interests in the Reichmann/Intell Portfolio Borrower without the consent of the Servicer. The Reichmann/Intell Portfolio Mezzanine Lender has also agreed not to transfer its interest in the Reichmann/Intell Portfolio Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates. The Reichmann/Intell Portfolio Mezzanine Loan matures on April 11, 2000 and bears interest at a per annum rate of LIBOR plus 2.5%.

     CSFB Mortgage Capital owns a preferred equity investment (as such holder, the "Reichmann/Intell Portfolio Special Member") in the Reichmann/Intell Portfolio Borrower in the approximate amount as of the Cut-off Date of $7,587,298 (the "Reichmann/Intell Preferred Equity Interest"). The Reichmann/Intell Portfolio Special Member has an obligation to make an additional preferred equity investment in the Reichmann/Intell Portfolio Mezzanine Borrower in an amount not to exceed $3,525,276, subject to certain conditions. The Reichmann/Intell Portfolio Special Member is entitled to receive preferred monthly distributions at a yield of LIBOR plus 2.5% and is scheduled to be redeemed in full on April 11, 2000. The Reichmann/Intell Portfolio Mezzanine Borrower has guaranteed the payments due on the Reichmann/ Intel Portfolio Preferred Equity Interest to the extent of certain distributions it receives with respect to the regular membership interests in the Reichmann/Intell Portfolio Borrower and in certain affiliates. The Reichmann/Intell Portfolio Special Member has agreed not to transfer the Reichmann/Intell Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates.

     Commencing on July 11, 1998, the Reichmann/Intell Portfolio Mezzanine Loan and the Reichmann/
Intell Portfolio Preferred Equity Interest require monthly payments of interest and yield, respectively, and a balloon payment on April 11, 2000 of the principal and capital amounts thereof, respectively. Upon the occurrence of an event of default under the Reichmann/Intell Portfolio Mezzanine Loan or a breach with respect to the Reichmann/Intell Portfolio Preferred Equity Interest, all cash flow from the Reichmann/ Intell Portfolio Property remaining after payment of operating expenses and debt service will be applied to repay such principal and capital amounts.

     The Reichmann/Intell Portfolio Mezzanine Lender and Reichman/Intell Portfolio Special Member each have certain approval rights over budgets and significant leases and can terminate and replace the Reichmann/Intell Portfolio Manager upon an event of default under the Reichmann/Intell Portfolio Mezzanine Loan or a breach under the preferred equity documents, respectively, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate. The Reichmann/Intell Portfolio Mezzanine Lender and the Reichmann/Intell Portfolio Special Member have agreed that they will not take any such action with respect to the Reichmann/Intell Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its ratings on the Certificates.

The rights of Reichmann/Intell Portfolio Mezzanine Lender and the
Reichmann/Intell Portfolio Special Member relating to budgeting, management and leases will be exercised through the Reichmann/Intell Portfolio Special Member, subject to the consent of the Servicer to such exercise.


 The 45 Wall Street Loan

     The Loan. The fifth largest Mortgage Loan in the Mortgage Pool (the "45 Wall Street Loan") was originated by an affiliate of PWRES on February 9, 1998 and has a principal balance as of the Cut-off Date of $74,499,220, which represents approximately 3.0% of the Initial Pool Balance. The 45 Wall Street Loan is secured by a first mortgage (the "45 Wall Street Mortgage") encumbering a multifamily property in New York, New York (the "45 Wall Street Property"). The 45 Wall Street Loan was made to 45 Wall St. L.L.C., a New York limited liability company (the "45 Wall Street Borrower").
                               ----------------




Cut-off Date Principal
Balance:                     $ 74,499,220
Origination Date:            February 9, 1998
Loan Type:                   ARD
Monthly Payment              $ 576,828
Interest Rate:               6.5730%
Amortization Term:           228 months
Prepayment Lockout
Expiration:                  To ARD
Defeasance:                  After September 1, 2000 up to
                             (but excluding) the ARD
DSCR:                        1.23x
Cut-off Date LTV:            74%
Anticipated Repayment
Date:                        March 1, 2008
ARD Balance:                 $ 46,930,614
ARD LTV:                     47%
Borrower Special Purpose
Entity:                      Yes, with an independent
                             managing member and a
                             non-consolidation opinion


% of Initial Pool Balance:   3.00%
Maturity Date:               March 1, 2017
Property Type:               Multifamily
No. of Properties:           1
Location of Property:        New York, New York
Appraised Value:             $100,000,000
Square Feet:                 340,173 net rentable square feet
No. of Units:                435
Year Built:                  1958; conversion from office to
                             residential 1997
Cut-off Date Balance/Unit:   $ 171,263
Fee or Leasehold:            Fee
Major Tenants:               NYU -- residential; Starbucks and
                             Bank of New York -- commercial
Occupancy:                   100%
Lock Box:                    Hard, In Place

                               ----------------
     The Borrower. The 45 Wall Street Borrower has been structured as a special purpose, bankruptcy remote entity with a single purpose, bankruptcy remote managing member whose board of managers contains a special manager. The 45 Wall Street Borrower is a New York limited liability company, the members of which are the managing member, Whitehall Street Real Estate Limited Partnership VIII (a real estate fund organized by The Goldman Sachs Group, L.P. and managed by affiliates of Goldman Sachs & Co.) and 45 Wall (HTF) L.L.C. (of which Rockrose Assets (WC) L.L.C. is a member), an affiliate of Rockrose Development Corporation (a New York real estate owner, builder and manager).

     Certain information on the 45 Wall Street Loan and the 45 Wall Street Property is set forth on Annex A hereto.

     The Property. The 45 Wall Street Property is a 28 story, 435-unit residential property with parking space for 137 cars and small retail spaces located at 45 Wall Street in New York, New York. The 45 Wall Street Property was constructed in 1958 and renovated in 1997 in accordance with the Lower Manhattan Plan, which provides for abatement of certain taxes and for certain exemptions from the assessed value of improvements upon the conversion of obsolete pre-1977 lower Manhattan commercial buildings into Class A multifamily dwellings. These exemptions and abatements are phased out over a period of eight to ten years. Apartments that lease for less than $2,000 per month (which currently represent approximately 31% of the total units) are subject to rent stabilization with annual rent increases promulgated by the Rent Control Board. Apartments that lease for more than $2,000 per month (which currently represent approximately 69% of the total units) are not subject any rent stabilization laws. The 45 Wall Street Property contains approximately 327,973 rentable square feet of residential space, approximately 15,300 square feet of parking space and approximately 12,200 square feet of rentable retail space. The major tenants of the 45 Wall Street Property are New York University (with leases to 175 student residential units), Starbucks and Bank of New York. Based on the 45 Wall Street Borrower's May 1998 rent roll, the 45 Wall Street Property was 100% occupied at an average annual residential rental per square foot of $31.52.

     Property Management. The 45 Wall Street Property is managed by Rockrose Development Corp. (the "45 Wall Street Manager"), an affiliate of the 45 Wall Street Borrower, pursuant to a management agreement. The management agreement provides for the payment to the 45 Wall Street Manager of management fees equal to 5%, which are subordinated to payments to be made under the 45 Wall Street Loan. The 45 Wall Street Manager can be terminated (i) upon the occurrence of a default by the 45 Wall Street Manager under the management agreement, (ii) under certain circumstances, if the DSCR for the 45 Wall Street Loan falls below 1.10x or (iii) if the 45 Wall Street Manager becomes insolvent.


 The Plaza Rio Hondo Loan

     The Loan. The sixth largest Mortgage Loan (the "Plaza Rio Hondo Loan") was originated by CSFB Mortgage Capital on April 24, 1998 and has a principal balance, as of the Cut-off Date, of $61,963,322, which represents approximately 2.5% of the Initial Pool Balance. The Plaza Rio Hondo Loan is secured by a first mortgage (the "Plaza Rio Hondo Mortgage") encumbering an anchored retail center in San Juan, Puerto Rico (the "Plaza Rio Hondo Property"). The Plaza Rio Hondo Loan was made to MBRD-Plaza Rio Hondo L.P., S.E. (the "Plaza Rio Hondo
         Borrower"), a Delaware limited partnership.  ----------------




Cut-off Date Principal
Balance:                   $61,963,322
Origination Date:          April 24, 1998
Loan Type:                 ARD
Monthly Payment:           $420,010
Interest Rate:             7.1800%
Amortization Term:         360 months
DSCR:                      1.47x
Cut-off Date LTV:          76%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $54,346,512
ARD LTV:                   67%
Defeasance Period:         Commencing two years after the
                           Closing Date
Prepayment Lockout
Expiration:                119 days before ARD


Borrower Special Purpose
Entity:                    Yes, with an independent director
                           and a non-consolidation opinion
Maturity Date:             May 11, 2028
Property Type:             Anchored retail (enclosed mall)
No. of Properties:         1
Location of Property:      Bayamon, Puerto Rico
Appraised Value:           $81,000,000
Square Feet:               423,755
Year Built:                1980
Cut-off Date Balance/SF:   $146
Fee or Leasehold:          Fee
Major Tenants:             K-Mart, Xtra, Woolworth
Occupancy as of most
recent rent roll:          100%
Lock Box:                  Springing, Hard

                               ----------------
     The Borrower. The Plaza Rio Hondo Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. The Plaza Rio Hondo Borrower is a Delaware limited partnership, sponsored by North Star Capital Investment Corp., a recently formed REIT. The Plaza Rio Hondo Borrower is affiliated with the Borrower with respect to Loan Nos. 29, 33, and 63, which together comprise the Puerto Rico Crossed Borrower (as defined below).

     Certain additional information on the Plaza Rio Hondo Loan and the Plaza Rio Hondo Property is set forth on Annex A hereto.

     The Property. Plaza Rio Hondo is an enclosed shopping center located at the intersections of Highways 22 and 167 in Bayamon, along the western edge of the San Juan metropolitan area. Plaza Rio Hondo contains approximately 423,755 square feet of rentable retail space. The Plaza Rio Hondo Property includes a theatre located on a mall outparcel that currently is being expanded from six to over twenty screens. The major tenants of Plaza Rio Hondo Property are K-Mart, Xtra, Woolworth, Tiendas

Capri and Walgreens. Woolworth currently is paying rent on 36,680 square feet it previously occupied, although it is using only a portion of the space for a Footlocker store. Based on the Plaza Rio Hondo Borrower's April 2, 1998 rent roll, the Plaza Rio Hondo Property was 100% rented at an average annual rental per square foot of $15.04.


     Property Management. The Plaza Rio Hondo Property is managed by Manley-Berenson Realty & Development -- Puerto Rico (the "Plaza Rio Hondo Manager"), an affiliate of the Plaza Rio Hondo Borrower, pursuant to a management agreement. The management agreement provides for the payment to the Plaza Rio Hondo Manager of management fees of 4%, which are subordinated to payments to be made under the Plaza Rio Hondo Loan. The Plaza Rio Hondo Manager may be terminated (i) upon the occurrence of any event of default under the respective Loan; (ii) a default by Plaza Rio Hondo Manager under the management agreement; or (iii) if the DSCR falls below 1.08x for the previous calendar year.

     Cash Collateral Account. If at any time while the Plaza Rio Hondo Mortgage is outstanding the DSCR for the Plaza Rio Hondo Property falls below 1.10x, all excess cash flow is held in a cash collateral account until the DSCR is again equal to or greater than 1.10x.


 The 4000 Wisconsin Loan

     The Loan. The seventh largest Mortgage Loan (the "4000 Wisconsin Loan") was originated by CSFB Mortgage Capital on May 8, 1998 and has a principal balance, as of the Cut-off Date, of $60,880,640, which represents approximately 2.5% of the Initial Pool Balance. The 4000 Wisconsin Loan is secured by a first mortgage (the "4000 Wisconsin Mortgage") encumbering an office property in Washington, D.C., (the "4000 Wisconsin Property"). The 4000 Wisconsin Loan was made to 4000 Wisconsin Avenue Associates Limited Partnership, a District of Columbia limited partnership (the "4000 Wisconsin Borrower").
                               ----------------




Cut-off Date Principal
Balance:                   $ 60,880,640
Origination Date:          May 8, 1998
Loan Type:                 ARD
Monthly Payment:           $434,712 plus additional
                           amortization of $83,333 until
                           expiration of Fannie Mae lease
                           (April 2003); $389,179 thereafter
Interest Rate:             7.5900%
Amortization Term:         360 months; reamortizes June
                           2003 to 300 months
DSCR:                      1.49x
Cut-off Date LTV:          58%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $ 47,282,444
ARD LTV:                   45%
Prepayment Lockout
Expiration:                Until two months prior to the
                           ARD


Defeasance Period:         Commencing two years after
                           Closing Date
Borrower Special Purpose
Entity:                    Yes, with an independent director
                           and a non-consolidation opinion
Maturity Date:             May 11, 2028
Property Type:             Office
No. of Properties:         1
Location of Property:      Washington, D.C.
Appraised Value:           $105,000,000
Square Feet:               491,892 including 388,690 office,
                           92,054 retail and 11,148 storage
Year Built:                1988
Cut-off Date Balance/SF:   $ 124
Fee or Leasehold:          Leasehold
Major Tenants:             Fannie Mae, Cineplex Odeon,
                           Tenley Sport and Health
Occupancy:                 100%
Lock Box:                  Hard, In Place

                               ----------------
     The Borrower. The 4000 Wisconsin Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. The 4000 Wisconsin Borrower is a District of Columbia limited partnership, the two general partners of which are Holladay/4000 Wisconsin Avenue Limited Partnership and Donohoe/4000 Wisconsin Avenue Inc. The two primary sponsors of the 4000 Wisconsin Borrower are Wallace Holladay and James Donohoe, III. Mr. Donohoe manages the Donohoe Companies, which was founded in 1887 and has developed and/or built over $9 billion of commercial and residential projects primarily in the Washington D.C. metropolitan area.

     Certain additional information on the 4000 Wisconsin Loan and the 4000 Wisconsin Property is set forth on Annex A hereto.

     The Property. The 4000 Wisconsin Property is a five-story mixed-use building (with an additional four levels below ground) including 1,029 parking spaces located at 4000 Wisconsin Avenue in Washington, D.C. The project is designed with three buildings surrounding an open courtyard. The buildings are separated at the first and second floors and connected on floors three through five. Constructed in 1988, the 4000 Wisconsin Property contains approximately 388,690 square feet of Class A office space and 92,054 square feet of retail space occupied primarily by an athletic club and a six-screen cinema. The major tenants of the 4000 Wisconsin Property are Fannie Mae, Cineplex Odeon and Tenley Sport and Health. Based on the 4000 Wisconsin Borrower's May 13, 1998 rent roll, the 4000 Wisconsin Property was 100% occupied at an average annual rental per square foot of $25.71,


     Ground Lease. The 4000 Wisconsin Property is subject to a 75-year ground lease expiring in August 2059. The base ground rent increases every year by the greater of 3.0% or CPI and resets every 21 years to a rent equal to 10% of the land value. The current ground rent is approximately $1,400,000 per year with the first reset date scheduled for June 2006. The ground lease allows the lessee to defer and accrue any increase of (i) greater than 3% annually or (ii) greater than 150% of base rent at the reset.


     Property Management. The 4000 Wisconsin Property is managed by Donohoe Real Estate Services (the "4000 Wisconsin Manager"), an affiliate of one of the general partners of the 4000 Wisconsin Borrower, pursuant to a management agreement. The management agreement provides for the payment to the 4000 Wisconsin Manager of management fees of between 2% and 3% (depending on the space leased), which fees are subordinated to payments to be made under the 4000 Wisconsin Loan. The 4000 Wisconsin Manager can be terminated upon the occurrence of any event of default under the 4000 Wisconsin Loan.


     Reserves: The borrower is required to fund: (i) leasing reserves of (a) $4.00/sf or $2,000,000 per year (funded in equal monthly installments) through April 2003 and (b) $2.00/sf or $1,000,000 per year thereafter and (ii) capital reserves of $0.20/sf per year (funded in equal monthly installments). All excess cash flow through Fannie Mae's lease term is required to be deposited into a reserve account, which would result in a total reserve of approximately $12.5 million (i.e. $32 per square foot of Fannie Mae space) by the expiration of the Fannie Mae lease term.


 The Fountain Centre Loan


     The Loan. The eighth largest Mortgage Loan in the Mortgage Pool (the "Fountain Centre Loan") was originated by CSFB Mortgage Capital on August 7, 1997 and modified on May 11, 1998 and has a principal balance as of the Cut-off Date of $49,961,708, which represents approximately 2.0% of the Initial Pool Balance. The Fountain Centre Loan is secured by a first mortgage (the "Fountain Centre Mortgage") encumbering an anchored retail property in Houston, Texas (the "Fountain Centre Property"). The Fountain Centre Loan was made to F.P. Centre Limited, a Texas limited partnership (the "Fountain Centre Borrower").

                               ----------------




Cut-off Date Principal
Balance:                     $ 49,961,708
Origination Date:            August 7, 1997; modified
                             May 11, 1998
Loan Type:                   ARD
Monthly Payment:             $ 397,375.53
Interest Rate:               8.3400%
Amortization Term:           300 months
DSCR:                        1.27x
Cut-off Date LTV:            71%
Anticipated Repayment
Date:                        August 11, 2009
ARD Balance:                 $ 39,973,779
ARD LTV:                     57%
Borrower Special Purpose
Entity:                      Yes, with an independent
                             director and a non-
                             consolidation opinion
Maturity Date:               August 11, 2022


Property Type:               Anchored retail
                             shopping center
No. of Properties:           1
Location of Property:        Stafford (Houston),
                             Texas
Appraised Value:             $ 70,000,000
Square Feet:                 572,459
Year Built:                  1996
Cut-off Date Balance/SF:     $ 87
Fee or Leasehold:            Fee
Major Tenants:               Loews/Sony Theatres,
                             Oshman's
                             Hobby Lobby,
Occupancy:                   86%
Prepayment Lockout
Expiration:                  Until 6 months prior to
                             ARD
Defeasance Period:           Commencing 2 years
                             after Closing Date
Lock Box:                    Hard, In Place

                               ----------------
     The Borrower. The Fountain Centre Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. The Fountain Centre Borrower is a Texas limited partnership, the general partner of which is F.P. Center GP, Inc. a Texas corporation owned by Aron S. Gordon. The principals of the Fountain Centre Borrower are Aron Gordon, Dan Gordon, Jim Gordon and Tom Gordon. The members of the Gordon family have developed and managed over 7 million square feet of retail space as well as 5,000 apartment units through out the United States.

     Certain additional information on the Fountain Centre Loan and the Fountain Centre Property is set forth on Annex A hereto.

     The Property. The Fountain Centre Property is an anchored retail shopping center located in Stafford, Texas, a suburb of Houston. The Fountain Centre Property consists of two separate multi-tenant retail buildings, a free-standing movie theatre and a free-standing Fudruckers Restaurant on approximately 71 acres. A third multi-tenant retail building, partially leased to Sterling Bank, and three separate pad sites leased to regionally-recognized restaurant chains are proposed. The Fountain Centre Property was constructed in 1996. The Fountain Centre Property currently contains approximately 572,459 square feet of retail space and 3,359 parking spaces. The major tenants of the Fountain Centre Property are Loews/Sony Theatres, Oshman's, Hobby Lobby, Saks Off-Fifth and Borders Books. Based on the Borrower's June 1, 1998 rent roll, the Fountain Centre Property was 86% occupied at an average annual rental per square foot of $9.96.

     Property Management. The Fountain Centre Property is managed by Gemstone Management Company (the "Fountain Centre Manager"), an affiliate of the Fountain Centre Borrower, pursuant to a management agreement. The management agreement provides for payment to the Fountain Centre Manager of management fees equal to 5%, which fees are subordinated to payments made under the Fountain Centre Loan. The Fountain Centre Manager can be terminated (i) upon the occurrence of any event of default under the Fountain Centre Loan or (ii) if the Fountain Centre Property DSCR falls below 1.05x.

     Additional Collateral. The Fountain Centre Property is an Additional Collateral Loan and provides for a reserve of $7,900,000 to be released to the Fountain Centre Borrower in up to three draws upon achievement of specified levels of underwritten Net Cash Flow on or before May 1, 1999. If such levels are not achieved by such date, the remaining amount of the reserve is required to be applied to the partial prepayment of the Fountain Centre Loan, upon which prepayment the amortization payments will be recalculated based upon the remaining amortization term, outstanding principal balance and mortgage rate.

 The Puerto Rico Crossed Loan

     The Loan. The ninth largest Mortgage Loan (the "Puerto Rico Crossed Loan") was originated by CSFB Mortgage Capital on April 24, 1998 and has an aggregate principal balance, as of the Cut-off Date, of $41,975,152, which represents approximately 1.7% of the Initial Pool Balance. The Puerto Rico Crossed Loan is secured by three cross-collateralized first mortgages (the "Senorial Plaza Mortgage," the "Rexville Plaza Mortgage," and the "Plaza del Atlantico Mortgage" and, collectively, the "Puerto Rico Crossed Mortgages") on three retail centers (the "Senorial Plaza Property," the "Rexville Plaza Property" and the "Plaza del Atlantico Property" and, collectively, the "Puerto Rico Crossed Properties.") The Puerto Rico Crossed Loan was made to MBRD-Senorial Plaza L.P., S.E. (the "Senorial Plaza Borrower"), MBRD-Rexville Plaza L.P., S.E. (the "Rexville Plaza Borrower") and MBRD-Plaza del Atlantico L.P., S.E. (the "Plaza del Atlantico Borrower" and, collectively with the Senorial Plaza Borrower and the Rexville Plaza Borrower, the "Puerto Rico Crossed Borrowers").


                               ----------------




Cut-off Date Principal
Balance:                   $41,975,152
Origination Date:          April 24, 1998
Loan Type:                 ARD; cross-collateralized,
                           cross-defaulted
Monthly Payment:           $284,525
Interest Rate:             7.1800%
Amortization Term:         360 months
DSCR:                      1.48x
Cut-off Date LTV:          67%
Anticipated Repayment
Date:                      May 11, 2008
ARD Balance:               $67,439,106
ARD LTV:                   59%
Defeasance Period:         Commencing two years after the
                           Closing Date


Partial Defeasance:        Yes
Prepayment Lockout
Expiration:                120 days prior to ARD
Borrower Special Purpose
Entities:                  Yes, with independent managers
                           of the general partners of the
                           general partners and
                           non-consolidation opinions
Maturity Date:             May 11, 2028
Property Type:             Anchored retail; 2 enclosed malls
                           (Senorial Plaza and Rexville
                           Plaza) and a strip center (Plaza
                           del Atlantico)
No. of Properties:         3
Lock Box:                  Springing, Hard

                               ----------------

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Puerto Rico Crossed Loan is set forth below:



PROPERTY                                     APPRAISED     SQUARE    YEAR
NAME                         LOCATION          VALUE        FEET    BUILT
------------------------ ---------------- -------------- --------- -------
Plaza del Atlantico      Arecibo, P.R.     $24,300,000   219,809   1980
Senorial Plaza ......... San Juan, P.R.    $24,600,000   206,567   1975
Rexville Plaza ......... Bayamon, P.R.     $14,000,000   131,600   1977



                                                                                CUT-OFF
                                                                                 DATE
PROPERTY                    FEE OR              MAJOR            OCCUPANCY     PRINCIPAL
NAME                      LEASEHOLD            TENANTS              (1)         BALANCE
------------------------ ----------- -------------------------- ----------- --------------
Plaza del Atlantico         Fee      Kmart, Capri Del,               99%     $16,190,416
                                     Walgreens
Senorial Plaza .........    Fee      Kmart, Pueblo,                 100%     $16,090,475
                                     Senorial Cinemas
Rexville Plaza .........    Fee      Kmart, Pueblo, Walgreens       100%     $ 9,694,261

----------
(1)   As of most recently available rent roll.



     The Borrowers. Each Puerto Rico Crossed Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director. Each Puerto Rico Crossed Borrower is a Delaware limited partnership sponsored by North Star Capital Investment Corp., a recently formed REIT. The Puerto Rico Crossed Borrower is affiliated with the Borrower with respect to Loan No. 6 (the Plaza Rio Hondo Borrower).

     Certain additional information in the Puerto Rico Crossed Loan and the Puerto Rico Crossed Properties is set forth on Annex A hereto.


     Property Management. Each Puerto Rico Crossed Property is managed by Manley-Berenson Realty & Development -- Puerto Rico, Inc., (the "Puerto Rico Crossed Manager"), an affiliate of the

Puerto Rico Crossed Borrower, pursuant to a management agreement. The management agreement provides for payment to the Puerto Rico Crossed Manager of management fees equal to 4%, which fees are subordinated to payments to be made under the Puerto Rico Crossed Loan. The Puerto Rico Crossed Manager can be terminated (i) upon the occurrence of any event of default under the Puerto Rico Crossed Loan; (ii) upon a default by Puerto Rico Crossed Manager under the management agreement or (iii) if the DSCR for the Puerto Rico Crossed Property falls below 1.08x for the previous calendar year.

     Cash Collateral Account. If at any time while the Puerto Rico Crossed Loan is outstanding the DSCR for the Puerto Rico Crossed Properties falls below 1.10x, all excess cash flow is required to be deposited in a cash collateral account until the DSCR is again equal to or greater than 1.10x.


 The 767 Third Avenue Loan

     The Loan. The tenth largest Mortgage Loan in the Mortgage Pool (the "767 Third Avenue Loan") was originated by CSFB Mortgage Capital on May 11, 1998, and has a principal balance, as of the Cut-off Date, of $41,500,000, which represents approximately 1.7% of the Initial Pool Balance. The 767 Third Avenue Loan is secured by a first mortgage (the "767 Third Avenue Mortgage") encumbering an office property in New York, New York (the "767 Third Avenue Property"). The 767 Third Avenue Loan was made to 767 Third Avenue LLC (the "767 Third Avenue Borrower"), a New York limited liability company.
                               ----------------




Cut-off Principal Balance:    $41,500,000
Origination Date:             May 11, 1998
Loan Type:                    ARD
Monthly Payment:              Interest only until May 11, 2003;
                              then constant monthly payment of
                              $314,824
Initial Term Interest Rate:   7.8000%
Prepayment Lockout
Expiration:                   June 11, 2003
Prepayment Premium:
     June 11, 2003 --
        May 11, 2005          5% of outstanding principal balance
     May 12, 2005 --
        May 11, 2006          4% of outstanding principal balance
     May 12, 2006 --
        May 11, 2007          3% of outstanding principal balance
     May 12, 2007 --
        March 11, 2008        2% of outstanding principal balance
     March 12, 2008 and
        thereafter            0% of outstanding principal balance
Amortization Term:            300 months commencing June 11,
                              2003
DSCR:                         1.21x


Cut-off Date LTV:             62%
Anticipated Repayment
Date:                         May 11, 2008
ARD Balance:                  $38,495,735
ARD LTV:                      57%
Borrower Special Purpose
Entity:                       Yes
Maturity Date:                May 11, 2028
Property Type:                Office building
No. of Properties:            1
Location of Property          New York, New York
Appraised Value:              $67,000,000
Square Feet:                  287,952
Year Built:                   1981
Cut-off Date Balance/SF:      $144.00
Fee or Leasehold:             Fee
Major Tenants:                M.J. Whitman, et. al.; Consulate
                              General of Jamaica; Permanent
                              Mission of Jamaica to the United
                              Nations
Occupancy:                    100%
Lock Box:                     Hard, In Place

                               ----------------
     The Borrower. The 767 Third Avenue Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent manager. The 767 Third Avenue Borrower is structured as a New York limited liability company, the key principals of which are Melvyn and Robert Kaufman. Melvyn and Robert Kaufman own and manage approximately ten commercial office properties in Manhattan and one in London.

     Certain additional information for the 767 Third Avenue Loan and the 767 Third Avenue Loan is set forth on Annex A hereto.

     The Property. The 767 Third Avenue Property is a 40 story "Class A" office property located at 767 Third Avenue in mid-town Manhattan and constructed in 1981. The 767 Third Avenue Property contains approximately 281,966 rentable square feet. The major tenants of the 767 Third Avenue Property are M.J. Whitman, et. al., Consulate General of Jamaica and Permanent Mission of Jamaica to the United Nations.

Based on the 767 Third Avenue Borrower's May 1, 1998 rent roll, the 767 Third Avenue Property was 99% occupied at an average annual base rental per square foot of $36. The tenant base, includes securities, law and financial services firms as well as a foreign consulate.


     Property Management. The 767 Third Avenue Property is managed by Sage Realty Corporation, a New York corporation (the "767 Third Avenue Manager"), an affiliate of the 767 Third Avenue Borrower, pursuant to a management agreement dated May 11, 1998. The management agreement provides for the payment to the 767 Third Avenue Manager of management fees equal to 3%, which fees are subordinated to payments to be made under the 767 Third Avenue Loan. The 767 Third Avenue Manager can be terminated upon the occurrence of any event of default under the 767 Third Avenue Loan.

     Cash Collateral Accounts and Leasing Escrow. If at any time while the 767 Third Avenue Mortgage is outstanding the DSCR for the 767 Third Avenue Property falls below 1.10x, all excess cashflow is required to be held in a cash collateral account until the DSCR is again equal to or greater than 1.10x. In lieu of a leasing escrow account, a $600,000 letter of credit from a "AA" rated issuer has been pledged as additional collateral for the 767 Third Avenue Loan.




CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Annex A. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

     Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to 207 Mortgage Loans (representing approximately 76.2% of the Initial Pool Balance), the Due Date is the 11th day of each month, with respect to eight Mortgage Loans (representing approximately 2.7% of the Initial Pool Balance), the Due Date is the 5th day of each month and with respect to 109 Mortgage Loans (representing approximately 21.2% of the Initial Pool Balance), the Due Date is the 1st day of each month. With the exception of five Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, no Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date.

     Mortgage Rates; Calculations of Interest. Fifty-five Mortgage Loans, representing 21.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360" basis). The balance of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in a 360-day year (an "Actual/360" basis). Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. Except as described below under "--Excess Interest", most of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan (other than Credit Lease Loans) generally requires the related borrower to make a constant monthly payment of principal and interest (each, a "Monthly Payment") that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis. As used herein, the term "Mortgage Rate" does not include the Revised Rate (as defined below). Each Credit Lease Loan generally provides for the payment of principal and interest based on a specified schedule set forth in the related Mortgage Note, which may include periodic increases in monthly payments.

     Excess Interest. One hundred fifty-eight of the Mortgage Loans, representing 67.8% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to herein as "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account controlled by the Servicer. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holder of 100% of the Class V-1 Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan which is a CSFBMC Mortgage Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. The holder of 100% of the Class V-2 Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan which is a PWRES Mortgage Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus secured and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC to fail to qualify as a REMIC under the Code at anytime that any Certificate is outstanding and (b) would not cause the arrangement between the REMIC and the Class V-1 Certificateholders and Class V-2 Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

     Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms, thereby resulting in substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.


              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS




                                           % OF INITIAL         NUMBER OF
             TYPE OF LOAN                POOL BALANCE (1)     MORTGAGE LOANS
-------------------------------------   ------------------   ---------------
   ARD Loans ........................           67.8%              158
   Fully Amortizing Loans (other than
     ARD Loans) .....................           13.7%               57
   Balloon Mortgage Loans ...........           18.6%              109
                                               -----               ---
   Total ............................         100.00%              324
                                              ======               ===

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). The Mortgage Loans generally permit prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by a full month's interest, on any date. Credit Lease Loans generally permit principal prepayments to be made on any date after the related Lockout Period, with interest only to the date of prepayment. Two hundred and fifty of the Mortgage Loans, representing approximately 85.4% of the Initial Pool Balance, specify a period of time (generally two to nineteen months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments, and the remaining Mortgage Notes, representing approximately 14.6% of the Initial Pool Balance, restrict voluntary prepayments prior to the maturity date or Anticipated Repayment Date, as applicable. For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Repayments could occur under such Additional Collateral Loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "Risks Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations."


     The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (a) a specified Prepayment Premium and (b) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.


     The "Yield Rate" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 -- Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid or the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15 -- Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.

     The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (A) a Yield Maintenance Charge, (B) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (C) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Modeling Assumptions and assumes a 0% CPR. See "Prepayment and Yield Considerations -- Modeling Assumptions."


                            CALL PROTECTION ANALYSIS


 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS




                                     CURRENT          12             24             36             48
PREPAYMENT PREMIUM/RESTRICTION       JUN-98         JUN-99         JUN-00         JUN-01         JUN-02
-------------------------------- -------------- -------------- -------------- -------------- --------------
Lockout/Defeasance                      98.2%          98.2%          97.7%          97.2%          96.8%
Greater of YM and 5% Penalty             0.3%           0.0%           0.0%           0.0%           0.0%
Greater of YM and 4% Penalty             0.0%           0.3%           0.0%           0.0%           0.0%
Greater of YM and 2% Penalty             0.0%           0.0%           0.0%           0.0%           0.0%
Greater of YM and 1% Penalty             1.5%           1.5%           2.1%           2.4%           2.5%
Yield Maintenance                        0.0%           0.0%           0.0%           0.0%           0.0%
5% Penalty                               0.0%           0.0%           0.0%           0.0%           0.2%
4% Penalty                               0.0%           0.0%           0.0%           0.2%           0.0%
3% Penalty                               0.0%           0.0%           0.0%           0.0%           0.2%
2% Penalty                               0.0%           0.0%           0.2%           0.2%           0.0%
1% Penalty                               0.0%           0.0%           0.0%           0.0%           0.2%
Open                                     0.0%           0.0%           0.0%           0.0%           0.1%
--------------------------------       -----          -----          -----          -----          -----
Total                                  100.0%         100.0%         100.0%         100.0%         100.0%
--------------------------------       -----          -----          -----          -----          -----
Mortgage Pool Balance (000s)      $2,482,942     $2,453,549     $2,422,184     $2,387,868     $2,350,654
% of Cut-Off Date Balance              100.0%          98.8%          97.6%          96.2%          94.7%



                                       60             72             84             96             108           120
PREPAYMENT PREMIUM/RESTRICTION       JUN-03         JUN-04         JUN-05         JUN-06         JUN-07        JUN-08
-------------------------------- -------------- -------------- -------------- -------------- -------------- ------------
Lockout/Defeasance                      93.2%          93.2%          92.9%          92.9%          90.0%        92.6
Greater of YM and 5% Penalty             0.0%           0.0%           0.0%           0.0%           0.0%         0.0%
Greater of YM and 4% Penalty             0.0%           0.0%           0.0%           0.0%           0.0%         0.0%
Greater of YM and 2% Penalty             0.4%           0.4%           0.4%           0.4%           0.3%         1.3%
Greater of YM and 1% Penalty             4.2%           4.2%           4.3%           4.3%           4.9%         2.1%
Yield Maintenance                        0.0%           0.0%           0.4%           0.4%           0.4%         1.5%
5% Penalty                               2.0%           1.8%           0.0%           0.0%           0.0%         2.6%
4% Penalty                               0.0%           0.2%           1.8%           0.0%           0.0%         0.0%
3% Penalty                               0.0%           0.0%           0.2%           1.9%           0.0%         0.0%
2% Penalty                               0.3%           0.0%           0.0%           0.2%           2.3%         0.0%
1% Penalty                               0.0%           0.3%           0.0%           0.0%           1.1%         0.0%
Open                                     0.0%           0.0%           0.0%           0.0%           1.1%         0.0%
--------------------------------       -----          -----          -----          -----          -----        -----
Total                                  100.0%         100.0%         100.0%         100.0%         100.0%       100.0%
--------------------------------       -----          -----          -----          -----          -----        -----
Mortgage Pool Balance (000s)      $2,304,484     $2,262,132     $2,189,798     $2,140,304     $2,086,667     $525,469
% of Cut-Off Date Balance               92.8%          91.1%          88.2%          86.2%          84.0%        21.2%

-------
* For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. Any such prepayment of an Additional Collateral Loan will be accompanied by a Yield Protection Payment. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans."

     Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

     The Mortgage Loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus.

     Neither the Depositor nor either Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations."

     Casualty and Condemnation. In the event of a condemnation or casualty the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the mortgagee may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six to eighteen months and at least six months prior to the maturity (or, in the case of an ARD Loan, the related Anticipated Repayment
Date) of the related Mortgage Loan to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

     A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Defeasance. Two hundred sixty-seven of the Mortgage Loans, representing 89.3% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), in all cases not less than two years after the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option") if, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or an amount generally equal to 125% of the principal balance of the related Mortgage for Crossed Loans, or of the Property Release Amount of the related Mortgaged Property for Multi-Property Loans, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date or, in the case of the Ritz-Carlton Loan, the date which is six months prior to the Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates with respect to that portion of the Note being defeased and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan or remaining Crossed Loans, as applicable.

     In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower established or designated by the related Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations."

     Property Releases. Twenty of the Multi-Property Loans, representing approximately 6.1% of the Initial Pool Balance, prohibit the release of any related Mortgage Property prior to payment in full of the Mortgage Loan. Eighteen of the Multi-Property Loans representing approximately 18.7% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan prior to payment in full of the Mortgage Loan provided that, generally, 125% of the applicable Property Release Amount (as defined herein) be defeased or prepaid and that the DSCR (as defined herein) with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (x) a specified DSCR (generally the DSCR at origination) and (y) the DSCR immediately prior to such defeasance or prepayment, as applicable. Eleven of the Crossed Loans, representing approximately 2.6% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of all related Crossed Loans. Six of the Crossed Loans, representing approximately 1.8% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Crossed Loan provided that, generally, the borrower must prepay (or, if applicable, defease) 125% of the outstanding principal balance of such Crossed Loan, and the excess, if any, of such payment over such principal balance will be applied to prepay (or, with respect to a defeasance, will provide additional collateral for) the other Crossed Loan(s) secured by such Mortgaged Property.

     Lockboxes. Two-hundred twenty-nine Mortgage Loans, representing approximately 86.0% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be (i) paid directly into a Lockbox Account (or, in the case of Multifamily Properties, collected and deposited by the Manager) controlled by the Servicer (a "Hard Lockbox"), (ii) paid to the manager of borrower, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property), at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "Springing, Lockbox" or "Springing Hard Lockbox"), which will be generally administered thereafter on the same terms as a Hard Lockbox. Each such Mortgage Loan is identified on Annex A hereto as having a "Hard, In-place" "Modified, In-place" or "Springing, Hard" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary) or paid "over-the-counter" (such as at a Hospitality Property). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:



                                  % OF INITIAL       NUMBER OF
TYPE OF LOCKBOX:                  POOL BALANCE     MORTGAGE LOANS
------------------------------   --------------   ---------------
   Hard Lockbox ..............         41.1%             84
   Modified Lockbox ..........         13.8              34
   Springing Lockbox .........         31.2             111
   None ......................         14.0              95
                                      -----             ---
   TOTAL .....................        100.0%            324
                                      =====             ===

     Escrows. Substantially all Mortgage Loans provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties. The Mortgage Loans secured by leasehold interests generally also provide for escrows to make ground lease payments. Substantially all of the Mortgage Loans require the monthly funding of escrows for ongoing repair and maintenance, tenant improvement and leasing commission expenses, replacement of furniture, fixtures and equipment and/or seasonal fluctuations in occupancy. Certain of the Mortgage Loans also required the funding of reserves at the time of origination for deferred maintenance and/or environmental remediation. See "--Underwriting Standards" above.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described herein, the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee (which will not be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note (for Mortgage Loans with original principal balances less than $20 million) or a fee set forth in the related Mortgage Loan (for Mortgage Loans with original principal balances greater than $20 million), in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged

Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then-current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received. See "Certain Legal Aspects of Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors -- The Mortgage Loans -- Exercise of Remedies"; and "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses" herein. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with a Cut-off Date Principal Balance in excess of $20 million and certain other Mortgage Loans provide that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Thirty-eight of the Mortgage Loans (the "Multi-Property Loans"), with Cut-off Date Principal Balances ranging from $997,168 to $115,590,907 and representing 24.8% of the Initial Pool Balance, are secured by more than one Mortgaged Property. Seventeen of the Mortgage Loans (the "Crossed Loans"), with Cut-off Date Principal Balances ranging from $997,731 to $27,509,152, and representing 4.5% of the Initial Pool Balance, are cross-defaulted and cross-collateralized with other Mortgage Loans. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Crossed Loans or Multi-Property Loans with properties in such states may secure only a multiple (generally 150%) of the applicable initial principal balance of the applicable Mortgage Loan (for Crossed Loans) or a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization."

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the lesser of (i) the principal balance of the related Mortgage Loan and (ii) 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. Certain of the Mortgaged Properties located in earthquake risk areas are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance, including earthquake insurance, may be required. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

     The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount generally equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

     Credit Lease Loans. Each Credit Lease has a Primary Term that expires contemporaneously with or after the scheduled final maturity date of the related Credit Lease Loan, with the exception of Loan No. 305, the primary lease term (the "Primary Term") of which expires one month before the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans, other than the Balloon Payment Credit Lease Loans and Loan No. 305, are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term thereof by one or more renewal periods after the end of the related Primary Term. Each borrower under a Credit Lease Loan is a single-purpose, bankruptcy-remote entity. Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and except as discussed below in certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property. See "--Credit Lease Loans".

     At the end of the term of the Credit Lease, the Tenants generally are obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor. Most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Tenant may deem necessary or desirable, and the Tenant may demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Certain of the Credit Leases provide that the Tenant thereunder may terminate its Credit Lease and/or abate rent in the event of an environmental problem which existed prior to the Credit Lease or which is not caused by the Tenant. In all such cases an environmental report was prepared in connection with the origination of the respective Credit Lease Loan which indicated no significant environmental problems.

     Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the related Credit Lease and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under such Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under such Credit Lease. Pursuant to the terms of each Credit Lease Assignment, each Tenant is obligated under the related Credit Lease to make all Monthly Rental Payments directly to the Servicer. Repayment of the Credit Lease Loans and other obligations of the Mortgagors will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Generally, each Credit Lease Loan that has a Casualty or Condemnation Right has the benefit of a Lease Enhancement Policy issued by Lease Enhancement Insurer which, as described above, will make payments to the Servicer on behalf of the Trustee in certain cases where the related Credit Lease Property has sustained damage on account of a casualty or a condemnation event.

     Additional Collateral Loans. Three Mortgage Loans (the "Additional Collateral Loans"), representing approximately 2.9% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achieving certain DSCRs. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan, and such partial prepayment may not be required to be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge.


                          ADDITIONAL COLLATERAL LOANS



                                                 TYPE OF          AMOUNT OF
                                                ADDITIONAL       ADDITIONAL
LOAN NO.     PROPERTY NAME                      COLLATERAL       COLLATERAL    RELEASE CONDITIONS
----------   ----------------------------   -----------------   ------------   -------------------------------------------------
8            The Fountains on the Lake       Cash Collateral     $7,900,000    Increase in underwritten net operating income
                                                                               to maintain 1.27x DSCR; reserves may be
                                                                               released in up to 3 draws (on or before 5/1/99)
48           Christmas Tree Shops Plaza      Cash Collateral     $2,250,000    Increase in underwritten net operating income
                                                                               to maintain 1.20x DSCR; reserves must be
                                                                               released on or before 9/1/98
65           Kew Gardens                     Cash Collateral     $  500,000    Reduction of vacant sponsor units to 25 or less;
                                                                               reserves must be released on or before 3/30/99

     The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments ("Yield Protection Payments") to compensate such holders for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such prepayment. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment and will be as described in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions -- Yield Protection Payments."


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification. For purposes of this Prospectus Supplement, including the tables herein and Annex A:

     (1) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property (other than Mortgage Loans relating to Cooperative Properties) means cash flow available for debt service, as determined by the related Mortgage Loan Seller based on borrower-supplied information for a recent period that is generally calendar year 1997 or the most recent twelve-month period preceding the origination date. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of Cooperative Properties, "Net Cash Flow" generally equals net operating income at such Cooperative Property estimated by the applicable Mortgage Loan Seller, assuming such Cooperative Property were operated as a multifamily rental Property, reduced by underwritten capital expenditures (See Annex A), (iii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iv) in the case of certain of the Hospitality Properties, assuming the occupancy rate was less than the actual occupancy rate (and generally no more than 75-80%) to account for a high occupancy rate or to reflect new construction in the market, (v) assuming a minimum vacancy rate generally equal to the greatest of (A) actual vacancy, (B) market vacancy and
(C) 5-10%, depending upon property type, (vi) in the case of the Retail Properties, excluding certain percentage rent, (vii) excluding certain non-recurring income and/or expenses, (viii) assuming a management fee of 3.5-5% for Hospitality Property, 4-5% of revenue for multi-tenant commercial and multifamily Mortgage Loans and 2-3% of revenue for single-tenant net leased Mortgage Loans other than the Credit Lease Loans, (ix) making a 4-7% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties) payable with respect to the Mortgaged Property and assuming that franchise fees and marketing fees are less than 12% of revenues, (x) where such information was made available to the Mortgage Loan Seller to take into account new tax assessments and insurance contracts, (xi) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xii) subtracting from net operating income reserves for Capital Items (see Annex A) and (xiii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions (see Annex A). "Net Cash Flow" in the case of Credit Lease Loans generally equals annual net rent.

     Net Cash Flow reflects the calculations and adjustments used by the related Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts therefor.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans.

     No representation is made as to the future net cash flow of the Mortgaged Properties, nor is "Net Cash Flow" set forth herein intended to represent such future net cash flow.

     (2) "U/W NOI" or "Underwritten NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.

     (3) "1995 NOI", "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1995 NOI, 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by any borrower or with respect to net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1995 NOI, 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1995 NOI, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. "Rev" is gross revenues for the applicable period, as reported by the related borrower, or, for "U/W Rev", taking into account certain adjustments thereto in accordance with the related Mortgage Loan Seller's underwriting standards.

     (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Multi-Property Loan allocated to such Mortgaged Property solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was generally determined based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan or, in certain cases, based on other economic factors.

     (5) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (6) "Monthly Payment" means, for any Mortgage Loan, the constant monthly payment set forth in the related Mortgage Note as being due on the Cut-off Date (or, with respect to Loan No. 152, August 1998) and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends (other than Loan No. 2, which is an interest-only loan for the life of the Mortgage Loan) (such date being the "First P&I Date"). Certain Credit Lease Loans set forth on Annex B and Loan No. 4 (the Reichmann/Intell Portfolio Loan) and Loan No. 7 (the 4000 Wisconsin Loan) provide for periodic increases in the related Monthly Payments.

     (7) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

     (8) "Cut-off Date Principal Balance/Unit" means the principal balance per unit for multi-family, cooperatives, hotels and self storage or per square foot for substantially all other property types as of the Cut-off Date.

     (9) "Annual Debt Service" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan.

     (10) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under "--Description of the Mortgage Loans -- Underwriting Standards." For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group.

     (11) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Act/360" means interest is calculated on the basis of a 360-day year and for the actual number of days elapsed in each interest accrual period.

     (12) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

     (13) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related Lock-box Agreements for application to payment of principal and Excess Interest.

     (14) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

     (15) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid. For the purposes of this Prospectus Supplement and the statistical information presented herein, (x) "Remaining Lockout" for any Mortgage Loan includes the period during which the Mortgage Loan may be defeased, if any, and (y) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto.

     (16) "Remaining Lockout and YM" means the period ending on the later of the last day of the "Remaining Lockout" and the first day on which the Mortgage Loan may be prepaid without payment of a Yield Maintenance Charge.

     (17) "Seasoning" means, with respect to any Mortgage Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.

     (18) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties.

     (19) "Maturity Date/ARD LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of a an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value.

     (20) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note was calculated based on twelve 30-day months and a 360-day year.

     (21) "Year Built/Renovated" means the later of the year in which the respective Mortgaged Property was built and/or most recently renovated.

     (22) "Units" and "Unit of Measure" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

     (23) "Occupancy" means the percentage of gross (or, in the case of the PWRES Mortgage Loans, net) leasable area, rooms, units, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Occupancy Period" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. The Occupancy Period may be the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date.

     (24) "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

     (25) "Anchor Tenant" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of such Mortgaged Property, or a tenant that occupies more than 20,000 square feet.

     (26) "Actual Ongoing Capital Item Deposits" means the dollars per Unit or percentage of revenues required to be deposited in Escrow Accounts annually under the related Mortgage Loan with respect to Capital Items.

     (27) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "Tenant") mean, with respect to Office Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants.

     (28) "% of Total Square Feet" means the square feet leased to a Tenant as a percentage of (i) in the case of a CSFB Mortgage Loan, the gross square feet of the Mortgaged Property and (ii) in the case of a PWRES Mortgage Loan, the net rentable square feet of the Mortgaged Property.

     (29) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

     (30) "Loan to Value Ratio" or "LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties.

     (31) "Weighted Average LTV" and "Weighted Average DSCR" are the weighted average of the Loan to Value Ratios and Debt Service Coverage Ratios for each Mortgage Loan, weighted on the basis of the Cut-off Date Principal Balances thereof. Such calculations exclude the Credit Lease Loans.


     (32) "Net Lease" means "Credit Lease."


     (33) "Remaining Amortization Term" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.


     (34) "NAP" means not applicable and relates to the omission of Credit Lease Loans in the calculation of LTV and DSCR.


     (35) "Property Release Amount" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.


     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.


     The following adjustments to the foregoing assumptions were made in connection with the calculations of the tables set forth herein and/or Annex A, as applicable:


     (i) DSCR for Loan No. 3 was calculated based on the assumption that the related borrower will incur withholding tax at a rate of 4.9% and such amount was included as additional interest solely for purposes of calculating DSCR and Annual Debt Service;


     (ii) with respect to Loan No. 8, the DSCR of 1.27x was calculated based on the underwritten Net Cash Flow set forth in Annex A and an annual debt service payment based on the Mortgage Loan's current amortization schedule and assuming a balance reduced by the $7.9 million future lease reserve; and


     (iii) the underwritten revenues, NOI and Net Cash Flow for Loan Nos. 47 and 66 in Annex A is based on market rental rates as determined by the applicable Mortgage Loan Seller, adjusted for in place, rent stabilized units; for purposes of the tables herein, underwritten net cash flow of $3,037,190 and $3,067,129, respectively, reflecting only market level rental rates, is assumed.


     Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk (*). Certain Mortgage Loans are secured by both the fee estate and related leasehold interest and, for the purpose of presenting certain statistical information herein, are considered to be secured by fee simple estates.


     The tables set forth in Annex B hereto set forth certain information with respect to the Credit Lease Loans and related Mortgaged Properties. The statistics in Annex B were primarily derived from information provided to the Depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification. For the purposes of Annex B, the following footnotes apply:


     (1) With respect to Loan Nos. 42, 27 and 25, Circuit City is an electronics retailer; Carmax sells automobiles.


     (2) With respect to Loan No. 20, American Restaurant Group, Inc. has a Senior Secured rating of B by S&P and a Senior Secured rating of B3 by Moody's. With respect to Loan Nos. 172, 219, 165, 196, 178, 179, 212, 193,
   207, 176 and 185, PETsMart, Inc. has a Senior Secured rating of B2 by Moody's. With respect to Loan No. 39, Cobb Theaters was acquired by Regal Cinemas, Inc., which has a rating of Ba2 by Moody's and BB-- by S&P.

     (3) With respect to Loan No. 46, additional debt service and rent steps are as follows:


          (S7) 12/11/04 (d) $1,512,673 (r) $1,563,673 (DSCR) 1.03x;
          (S8) 6/11/05 (d) $1,559,584 (r) $1,610,584 (DSCR) 1.03x;
          (S9) 6/11/06 (d) $1,606,901 (r) $1,658,901 (DSCR) 1.03x;
          (S10) 6/11/07 (d) $1,656,668 (r) $1,708,668 (DSCR) 1.03x;
          (S11) 6/11/08 (d) $1,706,443 (r) $1,759,928 (DSCR) 1.03x;
          (S12) 6/11/09 (d) $1,758,726 (r) $1,812,726 (DSCR) 1.03x;
          (S13) 6/11/10 (d) $1,813,108 (r) $1,867,108 (DSCR) 1.03x;
          (S14) 6/11/11 (d) $1,869,121 (r) $1,923,121 (DSCR) 1.03x;
          (S15) 6/11/12 (d) $1,926,815 (r) $1,980,815 (DSCR) 1.03x.


     (4) With respect to Loan No. 152, reflects Annual Debt Service and net rent payments, respectively, both of which commence in August, 1998.


     The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Multi-Property Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

                                 MORTGAGE NOTES



          CSFB
 LOAN    CONTROL
  NO.      NO.                    PROPERTY NAME
------ ---------- --------------------------------------------
   1   66         Combined Properties Summary
   2   87         Edens and Avant Summary
   3   188        Ritz-Carlton Cancun
   4   179        Reichmann/Intell Portfolio Summary
   5   Wall_001   45 Wall Street
   6   172        Plaza Rio Hondo
   7   23         4000 Wisconsin Avenue
   8   99         The Fountains on the Lake
   9   15         767 Third Avenue
  10   30         Alexandria Single Tenant Portfolio Summary
  11   CL23       Elder-Beerman at the Dayton Mall
  12   231        Westgate Shopping Center
  13   114        Holiday Inn -- Denver Downtown
  14   175        Rachel Bridge Apartments
  15   100        G.I. Joe Summary
  16   CL29       Kmart -- Carson, CA # 4987
  17   CL28       Kmart -- Virginia Beach # 4986
  18   159AA      Pantzer Cross-Summary
  19   196        Sadler Portfolio Summary
  20   CL4        American Restaurant Group Summary
  21   204        Smith Hotel Portfolio Summary
  22   C-2455     Le Parc Suite Hotel De Luxe
  23   90         Embassy Suites -- Milwaukee, WI
  24   92         Essex/Brookdale Summary
  25   C-3012A    Circuit City Stores, Inc. -- Naperville
  26   159G       Top of the Hill Apartments
  27   C-3012C    Circuit City Stores, Inc. -- Miami
  28   159H       Foxfire Apartments
  29   173B       Plaza del Atlantico
  30   156        Opera Plaza
  31   230        Wentwood Portfolio Summary
  32   CL9        Best Buy Dist. Ctr. -- Staunton, VA
  33   173C       Senioral Plaza
  34   136        Laurel Promenade
  35   223        Torgerson Project Summary
  36   C-1566     Builders Square-Summary
  37   164        Peak At Somerset
  38   237        Wood River Village
  39   CL16       Cobb Theaters -- Tampa, FL
  40   42         Best Western Beach Resort
  41   228        Valley Stream Village Apts.
  42   C-3012B    Circuit City Stores, Inc. -- Fort Worth
  43   159I       Heather Ridge Apartments
  44   56         Chateau Marmont
  45   111        Highland Apartments
  46   CL25       Fortunoff Backyard Store
  47   CP8        NCB/Briarcliff



                                                            CUT-OFF                              PRIMARY                  STATED
 LOAN                                                         DATE        MONTHLY    MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                    BORROWER NAME                      BALANCE       PAYMENT      RATE      FEE RATE      CALC.       DATE
------ ------------------------------------------------ --------------- ----------- ---------- ----------- ------------ ----------
   1   Combined Properties Incorporated                  $115,590,907    $819,025      7.6308      0.0500   Actual/360    5/11/28
   2   Edens & Avant Financing II Limited Partnership    $ 84,100,000    $474,815      6.7750      0.0500      30/360     6/11/28
   3   Grupo Inmobiliaro Mosa S.A. de C.V.               $ 75,000,000    $622,734      8.8700      0.0500   Actual/360    6/11/23
   4   IPC Office Properties, LLC                        $ 74,857,607    $524,786      7.2500      0.0500   Actual/360    6/11/28
   5   45 Wall L.L.C.                                    $ 74,499,220    $576,828      6.5730      0.0500      30/360      3/1/17
   6   MBRD-Plaza Rio Hondo L.P., S.E.                   $ 61,963,322    $420,010      7.1800      0.0500   Actual/360    5/11/28
   7   4000 Wisconsin Avenue Associates, L.P.            $ 60,880,640    $518,046      7.5900      0.0500   Actual/360    5/11/28
   8   F.P. Centre, Ltd.                                 $ 49,961,708    $397,376      8.3400      0.0500   Actual/360    8/11/22
   9   767 Third Avenue LLC                              $ 41,500,000    $314,825      7.8000      0.0500   Actual/360    5/11/28
  10   ARE-Western Newbrook, LLC                         $ 36,478,677    $248,252      7.2200      0.0500   Actual/360    5/11/28
  11   Elder Ohio I Delaware Business Trust              $ 27,509,152    $223,545      8.9427      0.0500      30/360     3/11/18
  12   Monarch Ventures, L.P.                            $ 27,465,930    $194,738      7.6300      0.0500   Actual/360    4/11/28
  13   SAMCO I Investment Limited Partnership            $ 22,982,097    $181,497      8.2600      0.0500   Actual/360    5/11/23
  14   Rachel Bridge Corp.                               $ 22,882,398    $160,219      6.8400      0.0500   Actual/360    1/11/23
  15   WREP 1998-1 LLC                                   $ 20,979,468    $158,146      7.6100      0.0500   Actual/360    5/11/23
  16   CRICKM Carson Trust                               $ 20,814,442    $164,994      8.2276      0.0500      30/360     11/1/22
  17   CRICKM Virginia Beach Trust                       $ 20,300,506    $160,920      8.2276      0.0500      30/360     11/1/22
  18   Meldon Apt LLC                                    $ 20,111,247    $140,283      7.4700      0.0000   Actual/360    5/11/28
  19   Carlton Manor, Inc., et al                        $ 19,683,975    $153,093      8.0800      0.0500   Actual/360    5/11/23
  20   ARG Properties II, LLC                            $ 18,546,279    $154,664      8.7829      0.0500   Actual/360    5/11/23
  21   S&R Hotels, LLC                                   $ 17,983,571    $134,074      7.5900      0.0300   Actual/360    5/11/23
  22   LeParc Investment Group LLC                       $ 17,884,363    $135,557      7.7800      0.0500   Actual/360     5/1/08
  23   Brookfield Hotel Limited Partnership              $ 17,065,054    $127,370      7.5900      0.0500   Actual/360    4/11/23
  24   Bloomfield Condominium Associates, L.L.C.         $ 16,975,768    $113,902      7.0700      0.0500   Actual/360    4/11/28
  25   CM Naperville, L.L.C.                             $ 16,890,594    $131,244      7.5400      0.0500      30/360     5/31/20
  26   Top of the Hill Associates LLC                    $ 16,469,614    $114,882      7.4700      0.0000   Actual/360    5/11/28
  27   CM Miami Trust                                    $ 16,401,012    $127,440      7.5400      0.0500      30/360     5/31/20
  28   Foxfire Associates                                $ 16,313,585    $113,793      7.4700      0.0000   Actual/360    5/11/28
  29   MBRD-Plaza del Atlantico L.P., S.E.               $ 16,190,416    $109,745      7.1800      0.0500   Actual/360    5/11/28
  30   Opera Plaza, L.P.                                 $ 16,179,619    $114,050      7.5700      0.0500   Actual/360     4/1/28
  31   Wentwood Capital Fund VI, L.P.                    $ 16,177,074    $110,836      7.2800      0.0500   Actual/360    4/11/28
  32   Staunton Sundar LLC                               $ 16,154,318    $124,926      8.8400      0.0500      30/360    12/11/17
  33   MBRD-Senorial Plaza L.P., S.E.                    $ 16,090,475    $109,068      7.1800      0.0500   Actual/360    5/11/28
  34   Laurel Center Group                               $ 15,781,417    $114,068      7.8300      0.0500   Actual/360    4/11/28
  35   Torgerson Properties, L.P. and TPI Core, Inc.     $ 15,559,810    $118,987      7.8700      0.0300   Actual/360    4/11/23
  36   SPE controlled by Kyle & Arnold Tauch             $ 14,500,000    $114,249      7.4800      0.0500   Actual/360     6/1/19
  37   Graoch Associates #5, Limited Partnership         $ 14,127,948    $ 94,211      6.9900      0.0500   Actual/360    2/11/28
  38   Wood River Partners                               $ 14,072,269    $106,872      7.7900      0.0400   Actual/360    4/11/23
  39   Cobbtampa Realty, L.P.                            $ 13,636,651    $106,997      8.5596      0.0500      30/360    10/11/22
  40   The Furma Trust                                   $ 13,587,530    $101,123      7.5700      0.0500   Actual/360    5/11/23
  41   Valleystream Village LLC                          $ 13,491,939    $ 91,180      7.1500      0.0500   Actual/360    5/11/28
  42   CM Fort Worth Trust                               $ 13,463,517    $104,615      7.5400      0.0500      30/360     5/31/20
  43   Heather Ridge LLC                                 $ 13,207,048    $ 92,124      7.4700      0.0000   Actual/360    5/11/28
  44   Chateau Holdings, Ltd.                            $ 12,788,157    $ 94,841      7.5300      0.0500   Actual/360    5/11/23
  45   Graoch Associates #52 Limited Partnership         $ 12,733,126    $ 88,018      7.3700      0.0500   Actual/360    4/11/28
  46   Century Road Plaza, LLC                           $ 12,603,934    $103,350      8.2232      0.0500   Actual/360    3/11/13
  47   The Briarcliff Owners, Inc.                       $ 12,450,554    $ 85,187      7.2400      0.3550      30/360      1/1/08



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
   1      5/11/08        112          112          119             360            359       6/11/98      1
   2      6/11/10        137          137          144             NAP            NAP       7/11/98      0
   3      6/11/08        113          113          120             300            300       7/11/98      0
   4      6/11/08        113          113          120             360            360       7/11/98      0
   5       3/1/08        117          117          117             228            225        4/1/98      3
   6      5/11/08        114          114          119             360            359       6/11/98      1
   7      5/11/08        117          117          119             360            359       6/11/98      1
   8      8/11/09        127          127          134             300            299       6/11/98      1
   9      5/11/08         59           59          119             300            300       6/11/03      1
  10      5/11/08        115          115          119             360            359       6/11/98      1
  11                     233          233          237             336            335       6/11/98      1
  12      4/11/08        113          113          118             360            358       5/11/98      2
  13      5/11/08        115          115          119             300            299       6/11/98      1
  14      1/11/08        113          113          115             300            296       3/11/98      4
  15      5/11/08        117          117          119             300            299       6/11/98      1
  16                     289          289          293             300            293       12/1/97      7
  17                     289          289          293             300            293       12/1/97      7
  18      5/11/08        115          115          119             360            359       6/11/98      1
  19      5/11/13        172          172          179             300            299       6/11/98      1
  20                     296          296          299             299            299       7/11/98      0
  21      5/11/08        115          115          119             300            299       6/11/98      1
  22                     119          119          119             300            299        6/1/98      1
  23      4/11/08        116          116          118             300            298       5/11/98      2
  24      4/11/08        111          111          118             360            358       5/11/98      2
  25                     264          264          264             264            264        7/1/98      0
  26      5/11/08        115          115          119             360            359       6/11/98      1
  27                     264          264          264             264            264        7/1/98      0
  28      5/11/08        115          115          119             360            359       6/11/98      1
  29      5/11/08        114          114          119             360            359       6/11/98      1
  30       4/1/08        114          114          118             360            358        5/1/98      2
  31      4/11/08        111          111          118             360            358       5/11/98      2
  32                     230          230          234             315            310       2/11/98      5
  33      5/11/08        114          114          119             360            359       6/11/98      1
  34      4/11/08        116          116          118             360            358       5/11/98      2
  35      4/11/13        171          171          178             300            298       5/11/98      2
  36                     252          252          252             252            252        7/1/98      0
  37      2/11/08        109          109          116             360            356       3/11/98      4
  38      4/11/08        114          114          118             300            298       5/11/98      2
  39                     288          288          292             297            292       2/11/98      5
  40      5/11/08        112          112          119             300            299       6/11/98      1
  41      5/11/08        114          114          119             360            359       6/11/98      1
  42                     264          264          264             264            264        7/1/98      0
  43      5/11/08        115          115          119             360            359       6/11/98      1
  44      5/11/08        116          116          119             300            299       6/11/98      1
  45      4/11/08        111          111          118             360            358       5/11/98      2
  46                     173          173          177             179            177       5/11/98      2
  47                      97           97          115             360            355        2/1/98      5

          CSFB
 LOAN   CONTROL
  NO.     NO.                 PROPERTY NAME
------ --------- ---------------------------------------
  48   59        Christmas Tree Shops Plaza
  49   13        Executive Center
  50   CL26      Hoyts Theatre -- Linthicum, MD
  51   122       Inland Cold Storage Summary
  52   39        Bay Park Center Summary
  53   CP12      NCB/St. George Tower and Grill
  54   CL54      Shemin Nursery Portfolio Summary
  55   82        Eagle Hardware -- Anchorage, AK
  56   C-2534    Northbridge Park
  57   50        British Woods Apartments
  58   CL30      Kmart -- Inglewood, CA # 3639
  59   CP10      NCB/Geddes Lake Cooperative
  60   CP7       NCB/Bell Apartments Owners Corp.
  61   198       San Ant Res. Inn/Fair Inn Summary
  62   123       International Plaza
  63   173A      Rexville Plaza
  64   120       Ind. Apt Res. Inn/Fair Inn Summary
  65   CP2       Kew Garden Estates
  66   CP9       NCB/Bryn Mawr Ridge Apartments
  67   225       University Heights Apartments
  68   CP6       NCB/720-730 Fort Washington Avenue
  69   44        Best Western Travel Plaza
  70   118       Host Funding Portfolio Summary
  71   170       Pomona Marketplace Shopping Center
  72   165       Perry Lake Village
  73   CP5       NCB/310/312 East 23rd Apartment Corp.
  74   184       RHC-Continental/Mulberry Summary
  75   103       Glenmont Shopping Plaza
  76   83        Eagle Hardware and Garden, Inc.
  77   CL13      Best Buy -- Springfield, PA
  78   74A       Fossil Ridge Apartments
  79   3         5 Garret Mountain Plaza
  80   79        Denver Fairfield Inn
  81   CL24      Elder-Beerman at Millcreek Mall
  82   220       The Design Pavilion
  83   207       South Beach Multis Summary
  84   48        Bradshaw Corporate Center
  85   74C       Harvestree Apartments
  86   163       Peachtree Corners Shopping Center
  87   43        Best Western River North, Chicago
  88   CP3       NCB/1150 5th Ave.
  89   CP11      NCB/Laurelton Gardens
  90   CL10      Best Buy -- Mayfield, OH
  91   93        Essex Hospitality Summary
  92   40        Bay Plaza
  93   C-1209    40 West 72 Street
  94   130       Kratsa Portfolio Summary
  95   76        CW-Crowne Plaza Hotel
  96   C-1851    Howard Johnsons Ocean Resort



                                                                 CUT-OFF                             PRIMARY
 LOAN                                                             DATE        MONTHLY    MORTGAGE   SERVICING    INTEREST
  NO.                      BORROWER NAME                         BALANCE      PAYMENT      RATE      FEE RATE      CALC.
------ ----------------------------------------------------- -------------- ----------- ---------- ----------- ------------
  48   Beckenstein Enterprises-Route One L.L.C.               $12,381,376    $102,871      7.8900      0.0500   Actual/360
  49   Goodrich Executive, LLC                                $12,355,597    $ 86,363      7.4600      0.0500   Actual/360
  50   READCO BWII-A, LLC                                     $11,740,441    $ 83,541      8.2377      0.0500   Actual/360
  51   Inland Refrigerated Enterprises, LLC                   $11,542,256    $ 95,665      8.8400      0.0500   Actual/360
  52   Baypark Real Estate, L.P.                              $11,443,725    $ 79,434      7.4200      0.0500   Actual/360
  53   St. George Tower and Grill Owners Corp.                $11,431,763    $ 87,784      6.8000      0.1000      30/360
  54   Shemin Real Estate II, L.L.C.                          $11,390,457    $101,523      8.4914      0.0500      30/360
  55   Lexington Anchorage, L.L.C.                            $11,311,417    $ 78,979      7.4800      0.0500   Actual/360
  56   Northbridge Park Co-op, Inc.                           $11,000,000    $ 83,836      6.7800      0.0500   Actual/360
  57   New British Woods Associates                           $10,655,199    $ 78,145      7.9900      0.0500   Actual/360
  58   CRICKM Inglewood Trust                                 $10,634,081    $ 84,295      8.2276      0.0500      30/360
  59   Geddes Lake Cooperative Homes, Inc.                    $10,184,010    $ 81,784      7.3100      0.5750      30/360
  60   Bell Apartments Owners Corp.                           $ 9,996,212    $ 62,288      7.0200      0.0600      30/360
  61   Hotel Properties Texas L.P.                            $ 9,990,663    $ 73,834      7.4900      0.0500   Actual/360
  62   Triad Partnership, Ltd.                                $ 9,953,764    $ 73,769      7.4800      0.0500   Actual/360
  63   MBRD-Rexville Plaza L.P., S.E.                         $ 9,694,261    $ 65,712      7.1800      0.0500   Actual/360
  64   Limited Service Indianapolis, LLC                      $ 9,491,130    $ 70,142      7.4900      0.0500   Actual/360
  65   Kew Gardens Hills Apartment Owners Inc.                $ 9,488,914    $ 68,783      7.8600      0.0500   Actual/360
  66   BMR OWNERS CORP.                                       $ 9,467,505    $ 69,509      7.9700      0.6850      30/360
  67   SHP IV-Austin University Heights Associates, L.P.      $ 9,444,669    $ 64,979      7.3300      0.0500   Actual/360
  68   720-730 Fort Washington Ave. Owners Corp.              $ 9,368,170    $ 61,783      6.8800      0.1950      30/360
  69   Calverton Hotel Venture, LLC                           $ 9,132,247    $ 69,775      7.8600      0.0600   Actual/360
  70   Host Ventures, Inc.                                    $ 9,067,689    $ 70,766      8.1200      0.0500   Actual/360
  71   Pomona Marketplace, LLC                                $ 8,967,401    $ 70,156      7.0700      0.0500   Actual/360
  72   Perry Lake Village, LLC                                $ 8,894,686    $ 60,111      7.1500      0.0500   Actual/360
  73   310/312 East 23rd Apartment Corp.                      $ 8,890,321    $ 57,483      7.1000      0.0600      30/360
  74   Bahia Associates, LLC                                  $ 8,847,471    $ 63,705      7.7900      0.0500   Actual/360
  75   L & T Associates, LLC.                                 $ 8,765,322    $ 62,558      7.6700      0.0500   Actual/360
  76   Lexington Federal Way, L.L.C.                          $ 8,669,328    $ 60,531      7.4800      0.0500   Actual/360
  77   SunWest F.B. - Limited Partnership                     $ 8,656,976    $ 66,667      7.6609      0.0500      30/360
  78   Fossil Properties I Limited Partnership                $ 8,554,761    $ 57,353      7.0700      0.0500   Actual/360
  79   Garret Park Associates                                 $ 8,495,478    $ 59,491      7.5100      0.0500   Actual/360
  80   FI-DEN LLC                                             $ 8,492,064    $ 62,759      7.4900      0.0500   Actual/360
  81   Elder PA I Delaware Business Trust                     $ 8,490,238    $ 65,209      8.8601      0.0500      30/360
  82   200K, LLC                                              $ 8,389,405    $ 59,080      7.5600      0.0500   Actual/360
  83   Euclid, L.C. and Pennsylvania, L.C.                    $ 8,290,186    $ 58,736      7.6300      0.0500   Actual/360
  84   Bradshaw Corporate Plaza, L.P.                         $ 8,147,952    $ 54,267      6.9900      0.0500   Actual/360
  85   Harvestree Apartment Properties, Ltd.                  $ 8,075,130    $ 54,409      7.1200      0.0500   Actual/360
  86   Peachtree Corners Center, LLC                          $ 7,995,994    $ 56,982      7.6900      0.0600   Actual/360
  87   Best Western River North Hotel, L.L.C.                 $ 7,982,956    $ 58,444      7.3700      0.0500   Actual/360
  88   1150 Fifth Avenue Owners Corp.                         $ 7,887,415    $ 53,411      7.1600      0.0600      30/360
  89   Laurelton Gardens Corp.                                $ 7,694,531    $ 49,311      7.2600      0.2100      30/360
  90   SunWest F.B. IV Limited Partnership                    $ 7,558,145    $ 59,167      7.6457      0.0500      30/360
  91   Essex Hospitality Associates III, LP                   $ 7,553,519    $ 57,650      7.8600      0.0500   Actual/360
  92   Bay Plaza, LLC                                         $ 7,446,826    $ 55,394      8.1400      0.0500   Actual/360
  93   The Bancroft Owners, Inc.                              $ 7,273,200    $ 56,465      6.9700      0.0500   Actual/360
  94   Premier Hsptly Grp-W Mifflin & Premier Hsptly Grp-N    $ 7,163,548    $ 55,809      8.0500      0.0500   Actual/360
  95   SAM Hospitality Corp.                                  $ 7,061,557    $ 53,210      7.6600      0.0700   Actual/360
  96   Deerfield 21 Corporation                               $ 6,993,375    $ 51,411      7.4300      0.0500   Actual/360



                                              REMAINING
         STATED    ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN   MATURITY    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.     DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ---------- ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
  48     5/11/18                    237          237           239            240            239       6/11/98      1
  49     1/11/28      1/11/08       111          111           115            360            355       2/11/98      5
  50     1/11/23                    291          291           295            301            295       1/11/98      7
  51     5/11/23      5/11/08       117          117           119            300            299       6/11/98      1
  52      5/1/28       5/1/08       115          115           119            360            359        6/1/98      1
  53      3/5/08                     99          114           117            240            237        4/5/98      3
  54     2/11/17                    220          220           224            230            224       1/11/98      6
  55     5/11/28      5/11/08       115          115           119            360            359       6/11/98      1
  56      6/1/18                    240          240           240            240            240        7/1/98      0
  57     5/11/28      5/11/08       117          117           119            360            359       6/11/98      1
  58     11/1/22                    289          289           293            300            293       12/1/97      7
  59    12/11/17                     54          174           234            240            234       1/11/98      6
  60      5/5/13                    131          131           179            480            479        6/5/98      1
  61     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
  62     2/11/23      2/11/08       109          109           116            300            296       3/11/98      4
  63     5/11/28      5/11/08       114          114           119            360            359       6/11/98      1
  64     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
  65     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
  66      1/1/08                     97           97           115            360            355        2/5/98      5
  67     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  68      2/1/08                     97           97           116            360            356        3/5/98      4
  69     4/11/23      4/11/05        78           78            82            300            298       5/11/98      2
  70     5/11/23      5/11/08       117          117           119            300            299       6/11/98      1
  71     4/11/18                    233          233           238            240            238       5/11/98      2
  72     6/11/23      6/11/08       114          114           119            360            359       6/11/98      1
  73      4/5/13                    118          118           178            420            418        5/5/98      2
  74     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
  75    12/11/27     12/11/07       107          107           114            360            354       1/11/98      6
  76     5/11/28      5/11/08       117          117           119            360            359       6/11/98      1
  77     2/11/18                    232          232           236            281            278       4/11/98      3
  78     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  79     5/11/28      5/11/08       117          117           119            360            359       6/11/98      1
  80     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
  81     1/11/21                    267          267           271            443            442       6/11/98      1
  82     4/11/28      4/11/05        75           75            82            360            358       5/11/98      2
  83     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  84     3/11/28      3/11/08       110          110           117            360            357       4/11/98      3
  85     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  86     5/11/28      5/11/18       235          235           239            360            359       6/11/98      1
  87      4/1/08                     58          114           118            300            298        5/1/98      2
  88      4/5/13                    147          147           178            360            358        5/5/98      2
  89      4/5/08                     99           99           118            480            478        5/5/98      2
  90     2/11/18                    232          232           236            268            265       4/11/98      3
  91     5/11/23      5/11/08       112          112           119            300            299       6/11/98      1
  92     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
  93      4/1/18                      0          234           238            240            238        5/1/98      2
  94     1/11/22      1/11/08       111          111           115            300            295       2/11/98      5
  95     1/11/23      1/11/08       111          111           115            300            295       2/11/98      5
  96      5/1/08                      0          119           119            300            299        6/1/98      1

          CSFB
 LOAN   CONTROL
  NO.     NO.                  PROPERTY NAME
------ --------- -----------------------------------------
  97   140       Logan Manor Nursing Home
  98   97        Forest Pointe Apartments
  99   159F      Arundel Apartments
 100   C-2016    Super 8-Summary
 101   239       Yorktown Apartments and Townhouses
 102   C-1400    1249 and 1255 Boylston Street-Summary
 103   C-3769    AT&T Center
 104   C-3222    Best Western Oak Manor Inn
 105   CL55      United Artists -- Camarillo, CA
 106   232       Westport Inn
 107   C-1723    Best Western Beachside Inn
 108   91        Empire Office Center II
 109   CL19      Eagle Foods- Geneva IL
 110   176       Radisson Resort Hotel
 111   151       Nevada Cares
 112   CL32      Office Depot -- Paramus, NJ
 113   10        320 West 13th Street
 114   234       Winfield Landing Apartments
 115   226       USC Center
 116   45        Holiday Inn Aberdeen
 117   CL20      Eagle Country Market
 118   182       RHC -- Capistrano
 119   35        Atlantis Apartments
 120   C-1511    Meadowbrook Office Park-Summary
 121   142       Lynnwood Marketplace
 122   C-2135    World Marine Estates
 123   218       Fairfield Inn Tampa/Brandon
 124   46        Bluegrass Shopping Center
 125   C-3418    Green Oaks Apartments
 126   16        902-938 Highland Avenue
 127   109       Hecker Pass Plaza
 128   62        Cobblestone Village Shopping Center
 129   187       RHC -- Towne & Country Mobile Home Park
 130   70        Concord Apartments
 131   78        Delta Hotels Summary
 132   224       Transouth
 133   33        Any Mountain
 134   113       Holiday Inn -- Ft. Collins, CO
 135   112       Highland Court Apartments
 136   189       River Road
 137   68        Commerce University
 138   C-1361    Dutch Centre
 139   C-1332    Murchison Medical Plaza
 140   160       Park Magnolia Apartments
 141   CL6       Best Buy -- Akron, OH
 142   88        Edwards Warehouse
 143   47        Boynton Medical Arts Center
 144   37        Austin South Residence Inn
 145   147       Courtyard by Marriott -- Mishawaka



                                                                        CUT-OFF                           PRIMARY
 LOAN                                                                     DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST
  NO.                          BORROWER NAME                            BALANCE     PAYMENT     RATE      FEE RATE      CALC.
------ ------------------------------------------------------------- ------------- --------- ---------- ----------- ------------
  97   Logan Manor L.L.C.                                             $6,993,301    $51,184     7.3800      0.0600   Actual/360
  98   Forest Pointe Apartments, LLC                                  $6,990,619    $48,085     7.3200      0.0500   Actual/360
  99   Arundel Associates LLC                                         $6,911,712    $48,212     7.4700      0.0000   Actual/360
 100   Various(1)                                                     $6,838,507    $55,574     8.5900      0.0500   Actual/360
 101   New Yorktowne Associates                                       $6,837,119    $51,002     8.1700      0.0500   Actual/360
 102   SPE controlled by Joseph & Thomas Swan                         $6,800,000    $54,076     7.3300      0.0500   Actual/360
 103   Provident Sunnyside LLC and Provident Somerset Partners LLC    $6,500,000    $45,315     7.4700      0.0500   Actual/360
 104   Gama Corporation                                               $6,494,148    $48,670     7.6500      0.0500   Actual/360
 105   Media Park, LLC                                                $6,480,848    $50,655     8.0941      0.0500   Actual/360
 106   BP Westport Inn, LLC                                           $6,130,562    $49,105     8.3800      0.0500   Actual/360
 107   El Patio Beachside Inn, Inc.                                   $6,119,486    $45,863     7.6500      0.0500   Actual/360
 108   Empire Office Center, L.L.C.                                   $6,111,602    $42,345     7.3700      0.0500   Actual/360
 109   Eagle Geneva Realty, L.P.                                      $6,104,894    $47,286     8.1645      0.0500      30/360
 110   SPI Management Co.                                             $6,083,154    $57,188     7.6800      0.0500   Actual/360
 111   Royalcrest Living Centers (Carson City) Inc.                   $5,989,474    $47,789     8.3700      0.0500   Actual/360
 112   OD-Paramus Ham Business Trust                                  $5,898,234    $41,167     7.3989      0.0500   Actual/360
 113   320 West 13th Realty, LLC                                      $5,850,000    $38,318     7.8600      0.0500   Actual/360
 114   Balboa Partners, Ltd.                                          $5,802,554    $40,915     7.5500      0.0500   Actual/360
 115   Campus Partners                                                $5,777,412    $41,432     7.7200      0.0500   Actual/360
 116   The Blacksmith Corporation                                     $5,744,752    $42,829     7.5900      0.0500   Actual/360
 117   Eagle Moline Realty, L.P.                                      $5,673,660    $43,768     8.1684      0.0500      30/360
 118   Capistrano Terrace Associates, LLC                             $5,640,133    $39,295     7.4500      0.0500   Actual/360
 119   W.W.W. Associates, Inc.                                        $5,592,477    $38,430     7.3100      0.0500   Actual/360
 120   Park Central LLC                                               $5,500,000    $37,296     7.1900      0.0500   Actual/360
 121   3100 E. Imperial Hwy., LLC                                     $5,386,260    $43,810     8.0800      0.0500   Actual/360
 122   Flosden Residential Community, Inc.                            $5,297,000    $36,407     7.3200      0.0500   Actual/360
 123   FI-Brand, LLC                                                  $5,245,098    $38,763     7.4900      0.0500   Actual/360
 124   Bluegrass Center, LLC                                          $5,225,494    $38,524     7.4200      0.0500   Actual/360
 125   Palos Green Oaks, LP                                           $5,200,000    $35,297     7.2000      0.0500   Actual/360
 126   Mellen Highland Associates, LLC                                $5,097,286    $35,695     7.5100      0.0500   Actual/360
 127   Hecker Pass Plaza Investors, a Limited Partnership             $4,997,520    $34,642     7.4700      0.0500   Actual/360
 128   Cobblestone Village Equities, LLC                              $4,984,687    $34,619     7.4000      0.0500   Actual/360
 129   Towne & Country Associates, LLC                                $4,950,437    $34,490     7.4500      0.0500   Actual/360
 130   Wentwood Capital Fund IV, L.P.                                 $4,898,523    $36,415     8.1000      0.0500   Actual/360
 131   Delta Management International L.C.                            $4,896,100    $38,372     8.1700      0.0500   Actual/360
 132   Domain Beach, Ltd.                                             $4,871,941    $35,670     7.3300      0.0500   Actual/360
 133   E.R. Hoffman Properties, LLC                                   $4,790,953    $33,152     7.3750      0.0750   Actual/360
 134   U.S. Motels Ft. Collins, Inc.                                  $4,786,010    $36,035     7.6800      0.0500   Actual/360
 135   Graoch Associates #47 Limited Partnership                      $4,783,146    $33,727     7.5500      0.0500   Actual/360
 136   Tri Property, L.L.C.                                           $4,747,234    $32,339     7.2300      0.1000   Actual/360
 137   17000 Horizon Associates, A Limited Partnership                $4,743,393    $32,146     7.1700      0.0500   Actual/360
 138   Eukos Properties,Ltd.                                          $4,732,467    $32,629     7.3200      0.0500   Actual/360
 139   Murchison Medical Plaza, Ltd.                                  $4,700,000    $33,769     7.7800      0.0500   Actual/360
 140   15101 Magnolia Group, LLC                                      $4,693,284    $31,459     7.0600      0.0500   Actual/360
 141   SunWest F.B. III Limited Partnership                           $4,579,531    $35,000     7.6676      0.0500      30/360
 142   Edwards Avenue Commerce Center, L.L.C.                         $4,511,607    $31,388     7.4300      0.1000   Actual/360
 143   Siemens West Boynton, LTD.                                     $4,497,921    $32,769     7.9200      0.0500   Actual/360
 144   White Lodging Services Corp.                                   $4,495,798    $33,225     7.4900      0.0500   Actual/360
 145   Mishacourt, L.L.C.                                             $4,495,798    $33,225     7.4900      0.0500   Actual/360



                                              REMAINING
         STATED    ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN   MATURITY    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.     DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ---------- ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
  97     5/11/23      5/11/08       115          115           119            300            299       6/11/98      1
  98      4/1/08                     58          114           118            360            358        5/1/98      2
  99     5/11/28      5/11/08       115          115           119            360            359       6/11/98      1
 100      4/1/08                     22          118           118            300            298        5/1/98      2
 101     5/11/08                    117          117           119            360            359       6/11/98      1
 102      6/1/18                    240          240           240            240            240        7/1/98      0
 103      6/1/08                    113          113           120            360            360        7/1/98      0
 104      5/1/08                    119          119           119            300            299        6/1/98      1
 105    12/11/15                    206          206           210            215            210       2/11/98      5
 106     1/11/23      1/11/08       110          110           115            300            295       2/11/98      5
 107      5/1/08                     35          119           119            300            299        6/1/98      1
 108     1/11/28      1/11/08       108          108           115            360            355       2/11/98      5
 109     4/11/20                    258          258           262            312            311       6/11/98      1
 110     5/11/13      5/11/08       116          116           119            180            179       6/11/98      1
 111     4/11/23      5/11/08       119          119           119            300            298       5/11/98      2
 112     9/11/16                    215          215           219            220            219       6/11/98      1
 113     5/11/28      5/11/05        35           35            83            NAP            NAP       6/11/98      1
 114     1/11/28      1/11/08       111          111           115            360            355       2/11/98      5
 115    12/11/27     12/11/07       111          111           114            360            354       1/11/98      6
 116     5/11/08                    119          119           119            300            299       6/11/98      1
 117     4/11/20                    258          258           262            317            316       6/11/98      1
 118     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
 119     4/11/28      4/11/08       116          116           118            360            358       5/11/98      2
 120      6/1/08                    120          120           120            360            360        7/1/98      0
 121     4/11/20      4/11/08       111          111           118            264            262       5/11/98      2
 122      5/1/08                    119          119           119            360            359        6/1/98      1
 123     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
 124     2/11/23      2/11/08       114          114           116            300            296       3/11/98      4
 125      6/1/08                    120          120           120            360            360        7/1/98      0
 126     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
 127     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
 128     2/11/28      2/11/08       114          114           116            360            356       3/11/98      4
 129     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
 130    12/11/27     12/11/07       107          107           114            360            354       1/11/98      6
 131     5/11/23      5/11/08       115          115           119            300            299       6/11/98      1
 132     1/11/23      1/11/08       108          108           115            300            295       2/11/98      5
 133     3/11/28      3/11/08       110          110           117            360            357       4/11/98      3
 134     3/11/23      3/11/08       115          115           117            300            297       4/11/98      3
 135     1/11/28      1/11/08       108          108           115            360            355       2/11/98      5
 136     5/11/28      5/11/08       112          112           119            360            359       6/11/98      1
 137     4/11/28      4/11/08       111          111           118            360            358       5/11/98      2
 138      1/1/28       1/1/08         0          115           115            360            355        2/1/98      5
 139      6/1/08                    120          120           120            360            360        7/1/98      0
 140     4/11/28      4/11/08       116          116           118            360            358       5/11/98      2
 141     2/11/18                    232          232           236            287            284       4/11/98      3
 142     3/11/28      3/11/08       110          110           117            360            357       4/11/98      3
 143     5/11/28      5/11/08        47           47           119            360            359       6/11/98      1
 144     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1
 145     5/11/23      5/11/08       116          116           119            300            299       6/11/98      1

(1) 1) Ionia Hotel Corp. 2) Charlotte Hotel Corp. 3) ColdwaterHotel Corp.
    4) LaGrange Hotel Corp.

          CSFB
 LOAN   CONTROL
  NO.     NO.                       PROPERTY NAME
------ --------- --------------------------------------------------
 146   49        Brentwood Manor Mobile Home Park
 147   C-1460    Burke Commerce Center
 148   236       Wisteria Gardens Apartments
 149   52        Brunswick Hotel
 150   CL8       Best Buy -- Columbia, SC
 151   C-3261    Winn-Dixie Stores, Inc. -- Selma
 152   CL17      CVS Pharmacy -- Stoughton, MA
 153   C-1984    Holiday Inn Holidome
 154   233       Winchester Plaza
 155   25        Corporate Court at Westview
 156   C-1316    Alameda Apartments
 157   98        Forest Ridge Apartments
 158   63        Colony Club Apartments
 159   C-1798    Webster Square Shopping Center
 160   C-1599    Oswego Village Apartments
 161   CL11      Best Buy -- Inver Grove Heights, MN
 162   115       Holiday Inn Exp. -- Wheatridge, CO
 163   128       K-Mart -- Sikeston
 164   C-3715    Comfort Inn Santa Monica
 165   CL35      PETsMART Store No. 157
 166   183       RHC -- Club Marina Mobile Home Park
 167   6         41 Elm Street Apartment & Office Building
 168   209       Sports World
 169   219       Terrado Plaza
 170   54        Carydale East Apartments
 171   CL50      Rite Aid Macon & College Park Summary
 172   CL33      PETsMART Store No. 102
 173   41        Beltline Village Shopping Center
 174   131       Laguna Creek Racquet Club
 175   C-2955    Riverside Medical Center
 176   CL42      PETsMART Store No. 688
 177   CL14      Hoyts Cinemas -- Concord, NH
 178   CL37      PETsMART Store No. 475
 179   CL38      PETsMART Store No. 586
 180   C-2792    Rite Aid Corporation -- Baltimore
 181   CL5       Best Buy -- LaCrosse, WI
 182   127       Kleinfelder Office Building
 183   22        2308 Broadway
 184   31        American Mini Storage
 185   CL43      PETsMART Store No. 689
 186   202       Shoppes of Hunt Club
 187   C-2787    Winn-Dixie Stores, Inc. -- Bunkie
 188   C-1512    283 Bleeker St. & 59-61 Thompson St.-Summary
 189   77        Delray Industrial Park
 190   211       Staples, Ocean Avenue
 191   149       Natomas Racquet Club
 192   116       Holiday Inn Express Hotel & Suites Golden Valley
 193   CL40      PETsMART Store No. 685
 194   110       Heritage Plaza



                                                               CUT-OFF                           PRIMARY                  STATED
 LOAN                                                            DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                      BORROWER NAME                       BALANCE     PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ---------------------------------------------------- ------------- --------- ---------- ----------- ------------ ----------
 146   Gilbert A. & Joyce A. Mobley                          $4,495,655    $32,788     7.3400      0.0500   Actual/360     5/1/08
 147   Burke Commerce Center, LC                             $4,495,509    $32,353     7.1900      0.0500   Actual/360     5/1/08
 148   Ashford Est. Partners, LTD.                           $4,491,484    $31,034     7.3600      0.0500   Actual/360    3/11/28
 149   L.A Brunswick Associates, L.P.                        $4,479,941    $33,872     7.7100      0.0500   Actual/360    2/11/23
 150   SunWest F.B. V Limited Partnership                    $4,469,298    $34,167     7.6674      0.0500      30/360     2/11/18
 151   WD Selma RIC L.L.C.                                   $4,441,452    $32,408     7.1300      0.0500      30/360      2/1/18
 152   Stoughton Washington L.P.                             $4,420,015    $29,468     6.5927      0.0500   Actual/360    1/11/19
 153   Boulder Hotel Associates                              $4,396,316    $33,843     7.9600      0.0500   Actual/360     5/1/03
 154   Winchester Plaza, LLC                                 $4,385,245    $31,553     7.7600      0.0500   Actual/360    1/11/28
 155   W-M 85 Limited Partnership                            $4,295,994    $31,777     7.5000      0.0500   Actual/360    5/11/23
 156   1415 Broadway Alameda Hotel, LLC                      $4,244,735    $30,096     7.6300      0.0500   Actual/360     4/1/08
 157   Forest Ridge Apartments Development LTD               $4,222,767    $29,629     7.5300      0.0500   Actual/360    5/11/28
 158   Regency Holding-Spring Lake, LLC                      $4,220,948    $30,866     7.3700      0.0500   Actual/360    5/11/23
 159   Webster Square Shopping Center, LLC                   $4,185,833    $29,524     6.9400      0.0500   Actual/360     3/1/08
 160   Oswego Village LLC                                    $4,157,320    $27,398     6.9000      0.0500   Actual/360     5/1/08
 161   SunWest F.B. VII Limited Partnership                  $4,142,785    $31,667     7.6675      0.0500      30/360     2/11/18
 162   U.S. Motels Denver Central, Inc. a Colorado Corpor    $4,088,531    $31,319     7.8800      0.0500   Actual/360    3/11/23
 163   DDM/Sikeston, L.P., a Missouri Limited Partnership    $4,086,699    $35,144     8.2100      0.0500   Actual/360    4/11/18
 164   Dawn Dee Motel and Apartments                         $4,062,000    $32,624     7.4600      0.0500   Actual/360     6/1/08
 165   CRICPETS Glendale Trust                               $4,025,692    $31,820     8.7700      0.0500      30/360     1/11/08
 166   Club Marina Associates, LLC                           $4,005,551    $28,841     7.7900      0.0500   Actual/360    4/11/28
 167   Morris-Elm LLC                                        $3,996,077    $28,964     7.2700      0.0500   Actual/360    5/11/23
 168   SW-93 Partners, L.P.                                  $3,978,892    $30,371     7.8100      0.0500   Actual/360    1/11/23
 169   Covina Office Partners, LLC                           $3,966,563    $29,091     7.3900      0.0500   Actual/360    4/11/23
 170   The 2727 L.L.C.                                       $3,906,159    $46,217     6.8900      0.1000   Actual/360    2/11/08
 171   TAC Funding II, LLC                                   $3,884,658    $31,006     7.0001      0.0500   Actual/360    9/11/17
 172   CRICPETS Aliso Viejo Trust                            $3,846,309    $30,402     8.7700      0.0500      30/360     1/11/08
 173   BV PLAZA LTD.                                         $3,844,619    $26,003     7.1500      0.0500   Actual/360    4/11/28
 174   Laguna Creek Racquet Club Investors, LP               $3,844,492    $32,660     8.1900      0.0500   Actual/360    5/11/18
 175   300 Riverside, Ltd.                                   $3,818,129    $26,876     7.5500      0.0500   Actual/360     3/1/08
 176   CRICPETS Northville Trust                             $3,788,953    $29,949     8.7700      0.0500      30/360     1/11/08
 177   Readco Concord, LLC                                   $3,733,234    $29,302     8.0176      0.0500   Actual/360    1/11/23
 178   CRICPETS Downers Grove Trust                          $3,689,244    $29,161     8.7700      0.0500      30/360     1/11/08
 179   CRICPETS Fayette Township Trust                       $3,689,244    $29,161     8.7700      0.0500      30/360     1/11/08
 180   RA Baltimore Trust                                    $3,607,480    $27,917     7.3750      0.0500      30/360     12/1/19
 181   SunWest F.B. VIII Limited Partnership                 $3,597,915    $27,500     7.6675      0.0500      30/360     2/11/18
 182   3077 Fite Circle, L.P.                                $3,592,963    $24,534     7.2400      0.0500   Actual/360    3/11/28
 183   Way-Off Broadway LLC                                  $3,496,921    $26,437     7.7500      0.1200   Actual/360    5/11/23
 184   El Toro Mini-Partners                                 $3,492,847    $26,070     7.5900      0.0500   Actual/360     4/1/08
 185   CRICPETS Taylor Trust                                 $3,390,116    $26,796     8.7700      0.0500      30/360     1/11/08
 186   Shoppes Of Hunt Club Enterprises, Inc.                $3,383,902    $24,751     7.3300      0.1000   Actual/360    2/11/23
 187   SSG 961 L.L.C.                                        $3,375,192    $29,579     8.2500      0.0500      30/360      2/1/17
 188   Whistlepig Associates, Inc.                           $3,342,509    $23,913     7.1100      0.0500   Actual/360     4/1/08
 189   Delray Industrial Assoc, Inc. & I.R.E. Real Estate    $3,297,043    $24,753     7.6700      0.0500   Actual/360    5/11/23
 190   HSPR Associates, LLC                                  $3,296,842    $24,130     7.3800      0.0500   Actual/360    5/11/23
 191   Natomas Racquet Club Investor                         $3,295,279    $27,994     8.1900      0.0500   Actual/360    5/11/18
 192   Christianson and Torgerson Partnership, L.L.P.        $3,293,409    $24,839     7.7100      0.1000   Actual/360    4/11/23
 193   CRICPETS Roseville Trust                              $3,290,407    $26,008     8.7700      0.0500      30/360     1/11/08
 194   Heritage Plaza, L.L.C.                                $3,285,872    $22,669     7.3200      0.0500   Actual/360   12/11/27



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 146                      59          115           119            300            299        6/1/98       1
 147                     119          119           119            300            299        6/1/98       1
 148       3/11/08       115          115           117            360            357       4/11/98       3
 149       2/11/08       109          109           116            300            296       3/11/98       4
 150                     232          232           236            287            284       4/11/98       3
 151                     236          236           236            286            284        5/1/98       2
 152                     243          243           247            246            246       8/11/98       0
 153                      23           23            59            300            299        6/1/98       1
 154      12/11/07       111          111           114            360            355       2/11/98       5
 155       5/11/08       112          112           119            300            299       6/11/98       1
 156                     118          118           118            360            358        5/1/98       2
 157       5/11/08       117          117           119            360            359       6/11/98       1
 158       5/11/08       116          116           119            300            299       6/11/98       1
 159                       0          114           117            300            297        4/1/98       3
 160                     119          119           119            360            359        6/1/98       1
 161                     232          232           236            287            284       4/11/98       3
 162       3/11/08       115          115           117            300            297       4/11/98       3
 163                     234          234           238            240            238       5/11/98       2
 164                     114          114           120            240            240        7/1/98       0
 165                     111          111           115            360            355       2/11/98       5
 166       4/11/08       111          111           118            360            358       5/11/98       2
 167       5/11/08       116          116           119            300            299       6/11/98       1
 168       1/11/08       108          108           115            300            295       2/11/98       5
 169       4/11/05        75           75            82            300            298       5/11/98       2
 170                     112          112           116            120            116       3/11/98       4
 171                     227          227           231            234            231       4/11/98       3
 172                     111          111           115            360            355       2/11/98       5
 173       4/11/08       111          111           118            360            358       5/11/98       2
 174       5/11/08       112          112           119            240            239       6/11/98       1
 175                     110          110           117            360            357        4/1/98       3
 176                     111          111           115            360            355       2/11/98       5
 177                     291          291           295            300            295       2/11/98       5
 178                     111          111           115            360            355       2/11/98       5
 179                     111          111           115            360            355       2/11/98       5
 180                      77          258           258            265            258       12/1/97       7
 181                     232          232           236            287            284       4/11/98       3
 182       3/11/08       110          110           117            360            357       4/11/98       3
 183       5/11/08       112          112           119            300            299       6/11/98       1
 184                      58          114           118            300            298        5/1/98       2
 185                     111          111           115            360            355       2/11/98       5
 186       2/11/08       109          109           116            300            296       3/11/98       4
 187                     105          224           224            238            224        5/1/97      14
 188                     118          118           118            300            298        5/1/98       2
 189       5/11/08       115          115           119            300            299       6/11/98       1
 190       5/11/08       112          112           119            300            299       6/11/98       1
 191       5/11/08       112          112           119            240            239       6/11/98       1
 192       4/11/13       171          171           178            300            298       5/11/98       2
 193                     111          111           115            360            355       2/11/98       5
 194      12/11/07       108          108           114            360            354       1/11/98       6

          CSFB
 LOAN   CONTROL
  NO.     NO.                    PROPERTY NAME
------ --------- ---------------------------------------------
 195   159C      Cynwyd Club Apartments
 196   CL36      PETsMART Store No. 239
 197   C-1031    Keith Properties-Summary
 198   CL15      Hoyts Cinemas -- Hooksett, NH
 199   C-1730    Comfort Inn-Selma
 200   C-2791    Rite Aid Corporation -- Cleveland
 201   C-1656    Cedar Creek Apartments
 202   222       Timber Trails Shopping Center
 203   152       North La Brea Shopping Center
 204   21        1801-1811 Williamsbridge Road
 205   185       RHC -- Trees Country Place Mobile Home Park
 206   C-1708    Kon Tiki Mobile Home Park
 207   CL41      PETsMART Store No. 686
 208   65        Columbus Plaza
 209   C-3767    Days InnDenny's-Summary
 210   206       Somerset Professional Plaza
 211   CL21      Eckerd Pharmacy -- Mary Esther, FL
 212   CL39      PETsMART Store No. 648
 213   134       Lancaster Microtel Inn
 214   205       Snyder Warehouse
 215   CL51      Rite Aid -- Washington, MI
 216   C-1488    3190 Northeast Expressway
 217   161       Parkview Nursing Portfolio Summary
 218   143       Manhattan Brewery/40-42 Thompson St.
 219   CL34      PETsMART Store No. 145
 220   C-1284    Setauket Village Mart
 221   C-1590    Great Woods Office Park-Summary
 222   CL31      Office Depot -- College Twp PA
 223   C-2788    Winn-Dixie Stores, Inc. -- Auburn
 224   24        5520 Santa Monica Boulevard
 225   235       Winston Vista Shopping Center
 226   194       Rochester Microtel
 227   C-3225    Alpine Meadows
 228   C-1494    Kenosha Office/Industrial Building
 229   64        Columbus Microtel Inn
 230   117       Hoosic Valley Center
 231   7         200 South Newman Street
 232   C-1912    Value Inn Suites
 233   137       Leeman Labs
 234   129       Knoxville Microtel
 235   C-3279    Eckerd Corporation -- Forest Park
 236   72        Corum Plaza
 237   C-1765b   Quality Inn- Sylva
 238   C-2182    Holiday Inn/ Heritage Inn-Summary
 239   CL56      Walgreen Co. -- Bedford, TX
 240   96        Falcon View Plaza
 241   CL22      Eckerd Pharmacy -- Houma, LA
 242   144       Maple Gardens Apartments
 243   181       RHC -- Adobe Mobile Lodge



                                                               CUT-OFF                           PRIMARY                  STATED
 LOAN                                                            DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                      BORROWER NAME                       BALANCE     PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ---------------------------------------------------- ------------- --------- ---------- ----------- ------------ ----------
 195   Cynwyd Club Associates LLC                            $3,244,834    $22,634     7.4700      0.0000   Actual/360    5/11/28
 196   CRICPETS Kansas City Trust                            $3,189,766    $25,213     8.7700      0.0500      30/360     1/11/08
 197   SPEs with a managing partner of John W. Keith         $3,188,665    $22,397     7.5100      0.0500   Actual/360     1/1/08
 198   Readco Hookset, LLC                                   $3,185,239    $25,001     8.0175      0.0500   Actual/360    1/11/23
 199   Nirvana, Inc.                                         $3,178,901    $27,427     8.3300      0.0500   Actual/360     2/1/18
 200   RA Cleveland Trust                                    $3,174,044    $24,563     7.3750      0.0500      30/360     12/1/19
 201   Cedar Creek Village, LLC                              $3,150,000    $21,939     7.4600      0.0500   Actual/360     6/1/08
 202   Timber Trails, LTD.                                   $3,095,773    $21,147     7.2500      0.0500   Actual/360    4/11/28
 203   Lambert Equities, LLC                                 $3,088,350    $22,466     7.8700      0.0500   Actual/360   12/11/27
 204   1801 Williamsbridge Road Realty Associates LLC        $2,997,624    $23,533     8.1900      0.0500   Actual/360    5/11/23
 205   Purviance Park Associates, LLC                        $2,996,226    $21,120     7.5700      0.0500   Actual/360    4/11/28
 206   Sailaway Holdings, Ltd. And JOMA Enterprises, Ltd.    $2,993,292    $21,414     7.1100      0.0500   Actual/360     4/1/08
 207   CRICPETS Commerce Township Trust                      $2,975,899    $23,522     8.7700      0.0500      30/360     1/11/08
 208   Columbus Plaza Fee Associates, LP, and Twelth Tamp    $2,918,815    $21,445     7.4100      0.0500   Actual/360    4/11/23
 209   Hospitality Associates of Ft. Meyers, Ltd.            $2,908,162    $22,968     7.9300      0.0500   Actual/360     5/1/08
 210   Regency Holding-Somerset LLC                          $2,877,268    $21,133     7.4200      0.0500   Actual/360    5/11/23
 211   ECKTRUST -- Florida                                   $2,867,198    $21,505     6.6125      0.0500   Actual/360   12/11/17
 212   CRICPETS Murfreesboro Trust                           $2,791,860    $22,068     8.7700      0.0500      30/360     1/11/08
 213   Essex Microtel 1989 L.P.                              $2,772,604    $21,106     7.8300      0.0500   Actual/360    5/11/23
 214   G & R Snyder Ltd LLP                                  $2,745,074    $19,342     7.5600      0.1000   Actual/360    3/11/28
 215   RAC Washington II                                     $2,736,245    $18,944     6.5892      0.0500   Actual/360   12/11/22
 216   Group Three Associates, LP                            $2,721,394    $18,812     7.3700      0.0500   Actual/360     4/1/08
 217   Parkview AdultCare Centers, Inc.                      $2,707,586    $22,159     8.6400      0.0500   Actual/360    1/11/23
 218   Substation Company                                    $2,696,533    $18,860     7.4900      0.0500   Actual/360    4/11/28
 219   CRICPETS Prescott Trust                               $2,692,151    $21,280     8.7700      0.0500      30/360     1/11/08
 220   Setauket Village Mart Associates                      $2,676,535    $25,045     7.5100      0.0500   Actual/360     3/1/13
 221   Sebonic Partners, LLC                                 $2,592,147    $18,126     7.4700      0.0500   Actual/360     2/1/08
 222   RIC College Station Trust                             $2,560,318    $18,333     7.6699      0.0500   Actual/360    3/11/16
 223   Tiger Crossing WD GP                                  $2,537,596    $23,768     8.5000      0.0500      30/360      2/1/15
 224   5520 Santa Monica Boulevard LLC                       $2,533,444    $19,320     8.4000      0.0500   Actual/360     4/1/08
 225   Pacific Coast Property Fund I, LLC                    $2,518,764    $18,054     7.7500      0.0500   Actual/360    5/11/28
 226   Essex Microtel Lehigh L.P.                            $2,500,839    $19,038     7.8300      0.0500   Actual/360    5/11/23
 227   Goldbar Investments Corporation                       $2,500,000    $17,925     7.1600      0.0500   Actual/360     6/1/08
 228   Kenosha Corporation                                   $2,483,072    $23,483     9.6100      0.0500   Actual/360     1/1/08
 229   Essex Microtel Associates, LP                         $2,472,863    $18,825     7.8300      0.0500   Actual/360    5/11/23
 230   E.D.K. Enterprises, Inc                               $2,439,124    $18,883     8.5700      0.0500   Actual/360    5/11/23
 231   200 South Newman Associates, LLC                      $2,437,803    $18,270     7.6500      0.0500   Actual/360    5/11/23
 232   Value Inn Suites, LLC                                 $2,400,000    $19,970     7.9300      0.0500   Actual/360     6/1/08
 233   6 Wentworth Drive Realty Corp.                        $2,397,703    $17,549     7.3800      0.0500   Actual/360    5/11/23
 234   Essex Knoxville Associates, LP                        $2,393,956    $18,303     7.8800      0.0500   Actual/360    5/11/23
 235   Trinity Forest Parkway L.L.C.                         $2,391,354    $16,918     7.0600      0.0500      30/360      1/1/18
 236   8505 Gulf Freeway Limited                             $2,376,990    $16,723     7.5500      0.0500   Actual/360     4/1/08
 237   Various(2)                                            $2,334,582    $20,201     8.3700      0.0500   Actual/360     2/1/18
 238   Sunbelt Lodging LLC/ Heritage Inn Ltd                 $2,316,187    $18,261     8.2400      0.0500   Actual/360     5/1/08
 239   MT Capital Limited Partnership                        $2,303,898    $18,401     6.6775      0.0500   Actual/360    8/11/16
 240   RcKellips, L.L.C.                                     $2,298,740    $15,956     7.4200      0.0500   Actual/360    5/11/28
 241   RCBM-I TRUST                                          $2,290,248    $16,747     6.3365      0.0500   Actual/360   10/11/17
 242   Maple Gardens Apartments, LLC                         $2,273,683    $15,520     7.2500      0.0500   Actual/360    5/11/28
 243   Adobe Associates, LLC                                 $2,269,017    $15,808     7.4500      0.0500   Actual/360    4/11/28



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 195       5/11/08       115          115           119            360            359       6/11/98       1
 196                     111          111           115            360            355       2/11/98       5
 197                       0          115           115            360            355        2/1/98       5
 198                     291          291           295            300            295       2/11/98       5
 199                     236          236           236            240            236        3/1/98       4
 200                      77          258           258            265            258       12/1/97       7
 201                     120          120           120            360            360        7/1/98       0
 202       4/11/08       111          111           118            360            358       5/11/98       2
 203      12/11/07       112          112           114            360            354       1/11/98       6
 204       5/11/08       112          112           119            300            299       6/11/98       1
 205       4/11/08       111          111           118            360            358       5/11/98       2
 206                     118          118           118            300            298        5/1/98       2
 207                     111          111           115            360            355       2/11/98       5
 208       3/11/08       113          113           117            300            298       5/11/98       2
 209                     112          112           119            276            275        6/1/98       1
 210       5/11/08       116          116           119            300            299       6/11/98       1
 211                     230          230           234            239            234       2/11/98       5
 212                     111          111           115            360            355       2/11/98       5
 213       5/11/08       112          112           119            300            299       6/11/98       1
 214       3/11/08       110          110           117            360            357       4/11/98       3
 215                     290          290           294            297            294       4/11/98       3
 216                       0          115           118            360            358        5/1/98       2
 217       1/11/08       108          108           115            300            295       2/11/98       5
 218       4/11/08       114          114           118            360            358       5/11/98       2
 219                     111          111           115            360            355       2/11/98       5
 220                     177          177           177            180            177        4/1/98       3
 221                       0          116           116            360            356        3/1/98       4
 222                     209          209           213            219            213       1/11/98       6
 223                      81          200           200            238            200        5/1/95      38
 224                      58          114           118            360            358        5/1/98       2
 225       6/11/08       118          118           120            360            359       6/11/98       1
 226       5/11/08       112          112           119            300            299       6/11/98       1
 227                     120          120           120            300            300        7/1/98       0
 228                     115          115           115            240            235        2/1/98       5
 229       5/11/08       112          112           119            300            299       6/11/98       1
 230       5/11/08       115          115           119            360            359       6/11/98       1
 231       5/11/08       117          117           119            300            299       6/11/98       1
 232                     113          113           120            240            240        7/1/98       0
 233       5/11/08       117          117           119            300            299       6/11/98       1
 234       5/11/08       112          112           119            300            299       6/11/98       1
 235                     235          235           235            237            235        5/1/98       2
 236                      58          114           118            360            358        5/1/98       2
 237                     236          236           236            240            236        3/1/98       4
 238                     119          119           119            300            299        6/1/98       1
 239                     214          214           218            223            218       2/11/98       5
 240       5/11/08       117          117           119            360            359       6/11/98       1
 241                     228          228           232            236            232       3/11/98       4
 242       5/11/08       117          117           119            360            359       6/11/98       1
 243       4/11/08       111          111           118            360            358       5/11/98       2

(2) 1) Maggie Valley Investments, Inc.
    2) Great Smokey Mountain Enterprises, Inc.

          CSFB
 LOAN   CONTROL
  NO.     NO.                 PROPERTY NAME
------ --------- --------------------------------------
 244   C-1746    New Heritage Plaza
 245   C-1438    Pine Ridge Mobile Home Park
 246   CL18      CVS Pharmacy -- Woodstock, Ga
 247   CL48      Rite Aid -- Melvindale, MI
 248   C-2789    Rite Aid Corporation -- Garettsville
 249   CL52      Rite Aid -- Auburn Hills, MI
 250   85        Econo Lodge-FL
 251   C-1620    Winyah Village Shopping Center
 252   C-1409    Painters Mill Professional Building
 253   C-2217    Holiday Inn Express (Ocean Springs)
 254   C-1197    Wyndham Court Apartments
 255   166       Peter Piper Plaza
 256   55        Charleston Microtel
 257   145       Marshall's Plaza Springfield
 258   195       Royal Palms Mobile Home Park
 259   CL46      Rite Aid -- Cleveland, OH
 260   C-2206    Days Inn-Lanett Alabama
 261   217       Syracuse Microtel
 262   C-1647    717 D Street
 263   154       Oakbrook Manufactured Home Community
 264   4A        NCB/148 W. 24 Tenants Corp.
 265   C-1264    Deerfield East Apartments
 266   C-1520    Stewartstown Station Village Square
 267   141       Loma Verde Apartments
 268   C-1360    701 East Trade Street, Equity Bldg
 269   199       Santa Gertrudes Apartments
 270   86        Econo Lodge-Virginia Beach, VA
 271   C-1430    Greenbrier Partners I-Summary
 272   C-1431    Brinks
 273   C-1419    JAMAD II
 274   210       Stadium Corporate Center
 275   CL45      Rite Aid -- Auburn, ME
 276   C-2790    Rite Aid Corporation -- Canton
 277   155       Olympia Medical Center
 278   C-3915    Kmart- Lackawanna
 279   CL49      Rite Aid -- Hazel Park, MI
 280   C-1127    44-46 Beach Street-Retail
 281   14        701-703 West 184th Street
 282   208       Spare Room Self Storage
 283   227       Valley Pines Mobile Home Park
 284   C-1496    North Plantation Square Shopping Ctr
 285   C-2475    Kmart- Cheektowaga
 286   CL47      Rite Aid -- Morrow, GA
 287   17        925 Wilshire
 288   186       RHC -- Diablo Mobile Lodge
 289   C-2129    Glenwood Townhomes
 290   240       Yorktown Medical
 291   C-1809    Liberty Square Shopping Center
 292   213       Stirrup Woods



                                                               CUT-OFF                           PRIMARY                  STATED
 LOAN                                                            DATE      MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                      BORROWER NAME                       BALANCE     PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ---------------------------------------------------- ------------- --------- ---------- ----------- ------------ ----------
 244   New Heritage Plaza Partnership                        $2,250,000    $15,655     7.4500      0.0500   Actual/360     6/1/08
 245   Pine Ridge Associates, LLC                            $2,241,423    $15,227     7.1700      0.0500   Actual/360     1/1/08
 246   KDF Holdings-CVS Woodstock, LLC                       $2,232,279    $14,091     6.4849      0.0500   Actual/360    1/11/18
 247   R.A.C. Melvindale, L.L.C.                             $2,226,480    $15,991     6.8601      0.0500   Actual/360    3/11/22
 248   RA Garrettsville Trust                                $2,204,870    $17,063     7.3750      0.0500      30/360     12/1/19
 249   R.A.C. Auburn Hills, LLC                              $2,198,478    $15,188     6.6090      0.0500   Actual/360    3/11/23
 250   Real Hospitality II, Inc.                             $2,196,770    $18,443     8.0300      0.0500   Actual/360    5/11/18
 251   Winyah Village Partners LLC                           $2,195,723    $15,023     7.2600      0.0500   Actual/360     3/1/08
 252   Painters Mill Professional Building LP                $2,187,977    $17,696     7.4800      0.0500      30/360      3/1/08
 253   Shree Ram, Inc.                                       $2,181,233    $20,645     7.7000      0.0500   Actual/360     3/1/13
 254   Wyndam Court Partners, LP                             $2,140,788    $14,754     7.3100      0.0500   Actual/360    12/1/07
 255   HSI Holdings LLC                                      $2,115,958    $16,401     8.0000      0.1800   Actual/360    2/11/23
 256   Essex Charleston Associates L.P.                      $2,098,187    $15,972     7.8300      0.0500   Actual/360    5/11/23
 257   Springfield Post Road Corporation                     $2,097,999    $15,382     7.4000      0.0500   Actual/360    5/11/23
 258   Royal Palms, LLC                                      $2,096,812    $13,705     6.8100      0.0500   Actual/360    4/11/28
 259   15 PPA Cleveland LLC, a Delaware Limited Liability    $2,026,436    $15,394     6.3466      0.0500   Actual/360    7/11/17
 260   Shiv-Shakti, Inc.                                     $2,018,641    $17,064     8.1000      0.0500   Actual/360     4/1/18
 261   Essex Microtel Carrier Circle L.P.                    $2,015,259    $15,341     7.8300      0.0500   Actual/360    5/11/23
 262   717 D Street Associates                               $2,000,000    $13,834     7.3900      0.0500   Actual/360     6/1/08
 263   Oakbrook Manufactured Home Community, LC              $1,997,464    $14,039     7.5400      0.0500   Actual/360     4/1/08
 264   148 W. 24 Tenants Corp.                               $1,989,083    $16,100     7.4900      0.1900      30/360      3/5/08
 265   Deerfield East Associates, LTD                        $1,986,880    $14,741     7.4700      0.0500   Actual/360    12/1/07
 266   Stewartstown Station Village Square LP                $1,983,477    $17,231     6.9000      0.0500   Actual/360     3/1/14
 267   Loma Verde Investors Limited Partnership              $1,976,125    $17,077     8.9100      0.0500      30/360      7/1/02
 268   Equity Associates, LP                                 $1,918,982    $14,013     7.3300      0.0500   Actual/360     3/1/08
 269   Santa Gertrudes, LLC                                  $1,899,042    $13,507     7.6700      0.0500   Actual/360     5/1/08
 270   NHB, LLC                                              $1,898,625    $15,363     8.5500      0.0500   Actual/360    5/11/23
 271   Greenbrier Partners I, LLC                            $1,896,336    $13,013     7.2900      0.0500   Actual/360     3/1/13
 272   Brellis Partners, L.P.                                $1,864,932    $14,604     7.0600      0.0500   Actual/360     3/1/13
 273   Jamad II, LLC                                         $1,854,093    $12,588     7.0900      0.0500   Actual/360     3/1/13
 274   Santa Cruz Partners                                   $1,814,577    $12,776     7.5400      0.0500   Actual/360    2/11/28
 275   Troy Street Limited Liability Company                 $1,792,879    $14,085     6.9655      0.0500      30/360    10/11/17
 276   RA Canton Trust                                       $1,768,742    $13,688     7.3750      0.0500      30/360     12/1/19
 277   Olympia Medical Center Limited Partnership            $1,758,032    $12,939     8.0200      0.0500   Actual/360    4/11/28
 278   M&W Limited Partnership                               $1,750,000    $14,055     7.4600      0.0500   Actual/360     6/1/08
 279   R.A.C. Hazel Park, LLC                                $1,745,647    $12,398     6.7654      0.0500   Actual/360    5/11/22
 280   Beach Street Management, Inc.                         $1,741,444    $13,798     8.2500      0.0500   Actual/360     1/1/08
 281   Broadway Inwood Realty, Inc.                          $1,723,404    $12,781     7.5300      0.0500   Actual/360    5/11/23
 282   Storage Masters, L.L.C.                               $1,716,650    $13,093     7.8400      0.0500   Actual/360     4/1/08
 283   Valley Pines Mobile Home Park,LLC                     $1,716,431    $12,722     7.5100      0.0500   Actual/360     4/1/08
 284   North Plantation Square Limited Partnership           $1,694,537    $12,222     7.1900      0.0500   Actual/360     3/1/23
 285   B&W Limited Partnership                               $1,650,000    $13,353     7.5600      0.0500   Actual/360     6/1/08
 286   DiScala/Georgia, LLC                                  $1,592,986    $12,523     6.7069      0.0500   Actual/360    4/11/17
 287   Tenwil                                                $1,574,269    $11,459     7.9100      0.0500   Actual/360    5/11/28
 288   Diablo Associates, LLC                                $1,527,326    $10,641     7.4500      0.0500   Actual/360    4/11/28
 289   Glenwood Townhomes, LLC                               $1,520,000    $12,023     7.2600      0.0500   Actual/360     6/1/18
 290   Colchester Associates LLC                             $1,515,454    $10,649     7.5200      0.0500   Actual/360    2/11/28
 291   Liberty Square, Inc.                                  $1,500,000    $10,978     7.3900      0.0500   Actual/360     6/1/08
 292   Stirrup Woods, LLC                                    $1,499,132    $10,233     7.2500      0.0500   Actual/360    5/11/28



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 244                     120          120           120           360            360         7/1/98       0
 245                       0          112           115           360            355         2/1/98       5
 246                     231          231           235           281            279        5/11/98       2
 247                     281          281           285           290            285        2/11/98       5
 248                      77          258           258           265            258        12/1/97       7
 249                     293          293           297           299            297        5/11/98       2
 250                     235          235           239           240            239        6/11/98       1
 251                     117          117           117           360            357         4/1/98       3
 252                      32          114           117           240            237         4/1/98       3
 253                     177          177           177           180            177         4/1/98       3
 254                     114          114           114           360            354         1/1/98       6
 255      2/11/08        109          109           116           300            296        3/11/98       4
 256      5/11/08        112          112           119           300            299        6/11/98       1
 257      5/11/08        117          117           119           300            299        6/11/98       1
 258      5/11/08        114          114           119           360            358        5/11/98       2
 259                     225          225           229           232            229        4/11/98       3
 260                     238          238           238           240            238         5/1/98       2
 261      5/11/08        112          112           119           300            299        6/11/98       1
 262                     118          118           120           360            360         7/1/98       0
 263                      58          114           118           360            358         5/1/98       2
 264                      98           98           117           240            237         4/5/98       3
 265                     114          114           114           300            294         1/1/98       6
 266                     189          189           189           192            189         4/1/98       3
 267                      45           45            49           300            265         8/1/95      35
 268                       0          117           117           300            297         4/1/98       3
 269                      59          115           119           360            359         6/1/98       1
 270      5/11/08        112          112           119           300            299        6/11/98       1
 271                       0          116           177           360            357         4/1/98       3
 272                       0          116           177           240            237         4/1/98       3
 273                       0          116           177           360            357         4/1/98       3
 274      2/11/08        113          113           116           360            356        3/11/98       4
 275                     228          228           232           238            232        1/11/98       6
 276                      77          258           258           265            258        12/1/97       7
 277      4/11/08        114          114           118           360            358        5/11/98       2
 278                     120          120           120           240            240         7/1/98       0
 279                     283          283           287           292            287        2/11/98       5
 280                     115          115           115           300            295         2/1/98       5
 281      5/11/08        112          112           119           300            299        6/11/98       1
 282                      58          114           118           300            298         5/1/98       2
 283                      58          114           118           300            298         5/1/98       2
 284       3/1/08        113          113           117           300            297         4/1/98       3
 285                     120          120           120           240            240         7/1/98       0
 286                     222          222           226           232            226        1/11/98       6
 287      6/11/08        118          118           120           360            359        6/11/98       1
 288      4/11/08        111          111           118           360            358        5/11/98       2
 289                     240          240           240           240            240         7/1/98       0
 290      2/11/08        112          112           116           360            356        3/11/98       4
 291                     120          120           120           300            300         7/1/98       0
 292      5/11/08        114          114           119           360            359        6/11/98       1

          CSFB
 LOAN   CONTROL
  NO.     NO.                  PROPERTY NAME
------ --------- -----------------------------------------
 293   11        342 Newbury Street
 294   80        Deseret Self Storage
 295   201       Security Self Storage
 296   C-1128    Comfort Inn Santa Rosa
 297   C-1429    Principal Court Business Center
 298   132       Lake Center
 299   C-1501    Two (2) US Post Offices-Summary
 300   169       Plaza Las Mares
 301   125       Jurupa Town Center
 302   121       Indian Hills Mobile/Valley View Summary
 303   C-2127    The Parliament House
 304   C-2166    Willow Road Apartments
 305   C-2785    Rite Aid Corporation -- Monticello
 306   200       Kittridge Apartments/ Santa Monica
 307   C-2048    Greenridge Apartments
 308   158       Palm Haven Mobile Home Park
 309   C-3465    (1) US Post Office-Lakewood
 310   C-2784    Rite Aid Corporation -- Mount Morris
 311   57        Chatsworth Shopping Center
 312   51        Broken Arrow Expressway Mini-Storage
 313   C-1765a   Quality Inn- Maggie Valley
 314   C-2113    Comfort Inn
 315   C-1443    7402 Neuhaus
 316   C-2939    Wilton Plaza
 317   157       Orange Show Industrial Park
 318   C-1449    Meadowood Center
 319   84        East Pine Ridge Mobile Home Park
 320   61        Clay/Morrison Summary
 321   C-1589    Meeting House Office Building
 322   34        Arabian Mobile Home Park
 323   C-2195    85 Broad Street
 324   12        411 North Harbor Blvd.



                                                        CUT-OFF                             PRIMARY                  STATED
 LOAN                                                     DATE        MONTHLY   MORTGAGE   SERVICING    INTEREST    MATURITY
  NO.                 BORROWER NAME                     BALANCE       PAYMENT     RATE      FEE RATE      CALC.       DATE
------ ------------------------------------------- ----------------- --------- ---------- ----------- ------------ ----------
 293   342 Newbury Street, LLC                      $    1,496,975    $11,241  7.6600     0.0500       Actual/360   4/11/23
 294   Deseret Storage L.L.C.                       $    1,496,899    $11,114  7.5300     0.0500       Actual/360    4/1/08
 295   Overland Park Storage Investments, L.L.C.    $    1,496,683    $10,765  7.1700     0.0500       Actual/360    4/1/08
 296   G&K Dodge, Inc.                              $    1,435,822    $12,634  8.6500     0.0500       Actual/360    4/1/08
 297   PCP I, LP                                    $    1,407,317    $ 9,705  7.3400     0.0500       Actual/360    3/1/13
 298   Lake Forest Partners II                      $    1,395,703    $ 9,684  7.3900     0.0500       Actual/360   2/11/28
 299   Pony Express Associates, LLC                 $    1,388,001    $10,970  6.8200     0.0500       Actual/360    2/1/17
 300   Rainwater Limited Partnership                $    1,364,211    $ 9,863  7.8100     0.0500       Actual/360   1/11/28
 301   Jurupa Town Center                           $    1,362,508    $10,689  8.1700     0.0500       Actual/360    4/1/08
 302   Indian Hills LLC                             $    1,349,263    $ 9,377  7.4320     0.0500       Actual/360    5/1/08
 303   Turkson Management Consulting, Inc.          $    1,347,108    $ 9,836  7.3400     0.0500       Actual/360    4/1/08
 304   Peakmont Corp.                               $    1,298,750    $ 9,489  7.3600     0.0500       Actual/360    5/1/08
 305   Saranac Lake Haven                           $    1,292,665    $11,351  8.1400     0.0500          30/360     9/1/16
 306   11750 Kittridge Street Apartments            $    1,275,162    $ 8,697  7.2100     0.1200       Actual/360   1/11/28
 307   Greenridge Apartments, LLC                   $    1,246,111    $ 8,587  7.3200     0.0500       Actual/360    2/1/08
 308   Palm Haven                                   $    1,197,312    $ 8,558  7.1000     0.0500       Actual/360    4/1/08
 309   Lakewood Associates, LLC                     $    1,193,336    $ 9,343  6.9800     0.0500       Actual/360   12/1/17
 310   The Insite Group LLC                         $    1,179,598    $10,426  8.2900     0.0500          30/360    11/1/16
 311   Devonshire Plaza, LLC                        $    1,179,455    $ 8,593  7.9200     0.1200       Actual/360   5/11/28
 312   Broken Arrow Expressway Mini Storage, LLC    $    1,148,919    $ 8,469  7.4600     0.0500       Actual/360    5/1/08
 313   Various(3)                                   $    1,142,455    $ 9,886  8.3700     0.0500       Actual/360    2/1/18
 314   Budget Inn, Inc.                             $    1,098,419    $ 9,311  8.1600     0.0500       Actual/360    5/1/18
 315   7402 Neuhaus LLC                             $    1,067,368    $ 9,213  7.3000     0.0500       Actual/360    3/1/08
 316   Continental Investments                      $    1,048,975    $ 7,617  7.2900     0.0500       Actual/360    5/1/08
 317   Orange Show Partners, LLC                    $    1,046,921    $ 7,862  7.6500     0.0500       Actual/360   3/11/23
 318   30th & High School Company, LP               $    1,044,845    $ 7,488  7.1000     0.0500       Actual/360    2/1/08
 319   East Pine Ridge                              $      997,731    $ 7,087  7.0300     0.0500       Actual/360    4/1/08
 320   J. R. Bronz Corp.                            $      997,168    $ 7,599  7.8200     0.0500       Actual/360   3/11/23
 321   Peconic Partners, LLC                        $      997,039    $ 7,040  7.5700     0.0500       Actual/360    2/1/08
 322   Calhoun Street Partners, LLC                 $      958,180    $ 7,397  7.9800     0.0500       Actual/360    4/1/08
 323   Merlin Realty Management, LLC                $      898,560    $ 7,245  7.4900     0.0500       Actual/360    5/1/08
 324   Harbor View Office Building 411, LLC         $      707,174    $ 5,132  7.8700     0.0500       Actual/360   4/11/28
                                                    --------------
                                                    $2,482,942,297
                                                    ==============



                                   REMAINING
        ANTICIPATED                 LOCKOUT     ANTICIPATED     ORIGINAL       REMAINING     FIRST
 LOAN    REPAYMENT    REMAINING    AND YIELD     REMAINING    AMORTIZATION   AMORTIZATION     P&I
  NO.       DATE       LOCKOUT    MAINTENANCE       TERM          TERM           TERM         DATE    SEASONING
------ ------------- ----------- ------------- ------------- -------------- -------------- --------- ----------
 293     4/11/08         116          116           118           300            298        5/11/98       2
 294                      58          114           118           300            298         5/1/98       2
 295                      46          111           118           300            298         5/1/98       2
 296                     118          118           118           240            238         5/1/98       2
 297                       0          116           177           360            357         4/1/98       3
 298     2/11/08         113          113           116           360            356        3/11/98       4
 299                     224          224           224           228            224         3/1/98       4
 300     1/11/08         113          113           115           360            355        2/11/98       5
 301                      58          114           118           300            298         5/1/98       2
 302                     115          115           119           360            359         6/1/98       1
 303                     118          118           118           300            298         5/1/98       2
 304                     119          119           119           300            299         6/1/98       1
 305                     102          219           219           236            219         2/1/97      17
 306     1/11/08         113          113           115           360            355        2/11/98       5
 307                     116          116           116           360            356         3/1/98       4
 308                      58          114           118           300            298         5/1/98       2
 309                       0          234           234           237            234         4/1/98       3
 310                     102          221           221           238            221         2/1/97      17
 311     5/11/08         117          117           119           360            359        6/11/98       1
 312                      59          115           119           300            299         6/1/98       1
 313                     236          236           236           240            236         3/1/98       4
 314                     239          239           239           240            239         6/1/98       1
 315                     117          117           117           204            201         4/1/98       3
 316                     119          119           119           300            299         6/1/98       1
 317     3/11/05          74           74            81           300            297        4/11/98       3
 318                     116          116           116           300            296         3/1/98       4
 319                      58          114           118           300            298         5/1/98       2
 320     3/11/08         110          110           117           300            297        4/11/98       3
 321                       0          116           116           360            356         3/1/98       4
 322                      58          114           118           300            298         5/1/98       2
 323                     119          119           119           240            239         6/1/98       1
 324     4/11/08         116          116           118           360            358        5/11/98       2

(3) 1) Maggie Valley Investments, Inc.
    2) Great Smokey Mountain Enterprises, Inc.

                     RANGE OF DEBT SERVICE COVERAGE RATIOS





        RANGE OF            NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
      DEBT SERVICE        OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
        COVERAGE             LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
         RATIOS             POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------------ ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
1.00x - 1.09x ..........       3      $   19,974,700        0.8%      7.583%         247            247           92     1.05x
1.10x - 1.19x ..........      17      $  110,225,440        4.4%      7.562%         128            342           78     1.17x
1.20x - 1.29x ..........      47      $  572,129,050       23.0%      7.487%         121            324           72     1.23x
1.30x - 1.39x ..........      55      $  307,199,967       12.4%      7.604%         128            322           71     1.35x
1.40x - 1.49x ..........      45      $  454,849,457       18.3%      7.481%         124            339           71     1.45x
1.50x - 1.59x ..........      41      $  189,808,992        7.6%      7.628%         118            319           72     1.54x
1.60x - 1.69x ..........      16      $  153,480,404        6.2%      8.191%         119            299           63     1.64x
1.70x - 1.79x ..........       8      $   30,231,657        1.2%      7.560%         118            298           63     1.74x
1.80x - 1.89x ..........       8      $   45,930,054        1.8%      7.589%         118            304           62     1.85x
1.90x - 1.99x ..........       6      $   16,928,334        0.7%      7.402%         126            269           57     1.93x
 2.00x and over.........      17      $  201,307,463        8.1%      6.998%         154            332           40     2.61x
Credit Lease ...........      61      $  380,876,779       15.3%      8.086%         243            287           NAP      NAP
                              --      --------------       -----      -----          ---            ---           --     ----
   TOTAL ...............     324      $2,482,942,297       100.0%     7.613%         145            318           68     1.51x
                             ===      ==============       =====      =====          ===            ===           ==     ====

                         RANGE OF LOAN-TO-VALUE RATIOS




                        NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
                      OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
    RANGE OF LOAN        LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
   TO VALUE RATIOS      POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
-------------------- ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
50% or less ........      21      $  215,348,444         8.7%      7.055%      151            318           40      2.55x
51% -- 60% .........      16      $  215,951,040         8.7%      8.095%      120            313           57      1.53x
61% -- 70% .........      64      $  483,798,572        19.5%      7.618%      123            324           67      1.45x
71% -- 75% .........      78      $  632,533,750        25.5%      7.440%      122            316           73      1.36x
76% -- 80% .........      69      $  460,201,130        18.5%      7.518%      128            341           77      1.35x
81% -- 85% .........      14      $   79,732,582         3.2%      7.468%      120            349           81      1.21x
91% -- 100% ........       1      $   14,500,000         0.6%      7.480%      252            252           97      1.04x
Credit Lease .......      61      $  380,876,779        15.3%      8.086%      243            287           NAP      NAP
                          --      --------------       -----       -----       ---            ---           --      ----
  TOTAL ............     324      $2,482,942,297       100.0%      7.613%      145            318           68      1.51x
                         ===      ==============       =====       =====       ===            ===           ==      ====

RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY




                              NUMBER                      PERCENT BY   WEIGHTED
         RANGE OF           OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE
          LOAN TO              LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE
       VALUE RATIOS           POOLS         BALANCE         BALANCE      RATE
-------------------------- ----------- ----------------- ------------ ----------
50% or less ..............      42     $  519,488,359         20.9%      7.477%
51% -- 60% ...............      69     $  493,682,862         19.9%      7.682%
61% -- 70% ...............     104     $  830,311,257         33.4%      7.476%
71% -- 75% ...............      27     $  156,571,845          6.3%      7.547%
Credit Lease .............      61     $  380,876,779         15.3%      8.086%
Fully amortizing .........      21     $  102,011,195          4.1%      7.426%
                               ---     --------------        -----       -----
  TOTAL ..................     324     $2,482,942,297        100.0%      7.613%
                               ===     ==============        =====       =====



                                                                                 WEIGHTED
                              WEIGHTED      WEIGHTED                             AVERAGE
         RANGE OF             AVERAGE        AVERAGE     WEIGHTED   WEIGHTED      LTV AT
          LOAN TO            REMAINING    AMORTIZATION    AVERAGE    AVERAGE     ARD OR/
       VALUE RATIOS         TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR     MATURITY (%)
-------------------------- ------------- -------------- ---------- ---------- -------------
50% or less ..............     128            303           55         1.85x        43
51% -- 60% ...............     124            311           69         1.42x        57
61% -- 70% ...............     118            349           74         1.38x        64
71% -- 75% ...............     113            355           80         1.25x        71
Credit Lease .............     243            287           NAP         NAP          0
Fully amortizing .........     231            231           63         1.65x         0
                               ---            ---           --        -----         --
  TOTAL ..................     145            318           68         1.51x        58
                               ===            ===           ==        =====         ==

                  MORTGAGED PROPERTIES BY GEOGRAPHIC LOCATION




                                                         PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
                                         CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
                           NUMBER OF      PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
          STATE           PROPERTIES       BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------------ ------------ ----------------- ------------ ---------- ------------- -------------- ---------- ---------
Alabama ................        6     $   18,730,777          0.8%      7.315%      181            256          54         2.27x
Alaska .................        1     $   11,311,417          0.5%      7.480%      119            359          64         1.39x
Arizona ................        9     $   24,396,466          1.0%      8.014%      111            325          72         1.37x
Arkansas ...............        2     $    4,670,000          0.2%      7.395%      159            321          78         1.37x
California .............       67     $  359,558,687         14.5%      7.783%      146            328          72         1.39x
Colorado ...............        6     $   47,145,017          1.9%      7.985%      113            296          69         1.49x
Connecticut ............        2     $   18,511,938          0.7%      8.052%      198            258          72         1.25x
Delaware ...............        6     $   46,737,407          1.9%      7.470%      119            359          77         1.20x
Florida ................       40     $  121,062,897          4.9%      7.590%      166            300          67         1.70x
Georgia ................       16     $   64,173,840          2.6%      7.000%      164            319          59         2.12x
Illinois ...............        7     $   49,689,225          2.0%      7.796%      211            295          55         1.61x
Indiana ................        6     $   29,681,678          1.2%      7.496%      118            324          74         1.48x
Kansas .................        2     $   17,079,993          0.7%      7.243%      120            355          71         1.27x
Kentucky ...............        5     $   40,404,022          1.6%      7.352%      122            348          72         1.26x
Louisiana ..............        8     $   37,690,998          1.5%      7.503%      135            309          69         1.53x
Maine ..................        5     $    4,500,465          0.2%      7.973%      162            270          82         1.63x
Maryland ...............       13     $   97,092,492          3.9%      7.694%      144            330          71         1.37x
Massachusetts ..........       20     $   49,704,039          2.0%      7.335%      149            310          67         1.43x
Mexico .................        1     $   75,000,000          3.0%      8.870%      120            300          57         1.63x
Michigan ...............       14     $   39,653,466          1.6%      7.871%      187            301          46         1.80x
Minnesota ..............       18     $   42,679,979          1.7%      7.935%      184            297          71         1.46x
Mississippi ............        7     $   19,125,337          0.8%      7.660%      126            303          67         1.47x
Missouri ...............        2     $    7,276,465          0.3%      8.455%      184            289          79         1.09x
Nevada .................        1     $    5,989,474          0.2%      8.370%      119            298          70         1.69x
New Hampshire ..........        5     $   35,496,147          1.4%      7.490%      153            330          67         1.27x
New Jersey .............       21     $  147,691,430          5.9%      7.408%      137            316          67         1.63x
New Mexico .............        1     $    1,435,822          0.1%      8.650%      118            238          76         1.58x
New York ...............       40     $  281,487,486         11.3%      7.203%      128            297          61         1.69x
North Carolina .........        9     $   37,330,716          1.5%      7.687%      147            323          67         1.80x
Ohio ...................       12     $   79,402,305          3.2%      7.891%      193            323          77         1.50x
Oklahoma ...............        5     $    9,951,763          0.4%      7.301%      118            351          76         1.32x
Oregon .................        7     $   25,136,787          1.0%      7.493%      119            309          75         1.37x
Pennsylvania ...........       11     $   57,452,772          2.3%      8.026%      167            315          74         1.46x
Puerto Rico ............        4     $  103,938,474          4.2%      7.180%      119            359          73         1.47x
South Carolina .........        8     $   21,846,491          0.9%      7.226%      149            329          64         1.86x
Tennessee ..............        4     $   10,029,847          0.4%      7.784%      125            322          61         1.96x
Texas ..................       26     $  169,855,476          6.8%      7.669%      147            307          74         1.33x
Utah ...................        2     $    3,494,364          0.1%      7.536%      118            332          67         1.59x
U.S. Virgin Islands             1     $    9,953,764          0.4%      7.480%      116            296          66         1.38x
Virginia ...............       20     $  130,937,860          5.3%      7.701%      164            329          69         1.51x
Washington .............        4     $   34,268,913          1.4%      7.187%      118            353          70         1.39x
Washington DC ..........        4     $   66,121,571          2.7%      7.586%      119            359          59         1.26x
West Virginia ..........        1     $    2,098,187          0.1%      7.830%      119            299          68         1.70x
Wisconsin ..............        3     $   23,146,041          0.9%      7.819%      136            289          69         1.37x
                               --     --------------        -----       -----       ---            ---          --         ----
   TOTAL ...............      452     $2,482,942,297        100.0%      7.613%      145            318          68         1.51x
                              ===     ==============        =====       =====       ===            ===          ==         ====

                            YEAR BUILT OR RENOVATED




                                                    PERCENT BY   WEIGHTED
      RANGE OF                      CUT-OFF DATE      CUT-OFF     AVERAGE
    YEAR BUILT/       NUMBER OF      PRINCIPAL       PRINCIPAL   MORTGAGE
     RENOVATED       PROPERTIES       BALANCE         BALANCE      RATE
------------------- ------------ ----------------- ------------ ----------
Pre 1970 ..........       38     $  142,403,508          5.7%      7.381%
1970-1974 .........       12     $   31,986,622          1.3%      7.495%
1975-1979 .........       18     $   65,439,199          2.6%      7.668%
1980-1984 .........       29     $  182,874,086          7.4%      7.529%
1985-1987 .........       43     $  205,182,019          8.3%      7.448%
1988-1990 .........       55     $  312,680,207         12.6%      7.503%
1991-1993 .........       52     $  282,211,598         11.4%      7.578%
1994-1998 .........      205     $1,260,165,057         50.8%      7.714%
                         ---     --------------        -----       -----
   TOTAL ..........      452     $2,482,942,297        100.0%      7.613%
                         ===     ==============        =====       =====



                       WEIGHTED      WEIGHTED                            WEIGHTED
      RANGE OF         AVERAGE        AVERAGE     WEIGHTED   WEIGHTED     AVERAGE
    YEAR BUILT/       REMAINING    AMORTIZATION    AVERAGE    AVERAGE   YEAR BUILT/
     RENOVATED       TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      RENOVATED
------------------- ------------- -------------- ---------- ---------- ------------
Pre 1970 ..........     119            321          71          1.45x      1955
1970-1974 .........     149            293          58          1.63x      1971
1975-1979 .........     148            338          61          1.77x      1976
1980-1984 .........     126            334          61          1.57x      1982
1985-1987 .........     123            335          70          1.48x      1986
1988-1990 .........     123            339          65          1.50x      1989
1991-1993 .........     126            331          69          1.48x      1992
1994-1998 .........     163            305          69          1.50x      1996
                        ---            ---          --          ----       ----
   TOTAL ..........     145            318          68          1.51x      1990
                        ===            ===          ==          ====       ====

                     MORTGAGED PROPERTIES BY PROPERTY TYPE




                                                                             PERCENT BY   WEIGHTED
                                                             CUT-OFF DATE      CUT-OFF     AVERAGE
         PROPERTY                              NUMBER OF      PRINCIPAL       PRINCIPAL   MORTGAGE
           TYPE                               PROPERTIES       BALANCE         BALANCE      RATE
--------------------------                   ------------ ----------------- ------------ ----------
Retail ................... Anchored                57      $  474,104,013        19.1%      7.445%
                           Single Tenant           18      $   67,723,081         2.7%      7.548%
                           Unanchored              25      $   87,726,225         3.5%      7.668%
Total Retail .............                        100      $  629,553,319        25.4%      7.487%
-------------------------- ----------------       ---      --------------       -----       -----
Hospitality .............. Extended Stay            3      $   15,861,223         0.6%      7.490%
                           Full Service            16      $  202,642,005         8.2%      8.204%
                           Limited Service         62      $  196,809,927         7.9%      7.835%
Total Hospitality ........                         81      $  415,313,155        16.7%      8.002%
-------------------------- ----------------       ---      --------------       -----       -----
Multifamily ..............                         75      $  403,671,772        16.3%      7.200%
-------------------------- ----------------       ---      --------------       -----       -----
Credit Lease .............                         74      $  380,876,779        15.3%      8.086%
-------------------------- ----------------       ---      --------------       -----       -----
Office ...................                         50      $  327,684,830        13.2%      7.480%
                           R&D                      2      $   36,478,677         1.5%      7.220%
Total Office .............                         52      $  364,163,506        14.7%      7.454%
-------------------------- ----------------       ---      --------------       -----       -----
Cooperative ..............                         12      $  115,132,594         4.6%      7.189%
-------------------------- ----------------       ---      --------------       -----       -----
Industrial ...............                         19      $   61,921,141         2.5%      7.781%
-------------------------- ----------------       ---      --------------       -----       -----
Mobile Home/Recreational Vehicle
 Park ....................................         21      $   58,076,722         2.3%      7.446%
-------------------------- ----------------       ---      --------------       -----       -----
Healthcare ...............                          7      $   29,762,630         1.2%      7.888%
-------------------------- ----------------       ---      --------------       -----       -----
Mixed Use ................ Office/Retail            2      $    4,149,775         0.2%      7.320%
-------------------------- -----------------      ---      --------------       -----       -----
Other .................... Health Club              2      $    7,139,772         0.3%      8.190%
                           Restaurant               1      $    1,163,265         0.0%      7.930%
                           Self Storage
                           Facility                 6      $   12,017,866         0.5%      7.516%
Total Other ..............                          9      $   20,320,903         0.8%      7.776%
-------------------------- ----------------       ---      --------------       -----       -----
  TOTAL ..................                        452      $2,482,942,297       100.0%      7.613%
                                                  ===      ==============       =====       =====



                              WEIGHTED      WEIGHTED                                                               WEIGHTED
                              AVERAGE        AVERAGE     WEIGHTED   WEIGHTED                 LOAN      WEIGHTED     AVERAGE
         PROPERTY            REMAINING    AMORTIZATION    AVERAGE    AVERAGE    PROPERTY      PER      AVERAGE    YEAR BUILT/
           TYPE             TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      SIZE (1)     SIZE     OCCUP (2)    RENOVATED
-------------------------- ------------- -------------- ---------- ---------- ----------- ---------- ----------- ------------
Retail ...................     132            341           68         1.60x   7,641,701   $    62        95%        1991
                               159            298           75         1.29x   1,119,406   $    60       100%        1990
                               119            331           70         1.38x   1,031,170   $    85        95%        1989
Total Retail .............     133            334           69         1.54x   9,792,277   $    64        95%        1991
---------------------------    ---            ---           --         ----    ---------   -------       ---         ----
Hospitality ..............     119            299           70         1.56x         256   $61,958        80%        1997
                               121            299           63         1.54x       2,829   $71,630        75%        1993
                               133            287           68         1.54x       6,068   $32,434        74%        1991
Total Hospitality ........     127            293           66         1.54x       9,153   $45,375        75%        1992
---------------------------    ---            ---           --         ----    ---------   -------       ---         ----
Multifamily ..............     118            324           76         1.34x      12,210   $33,061        96%        1988
---------------------------    ---            ---           --         ----    ---------   -------       ---         ----
Credit Lease .............     243            287           NAP       NAP      3,422,851   $   111       100%        1995
---------------------------    ---            ---           --      --------   ---------   -------       ---         ----
Office ...................     119            344           68         1.30x   4,054,669   $    81        97%        1988
                               119            359           72         1.44x     289,161   $   126       100%        1987
Total Office .............     119            346           68         1.31x   4,343,830   $    84        97%        1988
---------------------------    ---            ---           --     --------    ---------   -------       ---         ----
Cooperative ..............     161            339           35         2.59x       3,480   $33,084        98%        1982
---------------------------    ---            ---           --     --------    ---------   -------       ---         ----
Industrial ...............     119            317           70         1.37x   1,828,979   $    34       100%        1984
---------------------------    ---            ---           --     --------    ---------   -------       ---         ----
Mobile Home/Recreational
Vehicle
 Park ..................       118            343           75         1.30x       2,599   $22,346        97%        1972
--------------------------     ---            ---           --     --------    ---------   -------       ---         ----
Healthcare ...............     118            298           71         1.66x         722   $41,222        93%        1989
---------------------------    ---            ---           --     --------    ---------   -------       ---         ----
Mixed Use ................     209            255           65         1.40x      67,486   $    61       100%        1996
---------------------------    ---            ---           --     --------    ---------   -------       ---         ----
Other ....................     119            239           59         1.60x      64,809   $   110       100%        1992
                               119            275           71         1.79x       4,320   $   269       100%        1972
                               118            312           67         1.61x     413,323   $    29        93%        1987
Total Other ..............     119            284           65         1.62x     482,452   $    42        96%        1988
---------------------------    ---            ---           --     --------    ---------   -------       ---         ----
  TOTAL ..................     145            318           68         1.51x      NAP         NAP         92%        1990
                               ===            ===           ==     ========                              ===         ====

-------
(1) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties, number of units with respect to multifamily properties and the mobile home/recreational vehicle parks, number of guest rooms with respect to each hospitality property and the number of beds with respect to each senior housing property.

(2) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.

                      RANGE OF CUT-OFF PRINCIPAL BALANCES




                                      NUMBER                      PERCENT BY
                                    OF LOANS/     CUT-OFF DATE      CUT-OFF
         RANGE OF CUT-OFF              LOAN        PRINCIPAL       PRINCIPAL
        PRINCIPAL BALANCES            POOLS         BALANCE         BALANCE
---------------------------------- ----------- ----------------- ------------
$   500,000 + --  1,000,000 ......       6      $    5,555,852         0.2%
$ 1,000,000 + --  2,000,000 ......      57      $   87,867,329         3.5%
$ 2,000,000 + --  3,000,000 ......      58      $  142,422,104         5.7%
$ 3,000,000 + --  4,000,000 ......      37      $  129,520,843         5.2%
$ 4,000,000 + --  5,000,000 ......      40      $  179,970,120         7.2%
$ 5,000,000 + --  6,000,000 ......      16      $   88,919,833         3.6%
$ 6,000,000 + --  7,000,000 ......      15      $   98,389,327         4.0%
$ 7,000,000 + --  8,000,000 ......      10      $   75,617,691         3.0%
$ 8,000,000 + --  9,000,000 ......      15      $  128,626,718         5.2%
$ 9,000,000 + -- 10,000,000 ......      11      $  105,095,224         4.2%
$10,000,000 + -- 15,000,000 ......      24      $  296,732,994        12.0%
$15,000,000 + -- 20,000,000 ......      17      $  286,346,944        11.5%
$20,000,000 + -- 30,000,000 ......       8      $  183,045,239         7.4%
$30,000,000 + -- 40,000,000 ......       1      $   36,478,677         1.5%
$40,000,000 + -- 50,000,000 ......       2      $   91,461,708         3.7%
$60,000,000 + -- 70,000,000 ......       2      $  122,843,962         4.9%
$70,000,000 + -- 80,000,000 ......       3      $  224,356,827         9.0%
$80,000,000 + -- 90,000,000 ......       1      $   84,100,000         3.4%
$90,000,000 + --120,000,000.......       1      $  115,590,907         4.7%
                                        --      --------------       -----
  TOTAL ..........................     324      $2,482,942,297       100.0%
                                       ===      ==============       =====



                                    WEIGHTED     WEIGHTED      WEIGHTED
                                     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
         RANGE OF CUT-OFF           MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
        PRINCIPAL BALANCES            RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
---------------------------------- ---------- ------------- -------------- ---------- ---------
$   500,000 + --  1,000,000 ......    7.614%      118             306         63         1.77x
$ 1,000,000 + --  2,000,000 ......    7.526%      144             296         71         1.47x
$ 2,000,000 + --  3,000,000 ......    7.631%      151             298         71         1.44x
$ 3,000,000 + --  4,000,000 ......    7.795%      147             306         68         1.47x
$ 4,000,000 + --  5,000,000 ......    7.532%      134             323         72         1.40x
$ 5,000,000 + --  6,000,000 ......    7.609%      132             323         71         1.38x
$ 6,000,000 + --  7,000,000 ......    7.738%      142             302         69         1.47x
$ 7,000,000 + --  8,000,000 ......    7.576%      160             325         54         1.91x
$ 8,000,000 + --  9,000,000 ......    7.476%      146             350         73         1.45x
$ 9,000,000 + -- 10,000,000 ......    7.510%      121             342         60         1.86x
$10,000,000 + -- 15,000,000 ......    7.654%      173             299         65         1.62x
$15,000,000 + -- 20,000,000 ......    7.697%      161             322         73         1.36x
$20,000,000 + -- 30,000,000 ......    7.922%      175             318         74         1.39x
$30,000,000 + -- 40,000,000 ......    7.220%      119             359         72         1.44x
$40,000,000 + -- 50,000,000 ......    8.095%      127             299         67         1.24x
$60,000,000 + -- 70,000,000 ......    7.383%      119             359         67         1.36x
$70,000,000 + -- 80,000,000 ......    7.567%      119             295         68         1.35x
$80,000,000 + -- 90,000,000 ......    6.775%      143             NAP         48         2.59x
$90,000,000 + --120,000,000.......    7.631%      119             359         70         1.44x
                                      -----       ---             ---         --         ----
  TOTAL ..........................    7.613%      145             318         68         1.51x
                                      =====       ===             ===         ==         ====

                          YEARS OF SCHEDULED MATURITY




                     NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
     YEARS OF      OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
    SCHEDULED         LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
     MATURITY        POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
----------------- ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
2002 ............       1      $    1,976,125         0.1%      8.910%        49           265           76        1.14x
2003 ............       1      $    4,396,316         0.2%      7.960%        59           299           67        1.50x
2007 ............       2      $    4,127,668         0.2%      7.387%       114           325           74        1.61x
2008 ............      84      $  308,374,831        12.4%      7.650%       118           324           62        1.72x
2013 ............      11      $   57,341,481         2.3%      7.455%       171           310           44        2.11x
2014 ............       1      $    1,983,477         0.1%      6.900%       189           189           60        1.41x
2015 ............       2      $    9,018,445         0.4%      8.208%       207           207           NAP       NAP
2016 ............       5      $   13,234,713         0.5%      7.478%       218           218           NAP       NAP
2017 ............      13      $  132,638,937         5.3%      7.132%       167           237           69        1.32x
2018 ............      25      $  140,717,101         5.7%      7.815%       231           269           61        1.75x
2019 ............       6      $   29,675,150         1.2%      7.310%       253           253           97        1.04x
2020 ............       6      $   63,919,937         2.6%      7.701%       251           273           44        1.82x
2021 ............       1      $    8,490,238         0.3%      8.860%       271           442           NAP       NAP
2022 ............       9      $  129,219,306         5.2%      8.218%       221           295           72        1.26x
2023 ............      68      $  519,298,748        20.9%      7.935%       135           299           67        1.52x
2027 ............       5      $   25,815,478         1.0%      7.742%       114           354           75        1.32x
2028 ............      84      $1,032,714,344        41.6%      7.392%       121           356           70        1.44x
                       --      --------------       -----       -----        ---           ---           --        ----
  TOTAL .........     324      $2,482,942,297       100.0%      7.613%       145           318           68        1.51x
                      ===      ==============       =====       =====        ===           ===           ==        ====

----------
The weighted average year of scheduled maturity is 2022.

                     RANGE OF REMAINING ANTICIPATED TERMS




       RANGE OF           NUMBER                      PERCENT BY   WEIGHTED
      ANTICIPATED       OF NOTES/     CUT-OFF DATE      CUT-OFF     AVERAGE
       REMAINING           LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE
         TERM             POOLS         BALANCE         BALANCE      RATE
---------------------- ----------- ----------------- ------------ ----------
 4 + -- 5 years ......       2     $    6,372,441      0.3%       8.255%
 6 + -- 7 years ......       5     $   28,385,136      1.1%       7.698%
 9 + -- 10 years......     234     $1,792,181,028     72.2%       7.563%
11 + -- 12 years......       2     $  134,061,708      5.4%       7.358%
14 + -- 15 years......      13     $   89,795,521      3.6%       7.658%
15 + -- 16 years......       1     $    1,983,477      0.1%       6.900%
16 + -- 17 years......       1     $    2,537,596      0.1%       8.500%
17 + -- 18 years......       2     $    9,041,166      0.4%       7.974%
18 + -- 19 years......       8     $   28,421,031      1.1%       7.883%
19 + -- 20 years......      32     $  181,966,405      7.3%       7.772%
20 + -- 21 years .....       2     $   18,920,015      0.8%       7.273%
21 + -- 22 years......       9     $   69,288,812      2.8%       7.621%
22 + -- 23 years......       1     $    8,490,238      0.3%       8.860%
23 + -- 24 years......       2     $    3,972,127      0.2%       6.818%
24 + -- 25 years......      10     $  107,525,595      4.3%       8.278%
                           ---     --------------    ----------   -----
  TOTAL ..............     324     $2,482,942,297    100.0%       7.613%
                           ===     ==============    =====        =====



                                                                                         WEIGHTED
       RANGE OF           WEIGHTED      WEIGHTED                            WEIGHTED     AVERAGE
      ANTICIPATED         AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
       REMAINING         REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING    LOCK-OUT +
         TERM           TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELD MAINT.
---------------------- ------------- -------------- ---------- ---------- ----------- -------------
 4 + -- 5 years ......       56           288           70     1.39x           30           30
 6 + -- 7 years ......       82           320           75     1.37x           68           68
 9 + -- 10 years......      118           330           69     1.44x          108          112
11 + -- 12 years......      140           299           57     2.10x          133          133
14 + -- 15 years......      178           314           57     1.84x          147          156
15 + -- 16 years......      189           189           60     1.41x          189          189
16 + -- 17 years......      200           200           NAP    NAP             81          200
17 + -- 18 years......      211           211           NAP    NAP            207          207
18 + -- 19 years......      222           222           84     1.09x          195          219
19 + -- 20 years......      237           273           59     1.75x          213          230
20 + -- 21 years .....      251           251           97     1.04x          250          250
21 + -- 22 years......      263           271           NAP    NAP            234          262
22 + -- 23 years......      271           442           NAP    NAP            267          267
23 + -- 24 years......      286           286           NAP    NAP            282          282
24 + -- 25 years......      294           294           NAP    NAP            291          291
                            ---           ---           --     ------         ---          ---
  TOTAL ..............      145           318           68     1.51x          133          138
                            ===           ===           ==     ====           ===          ===

                         ANTICIPATED REPAYMENT BY YEAR




                      NUMBER                      PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
    ANTICIPATED     OF LOANS/     CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
     REPAYMENT         LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
      BY YEAR         POOLS         BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------ ----------- ----------------- ------------ ---------- ------------- -------------- ---------- ---------
2002 .............       1      $    1,976,125         0.1%      8.910%        49            265          76        1.14x
2003 .............       1      $    4,396,316         0.2%      7.960%        59            299          67        1.50x
2005 .............       5      $   28,385,136         1.1%      7.698%        82            320          75        1.37x
2007 .............       8      $   34,328,391         1.4%      7.702%       114            351          75        1.35x
2008 .............     226      $1,757,852,636        70.8%      7.560%       118            329          69        1.45x
2009 .............       1      $   49,961,708         2.0%      8.340%       134            299          71        1.27x
2010 .............       1      $   84,100,000         3.4%      6.775%       143            NAP          48        2.59x
2013 .............      13      $   89,795,521         3.6%      7.658%       178            314          57        1.84x
2014 .............       1      $    1,983,477         0.1%      6.900%       189            189          60        1.41x
2015 .............       2      $    9,018,445         0.4%      8.208%       207            207          NAP       NAP
2016 .............       5      $   13,234,713         0.5%      7.478%       218            218          NAP       NAP
2017 .............      12      $   58,139,718         2.3%      7.848%       230            252          38        1.85x
2018 .............      24      $  141,573,324         5.7%      7.789%       238            275          63        1.72x
2019 .............       6      $   29,675,150         1.2%      7.310%       253            253          97        1.04x
2020 .............       5      $   58,533,677         2.4%      7.666%       264            274          NAP       NAP
2021 .............       1      $    8,490,238         0.3%      8.860%       271            442          NAP       NAP
2022 .............       7      $   72,094,050         2.9%      8.151%       292            292          NAP       NAP
2023 .............       5      $   39,403,671         1.6%      8.365%       297            297          NAP       NAP
                       ---      --------------       -----       -----        ---            ---          --        ----
   TOTAL .........     324      $2,482,942,297       100.0%      7.613%       145            318          68        1.51x
                       ===      ==============       =====       =====        ===            ===          ==        ====

----------
The weighted average year of anticipated repayment is 2010.

                            RANGE OF MORTGAGE RATES




                                                     PERCENT BY   WEIGHTED     WEIGHTED      WEIGHTED
                        NUMBER       CUT-OFF DATE      CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
      RANGE OF         OF LOANS/      PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
   MORTGAGE RATES     LOAN POOLS       BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
-------------------- ------------ ----------------- ------------ ---------- ------------- -------------- ---------- ---------
6.000% + -- 6.999% .       28      $  290,174,377        11.7%      6.747%      147            262          59         1.96x
7.000% + -- 7.499% .      130      $  858,210,410        34.6%      7.302%      131            340          70         1.46x
7.500% + -- 7.999% .       98      $  797,018,013        32.1%      7.678%      135            322          69         1.42x
8.000% + -- 8.499% .       42      $  306,974,503        12.4%      8.226%      187            286          71         1.39x
8.500% + -- 8.999% .       25      $  228,081,922         9.2%      8.811%      172            317          60         1.57x
9.500% + -- 9.999% .        1      $    2,483,072         0.1%      9.610%      115            235          49         1.62x
                          ---      --------------       -----       -----       ---            ---          --         ----
  TOTAL ............      324      $2,482,942,297       100.0%      7.613%      145            318          68         1.51x
                          ===      ==============       =====       =====       ===            ===          ==         ====

           RANGE OF REMAINING LOCK-OUT PLUS YIELD MAINTENANCE TERMS




        REMAINING
        LOCK-OUT            NUMBER                      PERCENT BY   WEIGHTED
        AND YIELD         OF NOTES/     CUT-OFF DATE      CUT-OFF     AVERAGE
       MAINTENANCE           LOAN        PRINCIPAL       PRINCIPAL   MORTGAGE
         PERIODS            POOLS         BALANCE         BALANCE      RATE
------------------------ ----------- ----------------- ------------ ----------
 1+ - 2 years ..........       1     $    4,396,316          0.2%      7.960%
 2+ - 3 years ..........       1     $    5,850,000          0.2%      7.860%
 3+ - 4 years ..........       2     $    6,474,046          0.3%      8.222%
 4+ - 5 years ..........       1     $   41,500,000          1.7%      7.800%
 6+ - 7 years ..........       4     $   22,535,136          0.9%      7.656%
 8+ - 9 years ..........      13     $   80,372,726          3.2%      7.504%
 9+ - 10 years .........     224     $1,681,723,379         67.7%      7.555%
10+ - 11 years .........       2     $   59,957,919          2.4%      8.120%
11+ - 12 years .........       1     $   84,100,000          3.4%      6.775%
12+ - 13 years .........       1     $    7,887,415          0.3%      7.160%
14+ - 15 years .........       7     $   66,182,906          2.7%      7.885%
15+ - 16 years .........       1     $    1,983,477          0.1%      6.900%
16+ - 17 years .........       1     $    2,537,596          0.1%      8.500%
17+ - 18 years .........       4     $   17,243,298          0.7%      7.604%
18+ - 19 years .........      10     $   30,213,120          1.2%      7.681%
19+ - 20 years .........      27     $  161,788,175          6.5%      7.867%
20+ - 21 years .........       2     $   18,920,015          0.8%      7.273%
21+ - 22 years .........       9     $   69,288,812          2.8%      7.621%
22+ - 23 years .........       1     $    8,490,238          0.3%      8.860%
23+ - 24 years .........       3     $   17,608,777          0.7%      8.167%
24+ - 25 years .........       9     $   93,888,944          3.8%      8.237%
                             ---     --------------        -----       -----
  TOTAL ................     324     $2,482,942,297        100.0%      7.613%
                             ===     ==============        =====       =====



        REMAINING                                                                         WEIGHTED
        LOCK-OUT            WEIGHTED      WEIGHTED                            WEIGHTED     AVERAGE
        AND YIELD           AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
       MAINTENANCE         REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING   LOCK-OUT +
         PERIODS          TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELD MAINT
------------------------ ------------- -------------- ---------- ---------- ----------- ------------
 1+ - 2 years ..........       59            299          67         1.50x       23           23
 2+ - 3 years ..........       83            NAP          73         1.37x       35           35
 3+ - 4 years ..........       98            330          78         1.19x       46           46
 4+ - 5 years ..........      119            300          62         1.21x       59           59
 6+ - 7 years ..........       82            320          76         1.36x       76           76
 8+ - 9 years ..........      115            355          55         2.16x      102          102
 9+ - 10 years .........      119            329          70         1.42x      109          114
10+ - 11 years .........      142            329          65         1.45x      128          128
11+ - 12 years .........      143            NAP          48         2.59x      137          137
12+ - 13 years .........      178            358          17         2.77x      147          147
14+ - 15 years .........      187            257          62         1.59x      154          173
15+ - 16 years .........      189            189          60         1.41x      189          189
16+ - 17 years .........      200            200          NAP        NAP         81          200
17+ - 18 years .........      215            215          NAP        NAP        211          211
18+ - 19 years .........      226            226          84         1.09x      200          223
19+ - 20 years .........      237            278          64         1.71x      222          234
20+ - 21 years .........      251            251          97         1.04x      250          250
21+ - 22 years .........      263            271          NAP        NAP        234          262
22+ - 23 years .........      271            442          NAP        NAP        267          267
23+ - 24 years .........      291            291          NAP        NAP        287          287
24+ - 25 years .........      295            295          NAP        NAP        291          291
                              ---            ---          --        -----       ---          ---
  TOTAL ................      145            318          68         1.51x      133          138
                              ===            ===          ==        =====       ===          ===

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.


CERTAIN LEGAL ASPECTS OF FOREIGN MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties located in Mexico. The Trust Fund also includes Mortgage Loans secured by Mortgaged Properties in Puerto Rico and the U.S. Virgin Islands. Because the legal aspects of Loans are governed by the law of the applicable jurisdiction (which laws may differ substantially from the law of the United States), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans is situated. Accordingly, the summaries are qualified in their entirely by reference to the applicable laws of those jurisdictions.

 Mexican Law

     Foreign Investment Law. Until December 1996, the Foreign Investment Law of Mexico prohibited foreign entities and Mexican entities with any percentage of foreign ownership from having any ownership interest in real property located within 100 kilometers of Mexico's borders and within 50 kilometers of its coasts (the "Restricted Zone"). In December 1996, the Foreign Investment Law of Mexico was amended to ease those restrictions and permit Mexican entities with foreign investors to own real property in Mexico under certain circumstances. Nevertheless, outright ownership by a foreign entity of real property within the Restricted Zone remains prohibited under Mexican law. As described herein, title to the Ritz-Carlton Property is vested in a Property Trust (as defined herein), a Mexican entity, not in the Ritz-Carlton Borrower. See "Description of the Mortgage Loans -- Significant Mortgage Loans -- The Ritz-Carlton Loan -- Security." Upon the occurrence of an event of default under the Ritz-Carlton Loan, the Trustee may extinguish the interest of the Ritz-Carlton Borrower in the Property Trust and would own the Ritz-Carlton Property through the Property Trust. If the Special Servicer determines that it is in the best interests of Certificateholders to take title to the Ritz-Carlton Property directly rather than to own it through the Property Trust, the Trustee must take ownership through a Mexican entity, which would necessitate establishing a Mexican entity owned by the Trustee to take title to the hotel and may create unanticipated trust fund expenses. Similarly, if the Special Servicer elects to sell the Ritz-Carlton Property (rather than selling the Trustee's interest in the Property Trust), such restrictions could limit the saleability of or purchase price that can be obtained for the Ritz-Carlton Property. Any change in the Foreign Investment Law of Mexico that reinstates the restriction of indirect ownership of real property in the Restricted Zone could significantly affect the Trustee's ability to realize upon its security interest in the Ritz-Carlton Property.

     Exchange Controls. As of the date hereof, the Mexican peso is freely convertible into foreign currencies, there are no exchange controls in place and there are no restrictions regarding the transfer of dollars from Mexico to the United States. Future regulatory actions or governmental policies in Mexico (including the re-imposition of exchange controls, which were abolished in 1991) could adversely affect the Ritz-Carlton Borrower's ability to obtain sufficient U.S. dollars to pay the amounts due under the Ritz-Carlton Loan if the Ritz-Carlton Borrower did not otherwise have sufficient dollars available for debt service. There can be no assurance that the Mexican government will maintain its current policies or that the Mexican peso will not be subject to future devaluations or exchange controls. Under general principles of international law, if Mexico were to impose exchange controls, such law generally would not apply to transactions occurring solely within the United States. Under the Ritz-Carlton Loan, all revenues and other receipts from group sales will be directly deposited into a Modified Lockbox Account held at Ocean Bank (in the United States) by the Ritz-Carlton Manager (as defined herein). Substantially all revenues from transient travelers consist of dollar-denominated credit card receivables which, pursuant to the terms of the Ritz-Carlton Borrower's agreements with various credit card companies, must be deposited in a Mexican bank. Under current Mexican law, all dollar-denominated credit card receivables cleared by a Mexican bank must be settled in pesos. The Ritz-Carlton Manager has covenanted to pay its peso-denominated expenses out of peso receipts to the extent receipts are sufficient for such purpose. Only if peso receipts are insufficient to cover the peso denominated expenses would the Ritz-Carlton Manager convert some of its U.S. dollar revenues into pesos. The Ritz-Carlton Borrower also maintains a dollar denominated account at Banco Nacional de Mexico into which dollar denominated over-the-counter receipts are deposited.

     Mexican law provides that an obligation of an obligor to pay its obligee in U.S. dollars outside of Mexico is enforceable, but with respect to obligations payable in Mexico, the obligor has a statutory right to pay its debts in Mexican pesos at the then-current exchange rate. While the related financing documents require that the Ritz-Carlton Borrower pay its obligations with respect to the Ritz-Carlton Loan in the United States, if an action is brought in Mexico to enforce such obligations, the Ritz-Carlton Borrower will have the right to pay its obligations in Mexican pesos. The Ritz-Carlton Borrower has indemnified the lender (Trustee) for any losses incurred as a result of its payment in any currency other than U.S. dollars; however, such provisions may not be enforceable if the Trustee is required to bring an enforcement action in Mexico, thereby exposing the Trust Fund to currency risk.


     Taxation. All payments by the Ritz-Carlton Borrower in respect of the Ritz-Carlton Loan Agreement will be made after deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Mexico or any Mexican taxing authority ("Mexican Taxes"). Under Mexican law, interest payments on indebtedness generally are subject to a Mexican withholding tax at a rate of 35%; however, the Ritz-Carlton Loan has been structured to be subject to a 4.9% withholding tax under current Mexican law. The originator has applied for a ruling from the Mexican Ministry of Finance to confirm that payments on the Ritz-Carlton Loan will be subject to a 4.9% withholding tax rate under current Mexican law. The Ritz-Carlton Borrower will pay additional amounts ("Additional Amounts") to the Trustee in respect of this 4.9% withholding tax so that the net amounts received by the Trustee after such 4.9% withholding are equal to the amounts that would have been payable to the Trustee had no such 4.9% withholding been required. If such ruling is not received or an opinion of Mexican counsel confirming such treatment under Mexican law is not available and payments by the Ritz-Carlton Borrower to the Trustee are subject to Mexican Taxes at a rate in excess of 4.9%, the additional amounts payable by the Ritz-Carlton Borrower to the Trustee on account of Mexican Taxes will be limited to those amounts that otherwise would have been payable in respect of an effective rate of Mexican withholding tax of 4.9% plus 50% of the amounts in excess of the amounts that would be payable if the Mexican withholding tax rate was 4.9%, but in no event in excess of the additional amounts that would be payable if the Mexican Taxes were imposed at a rate of 9.9%. In such a case, if the effective rate of Mexican withholding exceeds 4.9%, CSFB Mortgage Capital will indemnify the Trust Fund in respect of any Mexican withholding taxes imposed in excess of the Ritz-Carlton Borrower's obligation to pay additional amounts. If the ruling or tax opinion is received, but Mexican law changes after receipt of the ruling (or the tax opinion) and the structure of the Ritz-Carlton Loan is no longer entitled to a 4.9% withholding tax rate, then the Ritz-Carlton Borrower will be obligated to pay additional amounts so that the net amounts received by the Trustee are equal to the amounts payable to the Trustee had no such withholding been required. In this case, the Ritz-Carlton Borrower's obligations to pay additional amounts will not be subject to any limitation.

     The bankruptcy procedures under the Mexican Federal Bankruptcy Code and state and local laws affording relief to debtors operate similarly to those in the United States and may prohibit or affect the ability of the Trustee to realize upon the security provided by the collateral provided by the Ritz-Carlton Borrower. Although the Ritz-Carlton Borrower is not required to have an independent director on its board of directors, the single purpose nature of the Property Trust in conjunction with Mexican law's strict observance of corporate separateness will enable the Property Trust to be treated for bankruptcy purposes in the same manner as a special purpose corporation.

     Usury. Under Mexican law, interest may not be collected on financings that are deemed to be usurious; however, Mexican state and federal laws do not provide for a maximum interest rate that may be collected. Accordingly, there can be no assurance that a financing made in Mexico will not be declared usurious.

     Title Insurance. Title insurance generally is not obtained in Mexico and has not been obtained with respect to the Ritz-Carlton Property. Although a certificate as to the status of title has been obtained from a local notary in accordance with local practice and a title opinion has been obtained from counsel to the Ritz-Carlton Borrower, the notary and counsel that issued such certificate and opinion, respectively, are not liable for any losses incurred by the recipients of such certificate or opinion due to an inaccurate search. The Island of Cancun was developed by the Mexican government as a tourist destination in the 1960's and 1970's. At that time, the government of Mexico laid out lots for sale to developers. The Ritz-Carlton Borrower purchased the lots on which the is situated directly from the government and developed the hotel with the assistance of the Mexican government.

     Real Estate Surveys. It is not customary in Mexico to obtain a survey review in connection with an acquisition or financing of real property and, accordingly, a survey review has not been performed in connection with the Ritz-Carlton Loan. Instead of a survey review, a review of the public records and parcel maps was conducted in order to determine the extent of any easement or other encumbrances that might interfere with the use and ownership of the Ritz-Carlton Property. However, a review of public records does not provide the same level of assurance as a survey review and may increase the risk of the existence of an easement or other encumbrances that might interfere with the use and ownership of the Ritz-Carlton Property.


                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts and, if established, the REO Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and
(v) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding the Mortgage Loans.

     The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates (collectively, the "Senior Certificates"); (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and
(v) the Class V-1 and Class V-2 Certificates.

     Only the Offered Certificates are offered hereby. The Class F, Class G, Class H, Class I, Class J, Class V-1, Class V-2, Class R, and Class LR Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such Distribution Date. The initial Certificate Balance or Notional Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Offered Certificates (other than the Class A-X Certificates) will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof. The Class A-X Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed such amount. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "-- Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     The only "Certificateholder" will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates or (iii) the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form. Upon the occurrence of either of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Balances, as applicable, owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 17th day of each month or, if any such 17th day is not a business day, then on the next succeeding business day, commencing in July 1998 (each, a "Distribution Date"); provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date. All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. The Record Date for the Distribution Date occurring in July 1998 for all purposes is the Closing Date. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.


     The Trustee will establish and maintain an account (the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class R Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to Offered Certificateholders as described herein. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The aggregate amount available from the Mortgage Loans for distribution to Offered Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


     (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date (including funds released from the Interest Reserve Account for distribution on such Distribution Date), exclusive of:

       (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

     (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

     (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V-1 and V-2 Certificates;

       (iv) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

       (v) all net investment income on the funds in the Certificate Account;

       (vi) all Withheld Amounts relating to a subsequent Distribution Date;
and

       (vii) all amounts deposited in the Certificate Account and Distribution Account in error; and

     (b) all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Offered Certificates -- Accounts" in the Prospectus.

     The Available Distribution Amount for either Loan Group for any Distribution Date generally is the total of all payments or other collections (or available P&I Advances) (other than Prepayment Premiums and Yield Maintenance Charges and Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date.

     The "Due Period" for each Distribution Date will be the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

     Pass-Through Rates. The initial Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period.

     Interest Distributions. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.


     Principal Distributions. On each Distribution Date, to the extent of the Available Distribution Amount remaining after the distribution of interest to be made on such Class of Offered Certificates on such date and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date.

     Priority of Distributions. On each Distribution Date prior to the date on which the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

     (i) concurrently, (A) from the Available Distribution Amount for Loan Group 1, to the Class A-1A and Class A-1B Certificates, pro rata, the Optimal Interest Distribution Amounts for each such Class for such Distribution Date,
(B) from the Available Distribution Amount for Loan Group 2, to the Class A-2MF Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date, and (C) from the Available Distribution Amount, the amount payable to the Class A-X Certificates with respect to each Component thereof; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Optimal Interest Distribution Amounts to be distributed to any such Classes as described above, the Available Distribution Amount will be allocated among all such Classes pro rata in proportion to such Optimal Interest Distribution Amounts, without regard to Loan Group;

     (ii) to the Class A-2MF Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-2MF Principal Distribution Amount for such Distribution Date;

     (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

     first, to the Class A-1A Certificates, until the Certificate Balance thereof has been reduced to zero;

     second, to the Class A-1B Certificates, until the Certificate Balance thereof has been reduced to zero; and

     third, to the Class A-2MF Certificates, until the Certificate Balance thereof has been reduced to zero;

     (iv) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

     (v) to the Mezzanine and Private Certificates, in the following order of priority:

     (A) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     (D) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     (G) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     (J) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     (M) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     (P) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     (S) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     (V) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (W) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (X) to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     (Y) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Z) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (AA) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

     (BB) to the Class R Certificates, any remaining amounts.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Private Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority: (i) concurrently, to the Class A-1A, Class A-1B, Class A-2MF and Class A-X Certificates, pro rata, in respect of interest; (ii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

     Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.


Definitions.

     "A-2MF Principal Distribution Amount": With respect to Loan Group 2 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents Balloon Payments and Unscheduled Payments of Principal.

     "Class A-1A Pass-Through Rate": 6.260% per annum.

     "Class A-1B Pass-Through Rate": 6.480% per annum.

     "Class A-2MF Pass-Through Rate": 6.420% per annum.

     "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

     "Class B Pass-Through Rate": 6.590% per annum.

     "Class C Pass-Through Rate": 6.780% per annum.

     "Class D Pass-Through Rate": 7.170% per annum.

     "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 7.340% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class F Pass-Through Rate": 6.000% per annum.

     "Class G Pass-Through Rate": 6.000% per annum.

     "Class H Pass-Through Rate": 6.000% per annum.

     "Class I Pass-Through Rate": 6.000% per annum.

     "Class J Pass-Through Rate": 6.000% per annum.

     "Component Rate": As to each Component, the rate set forth below with respect thereto:

     Class A-1A Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1A Pass-Through Rate.

     Class A-1B Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1B Pass-Through Rate.

     Class A-2MF Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2MF Pass-Through Rate.

     Class B Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.

     Class C Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class C Pass-Through Rate.

     Class D Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class D Pass-Through Rate for such Distribution Date.

     Class E Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class E Pass-Through Rate for such Distribution Date.

     Class F Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class F Pass-Through Rate for such Distribution Date.

     Class G Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

     Class H Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

     Class I Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class I Pass-Through Rate for such Distribution Date.

     Class J Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

     "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

     "Interest Accrual Period": As to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

     "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

     "Monthly Interest Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall

Amount and (y) certain indemnification expenses of the Trust Fund and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date.


     "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.


     "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or
(b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.


     The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications."


     "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate, plus, if such Mortgage Loan is set forth below, the related Servicing Fee Reimbursement Rate set forth below:



                                           SERVICING FEE
LOAN NO.   PROPERTY NAME                 REIMBURSEMENT RATE
---------- ---------------------------- -------------------
 18        Pantzer Cross-Summary                0.05%
 26        Top of the Hill Apartments           0.05%
 28        Foxfire Apartments                   0.05%
 43        Heather Ridge Apartments             0.05%
 99        Arundel Apartments                   0.05%
 195       Cynwyd Club Apartments               0.05%

     "Net Mortgage Rate": With respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate, if any.


     "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     "Pass-Through Rate": As to each Class of Certificates, the rate set forth below:



  Class A-1A:    Class A-1A Pass-Through Rate
  Class A-1B:    Class A-1B Pass-Through Rate
  Class A-2MF:   Class A-2MF Pass-Through Rate
  Class A-X:     Class A-X Pass-Through Rate
  Class B:       Class B Pass-Through Rate
  Class C:       Class C Pass-Through Rate
  Class D:       Class D Pass-Through Rate
  Class E:       Class E Pass-Through Rate
  Class F:       Class F Pass-Through Rate
  Class G:       Class G Pass-Through Rate
  Class H:       Class H Pass-Through Rate
  Class I:       Class I Pass-Through Rate
  Class J:       Class J Pass-Through Rate

     "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate (plus the related Servicing Fee Reimbursement Rate) for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

     "Remaining Principal Distributable Amount": As to any Distribution Date and any Class of Mezzanine or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

     "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined herein), if any, for such Distribution Date.

     "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

     "Unscheduled Payments of Principal": Principal prepayments, Liquidation Proceeds, Insurance Proceeds, condemnation awards and any other unscheduled recoveries of principal.

     "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances thereof.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans -- Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Primary Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through
Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Due Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular Certificates: to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during the related Due Period will be distributed as follows by the Trustee to the holders of the Class A-2MF Certificates, an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 1 during the related Due Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 2 during the related Due Period will be distributed by the Trustee to the Class A-2MF Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class A-X Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii)(x) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class V-1, Class V-2 or Residual Certificates. Instead, after the Certificate Principal Balances of the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Provisions of the Mortgage Loans -- Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions."

     Yield Protection Payments. The Servicer will be required to make an advance in an amount equal to the sum of all Yield Protection Payments, if any, with respect to any Distribution Date. On such Distribution Date, such Yield Protection Payments will be distributed to the holders of the Class A-X Certificates and to the holders of any Class of Offered Certificates receiving a Required Prepayment under the Additional Collateral Loans. Such Yield Protection Payments are intended to compensate such Classes for the absence of Prepayment Premiums or Yield Maintenance Charges in connection with such a Required Prepayment. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment, as described in the Pooling and Servicing Agreement. The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information -- Additional Collateral Loans" and "Certain Federal Income Tax Consequences."

     Excess Interest. On each Distribution Date, Excess Interest with respect to the CSFBMC Mortgage Loans and the PWRES Mortgage Loans collected during the related Due Period will be distributed solely to the Class V-1 Certificates and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V-1 Certificates will have the right to purchase ARD Loans that are CSFBMC Mortgage Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The holders of the Class V-2 Certificates will have the limited right to purchase ARD Loans that are PWRES Mortgage Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The Class V-1 Certificates and Class V-2 Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:



CLASS DESIGNATION    ASSUMED FINAL DISTRIBUTION DATE
-------------------- --------------------------------
  Class A-1A         December 2007
  Class A-1B         May 2008
  Class A-2MF        May 2008
  Class A-X          May 2023
  Class B            June 2008
  Class C            September 2009
  Class D            January 2012
  Class E            March 2013

     The Assumed Final Distribution Dates set forth above were calculated based on the Mortgage Loan Assumptions (as defined herein), including the assumptions that there are no defaults, delinquencies or prepayments on the Mortgage Loans. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be the Distribution Date in May 2040, which is the first Distribution Date following the date that is two years after the latest

Assumed Maturity Date. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan or ARD Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan or ARD Loan is the date on which such Balloon Loan or ARD Loan would fully amortize, assuming interest is paid on a 30/360 basis.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS AND CERTIFICATE DEFERRED INTEREST

     The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates, and the rights of the holders of any class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates. The protection afforded to the holders of and Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to each class of Offered Certificates (other than the Class A-X Certificates), in order of declining seniority for so long as such class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those classes of Offered Certificates subordinate to the class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such class by the Offered Certificates subordinate thereto and by the Private Certificates.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1A, Class A-1B and Class A-2MF Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses," and the payment of interest on Advances (to the extent not covered by Penalty Charges collected on the related Mortgage Loans), and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls and certain indemnification expenses of the Trust Fund, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.


     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls and indemnification expenses of the Trust Fund will generally be allocated to all Classes of the Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.


     Certificate Deferred Interest. On each Distribution Date, the Monthly Interest Distributable Amount for each Class of Regular Certificates will be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Mortgage Loans for the related Due Date and allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Private Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, and fifth, to the Class B Certificates. Any Certificate Deferred Interest in excess of the Monthly Interest Distributable Amount for any Class to which such Certificate Deferred Interest is allocable will be allocated to the next most senior Class of Certificates, in the manner set forth above. If the Certificate Balance of at least one Class of Senior Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Mezzanine Certificates and Private Certificates in accordance with the preceding sentence, will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Additionally, on each Distribution Date, the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) will be increased (except for the purposes of determining Voting Rights and the identity of the Controlling Class) by the amount of Certificate Deferred Interest, if any, allocated to such Class of Certificates.



     "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.


     "Mortgage Deferred Interest": With respect to any Mortgage Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date.

                      PREPAYMENT AND YIELD CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class E Certificates for any Distribution Date will be equal to the lesser of 7.340% and the Weighted Average Net Mortgage Rate with respect to such Distribution Date. Accordingly, the yield on the Class E Certificates will be sensitive, and the yield on the Class A-X Certificates will be particularly sensitive, to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class A-X Certificate and, to the extent that the Weighted Average Net Mortgage Rate is reduced below 7.340%, reducing the Pass-Through Rate on the Class E Certificates. The yield to maturity of the Class A-2MF Certificates will be particularly sensitive to the rate and timing of the A-2MF Principal Distribution Amount. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the related Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class V-1 or Class V-2 Certificateholders as described herein under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interests."

     Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     Substantially all of the Mortgage Loans have Lockout Periods ranging from 21 months to 296 months following the Cut-off Date. The weighted average Lockout Period for the Mortgage Loans is approximately 133 months. The Mortgage Loans are generally locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions."

     As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


MODELING ASSUMPTIONS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, (i) the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the earlier of the Anticipated Repayment Date or maturity date, as applicable, and (ii) the columns headed "5% CPR", "10% CPR", "15% CPR", and "25% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and Yield Maintenance Period. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

     For purposes of this Prospectus Supplement, the "Mortgage Loan Assumptions" are the following:
(i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date;
(ii) all Mortgage Loans have Due Dates on the eleventh day of each month and accrue interest on the respective basis described herein; (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Prepayment Premiums or Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the seventeenth day (each assumed to be a business day) of each month, commencing in July 1998; (vi) the Mortgage Loan Sellers do not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (viii) there are no Collateral Support Deficits or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund; (ix) none of the Mortgage Loan Sellers, the Controlling Class or the Servicer exercises the right to cause the early termination of the Trust Fund;
(x) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (xi) the date of determination of weighted average life is June 25, 1998.


YIELD ON THE CLASS A-X CERTIFICATES

     The yield-to-call on the Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) and principal losses on the Mortgage Loans, which may fluctuate significantly from time to time, and to other factors set forth herein, including the timing of the exercise, if any, of the optional termination right. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Loans could result in the failure by investors in the Class A-X Certificates to fully recoup their initial investments.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields-to-call of the Class A-X Certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared in accordance with the Mortgage Loan Assumptions and the Prepayment Assumptions described above (except that the optional termination right is assumed to be exercised) and with the assumed respective purchase prices (as a percentage of the Notional Balance) of the Class A-X Certificates set forth in the table, plus accrued interest thereon from June 11, 1998 to (but not including) June 25, 1998. Such table assumes that no Prepayment Premiums or Yield Maintenance Charges are distributed to the Class A-X Certificates in connection with any prepayment.


   SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO CALL OF THE
                            CLASS A-X CERTIFICATES



        ASSUMED PURCHASE PRICE
 AS A PERCENTAGE OF NOTIONAL BALANCE       0% CPR        5% CPR       10% CPR       15% CPR       25% CPR
-------------------------------------   -----------   -----------   -----------   -----------   -----------
       7.88865%                             8.080%        8.049%        8.021%        7.995%        7.948%
       7.91990%                             7.996%        7.965%        7.937%        7.911%        7.864%
       7.95115%                             7.913%        7.882%        7.854%        7.827%        7.781%

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on any of the Class A-X Certificates will correspond to the cash flows described herein or that the aggregate purchase price of the Class A-X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-X Certificates.


RATED FINAL DISTRIBUTION DATE

     The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is the Distribution Date occurring in May 2040, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "-- Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.


     The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" and "Percentage of Initial Notional Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.


     Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance or Notional Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW



                                                  CLASS A-X
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100         100         100        100
June 17, 1999 ...........       99         99          99          99         99
June 17, 2000 ...........       98         98          98          98         98
June 17, 2001 ...........       96         96          96          96         96
June 17, 2002 ...........       95         95          95          95         95
June 17, 2003 ...........       93         93          93          93         93
June 17, 2004 ...........       91         91          91          91         90
June 17, 2005 ...........       88         88          88          88         87
June 17, 2006 ...........       86         86          86          85         85
June 17, 2007 ...........       84         84          83          83         82
June 17, 2008 ...........       21         21          21          21         21
June 17, 2009 ...........       20         20          20          20         20
June 17, 2010 ...........       14         14          14          14         14
June 17, 2011 ...........       14         13          13          13         13
June 17, 2012 ...........       12         12          12          12         12
June 17, 2013 ...........        9          9           9           9          9
June 17, 2014 ...........        8          8           8           8          8
June 17, 2015 ...........        7          7           7           7          7
June 17, 2016 ...........        6          6           6           6          6
June 17, 2017 ...........        5          5           5           5          5
June 17, 2018 ...........        3          3           3           3          3
June 17, 2019 ...........        2          2           2           2          2
June 17, 2020 ...........        1          1           1           1          1
June 17, 2021 ...........        1          1           1           1          1
June 17, 2022 ...........        0          0           0           0          0
June 17, 2023 ...........        0          0           0           0          0
Weighted Average Life
 (in years)(1) ..........     10.3       10.2        10.2        10.2       10.2

----------
(1)   The weighted average life of the Class A-X Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class A-X Certificates is for illustrative purposes only, as the Class A-X Certificates are not entitled to any distributions of principal.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                  CLASS A-1A
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100        100         100         100
June 17, 1999 ...........       93         93         93          93          93
June 17, 2000 ...........       86         86         86          86          86
June 17, 2001 ...........       78         78         78          78          78
June 17, 2002 ...........       69         69         69          69          69
June 17, 2003 ...........       59         59         59          58          58
June 17, 2004 ...........       49         48         48          47          45
June 17, 2005 ...........       32         31         30          29          28
June 17, 2006 ...........       21         19         18          17          15
June 17, 2007 ...........        9          6          4           2           0
June 17, 2008 ...........        0          0          0           0           0
June 17, 2009 ...........        0          0          0           0           0
June 17, 2010 ...........        0          0          0           0           0
June 17, 2011 ...........        0          0          0           0           0
June 17, 2012 ...........        0          0          0           0           0
June 17, 2013 ...........        0          0          0           0           0
June 17, 2014 ...........        0          0          0           0           0
June 17, 2015 ...........        0          0          0           0           0
June 17, 2016 ...........        0          0          0           0           0
June 17, 2017 ...........        0          0          0           0           0
June 17, 2018 ...........        0          0          0           0           0
June 17, 2019 ...........        0          0          0           0           0
June 17, 2020 ...........        0          0          0           0           0
June 17, 2021 ...........        0          0          0           0           0
June 17, 2022 ...........        0          0          0           0           0
June 17, 2023 ...........        0          0          0           0           0
Weighted Average Life
 (in years)(1) ..........      5.5        5.4        5.4         5.3         5.3

----------
(1)   The weighted average life of the Class A-1A Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                  CLASS A-1B
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100        100         100         100
June 17, 1999 ...........      100        100        100         100         100
June 17, 2000 ...........      100        100        100         100         100
June 17, 2001 ...........      100        100        100         100         100
June 17, 2002 ...........      100        100        100         100         100
June 17, 2003 ...........      100        100        100         100         100
June 17, 2004 ...........      100        100        100         100         100
June 17, 2005 ...........      100        100        100         100         100
June 17, 2006 ...........      100        100        100         100         100
June 17, 2007 ...........      100        100        100         100         100
June 17, 2008 ...........        0          0          0           0           0
June 17, 2009 ...........        0          0          0           0           0
June 17, 2010 ...........        0          0          0           0           0
June 17, 2011 ...........        0          0          0           0           0
June 17, 2012 ...........        0          0          0           0           0
June 17, 2013 ...........        0          0          0           0           0
June 17, 2014 ...........        0          0          0           0           0
June 17, 2015 ...........        0          0          0           0           0
June 17, 2016 ...........        0          0          0           0           0
June 17, 2017 ...........        0          0          0           0           0
June 17, 2018 ...........        0          0          0           0           0
June 17, 2019 ...........        0          0          0           0           0
June 17, 2020 ...........        0          0          0           0           0
June 17, 2021 ...........        0          0          0           0           0
June 17, 2022 ...........        0          0          0           0           0
June 17, 2023 ...........        0          0          0           0           0
Weighted Average Life
 (in years)(1) ..........      9.8        9.8        9.8         9.8         9.8

----------
(1)   The weighted average life of the Class A-1B Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                 CLASS A-2MF
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100        100         100         100
June 17, 1999 ...........      100        100        100         100         100
June 17, 2000 ...........      100        100        100         100         100
June 17, 2001 ...........      100        100        100         100         100
June 17, 2002 ...........      100        100        100         100         100
June 17, 2003 ...........       99         99         99          99          99
June 17, 2004 ...........       99         99         99          99          99
June 17, 2005 ...........       99         99         99          99          99
June 17, 2006 ...........       99         99         99          99          99
June 17, 2007 ...........       99         99         99          99          99
June 17, 2008 ...........        0          0          0           0           0
June 17, 2009 ...........        0          0          0           0           0
June 17, 2010 ...........        0          0          0           0           0
June 17, 2011 ...........        0          0          0           0           0
June 17, 2012 ...........        0          0          0           0           0
June 17, 2013 ...........        0          0          0           0           0
June 17, 2014 ...........        0          0          0           0           0
June 17, 2015 ...........        0          0          0           0           0
June 17, 2016 ...........        0          0          0           0           0
June 17, 2017 ...........        0          0          0           0           0
June 17, 2018 ...........        0          0          0           0           0
June 17, 2019 ...........        0          0          0           0           0
June 17, 2020 ...........        0          0          0           0           0
June 17, 2021 ...........        0          0          0           0           0
June 17, 2022 ...........        0          0          0           0           0
June 17, 2023 ...........        0          0          0           0           0
Weighted Average Life
 (in years)(1) ..........      9.8        9.8        9.8         9.8         9.8

----------
(1) The weighted average life of the Class A-2MF Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS B
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100        100         100         100
June 17, 1999 ...........      100        100        100         100         100
June 17, 2000 ...........      100        100        100         100         100
June 17, 2001 ...........      100        100        100         100         100
June 17, 2002 ...........      100        100        100         100         100
June 17, 2003 ...........      100        100        100         100         100
June 17, 2004 ...........      100        100        100         100         100
June 17, 2005 ...........      100        100        100         100         100
June 17, 2006 ...........      100        100        100         100         100
June 17, 2007 ...........      100        100        100         100         100
June 17, 2008 ...........        0          0          0           0           0
June 17, 2009 ...........        0          0          0           0           0
June 17, 2010 ...........        0          0          0           0           0
June 17, 2011 ...........        0          0          0           0           0
June 17, 2012 ...........        0          0          0           0           0
June 17, 2013 ...........        0          0          0           0           0
June 17, 2014 ...........        0          0          0           0           0
June 17, 2015 ...........        0          0          0           0           0
June 17, 2016 ...........        0          0          0           0           0
June 17, 2017 ...........        0          0          0           0           0
June 17, 2018 ...........        0          0          0           0           0
June 17, 2019 ...........        0          0          0           0           0
June 17, 2020 ...........        0          0          0           0           0
June 17, 2021 ...........        0          0          0           0           0
June 17, 2022 ...........        0          0          0           0           0
June 17, 2023 ...........        0          0          0           0           0
Weighted Average Life
 (in years)(1) ..........     10.0       10.0        9.9         9.9         9.9

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS C
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100         100         100        100
June 17, 1999 ...........      100        100         100         100        100
June 17, 2000 ...........      100        100         100         100        100
June 17, 2001 ...........      100        100         100         100        100
June 17, 2002 ...........      100        100         100         100        100
June 17, 2003 ...........      100        100         100         100        100
June 17, 2004 ...........      100        100         100         100        100
June 17, 2005 ...........      100        100         100         100        100
June 17, 2006 ...........      100        100         100         100        100
June 17, 2007 ...........      100        100         100         100        100
June 17, 2008 ...........       48         48          48          48         48
June 17, 2009 ...........       33         32          30          29         27
June 17, 2010 ...........        0          0           0           0          0
June 17, 2011 ...........        0          0           0           0          0
June 17, 2012 ...........        0          0           0           0          0
June 17, 2013 ...........        0          0           0           0          0
June 17, 2014 ...........        0          0           0           0          0
June 17, 2015 ...........        0          0           0           0          0
June 17, 2016 ...........        0          0           0           0          0
June 17, 2017 ...........        0          0           0           0          0
June 17, 2018 ...........        0          0           0           0          0
June 17, 2019 ...........        0          0           0           0          0
June 17, 2020 ...........        0          0           0           0          0
June 17, 2021 ...........        0          0           0           0          0
June 17, 2022 ...........        0          0           0           0          0
June 17, 2023 ...........        0          0           0           0          0
Weighted Average Life
 (in years)(1) ..........     10.4       10.4        10.4        10.4       10.4

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS D
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100         100         100        100
June 17, 1999 ...........      100        100         100         100        100
June 17, 2000 ...........      100        100         100         100        100
June 17, 2001 ...........      100        100         100         100        100
June 17, 2002 ...........      100        100         100         100        100
June 17, 2003 ...........      100        100         100         100        100
June 17, 2004 ...........      100        100         100         100        100
June 17, 2005 ...........      100        100         100         100        100
June 17, 2006 ...........      100        100         100         100        100
June 17, 2007 ...........      100        100         100         100        100
June 17, 2008 ...........      100        100         100         100        100
June 17, 2009 ...........      100        100         100         100        100
June 17, 2010 ...........       26         25          24          22         20
June 17, 2011 ...........        9          7           5           3          0
June 17, 2012 ...........        0          0           0           0          0
June 17, 2013 ...........        0          0           0           0          0
June 17, 2014 ...........        0          0           0           0          0
June 17, 2015 ...........        0          0           0           0          0
June 17, 2016 ...........        0          0           0           0          0
June 17, 2017 ...........        0          0           0           0          0
June 17, 2018 ...........        0          0           0           0          0
June 17, 2019 ...........        0          0           0           0          0
June 17, 2020 ...........        0          0           0           0          0
June 17, 2021 ...........        0          0           0           0          0
June 17, 2022 ...........        0          0           0           0          0
June 17, 2023 ...........        0          0           0           0          0
Weighted Average Life
 (in years)(1) ..........      12.2       12.1        12.1        12.0       12.0

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




                                                   CLASS E
                            ------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
-------------------------   --------   --------   ---------   ---------   --------
Initial Percent .........      100        100         100         100        100
June 17, 1999 ...........      100        100         100         100        100
June 17, 2000 ...........      100        100         100         100        100
June 17, 2001 ...........      100        100         100         100        100
June 17, 2002 ...........      100        100         100         100        100
June 17, 2003 ...........      100        100         100         100        100
June 17, 2004 ...........      100        100         100         100        100
June 17, 2005 ...........      100        100         100         100        100
June 17, 2006 ...........      100        100         100         100        100
June 17, 2007 ...........      100        100         100         100        100
June 17, 2008 ...........      100        100         100         100        100
June 17, 2009 ...........      100        100         100         100        100
June 17, 2010 ...........      100        100         100         100        100
June 17, 2011 ...........      100        100         100         100         99
June 17, 2012 ...........       66         55          45          36         22
June 17, 2013 ...........        0          0           0           0          0
June 17, 2014 ...........        0          0           0           0          0
June 17, 2015 ...........        0          0           0           0          0
June 17, 2016 ...........        0          0           0           0          0
June 17, 2017 ...........        0          0           0           0          0
June 17, 2018 ...........        0          0           0           0          0
June 17, 2019 ...........        0          0           0           0          0
June 17, 2020 ...........        0          0           0           0          0
June 17, 2021 ...........        0          0           0           0          0
June 17, 2022 ...........        0          0           0           0          0
June 17, 2023 ...........        0          0           0           0          0
Weighted Average Life
 (in years)(1) ..........     14.2       14.1        13.9        13.8       13.7

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 11, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer and the Trustee.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its Website, at the address set forth on page S-4 hereof. The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's Website, the address of which is "www.sec.gov".


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if any; (vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) if applicable, the original loan agreements; (xi) the original lender's title insurance policy (or marked commitments to insure) and (xii) if applicable, the original Lease Enhancement Policies and Residual Value Insurance Policies or, in the case of the Ritz Carlton Loan, such other documents and instruments as may be necessary to effect the transfer thereof. The Trustee will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the Closing Date and promptly thereafter (but in no event later than 90 days after the Closing Date) report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) to the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the related Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase Agreement to the Trustee for the benefit of the Certificateholders. In the Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date (unless otherwise specified)

     (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

     (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

     (iii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) Each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, or right of rescission available to the related borrower with respect to such Mortgage Note, Mortgage, assignment of leases and other agreements;

     (v) Each related assignment of leases creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

     (vi) Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor and related assignment of the assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (vii) Since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

     (ix) The Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) The Mortgage Loan Seller has no knowledge that the material representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) The lien of each related Mortgage is a first priority lien in the original principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

     (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) As of the later of the closing date for each Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Mortgage Loan Seller, each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan or reserves have been established to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Mortgage Loan Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value of the Mortgaged Property;

     (xiv) The Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months or within three months of origination of the Mortgage Loan;

     (xv) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

     (xvi) Each Mortgage Loan is a whole loan and contains no equity participation by the Mortgage Loan Seller or the applicable Originator;

     (xvii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xviii) Neither the Mortgage Loan Seller, nor, to the Mortgage Loan Seller's best knowledge, any Originator other than the Mortgage Loan Seller, committed any fraudulent acts during the origination process of any Mortgage Loan it originated and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xix) All taxes and governmental assessments that became due and owing prior to the Closing Date with respect to each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xx) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xxi) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; such insurance names the Mortgagee under the Mortgage Loan and its successors and assigns as a named or additional insured; other than the Credit Lease Loans, each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxii) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the Mortgage Loan Seller's knowledge, there is no (a) material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or
(b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxiii) No Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent;

     (xxiv) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally, or by general principles of equity) and to the Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;


     (xxv) Each borrower represents and warrants that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials; the related borrower or an affiliate or an affiliate thereof agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II Environmental Report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials were indicated in any such report, funds sufficient to cure such findings have been escrowed by the related borrower and held by the related mortagee. To the best of the Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; the Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxvi) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

     (xxvii) All improvements included in any MAI appraisals are within the boundaries of the related Mortgaged Property, except for de minimis encroachments onto adjoining parcels for which the Mortgage Loan Seller has obtained title insurance against losses arising therefrom and no improvements on adjoining parcels encroach onto the related Mortgaged Property except for de minimis encroachments;

     (xxviii) The mortgage loan schedule which is attached as an exhibit to the Pooling and Servicing Agreement is complete and accurate in all material respects as of the dates of the information set forth therein;

     (xxix) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Mortgage Loan Seller represents and warrants that:

     (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

     (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

     (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

     (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Mortgage Loan Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to exceptions of the types described in clause (xi) above and liens that encumber the ground lessor's fee interest;

     (E) The ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

     (F) As of the closing date of the related Mortgage Loan, the ground lease is in full force and effect, the Mortgage Loan Seller has received no notice that any default beyond applicable notice and grace periods has occurred, and there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

     (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

     (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

     (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

     (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

     (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

     (L) Provided that the mortgagee cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

     (xxx) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Trust Fund;

     (xxxi) Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

     (xxxii) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by
(A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

     (xxxiii) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Mortgage Loan Seller or any mezzanine debt related to such Mortgaged Property, except as set forth herein or in Schedule V to the Mortgage Loan Purchase Agreement;

     (xxxiv) The loan documents executed in connection with each Mortgage Loan require that the related borrower be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean an entity, other than an individual, that is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

     (xxxv) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property and in carrying any additional indebtedness except in connection with trade debt and equipment financings in the ordinary course of borrower's business and liens contested in accordance with the terms of the Mortgage Loans;

     (xxxvi) Each borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

     (xxxvii) Each Mortgaged Property is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and is a separate tax parcel;

     (xxxviii) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards, the terms of the Mortgage Loan require the borrower to maintain flood insurance;

     (xxxix) To the knowledge of the Mortgage Loan Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and except in connection with a trustee's sale after a default by the related Mortgagor, no fees are payable to such trustee;

     (xl) With respect to each Mortgage Loan which is identified in this Prospectus Supplement as a Credit Lease Loan:

     (A) the base rental payments under each Credit Lease are equal to or greater than the payments due under the loan documents executed in connection with the related Credit Lease Loan and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense and, subject to the rights of the Tenant to terminate the Credit Lease or offset, abate, suspend or otherwise diminish any amounts payable by the Tenant under the Credit Lease which have been disclosed to Depositor, each Credit Lease Loan fully amortizes over its original term and there is no balloon payment of rent due under any Credit Lease;

     (B) either (i) the obligations of the Tenant under each Credit Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the related Credit Lease Property; any taking of such Credit Lease Property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant's use, occupancy or enjoyment of such Credit Lease Property or (ii) a Lease Enhancement Policy has been obtained;


     (C) every obligation associated with managing, owning, developing and operating the Credit Lease Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;

     (D) no borrower has any monetary obligations under any Credit Lease that have not been met, or any nonmonetary obligations under any Credit Lease the breach of which would result in either the abatement of rent, a right of setoff or the termination of the related Credit Lease;

     (E) no Tenant can terminate any Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payments in full of (a) the principal balance of the related Credit Lease Loan, (b) all accrued and unpaid interest on such Credit Lease Loan and (c) any other sums due and payable under such Credit Lease Loan, or, if a Tenant can terminate any Credit Lease as a result of a casualty or condemation, a Lease Enhancement Policy has been obtained with respect to the related Credit Lease Loan;

     (F) if a Tenant assigns its Credit Lease or sublets the related Credit Lease Property, such Tenant remains primarily obligated under such Credit Lease unless each Rating Agency has confirmed in writing that such transfer or sublet will not result in a downgrade, qualification or withdrawal of the then-current ratings of the Certificates;

     (G) each Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the related Credit Lease and Credit Lease Property, except for environmental problems that were not created by such Tenant;

     (H) if the obligations of the Tenant under any Credit Lease are guaranteed by a guarantor pursuant to a guaranty, the guaranty states that it represents the unconditional obligation of the guarantor and is a guarantee of payment, not merely of collection; and

     (I) with respect to Loan No. 11 and Loan No. 81, the Tenant shall take occupancy of the premises by January 1, 1999 and the improvements which are required to be made under such Loans will be completed as required under such Credit Leases, subject to any applicable grace periods;

     (J) to the Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

     (K) to the Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related Borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan (a) each Credit Lease was in full force and effect, and no default by the Borrower or the Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of the Credit Lease, (b) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel), (c) no Tenant has been released, in whole or in part, from its obligations under the Credit Leases, (d) there is no right of recission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim, and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto and (e) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan;

     (L) to the Seller's knowledge, the Mortgaged Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the Mortgaged property except under and pursuant to such Credit Lease and the Tenant under the related Credit Lease is in occupancy of the Mortgaged Property;

     (M) the mortgagee is entitled to notice of any event of default from the Tenant under the Credit Leases;

     (N) each Tenant under a Credit Lease is required to make all rental payments directly to the mortgagee, its successors and assigns under the related Credit Lease Loan; and

     (O) each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the mortgagee thereunder;

     (xli) With respect to any Credit Lease Loan for which a residual value insurance policy has been obtained:

     (A) There is a residual value insurance policy in effect for each such mortgage loan, each of which was issued by R.V.I. America Insurance Company;

     (B) The claims on the residual value insurance policy will be payable to the loss payee and the Trustee, on behalf of the Certificateholders, has been designated as the loss payee;

     (C) Pursuant to the terms of the residual value insurance policy, the person designated as loss payee is only obligated to file a notice of final claim with R.V. I. American Insurance Company in order to collect the insured amount;

     (D) The residual value insurance policy has been paid in full as of the effective date of such policy;

     (E) As long as there is no event of default under the terms of the related Credit Lease, the residual value insurance policy cannot be terminated prior to the termination date;

     (F) The effective date for each related Credit Lease Loan on the residual value insurance policy is prior to the Closing Date;

     (G) The date upon which the outstanding principal balance of each related Credit Lease Loan is reduced to zero is the policy termination date;

     (H) The insured value is a pre-determined amount for each related Credit Lease Loan and, unless otherwise noted, equal to the expected mortgage loan balance at loan maturity or expiration of initial lease term;

     (I) The insured value shall always be greater than the insured amount. The insured amount is the amount R.V. I. America Insurance Company will pay to the loss payee upon the notification of a claim. It is defined as the lesser of (i) the insured value and (ii) the outstanding principal balance at the time the claim is made, plus all accrued interest, less any sales proceeds received by the loss payee;

     (J) The residual value insurance policy will not be amended at any time without the consent of the mortgagee;

     (K) So long as there is no event of default under terms of the mortgage, the residual value insurance policy will not contain borrower transfer restriction; and

     (L) The lease termination date does not accrue prior to the policy termination date or loan maturity date;

     (xli) To the knowledge of the Mortgage Loan Seller, as of the date of the origination of the related Mortgage Loan, there was no pending action, suit or proceeding, arbitration or governmental investigation against a borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

     (xlii) No advance of funds has been made by the Mortgage Loan Seller to the related borrower (other than Mezzanine Debt and the acquisition of preferred equity interests by the Preferred Interest Holder) and no funds have been received from any person other than, or on behalf of, the related borrower for, or on account of, payments due on the Mortgage Loan;

     (xliii) To the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located;

     (xliv) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

     (xlv) Except in connection with Crossed-Loans and Multi-Property Loans, no Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full or defeasance of the related Mortgage Loan, (b) releases of unimproved out-parcels or (c) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan;

     (xlvi) Any insurance proceeds in respect of a casualty loss or taking, will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all Mortgage Loans other than Credit Lease Loans and with respect to all casualty losses or takings in excess of a specified percentage of the related loan amount, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

     (xlvii) A copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller) is in suitable form for filing in the filing office in which such financing statement was filed;

     (xlviii) To the Mortgage Loan Seller's knowledge, (a) all material commercial leases affecting the Mortgaged Properties securing the Mortgage Loans are in full force and effect and (b) there exists no default under any such material commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

     (xlix) The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property;

     (l) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation
Section 1.860G-1(b)(2);

     (li) With respect to any Mortgage Loan that pursuant to the mortgage documents can be defeased, the Mortgage Loan cannot be defeased within two years of the Closing Date, the borrower can pledge only United States government securities (within the meaning of section 2(a)(16) of the Investment Company Act of 1940) as the substitute collateral, and the borrower can be required by the Servicer to establish that the release of the lien is to facilitate the disposition of the Mortgaged Property or is in connection with some other customary commercial transaction;

     (lii) With respect to each Mortgage Loan for which there are uncompleted improvements, the only security for such Mortgage Loan (disregarding pledges of rents, third party guarantees and any personal liability of the obligor) is the real property securing such Mortgage Loan and at least 90% of the funds received by the borrower under such Mortgage Loan have been spent or, pursuant to a binding agreement, are required to be spent to acquire and/or improve the related Mortgaged Property;

     (liii) The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except for certain acts including the fraud, willful misconduct or material misrepresentation by the related mortgagor and/or its affiliates and, solely with respect to the CSFBMC Mortgage Loans, any act resulting in the Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding. Additionally, the Mortgage Loan Documents for each Mortgage Loan provide that the related mortgagor thereunder shall be liable to the related Mortgage Loan Seller for any losses incurred by related Mortgage Loan Seller due to (1) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (2) any act of waste, and (3) any breach of the environmental covenants contained in the related Mortgage Loan Documents; and

     (liv) If such Mortgage Loan is a ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Mortgagor is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

     If either Mortgage Loan Seller has been notified of a Defect in any Mortgage File or a breach of any of the foregoing representations and warranties (a "Breach"), which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if such Mortgage Loan Seller cannot cure such Defect or Breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned, together with the Depositor's interests in the Mortgage Loans, by the

Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase,
(ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Servicing, Primary Servicing and Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of either Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. Each Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so and no assurance can be given that such Mortgage Loan Seller will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the related Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made.

     Any Defect or any Breach of a representation or warranty that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund at the Purchase Price.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Servicer and the Special Servicer will service and administer the Mortgage Loans for which it is responsible on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law and, to the extent consistent with the foregoing, the terms of the respective Mortgage Loans or Specially Serviced Mortgage Loan and, to the extent consistent with the foregoing, the terms of the Pooling and Servicing Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and, to the extent not inconsistent with the foregoing, the terms of the Pooling and Servicing Agreement, and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust Fund and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related Mortgagor or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; and (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standard").

     The Servicer will enter into a sub-servicing agreement (the "Seller-Servicer Agreement") with certain seller-servicers (each, a "Seller-Servicer") pursuant to which, in the event the Servicer is terminated or resigns, the successor to the Servicer (other than the Trustee or its designee) will succeed to the rights and obligations of the Servicer under the Seller-Servicer Agreement. The Seller-Servicer Agreement provides that the Seller-Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, the Servicer and the Special Servicer are permitted, at their own expense, to employ sub-servicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its grossly negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Seller-Servicer Agreement, the Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the Seller-Servicers and each Seller-Servicer has agreed to indemnify the Servicer for any liability that the Servicer may incur as a result of the Seller-Servicer's failure to perform its obligations under the Seller-Servicer Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, including, if applicable, to receive reimbursement of Servicing Fees and Primary Servicing Fees. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any Penalty Charges in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, prior to the final maturity date. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "-- Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the second following paragraph) the aggregate of: (i) all Monthly Payments (net of any related Servicing Fees and Primary Servicing Fees, except to the extent that the related borrower is obligated to reimburse such fees, as provided herein), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate, except to the extent that the related borrower is obligated to reimburse Servicing Fees). The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

     With respect to Loan Nos. 187, 223, 235, 305 and 310, the related Mortgage Loan provides for a grace period for payment defaults which extends beyond the related Determination Date. As a result, failure to make payments on such Mortgage Loan by the P&I Advance Date in a given month may not constitute an event of default thereunder. Pursuant to the Pooling and Servicing Agreement, the Servicer has agreed to make a P&I Advance with respect to such Mortgage Loan for any month in which such grace period is still in effect on the related Servicer Remittance Date and not charge interest thereon at the Reimbursement Rate until after such grace period has ended or unless an event of default has otherwise occurred thereunder. For the purposes of determining whether a Servicing Transfer Event has occurred or reporting the number of P&I Advances made with respect to a given Distribution Date, any P&I Advance made during such grace period with respect to such loan will not be counted unless the related Monthly Payment has not been received by the end of such grace period.

     With respect to any Distribution Date, the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums. If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer shall, as to such Mortgage Loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees, except to the extent the related borrower is obligated to reimburse such amounts), in the event of subsequent delinquencies thereon.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation, operating, leasing, managing and liquidation expenses for REO Properties and to cover other similar costs and expenses. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Servicer will not be entitled to recover Advances made to pay Yield Protection Payments from collections on Mortgage Loans, but shall be reimbursed for such amounts by CSFB Mortgage Capital. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

     The "Prime Rate" shall be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "-- Reports to Certificateholders; Available Information" herein.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) by an independent MAI appraisal or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (taking into account the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received by such date or if, for any Mortgage Loan with a Stated Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal.

     As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "-- Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of
(i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. In addition, Appraisal Reductions will be allocated to the Subordinate Certificates in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "-- Voting Rights" below and "-- Realization Upon Mortgage Loans" herein.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may, within 30 days after the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

ACCOUNTS

     Lockbox Accounts. With respect to 229 Mortgage Loans, which represent in the aggregate 86.0% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, for substantially all ARD Loans for which a Lockbox Account has not already been established such loans require the related mortgagee to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

     Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided, that, no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

     Certificate Account. The Servicer will establish and maintain a segregated account (the "Certificate Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Certificate Account for application towards the Monthly Payment, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account. The Servicer will also deposit into the Certificate Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account.

     Distribution Account. The Trustee will establish and maintain one or more segregated accounts (collectively, the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Trustee for deposit into the Distribution Account, to the extent of funds on deposit in the Certificate Account, on the Servicer Remittance Date an aggregate amount of immediately available funds. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee shall deposit any required P&I Advances into the Distribution Account on the related Distribution Account as described herein and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions" herein.

     Interest Reserve Account. The Servicer will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date in any February and on any Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into a Distribution Account.

     The Trustee also will establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Cash Collateral Accounts, Certificate Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Certificate Account and the Interest Reserve Account. Each of the Cash Collateral Account, Certificate Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1+" by Fitch (if rated by Fitch) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "A+" by Fitch (if rated by Fitch), "AA" by S&P and "Aa3" by Moody's, each, as defined herein) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Certificate Account, Excess Interest Distribution Accounts, any Servicing Accounts, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Certificate Account, Excess Interest Distribution Account, any Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Mortgage Loan Seller. Amounts on deposit in the Distribution Accounts shall remain uninvested.


WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Servicer may make withdrawals from the Certificate Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Trustee for deposit in the Distribution Accounts the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees; (iii) to reimburse itself or the Trustee, for unreimbursed P&I Advances; (iv) to reimburse itself or the Trustee, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any breach or defect giving rise to a repurchase obligation of the Mortgage Loan Seller, or the enforcement of such obligation, under the Mortgage Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Certificate Account in error; (x) to pay itself, the Trustee, the Special Servicer, the Depositor or any affiliate, and their respective directors, officers, employees and agents, any amounts payable pursuant to any indemnification clauses in the Pooling and Servicing Agreement;
(xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC Administration or amending the Pooling and Servicing Agreement and (b) the cost of obtaining an REO Extension; (xii) to pay for any and all federal, state and local taxes imposed on any REMIC or their assets or transactions; (xiii) to reimburse the Servicer and the Special Servicer for expenses incurred by and reimbursable to each of them by the Trust Fund; (xiv) to pay to any Person, with respect to each Mortgage Loan previously purchased by such

Person, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; and (xvi) to clear and terminate the Certificate Account.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will be required to enforce any such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would likely result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that granting such consent would likely result in a greater recovery, the Special Servicer, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage origination or Servicing Standard and criteria and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Related Borrower Loans that, in each case, in the aggregate represents 5% or more of the aggregate outstanding. Certificate Balance of all Classes at such time, the Special Servicer has received written confirmation from each of the Rating Agencies that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "-- Realization Upon Mortgage Loans" and "--Modifications," herein.

     The consent of the Special Servicer and, except as described herein, the receipt of a rating confirmation will not be required in the event that the holder of Mezzanine Debt forecloses upon the equity in a borrower under a Mortgage Loan.

     The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or
(b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will be required to enforce such due-on-encumbrance clauses and in connection therewith will be required to (i) accelerate payments thereon or
(ii) withhold its consent to such lien or encumbrance unless the Special Servicer, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Due-on-Sale Provisions and Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $3,000,000 or more at least once every 12 months and (B) less than $3,000,000 at least once every 24 months, in each case commencing in July 1998; provided, however, that if the related Mortgage Loan (i) has a DSCR of less than 1.0x, (ii) becomes a Specially Serviced Mortgage Loan, or (iii) is delinquent for 60 days, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of the Mortgaged Property.

     Most of the Mortgages obligate the related borrower to deliver quarterly, and all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


INSURANCE POLICIES

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), any insurance policy coverage determined to be applicable by the Servicer or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer or the Special Servicer, as applicable, will use its reasonable best efforts to cause each Mortgagor to maintain (to the extent required by the related Mortgage Loan), and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower.


EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 1999, a statement to the effect that such firm has examined the servicing operations of the reporting person and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), the Servicer and the Special Servicer have complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 1999, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year or, if there has been a material default, specifying each material default known to such officer and the action proposed to be taken with respect thereto.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the Depositor, the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) with respect to the Servicer or Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then applicable rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing Certificateholder or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of grossly negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing Certificateholder and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of grossly negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Directing Certificateholder or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder or the Depositor, as the case may be, will be entitled to reimbursement from the Certificate Account or Lower-Tier Distribution Account, as applicable, therefor.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer by 5:00 p.m. on the Servicer Remittance Date; (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit in the Certificate Account, any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;
(iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) any breach by the Servicer or Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (vi) the Trustee shall have received written notice from any Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if the Servicer or Special Servicer is not replaced.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements as the terminated party. If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or

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petition a court of competent jurisdiction to appoint as successor to the
Servicer or Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with this Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either of Lower-Tier REMIC or Upper-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which

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are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding and (iv) amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either of the Lower-Tier REMIC or Upper-Tier REMIC) to fail to qualify as a REMIC.


VOTING RIGHTS

     For any date of determination, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the Class V-1, Class V-2 and Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class V-2 or Residual Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Servicer, the Special Servicer, the Depositor or any affiliate will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, the Servicer and Special Servicer will be entitled to exercise such Voting Rights as to matters which could adversely affect its compensation or increase its liabilities or obligations; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class.



REALIZATION UPON MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the

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Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

     The Pooling and Servicing Agreement grants to the Special Servicer a right (or to the Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" on the REMIC constituted by the Trust Fund or cause the Trust Fund (or Lower-Tier REMIC or Upper-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Upper-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences."

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and (iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

     With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the related Special Servicer shall implement the recommended action as outlined in such Asset Status Report.

     If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the Special Servicer shall implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer shall revise such Asset Status Report as set forth below.

     If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the earlier of (a) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (b) until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders; or (c) 60 days from the date of preparation of the first Asset Status Report at which time the Special Servicer will implement the recommended action.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or if no such Class exists, the most subordinate Class then outstanding). For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class J Certificates.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions.


MODIFICATIONS

     The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related

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Mortgage Rate, (iii) forbear in the enforcement of any right granted under any
Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or
(v) accept a principal prepayment during any Lockout Period; provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and
(y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of
(a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending,
(iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.422% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

     With respect to any Mortgage Loan the modification of which would create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of Certificate Deferred Interest resulting from such negative amortization or any such modification will be allocated to reduce the Monthly Interest Distributable Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

     The Special Servicer will notify the Servicer and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee or the Custodian for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. The special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon reasonable advance written notice, at the offices of the Trustee.


OPTIONAL TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Mortgage Loan Seller, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Subject to the requirement set forth in the last sentence of this paragraph, CSFB Mortgage Capital will have the option to purchase all of the assets of the Trust Fund. If CSFB Mortgage Capital does not exercise such option within 60 days after it becomes exercisable by CSFB Mortgage Capital, PWRES may notify CSFB Mortgage Capital of its intention to exercise such option and, if CSFB Mortgage Capital does not exercise such option within ten Business Days thereafter, PWRES will be entitled to exercise such option. If PWRES does not exercise such option within 60 days after it becomes exercisable by PWRES, the holders of a majority of the Percentage Interests in the Controlling Class can notify CSFB Mortgage Capital and PWRES of their intention to exercise such option and if neither CSFB Mortgage Capital nor PWRES exercises such option within ten Business Days thereafter, such holders of the Controlling Class will be entitled to exercise such option. If the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer may notify the Mortgage Loan Sellers and the holders of the Controlling Class of its intention to exercise such option and if neither the Mortgage Loan Sellers nor the holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days, the Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of either Mortgage Loan Seller, the holders of the Controlling Class or the Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans be less than 2% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the Mortgage Loan Sellers, the holders of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements -- Certificate Account" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates -- Distributions -- Priority."

THE TRUSTEE

     State Street Bank and Trust Company will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. Its principal corporate trust office is located at 5th Floor, Two International Place, Boston, Massachusetts 02110, Attention: Credit Suisse First Boston Mortgage Securities Corp., Series 1998-C1. The telephone number is (617) 664-5469. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Trustee Fee Rate") equal to 0.00175% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

DUTIES OF THE TRUSTEE

     If the Servicer fails to make a required Advance, the Trustee shall make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.


THE SERVICER

     Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of Banc One Mortgage Capital Markets, LLC are located at 1717 Main Street, Dallas, Texas 75201.

     As of March 31, 1998, Banc One and its affiliates were responsible for servicing approximately 5,829 commercial and multifamily loans with an aggregate principal balance of approximately $7.38 billion, the collateral for which is located in 49 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 4,441 loans with an aggregate principal balance of approximately $4.34 billion pertain to commercial and multifamily mortgage backed securities.

     The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee or the Underwriters makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement, the Prospectus or any related documents.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Servicing Fee Rate") of 0.03% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. The Servicer and certain Seller-Servicers will be entitled to retain out of amounts to be remitted to the Trust Fund a fee (each, a "Primary Servicing Fee") that accrues on the Stated Principal Balance of the related Mortgage Loans at a rate of 0.05% per annum with respect to the Mortgage Loans primarily serviced by the Servicer and, with respect to any Mortgage Loans which are primarily serviced by a Seller-Servicer, the fee set forth in the related Seller-Servicer Agreement. The per annum rate at which the Primary Servicing Fee accrues (the "Primary Servicing Fee Rate") is set forth herein in the table entitled "Mortgage Notes" under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information". The Primary Servicing Fee with respect to each Mortgage Loan will be calculated in the same manner as interest on such Mortgage Loan. The Servicer will be required to pay the fees and expenses of any other sub-servicer retained by the Servicer out of the Servicing Fee. Except to the extent set forth in the related Seller-Servicer Agreement, in no event will the Servicer or any Seller-Servicer be entitled to retain a servicing fee from the amount of any P&I Advance or to pay itself separate servicing compensation from amounts otherwise constituting Prepayment Interest Excess, regardless of whether the related borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the Mortgagors on Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by the Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such

Mortgage Loan. The remainder of the assumption fees shall be delivered to the Special Servicer as additional servicing compensation. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts, the Interest Reserve Account and the Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Finally, the Servicer is entitled to retain any miscellaneous fees collected from borrowers. The Servicer will pay the annual fees of each Rating Agency and shall be reimbursed therefor by the Mortgage Loan Seller. The Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from the Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.


     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related Mortgagor and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust

Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all extension fees and modification fees received on or with respect to any Mortgage Loans. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicers.

     Any Prepayment Interest Shortfall in excess of the sum of (i) the Servicing Fee attributable to a Mortgage Loan (other than a Specially Serviced Mortgage Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for the period from the date of such prepayment to the following Servicer Remittance Date (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the immediately following Due Date) (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on amounts distributable to each such Class. Any Prepayment Interest Excess on a Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the Servicer.


THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate,
(ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, and California. As of April 1998, the Special Servicer and its affiliates were managing a portfolio including over 7,700 assets in most states with an original face value of over $24.4 billion, most of which are commercial real estate assets. Included in this managed portfolio are $18.6 billion of commercial real estate assets representing 41 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and none of the Mortgage Loan Sellers, the Trustee, the Depositor, the Master Servicer or the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the Percentage Interest of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.


SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer regarding the Mortgage Loans (which may also publish such reports on the Internet), and the Special Servicer, and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriters, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's Website, electronic bulletin board and/or, with respect to Distribution Date Statements only, its fax-on-demand service:

     (a) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Due Period, (B) delinquent two Due Periods, (C) delinquent three or more Due Periods, (D) that are Specially Serviced Mortgage Loans and are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property, net of related expenses and any other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balances of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to any Collateral Support Deficit; (x) the amount of Principal Prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date; (xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Trustee Fee, the Servicing Fee, Primary Servicing Fee, Special Servicing Fee and any other servicing or special servicing compensation retained by the Trust or paid to the Servicer and the Special Servicer during the related Due Period;
(xiii) the Collateral Support Deficit, if any, for such Distribution Date;
(xiv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer and the Trustee; and (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii), (viii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums or Yield Maintenance Charges received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

     Servicer Reports. The Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriters, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following six reports, all of which will be made available electronically to any interested party via the Trustee's Website and electronic bulletin board:

     (a) A "Comparative Financial Status Report," in the form set forth in Annex D, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and
(iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report," in the form set forth in Annex D, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property.

     (c) An "Historical Loan Modification Report," in the form set forth in Annex D, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report," in the form set forth in Annex D, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, and (ii) the amount of realized losses occurring on the Mortgage Loans during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report," in the form set forth in Annex D, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination.

     (f) A "Servicer Watch List," in the form set forth in Annex D, setting forth, among other things, any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer the fourth business day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

     The Servicer is also required to deliver to the Trustee on or before June 15 of each year, commencing with June 15, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     The Servicer will maintain certain information relating to the servicing of the Mortgage Loans accessible by password on its web site "bomcm.com."

     The Trustee is to deliver a copy of each Operating Statement Analysis report that it receives from the Servicer to the Depositor, the Underwriters and each Rating Agency promptly after its receipt thereof. Upon written request, the Trustee will make such reports available to the Certificateholders and the Special Servicer.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon not less than five Business Days' prior written notice, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     The Trustee will make available the Distribution Date Statement and certain other information through its Corporate Trust home page on the world wide web and/or by facsimile throught its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com". CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

     In connection with providing access to the Trustee's and/or the Servicer's Website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.


                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). Purchasers of the Offered Certificates should be aware that
Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and certain assumption fees collected with respect to the Mortgage Loans and the right to receive Yield Protection Payments, including the collateral pledged to secure the payment of such obligation (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code
Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest and certain assumption fees), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC, (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests, and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-2MF, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, each REMIC will qualify as a separate REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the CSFB Mortgage Loans, and the Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the PWRES Mortgage Loans, and each such portion will be treated as a grantor trust for federal income tax purposes.

     The right to receive Yield Protection Payments will not be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code and income from such payments will not be treated as income described in Section 856(c)(3) of the Code and may not qualify as income described in Section 856(c)(2). The Offered Certificates will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code and are not appropriate investments for other REMICs. In addition, the Offered Certificates are not qualifying assets under Section 7701(a)(19)(c) of the Code to any material extent.

     The Offered Certificates (excluding the right to receive Yield Protection Payments) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class A-X Certificates will be issued with original issue discount and the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates will be issued at a premium. See "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" and "-- Taxation of Regular Interests" in the Prospectus.

     The rights of the Class A-X Certificates and any other Class of Offered Certificates to receive Yield Protection Payments will be treated as an asset separate from the REMIC regular interest represented by each such Class. Each Holder of Class A-X Certificates and any other Class of Offered Certificates entitled to receive Yield Protection Payments must allocate such holder's purchase price between the REMIC regular interest and the right to receive the Yield Protection Payments on the basis of the relative fair market value of each, and the Trust will account for such rights as discrete property rights. The manner in which any portion of the purchase price allocated to the right to receive Yield Protection Payments can be used to offset or reduce income from the receipt of such payments is unclear, but in general a Certificateholder should be able to reduce any income from the receipt of such payments, or claim a loss equal to such allocated purchase price, no later than the date on which the final such payment is received or the right to receive such payments lapses. Although certain hedge instruments can be integrated with debt instruments under the Treasury regulations applicable to the calculation of original issue discount, such regulations expressly exclude REMIC regular interests from their application. Investors should consult with their tax advisors as to the correct manner to account for the right to receive the Yield Protection Payments.

     The manner in which income should be accrued on the Class A-X Certificates is unclear. The Trustee, for purposes of calculating the income on the Upper-Tier REMIC and reporting income to the Class A-X Certificateholders intends to take the position that the Class A-X Certificates will be treated as having been issued with OID for federal income tax purposes in an amount equal to the excess of all expected payments of interest on such Certificates (based on the Prepayment Assumption) over their issue price. Accruing income in such a manner could result in the accrual of negative amounts for certain periods. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income. Although unclear, a holder of a Class A-X Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class A-X Certificates should consult their tax advisors as to the manner in which income should be accrued on such Certificates and the timing and character of any loss that could result from such investment.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.


TAX ASPECTS OF YIELD PROTECTION PAYMENTS

     General. For federal income tax purposes, a Certificateholder will be treated as having entered into a notional principal contract ("Interest Rate Floor Agreement") pursuant to the Pooling and Servicing Agreement on the date on which such Certificate is purchased. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

     Floor Premium. In general, the Certificateholders must allocate the price they pay for the Offered Certificates between their REMIC regular interests and the Interest Rate Floor Agreement based on the relative fair market values of such property rights. For purposes of tax information reporting, it is anticipated that the Trustee will assume that all of the purchase price for the Offered Certificates will be wholly allocable to such Certificates' proportionate interest in the REMIC regular interests. However, if rights of any Class of Offered Certificates under the Interest Rate Floor Agreement are determined to have a value on the Start-Up Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a floor premium (the "Floor Premium"). In this event, a Certificateholder may be permitted to amortize the Floor Premium under a level payment method as if the Floor Premium represented the present value of a series of equal payments made over the life of the Interest Rate Floor Agreement (adjusted to take into account decreases or increases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Floor Premium (or some other reasonable rate), or under other methods permitted by the Swap Regulations, to the extent applicable. Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Floor Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Floor Premium will be treated in part as a loan under the Swap Regulations.


     Periodic Payments. The Interest Rate Floor Agreement provides that payments will, to the extent provided under the Pooling and Servicing Agreement, be made at intervals of less than one year. Accordingly, the payments will apparently be viewed as "periodic payments" under the Swap Regulations. Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Interest Rate Floor Agreements must be netted against payments, if any, deemed made as a result of the Floor Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Although the Swap Regulations do not address the character of income received or payments made under a notional principal contract, it appears that net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could however contend the amount is capital gain or loss.


     Termination Payments. Any amount of proceeds from the sale or retirement of an Offered Certificate that is considered to be allocated to rights under the Interest Rate Floor Agreement may be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, which generally provide that a Certificateholder will recognize gain or loss from termination of the Interest Rate Floor Agreement based on the difference between any termination payment it receives or is deemed to have received and the unamortized portion of any Floor Premium paid (or deemed paid) by such Certificateholder. Certificateholders should consult their own tax advisors concerning the character of such gain or loss.

                             ERISA CONSIDERATIONS


SENIOR CERTIFICATES

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Senior Certificates is restricted. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Senior Certificates.

     As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Senior Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Senior Certificates. The Department has granted CSFB and PaineWebber individual prohibited transaction exemptions, Prohibited Transaction Exemptions ("PTEs") 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989), and 90-36, 55 Fed. Reg. 25903 (June 25 1990), respectively (collectively, and as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates are the following:

     (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by Senior Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;

     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. ("DCR");

     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Senior Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Fund must also meet the following requirements:

     (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Certificates pursuant to the Exemption.


     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Senior Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Senior Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriters believe that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     The sale of Senior Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


MEZZANINE CERTIFICATES

     Under current law, the purchase and holding of Mezzanine Certificates by or on behalf of any Plan may result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or any similar Law. Consequently, no transfer of a Mezzanine Certificate shall be made unless the prospective transferee (i) executes an investment representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that the prospective transferee is not (a) a Plan or (b) a person acting on behalf of or using "plan assets" of any Plan (including an entity whose underlying assets include "plan assets" by reason of investment in the entity by any Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Mezzanine Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60 or
(ii) provides to the Certificate Registrar an opinion of counsel, in form and substance satisfactory to the Certificate Registrar and the Depositor, to the effect that the acquisition and holding of such Certificate by such prospective transferee will not constitute or result in a non-exempt prohibited transaction under of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee, the Servicer, the Special Servicer, the Underwriters or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement. Such opinion of counsel shall not be an expense of the Depositor, the Trustee, the Servicer, the Special Servicer, the Trust Fund, the Underwriters or the Certificate Registrar. In addition, so long as the Mezzanine Certificates are registered in the name of Cede & Co., as nominee of DTC, any purchaser of any such Certificates will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (b) the conditions as set forth in Sections I and III of PTCE 95-60 have been satisfied as the date of the acquisition of such Certificates.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Offered Certificates will be purchased upon issuance from the Depositor by each of the Underwriters name below, severally and not jointly, the percentage of the Certificate Balance or Notional Balance, as the case may be, of each Class of Offered Certificates set forth opposite its name below:




                                CLASS       CLASS       CLASS       CLASS       CLASS       CLASS       CLASS       CLASS
                                 A-1A        A-1B       A-2MF         B           C           D           E          A-X
                             ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Credit Suisse First Boston
 Corporation ...............     84.47%      84.56%      84.46%      84.63%      84.63%      84.62%      83.91%      84.49%
PaineWebber Incorported.....     15.53%      15.54%      15.54%      15.37%      15.37%      15.38%      16.09%      15.51%
                                 -----       -----       -----       -----       -----       -----       -----       -----
Total ......................       100%        100%        100%        100%        100%        100%        100%        100%
                                 =====       =====       =====       =====       =====       =====       =====       =====

     CSFB, one of the Underwriters, is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 110.26% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.


     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consulting with their legal advisors in this regard prior to any such reoffer or sale.


     The Depositor also has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates; however, the Underwriters do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- The Offered Certificates -- Limited Liquidity."


     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and each such controlling person with respect to, certain liabilities, including certain civil liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor with respect to certain liabilities, including certain civil liabilities under the Securities Act, relating to the Mortgage Loans sold by it to the Depositor.


                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Depositor and for the Underwriters, by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    RATING


     It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from Rating Agencies:




                                    FITCH     MOODY'S      S&P
                                   -------   ---------   ------
  Class A-1A ...................     AAA        Aaa        AAA
  Class A-1B ...................     AAA        Aaa        AAA
  Class A-2MF ..................     AAA        Aaa        AAA
  Class A-X ....................     AAA        Aaa       AAAr
  Class B ......................      AA         NR        AA
  Class C ......................      A          NR         A
  Class D ......................     BBB         NR        BBB
  Class E ......................     BBB--       NR        BBB--

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants, Guarantors and/or of the issuer of the Lease Enhancement Policy may have a related adverse effect on the rating of the Offered Certificates.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.



     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS




1995 NOI ............................             S-104
1996 NOI ............................             S-104
1997 NOI ............................             S-104
30/360 ..............................             S-105
4000 Wisconsin Borrower .............              S-89
4000 Wisconsin Loan .................              S-89
4000 Wisconsin Manager ..............              S-90
4000 Wisconsin Mortgage .............              S-89
4000 Wisconsin Property .............              S-89
45 Wall Street Borrower .............              S-87
45 Wall Street Loan .................              S-87
45 Wall Street Manager ..............              S-88
45 Wall Street Mortgage .............              S-87
45 Wall Street Property .............              S-87
767 Third Avenue Borrower ...........              S-93
767 Third Avenue Loan ...............              S-93
767 Third Avenue Manager ............              S-94
767 Third Avenue Mortgage ...........              S-93
767 Third Avenue Property ...........              S-93
A
A Component .........................              S-84
A-2MF Principal Distribution
   Amount ...........................  S-3, S-13, S-132
ACMs ................................              S-53
Act/360 .............................             S-105
Actual Ongoing Capital Item
   Deposits .........................             S-106
Actual/360 ..........................              S-94
ADA .................................              S-57
Additional Collateral Loan ..........              S-19
Additional Collateral Loans .........             S-103
Additional Rights ...................              S-73
Advances ............................             S-166
Advances, ...........................             S-184
AISLIC ..............................              S-85
Allocated Loan Amount ...............             S-104
Anchor Tenant .......................             S-106
Annual Debt Service .................             S-105
Anticipated Remaining Term ..........             S-105
Anticipated Repayment Date ..........       S-17, S-105
Appraisal Reduction .................             S-167
Appraisal Reduction Amount ..........             S-168
Appraisal Reduction Event ...........             S-167
ARD .................................              S-17
ARD Loans ...........................              S-17
Asset Status Report .................             S-178
Assumed Final Distribution Date .....        S-2, S-138
Assumed Maturity Date ...............       S-11, S-139
Assumed Scheduled Payment ...........             S-165
Audit Program .......................             S-172
Authenticating Agent ................             S-181
Available Distribution Amount .......       S-20, S-129
B
B Component .........................              S-84
Balloon Loans .......................        S-17, S-95
Balloon Payment .....................        S-17, S-95


Balloon Payment Credit Lease
   Loans ............................        S-14, S-74
Banc One ............................             S-182
Base Interest Fraction ..............             S-137
Bondable Leases .....................              S-73
Bond-Type Leases ....................              S-73
Breach ..............................             S-163
C
Capital Items .......................        S-68, S-71
Cash Collateral Accounts ............             S-169
Casualty or Condemnation Rights .....              S-73
Cede ................................              S-11
CERCLA ..............................              S-53
Certain Federal Income Tax
   Consequences .....................             S-175
Certificate Account .................      S-129, S-169
Certificate Balance .................             S-125
Certificate Owner ...................             S-126
Certificate Registrar ...............             S-181
Certificateholder ...................             S-127
Certificateholders ..................              S-61
Certificates ........................   S-1, S-9, S-125
Chubb ...............................        S-34, S-73
Class ...............................             S-125
Class A-1A Pass-Through Rate ........        S-2, S-132
Class A-1B Pass-Through Rate ........        S-2, S-132
Class A-2MF Pass-Through Rate .......        S-2, S-132
Class A-X Pass-Through Rate .........             S-132
Class B Pass-Through Rate ...........        S-2, S-132
Class C Pass-Through Rate ...........        S-2, S-132
Class D Pass-Through Rate ...........        S-2, S-132
Class E Pass-Through Rate ...........             S-132
Class F Pass-Through Rate ...........             S-133
Class G Pass-Through Rate ...........             S-133
Class H Pass-Through Rate ...........             S-133
Class I Pass-Through Rate ...........             S-133
Class J Pass-Through Rate ...........             S-133
Code ................................       S-26, S-188
Collateral Substitution Deposit .....              S-99
Collateral Support Deficit ..........             S-139
Combined Mezzanine Borrower .........              S-77
Combined Mezzanine Lender ...........              S-77
Combined Mezzanine Loan .............              S-77
Combined Properties Portfolio
   Borrower .........................              S-75
Combined Properties Portfolio
   Loan .............................              S-75
Combined Properties Portfolio
   Manager ..........................              S-77
Combined Properties Portfolio
   Property .........................              S-75
Commission ..........................              S-12
Comparative Financial Status
   Report ...........................             S-186
Component Rate ......................             S-133
Constant Prepayment Rate ............             S-143
Controlling Class ...................        S-9, S-179

Controlling Class Certificateholder .....              S-179
Cooperative Loan ........................               S-64
Cooperative Properties ..................               S-35
Cooperative Property ....................               S-63
Corrected Mortgage Loan .................              S-178
CPR .....................................              S-143
Credit Lease ............................        S-73, S-107
Credit Lease Assignments ................               S-14
Credit Lease Loans ......................         S-14, S-73
Credit Lease Properties .................         S-14, S-73
Credit Leases ...........................               S-14
Crossed Loans ...........................  S-15, S-47, S-101
CSFB ....................................                S-1
CSFB Mortgage Capital ...................          S-1, S-10
CSFBMC Mortgage Loan ....................               S-65
CSFBMC Mortgage Loans ...................         S-12, S-63
Cut-off Date Aggregate LTV ..............               S-48
Cut-off Date Principal Balance ..........              S-108
Cut-off Date Principal Balance/Unit                    S-105
Cut-off Date Principal Loan
   Balance ..............................              S-105
D
Dark Value ..............................         S-68, S-72
DCR .....................................              S-192
Debt Service Coverage Ratio .............              S-105
Defeasance Lockout Period ...............         S-18, S-99
Defeasance Option .......................         S-18, S-99
Defect ..................................              S-154
Definitive Certificates .................              S-128
Delinquent Loan Status Report ...........              S-187
Department ..............................              S-192
Depositor ...............................                S-1
Direct Participants .....................              S-126
Directing Certificateholder .............              S-179
Distribution Account ....................       S-129, S-169
Distribution Date .......................         S-2, S-128
Distribution Date Statement .............              S-185
Double Net Leases .......................               S-73
DSCR ....................................        S-29, S-105
DTC .....................................     S-1, S-3, S-11
Due Date ................................               S-94
Due Period ..............................              S-129
E
Edens & Avant Borrower ..................               S-78
Edens & Avant Centennial
   Manager ..............................               S-80
Edens & Avant Loan ......................               S-78
Edens & Avant Properties Manager                        S-80
Edens & Avant Property ..................               S-78
Eligible Bank ...........................              S-170
EPA .....................................               S-53
ERISA ...................................        S-26, S-192
Escrow Account ..........................         S-67, S-71
Events of Default .......................              S-174
Excess Cash Flow ........................               S-95
Excess Exchange Amount ..................               S-84
Excess Interest .........................         S-17, S-94
Excess Interest Distribution
   Account ..............................              S-169


Excess Rate .............................              S-133
Exemption ...............................        S-26, S-192
F
FF&E ....................................               S-32
Final Recovery Determination ............              S-186
First P&I Date ..........................              S-105
Fitch ...................................                S-1
Floor Premium ...........................              S-191
Form 8-K ................................        S-12, S-123
Fountain Centre Borrower ................               S-90
Fountain Centre Loan ....................               S-90
Fountain Centre Manager .................               S-91
Fountain Centre Mortgage ................               S-90
Fountain Centre Property ................               S-90
Fully Amortizing Credit Lease
   Loans ................................         S-14, S-74
Fully Amortizing Loans ..................               S-17
G
Group Receipts ..........................               S-83
Guarantor ...............................               S-33
H
Hard Lockbox ............................        S-16, S-100
Healthcare Loan .........................               S-63
Healthcare Property .....................               S-63
Historical Loan Modification
   Report ...............................              S-187
Historical Loss Estimate Report .........              S-187
Hospitality Loan ........................               S-63
Hospitality Property ....................               S-63
I
Indirect Participants ...................              S-126
Individual Receipts .....................               S-83
Industrial Loan .........................               S-63
Industrial Property .....................               S-63
Initial Pool Balance ....................               S-63
Interest Accrual Period .................              S-133
Interest Calc ...........................              S-105
Interest Rate Floor Agreement ...........              S-190
Interest Reserve Account ................              S-169
Interest Shortfall Amount ...............              S-133
IRS .....................................              S-177
K
Key Principal ...........................               S-82
L
Lease Enhancement Insurer ...............         S-34, S-73
Lease Enhancement Policies ..............         S-34, S-73
Lease Expiration Date ...................              S-106
Leased Value ............................         S-68, S-72
Liquidation Fee .........................              S-183
Liquidation Fee Rate ....................              S-183
Liquidation Proceeds ....................              S-183
LNR .....................................              S-184
Loan Group ..............................          S-3, S-12
Loan No. ................................               S-15
Loan to Value Ratio .....................              S-106
Lockout Period ..........................         S-18, S-96
Lower-Tier Regular Interests ............              S-189
Lower-Tier REMIC ........................               S-26
LTV .....................................              S-106

M
Maintenance Rights ....................              S-73
Maturity Date/ARD LTV .................             S-106
Mexican Dollar Account ................              S-83
Mexican Taxes .........................             S-124
Mezzanine Certificates ................        S-1, S-125
Mezzanine Lender ......................              S-49
Mezzanine Loans .......................              S-48
Mobile Home/Recreational Vehicle
   Loan ...............................              S-64
Mobile Home/Recreational Vehicle
   Property ...........................              S-64
Modified Lockbox ......................       S-16, S-100
Monthly Interest Distributable
   Amount .............................       S-21, S-133
Monthly Mortgage Loan Payments                       S-49
Monthly Operating Expenses ............              S-49
Monthly Payment .......................       S-94, S-105
Monthly Payments ......................              S-16
Monthly Rental Payments ...............              S-14
Moody's ...............................               S-1
Mortgage ..............................              S-63
Mortgage File .........................             S-154
Mortgage Interest Accrual Period ......             S-134
Mortgage Loan .........................       S-12, S-136
Mortgage Loan Assumptions .............             S-143
Mortgage Loan Purchase
   Agreement ..........................              S-64
Mortgage Loan Sellers .................               S-1
Mortgage Loans ........................  S-1, S-12, S-136
Mortgage Note .........................              S-63
Mortgage Pass-Through Rate ............             S-134
Mortgage Rate .........................        S-17, S-94
Mortgaged Properties ..................              S-14
Mortgages .............................              S-14
Multifamily Loan ......................              S-63
Multifamily Property ..................              S-63
Multi-Property Loans ..................       S-15, S-101
N
NAP ...................................             S-107
Net Cash Flow .........................             S-103
Net Lease .............................             S-107
Net Mortgage Pass-Through Rate ........             S-134
Net Mortgage Rate .....................             S-134
Nonrecoverable Advance ................             S-166
Note ..................................              S-63
Notional Balance ......................              S-20
O
Occupancy .............................             S-106
Occupancy Period ......................             S-106
Offered Certificates ..................        S-1, S-125
Office Loan ...........................              S-63
Office Property .......................              S-63
OID Regulations .......................             S-189
Open ..................................              S-97
Operating Statement Analysis ..........             S-187
Optimal Interest Distribution
   Amount .............................       S-20, S-134
Original Amortization Term ............             S-106


Original Principal Loan Balance .......             S-105
Other Loan ............................              S-64
Other Property ........................              S-64
P
PaineWebber ...........................               S-1
Pantzer Portfolio Borrower ............              S-80
Pantzer Portfolio Loans ...............              S-80
Pantzer Portfolio Manager .............              S-81
Pantzer Portfolio Property ............              S-80
Pantzer Preferred Equity Interest .....              S-81
Pantzer Special Member ................              S-81
Participants ..........................             S-126
Pass-Through Rate .....................             S-135
Penalty Charges .......................             S-182
Percentage Interest ...................             S-126
Permitted Investments .................             S-170
P&I Advance ...........................       S-25, S-165
Plan ..................................       S-26, S-192
Plaza del Atlantico Borrower ..........              S-92
Plaza del Atlantico Mortgage ..........              S-92
Plaza del Atlantico Property ..........        S-39, S-92
Plaza Rio Hondo Borrower ..............              S-88
Plaza Rio Hondo Loan ..................              S-88
Plaza Rio Hondo Manager ...............              S-89
Plaza Rio Hondo Mortgage ..............              S-88
Plaza Rio Hondo Property ..............        S-39, S-88
Pooling and Servicing Agreement .......   S-1, S-9, S-19,
                                                    S-154
Preferred Interest Holders ............              S-49
Premium ...............................              S-97
Prepayment and Yield
   Considerations .....................               S-5
Prepayment Assumptions ................             S-143
Prepayment Interest Excess ............             S-135
Prepayment Interest Shortfall .........             S-135
Prepayment Premium Period .............        S-18, S-96
Prepayment Premiums ...................        S-18, S-96
Primary Servicing Fee .................             S-182
Primary Term ..........................             S-102
Prime Rate ............................             S-167
Principal Distribution Amount .........             S-135
Private Certificates ..................        S-1, S-125
Property Name .........................             S-107
Property Release Amount ...............             S-107
Property Trust ........................        S-52, S-82
Property Trustee ......................              S-83
PTE ...................................              S-26
PTEs ..................................             S-192
Puerto Rico Crossed Borrowers .........              S-92
Puerto Rico Crossed Loan ..............              S-92
Puerto Rico Crossed Manager ...........              S-92
Puerto Rico Crossed Mortgages .........              S-92
Puerto Rico Crossed Properties ........        S-39, S-92
Purchase Price ........................             S-164
PW Owner ..............................              S-50
PWRES .................................         S-1, S-10
PWRES Loan ............................              S-69
PWRES Mortgage Loans ..................        S-12, S-63

R
Rated Final Distribution Date ........              S-138
Rating Agencies ......................                S-1
RCRA .................................               S-53
Record Date ..........................              S-128
Reduction Rate .......................              S-168
Regular Certificates .................  S-1, S-26, S-125,
                                                    S-189
Reichmann/Intell Portfolio
   Borrower ..........................               S-84
Reichmann/Intell Portfolio Loan ......               S-84
Reichmann/Intell Portfolio
   Manager ...........................               S-85
Reichmann/Intell Portfolio
   Mezzanine Borrower ................               S-86
Reichmann/Intell Portfolio
   Mezzanine Lender ..................               S-86
Reichmann/Intell Portfolio
   Mezzanine Loan ....................               S-86
Reichmann/Intell Portfolio Property                  S-84
Reichmann/Intell Portfolio Special
   Member ............................               S-86
Reichmann/Intell Preferred Equity
   Interest ..........................               S-86
Reimbursement Rate ...................              S-167
Related Borrower Loans ...............         S-15, S-40
Related Proceeds .....................              S-166
Release Date .........................               S-99
Remaining Amortization Term ..........              S-107
Remaining Lockout ....................  S-19, S-96, S-105
Remaining Lockout and YM .............              S-105
Remaining Principal Distributable
   Amount ............................              S-135
REMIC ................................   S-3, S-26, S-189
REMIC Regulations ....................              S-189
REO Loan .............................              S-136
REO Property .........................       S-125, S-178
REO Status Report ....................              S-187
Required Prepayment ..................        S-19, S-103
Required Prepayments .................               S-58
Residual Certificates ................   S-1, S-26, S-125
Residual Value Insurer ...............               S-34
Residual Value Policies ..............               S-34
Residual Value Policy ................               S-74
Restricted Group .....................              S-193
Restricted Zone ......................              S-123
Retail Loan ..........................               S-63
Retail Property ......................               S-63
Rev ..................................              S-104
Revised Rate .........................               S-94
Rexville Plaza Borrower ..............               S-92
Rexville Plaza Mortgage ..............               S-92
Rexville Plaza Property ..............         S-39, S-92
Ritz-Carlton Borrower ................               S-82
Ritz-Carlton Loan ....................               S-82
Ritz-Carlton Manager .................               S-83
Ritz-Carlton Mexico Account ..........               S-83
Ritz-Carlton Property ................         S-39, S-82
Ritz-Carlton U.S. Account ............               S-83


Rules ................................              S-127
S
Seasoning ............................              S-106
secured creditor exclusion ...........               S-53
Secured Subordinate Loan .............               S-47
Self-Storage Facility Loan ...........               S-63
Self-Storage Facility Property .......               S-63
Seller-Servicer ......................              S-165
Seller-Servicer Agreement ............              S-165
Senior Certificates ..................         S-1, S-125
Senorial Plaza Borrower ..............               S-92
Senorial Plaza Mortgage ..............               S-92
Senorial Plaza Property ..............         S-39, S-92
Servicer .............................           S-1, S-9
Servicer Remittance Date .............              S-165
Servicer Watch List ..................              S-187
Servicing Advances ...................              S-166
Servicing Fee ........................              S-182
Servicing Fee Rate ...................              S-182
Servicing Standard ...................              S-165
Similar Law ..........................              S-192
S&P ..................................                S-1
Special Servicer .....................           S-1, S-9
Special Servicing Fee ................              S-183
Special Servicing Fee Rate ...........              S-183
Specially Serviced Mortgage Loans.                  S-178
Springing Lockbox, ...................               S-16
Springing, Lockbox ...................              S-100
Stated Maturity Date .................              S-105
Stated Principal Balance .............              S-136
Subordinate Certificates .............                S-2
Swap Regulations .....................              S-190
T
Tenant ...............................  S-14, S-73, S-106
Tenant 1 .............................              S-106
Tenant 2 .............................              S-106
Tenant 3 .............................              S-106
Tenants ..............................               S-14
Treasury Regulations .................              S-189
Triple Net Leases ....................               S-73
Trust Fund ...........................                S-1
Trust REMICs .........................              S-189
Trustee ..............................   S-1, S-10, S-124
Trustee Fee ..........................              S-181
Trustee Fee Rate .....................              S-181
U
Uncovered Prepayment Interest
   Shortfall .........................              S-184
Uncovered Prepayment Interest
   Shortfall Amount ..................              S-135
Underwriters .........................                S-1
Underwritten NOI .....................              S-104
Unit of Measure ......................              S-106
Units ................................              S-106
Unpaid Interest Shortfall Amount .....              S-135
Unscheduled Payments of Principal                   S-136
Upper-Tier REMIC .....................        S-26, S-189
USAP .................................              S-172
U/W NOI ..............................              S-104

U/W Occupancy .....................       S-106
U/W Rev ...........................       S-104
V
Value .............................       S-106
Voting Rights .....................       S-176
W
Weighted Average DSCR .............       S-107
Weighted Average LTV ..............       S-107
Weighted Average Net Mortgage
   Rate ...........................       S-136
Withheld Amounts ..................       S-169


Workout Fee .......................       S-183
Workout Fee Rate ..................       S-183
Y
Year Built/Renovated ..............       S-106
Yield Maintenance Charge ..........        S-96
Yield Maintenance Period ..........  S-18, S-96
Yield Protection Payments .........  S-19, S-58
Yield Rate ........................        S-96
YM ................................        S-97
Z
Zoning Laws .......................        S-57

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                  PROPERTY NAME
------ --------- ----------- --------------------------------------------
1      1         66          Combined Properties Summary
1      1A        66A         Lee & Harrison Shopping Center*
1      1B        66B         Columbia Road Center*
1      1C        66C         Aspen Manor Shopping Center*
1      1E        66E         Chantilly Plaza*
--     --        --------    --------------------------------------------
1      1F        66F         Enterprise Shopping Center*
1      1G        66G         Fairfax Circle Plaza Shopping Center*
1      1H        66H         Turnpike Shopping Center*
1      1I        66I         Georgia Avenue*
1      1J        66J         Mart at Montebello*
--     --        --------    --------------------------------------------
1      1K        66K         Loehmann's*
1      1M        66M         McLean Chain Shopping Center*
1      1N        66N         Pickett Shopping Center*
1      1O        66O         Silver Hill Plaza Shopping Center*
1      1P        66P         Bladen Shopping Center*
--     --        --------    --------------------------------------------
1      1R        66R         Forty West Plaza Shopping Center*
2      2         87          Edens and Avant Summary
2      2A        87A         Lincoln Center
2      2B        87B         Florence Square
2      2C        87C         Armstrong Plaza
--     --        --------    --------------------------------------------
2      2D        87D         Overlook Village Shopping Center
2      2E        87E         Rockbridge Place
2      2F        87F         Five Forks Corners Shopping Center
2      2G        87G         Dawson Village
2      2H        87H         Riverdale Crossing
--     --        --------    --------------------------------------------
2      2I        87I         Parkway Village
2      2J        87J         Crossroads South
2      2K        87K         Amelia Plaza
2      2L        87L         Sanagree Plaza
2      2M        87M         Marketplace (Goodings Plaza)
--     --        --------    --------------------------------------------
2      2N        87N         Palm Bay West Shopping Center
2      2O        87O         Ridgewood Farm Village Center
2      2P        87P         Southwest Plaza
2      2Q        87Q         Lynnwood Place Shopping Center
2      2R        87R         Wal-Mart SuperCenter (South C)
--     --        --------    --------------------------------------------
2      2S        87S         South Square Marketplace
2      2T        87T         Gulfdale Plaza
2      2U        87U         Kennerly Place Shopping Center
3      3         188         Ritz-Carlton Cancun
4      4         179         Reichmann / Intell Portfolio Summary
--     --        --------    --------------------------------------------
4      4B        179B        Lakeview Office Building
4      4F        179F        City Hall Plaza
4      4I        179I        Hurstbourne Forum Office Park
4      4J        179J        Chestnut Place One and Two
4      4K        179K        Epic Center
--     --        --------    --------------------------------------------
5      5         Wall_001    45 Wall Street
6      6         172         Plaza Rio Hondo
7      7         23          4000 Wisconsin Avenue*
8      8         99          The Fountains on the Lake
9      9         15          767 Third Avenue
--     --        --------    --------------------------------------------
10     10        30          Alexandria Single Tenant Portfolio Summary
10     10A       30A         AML Research Building
10     10B       30B         UW Building 3000/3018
11     11        CL23        Elder-Beerman at the Dayton Mall
12     12        231         Westgate Shopping Center
--     --        --------    --------------------------------------------



                                                                                                               ORIGINAL
 LOAN                                                                                                          PRINCIPAL
   #                   ADDRESS                       CITY         STATE      ZIP         PROPERTY TYPE       LOAN BALANCE
------ --------------------------------------- ---------------- --------- --------- ----------------------- --------------
1      Various Addresses                       Various          Various   Various   Retail                   115,650,000
1      5400 Lee Highway                        Arlington        VA        22207     Retail, Anchored
1      1749-1753 Columbia Road NW              Washington       DC        20009     Retail, Unanchored
1      13623-13625 Georgia Avenue              Rockville        MD        20906     Retail, Anchored
1      13621-13653 Lee Jackson Highway         Chantilly        VA        22021     Retail, Anchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
1      9411-9501 Annapolis Road                Lanham           MD        20706     Retail, Anchored
1      9470-9542 Arlington Blvd.               Chantilly        VA        22030     Retail, Anchored
1      9500-9580 Main Street                   Fairfax          VA        22030     Retail, Anchored
1      5928 Georgia Avenue                     Washington       DC        20011     Retail, Single Tenant
1      800-896 W. Beverly Boulevard            Montebello       CA        90640     Retail, Anchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
1      19313-19417 Victory Road                Reseda           CA        91335     Retail, Anchored
1      1451 Chain Bridge Road                  McLean           VA        22102     Retail, Anchored
1      9400-9490 Main Street                   Fairfax          VA        22031     Retail, Anchored
1      5812-5870 Silver Hill Road              Forestville      MD        20747     Retail, Anchored
1      5416-5452 Annapolis Road                Bladensburg      MD        20710     Retail, Unanchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
1      6447-6505 Baltimore National            Baltimore        MD        21228     Retail, Anchored
2      Various Addresses                       Various          Various   Various   Retail                    84,100,000
2      Sigmon Rd. & Old U.S. Highway 321       Lincolnton       NC        28092     Retail, Anchored
2      Cox Creek Parkway                       Florence         AL        35630     Retail, Anchored
2      N. Main & Valley View                   Fountain Inn     SC        29644     Retail, Anchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
2      80 South Tunnel Road                    Asheville        NC        28805     Retail, Anchored
2      5765 Rockbridge Road & Stone Mountain   Stone Mountain   GA        30087     Retail, Anchored
2      4045 Five Forks Trickum Rd.             Lilburn          GA        30047     Retail, Anchored
2      6625 Hwy 53 East & Ga. Hwy 400          Dawsonville      GA        30534     Retail, Anchored
2      7520-87 Hwy 85 & 138                    Riverdale        GA        30274     Retail, Anchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
2      3620, 3640 3670, Eisenhower Pk          Macon            GA        31206     Retail, Anchored
2      Georgia Hwy 138 & Tara Blvd.            Jonesboro        GA        30236     Retail, Anchored
2      1722 South 8th Street                   Fernandina       FL        32216     Retail, Anchored
2      1609-1629 North Main Street             Summerville      SC        29483     Retail, Anchored
2      5270 Babcock Street                     Palm Bay         FL        32905     Retail, Anchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
2      160 Malabar Rd.                         Palm Bay         FL        32907     Retail, Anchored
2      1923-1969 Electric Road                 Salem            VA        24018     Retail, Anchored
2      2004-2048 Electric Road                 Roanoke          VA        24018     Retail, Anchored
2      925-955 North Parkway                   Jackson          TN        38305     Retail, Anchored
2      641 By-Pass SE                          Moultrie         GA        31768     Retail, Anchored
--     --------------------------------------- ---------------- --------- -----     -----------------------
2      818 East Arrowwood Road                 Charlotte        NC        28210     Retail, Anchored
2      Dauphin Island Parkway                  Mobile           AL                  Retail, Anchored
2      South Side of Broad River Road          Irmo             SC                  Retail, Anchored
3      Retorno del Rey Lot 36                  Cancun           MX        77500     Lodging, Full Service     75,000,000
4      Various Addresses                       Various          Various   Various   Office                    74,857,607
--     --------------------------------------- ---------------- --------- -----     -----------------------  -----------
4      100 Mallard Creek Rd.                   St. Matthews     KY        40207     Office
4      900 Elm Street                          Manchester       NH        03101     Office
4      301-307 North Hurstborne Lane           Louisville       KY        40203     Office
4      8 Chestnut Street and 22 Elm Street     Worchester       MA        01608     Office
4      301 North Main                          Wichita          KS        67202     Office
--     --------------------------------------- ---------------- --------- -----     -----------------------
5      45 Wall Street                          New York         NY        10005     Multifamily               75,000,000
6      Intersection of PR 22 and PR 167        Bayamon          PR        UAV       Retail, Anchored          62,000,000
7      4000 Wisconsin Avenue, NW               Washington       DC        20016     Office                    61,000,000
8      11375 Fountain Lake Circle              Stafford         TX        77477     Retail, Anchored          50,000,000
9      767 Third Avenue                        New York         NY        10017     Office                    41,500,000
--     --------------------------------------- ---------------- --------- -----     -----------------------  -----------
10     Various Addresses                       Various          Various   Various   Office, R&D               36,500,000
10     14225 Newbrook                          Chantilly        VA        22021     Office, R&D
10     3000 and 3018 Western Avenue            Seattle          WA        98121     Office, R&D
11     2700 Miamisburg-Centervalle Road        Dayton           OH        45458     Credit Lease              27,527,554
12     1933 Davis Street                       San Leandro      CA        94577     Retail, Anchored          27,500,000
--     --------------------------------------- ---------------- --------- -----     -----------------------  -----------



        CUT-OFF DATE   CUT-OFF DATE
 LOAN     PRINCIPAL      PRINCIPAL
   #    LOAN BALANCE   BALANCE/UNIT    1995 NOI     1996 NOI      1997 NOI
------ -------------- -------------- ------------ ------------ -------------
1       115,590,907            78     16,161,977   15,148,415   16,283,944
1         2,584,364           129        382,207      398,577      350,276
1         2,584,364           208        365,204      385,095      365,650
1         4,959,185           110        767,662      832,186      889,725
1         4,470,251            45        883,627      424,423      520,739
--      -----------           ---     ----------   ----------   ----------
1        14,179,077            69      2,003,612    1,652,618    1,834,161
1        10,896,236           104      1,535,368    1,605,581    1,612,033
1         9,708,826            93      1,710,535    1,411,998    1,425,529
1           656,568            73         90,454       99,548       97,634
1        13,829,838            65      1,597,907    1,492,036    1,641,532
--      -----------           ---     ----------   ----------   ----------
1        13,271,057            72      1,678,226    1,553,023    1,648,197
1         5,867,204           192        819,038      897,164    1,028,207
1         9,499,283           105      1,098,717    1,149,529    1,472,972
1         9,918,369            78      1,263,052    1,229,753    1,302,910
1         3,212,993            70        478,856      507,757      524,520
--      -----------           ---     ----------   ----------   ----------
1         9,953,293            51      1,487,512    1,509,127    1,569,859
2        84,100,000            34      2,823,824    4,996,700    5,374,143
2         2,796,583            36                                  629,904
2         6,581,613            27
2         2,338,522            45                                  422,692
--      -----------           ---                               ----------
2         5,834,251            39        934,959    1,014,104
2         2,410,847            34                     452,823
2         4,339,525            49                     243,394      487,586
2         4,291,308            52                                  191,295
2         4,677,044            50
--      -----------           ---
2         5,786,034            34
2         6,171,769            29                   1,424,105
2         2,290,305            25                                  417,394
2         2,157,708            37                                  433,671
2         4,556,502            30        799,552      745,533      765,513
--      -----------           ---     ----------   ----------   ----------
2         8,630,834            33
2         2,507,281            32
2         2,772,474            32                                  629,339
2         3,085,885            32        702,332      724,506      650,944
2         6,446,606            33
--      -----------           ---
2         2,632,645            36                                  326,644
2         1,784,027            19        386,981      392,235      419,161
2         2,008,236            43
3        75,000,000       205,479     10,967,000   15,010,000   16,471,000
4        74,857,607            66                   9,497,425   10,027,785
--      -----------       -------                  ----------   ----------
4         5,598,449            73                     665,185      765,154
4        19,118,414            91                   2,417,477    2,483,401
4        24,096,416            74                   2,935,947    2,932,469
4        10,461,019            47                   1,213,277    1,398,586
4        15,583,311            51                   2,265,539    2,448,175
--      -----------       -------                  ----------   ----------
5        74,499,220       171,263
6        61,963,322           146      6,461,642    6,986,039    7,809,391
7        60,880,640           124      9,313,937    9,032,554    9,372,751
8        49,961,708            87                      18,928    3,149,494
9        41,500,000           144      5,055,339    4,674,954    5,076,174
--      -----------       -------     ----------   ----------   ----------
10       36,478,677           123                                3,879,824
10       27,507,039           111                                3,879,824
10        8,971,637           219
11       27,509,152           130
12       27,465,930            48                   3,268,961    3,362,565
--      -----------       -------                  ----------   ----------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                  PROPERTY NAME
------ --------- ----------- ---------------------------------------------
13     13        114         Holiday Inn - Denver Downtown*
14     14        175         Rachel Bridge Apartments
15     15        100         G.I. Joe Summary
15     15A       100A        G.I. Joe District Office/Wrhse
15     15B       100B        Tualatin-G.I. Joe's
--     --        ------      ---------------------------------------------
15     15C       100C        Office Depot
15     15D       100D        Lancaster-G.I. Joe's
15     15E       100E        Oak Grove-G.I. Joe's
15     15F       100F        Gresham-G.I. Joe's*
16     16        CL29        Kmart - Carson, CA # 4987
--     --        ------      ---------------------------------------------
17     17        CL28        Kmart - Virginia Beach # 4986
18     18        159AA       Pantzer Cross-Summary
18     18A       159AA1      Sandalwood Apartments
18     18B       159AA2      Cedar Tree Apartments
18     18C       159AA3      Oaktree Apartments
--     --        ------      ---------------------------------------------
19     19        196         Sadler Portfolio Summary
19     19A       196A        Travelodge Hotel-Rochester, NY
19     19B       196B        Super 8 South #2
19     19C       196C        Econo Lodge
19     19D       196D        Colonial Inn
--     --        ------      ---------------------------------------------
19     19E       196E        Days Inn South
19     19F       196F        Econo Lodge South
19     19G       196G        Days Inn Downtown
19     19H       196H        Best Western
19     19I       196I        Super 8 West*
--     --        ------      ---------------------------------------------
19     19J       196J        Super 8 South 1
20     20        CL4         American Restaurant Group Summary
20     20A       CL4A        Stuart Anderson's Black Angus Restaurant
20     20B       CL4B        Stuart Anderson's Black Angus
20     20C       CL4C        Stuart Anderson's Black Angus
--     --        ------      ---------------------------------------------
20     20E       CL4E        Stuart Anderson's Black Angus
20     20G       CL4G        Stuart Anderson's Black Angus
20     20H       CL4H        Stuart Anderson's Black Angus
20     20J       CL4J        Stuart Anderson's Black Angus
20     20N       CL4N        Stuart Anderson's Black Angus
--     --        ------      ---------------------------------------------
21     21        204         Smith Hotel Portfolio Summary
21     21A       204A        Best Western Richmond Suites - Baton Rouge
21     21B       204B        Best Western Richmond Suites - Shreveport
21     21C       204C        Best Western Richmond Suites - Lake Charles
22     22        C-2455      Le Parc Suite Hotel De Luxe
--     --        ------      ---------------------------------------------
23     23        90          Embassy Suites - Milwaukee, WI
24     24        92          Essex/Brookdale Summary
24     24A       92A         Brookdale Gardens Condominiums
24     24B       92B         Essex House Apartments
25     25        C-3012A     Circuit City/Carmax-Naperville
--     --        ------      ---------------------------------------------
26     26        159G        Top of the Hill Apartments
27     27        C-3012C     Circuit City/Carmax - Miami
28     28        159H        Foxfire Apartments
29     29        173B        Plaza del Atlantico
30     30        156         Opera Plaza
--     --        ------      ---------------------------------------------
31     31        230         Wentwood Portfolio Summary
31     31A       230A        Crosswinds Apartments
31     31B       230B        Legends Apartments
31     31C       230C        Parkview Apartments
31     31D       230D        Spanish Gardens Apartments
--     --        ------      ---------------------------------------------



 LOAN
   #                         ADDRESS                               CITY          STATE      ZIP           PROPERTY TYPE
------ --------------------------------------------------- ------------------- --------- --------- --------------------------
13     1450 Glenarm Place                                  Denver              CO        80202     Lodging, Full Service
14     1365-1370 St. Nicholas Avenue                       New York            NY        10033     Multifamily
15     Various Addresses                                   Various             Various   Various   Various Prop. Types
15     9805 SW-Boeckman Rd.                                Wilsonville         OR        97070     Industrial
15     17799 SW Boones Ferry Rd.                           Tualatin            OR        97035     Retail, Single Tenant
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
15     255 Lancaster Dr. NE                                Salem               OR        97301     Retail, Single Tenant
15     275 Lancaster Dr. NE                                Salem               OR        97301     Retail, Single Tenant
15     15600 SE McLoughlin Blvd.                           Oak Grove           OR        97267     Retail, Single Tenant
15     700 NW Eastman Avenue                               Gresham             OR        97030     Retail, Single Tenant
16     500 Carson Tower Center                             Carson              CA        90745     Credit Lease
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
17     3901 Holland Road                                   Virginia Beach      VA        23452     Credit Lease
18     Various Addresses                                   Various             Various   Various   Multifamily
18     24 Sandalwood Drive                                 Newark              DE        19713     Multifamily
18     2510 Cedar Tree Drive, Brandywine Hundred           New Castle County   DE        19810     Multifamily
18     2 Wenark Drive, Pencader Hundred                    New Castle County   DE        19713     Multifamily
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
19     Various Addresses                                   Various             Various   Various   Lodging
19     426 Second Street SW                                Rochester           MN        55902     Lodging, Limited Service
19     106 21st Street SE                                  Rochester           MN        55904     Lodging, Limited Service
19     519 3rd Avenue SW                                   Rochester           MN        55902     Lodging, Limited Service
19     114 Second Street SW                                Rochester           MN        55902     Lodging, Limited Service
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
19     111 SE 28th Street                                  Rochester           MN        55904     Lodging, Limited Service
19     1850 South Broadway                                 Rochester           MN        55904     Lodging, Limited Service
19     6 First Avenue NW                                   Rochester           MN        55901     Lodging, Limited Service
19     16 & 20 Fifth Avenue NW                             Rochester           MN        55901     Lodging, Limited Service
19     1608 Second Street                                  Rochester           MN        55902     Lodging, Limited Service
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
19     1230 South Broadway                                 Rochester           MN        55904     Lodging, Limited Service
20     Various Addresses                                   Various             Various   Various   Credit Lease
20     6601 Florin Road                                    Sacramento          CA        95828     Credit Lease
20     1000 Graves Avenue                                  El Cajon            CA        92021     Credit Lease
20     707 E Street                                        Chula Vista         CA        91910     Credit Lease
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
20     1616 Sisk Road                                      Modesto             CA        95350     Credit Lease
20     3610 Park Sierra Boulevard                          Riverside           CA        92505     Credit Lease
20     7111 Beach Boulevard                                Buena Park          CA        90621     Credit Lease
20     23221 Lake Center Drive                             Lake Forest         CA        92630     Credit Lease
20     3601 Rosendale Highway                              Bakersfield         CA        93308     Credit Lease
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
21     Various Addresses                                   Various             Various   Various   Lodging
21     5668 Hilton Avenue                                  Baton Rouge         LA        70808     Lodging, Limited Service
21     5101 Monkhouse Drive                                Shreveport          LA        71109     Lodging, Limited Service
21     2600 Moeling                                        Lake Charles        LA        70615     Lodging, Limited Service
22     733 West Knoll Street                               West Hollywood      CA        90069     Lodging, Full Service
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
23     1200 S. Moorland Road                               Brookfield          WI        53008     Lodging, Full Service
24     Various Addresses                                   Various             Various   Various   Multifamily
24     917 Broad Street                                    Bloomfield          NJ        07003     Multifamily
24     249 Belleview Avenue                                Bloomfield          NJ        07003     Multifamily
25     3320 Odyssey Avenue                                 Naperville          IL        60566     Credit Lease
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
26     2101 Prior Road                                     Wilmington          DE        19809     Multifamily
27     1300 N.W. 98th Court                                Miami               FL        33172     Credit Lease
28     8737 Contee Road                                    Laurel              MD        20708     Multifamily
29     North of intersection of PR-2 and Ssan Daniel Ave   Arecibo             PR        00612     Retail, Anchored
30     601 Van Ness Avenue                                 San Francisco       CA        94012     Retail, Unanchored
--     --------------------------------------------------- ------------------- --------- -----     --------------------------
31     Various Addresses                                   Various             Various   Various   Multifamily
31     2704 NW 52nd Street                                 Lawton              OK        73505     Multifamily
31     201 East Almar Drive                                Chickasha           OK        73018     Multifamily
31     1710 West Plato Road                                Duncan              OK        73533     Multifamily
31     3604 No. Country Club Rd.                           Irving              TX        75062     Multifamily
--     --------------------------------------------------- ------------------- --------- -----     --------------------------



          ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN     PRINCIPAL      PRINCIPAL      PRINCIPAL
   #    LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT    1995 NOI    1996 NOI    1997 NOI
------ -------------- -------------- -------------- ----------- ----------- ------------
13      23,000,000      22,982,097        58,330     3,067,110   3,467,280   3,849,889
14      23,000,000      22,882,398        23,836     3,310,493   3,245,009
15      21,000,000      20,979,468            47
15                       5,737,469            33
15                       4,051,717            74
--                      ----------        ------
15                       1,615,511            54
15                       3,327,140            50
15                       3,386,289            51
15                       2,861,341            51
16      20,966,233      20,814,442           121
--      ----------      ----------        ------
17      20,448,548      20,300,506           107
18      20,122,095      20,111,247        24,318     1,868,162   1,856,753   2,118,000
18                       7,356,872        20,046       731,029     695,866     775,767
18                       5,101,750        31,492       541,531     474,167     529,153
18                       7,652,625        25,680       595,602     686,720     813,080
--                      ----------        ------     ---------   ---------   ---------
19      19,700,000      19,683,975        25,731     3,036,255   3,174,967   3,331,477
19                         999,577        15,866       179,914     229,960     246,632
19                       1,230,248        15,573       109,088      82,318     157,461
19                       1,153,358        18,603       203,742     210,938     208,638
19                         845,796        13,866       135,070     223,976     195,011
--                      ----------        ------     ---------   ---------   ---------
19                       2,460,497        18,927       375,862     291,494     358,215
19                       1,460,920        23,563       203,922     236,238     246,565
19                       2,614,278        36,821       417,243     467,404     486,749
19                       3,844,526        46,320       628,232     594,063     603,045
19                       1,845,373        27,960       285,596     303,529     299,949
--                      ----------        ------     ---------   ---------   ---------
19                       3,229,402        36,698       497,586     535,047     529,212
20      18,546,279      18,546,279           233
20                       1,524,602           142
20                       2,382,761           231
20                       2,629,253           255
--                      ----------        ------
20                       2,350,808           248
20                       2,464,925           268
20                       2,177,350           224
20                       2,305,161           238
20                       2,711,418           266
--                      ----------        ------
21      18,000,000      17,983,571        46,349     2,408,103   3,703,924   1,436,920
21                       6,850,884        56,619                 1,261,914
21                       3,975,960        32,859       834,957     757,111
21                       7,156,727        49,019     1,573,146   1,684,899   1,436,920
22      17,900,000      17,884,363       116,132                 2,617,760   3,161,377
--      ----------      ----------       -------                 ---------   ---------
23      17,100,000      17,065,054        84,064
24      17,000,000      16,975,768        41,404     1,771,731   1,847,918   2,106,639
24                      13,745,865        44,342     1,463,854   1,543,250   1,735,453
24                       3,229,903        32,299       307,877     304,668     371,186
25      16,890,594      16,890,594           267
--      ----------      ----------       -------
26      16,478,498      16,469,614        39,782     1,440,481   1,410,313   1,721,119
27      16,401,012      16,401,012           222
28      16,322,384      16,313,585        32,627     1,532,506   1,521,572   1,749,970
29      16,200,000      16,190,416            74     1,772,010     332,039   1,799,455
30      16,200,000      16,179,619           175     1,799,855   1,777,978   1,970,605
--      ----------      ----------       -------     ---------   ---------   ---------
31      16,199,000      16,177,074        15,161     2,015,887   1,940,853   1,428,479
31                       3,933,428        14,461       582,871     526,943     533,927
31                       1,875,768        16,170       221,288     247,850     256,539
31                       1,485,456        14,563       182,297     201,914     213,639
31                       1,811,347        14,376       216,948     196,895
--                      ----------       -------     ---------   ---------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                         PROPERTY NAME
------ --------- ----------- -----------------------------------------------------------
31     31E       230E        Sussex Place Apartments
31     31F       230F        Terrace Hills Apartments
31     31G       230G        Windcrest Place Apartments
32     32        CL9         Best Buy Dist. Ctr. - Staunton, VA
33     33        173C        Senioral Plaza
--     --        ------      -----------------------------------------------------------
34     34        136         Laurel Promenade
35     35        223         Torgerson Project Summary
35     35A       223A        Holiday Inn/Conference Center and Comfort Inn-Willmar, MN
35     35B       223B        Holiday Inn and Conference Center-Austin, MN
35     35C       223C        Holiday Inn and Conference Center-Fairmont, MN
--     --        ------      -----------------------------------------------------------
35     35D       223D        Super 8 Hotel and Perkins Restaurant-Fairmont, MN
35     35E       223E        Days Inn and Perkins Restaurant-Austin,MN
35     35F       223F        Days Inn
36     36        C-1566      Builders Square-Summary
36     36A       C-1566a     Builders Square Pasedena
--     --        ------      -----------------------------------------------------------
36     36B       C-1566b     Builders Square Woodlands
37     37        164         Peak At Somerset
38     38        237         Wood River Village
39     39        CL16        Cobb Theaters - Tampa, FL
40     40        42          Best Western Beach Resort
--     --        ------      -----------------------------------------------------------
41     41        228         Valley Stream Village Apts.
42     42        C-3012B     Circuit City/Carmax - Fort Worth
43     43        159I        Heather Ridge Apartments
44     44        56          Chateau Marmont
45     45        111         Highland Apartments
--     --        ------      -----------------------------------------------------------
46     46        CL25        Fortunoff Backyard Store
47     47        CP8         NCB/Briarcliff
48     48        59          Christmas Tree Shops Plaza
49     49        13          Executive Center*
50     50        CL26        Hoyts Theatre - Linthicum, MD
--     --        ------      -----------------------------------------------------------
51     51        122         Inland Cold Storage Summary
51     51A       122A        2324 Fleetwood Drive
51     51B       122B        2344 Fleetwood Drive
52     52        39          Bay Park Center Summary
52     52A       39A         Bay Park Center
--     --        ------      -----------------------------------------------------------
52     52B       39B         Bay Park Center Self Storage
53     53        CP12        NCB/St. George Tower and Grill
54     54        CL54        Shemin Nursery Portfolio Summary
54     54A       CL54A       Shemin Nursery - Mahwah, NJ*
54     54B       CL54B       Shemin Nursery - Burtonsville, MD*
--     --        ------      -----------------------------------------------------------
54     54C       CL54C       Shemin Nursery - Addison, IL*
54     54D       CL54D       Shemin Nursery - Taylor, MI*
54     54E       CL54E       Shemin Nursery - Oaks, PA*
54     54F       CL54F       Shemin Nursery - Hudson, MA*
55     55        82          Eagle Hardware - Anchorage, AK
--     --        ------      -----------------------------------------------------------
56     56        C-2534      Northbridge Park
57     57        50          British Woods Apartments
58     58        CL30        Kmart - Inglewood, CA # 3639
59     59        CP10        NCB/Geddes Lake Cooperative
60     60        CP7         NCB/Bell Apartments Owners Corp.*
--     --        ------      -----------------------------------------------------------
61     61        198         San Ant Res. Inn/Fair Inn Summary
61     61A       198A        San Antonio Downtown Residence Inn by Marriott
61     61B       198B        San Antonio Downtown Fairfield Inn
62     62        123         International Plaza
63     63        173A        Rexville Plaza
--     --        ------      -----------------------------------------------------------



 LOAN
   #                        ADDRESS                                   CITY                STATE      ZIP
------ ------------------------------------------------ ------------------------------- --------- ---------
31     6731 Larmanda Street                             Dallas                          TX        75231
31     7510 Northwest Tango Road                        Lawton                          OK        73505
31     8000 Midcrown Drive                              San Antonio                     TX        78218
32     1 Industry Way                                   Staunton                        VA        24401
33     Las Americas Expressway & State Road 177         San Juan                        PR        UAV
--     ------------------------------------------------ ------------------------------- --------- -----
34     12050-12070 Ventura Bouldvard                    Studio City                     CA        91604
35     Various Addresses                                Various                         Various   Various
35     2100 East Highway 12                             Willmar                         MN        56201
35     1701 4th Street Northwest                        Austin                          MN        55192
35     1201 Torgerson Drive                             Fairmont                        MN        56031
--     ------------------------------------------------ ------------------------------- --------- -----
35     1200 and 1203 Torgerson Drive                    Fairmont                        MN        56031
35     700 16th Avenue, NW                              Austin                          MN        55912
35     225 28th Street Southeast                        Willmar                         MN        56201
36     Various Addresses                                Various                         Various   Various
36     5118 Fairmont Parkway                            Pasadena                        TX        77504
--     ------------------------------------------------ ------------------------------- --------- -----
36     25415 North I-45                                 Woodlands                       TX        77038
37     1704 Barnes Boulevard                            Tumwater                        WA        98512
38     3200 Bensalem Boulevard                          Bensalem                        PA        19020
39     3975 Van Dyke Road                               Lutz                            FL        33549
40     4333 Collins Avenue                              Miami Beach                     FL        33140
--     ------------------------------------------------ ------------------------------- --------- -----
41     6400 Glenhurst Drive                             Maumee                          OH        43537
42     8400 Anderson Blvd.                              Fort Worth                      TX        76120
43     145 Parkville Station Road, T-454                West Deptford                   NJ        08051
44     8221 Sunset Blvd                                 Los Angeles                     CA        90046
45     2822 177th Drive                                 Hammond                         IN        46323
--     ------------------------------------------------ ------------------------------- --------- -----
46     150 Route 17 North                               Paramus                         NJ        07054
47     250 Gorge Rd.                                    Cliffside Park                  NJ        07010
48     200-220 Indian River Road                        Orange                          CT        06477
49     560 Sylvan Road                                  Englewood Cliffs                NJ        07632
50     West Nursery Road                                Linthicum                       MD        21225
--     ------------------------------------------------ ------------------------------- --------- -----
51     Various Addresses                                Various                         Various   Various
51     2324 Fleetwood Drive                             Riverside                       CA        92509
51     2344 Fleetwood Drive                             Riverside                       CA        92509
52     Various Addresses                                Various                         Various   Various
52     2165-2175 Francisco Boulevard                    San Rafael                      CA        94901
--     ------------------------------------------------ ------------------------------- --------- -----
52     2165-2175 Francisco Boulevard                    San Rafael                      CA        94901
53     111 Hicks Street                                 Brooklyn                        NY        11201
54     Various Addresses                                Various                         Various   Various
54     100 Weyerhaeuser Road                            Mahwah                          NJ        07430
54     4100 Sandy Springs Road                          Burtonsville                    MD        20866
--     ------------------------------------------------ ------------------------------- --------- -----
54     4 N 755 Lombard Road                             Addison                         IL        60101
54     6900 Pardee Road                                 Taylor                          MI        48180
54     100 Green Tree Road                              Oaks                            PA        19456
54     570 Main Street                                  Hudson                          MA        01749
55     333 East Tudor Road                              Anchorage                       AK        99501
--     ------------------------------------------------ ------------------------------- --------- -----
56     2200 Central Road                                Fort Lee                        NJ        07024
57     901 Chalk Level Road                             Durham                          NC        27707
58     8801 South La Cienega Boulevard                  Inglewood                       CA        90301
59     3000 Lakehaven Drive                             Ann Arbor                       MI        48104
60     211-35 23rd Ave                                  Bay Terrace                     NY        11360
--     ------------------------------------------------ ------------------------------- --------- -----
61     Various Addresses                                Various                         Various   Various
61     628 South Santa Rosa Blvd.                       San Antonio                     TX        78204
61     620 South Santa Rosa                             San Antonio                     TX        78204
62     #22 Dronningens Gade                             St. Thomas, US Virgin Islands   VI        00802
63     N/E/C of State Road & 167 & Las Cumbres Avenue   Bayamon                         PR
--     ------------------------------------------------ ------------------------------- ---------



                                     ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN                                PRINCIPAL      PRINCIPAL      PRINCIPAL
   #          PROPERTY TYPE        LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT    1995 NOI     1996 NOI     1997 NOI
------ -------------------------- -------------- -------------- -------------- ------------ ------------ ------------
31     Multifamily                                  1,925,030        15,158       153,440      154,527      219,292
31     Multifamily                                  1,508,193        14,643       199,667      185,643      205,082
31     Multifamily                                  3,637,852        16,461       459,376      427,081
32     Credit Lease                 16,183,288     16,154,318            23
33     Retail, Anchored             16,100,000     16,090,475            78     2,072,607    2,025,541    2,218,628
--     --------------------------   ----------     ----------        ------     ---------    ---------    ---------
34     Retail, Anchored             15,800,000     15,781,417           297     1,559,459    1,540,201    1,604,846
35     Lodging                      15,590,000     15,559,810        28,291     2,812,131    2,749,568
35     Lodging, Full Service                        4,359,575        27,592     1,169,794      723,574
35     Lodging, Full Service                        4,006,096        33,108       642,249      719,907
35     Lodging, Full Service                        2,844,665        26,836       124,035      496,954
--     --------------------------                  ----------        ------     ---------    ---------
35     Lodging, Limited Service                     2,120,874        45,125       426,811      421,788
35     Lodging, Limited Service                     1,851,557        31,382       408,592      325,680
35     Lodging, Limited Service                       377,044         6,391        40,650       61,665
36     Retail, Single Tenant        14,500,000     14,500,000            66     1,475,536    1,501,118
36     Retail, Single Tenant                        7,733,333            70
--     --------------------------                  ----------        ------
36     Retail, Single Tenant                        6,766,667            62
37     Multifamily                  14,175,000     14,127,948        38,184     1,370,980    1,474,709    1,546,432
38     Nursing Home                 14,100,000     14,072,269        39,640     2,028,150    2,475,470    2,456,320
39     Credit Lease                 13,684,262     13,636,651           169
40     Lodging, Limited Service     13,600,000     13,587,530        54,350                               2,559,000
--     --------------------------   ----------     ----------        ------                               ---------
41     Multifamily                  13,500,000     13,491,939        34,863     1,601,653    1,625,595    1,635,479
42     Credit Lease                 13,463,517     13,463,517           182
43     Multifamily                  13,214,172     13,207,048        33,018     1,209,519    1,251,162    1,358,040
44     Lodging, Full Service        12,800,000     12,788,157       202,987     1,904,147    3,016,586    3,077,393
45     Multifamily                  12,750,000     12,733,126        17,734     1,441,537    1,571,825    1,478,733
--     --------------------------   ----------     ----------       -------     ---------    ---------    ---------
46     Credit Lease                 12,631,593     12,603,934           313
47     Multifamily, Cooperative     12,500,000     12,450,554        39,906     1,637,895    1,563,909
48     Retail, Anchored             12,400,000     12,381,376            91                                 804,896
49     Office                       12,400,000     12,355,597            78     1,200,907    1,396,358    1,589,184
50     Credit Lease                 11,753,060     11,740,441           204
--     --------------------------   ----------     ----------       -------
51     Industrial                   11,550,000     11,542,256            70       975,223      882,198    1,401,272
51     Industrial                                   5,159,442            70       975,223      882,198    1,401,272
51     Industrial                                   6,382,815            70
52     Various Prop. Types          11,450,000     11,443,725            89     1,342,566    1,367,920    1,498,133
52     Office                                       8,777,858           102     1,023,329    1,029,173    1,138,769
--     --------------------------                  ----------       -------     ---------    ---------    ---------
52     Self-Storage                                 2,665,868            63       319,237      338,747      359,364
53     Multifamily, Cooperative     11,500,000     11,431,763        38,362     1,247,307    1,148,267
54     Credit Lease                 11,512,938     11,390,457            46
54     Credit Lease                                 2,268,370            47
54     Credit Lease                                 1,847,101            38
--     --------------------------                  ----------       -------
54     Credit Lease                                 4,147,876            94
54     Credit Lease                                   437,471            22
54     Credit Lease                                 1,458,238            29
54     Credit Lease                                 1,231,401            32
55     Retail, Single Tenant        11,317,498     11,311,417            70
--     --------------------------   ----------     ----------       -------
56     Multifamily, Cooperative     11,000,000     11,000,000        39,286
57     Multifamily                  10,660,000     10,655,199        26,638     1,374,376    1,210,900    1,232,919
58     Credit Lease                 10,711,631     10,634,081           102
59     Multifamily, Cooperative     10,300,000     10,184,010        28,289     1,344,662    1,235,016    1,133,765
60     Multifamily, Cooperative     10,000,000      9,996,212        32,350       743,638      871,561
--     --------------------------   ----------     ----------       -------     ---------    ---------
61     Lodging                      10,000,000      9,990,663        48,735       490,568    1,335,155    1,322,901
61     Lodging, Extended Stay                       5,483,597        57,722       490,568      639,319      634,208
61     Lodging, Limited Service                     4,507,066        40,973                    695,836      688,693
62     Retail, Unanchored           10,000,000      9,953,764           283     1,297,967    1,218,711    1,272,718
63     Retail, Anchored              9,700,000      9,694,261            74     1,071,167    1,115,092    1,162,316
--     --------------------------   ----------     ----------       -------     ---------    ---------    ---------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #               PROPERTY NAME
------ --------- ----------- ---------------------------------------
64     64        120         Ind. Apt Res. Inn/Fair Inn Summary
64     64A       120A        Fairfield Inn -Indianapolis Airport
64     64B       120B        Residence Inn - Indianapolis Airport
65     65        CP2         Kew Garden Estates
66     66        CP9         NCB/Bryn Mawr Ridge Apartments
--     --        ------      ---------------------------------------
67     67        225         University Heights Apartments
68     68        CP6         NCB/720-730 Fort Washington Avenue
69     69        44          Best Western Travel Plaza
70     70        118         Host Funding Portfolio Summary
70     70A       118A        Super 8 Hotel
--     --        ------      ---------------------------------------
70     70B       118B        Sleep Inn Hotel
70     70C       118C        Sleep Inn Hotel
71     71        170         Pomona Marketplace Shopping Center
72     72        165         Perry Lake Village
73     73        CP5         NCB/310/312 East 23rd Apartment Corp.
--     --        ------      ---------------------------------------
74     74        184         RHC-Continental/Mulberry Summary
74     74A       184A        RHC - Continental Mobile Home Park
74     74B       184B        RHC - Mulberry Mobile Home Park
75     75        103         Glenmont Shopping Plaza
76     76        83          Eagle Hardware and Garden, Inc.
--     --        ------      ---------------------------------------
77     77        CL13        Best Buy - Springfield, PA
78     78        74A         Fossil Ridge Apartments
79     79        3           5 Garret Mountain Plaza
80     80        79          Denver Fairfield Inn
81     81        CL24        Elder-Beerman at Millcreek Mall*
--     --        ------      ---------------------------------------
82     82        220         The Design Pavilion
83     83        207         South Beach Multis Summary
83     83A       207A        800-820 10th Street
83     83B       207B        1043-47 Euclid
83     83C       207C        714-722 15th Street
--     --        ------      ---------------------------------------
83     83D       207D        610-612 16th Street
83     83E       207E        1234 Pennsylvania
83     83F       207F        1509-1519 Pennsylvania
83     83G       207G        701-11th & 1110 Euclid
83     83H       207H        700-14th & 1350 Euclid
--     --        ------      ---------------------------------------
83     83I       207I        700-716 14th Place
83     83J       207J        631-639 13th Street
83     83L       207L        725-729 Lenox Avenue
83     83M       207M        626-652 Jefferson
83     83N       207N        744 Jefferson
--     --        ------      ---------------------------------------
83     83O       207O        831 Meridian
83     83Q       207Q        1311 Meridian Avenue
84     84        48          Bradshaw Corporate Center
85     85        74C         Harvestree Apartments
86     86        163         Peachtree Corners Shopping Center
--     --        ------      ---------------------------------------
87     87        43          Best Western River North, Chicago
88     88        CP3         NCB/1150 5th Ave.
89     89        CP11        NCB/Laurelton Gardens
90     90        CL10        Best Buy - Mayfield, OH
91     91        93          Essex Hospitality Summary
--     --        ------      ---------------------------------------
91     91A       93A         Hampton Inn- Rochester, NY
91     91B       93B         Microtel Inn - Chattanooga, TN
91     91C       93C         Microtel Inn - Birmingham, AL
92     92        40          Bay Plaza
93     93        C-1209      40 West 72 Street
--     --        ------      ---------------------------------------



 LOAN
   #                   ADDRESS                            CITY              STATE      ZIP           PROPERTY TYPE
------ -------------------------------------- --------------------------- --------- --------- --------------------------
64     Various Addresses                      Various                     Various   Various   Lodging
64     5220 W. Southern Avenue                Indianapolis                IN        46241     Lodging, Limited Service
64     5224 West Southern Avenue              Indianapolis                IN        46241     Lodging, Extended Stay
65     138-05 78th Avenue                     Flushing                    NY        11367     Multifamily, Cooperative
66     1-22 Arlington St, 1-25 Burbank St,    Yonkers                     NY        10710     Multifamily, Cooperative
--     -------------------------------------- --------------------------- --------- -----     --------------------------
67     2101 Burton Drive                      Austin                      TX        78741     Multifamily
68     720-730 Fort Washington Avenue         New York                    NY        10040     Multifamily, Cooperative
69     5625 O'Donnell Street                  Baltimore                   MD        21224     Lodging, Limited Service
70     Various Addresses                      Various                     Various   Various   Lodging
70     3725 Kaspar Avenue                     Flagstaff                   AZ        86004     Lodging, Limited Service
--     -------------------------------------- --------------------------- --------- -----     --------------------------
70     900 University Parkway                 Sarasota                    FL        34234     Lodging, Limited Service
70     7412 Tucker Road                       Ocean Springs               MS        39565     Lodging, Limited Service
71     2727 South Towne Avenue                Pomona                      CA        91766     Retail, Anchored
72     26741 Lake Vue Drive                   Perrysburg                  OH        43551     Multifamily
73     310/312 East 23rd Street               New York                    NY        10010     Multifamily, Cooperative
--     -------------------------------------- --------------------------- --------- -----     --------------------------
74     Various Addresses                      Various                     Various   Various   Mobile Home Park
74     28606 Huntwood Avenue                  Hayward                     CA        94544     Mobile Home Park
74     25000 Hawkbryan Avenue                 Santa Clarita               CA        91321     Mobile Home Park
75     376-400 Fuera Bush Road                Bethlehem                   NY        12077     Retail, Anchored
76     35205 16th Avenue South                Federal Way                 WA        98003     Retail, Single Tenant
--     -------------------------------------- --------------------------- --------- -----     --------------------------
77     642 Baltimore Pike                     Springfield                 PA        19064     Credit Lease
78     5600 N. Beach Street                   Haltom City                 TX        78579     Multifamily
79     5 Garret Mountain Plaza                West Paterson               NJ        07424     Office
80     1680 S. Colorado Blvd.                 Denver                      CO        80222     Lodging, Limited Service
81     5800 Peach Street                      Millcreek Township (Erie)   PA        16565     Credit Lease
--     -------------------------------------- --------------------------- --------- -----     --------------------------
82     200 Kansas Street                      San Francisco               CA        94103     Industrial
83     Various Addresses                      Various                     Various   Various   Multifamily
83     800-820 10th Street                    Miami Beach                 FL        33139     Multifamily
83     1043-47 Euclid                         Miami Beach                 FL        33139     Multifamily
83     714-722 15th Street                    Miami Beach                 FL        33139     Multifamily
--     -------------------------------------- --------------------------- --------- -----     --------------------------
83     610-612 16th Street                    Miami Beach                 FL        33139     Multifamily
83     1234 Pennsylvania                      Miami Beach                 FL        33139     Multifamily
83     1509-1519 Pennsylvania                 Miami Beach                 FL        33139     Multifamily
83     701-11th & 1110 Euclid                 Miami Beach                 FL        33139     Multifamily
83     700-14th & 1350 Euclid                 Miami Beach                 FL        33139     Multifamily
--     -------------------------------------- --------------------------- --------- -----     --------------------------
83     700-716 14th Place                     Miami Beach                 FL        33139     Multifamily
83     631-639 13th Street                    Miami Beach                 FL        33139     Multifamily
83     725-729 Lenox Avenue                   Miami Beach                 FL        33139     Multifamily
83     626-652 Jefferson/900-910 7th Street   Miami Beach                 FL        33139     Multifamily
83     744 Jefferson                          Miami Beach                 FL        33139     Multifamily
--     -------------------------------------- --------------------------- --------- -----     --------------------------
83     831 Meridian                           Miami Beach                 FL        33139     Multifamily
83     1311 Meridina Avenue                   Miami Beach                 FL        33139     Multifamily
84     9500-9580 Micron Avenue                Rancho Cordova              CA        95827     Office
85     5401 Independence Parkway              Plano                       TX        75023     Multifamily
86     7040 and 7050 Jimmy Carter Blvd.       Norcross                    GA        30092     Retail, Anchored
--     -------------------------------------- --------------------------- --------- -----     --------------------------
87     125 West Ohio Street                   Chicago                     IL        60610     Lodging, Limited Service
88     1150 Fifth Avenue                      New York                    NY        10128     Multifamily, Cooperative
89     131-42 234th St.                       Laurelton                   NY        11422     Multifamily, Cooperative
90     1417 Golden Gate Blvd.                 Mayfield Heights            OH        44124     Credit Lease
91     Various Addresses                      Various                     Various   Various   Lodging
--     -------------------------------------- --------------------------- --------- -----     --------------------------
91     500 Center Place Drive                 Rochester                   NY        14615     Lodging, Limited Service
91     7014 McCutcheon Road                   Chattanooga                 TN        37421     Lodging, Limited Service
91     251 Summit Parkway                     Homewood                    AL        35209     Lodging, Limited Service
92     1420-1430 East Plaza Blvd              National City               CA        91950     Retail, Anchored
93     40 West 72 St.                         New York                    NY        10023     Multifamily, Cooperative
--     -------------------------------------- --------------------------- --------- -----     --------------------------



          ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN     PRINCIPAL      PRINCIPAL      PRINCIPAL
   #    LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT    1995 NOI    1996 NOI    1997 NOI
------ -------------- -------------- -------------- ----------- ----------- ------------
64       9,500,000       9,491,130        52,437     1,021,122   1,137,258   1,391,320
64                       3,609,303        41,969       371,006     438,021     518,083
64                       5,881,827        61,914       650,116     699,237     873,237
65       9,500,000       9,488,914        22,119       998,687     624,074
66       9,500,000       9,467,505        17,796     1,457,179   1,312,289
--       ---------       ---------        ------     ---------   ---------
67       9,450,000       9,444,669        26,090                   205,051     942,523
68       9,400,000       9,368,170        40,207       826,057     805,123
69       9,150,000       9,132,247        52,184       184,703   1,037,685   1,196,375
70       9,075,000       9,067,689        36,563       386,068               1,452,043
70                       3,762,527        41,806                               662,076
--                       ---------        ------                             ---------
70                       2,671,394        33,392       386,068                 294,114
70                       2,633,769        33,766                               495,853
71       9,000,000       8,967,401            83
72       8,900,000       8,894,686        27,623     1,066,899   1,150,712   1,153,022
73       8,900,000       8,890,321        66,346       800,767     787,584
--       ---------       ---------        ------     ---------   ---------
74       8,857,999       8,847,471        28,819                   867,074     880,455
74                       5,093,998        25,727                   518,885     523,277
74                       3,753,473        34,436                   348,189     357,178
75       8,800,000       8,765,322            66     1,007,096   1,030,398
76       8,673,989       8,669,328            65
--       ---------       ---------        ------
77       8,690,743       8,656,976           183
78       8,560,000       8,554,761        29,704       742,304     921,919     998,288
79       8,500,000       8,495,478            86     1,049,387   1,029,368   1,034,964
80       8,500,000       8,492,064        49,953       981,899   1,261,358   1,414,950
81       8,492,742       8,490,238            71
--       ---------       ---------        ------
82       8,400,000       8,389,405           107       855,800     843,867
83       8,294,425       8,290,186        34,980       213,587     204,290     284,524
83                         450,947        37,579
83                         394,579        28,184        16,501      13,279      41,864
83                         603,947        37,747
--                       ---------        ------
83                         426,790        42,679
83                         410,684        29,335
83                         736,816        33,492
83                         978,395        40,766
83                         885,790        36,908
--                       ---------        ------
83                         442,895        36,908
83                         434,842        36,237
83                         370,421        30,868        45,428      45,130      50,176
83                       1,207,895        30,197       106,984     107,393      97,959
83                         314,053        34,895                                56,032
--                       ---------        ------                             ---------
83                         273,790        34,224        44,674      38,488      38,493
83                         358,342        44,793
84       8,165,000       8,147,952            59     1,285,339   1,193,395     699,077
85       8,080,000       8,075,130        39,584       868,191     948,751     937,478
86       8,000,000       7,995,994            76     1,028,399     798,677     950,323
--       ---------       ---------        ------     ---------   ---------   ---------
87       8,000,000       7,982,956        53,939     1,282,388   1,777,131   1,816,987
88       7,900,000       7,887,415       108,047       661,882     607,866
89       7,700,000       7,694,531        20,038     1,174,293     772,466
90       7,590,760       7,558,145           185
91       7,560,000       7,553,519        23,605       673,426   1,155,541   1,341,340
--       ---------       ---------       -------     ---------   ---------   ---------
91                       4,427,925        37,525       425,385     873,934     890,672
91                       1,758,147        17,581        16,460     112,749     220,167
91                       1,367,447        13,406       231,581     168,858     230,501
92       7,450,000       7,446,826            96       907,693     959,774     961,301
93       7,300,000       7,273,200        53,479
--       ---------       ---------       -------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                PROPERTY NAME
------ --------- ----------- ----------------------------------------
94     94        130         Kratsa Portfolio Summary
94     94A       130A        Comfort Inn - West Mifflin
94     94B       130B        Comfort Inn - New Stanton
95     95        76          CW-Crowne Plaza Hotel
96     96        C-1851      Howard Johnsons Ocean Resort
---    ---       ------      ----------------------------------------
97     97        140         Logan Manor Nursing Home
98     98        97          Forest Pointe Apartments
99     99        159F        Arundel Apartments
100    100       C-2016      Super 8-Summary
100    100A      C-2016A     Super 8
---    ---       ------      ----------------------------------------
100    100B      C-2016B     Super 8
100    100C      C-2016C     Super 8
100    100D      C-2016D     Super 8
101    101       239         Yorktown Apartments and Townhouses*
102    102       C-1400      1249 and 1255 Boylston Street-Summary
---    ---       ------      ----------------------------------------
102    102A      C-1400A     1249 Boylston Street
102    102B      C-1400B     1255 Boylston Street
103    103       C-3769      AT&T Center*
104    104       C-3222      Best Western Oak Manor Inn
105    105       CL55        United Artists - Camarillo, CA
---    ---       ------      ----------------------------------------
106    106       232         Westport Inn
107    107       C-1723      Beachside Inn Hotel
108    108       91          Empire Office Center II
109    109       CL19        Eagle Country Market - Geneva IL
110    110       176         Radisson Resort Hotel*
---    ---       ------      ----------------------------------------
111    111       151         Nevada Cares
112    112       CL32        Office Depot - Paramus, NJ*
113    113       10          320 West 13th Street
114    114       234         Winfield Landing Apartments
115    115       226         USC Center
---    ---       ------      ----------------------------------------
116    116       45          Holiday Inn Aberdeen
117    117       CL20        Eagle Country Market
118    118       182         RHC - Capistrano
119    119       35          Atlantis Apartments
120    120       C-1511      Meadowbrook Office Park
---    ---       ------      ----------------------------------------
120    120A      C-1511A     Meadowbrook Office Park
120    120B      C-1511B     Meadowbrook Office Park
121    121       142         Lynnwood Marketplace
122    122       C-2135      World Marine Estates
123    123       218         Fairfield Inn Tampa/Brandon
---    ---       ------      ----------------------------------------
124    124       46          Bluegrass Shopping Center
125    125       C-3418      Green Oaks Apartments
126    126       16          902-938 Highland Avenue
127    127       109         Hecker Pass Plaza
128    128       62          Cobblestone Village Shopping Center
---    ---       ------      ----------------------------------------
129    129       187         RHC - Towne & Country Mobile Home Park
130    130       70          Concord Apartments
131    131       78          Delta Hotels Summary
131    131A      78A         Holiday Inn - Cutler Ridge
131    131B      78B         Holiday Inn Express - Homestead
---    ---       ------      ----------------------------------------
132    132       224         Transouth
133    133       33          Any Mountain
134    134       113         Holiday Inn - Ft. Collins, CO
135    135       112         Highland Court Apartments
136    136       189         River Road
---    ---       ------      ----------------------------------------



 LOAN
   #                        ADDRESS                               CITY           STATE      ZIP           PROPERTY TYPE
------ ------------------------------------------------- --------------------- --------- --------- --------------------------
94     Various Addresses                                 Various               Various   Various   Lodging
94     1340 Lebanon Church Road                          West Mifflin          PA        15122     Lodging, Limited Service
94     106 Bair Boulavard                                New Stanton           PA        15672     Lodging, Limited Service
95     2 Somerset Parkway                                Nashua                NH        03063     Lodging, Full Service
96     2096 NE 2nd St.                                   Deerfield Beach       FL        33441     Lodging, Full Service
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
97     23 Schoolhouse Road                               Whiting               NJ        08759     Nursing Home
98     444 Forest Hill Road                              Macon                 GA        31210     Multifamily
99     2901 Crossfork Drive                              New Castle County     DE        19808     Multifamily
100    Various Addresses                                 Various               Various   Various   Lodging, Limited Service
100    7245 South State Road                             Orange Township       MI        48446     Lodging, Limited Service
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
100    600 Orleans Boulevard                             Coldwater             MI        49036     Lodging, Limited Service
100    828 Sherperd Street                               Charlotte             MI        48813     Lodging, Limited Service
100    7333 North State Road 9                           Lima Township         IN        46746     Lodging, Limited Service
101    2132 Bedford Street                               Durham                NC        27707     Multifamily
102    Various Addresses                                 Various               Various   Various   Office/Retail
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
102    1249 Boylston Street                              Boston                MA        02215     Office/Retail
102    1255 Boylston Street                              Boston                MA        02215     Office
103    19 Schoolhouse Road                               Franklin Township     NJ        08873     Office
104    886 Beach Boulevard                               Biloxi                MS        39530     Lodging, Limited Service
105    5001 Verdugo Way                                  Camarillo             CA        93012     Credit Lease
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
106    1595 Post Road East                               Westport              CT        06880     Lodging, Full Service
107    336 West Cabrillo Blvd. & 321 West Mason Street   Santa Barbara         CA        93105     Lodging, Full Service
108    250 Moonachie Road                                Moonachie             NJ        07074     Office
109    West Side Randall Road                            Geneva                IL        60134     Credit Lease
110    500 Padre Boulevard                               South Padre Island    TX        78597     Lodging, Limited Service
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
111    2765, 2861, 2907 Mountain Street                  Carson City           NV        89703     Assisted Living Facility
112    404 Route 17                                      North Paramus         NJ        07652     Credit Lease
113    320 West 13th Street                              New York              NY        10014     Office
114    2002 San Sebastian                                Nassau Bay            TX        77573     Multifamily
115    2301/2361 Campus Drive                            Irvine                CA        92612     Office
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
116    1007 Beards Hill Rd                               Aberdeen              MD        21001     Lodging, Full Service
117    750 West 42 Avenue                                Moline                IL        61265     Credit Lease
118    32802 Valle Rd                                    San Juan Capistrano   CA        92675     Mobile Home Park
119    555 Shore Road                                    Somers Point          NJ        08244     Multifamily
120    Various Addresses                                 Various               Various   Various   Office
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
120    4266 I-55 North                                   Jackson               MS        39211     Office
120    4270 I -55 North                                  Jackson               MS        39211     Office
121    3100 East Imperial Highway                        Lynnwood              CA        90262     Retail, Unanchored
122    2555 Flosden Road                                 American Canyon       CA        94589     Mobile Home Park
123    10150 Palm River Road                             Brandon               FL        33619     Lodging, Limited Service
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
124    U.S. Route 68                                     Maysville             KY        41056     Retail, Anchored
125    8573 West 99th Terrace                            Palos Hills           IL        60465     Multifamily
126    902-910 and 920-938 Highland Avenue               Needham               MA        02914     Retail, Anchored
127    1230-1360 First Street                            Gilroy                CA        95020     Retail, Unanchored
128    821-901 W. Park Avenue                            Ocean Township        NJ        07712     Retail, Unanchored
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
129    1060 San Miguel Road                              Concord               CA        94518     Mobile Home Park
130    2931 Fernor Street                                Allentown             PA        18103     Multifamily
131    Various Addresses                                 Various               Various   Various   Lodging
131    10775 Caribbean Boulevard                         Miami                 FL        33189     Lodging, Limited Service
131    990 Homestead Boulevard                           Homestead             FL        33030     Lodging, Limited Service
---    ------------------------------------------------- --------------------- --------- -----     --------------------------
132    2001 Beach Street                                 Fort Worth            TX        76103     Office
133    10495 North De Anza Blvd.                         Cupertino             CA        95014     Office
134    3836 East Mulberry Street                         Fort Collins          CO        80524     Lodging, Full Service
135    241 Blanchard Street                              West Monroe           LA        71291     Multifamily
136    620 & 640 River Road                              Westwago              LA        70094     Industrial
---    ------------------------------------------------- --------------------- --------- -----     --------------------------



          ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN     PRINCIPAL      PRINCIPAL      PRINCIPAL
   #    LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT    1995 NOI     1996 NOI    1997 NOI
------ -------------- -------------- -------------- ------------ ----------- ------------
94       7,200,000      7,163,548         50,095
94                      3,900,154         53,427
94                      3,263,394         46,620
95       7,100,000      7,061,557         34,114       647,183    1,017,365   1,293,978
96       7,000,000      6,993,375         39,511     1,818,102    1,927,144   2,167,016
---      ---------      ---------         ------     ---------    ---------   ---------
97       7,000,000      6,993,301         38,852     1,497,722    1,359,438   1,423,488
98       7,000,000      6,990,619         34,953       778,793      803,878   1,000,102
99       6,915,440      6,911,712         32,757       562,494      514,245     689,225
100      6,850,000      6,838,507         26,506       909,096    1,199,732   1,484,803
100                     1,367,701         18,736
---                     ---------         ------
100                     2,051,552         35,372
100                     1,502,475         30,049
100                     1,916,779         24,893
101      6,840,000      6,837,119         28,971       867,689      808,671     930,388
102      6,800,000      6,800,000             97       869,706      978,638     774,131
---      ---------      ---------         ------     ---------    ---------   ---------
102                     3,100,800             78
102                     3,699,200            123
103      6,500,000      6,500,000             73                                770,251
104      6,500,000      6,494,148         55,984       889,292    1,397,066   1,241,895
105      6,513,452      6,480,848            161
---      ---------      ---------         ------
106      6,160,000      6,130,562         52,850       858,004    1,082,145
107      6,125,000      6,119,486        101,991       969,138    1,183,502   1,191,775
108      6,134,000      6,111,602             62                     98,304
109      6,110,605      6,104,894            122
110      6,100,000      6,083,154         47,525     1,122,000    1,151,000   1,278,000
---      ---------      ---------        -------     ---------    ---------   ---------
111      6,000,000      5,989,474         50,758       110,447      148,682     255,558
112      5,901,798      5,898,234            147
113      5,850,000      5,850,000             33       173,374      370,192     647,619
114      5,823,000      5,802,554         23,397                    562,652
115      5,800,000      5,777,412             73     1,052,413      987,331
---      ---------      ---------        -------     ---------    ---------
116      5,750,000      5,744,752         47,088       707,018      743,411     773,782
117      5,678,772      5,673,660            113
118      5,647,458      5,640,133         36,864                    547,890     594,086
119      5,600,000      5,592,477         27,686       669,781      646,927     657,950
120      5,500,000      5,500,000            110                                267,950
---      ---------      ---------        -------                              ---------
120                     2,766,500            110
120                     2,733,500            110
121      5,400,000      5,386,260             73       656,967      572,996     679,557
122      5,300,000      5,297,000         42,040       492,277      484,069     523,338
123      5,250,000      5,245,098         49,020                                515,008
---      ---------      ---------        -------                              ---------
124      5,250,000      5,225,494             33       536,917      649,642
125      5,200,000      5,200,000         27,083       514,606      594,263     612,083
126      5,100,000      5,097,286            146                      9,520     140,620
127      5,000,000      4,997,520             72       516,597      487,224     530,528
128      5,000,000      4,984,687             62       583,063      498,732
---      ---------      ---------        -------     ---------    ---------
129      4,956,866      4,950,437         29,643       401,462      403,805     472,321
130      4,916,000      4,898,523         22,165       318,221      388,608     538,651
131      4,900,000      4,896,100         16,212     1,091,112      962,154   1,175,950
131                     2,373,867         15,415       519,396      386,385     457,230
131                     2,522,234         17,042       571,716      575,769     718,720
---                     ---------        -------     ---------    ---------   ---------
132      4,900,000      4,871,941             55                                625,910
133      4,800,000      4,790,953            177       217,858      237,164
134      4,800,000      4,786,010         24,418       721,681      633,412     582,996
135      4,800,000      4,783,146         29,166       569,632      581,210
136      4,750,000      4,747,234             20       651,565      656,515     616,206
---      ---------      ---------        -------     ---------    ---------   ---------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                 PROPERTY NAME
------ --------- ----------- -------------------------------------------
137    137       68          Commerce University
138    138       C-1361      Dutch Centre
139    139       C-1332      Murchison Medical Plaza
140    140       160         Park Magnolia Apartments
141    141       CL6         Best Buy - Akron, OH
---    ---       ------      -------------------------------------------
142    142       88          Edwards Warehouse
143    143       47          Boynton Medical Arts Center*
144    144       37          Austin South Residence Inn
145    145       147         Courtyard by Marriott - Mishawaka
146    146       49          Brentwood Manor Mobile Home Park
---    ---       ------      -------------------------------------------
147    147       C-1460      Burke Commerce Center
148    148       236         Wisteria Gardens Apartments
149    149       52          Brunswick Hotel
150    150       CL8         Best Buy - Columbia, SC
151    151       C-3261      Winn-Dixie Stores, Inc. - Selma
---    ---       ------      -------------------------------------------
152    152       CL17        CVS Pharmacy - Stoughton, MA
153    153       C-1984      Holiday Inn Holidome
154    154       233         Winchester Plaza
155    155       25          Corporate Court at Westview
156    156       C-1316      Alameda Apartments
---    ---       ------      -------------------------------------------
157    157       98          Forest Ridge Apartments
158    158       63          Colony Club Apartments
159    159       C-1798      Webster Square
160    160       C-1599      Oswego Village Apartments
161    161       CL11        Best Buy - Inver Grove Heights, MN
---    ---       ------      -------------------------------------------
162    162       115         Holiday Inn Exp. - Wheatridge, CO
163    163       128         K-Mart - Sikeston
164    164       C-3715      Comfort Inn Santa Monica
165    165       CL35        PETsMART Store No. 157
166    166       183         RHC - Club Marina Mobile Home Park
---    ---       ------      -------------------------------------------
167    167       6           41 Elm Street Apartment & Office Building
168    168       209         Sports World
169    169       219         Terrado Plaza
170    170       54          Carydale East Apartments
171    171       CL50        Rite Aid Macon & College Park Summary
---    ---       ------      -------------------------------------------
171    171A      CL50A       Rite Aid - Macon, GA
171    171B      CL50B       Rite Aid - College Park, GA
172    172       CL33        PETsMART Store No. 102
173    173       41          Beltline Village Shopping Center
174    174       131         Laguna Creek Racquet Club
---    ---       ------      -------------------------------------------
175    175       C-2955      Riverside Medical Center
176    176       CL42        PETsMART Store No. 688
177    177       CL14        Hoyts Cinemas - Concord, NH
178    178       CL37        PETsMART Store No. 475
179    179       CL38        PETsMART Store No. 586
---    ---       ------      -------------------------------------------
180    180       C-2792      Rite Aid Corporation - Baltimore
181    181       CL5         Best Buy - LaCrosse, WI
182    182       127         Kleinfelder Office Building
183    183       22          2308 Broadway
184    184       31          American Mini Storage
---    ---       ------      -------------------------------------------
185    185       CL43        PETsMART Store No. 689
186    186       202         Shoppes of Hunt Club
187    187       C-2787      Winn-Dixie Stores, Inc. - Bunkie
188    188       C-1512      283 Bleeker St. & 59-61 Thompson St.
188    188A      C-1512A     Bleeker & Thompson
---    ---       ------      -------------------------------------------



 LOAN
   #                           ADDRESS                                  CITY             STATE      ZIP
------ ------------------------------------------------------ ------------------------ --------- ---------
137    17000 Horizon Way                                      Mount Laurel             NJ        08054
138    810 Dutch Square Boulevard                             Columbia                 SC        29201
139    1300 Murchison Drive                                   El Paso                  TX        79902
140    15101 Magnolia Blvd.                                   Van Nuys                 CA        91403
141    96 Roth Rock Road                                      Fairlawn                 OH        44321
---    ------------------------------------------------------ ------------------------ --------- -----
142    500 Edwards Avenue                                     Harahan                  LA        70123
143    10075 Jog Road                                         Boynton Beach            FL        33426
144    4537 South IH-35                                       Austin                   TX        78744
145    4825 North Main Street                                 Mishawaka                IN        46545
146    8305 Gatewood Drive                                    Jessup                   MA        20794
---    ------------------------------------------------------ ------------------------ --------- -----
147    5575-5609 Sandy Lewis Drive                            Burke                    VA        22032
148    610 North Dairy Ashford                                Houston                  TX        77075
149    Queen & Chestnut Streets                               Lancaster                PA        17602
150    7006 Two Notch Road                                    Columbia                 SC        29223
151    1952 West Dallas Avenue                                Selma                    AL        36701
---    ------------------------------------------------------ ------------------------ --------- -----
152    345 Washington St                                      Stoughton                MA        02072
153    800 28th Street                                        Boulder                  CO        80303
154    U.S. Highway 60                                        Winchester               KY        40391
155    7215 Corporate Court                                   Frederick                MD        21701
156    1415 Broadway                                          Alameda                  CA        94501
---    ------------------------------------------------------ ------------------------ --------- -----
157    5531 Chevrolet Blvd.                                   Parma                    OH        44130
158    1212-1218 Allaire Road & 1908-1922 Old Mill Road       Spring Lake Heights      NJ        07762
159    N/E/C Stafford Street & Curtis Pkwy                    Worcester                MA        01603
160    3938 Southwest Carman Drive                            Lake Oswego              OR        97035
161    1350 50th Street East                                  Inver Grove Heights      MN        55077
---    ------------------------------------------------------ ------------------------ --------- -----
162    4700 Kipling St                                        Wheatridge               CO        80033
163    1110 S. Main Street                                    Sikeston                 MO        63801
164    2815 Santa Monica Boulevard                            Santa Monica             CA        90404
165    7290 West Bell Road                                    Glendale                 AZ        85308
166    55 Pacifica Avenue                                     Bay Point                CA        94565
---    ------------------------------------------------------ ------------------------ --------- -----
167    41 Elm Street                                          Morristown               NJ        07960
168    200 Route 17 North                                     Paramus                  NJ        07652
169    750 Terrado Plaza                                      Covina                   CA        91723
170    2727 Duke Street                                       Alexandria               VA        22314
171    Various Addresses                                      Various                  Various   Various
---    ------------------------------------------------------ ------------------------ --------- -----
171    1390 Pio Nono Avenue                                   Macon                    GA        31204
171    Corner of Old National Highway and Flat Schoals Road   College Park             GA        30337
172    26761 Aliso Creek Road                                 Aliso Viejo              CA        92656
173    3435 North Beltline Road                               Irving                   TX        75062
174    9570 Racquet Court                                     Elk Grove                CA        95758
---    ------------------------------------------------------ ------------------------ --------- -----
175    300 Riverside Drive East                               Bradenton                FL        34208
176    17877 Haggerty Road                                    Northville               MI        48167
177    282 Loudon Road                                        Concord                  NH        03301
178    2010 Butterfield Road                                  Downers Grove            IL        60515
179    420 Home Drive                                         North Fayette Township   PA        15275
---    ------------------------------------------------------ ------------------------ --------- -----
180    118 N. Howard St.                                      Baltimore                MD        21201
181    9420 Highway 16 East                                   Onalaska                 WI        54650
182    3077 Fite Circle                                       Rancho Cordova           CA        95827
183    2308 Broadway                                          Santa Monica             CA        90404
184    20941 Canada Road                                      Lake Forest              CA        92630
---    ------------------------------------------------------ ------------------------ --------- -----
185    23271 Eureka Road                                      Taylor                   MI        48180
186    444-510 Hunt Club Blvd.                                Apopka                   FL        32703
187    US 71/Shirley Road                                     Bunkie                   LA        71322
188    Various Addresses                                      Various                  Various   Various
188    59-61 Thompson Street                                  New York                 NY        10118
---    ------------------------------------------------------ ------------------------ --------- -----



                                     ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN                                PRINCIPAL      PRINCIPAL      PRINCIPAL
   #          PROPERTY TYPE        LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT    1995 NOI     1996 NOI     1997 NOI
------ -------------------------- -------------- -------------- -------------- ------------ ------------ ------------
137    Office                       4,750,000      4,743,393            69        605,511      612,094      586,414
138    Office                       4,750,000      4,732,467            47        555,073      701,017      651,589
139    Medical Office               4,700,000      4,700,000            99        566,298      608,383      598,139
140    Multifamily                  4,700,000      4,693,284        45,128        580,479      617,972      559,053
141    Credit Lease                 4,596,528      4,579,531           100
---    --------------------------   ---------      ---------        ------
142    Industrial                   4,520,000      4,511,607            23                     565,878      582,132
143    Medical Office               4,500,000      4,497,921           119                      97,824      296,509
144    Lodging, Extended Stay       4,500,000      4,495,798        68,118                     (24,703)     683,031
145    Lodging, Limited Service     4,500,000      4,495,798        57,638                     544,156      676,841
146    Mobile Home Park             4,500,000      4,495,655        25,837                     552,454      637,699
---    --------------------------   ---------      ---------        ------                     -------      -------
147    Industrial                   4,500,000      4,495,509            53        541,246      547,394      636,422
148    Multifamily                  4,500,000      4,491,484        38,720        300,855      430,318      473,918
149    Lodging, Full Service        4,500,000      4,479,941        20,180      1,422,000    1,344,000    1,286,000
150    Credit Lease                 4,485,916      4,469,298            99
151    Credit Lease                 4,465,692      4,441,452           101
---    --------------------------   ---------      ---------        ------
152    Credit Lease                 4,420,015      4,420,015           196
153    Lodging, Full Service        4,400,000      4,396,316        26,644      1,107,000    1,067,000    1,027,000
154    Retail, Unanchored           4,400,000      4,385,245            34        286,608      461,683      473,887
155    Office                       4,300,000      4,295,994            77        777,827      820,941      603,405
156    Multifamily                  4,250,000      4,244,735        45,642        512,547      640,344      604,681
---    --------------------------   ---------      ---------        ------      ---------    ---------    ---------
157    Multifamily                  4,225,000      4,222,767        19,194        526,604      552,975      462,749
158    Multifamily                  4,225,000      4,220,948        51,475        426,461      422,452      428,309
159    Retail, Anchored             4,200,000      4,185,833            21      1,225,037    1,031,264    1,138,097
160    Multifamily                  4,160,000      4,157,320        88,454
161    Credit Lease                 4,158,175      4,142,785           109
---    --------------------------   ---------      ---------        ------
162    Lodging, Limited Service     4,100,000      4,088,531        33,790        502,451      550,731      594,753
163    Retail, Single Tenant        4,100,000      4,086,699            43        502,061      502,115      501,528
164    Lodging, Limited Service     4,062,000      4,062,000        35,632        998,593    1,169,787    1,308,230
165    Credit Lease                 4,037,429      4,025,692           153
166    Mobile Home Park             4,010,317      4,005,551        25,677                                  321,322
---    --------------------------   ---------      ---------        ------                                ---------
167    Multifamily                  4,000,000      3,996,077        51,232        442,765      444,535      466,334
168    Retail, Single Tenant        4,000,000      3,978,892            72                     650,116
169    Office                       3,975,000      3,966,563            68                     522,613      527,760
170    Multifamily                  4,000,000      3,906,159        16,765        859,105      860,990
171    Credit Lease                 3,907,904      3,884,658           181
---    --------------------------   ---------      ---------        ------
171    Credit Lease                                1,757,345           156
171    Credit Lease                                2,127,313           188
172    Credit Lease                 3,857,523      3,846,309           148
173    Retail, Anchored             3,850,000      3,844,619            51        410,881      492,824
174    Health Club                  3,850,000      3,844,492           120
---    --------------------------   ---------      ---------        ------
175    Medical Office               3,825,000      3,818,129            66                      57,105      144,900
176    Credit Lease                 3,800,000      3,788,953           146
177    Credit Lease                 3,753,796      3,733,234           134
178    Credit Lease                 3,700,000      3,689,244           141
179    Credit Lease                 3,700,000      3,689,244           142
---    --------------------------   ---------      ---------        ------
180    Credit Lease                 3,642,146      3,607,480           172
181    Credit Lease                 3,611,276      3,597,915            80
182    Office                       3,600,000      3,592,963            88        376,734      474,665      503,434
183    Office                       3,500,000      3,496,921           159                                  496,075
184    Self-Storage                 3,500,000      3,492,847            43        438,694      395,283      455,131
---    --------------------------   ---------      ---------        ------      ---------    ---------    ---------
185    Credit Lease                 3,400,000      3,390,116           130
186    Retail, Anchored             3,400,000      3,383,902            37                                  433,812
187    Credit Lease                 3,460,000      3,375,192            70
188    Multifamily                  3,350,000      3,342,509        66,850        382,148      411,621      426,124
188    Multifamily                                 1,905,230        56,036
---    --------------------------                  ---------        ------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                     PROPERTY NAME
------ --------- ----------- --------------------------------------------------
188    188B      C-1512B     Bleeker & Thompson
189    189       77          Delray Industrial Park
190    190       211         Staples, Ocean Avenue
191    191       149         Natomas Racquet Club
192    192       116         Holiday Inn Express Hotel & Suites Golden Valley
---    ---       ------      --------------------------------------------------
193    193       CL40        PETsMART Store No. 685
194    194       110         Heritage Plaza
195    195       159C        Cynwyd Club Apartments
196    196       CL36        PETsMART Store No. 239
197    197       C-1031      Keith Properties-Summary
---    ---       ------      --------------------------------------------------
197    197A      C-1031A     Keith Properties
197    197B      C-1031B     Keith Properties
197    197C      C-1031C     Keith Properties
197    197D      C-1031D     Keith Properties
197    197E      C-1031E     Keith Properties
---    ---       ------      --------------------------------------------------
198    198       CL15        Hoyts Cinemas - Hooksett, NH
199    199       C-1730      Comfort Inn-Selma
200    200       C-2791      Rite Aid Corporation-Cleveland
201    201       C-1656      Cedar Creek Apartments
202    202       222         Timber Trails Shopping Center
---    ---       ------      --------------------------------------------------
203    203       152         North La Brea Shopping Center
204    204       21          1801-1811 Williamsbridge Road
205    205       185         RHC - Trees Country Place Mobile Home Park
206    206       C-1708      Kon Tiki Mobile Home Park
207    207       CL41        PETsMART Store No. 686
---    ---       ------      --------------------------------------------------
208    208       65          Columbus Plaza
209    209       C-3767      Days Inn / Denny's-Summary
209    209A      C-3767A     Days Inn
209    209B      C-3767B     Denny's
210    210       206         Somerset Professional Plaza
---    ---       ------      --------------------------------------------------
211    211       CL21        Eckerd Pharmacy - Mary Esther, FL
212    212       CL39        PETsMART Store No. 648
213    213       134         Lancaster Microtel Inn
214    214       205         Snyder Warehouse
215    215       CL51        Rite Aid - Washington, MI
---    ---       ------      --------------------------------------------------
216    216       C-1488      3190 Northeast Expressway
217    217       161         Parkview Nursing Portfolio Summary
217    217A      161A        Parkview Lodge
217    217B      161B        Parkview South
217    217C      161C        Parkview Main
---    ---       ------      --------------------------------------------------
217    217D      161D        Parkview Manor
218    218       143         Manhattan Brewery/40-42 Thompson St.
219    219       CL34        PETsMART Store No. 145
220    220       C-1284      Setauket Village Mart
221    221       C-1590      Great Woods Office Park-Summary
---    ---       ------      --------------------------------------------------
221    221A      C-1590A     Great Woods Office Park
221    221B      C-1590B     Great Woods Office Park
222    222       CL31        Office Depot - College Twp PA*
223    223       C-2788      Winn-Dixie Stores, Inc.-Auburn
224    224       24          5520 Santa Monica Boulevard
---    ---       ------      --------------------------------------------------
225    225       235         Winston Vista Shopping Center
226    226       194         Rochester Microtel
227    227       C-3225      Alpine Meadows
228    228       C-1494      Dynamatic Mfg. Facility
229    229       64          Columbus Microtel Inn
---    ---       ------      --------------------------------------------------



 LOAN
   #                       ADDRESS                             CITY           STATE      ZIP             PROPERTY TYPE
------ ---------------------------------------------- --------------------- --------- --------- -------------------------------
188    283 Bleeker Street                             New York              NY        10118     Multifamily
189    1845-1895 SE 4th Avenue                        Delray Beach          FL        33444     Industrial
190    2892 Ocean Avenue                              Brooklyn              NY        11225     Retail, Single Tenant
191    2450 Natomas Park Drive                        Sacramento            CA        95833     Health Club
192    6020 Wayzata Boulevard                         Golden Valley         MN        55416     Lodging, Limited Service
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
193    20530 13 Mile Road                             Roseville             MI        48066     Credit Lease
194    2934 - 2990 West Ina Road                      Tucson                AZ        85710     Retail, Unanchored
195    1302 Cynwyd Club Drive                         Wilmington            DE        19808     Multifamily
196    9321 Hillcrest Road                            Kansas City           MO        64138     Credit Lease
197    Various Addresses                              Various               Various   Various   Office
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
197    532 Page Street                                Stoughton             MA        02072     Office
197    14 Page Terrace                                Stoughton             MA        02072     Office
197    30 Tremont Street                              Duxbury               MA        02332     Office
197    42 Tremont Street                              Duxbury               MA        02332     Office
197    136 Shoppers Row                               Duxbury               MA        02332     Office
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
198    4 Technology Drive                             Hooksett              NH        03106     Credit Lease
199    1705 Industrial Park Drive                     Selma                 NC        27576     Lodging, Limited Service
200    5411 Superior Ave.                             Cleveland             OH        44103     Credit Lease
201    51 Cedar Creek Court                           Van Buren             AR        72956     Multifamily
202    23221 Aldine Westfield Road                    Houston               TX        77373     Retail, Anchored
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
203    712-736 NORTH La Brea Av.                      Los Angeles,          CA        90038     Retail, Unanchored
204    1801-1811 Williamsbridge Road                  Bronx                 NY        10461     Retail, Unanchored
205    1840-1850 West Orangethorpe Ave.               Fullerton             CA        92633     Mobile Home Park
206    555 West Warner Road                           Chandler              AZ        85224     Mobile Home Park
207    365 Haggerty Highway                           Commerce              MI        48391     Credit Lease
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
208    5050 10th Avenue East                          Tampa                 FL        33619     Retail, Anchored
209    Various Addresses                              Various               Various   Various   Lodging, Limited Service/Rest
209    13351 Cleveland Avenue                         Fort Myers            FL        33903     Lodging, Limited Service
209    13353 Cleveland Avenue                         Fort Myers            FL        33903     Restaurant
210    1527 Route 27                                  Franklin              NJ        08873     Medical Office
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
211    NEC US Hwy 98 and Mary Esther Cutoff(SR 383)   Town of Mary Esther   FL        32569     Credit Lease
212    135 Mall Drive                                 Murfreesboro          TN        37129     Credit Lease
213    50 Freeman Road                                Lancaster             NY        14221     Lodging, Limited Service
214    1711-1755 North Powerline Road                 Pompano Beach         FL        33069     Industrial
215    66054 Van Dyke                                 Washington Township   MI        48302     Credit Lease
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
216    3190 Northeast Expressway                      Atlanta               GA        30341     Office
217    Various Addresses                              Various               Various   Various   Assisted Living Facility
217    Route 109                                      Springvale            ME        04083     Assisted Living Facility
217    7 West Elm Street                              Sanford               ME        04073     Assisted Living Facility
217    107 Main Street                                Sanford               ME        04073     Assisted Living Facility
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
217    6 Knight Street                                Sanford               ME        04083     Assisted Living Facility
218    40 Thompson Street                             New York              NY        10013     Office
219    277 North Walker Road                          Prescott              AZ        86301     Credit Lease
220    212-254 Main Street (Rte 25A)                  East Setauket         NY        11773     Retail, Unanchored
221    Various Addresses                              Various               Various   Various   Office
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
221    792 South Main Street                          Mansfield             MA        02048     Office
221    800 South Main Street                          Mansfield             MA        02048     Office
222    389 Benner Pike                                State College         PA        16804     Credit Lease
223    1617 South College Street                      Auburn                AL        36830     Credit Lease
224    5520 Santa Monica                              Los Angeles           CA        90038     Retail, Unanchored
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------
225    2070 Hacienda Drive                            Vista                 CA        92083     Retail, Unanchored
226    905 Lehigh Station Road                        Henrietta             NY        14467     Lodging, Limited Service
227    210 10th Street                                Gold Bar              WA        98251     Mobile Home Park
228    1322 Fourteenth Avenue                         Kenosha               WI        53140     Industrial
229    7500 Vantage Drive                             Worthington           OH        43235     Lodging, Limited Service
---    ---------------------------------------------- --------------------- --------- -----     -------------------------------



          ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN     PRINCIPAL      PRINCIPAL      PRINCIPAL
   #    LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT   1995 NOI   1996 NOI   1997 NOI
------ -------------- -------------- -------------- ---------- ---------- ---------
188                      1,437,279        89,830
189      3,300,000       3,297,043            25     468,859    440,584    420,437
190      3,300,000       3,296,842           150
191      3,300,000       3,295,279           100     661,292    705,455    680,429
192      3,300,000       3,293,409        30,215     210,396    599,575    745,818
---      ---------       ---------        ------     -------    -------    -------
193      3,300,000       3,290,407           130
194      3,300,000       3,285,872            77     320,130    331,191
195      3,246,584       3,244,834        24,582     310,080    357,363    351,231
196      3,199,066       3,189,766           122
197      3,200,000       3,188,665            42     423,266    458,897    509,474
---      ---------       ---------        ------     -------    -------    -------
197                        647,698            72
197                        896,812            51
197                      1,145,927           136
197                        498,229            50
197
---
198      3,202,783       3,185,239           131
199      3,200,000       3,178,901        39,736     631,507    712,698    644,626
200      3,204,545       3,174,044           295
201      3,150,000       3,150,000        23,507     279,404    359,204    352,910
202      3,100,000       3,095,773            29     388,896    395,992
---      ---------       ---------        ------     -------    -------
203      3,100,000       3,088,350           145     457,028    427,667
204      3,000,000       2,997,624           166     418,253    445,867    462,268
205      3,000,000       2,996,226        26,283     275,100    213,846    275,477
206      3,000,000       2,993,292        16,911                337,321    376,895
207      2,984,575       2,975,899           114
---      ---------       ---------        ------
208      2,925,000       2,918,815            25     176,722    229,366    272,672
209      2,911,250       2,908,162                   653,767    550,623    566,805
209                      1,744,897        13,739
209                      1,163,265           269
210      2,880,000       2,877,268            88     287,731    271,024    433,752
---      ---------       ---------        ------     -------    -------    -------
211      2,894,746       2,867,198           263
212      2,800,000       2,791,860           124
213      2,775,000       2,772,604        27,726     409,815    453,326    467,606
214      2,750,000       2,745,074            37     266,749    277,283    264,153
215      2,746,881       2,736,245           245
---      ---------       ---------        ------
216      2,725,000       2,721,394            70     348,131    359,323    371,673
217      2,720,000       2,707,586        39,240     193,668    290,704
217                        676,897        13,272     193,668    290,704
217                        676,897       112,816
217                        676,897       112,816
---                      ---------       -------
217                        676,897       112,816
218      2,700,000       2,696,533            96     145,274    371,201    443,672
219      2,700,000       2,692,151           122
220      2,700,000       2,676,535            88     466,961    471,494    461,653
221      2,600,000       2,592,147            46                165,888
---      ---------       ---------       -------                -------
221                        907,251            46
221                      1,684,895            46
222      2,570,801       2,560,318            80
223      2,730,000       2,537,596            58
224      2,536,000       2,533,444           144     348,501    306,454    326,228
---      ---------       ---------       -------     -------    -------    -------
225      2,520,000       2,518,764           105     294,383    343,662    321,210
226      2,503,000       2,500,839        25,261     444,679    399,414    459,483
227      2,500,000       2,500,000        23,585     238,459    245,315    279,929
228      2,500,000       2,483,072             8
229      2,475,000       2,472,863        24,729     333,894    397,979    426,867
---      ---------       ---------       -------     -------    -------    -------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #               PROPERTY NAME
------ --------- ----------- --------------------------------------
230    230       117         Hoosic Valley Center
231    231       7           200 South Newman Street
232    232       C-1912      Value Inn Motel
233    233       137         Leeman Labs
234    234       129         Knoxville Microtel*
---    ---       ------      --------------------------------------
235    235       C-3279      Eckerd Corporation - Forest Park
236    236       72          Corum Plaza
237    237       C-1765b     Quality Inn- Sylva
238    238       C-2182      Holiday Inn/ Heritage Inn-Summary
238    238A      C-2182A     Holiday Inn/ Heritage Inn
---    ---       ------      --------------------------------------
238    238B      C-2182B     Holiday Inn/ Heritage Inn
239    239       CL56        Walgreen Co. - Bedford, TX
240    240       96          Falcon View Plaza
241    241       CL22        Eckerd Pharmacy - Houma, LA
242    242       144         Maple Gardens Apartments
---    ---       ------      --------------------------------------
243    243       181         RHC - Adobe Mobile Lodge
244    244       C-1746      New Heritage Plaza
245    245       C-1438      Pine Ridge Mobile Home Park
246    246       CL18        CVS Pharmacy - Woodstock, Ga
247    247       CL48        Rite Aid - Melvindale, MI
---    ---       ------      --------------------------------------
248    248       C-2789      Rite Aid Corporation - Garettsville
249    249       CL52        Rite Aid - Auburn Hills, MI
250    250       85          Econo Lodge-FL
251    251       C-1620      Winyah Village Shopping Center
252    252       C-1409      Painters Mill Professional Building
---    ---       ------      --------------------------------------
253    253       C-2217      Holiday Inn Express (Ocean Springs)
254    254       C-1197      Wyndham Court Apartments
255    255       166         Peter Piper Plaza
256    256       55          Charleston Microtel
257    257       145         Marshall's Plaza Springfield
---    ---       ------      --------------------------------------
258    258       195         Royal Palms Mobile Home Park
259    259       CL46        Rite Aid - Cleveland, OH
260    260       C-2206      Days Inn-Lanett Alabama
261    261       217         Syracuse Microtel
262    262       C-1647      717 D Street
---    ---       ------      --------------------------------------
263    263       154         Oakbrook Manufactured Home Community
264    264       4A          NCB/148 W. 24 Tenants Corp.
265    265       C-1264      Deerfield East Apartments
266    266       C-1520      Stewartstown Station Village Square
267    267       141         Loma Verde Apartments
---    ---       ------      --------------------------------------
268    268       C-1360      701 East Trade Street, Equity Bldg
269    269       199         Santa Gertrudes Apartments
270    270       86          Econo Lodge-Virginia Beach, VA
271    271       C-1430      Greenbrier Partners I-Summary
271    271A      C-1430A     Greenbrier Partners I
---    ---       ------      --------------------------------------
271    271B      C-1430B     USUI International Bldg
272    272       C-1431      Brinks
273    273       C-1419      JAMAD II
274    274       210         Stadium Corporate Center
275    275       CL45        Rite Aid - Auburn, ME
---    ---       ------      --------------------------------------
276    276       C-2790      Rite Aid Corporation - Canton
277    277       155         Olympia Medical Center
278    278       C-3915      Kmart- Lackawanna
279    279       CL49        Rite Aid - Hazel Park, MI
280    280       C-1127      44-46 Beach Street-Retail
---    ---       ------      --------------------------------------



 LOAN
   #                   ADDRESS                          CITY            STATE      ZIP           PROPERTY TYPE
------ --------------------------------------- ---------------------- --------- --------- --------------------------
230    Route 4                                 Schaghticoke           NY        12154     Retail, Anchored
231    200 South Newman Street                 Hackensack             NJ        07601     Industrial
232    6885 Highway 94                         Colorado Springs       CO        80915     Lodging, Limited Service
233    6 Wentworth Drive                       Hudson                 NH        03051     Industrial
234    309 N. Peters Road                      Knoxville              TN        37922     Lodging, Limited Service
---    --------------------------------------- ---------------------- --------- -----     --------------------------
235    833 Forest Parkway                      Forest Park            GA        30050     Credit Lease
236    8505 Gulf Freeway                       Houston                TX        77017     Retail, Unanchored
237    US Highway 23                           Sylva                  NC        28779     Lodging, Limited Service
238    Various Addresses                       Various                Various   Various   Lodging, Limited Service
238    US 178/78 Bypass and SR7                Holly Springs          MS        38635     Lodging, Limited Service
---    --------------------------------------- ---------------------- --------- -----     --------------------------
238    155 Clarice Drive                       Holly Springs          MS        38635     Lodging, Limited Service
239    2253 Central Drive                      Bedford                TX        76021     Credit Lease
240    5901 East McKellips Road                Mesa                   AZ        85215     Retail, Unanchored
241    9407 East Park Avenue (Hwy 659)         Houma                  LA        70363     Credit Lease
242    495 North Maple Drive                   Rialto                 CA        92376     Multifamily
---    --------------------------------------- ---------------------- --------- -----     --------------------------
243    3120 Grant Street                       Concord                CA        94520     Mobile Home Park
244    81 Pope Avenue                          Hilton Head Island     SC        29928     Retail, Unanchored
245    6465 Highway 9                          Alpharetta             GA        30201     Mobile Home Park
246    1600 Towne Lake Parkway                 Woodstock              GA        30189     Credit Lease
247    4016 Oakwood                            Melvindale             MI        48217     Credit Lease
---    --------------------------------------- ---------------------- --------- -----     --------------------------
248    10764 North Street                      Garettsville           OH        44231     Credit Lease
249    2480 Lapeer Road                        Auburn Hills           MI        48302     Credit Lease
250    5221 West University Blvd.              Jacksonville           FL        32216     Lodging, Limited Service
251    North Fraser Street and North Street    Georgetown             SC        29442     Retail, Anchored
252    110 Painter's Mill Road                 Owings Mill            MD        21117     Office
---    --------------------------------------- ---------------------- --------- -----     --------------------------
253    7304 Washington Avenue                  Ocean Springs          MS        39564     Lodging, Limited Service
254    6607 East Lovers Lane                   Dallas                 TX        75214     Multifamily
255    1801-803 & 1807-1813 E. Baseline Road   Tempe                  AZ        85283     Retail, Unanchored
256    600 2nd Avenue                          S. Charleston          WV        25303     Lodging, Limited Service
257    NW Corner of Rt. 20 & Rt. 21            Springfield            MA        01119     Retail, Anchored
---    --------------------------------------- ---------------------- --------- -----     --------------------------
258    205 East Drifill Blvd.                  Oxnard                 CA        93030     Mobile Home Park
259    8404 Madison Avenue                     Cleveland              OH        44102     Credit Lease
260    2314 South Broad Avenue                 Lanett                 AL        36863     Lodging, Limited Service
261    6808 Old Collamer Road                  DeWitt                 NY        13057     Lodging, Limited Service
262    717 D Street                            Washington             DC        20004     Office
---    --------------------------------------- ---------------------- --------- -----     --------------------------
263    1025 North 300 West                     Springville            UT        84663     Mobile Home Park
264    148 West 24th Street                    New York               NY        10011     Office
265    1323 SE Eighth Avenue                   Deerfield Beach        FL        33441     Multifamily
266    71 North Main Street                    Stewartstown Borough   PA        17363     Retail, Anchored
267    555 North 7th Street                    Sierra Vista           AZ        85635     Multifamily
---    --------------------------------------- ---------------------- --------- -----     --------------------------
268    701 East Trade Street                   Charlotte              NC        28202     Office
269    10350 Santa Gertrudes Avenue            Whittier               CA        90603     Multifamily
270    5819 Northampton Blvd.                  Virginia Beach         VA        23455     Lodging, Limited Service
271    Various Addresses                       Various                Various   Various   Industrial
271    804-826 Professional Place              Chesapeake             VA        23462     Industrial
---    --------------------------------------- ---------------------- --------- -----     --------------------------
271    1134-38 Executive Blvd.                 Chesapeake             VA        23462     Industrial
272    1223 Executive Boulevard                Chesapeake             VA        23462     Industrial
273    540 Woodlake Circle                     Chesapeake             VA        23320     Industrial
274    2040-2050 South Santa Cruz Street       Anaheim                CA        92805     Office
275    60 Union Street Bypass                  Auburn                 ME        04210     Credit Lease
---    --------------------------------------- ---------------------- --------- -----     --------------------------
276    2103 East Tuscarawas Ave                Canton                 OH        44707     Credit Lease
277    2221 Livernois                          Troy                   MI        48084     Medical Office
278    1001 Ridge Road                         Lackawanna             NY        14043     Retail, Single Tenant
279    John R. Road & Nine Mile Road           Hazel Park             MI        48030     Credit Lease
280    44-46 Beach Street                      Boston                 MA        02111     Retail, Unanchored
---    --------------------------------------- ---------------------- --------- -----     --------------------------



          ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN     PRINCIPAL      PRINCIPAL      PRINCIPAL
   #    LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT   1995 NOI   1996 NOI   1997 NOI
------ -------------- -------------- -------------- ---------- ---------- ---------
230      2,440,000       2,439,124           67                            288,204
231      2,440,000       2,437,803           29      420,094    358,882    390,751
232      2,400,000       2,400,000       21,053      346,358    419,126    477,825
233      2,400,000       2,397,703           48
234      2,396,000       2,393,956       22,800      426,522    409,882    371,776
---      ---------       ---------       ------      -------    -------    -------
235      2,399,340       2,391,354          219
236      2,380,000       2,376,990           36                 275,432    259,162
237      2,350,000       2,334,582       32,881      502,282    498,307
238      2,318,000       2,316,187       26,320                 517,098    511,415
238                      1,213,682       25,285      325,110    270,115
---                      ---------       ------      -------    -------
238                      1,102,505       27,563                 246,983
239      2,330,926       2,303,898          166
240      2,300,000       2,298,740           93      109,062    136,922    279,445
241      2,308,632       2,290,248          210
242      2,275,000       2,273,683       37,895      249,648    295,284    281,670
---      ---------       ---------       ------      -------    -------    -------
243      2,271,964       2,269,017       29,468      187,867    202,351    229,390
244      2,250,000       2,250,000           61      219,090    254,624    309,625
245      2,250,000       2,241,423       11,494      242,844    161,194
246      2,235,903       2,232,279          220
247      2,242,105       2,226,480          199
---      ---------       ---------       ------
248      2,226,058       2,204,870          205
249      2,204,187       2,198,478          220
250      2,200,000       2,196,770       12,204      458,690    486,770    432,139
251      2,200,000       2,195,723           38      326,397    317,754    335,336
252      2,200,000       2,187,977           54      323,422    318,651    318,071
---      ---------       ---------       ------      -------    -------    -------
253      2,200,000       2,181,233       33,557
254      2,150,000       2,140,788       13,215      232,615    234,563    217,331
255      2,125,000       2,115,958           40      165,654    283,136
256      2,100,000       2,098,187       20,570      314,403    312,951    382,668
257      2,100,000       2,097,999           46      114,776    248,067    251,237
---      ---------       ---------       ------      -------    -------    -------
258      2,100,000       2,096,812       14,264
259      2,039,609       2,026,436          181
260      2,025,000       2,018,641       18,866      297,953    405,366
261      2,017,000       2,015,259       20,153      360,837    339,511    386,203
262      2,000,000       2,000,000           84      263,358    241,822    242,058
---      ---------       ---------       ------      -------    -------    -------
263      2,000,000       1,997,464       17,835                   5,197    155,262
264      2,000,000       1,989,083           40      244,144    237,726    247,498
265      2,000,000       1,986,880       24,836      239,999    237,902
266      2,000,000       1,983,477           54      373,532    350,586
267      2,050,000       1,976,125       15,438      318,131    260,575    266,521
---      ---------       ---------       ------      -------    -------    -------
268      1,925,000       1,918,982           81      217,737    250,160    283,833
269      1,900,000       1,899,042       52,751
270      1,900,000       1,898,625       18,256      379,405    315,687    340,533
271      1,900,000       1,896,336           47      285,252    292,039    307,947
271                        891,278           45
---                      ---------       ------
271                      1,005,058           49
272      1,875,000       1,864,932           76      234,320    234,511    233,494
273      1,875,000       1,854,093           30      253,667    267,057    277,616
274      1,820,000       1,814,577           59      136,482    173,204
275      1,814,505       1,792,879          160
---      ---------       ---------       ------
276      1,785,739       1,768,742          165
277      1,760,000       1,758,032          142      130,841    183,664
278      1,750,000       1,750,000           26      226,445    212,372    229,292
279      1,757,897       1,745,647          156
280      1,750,000       1,741,444           62
---      ---------       ---------       ------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #                PROPERTY NAME                           ADDRESS                    CITY
------ --------- ----------- ----------------------------------------- ------------------------------- ------------------
281    281       14          701-703 West 184th Street                 701-703 West 184th Street       New York
282    282       208         Spare Room Self Storage                   4601 White Lane                 Bakersfield
283    283       227         Valley Pines Mobile Home Park             615 Lomaland Drive              El Paso
284    284       C-1496      North Plantation Square Shopping Ctr      1672 North Main Street          Summerville
285    285       C-2475      Kmart- Cheektowaga                        1460 French Road                Cheektowaga
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
286    286       CL47        Rite Aid - Morrow, GA                     2350 Lake Harbin Road           Morrow
287    287       17          925 Wilshire                              925-929 Wilshire Blvd.          Santa Monica
288    288       186         RHC - Diablo Mobile Lodge                 1146 Meadow Lane                Concord
289    289       C-2129      Glenwood Townhomes                        1155 & 1225 Cumulus Drive       Conway
290    290       240         Yorktown Medical                          1974 Maple Hill Street          Yorktown Heights
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
291    291       C-1809      Liberty Square Shopping Center            211-215 West Camp Wisdom Road   Duncanville
292    292       213         Stirrup Woods                             2101-2115 Stirrup Lane          Toledo
293    293       11          342 Newbury Street                        342 Newbury Street              Boston
294    294       80          Deseret Self Storage                      707 West State Street           Pleasant Grove
295    295       201         Security Self Storage                     7840 Farley                     Overland Park
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
296    296       C-1128      Comfort Inn Santa Rosa                    3443 Will Rogers Drive          Santa Rosa
297    297       C-1429      Principal Court Business Center           800 Principal Court             Chesapeake
298    298       132         Lake Center                               23072 Lake Center Drive         Lake Forest
299    299       C-1501      Two (2) US Post Offices-Summary           Various Addresses               Various
299    299A      C-1501A     US Post Offices                           3235 Union Street               North Chili
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
299    299B      C-1501B     US Post Offices                           76-78 Pulteney Street           Hammondsport
300    300       169         Plaza Las Mares                           629 Camino De Los Mares         San Clemente
301    301       125         Jurupa Town Center                        9415 Mission Blvd.              Glen Avon
302    302       121         Indian Hills Mobile/Valley View Summary   Various Addresses               Various
302    302A      121A        Indian Hills Mobile Park                  Route 48                        Granby
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
302    302B      121B        Valley View Mobile Home Park              7235 Telephone Road             Pavilion
303    303       C-2127      The Parliament House                      1512 S. Arlington Ridge Road    Arlington
304    304       C-2166      Willow Road Apartments                    54 Willow Road West             New York
305    305       C-2785      Rite Aid Corporation - Monticello         147 Broadway                    Monticello
306    306       200         Kittridge Apartments/ Santa Monica        11750 Kittridge Street          North Hollywood
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
307    307       C-2048      Greenridge Apartments                     3830 West McDowell Road         Phoenix
308    308       158         Palm Haven Mobile Home Park               4791 Southwest 82nd Avenue      Davie
309    309       C-3465      (1) US Post Office-Lakewood               184 Chautauqua Avenue           Lakewood
310    310       C-2784      Rite Aid Corporation - Mount Morris       40 East State Street            Mount Morris
311    311       57          Chatsworth Shopping Center                21911-21929 Devonshire Street   Chatsworth
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
312    312       51          Broken Arrow Expressway Mini-Storage      9510 Broken Arrow Expressway    Tulsa
313    313       C-1765a     Quality Inn- Maggie Valley                70 Soco Road                    Maggie Valley
314    314       C-2113      Comfort Inn                               4646 Scottsville Road           Bowling Green
315    315       C-1443      7402 Neuhaus                              7402 Neuhaus                    Houston
316    316       C-2939      Wilton Plaza                              1881 NE 26th St.                Wilton Manor
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
317    317       157         Orange Show Industrial Park               320-396 Orange Show Lane        San Bernardino
318    318       C-1449      Meadowood Center                          3009-3091 N High School Road    Speedway
319    319       84          East Pine Ridge Mobile Home Park          4800 S. Pine Island Rd.         Davie
320    320       61          Clay/Morrison Summary                     Various Addresses               Various
320    320A      61A         1250 Morrison Avenue                      1250 Morrison Avenue            New York
---    ---       ------      ----------------------------------------- ------------------------------- ------------------
320    320B      61B         1812 Clay Avenue                          1812 Clay Avenue                New York
321    321       C-1589      Meeting House Office Building             275 Turnpike Street             Canton
322    322       34          Arabian Mobile Home Park                  46-200 Calhoun Street           Indio
323    323       C-2195      85 Broad Street                           85 Broad Street                 Marlborough
324    324       12          411 North Harbor Blvd.                    411 North Harbor Blvd.          San Pedro
---    ---       ------      ----------------------------------------- ------------------------------- ------------------



                                                         ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
 LOAN                                                    PRINCIPAL      PRINCIPAL      PRINCIPAL
   #     STATE      ZIP           PROPERTY TYPE        LOAN BALANCE   LOAN BALANCE   BALANCE/UNIT     1995 NOI    1996 NOI
------ --------- --------- -------------------------- -------------- -------------- -------------- ------------- ----------
281    NY        10017     Multifamily                  1,725,000       1,723,404       25,344         248,770    253,524
282    CA        93309     Self-Storage                 1,720,000       1,716,650           17         270,274    268,293
283    TX        79907     Mobile Home Park             1,720,000       1,716,431       11,676         171,553    228,130
284    SC        29483     Retail, Anchored             1,700,000       1,694,537           36         308,194    292,929
285    NY        14043     Retail, Single Tenant        1,650,000       1,650,000           24         225,727    225,630
---    --------- -----     --------------------------   ---------       ---------       ------         -------    -------
286    GA        30260     Credit Lease                 1,613,698       1,592,986          141
287    CA        90401     Retail, Unanchored           1,575,000       1,574,269          184                    177,442
288    CA        94518     Mobile Home Park             1,529,310       1,527,326       20,922         152,419    143,763
289    AR        72032     Multifamily                  1,520,000       1,520,000       33,043
290    NY        10598     Medical Office               1,520,000       1,515,454           86         234,348    213,767
---    --------- -----     --------------------------   ---------       ---------       ------         -------    -------
291    TX        75116     Retail, Unanchored           1,500,000       1,500,000           28         193,688    227,052
292    OH        43613     Multifamily                  1,500,000       1,499,132       20,821         187,849    212,189
293    MA        02115     Retail, Unanchored           1,500,000       1,496,975          227
294    UT        84062     Self-Storage                 1,500,000       1,496,899           18         185,268    231,130
295    KS        66204     Self-Storage                 1,500,000       1,496,683           36          95,394    213,450
---    --------- -----     --------------------------   ---------       ---------       ------         -------    -------
296    NM        88435     Lodging, Limited Service     1,440,000       1,435,822       31,907                    363,487
297    VA        23320     Industrial                   1,410,000       1,407,317           51         172,916    180,703
298    CA        92630     Office                       1,400,000       1,395,703           72         173,098    160,099
299    Various   Various   Retail, Single Tenant        1,400,000       1,388,001          175
299    NY        14840     Retail, Single Tenant                          805,041          187
---    --------- -----     --------------------------                   ---------       ------
299    NY        14514     Retail, Single Tenant                          582,961          161
300    CA        92673     Office                       1,368,750       1,364,211           58         216,259    152,976
301    CA        92509     Retail, Unanchored           1,365,000       1,362,508           60         169,039    194,902
302    Various   Various   Mobile Home Park             1,350,000       1,349,263       10,379         210,337    216,600
302    NY        13069     Mobile Home Park                             1,019,443        9,709         181,907    184,906
---    --------- -----     --------------------------                   ---------       ------         -------    -------
302    NY        14525     Mobile Home Park                               329,820       13,193          28,430     31,694
303    VA        22202     Multifamily                  1,350,000       1,347,108       40,821         156,314    150,592
304    NY        10303     Multifamily                  1,300,000       1,298,750       24,051         259,762    281,035
305    NY        12701     Credit Lease                 1,334,000       1,292,665          116
306    CA        91606     Multifamily                  1,280,000       1,275,162       27,721                    130,032
---    --------- -----     --------------------------   ---------       ---------       ------                    -------
307    AZ        85009     Multifamily                  1,250,000       1,246,111       17,307         118,754    143,990
308    FL        33328     Mobile Home Park             1,200,000       1,197,312       15,156         160,126    191,645
309    NY        14750     Retail, Single Tenant        1,200,000       1,193,336          209
310    NY        14510     Credit Lease                 1,216,000       1,179,598          104
311    CA        91311     Retail, Unanchored           1,180,000       1,179,455          154         136,717    157,905
---    --------- -----     --------------------------   ---------       ---------       ------         -------    -------
312    OK        74145     Self-Storage                 1,150,000       1,148,919           18         144,487    160,654
313    NC        28751     Lodging, Limited Service     1,150,000       1,142,455       11,201                    258,222
314    KY        42104     Lodging, Limited Service     1,100,000       1,098,419       14,082         503,484    438,578
315    TX        77061     Industrial                   1,075,000       1,067,368           21         179,400    179,650
316    FL        33305     Office/Retail                1,050,000       1,048,975           38                    175,634
---    --------- -----     --------------------------   ---------       ---------       ------                    -------
317    CA        92408     Industrial                   1,050,000       1,046,921           26                    180,231
318    IN        46224     Retail, Unanchored           1,050,000       1,044,845           37                    156,041
319    FL        33328     Mobile Home Park             1,000,000         997,731       13,128         152,991    162,766
320    Various   Various   Multifamily                  1,000,000         997,168       19,552
320    NY        10472     Multifamily                                    662,404       22,842
---    --------- -----     --------------------------                   ---------       ------
320    NY        10457     Multifamily                                    334,763       15,217
321    MA        02210     Office                       1,000,000         997,039           20        (161,962)    27,815
322    CA        92201     Mobile Home Park               960,000         958,180       11,544         132,730    139,014
323    MA        01752     Multifamily                    900,000         898,560       23,646                    195,472
324    CA        90731     Office                         708,000         707,174           49                     71,191
---    --------- -----     --------------------------   ---------       ---------       ------                    -------



 LOAN
   #    1997 NOI
------ ---------
281     293,118
282     252,864
283
284     305,934
285     215,926
---     -------
286
287     203,369
288     142,541
289
290     233,913
---     -------
291
292     173,538
293      34,383
294
295     249,284
---     -------
296     355,995
297     190,625
298
299
299
---
299
300
301     217,464
302     201,049
302     165,483
---     -------
302      35,566
303
304     288,135
305
306
---
307     140,689
308     200,104
309
310
311     165,205
---     -------
312     163,511
313
314     359,697
315     179,400
316     172,191
---     -------
317     171,411
318     205,554
319     138,065
320
320
---
320
321     101,815
322     148,560
323     192,921
324      86,493
---     -------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD     U/W NOI     1995 REV     1996 REV     1997 REV
------ --------- ----------- ------------- ------------ ------------ ------------ ------------
1      1         66                         15,387,404   20,277,093   19,352,589   20,761,986
1      1A        66A           12/31/97        442,636      454,726      477,505      465,368
1      1B        66B           12/31/97        391,204      468,399      481,500      501,064
1      1C        66C           12/31/97        342,537      938,559    1,005,846    1,103,532
1      1E        66E           12/31/97        831,224    1,085,497      645,988      752,113
--     --        --------      --------     ----------   ----------   ----------   ----------
1      1F        66F           12/31/97      1,721,288    2,542,558    2,290,255    2,374,840
1      1G        66G           12/31/97      1,624,180    1,862,378    1,949,591    1,944,514
1      1H        66H           12/31/97      1,401,455    2,046,816    1,741,625    1,776,526
1      1I        66I           12/31/97         93,718      106,486      115,915      113,995
1      1J        66J           12/31/97      1,253,311    2,136,105    2,113,847    2,280,712
--     --        --------      --------     ----------   ----------   ----------   ----------
1      1K        66K           12/31/97      1,733,048    2,189,102    1,960,768    2,244,902
1      1M        66M           12/31/97        932,260      935,566    1,055,531    1,158,254
1      1N        66N           12/31/97      1,231,860    1,370,354    1,442,262    1,787,786
1      1O        66O           12/31/97      1,204,826    1,560,935    1,523,782    1,645,329
1      1P        66P           12/31/97        534,570      641,923      654,437      668,369
--     --        --------      --------     ----------   ----------   ----------   ----------
1      1R        66R           12/31/97      1,649,287    1,937,689    1,893,737    1,944,682
2      2         87                         16,911,851    3,692,281    6,547,627    6,673,542
2      2A        87A           12/31/97        603,843                                791,012
2      2B        87B                         1,395,348
2      2C        87C           12/31/97        471,096                                473,128
--     --        --------      --------     ----------                             ----------
2      2D        87D                         1,080,884    1,199,291    1,385,536
2      2E        87E                           505,642                   640,937
2      2F        87F           12/31/97        838,810                   328,224      627,232
2      2G        87G           12/31/97        877,918                                224,464
2      2H        87H                           789,918
--     --        --------                   ----------
2      2I        87I                         1,194,520
2      2J        87J                         1,479,821                 1,688,728
2      2K        87K           12/31/97        546,641                                601,999
2      2L        87L           12/31/97        393,956                                529,957
2      2M        87M           12/31/97      1,001,400    1,067,272    1,027,959      854,029
--     --        --------      --------     ----------   ----------   ----------   ----------
2      2N        87N                         1,736,755
2      2O        87O                           566,574
2      2P        87P           12/31/97        390,262                                773,757
2      2Q        87Q           12/31/97        603,710      916,971      945,828      882,627
2      2R        87R                         1,218,512
--     --        --------                   ----------
2      2S        87S           12/31/97        557,797                                374,434
2      2T        87T           12/31/97        336,067      508,747      530,415      540,903
2      2U        87U                           322,377
3      3         188           12/31/97     14,639,000   32,711,000   38,147,000   42,425,000
4      4         179                         9,629,006                17,058,321   17,647,245
--     --        --------                   ----------                ----------   ----------
4      4B        179B          12/31/97        671,393                 1,070,065    1,192,489
4      4F        179F          12/31/97      2,353,501                 4,508,254    4,560,190
4      4I        179I          12/31/97      2,909,661                 4,245,994    4,235,329
4      4J        179J          12/31/97      1,349,906                 3,424,219    3,652,180
4      4K        179K          12/31/97      2,344,545                 3,809,789    4,007,057
--     --        --------      --------     ----------                ----------   ----------
5      5         Wall_001                    8,609,350
6      6         172           12/31/97      7,546,804    8,537,679    9,155,354   10,137,472
7      7         23            12/31/97      8,819,606   16,919,509   17,010,520   17,086,918
8      8         99            12/31/97      5,276,245                   296,959    5,031,510
9      9         15            12/31/97      5,221,633   10,250,243   10,019,994   10,667,072
--     --        --------      --------     ----------   ----------   ----------   ----------
10     10        30                          4,716,751                              4,134,481
10     10A       30A           12/31/97      3,588,283                              4,134,481
10     10B       30B                         1,128,468
11     11        CL23
12     12        231           12/31/97      3,320,164    4,688,352    4,840,207    4,972,058
--     --        --------      --------     ----------   ----------   ----------   ----------



                                              ANNUAL                             STATED    ANTICIPATED   ANTICIPATED
 LOAN                  U/W NET                 DEBT     MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #      U/W REV     CASH FLOW     DSCR     SERVICE      RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ------------ ------------ --------- ----------- ---------- ------------ ---------- ------------- ------------- -----------
1       20,160,724   14,166,951      1.44  9,828,299      7.6308  Actual/360    5/11/28      5/11/08        119           112
1          542,429      416,675
1          535,457      374,421
1          555,282      314,306
1        1,084,016      779,796
--      ----------   ----------
1        2,330,707    1,527,731
1        1,986,227    1,528,673
1        1,776,272    1,301,161
1          111,249       81,388
1        1,897,077    1,128,919
--      ----------   ----------
1        2,370,596    1,566,031
1        1,105,691      895,656
1        1,569,798    1,135,459
1        1,553,881    1,118,403
1          690,001      476,734
--      ----------   ----------
1        2,052,041    1,521,598
2       21,440,651   14,754,671      2.59  5,697,775      6.7750  30/360        6/11/28      6/11/10        144           137
2          761,954      496,632
2        1,658,704    1,252,158
2          575,632      449,380
--      ----------   ----------
2        1,419,863      851,603
2          738,927      434,147
2        1,058,144      796,513
2          976,694      837,027
2          974,730      736,262
--      ----------   ----------
2        1,464,652      986,181
2        1,842,100    1,370,530
2          717,138      474,895
2          511,730      352,895
2        1,291,666      773,397
--      ----------   ----------
2        2,328,020    1,434,419
2          699,344      478,243
2          520,022      296,394
2          838,587      493,600
2        1,502,469    1,149,739
--      ----------   ----------
2          695,886      527,364
2          452,242      255,135
2          412,147      308,157
3       39,133,000   12,683,000      1.63  7,801,936      8.8700  Actual/360    6/11/23      6/11/08        120           113
4       17,857,887    7,598,087      1.21  6,297,433      7.2500  Actual/360    6/11/28      6/11/08        120           113
--      ----------   ----------      ----  ---------      ------  ----------    -------      -------        ---           ---
4        1,132,557      552,045
4        4,462,593    2,027,489
4        4,242,230    2,384,613
4        3,786,760      809,659
4        4,233,747    1,824,281
--      ----------   ----------
5       11,013,350    8,500,600      1.23  6,921,938      6.5730  30/360         3/1/17       3/1/08        117           117
6        9,813,134    7,392,501      1.47  5,040,120      7.1800  Actual/360    5/11/28      5/11/08        119           114
7       16,596,600    7,753,231      1.25  6,216,554      7.5900  Actual/360    5/11/28      5/11/08        119           117
8        7,432,911    5,098,187      1.27  4,768,506      8.3400  Actual/360    8/11/22      8/11/09        134           127
9       10,954,461    4,584,305      1.21  3,777,900      7.8000  Actual/360    5/11/28      5/11/08        119            59
--      ----------   ----------      ----  ---------      ------  ----------    -------      -------        ---           ---
10       5,541,518    4,288,123      1.44  2,979,025      7.2200  Actual/360    5/11/28      5/11/08        119           115
10       3,985,270    3,260,405
10       1,556,248    1,027,718
11                                         2,682,539      8.9427  30/360        3/11/18                     237           233
12       5,016,438    2,936,255      1.26  2,336,855      7.6300  Actual/360    4/11/28      4/11/08        118           113
--      ----------   ----------      ----  ---------      ------  ----------    -------      -------        ---           ---



        REMAINING                                            ANTICIPATED
 LOAN    LOCKOUT                                              REPAYMENT
   #      AND YM          LOCKBOX           VALUE      LTV     DATE LTV
------ ----------- -------------------- ------------- ----- -------------
1          112     Hard, In-Place        165,490,000   70        62
1                                          3,700,000
1                                          3,700,000
1                                          7,100,000
1                                          6,400,000
--                                       -----------
1                                         20,300,000
1                                         15,600,000
1                                         13,900,000
1                                            940,000
1                                         19,800,000
--                                       -----------
1                                         19,000,000
1                                          8,400,000
1                                         13,600,000
1                                         14,200,000
1                                          4,600,000
--                                       -----------
1                                         14,250,000
2          137     Modified, In-Place    174,420,000   48        48
2                                          5,800,000
2                                         13,650,000
2                                          4,850,000
--                                       -----------
2                                         12,100,000
2                                          5,000,000
2                                          9,000,000
2                                          8,900,000
2                                          9,700,000
--                                       -----------
2                                         12,000,000
2                                         12,800,000
2                                          4,750,000
2                                          4,475,000
2                                          9,450,000
--                                       -----------
2                                         17,900,000
2                                          5,200,000
2                                          5,750,000
2                                          6,400,000
2                                         13,370,000
--                                       -----------
2                                          5,460,000
2                                          3,700,000
2                                          4,165,000
3          113     Modified, In-Place    131,400,000   57        48
4          113     Hard, In-Place        103,760,000   72        61
--         ---     --------------------  -----------   --        --
4                                          7,760,000
4                                         26,500,000
4                                         33,400,000
4                                         14,500,000
4                                         21,600,000
--                                       -----------
5          117     Hard, In-Place        100,000,000   74        47
6          114     Springing, Hard        81,000,000   76        67
7          117     Hard, In-Place        105,000,000   58        45
8          127     Hard, In-Place         70,000,000   71        57
9           59     Hard, In-Place         67,000,000   62        57
--         ---     --------------------  -----------   --        --
10         115     Hard, In-Place         50,825,000   72        63
10                                        38,325,000
10                                        12,500,000
11         233     Hard, In-Place
12         113     Springing, Hard        36,200,000   76        67
--         ---     --------------------  -----------   --        --

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD    U/W NOI     1995 REV    1996 REV    1997 REV
------ --------- ----------- ------------- ----------- ----------- ----------- ------------
13     13        114           12/31/97     3,732,225   8,777,829   9,720,460   10,696,648
14     14        175                        3,419,542   8,782,283   8,810,412
15     15        100                        2,915,691
15     15A       100A                         717,520
15     15B       100B                         610,893
--     --        ------                     ---------
15     15C       100C                         188,817
15     15D       100D                         503,258
15     15E       100E                         452,792
15     15F       100F                         442,411
16     16        CL29
--     --        ------
17     17        CL28
18     18        159AA                      2,243,955   4,456,514   4,585,537    4,929,488
18     18A       159AA1        12/31/97       857,520   1,888,613   1,856,141    1,986,342
18     18B       159AA2        12/31/97       568,852   1,052,874   1,065,245    1,110,210
18     18C       159AA3        12/31/97       817,583   1,515,027   1,664,151    1,832,936
--     --        ------        --------     ---------   ---------   ---------   ----------
19     19        196                        2,933,228   7,818,693   8,270,255    8,644,770
19     19A       196A          12/31/97       223,823     574,256     638,343      661,778
19     19B       196B          12/31/97       102,527     515,011     467,439      501,792
19     19C       196C          12/31/97       201,824     576,911     627,891      656,329
19     19D       196D          12/31/97       143,124     407,731     537,066      496,562
--     --        ------        --------     ---------   ---------   ---------   ----------
19     19E       196E          12/31/97       304,940   1,023,735     985,023    1,109,544
19     19F       196F          12/31/97       207,148     574,553     649,795      705,953
19     19G       196G          12/31/97       427,491   1,010,293   1,069,680    1,108,392
19     19H       196H          12/31/97       611,785   1,319,186   1,293,650    1,274,521
19     19I       196I          12/31/97       261,568     739,569     770,140      812,187
--     --        ------        --------     ---------   ---------   ---------   ----------
19     19J       196J          12/31/97       448,998   1,077,448   1,231,228    1,317,712
20     20        CL4
20     20A       CL4A
20     20B       CL4B
20     20C       CL4C
--     --        ------
20     20E       CL4E
20     20G       CL4G
20     20H       CL4H
20     20J       CL4J
20     20N       CL4N
--     --        ------
21     21        204                        2,941,695   5,750,407   9,191,706    9,142,999
21     21A       204A          12/31/97     1,048,503               2,956,730    3,124,167
21     21B       204B          12/31/97       684,664   2,260,516   2,331,109    2,392,857
21     21C       204C          12/31/97     1,208,528   3,489,891   3,903,867    3,625,975
22     22        C-2455        12/31/97     3,207,084               5,629,424    6,658,703
--     --        ------        --------     ---------               ---------   ----------
23     23        90                         2,412,790   7,653,289   7,557,143    7,952,109
24     24        92                         2,024,201   2,996,497   3,044,622    3,324,266
24     24A       92A           12/31/97     1,585,337   2,408,044   2,464,888    2,657,709
24     24B       92B           12/31/97       438,864     588,453     579,734      666,557
25     25        C-3012A       12/31/97
--     --        ------        --------
26     26        159G          12/31/97     1,739,155   2,900,692   2,944,383    3,264,090
27     27        C-3012C       12/31/97
28     28        159H          12/31/97     1,746,510   3,317,724   3,330,157    3,488,582
29     29        173B          12/31/97     2,073,463   3,039,403   3,302,594    3,451,323
30     30        156           12/31/97     1,929,064   3,057,310   3,081,584    3,245,343
--     --        ------        --------     ---------   ---------   ---------   ----------
31     31        230                        2,017,804   4,459,726   4,507,023    2,937,531
31     31A       230A          12/31/97       530,453   1,061,847   1,030,068    1,049,257
31     31B       230B          12/31/97       248,778     399,551     431,500      446,725
31     31C       230C          12/31/97       208,998     345,655     368,012      382,473
31     31D       230D                         252,530     492,728     507,085
--     --        ------                     ---------   ---------   ---------



                                             ANNUAL                             STATED    ANTICIPATED   ANTICIPATED
 LOAN                 U/W NET                 DEBT     MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #      U/W REV    CASH FLOW     DSCR     SERVICE      RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ------------ ----------- --------- ----------- ---------- ------------ ---------- ------------- ------------- -----------
13      10,696,648   3,197,393  1.47      2,177,967   8.2600     Actual/360    5/11/23      5/11/08        119          115
14       8,921,271   3,169,332  1.65      1,922,631   6.8400     Actual/360    1/11/23      1/11/08        115          113
15       3,100,198   2,596,940  1.37      1,897,756   7.6100     Actual/360    5/11/23      5/11/08        119          117
15         739,711     647,408
15         629,787     548,115
--      ----------   ---------
15         194,657     162,419
15         518,823     436,330
15         466,796     407,985
15         550,424     394,683
16                                        1,979,927   8.2276     30/360        11/1/22                     293          289
--                                        ---------   ------     ----------    -------                     ---          ---
17                                        1,931,040   8.2276     30/360        11/1/22                     293          289
18       4,967,234   2,037,205  1.21      1,683,402   7.4700     Actual/360    5/11/28      5/11/08        119          115
18       2,025,873     765,770
18       1,122,273     528,352
18       1,819,088     743,083
--      ----------   ---------
19       8,164,931   2,482,197  1.35      1,837,119   8.0800     Actual/360    5/11/23      5/11/13        179          172
19         640,444     183,915
19         467,209      79,167
19         626,582     169,770
19         484,146     107,567
--      ----------   ---------
19         983,154     250,094
19         644,358     157,794
19       1,021,240     376,429
19       1,357,124     543,929
19         766,958     223,220
--      ----------   ---------
19       1,173,716     390,312
20                                        1,855,964   8.7829     Actual/360    5/11/23                     299          296
20
20
20
--
20
20
20
20
20
--
21       8,570,634   2,621,726  1.63      1,608,887   7.5900     Actual/360    5/11/23      5/11/08        119          115
21       3,054,776   1,035,054
21       2,356,094     616,386
21       3,159,764     970,286
22       6,851,378   2,245,438  1.38      1,626,679   7.7800     Actual/360     5/1/08                     119          119
--      ----------   ---------  ----      ---------   ------     ----------    -------                     ---          ---
23       7,620,829   2,031,749  1.33      1,528,443   7.5900     Actual/360    4/11/23      4/11/08        118          116
24       3,383,976   1,915,003  1.40      1,366,821   7.0700     Actual/360    4/11/28      4/11/08        118          111
24       2,620,553   1,507,837
24         763,423     407,166
25                                        1,574,925   7.5400     30/360        5/31/20                     264          264
--                                        ---------   ------     ----------    -------                     ---          ---
26       3,292,923   1,635,655  1.19      1,378,581   7.4700     Actual/360    5/11/28      5/11/08        119          115
27                                        1,529,275   7.5400     30/360        5/31/20                     264          264
28       3,422,814   1,621,510  1.19      1,365,516   7.4700     Actual/360    5/11/28      5/11/08        119          115
29       3,436,111   2,009,247  1.48      1,316,940   7.1800     Actual/360    5/11/28      5/11/08        119          114
30       3,245,573   1,760,754  1.29      1,368,603   7.5700     Actual/360     4/1/28       4/1/08        118          114
--      ----------   ---------  ----      ---------   ------     ----------    -------      -------        ---          ---
31       4,640,882   1,748,804  1.31      1,330,027   7.2800     Actual/360    4/11/28      4/11/08        118          111
31       1,049,256     462,453
31         443,208     218,778
31         381,730     182,998
31         557,266     221,030
--      ----------   ---------



        REMAINING                                           ANTICIPATED
 LOAN    LOCKOUT                                             REPAYMENT
   #      AND YM          LOCKBOX           VALUE     LTV     DATE LTV
------ ----------- -------------------- ------------ ----- -------------
13        115      Hard, In-Place        33,000,000   70        58
14        113      Springing, Hard       30,600,000   75        60
15        117      Hard, In-Place        28,375,000   74        59
15                                        7,760,000
15                                        5,480,000
--                                       ----------
15                                        2,185,000
15                                        4,500,000
15                                        4,580,000
15                                        3,870,000
16        289      Hard, In-Place
--        ---      --------------------
17        289      Hard, In-Place
18        115      Hard, In-Place        27,200,000   74        65
18                                        9,950,000
18                                        6,900,000
18                                       10,350,000
--                                       ----------
19        172      Springing, Hard       25,600,000   77        52
19                                        1,300,000
19                                        1,600,000
19                                        1,500,000
19                                        1,100,000
--                                       ----------
19                                        3,200,000
19                                        1,900,000
19                                        3,400,000
19                                        5,000,000
19                                        2,400,000
--                                       ----------
19                                        4,200,000
20        296      Hard, In-Place
20
20
20
--
20
20
20
20
20
--
21        115      Modified, In-Place    29,400,000   61        50
21                                       11,200,000
21                                        6,500,000
21                                       11,700,000
22        119                            25,200,000   71        58
--        ---                            ----------   --        --
23        116      Springing, Hard       23,900,000   71        58
24        111      Springing, Hard       22,600,000   75        66
24                                       18,300,000
24                                        4,300,000
25        264      Hard, In-Place
--        ---      --------------------
26        115      Hard, In-Place        20,500,000   80        71
27        264      Hard, In-Place
28        115      Hard, In-Place        21,500,000   76        67
29        114      Springing, Hard       24,300,000   67        59
30        114      Springing, Hard       21,600,000   75        66
--        ---      --------------------  ----------   --        --
31        111      Springing, Hard       21,345,000   76        67
31                                        5,190,000
31                                        2,475,000
31                                        1,960,000
31                                        2,390,000
--                                       ----------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD     U/W NOI     1995 REV     1996 REV     1997 REV
------ --------- ----------- ------------- ------------ ------------ ------------ ------------
31     31E       230E           12/31/97      225,094       574,430      607,988     644,575
31     31F       230F           12/31/97      205,082       379,942      378,828     414,501
31     31G       230G                         346,869     1,205,573    1,183,542
32     32        CL9
33     33        173C           12/31/97    2,025,085     2,902,037    2,900,442   3,204,253
--     --        ------         --------    ---------     ---------    ---------   ---------
34     34        136            12/31/97    1,657,263     2,237,545    2,506,961   2,612,168
35     35        223                        2,911,258    13,780,143   14,221,912
35     35A       223A           12/31/97      869,013     3,842,766    4,080,589   4,404,129
35     35B       223B           12/31/97      766,556     3,379,731    3,571,810   3,465,919
35     35C       223C           12/31/97      549,443     2,474,654    2,495,389   2,566,964
--     --        ------         --------    ---------    ----------   ----------   ---------
35     35D       223D           12/31/97      353,535     1,908,628    1,873,298   1,926,724
35     35E       223E           12/31/97      317,165     1,841,463    1,816,291   1,886,529
35     35F       223F           12/31/97       55,546       332,901      384,535     352,254
36     36        C-1566                     1,422,324     1,543,483    1,543,483
36     36A       C-1566a
--     --        ------
36     36B       C-1566b
37     37        164            12/31/97    1,634,533     2,399,912    2,573,083   2,673,238
38     38        237            12/31/97    2,209,188     8,120,364    8,791,400   8,924,423
39     39        CL16
40     40        42             12/31/97    2,132,878                              7,281,000
--     --        ------         --------    ---------                              ---------
41     41        228            12/31/97    1,776,496     2,355,480    2,475,835   2,409,742
42     42        C-3012B        12/31/97
43     43        159I           12/31/97    1,421,573     2,667,790    2,663,209   2,886,478
44     44        56             12/31/97    2,467,460     5,556,823    6,829,904   7,232,610
45     45        111            12/31/97    1,545,751     3,291,827    3,480,841   3,484,652
--     --        ------         --------    ---------    ----------   ----------   ---------
46     46        CL25
47     47        CP8                        2,617,404     3,488,562    3,466,852
48     48        59             12/31/97    1,641,715                              1,114,054
49     49        13             12/31/97    1,470,740     2,727,129    2,762,330   2,824,908
50     50        CL26
--     --        ------
51     51        122                        1,579,376     2,150,167    1,641,727   3,027,358
51     51A       122A           12/31/97    1,579,376     2,150,167    1,641,727   3,027,358
51     51B       122B
52     52        39                         1,534,577     1,738,275    1,812,563   1,949,861
52     52A       39A            12/31/97    1,130,154     1,329,879    1,365,312   1,473,519
--     --        ------         --------    ---------    ----------   ----------   ---------
52     52B       39B            12/31/97      404,423       408,396      447,251     476,342
53     53        CP12                       2,665,376     3,442,648    3,677,233
54     54        CL54
54     54A       CL54A
54     54B       CL54B
--     --        ------
54     54C       CL54C
54     54D       CL54D
54     54E       CL54E
54     54F       CL54F
55     55        82                         1,488,475
--     --        ------                     ---------
56     56        C-2534                     2,899,480       527,295      347,840     359,719
57     57        50             12/31/97    1,431,478     2,102,768    2,049,961   2,139,983
58     58        CL30
59     59        CP10            3/31/97    2,094,528     2,810,739    2,746,142   2,664,178
60     60        CP7                        1,841,373     2,740,434    2,878,083
--     --        ------                     ---------    ----------   ----------
61     61        198                        1,458,560     1,508,383    3,476,810   3,648,441
61     61A       198A           12/31/97      664,193     1,508,383    1,717,696   1,803,231
61     61B       198B           12/31/97      794,417                  1,759,114   1,845,210
62     62        123            12/31/97    1,333,478     1,671,330    1,697,240   1,760,593
63     63        173A           12/31/97    1,108,979     1,528,981    1,579,601   1,709,376
--     --        ------         --------    ---------    ----------   ----------   ---------



                                             ANNUAL                             STATED    ANTICIPATED   ANTICIPATED
 LOAN                 U/W NET                 DEBT     MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #      U/W REV    CASH FLOW     DSCR     SERVICE      RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ------------ ----------- --------- ----------- ---------- ------------ ---------- ------------- ------------- -----------
31         645,842     193,344
31         414,501     178,582
31       1,149,079     291,619
32                                         1,499,114     8.8400  30/360        12/11/17                    234           230
33       3,015,989   1,956,679      1.48   1,308,816     7.1800  Actual/360     5/11/28     5/11/08        119           114
--       ---------   ---------      ----   ---------     ------  ----------    --------     -------        ---           ---
34       2,514,109   1,618,454      1.18   1,368,814     7.8300  Actual/360     4/11/28     4/11/08        118           116
35      14,692,166   2,042,534      1.43   1,427,840     7.8700  Actual/360     4/11/23     4/11/13        178           171
35       4,401,773     592,729
35       3,513,635     545,768
35       2,560,973     388,581
--      ----------   ---------
35       1,938,109     256,629
35       1,925,912     220,869
35         351,764      37,958
36       1,466,314   1,422,324      1.04   1,370,993     7.4800  Actual/360      6/1/19                    252           252
36                                                               Actual/360
--                                                               ----------
36                                                               Actual/360
37       2,771,899   1,544,281      1.37   1,130,537     6.9900  Actual/360     2/11/28     2/11/08        116           109
38       8,680,734   2,009,188      1.57   1,282,463     7.7900  Actual/360     4/11/23     4/11/08        118           114
39                                         1,283,966     8.5596  30/360        10/11/22                    292           288
40       6,809,706   1,792,393      1.48   1,213,476     7.5700  Actual/360     5/11/23     5/11/08        119           112
--      ----------   ---------      ----   ---------     ------  ----------    --------     -------        ---           ---
41       2,610,570   1,681,337      1.54   1,094,159     7.1500  Actual/360     5/11/28     5/11/08        119           114
42                                         1,255,375     7.5400  30/360         5/31/20                    264           264
43       2,893,831   1,321,573      1.20   1,105,489     7.4700  Actual/360     5/11/28     5/11/08        119           115
44       6,476,044   2,143,658      1.88   1,138,089     7.5300  Actual/360     5/11/23     5/11/08        119           116
45       3,444,660   1,366,251      1.29   1,056,212     7.3700  Actual/360     4/11/28     4/11/08        118           111
--      ----------   ---------      ----   ---------     ------  ----------    --------     -------        ---           ---
46                                         1,240,199     8.2232  Actual/360     3/11/13                    177           173
47       4,970,894   2,539,404      2.48   1,022,247     7.2400  30/360          1/1/08                    115            97
48       2,022,494   1,510,215      1.22   1,234,455     7.8900  Actual/360     5/11/18                    239           237
49       2,732,808   1,254,113      1.21   1,036,359     7.4600  Actual/360     1/11/28     1/11/08        115           111
50                                         1,002,495     8.2377  Actual/360     1/11/23                    295           291
--                                         ---------     ------  ----------    --------                    ---           ---
51       2,095,995   1,542,456      1.34   1,147,978     8.8400  Actual/360     5/11/23     5/11/08        119           117
51       2,095,995   1,542,456
51
52       2,022,742   1,320,173      1.38     953,205     7.4200  Actual/360      5/1/28      5/1/08        119           115
52       1,477,910     915,750
--      ----------   ---------
52         544,832     404,423
53       5,251,389   2,590,876      2.46   1,053,409     6.8000  30/360          3/5/08                    117            99
54                                         1,218,274     8.4914  30/360         2/11/17                    224           220
54
54
--
54
54
54
54
55       1,532,056   1,319,567      1.39     947,744     7.4800  Actual/360     5/11/28     5/11/08        119           115
--      ----------   ---------      ----   ---------     ------  ----------    --------     -------        ---           ---
56       5,436,380   2,813,461      2.80   1,006,036     6.7800  Actual/360      6/1/18                    240           240
57       2,361,644   1,331,478      1.42     937,740     7.9900  Actual/360     5/11/28     5/11/08        119           117
58                                         1,011,543     8.2276  30/360         11/1/22                    293           289
59       3,735,422   2,004,528      2.04     981,403     7.3100  30/360        12/11/17                    234            54
60       4,154,846   1,764,123      2.36     747,461     7.0200  30/360          5/5/13                    179           131
--      ----------   ---------      ----   ---------     ------  ----------    --------                    ---           ---
61       4,186,016   1,365,692      1.54     886,009     7.4900  Actual/360     5/11/23     5/11/08        119           116
61       1,805,775     788,987
61       2,380,241     576,705
62       1,836,231   1,225,588      1.38     885,229     7.4800  Actual/360     2/11/23     2/11/08        116           109
63       1,667,300   1,073,310      1.48     788,544     7.1800  Actual/360     5/11/28     5/11/08        119           114
--      ----------   ---------      ----   ---------     ------  ----------    --------     -------        ---           ---



        REMAINING                                           ANTICIPATED
 LOAN    LOCKOUT                                             REPAYMENT
   #      AND YM          LOCKBOX           VALUE     LTV     DATE LTV
------ ----------- -------------------- ------------ ----- -------------
31                                        2,540,000
31                                        1,990,000
31                                        4,800,000
32         230     Hard, In-Place
33         114     Springing, Hard       24,600,000   67        59
--         ---     --------------------  ----------   --        --
34         116     Hard, In-Place        19,750,000   80        71
35         171     Springing, Hard       23,110,000   67        45
35                                        6,475,000
35                                        5,950,000
35                                        4,225,000
--                                       ----------
35                                        3,150,000
35                                        2,750,000
35                                          560,000
36         252     Hard, In-Place        15,000,000   97
36                                        8,000,000
--                                       ----------
36                                        7,000,000
37         109     Springing, Hard       19,440,000   73        64
38         114     Springing, Hard       18,800,000   75        61
39         288     Hard, In-Place
40         112     Springing, Hard       20,600,000   66        54
--         ---     --------------------  ----------   --        --
41         114     Springing, Hard       17,500,000   77        68
42         264     Hard, In-Place
43         115     Hard, In-Place        15,800,000   84        74
44         116     Springing, Hard       21,400,000   60        49
45         111     Springing, Hard       16,000,000   80        70
--         ---     --------------------  ----------   --        --
46         173     Hard, In-Place
47          97                           34,000,000   37        32
48         237     Modified, In-Place    16,750,000   74        3
49         111     Springing, Hard       16,500,000   75        66
50         291     Hard, In-Place
--         ---     --------------------
51         117     Springing, Hard       21,700,000   53        45
51                                        9,700,000
51                                       12,000,000
52         115     Springing, Hard       17,600,000   65        57
52                                       13,500,000
--                                       ----------
52                                        4,100,000
53         114                           37,100,000   31        21
54         220     Hard, In-Place
54
54
--
54
54
54
54
55         115     Springing, Hard       17,700,000   64        56
--         ---     --------------------  ----------   --        --
56         240                           32,200,000   34
57         117     Modified, In-Place    14,100,000   76        68
58         289     Hard, In-Place
59         174                           38,400,000   27
60         131                           30,930,000   32        28
--         ---                           ----------   --        --
61         116     Springing, Hard       13,300,000   75        61
61                                        7,300,000
61                                        6,000,000
62         109     Modified, In-Place    15,000,000   67        54
63         114     Springing, Hard       14,000,000   67        59
--         ---     --------------------  ----------   --        --

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD    U/W NOI     1995 REV    1996 REV    1997 REV
------ --------- ----------- ------------- ----------- ----------- ----------- -----------
64     64        120                        1,661,499   2,606,498   2,953,492   3,404,908
64     64A       120A          12/31/97       663,031   1,038,544   1,220,111   1,304,065
64     64B       120B          12/31/97       998,468   1,567,954   1,733,381   2,100,843
65     65        CP2                        1,408,346   2,892,861   2,622,718
66     66        CP9                        2,321,554   3,180,538   3,234,570
--     --        ------                     ---------   ---------   ---------
67     67        225           12/31/97     1,342,989               1,452,341   2,182,118
68     68        CP6                        1,648,258   1,854,919   1,894,118
69     69        44            12/31/97     1,531,446   3,958,022   4,924,563   5,308,417
70     70        118                        1,437,194     950,694               3,358,556
70     70A       118A          12/31/97       500,240                           1,336,761
--     --        ------        --------     ---------                           ---------
70     70B       118B          12/31/97       317,727     950,694                 988,578
70     70C       118C          12/31/97       619,227                           1,033,217
71     71        170                        1,022,826
72     72        165           12/31/97     1,179,090   1,763,476   1,883,561   1,818,679
73     73        CP5                        1,749,349   1,585,559   1,603,790
--     --        ------                     ---------   ---------   ---------
74     74        184                          896,552               1,499,403   1,542,411
74     74A       184A          12/31/97       520,617                 892,116     918,836
74     74B       184B          12/31/97       375,935                 607,287     623,575
75     75        103           12/31/97     1,038,429   1,398,773   1,457,997
76     76        83                         1,171,857
--     --        ------                     ---------
77     77        CL13
78     78        74A           12/31/97     1,053,883   1,410,337   1,785,870   1,864,633
79     79        3             12/31/97     1,031,504   1,055,580   1,040,580   1,057,079
80     80        79            12/31/97     1,348,808   2,487,652   2,911,846   3,260,381
81     81        CL24
--     --        ------
82     82        220                          978,625   1,220,037   1,196,930
83     83        207                          948,692     410,128     417,759     509,470
83     83A       207A                          55,267
83     83B       207B          12/31/97        36,460      43,170      45,870      63,300
83     83C       207C                          72,236
--     --        ------                     ---------
83     83D       207D                          52,340
83     83E       207E                          50,451
83     83F       207F                          91,547
83     83G       207G                         119,949
83     83H       207H                         105,226
--     --        ------                     ---------
83     83I       207I                          52,291
83     83J       207J                          51,924
83     83L       207L          12/31/97        45,345      69,266      70,690      77,780
83     83M       207M          12/31/97       108,579     234,229     243,989     241,450
83     83N       207N          12/31/97        31,098                              67,884
--     --        ------        --------     ---------                           ---------
83     83O       207O          12/31/97        31,462      63,463      57,210      59,056
83     83Q       207Q                          44,517
84     84        48            12/31/97     1,318,146   1,688,848   1,628,235   1,037,364
85     85        74C           12/31/97       937,470   1,501,519   1,604,599   1,623,228
86     86        163           12/31/97     1,016,646   1,250,873   1,192,010   1,243,788
--     --        ------        --------     ---------   ---------   ---------   ---------
87     87        43            12/31/97     1,426,078   4,246,033   4,876,984   5,208,855
88     88        CP3                        1,793,528   1,733,906   1,735,179
89     89        CP11                       1,723,106   2,514,079   2,200,319
90     90        CL10
91     91        93                         1,337,803   2,453,500   3,734,507   3,952,050
--     --        ------                     ---------   ---------   ---------   ---------
91     91A       93A           12/31/97       890,672   1,321,367   2,076,708   2,106,477
91     91B       93B           12/31/97       225,755     264,581     780,171     920,221
91     91C       93C           12/31/97       221,376     867,552     877,628     925,352
92     92        40            12/31/97       897,275   1,124,469   1,188,821   1,184,961
93     93        C-1209                     2,119,074      49,768      74,656      76,874
--     --        ------                     ---------   ---------   ---------   ---------



                                           ANNUAL                            STATED    ANTICIPATED   ANTICIPATED
 LOAN                U/W NET                DEBT    MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #     U/W REV    CASH FLOW     DSCR    SERVICE     RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ----------- ----------- --------- --------- ---------- ------------ ---------- ------------- ------------- -----------
64      4,027,072   1,460,145      1.73  841,709      7.4900  Actual/360     5/11/23      5/11/08        119          116
64      1,642,252     580,918
64      2,384,820     879,227
65      3,468,783   1,302,346      1.58  825,393      7.8600  Actual/360     4/11/28      4/11/08        118          111
66      4,376,502   2,188,554      2.62  834,109      7.9700  30/360          1/1/08                     115           97
--      ---------   ---------      ----  -------      ------  ----------     -------                     ---          ---
67      2,425,844   1,234,989      1.58  779,751      7.3300  Actual/360     5/11/28      5/11/08        119          112
68      2,696,605   1,590,008      2.14  741,393      6.8800  30/360          2/1/08                     116           97
69      5,459,951   1,263,417      1.51  837,296      7.8600  Actual/360     4/11/23      4/11/05         82           78
70      3,311,824   1,271,602      1.50  849,187      8.1200  Actual/360     5/11/23      5/11/08        119          117
70      1,016,030     449,438
--      ---------   ---------
70        991,671     268,143
70      1,304,123     554,021
71      1,350,881     957,680      1.14  841,872      7.0700  Actual/360     4/11/18                     238          233
72      1,863,416   1,088,038      1.51  721,334      7.1500  Actual/360     5/11/28      5/11/08        119          114
73      2,758,788   1,715,849      2.49  689,800      7.1000  30/360          4/5/13                     178          118
--      ---------   ---------      ----  -------      ------  ----------     -------                     ---          ---
74      1,560,483     880,174      1.15  764,458      7.7900  Actual/360     4/11/28      4/11/08        118          111
74        905,919     509,689
74        654,564     370,485
75      1,443,929     942,581      1.26  750,702      7.6700  Actual/360    12/11/27     12/11/07        114          107
76      1,210,006   1,012,323      1.39  726,372      7.4800  Actual/360     5/11/28      5/11/08        119          117
--      ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---
77                                       800,000      7.6609  30/360         2/11/18                     236          232
78      1,913,913     981,883      1.43  688,235      7.0700  Actual/360     5/11/28      5/11/08        119          112
79      1,077,345     878,054      1.23  713,897      7.5100  Actual/360     5/11/28      5/11/08        119          117
80      3,163,161   1,190,650      1.58  753,108      7.4900  Actual/360     5/11/23      5/11/08        119          116
81                                       782,513      8.8601  30/360         1/11/21                     271          267
--                                       -------      ------  ----------    --------                     ---          ---
82      1,420,307     886,538      1.25  708,954      7.5600  Actual/360     4/11/28      4/11/05         82           75
83      1,565,739     866,233      1.23  704,831      7.6300  Actual/360     5/11/28      5/11/08        119          112
83         84,132      50,853
83         65,983      31,837
83        114,741      66,387
--      ---------   ---------
83         82,479      48,952
83         78,546      46,034
83        144,552      83,235
83        177,327     111,463
83        159,486      96,285
--      ---------   ---------
83         81,453      48,375
83         81,510      47,510
83         75,981      41,313
83        240,511      95,117
83         54,515      27,524
--      ---------   ---------
83         55,268      29,298
83         69,255      42,050
84      1,736,172   1,214,444      1.86  651,205      6.9900  Actual/360     3/11/28      3/11/08        117          110
85      1,634,180     882,258      1.35  652,910      7.1200  Actual/360     5/11/28      5/11/08        119          112
86      1,341,985     939,246      1.37  683,780      7.6900  Actual/360     5/11/28      5/11/18        239          235
--      ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---
87      4,389,628   1,206,597      1.72  701,334      7.3700  Actual/360      4/1/08                     118           58
88      3,085,311   1,775,278      2.77  640,926      7.1600  30/360          4/5/13                     178          147
89      3,002,993   1,627,606      2.75  591,734      7.2600  30/360          4/5/08                     118           99
90                                       710,000      7.6457  30/360         2/11/18                     236          232
91      3,952,050   1,140,200      1.65  691,799      7.8600  Actual/360     5/11/23      5/11/08        119          112
--      ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---
91      2,106,477     785,348
91        920,221     179,744
91        925,352     175,108
92      1,150,499     803,590      1.21  664,731      8.1400  Actual/360     5/11/28      5/11/08        119          112
93      3,156,366   2,084,824      3.08  677,585      6.9700  Actual/360      4/1/18                     238            0
--      ---------   ---------      ----  -------      ------  ----------    --------                     ---          ---



        REMAINING                                           ANTICIPATED
 LOAN    LOCKOUT                                             REPAYMENT
   #      AND YM          LOCKBOX           VALUE     LTV     DATE LTV
------ ----------- -------------------- ------------ ----- -------------
64         116     Springing, Hard       14,200,000   67        54
64                                        5,400,000
64                                        8,800,000
65         111     Modified, In-Place    15,800,000   60        54
66          97                           25,100,000   38        33
--         ---                           ----------   --        --
67         112     Springing, Hard       12,750,000   74        65
68          97                           24,800,000   38        32
69          78     Springing, Hard       12,900,000   71        63
70         117     Modified, In-Place    12,050,000   75        62
70                                        5,000,000
--                                       ----------
70                                        3,550,000
70                                        3,500,000
71         233     Springing, Hard       11,300,000   79
72         114     Springing, Hard       11,700,000   76        67
73         118                           23,550,000   38        31
--         ---                           ----------   --        --
74         111     Modified, In-Place    11,550,000   77        68
74                                        6,650,000
74                                        4,900,000
75         107     Modified, In-Place    11,200,000   78        70
76         117     Modified, In-Place    13,750,000   63        56
--         ---     --------------------  ----------   --        --
77         232     Hard, In-Place
78         112     Hard, In-Place        10,700,000   80        70
79         117     Hard, In-Place        11,800,000   72        64
80         116     Springing, Hard       12,000,000   71        58
81         267     Hard, In-Place
--         ---     --------------------
82          75     Springing, Hard       10,600,000   79        74
83         112     Springing, Hard       10,295,000   81        71
83                                          560,000
83                                          490,000
83                                          750,000
--                                       ----------
83                                          530,000
83                                          510,000
83                                          915,000
83                                        1,215,000
83                                        1,100,000
--                                       ----------
83                                          550,000
83                                          540,000
83                                          460,000
83                                        1,500,000
83                                          390,000
--                                       ----------
83                                          340,000
83                                          445,000
84         110     Modified, In-Place    11,000,000   74        65
85         112     Springing, Hard       10,100,000   80        70
86         235     Springing, Hard       10,000,000   80        52
--         ---     --------------------  ----------   --        --
87         114                           15,600,000   51        42
88         147                           45,200,000   17        13
89          99                           20,200,000   38        36
90         232     Hard, In-Place
91         112     Springing, Hard       11,600,000   65        54
--         ---     --------------------  ----------   --        --
91                                        6,800,000
91                                        2,700,000
91                                        2,100,000
92         112     Springing, Hard       10,200,000   73        66
93         234                           24,000,000   30
--         ---                           ----------   --

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD     U/W NOI     1995 REV    1996 REV    1997 REV
------ --------- ----------- ------------- ------------ ----------- ----------- -----------
94     94        130                          920,605
94     94A       130A                         492,615
94     94B       130B                         427,990
95     95        76             12/31/97    1,242,350    5,800,648   6,269,331   7,225,548
96     96        C-1851         12/31/97    1,884,906    4,533,339   4,710,772   5,099,806
---    ---       ------         --------    ---------    ---------   ---------   ---------
97     97        140            12/31/97    1,180,288    7,716,382   7,678,984   7,849,950
98     98        97             12/31/97      757,487    1,263,148   1,211,852   1,398,914
99     99        159F           12/31/97      739,126    1,273,550   1,301,216   1,457,195
100    100       C-2016         12/31/97    1,373,037    2,104,144   2,501,839   2,904,391
100    100A      C-2016A
---    ---       ------
100    100B      C-2016B
100    100C      C-2016C
100    100D      C-2016D
101    101       239            12/31/97      999,406    1,427,577   1,472,388   1,633,397
102    102       C-1400         12/31/97    1,027,711    1,349,855   1,413,868   1,207,488
---    ---       ------         --------    ---------    ---------   ---------   ---------
102    102A      C-1400A
102    102B      C-1400B
103    103       C-3769         12/31/97      774,599                            1,021,710
104    104       C-3222         12/31/97    1,251,797    1,638,030   2,352,958   2,537,264
105    105       CL55
---    ---       ------
106    106       232                          960,848    4,262,499   4,467,219
107    107       C-1723          6/30/97    1,093,465    1,566,779   1,778,518   1,852,751
108    108       91                         1,057,113                  285,062
109    109       CL19
110    110       176            12/31/97    1,322,095    6,447,000   6,674,000   7,283,000
---    ---       ------         --------    ---------    ---------   ---------   ---------
111    111       151            12/31/97    1,001,004      780,046   1,153,864   1,570,815
112    112       CL32
113    113       10             12/31/97      866,797    1,971,384   2,486,823   2,711,641
114    114       234                          665,819                1,507,306
115    115       226                          830,990    1,052,413   1,308,643
---    ---       ------                     ---------    ---------   ---------
116    116       45             12/31/97      787,119    2,674,790   2,763,883   2,984,803
117    117       CL20
118    118       182            12/31/97      592,798                  864,292     923,426
119    119       35             12/31/97      605,064    1,307,021   1,285,258   1,314,353
120    120       C-1511         12/31/97      649,824                              428,963
---    ---       ------         --------    ---------                            ---------
120    120A      C-1511A
120    120B      C-1511B
121    121       142            12/31/97    1,207,719    2,771,388   2,556,594   2,703,711
122    122       C-2135         12/31/97      509,185      648,654     662,055     690,637
123    123       218            12/31/97      818,945                            1,260,608
---    ---       ------         --------    ---------                            ---------
124    124       46                           800,568      631,764     738,187
125    125       C-3418         12/31/97      656,802    1,205,896   1,305,037   1,296,714
126    126       16             12/31/97      552,760                   37,262     305,562
127    127       109            12/31/97      660,281      661,585     657,242     689,986
128    128       62                           665,654    1,002,065     963,677
---    ---       ------                     ---------    ---------   ---------
129    129       187            12/31/97      491,043      905,077     833,689     925,628
130    130       70             12/31/97      593,314      972,168   1,071,628   1,188,918
131    131       78                           978,209    2,590,437   2,515,307   2,536,246
131    131A      78A            12/31/97      429,777    1,191,780   1,143,807   1,192,043
131    131B      78B            12/31/97      548,432    1,398,657   1,371,500   1,344,203
---    ---       ------         --------    ---------    ---------   ---------   ---------
132    132       224            12/31/97      769,177                            1,210,388
133    133       33                           605,750      300,000     342,780
134    134       113            12/31/97      729,726    2,619,846   2,222,615   2,152,555
135    135       112                          658,862      946,270     960,247
136    136       189            12/31/97      662,183      729,000     734,250     731,916
---    ---       ------         --------    ---------    ---------   ---------   ---------



                                           ANNUAL                            STATED    ANTICIPATED   ANTICIPATED
 LOAN                U/W NET                DEBT    MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #     U/W REV    CASH FLOW     DSCR    SERVICE     RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ----------- ----------- --------- --------- ---------- ------------ ---------- ------------- ------------- -----------
94      2,157,453     812,733      1.21  669,714      8.0500  Actual/360     1/11/22      1/11/08        115          111
94      1,162,386     434,496
94        995,067     378,237
95      7,139,527     885,374      1.39  638,514      7.6600  Actual/360     1/11/23      1/11/08        115          111
96      4,671,096   1,174,149      1.90  616,933      7.4300  Actual/360      5/1/08                     119            0
---     ---------   ---------      ----  -------      ------  ----------     -------                     ---          ---
97      7,846,217   1,135,288      1.85  614,210      7.3800  Actual/360     5/11/23      5/11/08        119          115
98      1,270,580     707,487      1.23  577,022      7.3200  Actual/360      4/1/08                     118           58
99      1,498,075     683,896      1.18  578,541      7.4700  Actual/360     5/11/28      5/11/08        119          115
100     2,847,907     998,086      1.50  666,890      8.5900  Actual/360      4/1/08                     118           22
100
---
100
100
100
101     1,715,219     935,776      1.53  612,030      8.1700  Actual/360     5/11/08                     119          117
102     1,507,650     919,973      1.42  648,908      7.3300  Actual/360      6/1/18                     240          240
---     ---------   ---------      ----  -------      ------  ----------     -------                     ---          ---
102
102
103     1,050,009     682,314      1.25  543,786      7.4700  Actual/360      6/1/08                     120          113
104     2,394,128     870,024      1.49  584,045      7.6500  Actual/360      5/1/08                     119          119
105                                      607,855      8.0941  Actual/360    12/11/15                     210          206
---                                      -------      ------  ----------    --------                     ---          ---
106     3,842,563     768,720      1.30  589,258      8.3800  Actual/360     1/11/23      1/11/08        115          110
107     1,849,072     807,535      1.47  550,350      7.6500  Actual/360      5/1/08                     119           35
108     1,460,310     805,181      1.58  508,141      7.3700  Actual/360     1/11/28      1/11/08        115          108
109                                      567,434      8.1645  30/360         4/11/20                     262          258
110     7,283,000     957,945      1.40  686,250      7.6800  Actual/360     5/11/13      5/11/08        119          116
---     ---------   ---------      ----  -------      ------  ----------    --------      -------        ---          ---
111     1,751,556     971,504      1.69  573,470      8.3700  Actual/360     4/11/23      5/11/08        119          119
112                                      494,000      7.3989  Actual/360     9/11/16                     219          215
113     2,920,769     631,392      1.37  459,810      7.8600  Actual/360     5/11/28      5/11/05         83           35
114     1,571,029     603,819      1.23  490,978      7.5500  Actual/360     1/11/28      1/11/08        115          111
115     1,201,836     757,461      1.52  497,181      7.7200  Actual/360    12/11/27     12/11/07        114          111
---     ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---
116     2,984,803     637,879      1.24  513,950      7.5900  Actual/360     5/11/08                     119          119
117                                      525,210      8.1684  30/360         4/11/20                     262          258
118       905,152     585,148      1.24  471,536      7.4500  Actual/360     4/11/28      4/11/08        118          111
119     1,312,292     548,894      1.19  461,160      7.3100  Actual/360     4/11/28      4/11/08        118          116
120       906,635     593,391      1.33  447,554      7.1900  Actual/360      6/1/08                     120          120
---     ---------   ---------      ----  -------      ------  ----------    --------                     ---          ---
120
120
121     2,832,762     958,725      1.82  525,721      8.0800  Actual/360     4/11/20      4/11/08        118          111
122       686,383     499,525      1.14  436,888      7.3200  Actual/360      5/1/08                     119          119
123     2,010,876     718,401      1.54  465,155      7.4900  Actual/360     5/11/23      5/11/08        119          116
---     ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---
124       933,843     608,255      1.32  462,291      7.4200  Actual/360     2/11/23      2/11/08        116          114
125     1,365,626     608,802      1.44  423,564      7.2000  Actual/360      6/1/08                     120          120
126       741,953     524,073      1.22  428,340      7.5100  Actual/360     5/11/28      5/11/08        119          112
127       825,315     558,424      1.34  415,709      7.4700  Actual/360     5/11/28      5/11/08        119          112
128     1,119,052     513,430      1.24  415,428      7.4000  Actual/360     2/11/28      2/11/08        116          114
---     ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---
129       932,834     482,063      1.16  413,875      7.4500  Actual/360     4/11/28      4/11/08        118          111
130     1,210,401     535,945      1.23  436,982      8.1000  Actual/360    12/11/27     12/11/07        114          107
131     2,536,246     851,397      1.85  460,470      8.1700  Actual/360     5/11/23      5/11/08        119          115
131     1,192,043     370,175
131     1,344,203     481,222
---     ---------   ---------
132     1,373,120     635,315      1.48  428,046      7.3300  Actual/360     1/11/23      1/11/08        115          108
133       630,990     543,142      1.37  397,829      7.3750  Actual/360     3/11/28      3/11/08        117          110
134     2,448,080     607,322      1.40  432,426      7.6800  Actual/360     3/11/23      3/11/08        117          115
135     1,033,821     610,721      1.51  404,721      7.5500  Actual/360     1/11/28      1/11/08        115          108
136       776,626     562,908      1.45  388,068      7.2300  Actual/360     5/11/28      5/11/08        119          112
---     ---------   ---------      ----  -------      ------  ----------    --------     --------        ---          ---



        REMAINING                                           ANTICIPATED
 LOAN    LOCKOUT                                             REPAYMENT
   #      AND YM          LOCKBOX           VALUE     LTV     DATE LTV
------ ----------- -------------------- ------------ ----- -------------
94         111     Modified, In-Place     9,000,000   80        66
94                                        4,900,000
94                                        4,100,000
95         111     Springing, Hard       13,700,000   52        42
96         119                           12,100,000   58        47
---        ---                           ----------   --        --
97         115     Hard, In-Place        11,840,000   59        48
98         114                            8,800,000   79        70
99         115     Hard, In-Place         8,625,000   80        71
100        118                            9,070,000   75        63
100                                       2,450,000
---                                      ----------
100                                       2,000,000
100                                       1,670,000
100                                       2,950,000
101        117     Modified, In-Place     9,100,000   75        68
102        240     Springing, Hard       11,000,000   62
---        ---     --------------------  ----------   --
102
102
103        113                            8,500,000   76        68
104        119                           10,100,000   64        53
105        206     Hard, In-Place
---        ---     --------------------
106        110     Springing, Hard        9,000,000   68        57
107        119                            8,950,000   68        56
108        108     Springing, Hard        8,500,000   72        64
109        258     Hard, In-Place
110        116     Springing, Hard       10,800,000   56        27
---        ---     --------------------  ----------   --        --
111        119     Springing, Hard        8,500,000   70        59
112        215     Hard, In-Place
113         35     Springing, Hard        8,000,000   73        73
114        111     Springing, Hard        7,880,000   74        65
115        111     Springing, Hard        7,910,000   73        65
---        ---     --------------------  ----------   --        --
116        119     Springing, Hard        8,900,000   65        53
117        258     Hard, In-Place
118        111     Modified, In-Place     7,350,000   77        68
119        116     Springing, Hard        6,800,000   82        72
120        120                            7,700,000   71        63
---        ---                           ----------   --        --
120
120
121        111     Springing, Hard       12,200,000   44        34
122        119                            6,490,000   82        72
123        116     Springing, Hard        7,000,000   75        61
---        ---     --------------------  ----------   --        --
124        114     Springing, Hard        7,400,000   71        57
125        120                            8,400,000   62        54
126        112     Springing, Hard        6,200,000   82        73
127        112     Springing, Hard        6,800,000   73        66
128        114     Springing, Hard        7,480,000   67        59
---        ---     --------------------  ----------   --        --
129        111     Modified, In-Place     6,400,000   77        68
130        107     Springing, Hard        6,575,000   75        67
131        115     Springing, Hard        6,600,000   74        62
131                                       3,200,000
131                                       3,400,000
---                                      ----------
132        108     Modified, In-Place     7,300,000   67        54
133        110     Springing, Hard        6,400,000   75        66
134        115     Modified, In-Place     6,600,000   73        59
135        108     Springing, Hard        6,000,000   80        71
136        112     Springing, Hard        6,300,000   75        66
---        ---     --------------------  ----------   --        --

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD     U/W NOI     1995 REV     1996 REV     1997 REV
------ --------- ----------- ------------- ------------ ------------ ------------ ------------
137    137       68            12/31/97       584,494      880,126      927,020      882,829
138    138       C-1361        12/31/97       647,484      989,294    1,146,953    1,107,755
139    139       C-1332        12/31/97       544,726      921,160      965,999      922,295
140    140       160           12/31/97       596,475      905,959      889,239      834,211
141    141       CL6
---    ---       ------
142    142       88            12/31/97       534,835                   673,101      696,957
143    143       47            12/31/97       526,033                   216,727      510,494
144    144       37            12/31/97       622,996                   212,949    1,870,156
145    145       147           12/31/97       653,837                 1,626,315    1,854,098
146    146       49            12/31/97       505,635                   866,087      928,757
---    ---       ------        --------       -------                 ---------    ---------
147    147       C-1460        12/31/97       580,368      702,130      702,130      764,726
148    148       236           12/31/97       490,424      760,678      814,542      881,056
149    149       52            11/30/97       926,265    4,574,000    4,573,000    4,408,000
150    150       CL8
151    151       C-3261        12/31/97
---    ---       ------        --------
152    152       CL17
153    153       C-1984        12/31/97     1,015,400    3,577,000    3,405,000    3,358,000
154    154       233           12/31/97       573,097      400,664      590,192      626,195
155    155       25            12/31/97       585,845    1,113,064    1,167,973      904,121
156    156       C-1316        12/31/97       548,839      724,904      818,874      820,738
---    ---       ------        --------     ---------    ---------    ---------    ---------
157    157       98            12/31/97       547,702    1,034,727    1,076,239    1,065,289
158    158       63            12/31/97       470,801      739,628      778,501      770,646
159    159       C-1798        12/31/97     1,034,314    1,870,142    1,917,852    1,964,358
160    160       C-1599                       472,048
161    161       CL11
---    ---       ------
162    162       115           12/31/97       615,368    1,098,810    1,140,818    1,431,053
163    163       128           12/31/97       476,919      507,399      507,399      507,399
164    164       C-3715        12/31/97     1,016,879    2,149,060    2,420,418    2,659,341
165    165       CL35
166    166       183           12/31/97       417,781                                572,028
---    ---       ------        --------     ---------                              ---------
167    167       6             12/31/97       511,695      789,090      816,997      825,093
168    168       209                          656,543                   652,896
169    169       219           12/31/97       542,694                   790,677      795,113
170    170       54                           921,415    1,977,608    1,989,587
171    171       CL50
---    ---       ------
171    171A      CL50A
171    171B      CL50B
172    172       CL33
173    173       41                           584,978      573,265      658,352
174    174       131                          703,136    2,190,753    2,227,283    2,180,105
---    ---       ------                     ---------    ---------    ---------    ---------
175    175       C-2955        12/31/97       487,988                   252,457      389,199
176    176       CL42
177    177       CL14
178    178       CL37
179    179       CL38
---    ---       ------
180    180       C-2792
181    181       CL5
182    182       127           12/31/97       438,768      512,467      589,028      626,605
183    183       22            12/31/97       470,808                                728,959
184    184       31            12/31/97       517,771      666,074      646,113      722,554
---    ---       ------        --------     ---------    ---------    ---------    ---------
185    185       CL43
186    186       202           12/20/97       535,521                                675,304
187    187       C-2787
188    188       C-1512        12/31/97       404,987      540,690      575,766      583,636
188    188A      C-1512A
---    ---       ------



                                            ANNUAL                            STATED    ANTICIPATED   ANTICIPATED
 LOAN                 U/W NET                DEBT    MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #      U/W REV    CASH FLOW     DSCR    SERVICE     RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ------------ ----------- --------- --------- ---------- ------------ ---------- ------------- ------------- -----------
137       886,002    555,763    1.44      385,752   7.1700     Actual/360    4/11/28       4/11/08        118          111
138     1,111,627    520,462    1.33      391,550   7.3200     Actual/360     1/1/08        1/1/08        115
139       918,422    466,479    1.15      405,226   7.7800     Actual/360     6/1/08                      120          120
140       903,796    556,781    1.47      377,508   7.0600     Actual/360    4/11/28       4/11/08        118          116
141                                       420,000   7.6676     30/360        2/11/18                      236          232
---                                       -------   ------     ----------    -------                      ---          ---
142       662,893    456,055    1.21      376,657   7.4300     Actual/360    3/11/28       3/11/08        117          110
143       728,874    477,801    1.22      393,228   7.9200     Actual/360    5/11/28       5/11/08        119           47
144     1,730,346    536,479    1.35      398,704   7.4900     Actual/360    5/11/23       5/11/08        119          116
145     1,892,575    559,204    1.40      398,704   7.4900     Actual/360    5/11/23       5/11/08        119          116
146       823,870    496,935    1.26      393,452   7.3400     Actual/360     5/1/08                      119           59
---     ---------    -------    ----      -------   ------     ----------    -------                      ---          ---
147       765,748    520,872    1.34      388,231   7.1900     Actual/360     5/1/08                      119          119
148       915,038    458,322    1.23      372,413   7.3600     Actual/360    3/11/28       3/11/08        117          115
149     3,925,422    729,994    1.80      406,461   7.7100     Actual/360    2/11/23       2/11/08        116          109
150                                       410,000   7.6674     30/360        2/11/18                      236          232
151                                       388,901   7.1300     30/360         2/1/18                      236          236
---                                       -------   ------     ----------    -------                      ---          ---
152                                       353,619   6.5927     Actual/360    1/11/19                      247          243
153     3,308,000    608,620    1.50      406,121   7.9600     Actual/360     5/1/03                       59           23
154       706,121    494,707    1.31      378,636   7.7600     Actual/360    1/11/28      12/11/07        114          111
155       896,095    499,805    1.31      381,319   7.5000     Actual/360    5/11/23       5/11/08        119          112
156       788,975    525,589    1.46      361,150   7.6300     Actual/360     4/1/08                      118          118
---     ---------    -------    ----      -------   ------     ----------    -------                      ---          ---
157     1,128,723    471,498    1.33      355,544   7.5300     Actual/360    5/11/28       5/11/08        119          117
158       785,116    447,553    1.21      370,392   7.3700     Actual/360    5/11/23       5/11/08        119          116
159     1,930,149    757,876    2.14      354,290   6.9400     Actual/360     3/1/08                      117            0
160       645,516    457,948    1.39      328,773   6.9000     Actual/360     5/1/08                      119          119
161                                       380,000   7.6675     30/360        2/11/18                      236          232
---                                       -------   ------     ----------    -------                      ---          ---
162     1,422,282    544,254    1.45      375,831   7.8800     Actual/360    3/11/23       3/11/08        117          115
163       497,251    459,848    1.09      421,726   8.2100     Actual/360    4/11/18                      238          234
164     2,216,266    767,918    1.96      391,487   7.4600     Actual/360     6/1/08                      120          114
165                                       381,842   8.7700     30/360        1/11/08                      115          111
166       692,175    409,844    1.18      346,096   7.7900     Actual/360    4/11/28       4/11/08        118          111
---     ---------    -------    ----      -------   ------     ----------    -------      --------        ---          ---
167       869,995    491,945    1.42      347,566   7.2700     Actual/360    5/11/23       5/11/08        119          116
168       679,800    648,233    1.78      364,451   7.8100     Actual/360    1/11/23       1/11/08        115          108
169       836,323    431,679    1.24      349,093   7.3900     Actual/360    4/11/23       4/11/05         82           75
170     2,010,998    863,165    1.56      554,603   6.8900     Actual/360    2/11/08                      116          112
171                                       372,066   7.0001     Actual/360    9/11/17                      231          227
---                                       -------   ------     ----------    -------                      ---          ---
171
171
172                                       364,827   8.7700     30/360        1/11/08                      115          111
173       813,580    480,320    1.54      312,038   7.1500     Actual/360    4/11/28       4/11/08        118          111
174     2,199,380    637,155    1.63      391,916   8.1900     Actual/360    5/11/18       5/11/08        119          112
---     ---------    -------    ----      -------   ------     ----------    -------      --------        ---          ---
175       753,827    438,677    1.36      322,512   7.5500     Actual/360     3/1/08                      117          110
176                                       359,387   8.7700     30/360        1/11/08                      115          111
177                                       351,626   8.0176     Actual/360    1/11/23                      295          291
178                                       349,929   8.7700     30/360        1/11/08                      115          111
179                                       349,929   8.7700     30/360        1/11/08                      115          111
---                                       -------   ------     ----------    -------                      ---          ---
180                                       335,000   7.3750     30/360        12/1/19                      258           77
181                                       330,000   7.6675     30/360        2/11/18                      236          232
182       565,127    376,316    1.28      294,407   7.2400     Actual/360    3/11/28       3/11/08        117          110
183       752,112    432,848    1.36      317,238   7.7500     Actual/360    5/11/23       5/11/08        119          112
184       765,662    505,697    1.62      312,839   7.5900     Actual/360     4/1/08                      118           58
---     ---------    -------    ----      -------   ------     ----------    -------                      ---          ---
185                                       321,557   8.7700     30/360        1/11/08                      115          111
186       780,165    441,260    1.49      297,011   7.3300     Actual/360    2/11/23       2/11/08        116          109
187                                       354,950   8.2500     30/360         2/1/17                      224          105
188       576,872    389,497    1.36      286,952   7.1100     Actual/360     4/1/08                      118          118
188
---



        REMAINING                                           ANTICIPATED
 LOAN    LOCKOUT                                             REPAYMENT
   #      AND YM          LOCKBOX           VALUE     LTV     DATE LTV
------ ----------- -------------------- ------------ ----- -------------
137        111     Springing, Hard        6,950,000   68        60
138        115     Springing, Hard        6,000,000   79        70
139        120                            6,250,000   75        67
140        116     Springing, Hard        6,300,000   74        65
141        232     Hard, In-Place
---        ---     --------------------
142        110     Springing, Hard        5,700,000   79        70
143         47     Springing, Hard        5,700,000   79        70
144        116     Springing, Hard        6,600,000   68        55
145        116     Springing, Hard        6,000,000   75        61
146        115                            6,550,000   69        56
---        ---                            ---------   --        --
147        119                            6,100,000   74        59
148        115     Modified, In-Place     5,520,000   81        72
149        109     Springing, Hard        6,900,000   65        53
150        232     Hard, In-Place
151        236     Hard, In-Place
---        ---     --------------------
152        243     Hard, In-Place
153         23                            6,600,000   67        62
154        111     Springing, Hard        5,550,000   79        71
155        112     Springing, Hard        5,800,000   74        60
156        118     None                   5,700,000   74        66
---        ---     --------------------   ---------   --        --
157        117     Springing, Hard        5,300,000   80        71
158        116     Springing, Hard        5,300,000   80        65
159        114                           12,300,000   34        27
160        119                            5,200,000   80        70
161        232     Hard, In-Place
---        ---     --------------------
162        115     Modified, In-Place     6,400,000   64        53
163        234     Hard, In-Place         5,200,000   79
164        114                            8,895,000   46        32
165        111     Hard, In-Place
166        111     Modified, In-Place     5,130,000   78        70
---        ---     --------------------  ----------   --        --
167        116     Springing, Hard        5,000,000   80        65
168        108     Springing, Hard        6,800,000   59        48
169         75     Springing, Hard        4,950,000   80        71
170        112     Springing, Hard        9,370,000   42
171        227     Hard, In-Place
---        ---     --------------------
171
171
172        111     Hard, In-Place
173        111     Springing, Hard        5,550,000   69        61
174        112     Springing, Hard        6,400,000   60        43
---        ---     --------------------  ----------   --        --
175        110                            5,100,000   75        66
176        111     Hard, In-Place
177        291     Hard, In-Place
178        111     Hard, In-Place
179        111     Hard, In-Place
---        ---     --------------------
180        258     Hard, In-Place
181        232     Hard, In-Place
182        110     Springing, Hard        4,450,000   81        71
183        112     Springing, Hard        5,000,000   70        57
184        114                            5,000,000   70        57
---        ---                           ----------   --        --
185        111     Hard, In-Place
186        109     Modified, In-Place     4,700,000   72        58
187        224     Hard, In-Place
188        118                            4,330,000   77        62
188                                       2,470,000
---                                      ----------

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD   U/W NOI    1995 REV     1996 REV     1997 REV
------ --------- ----------- ------------- --------- ------------ ------------ ------------
188    188B      C-1512B
189    189       77            12/31/97    528,955      714,201      678,517      659,210
190    190       211                       442,864
191    191       149           12/31/97    585,946    1,811,081    1,892,055    1,891,972
192    192       116           12/31/97    774,946      514,607    1,381,611    1,733,016
---    ---       ------        --------    -------    ---------    ---------    ---------
193    193       CL40
194    194       110                       395,590      553,948      524,706
195    195       159C          12/31/97    363,499      792,341      817,756      818,058
196    196       CL36
197    197       C-1031        12/31/97    419,675      671,599      743,557      768,365
---    ---       ------        --------    -------    ---------    ---------    ---------
197    197A      C-1031A
197    197B      C-1031B
197    197C      C-1031C
197    197D      C-1031D
197    197E      C-1031E
---    ---       ------
198    198       CL15
199    199       C-1730        12/31/97    625,649    1,237,185    1,308,147    1,348,216
200    200       C-2791
201    201       C-1656        12/31/97    398,042      432,359      520,334      540,913
202    202       222                       439,583      585,368      592,839
---    ---       ------                    -------    ---------    ---------
203    203       152                       412,498      493,477      470,732
204    204       21            12/31/97    406,213      498,977      524,713      513,246
205    205       185           12/31/97    341,320      496,897      451,782      547,276
206    206       C-1708        12/31/97    410,934                   528,787      550,910
207    207       CL41
---    ---       ------
208    208       65            12/31/97    424,406      311,674      373,615      439,972
209    209       C-3767        12/31/97    779,062    2,019,611    1,899,008    1,899,377
209    209A      C-3767A
209    209B      C-3767B
210    210       206           12/31/97    380,235      403,191      459,375      587,992
---    ---       ------        --------    -------    ---------    ---------    ---------
211    211       CL21
212    212       CL39
213    213       134           12/31/97    435,266    1,024,896    1,058,642    1,066,535
214    214       205           12/31/97    326,794      318,123      379,845      418,129
215    215       CL51
---    ---       ------
216    216       C-1488        12/31/97    328,124      539,216      554,807      579,075
217    217       161                       453,252    1,046,583    1,329,961
217    217A      161A                      453,252    1,046,583    1,329,961
217    217B      161B
217    217C      161C
---    ---       ------
217    217D      161D
218    218       143           12/31/97    391,521      311,056      530,134      597,385
219    219       CL34
220    220       C-1284        12/31/97    439,320      622,778      622,355      626,733
221    221       C-1590                    408,321                   478,789
---    ---       ------                    -------                 ---------
221    221A      C-1590A
221    221B      C-1590B
222    222       CL31
223    223       C-2788                                              350,636      350,026
224    224       24            12/31/97    305,068      451,606      410,567      402,969
---    ---       ------        --------    -------    ---------    ---------    ---------
225    225       235           12/31/97    308,886      406,017      429,897      415,166
226    226       194           12/31/97    386,013    1,105,500    1,074,147    1,149,272
227    227       C-3225        12/31/97    278,329      323,119      340,256      380,036
228    228       C-1494        12/31/97    608,190
229    229       64            12/31/97    398,675      923,373      968,234      994,534
---    ---       ------        --------    -------    ---------    ---------    ---------



                                            ANNUAL                            STATED    ANTICIPATED   ANTICIPATED
 LOAN                 U/W NET                DEBT    MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #      U/W REV    CASH FLOW     DSCR    SERVICE     RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ------------ ----------- --------- --------- ---------- ------------ ---------- ------------- ------------- -----------
188
189       772,124    461,926        1.56  297,033      7.6700  Actual/360     5/11/23      5/11/08       119           115
190       456,561    403,825        1.39  289,557      7.3800  Actual/360     5/11/23      5/11/08       119           112
191     1,865,036    529,995        1.58  335,928      8.1900  Actual/360     5/11/18      5/11/08       119           112
192     1,961,738    676,859        2.27  298,071      7.7100  Actual/360     4/11/23      4/11/13       178           171
---     ---------    -------        ----  -------      ------  ----------     -------      -------       ---           ---
193                                       312,099      8.7700  30/360         1/11/08                    115           111
194       605,711    314,089        1.15  272,028      7.3200  Actual/360    12/11/27     12/11/07       114           108
195       830,232    328,255        1.21  271,607      7.4700  Actual/360     5/11/28      5/11/08       119           115
196                                       302,553      8.7700  30/360         1/11/08                    115           111
197       733,252    361,736        1.35  268,761      7.5100  Actual/360      1/1/08                    115             0
---     ---------    -------        ----  -------      ------  ----------    --------                    ---           ---
197
197
197
197
197
---
198                                       300,009      8.0175  Actual/360     1/11/23                    295           291
199     1,262,715    461,148        1.40  329,124      8.3300  Actual/360      2/1/18                    236           236
200                                       294,750      7.3750  30/360         12/1/19                    258            77
201       581,495    364,542        1.38  263,269      7.4600  Actual/360      6/1/08                    120           120
202       654,860    374,665        1.48  253,770      7.2500  Actual/360     4/11/28      4/11/08       118           111
---     ---------    -------        ----  -------      ------  ----------    --------     --------       ---           ---
203       496,316    382,870        1.42  269,597      7.8700  Actual/360    12/11/27     12/11/07       114           112
204       481,254    359,168        1.27  282,400      8.1900  Actual/360     5/11/23      5/11/08       119           112
205       586,497    332,102        1.31  253,445      7.5700  Actual/360     4/11/28      4/11/08       118           111
206       587,267    402,084        1.56  256,972      7.1100  Actual/360      4/1/08                    118           118
207                                       282,268      8.7700  30/360         1/11/08                    115           111
---                                       -------      ------  ----------    --------                    ---           ---
208       588,139    361,169        1.40  257,335      7.4100  Actual/360     4/11/23      3/11/08       117           113
209     2,061,605    493,322        1.79  275,612      7.9300  Actual/360      5/1/08                    119           112
209
209
210       543,049    315,358        1.24  253,600      7.4200  Actual/360     5/11/23      5/11/08       119           116
---     ---------    -------        ----  -------      ------  ----------    --------     --------       ---           ---
211                                       258,058      6.6125  Actual/360    12/11/17                    234           230
212                                       264,811      8.7700  30/360         1/11/08                    115           111
213     1,066,535    381,939        1.51  253,276      7.8300  Actual/360     5/11/23      5/11/08       119           112
214       460,205    283,202        1.22  232,098      7.5600  Actual/360     3/11/28      3/11/08       117           110
215                                       227,329      6.5892  Actual/360    12/11/22                    294           290
---                                       -------      ------  ----------    --------                    ---           ---
216       564,057    276,351        1.22  225,739      7.3700  Actual/360      4/1/08                    118             0
217     1,511,874    434,019        1.63  265,913      8.6400  Actual/360     1/11/23      1/11/08       115           108
217     1,511,874    434,019
217
217
---
217
218       588,757    348,457        1.54  226,324      7.4900  Actual/360     4/11/28      4/11/08       118           114
219                                       255,354      8.7700  30/360         1/11/08                    115           111
220       615,916    404,074        1.34  300,536      7.5100  Actual/360      3/1/13                    177           177
221       726,848    336,068        1.55  217,514      7.4700  Actual/360      2/1/08                    116             0
---     ---------    -------        ----  -------      ------  ----------    --------                    ---           ---
221
221
222                                       220,000      7.6699  Actual/360     3/11/16                    213           209
223                                       285,212      8.5000  30/360          2/1/15                    200            81
224       407,865    275,713        1.19  231,842      8.4000  Actual/360      4/1/08                    118            58
---     ---------    -------        ----  -------      ------  ----------    --------                    ---           ---
225       405,877    284,994        1.32  216,648      7.7500  Actual/360     5/11/28      6/11/08       120           118
226     1,091,058    331,460        1.45  228,450      7.8300  Actual/360     5/11/23      5/11/08       119           112
227       386,636    273,029        1.27  215,106      7.1600  Actual/360      6/1/08                    120           120
228       627,000    457,460        1.62  281,798      9.6100  Actual/360      1/1/08                    115           115
229       994,508    348,950        1.54  225,895      7.8300  Actual/360     5/11/23      5/11/08       119           112
---     ---------    -------        ----  -------      ------  ----------    --------     --------       ---           ---



        REMAINING                                          ANTICIPATED
 LOAN    LOCKOUT                                            REPAYMENT
   #      AND YM          LOCKBOX          VALUE     LTV     DATE LTV
------ ----------- -------------------- ----------- ----- -------------
188                                      1,860,000
189       115      Springing, Hard       5,000,000   66        54
190       112      Hard, In-Place        5,700,000   58        47
191       112      Springing, Hard       5,650,000   58        41
192       171      Springing, Hard       6,450,000   51        34
---       ---      --------------------  ---------   --        --
193       111      Hard, In-Place
194       108      Springing, Hard       4,600,000   71        63
195       115      Hard, In-Place        4,550,000   71        63
196       111      Hard, In-Place
197       115                            4,570,000   70        62
---       ---                            ---------   --        --
197                                        660,000
197                                      1,220,000
197                                      2,020,000
197                                        670,000
197
---
198       291      Hard, In-Place
199       236                            4,025,000   79
200       258      Hard, In-Place
201       120                            4,100,000   77        68
202       111      Springing, Hard       5,450,000   57        50
---       ---      --------------------  ---------   --        --
203       112      Springing, Hard       4,200,000   74        66
204       112      Hard, In-Place        4,400,000   68        57
205       111      Modified, In-Place    3,900,000   77        68
206       118                            4,375,000   68        55
207       111      Hard, In-Place
---       ---      --------------------
208       113      Modified, In-Place    3,900,000   75        61
209       112                            4,100,000   71        56
209
209
210       116      Springing, Hard       3,750,000   77        62
---       ---      --------------------  ---------   --        --
211       230      Hard, In-Place
212       111      Hard, In-Place
213       112      Springing, Hard       3,700,000   75        62
214       110      Modified, In-Place    3,650,000   75        67
215       290      Hard, In-Place
---       ---      --------------------
216       115                            3,700,000   74        65
217       108      Modified, In-Place    3,300,000   82        69
217                                      3,300,000
217
217
---
217
218       114      Modified, In-Place    4,100,000   66        58
219       111      Hard, In-Place
220       177                            4,330,000   62
221       116                            3,500,000   74        66
---       ---                            ---------   --        --
221
221
222       209      Hard, In-Place
223       200      Hard, In-Place
224       114                            3,380,000   76        68
---       ---                            ---------   --        --
225       118      Springing, Hard       3,250,000   78        69
226       112      Springing, Hard       3,600,000   69        57
227       120                            3,300,000   76        61
228       115                            5,100,000   49        36
229       112      Springing, Hard       3,300,000   75        62
---       ---      --------------------  ---------   --        --

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD   U/W NOI    1995 REV     1996 REV     1997 REV
------ --------- ----------- ------------- --------- ------------ ------------ ------------
230    230       117            12/31/97   320,716                                419,451
231    231       7              12/31/97   291,664      559,910      516,496      552,330
232    232       C-1912         12/31/97   493,340      778,075      911,925    1,044,978
233    233       137                       326,448
234    234       129            12/31/97   353,719    1,053,820    1,077,730    1,017,461
---    ---       ------         --------   -------    ---------    ---------    ---------
235    235       C-3279
236    236       72             12/31/97   344,869                   447,812      416,236
237    237       C-1765b                   477,526    1,051,705    1,098,989
238    238       C-2182         12/31/97   462,329      660,280    1,091,614    1,118,897
238    238A      C-2182A                   199,663      660,280      581,094      525,839
---    ---       ------                    -------    ---------    ---------    ---------
238    238B      C-2182B                   262,666           --      510,520      593,058
239    239       CL56
240    240       96             12/31/97   289,786      253,777      279,815      430,766
241    241       CL22
242    242       144            12/31/97   296,332      396,200      435,125      441,143
---    ---       ------         --------   -------    ---------    ---------    ---------
243    243       181            12/31/97   233,077      370,246      372,722      390,053
244    244       C-1746         12/31/97   324,702      353,306      390,459      437,097
245    245       C-1438         11/30/97   286,170      414,752      461,660      483,691
246    246       CL18
247    247       CL48
---    ---       ------
248    248       C-2789
249    249       CL52
250    250       85             12/31/97   370,689    1,482,937    1,381,128    1,273,091
251    251       C-1620         12/31/97   330,075      445,877      463,878      487,898
252    252       C-1409         12/31/97   325,069      538,036      529,875      545,215
---    ---       ------         --------   -------    ---------    ---------    ---------
253    253       C-2217
254    254       C-1197          9/30/97   335,532      581,440      696,544      732,674
255    255       166                       315,677      327,175      434,132
256    256       55             12/31/97   375,513      866,054      916,068    1,000,868
257    257       145            12/31/97   286,426      377,736      404,412      422,164
---    ---       ------         --------   -------    ---------    ---------    ---------
258    258       195                       278,833
259    259       CL46
260    260       C-2206                    409,214      707,542      743,402
261    261       217            12/31/97   335,395      925,649      948,557      987,703
262    262       C-1647         12/31/97   270,740      526,999      503,556      471,876
---    ---       ------         --------   -------    ---------    ---------    ---------
263    263       154            12/31/97   242,435                    14,119      190,863
264    264       4A             12/31/97   475,231      527,870      526,562      533,253
265    265       C-1264                    295,015      444,215      457,744
266    266       C-1520                    308,712      431,212      412,015
267    267       141            12/31/97   269,566      574,099      569,932      580,437
---    ---       ------         --------   -------    ---------    ---------    ---------
268    268       C-1360         12/31/97   255,521      321,505      361,900      386,129
269    269       199                       204,909
270    270       86             12/31/97   302,615      832,751      810,740      803,583
271    271       C-1430         12/31/97   282,352      335,291      359,952      371,298
271    271A      C-1430A
---    ---       ------
271    271B      C-1430B
272    272       C-1431         12/31/97   244,086      263,152      265,512      263,471
273    273       C-1419         12/31/97   269,263      310,246      312,210      334,239
274    274       210                       237,292      332,287      369,790
275    275       CL45
---    ---       ------
276    276       C-2790
277    277       155                       225,385      282,016      296,901
278    278       C-3915         12/31/97   215,796      245,000      245,000      245,000
279    279       CL49
280    280       C-1127         12/31/97   328,519
---    ---       ------         --------   -------



                                            ANNUAL                            STATED    ANTICIPATED   ANTICIPATED
 LOAN                 U/W NET                DEBT    MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #      U/W REV    CASH FLOW     DSCR    SERVICE     RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ ------------ ----------- --------- --------- ---------- ------------ ---------- ------------- ------------- -----------
230       467,409    308,768        1.36  226,596      8.5700  Actual/360     5/11/23    5/11/08          119          115
231       474,351    262,562        1.20  219,241      7.6500  Actual/360     5/11/23    5/11/08          119          117
232     1,129,149    368,711        1.54  239,642      7.9300  Actual/360      6/1/08                     120          113
233       429,173    301,448        1.43  210,587      7.3800  Actual/360     5/11/23    5/11/08          119          117
234     1,017,461    302,846        1.38  219,632      7.8800  Actual/360     5/11/23    5/11/08          119          112
---     ---------    -------        ----  -------      ------  ----------     -------    -------          ---          ---
235                                       203,013      7.0600  30/360          1/1/18                     235          235
236       550,000    301,654        1.50  200,674      7.5500  Actual/360      4/1/08                     118           58
237     1,049,300    343,914        1.53  242,411      8.3700  Actual/360      2/1/18                     236          236
238     1,089,022    285,198        1.30  219,129      8.2400  Actual/360      5/1/08                     119          119
238       526,437    121,551
---     ---------    -------
238       562,585    163,647
239                                       220,812      6.6775  Actual/360     8/11/16                     218          214
240       437,671    254,269        1.33  191,474      7.4200  Actual/360     5/11/28    5/11/08          119          117
241                                       200,968      6.3365  Actual/360    10/11/17                     232          228
242       445,500    281,332        1.51  186,240      7.2500  Actual/360     5/11/28    5/11/08          119          117
---     ---------    -------        ----  -------      ------  ----------    --------    -------          ---          ---
243       388,048    228,567        1.20  189,698      7.4500  Actual/360     4/11/28    4/11/08          118          111
244       475,973    283,194        1.51  187,864      7.4500  Actual/360      6/1/08                     120          120
245       476,006    274,080        1.50  182,725      7.1700  Actual/360      1/1/08                     115            0
246                                       169,088      6.4849  Actual/360     1/11/18                     235          231
247                                       191,893      6.8601  Actual/360     3/11/22                     285          281
---                                       -------      ------  ----------    --------                     ---          ---
248                                       204,750      7.3750  30/360         12/1/19                     258           77
249                                       182,254      6.6090  Actual/360     3/11/23                     297          293
250     1,273,091    307,034        1.39  221,313      8.0300  Actual/360     5/11/18                     239          235
251       482,507    274,087        1.52  180,274      7.2600  Actual/360      3/1/08                     117          117
252       543,311    263,774        1.24  212,354      7.4800  30/360          3/1/08                     117           32
---     ---------    -------        ----  -------      ------  ----------    --------                     ---          ---
253                  485,166        1.96  247,741      7.7000  Actual/360      3/1/13                     177          177
254       776,929    295,032        1.67  177,053      7.3100  Actual/360     12/1/07                     114          114
255       481,608    269,437        1.37  196,813      8.0000  Actual/360     2/11/23    2/11/08          116          109
256     1,000,868    325,470        1.70  191,668      7.8300  Actual/360     5/11/23    5/11/08          119          112
257       491,966    263,289        1.43  184,590      7.4000  Actual/360     5/11/23    5/11/08          119          117
---     ---------    -------        ----  -------      ------  ----------    --------    -------          ---          ---
258       445,921    271,133        1.65  164,460      6.8100  Actual/360     4/11/28    5/11/08          119          114
259                                       184,731      6.3466  Actual/360     7/11/17                     229          225
260       760,105    282,427        1.38  204,770      8.1000  Actual/360      4/1/18                     238          238
261       987,703    286,010        1.55  184,093      7.8300  Actual/360     5/11/23    5/11/08          119          112
262       500,279    217,751        1.31  166,007      7.3900  Actual/360      6/1/08                     120          118
---     ---------    -------        ----  -------      ------  ----------    --------                     ---          ---
263       312,720    236,835        1.41  168,469      7.5400  Actual/360      4/1/08                     118           58
264       793,350    389,131        2.01  193,196      7.4900  30/360          3/5/08                     117           98
265       528,629    275,015        1.55  176,890      7.4700  Actual/360     12/1/07                     114          114
266       402,141    291,527        1.41  206,770      6.9000  Actual/360      3/1/14                     189          189
267       579,442    234,494        1.14  204,928      8.9100  30/360          7/1/02                      49           45
---     ---------    -------        ----  -------      ------  ----------    --------                     ---          ---
268       362,069    225,843        1.34  168,161      7.3300  Actual/360      3/1/08                     117            0
269       312,198    197,709        1.22  162,083      7.6700  Actual/360      5/1/08                     119           59
270       803,583    262,436        1.42  184,361      8.5500  Actual/360     5/11/23    5/11/08          119          112
271       349,603    260,225        1.67  156,155      7.2900  Actual/360      3/1/13                     177            0
271
---
271
272       279,448    229,475        1.31  175,254      7.0600  Actual/360      3/1/13                     177            0
273       332,055    237,252        1.57  151,056      7.0900  Actual/360      3/1/13                     177            0
274       423,453    201,448        1.31  153,312      7.5400  Actual/360     2/11/28    2/11/08          116          113
275                                       169,017      6.9655  30/360        10/11/17                     232          228
---                                       -------      ------  ----------    --------                     ---          ---
276                                       164,250      7.3750  30/360         12/1/19                     258           77
277       302,171    200,125        1.29  155,266      8.0200  Actual/360     4/11/28    4/11/08          118          114
278       232,750    193,498        1.15  168,661      7.4600  Actual/360      6/1/08                     120          120
279                                       148,777      6.7654  Actual/360     5/11/22                     287          283
280       476,203    298,521        1.80  165,575      8.2500  Actual/360      1/1/08                     115          115
---     ---------    -------        ----  -------      ------  ----------    --------                     ---          ---



        REMAINING                                          ANTICIPATED
 LOAN    LOCKOUT                                            REPAYMENT
   #      AND YM          LOCKBOX          VALUE     LTV     DATE LTV
------ ----------- -------------------- ----------- ----- -------------
230        115     Modified, In-Place   3,050,000    80        73
231        117     Modified, In-Place   3,400,000    72        59
232        113                          3,700,000    65        46
233        117     Springing, Hard      3,400,000    71        57
234        112     Springing, Hard      3,200,000    75        62
---        ---     -------------------- ---------    --        --
235        235     Hard, In-Place
236        114                          3,700,000    64        57
237        236                          3,200,000    71
238        119                          4,200,000    55        46
238                                     2,200,000
---                                     ---------
238                                     2,000,000
239        214     Hard, In-Place
240        117     Springing, Hard      3,150,000    73        64
241        228     Hard, In-Place
242        117     Modified, In-Place   2,850,000    80        70
---        ---     -------------------- ---------    --        --
243        111     Modified, In-Place   2,850,000    80        70
244        120                          3,400,000    66        58
245        112                          2,900,000    77        68
246        231     Hard, In-Place
247        281     Hard, In-Place
---        ---     --------------------
248        258     Hard, In-Place
249        293     Hard, In-Place
250        235     Springing, Hard      3,000,000    73
251        117                          3,000,000    73        64
252        114                          3,150,000    69        47
---        ---                          ---------    --        --
253        177                          3,400,000    64
254        114                          2,900,000    74        65
255        109     Springing, Hard      3,175,000    67        55
256        112     Springing, Hard      3,100,000    68        56
257        117     Springing, Hard      3,000,000    70        57
---        ---     -------------------- ---------    --        --
258        114     Springing, Hard      2,900,000    72        63
259        225     Hard, In-Place
260        238                          2,800,000    72
261        112     Springing, Hard      2,900,000    69        57
262        118                          2,750,000    73        64
---        ---                          ---------    --        --
263        114                          2,510,000    80        70
264         98                          6,840,000    29        20
265        114                          2,700,000    74        60
266        189                          3,300,000    60
267         45                          2,600,000    76        71
---        ---                          ---------    --        --
268        117                          2,450,000    78        64
269        115                          2,540,000    75        66
270        112     Springing, Hard      2,600,000    73        61
271        116                          2,450,000    77        60
271                                     1,150,000
---                                     ---------
271                                     1,300,000
272        116                          2,450,000    76        32
273        116                          2,450,000    76        57
274        113     Springing, Hard      2,650,000    68        61
275        228     Hard, In-Place
---        ---     --------------------
276        258     Hard, In-Place
277        114     Modified, In-Place   2,400,000    73        66
278        120                          2,200,000    80        55
279        283     Hard, In-Place
280        115                          2,550,000    68        57
---        ---                          ---------    --        --

 LOAN   CONTROL      CSFB
   #       #      CONTROL #   1997 PERIOD   U/W NOI   1995 REV   1996 REV   1997 REV
------ --------- ----------- ------------- --------- ---------- ---------- ----------
281    281       14            12/31/97     261,851   508,163    536,605    540,645
282    282       208           12/31/97     277,947   387,589    393,973    379,677
283    283       227                        212,402   271,609    381,388
284    284       C-1496        12/31/97     273,568   361,342    348,243    363,278
285    285       C-2475        12/31/97     208,787   238,000    238,000    238,000
---    ---       ------        --------     -------   -------    -------    -------
286    286       CL47
287    287       17            12/31/97     218,163              201,216    226,986
288    288       186           12/31/97     156,858   296,141    275,803    282,498
289    289       C-2129                     203,839
290    290       240           11/30/97     217,133   424,858    423,817    440,097
---    ---       ------        --------     -------   -------    -------    -------
291    291       C-1809                     286,426   255,653    289,034
292    292       213           12/31/97     209,555   327,108    350,614    324,524
293    293       11            12/31/97     177,631                          53,333
294    294       80                         255,875   247,119    301,669
295    295       201           12/31/97     252,092   207,337    336,139    389,801
---    ---       ------        --------     -------   -------    -------    -------
296    296       C-1128        12/31/97     339,529              685,981    673,103
297    297       C-1429        12/31/97     187,752   212,699    231,897    234,354
298    298       132                        189,527   297,849    270,492
299    299       C-1501                     144,761
299    299A      C-1501A
---    ---       ------
299    299B      C-1501B
300    300       169                        203,548   358,699    289,871
301    301       125           12/31/97     204,360   227,398    269,822    264,460
302    302       121                        194,244   296,242    301,602    290,731
302    302A      121A          12/31/97     162,689   253,042    254,102    237,931
---    ---       ------        --------     -------   -------    -------    -------
302    302B      121B          12/31/97      31,555    43,200     47,500     52,800
303    303       C-2127                     161,334   256,610    251,885
304    304       C-2166        12/31/97     202,078   355,700    365,455    372,555
305    305       C-2785
306    306       200                        189,501              228,525
---    ---       ------                     -------              -------
307    307       C-2048        12/31/97     182,723   326,194    360,028    362,895
308    308       158           12/26/97     210,435   269,491    282,076    297,069
309    309       C-3465                     125,178
310    310       C-2784
311    311       57            12/31/97     155,661   176,073    184,847    185,575
---    ---       ------        --------     -------   -------    -------    -------
312    312       51            12/31/97     152,497   262,056    289,779    274,634
313    313       C-1765a                    305,534              555,300
314    314       C-2113        12/31/97     360,223   821,714    918,339    853,061
315    315       C-1443        12/31/97     168,945   202,894    202,898    202,026
316    316       C-2939        12/31/97     154,224              302,484    322,549
---    ---       ------        --------     -------              -------    -------
317    317       157           12/31/97     162,608              221,273    208,581
318    318       C-1449        12/31/97     176,449              232,414    267,632
319    319       84            12/31/97     165,614   249,073    278,061    266,089
320    320       61                         177,856
320    320A      61A                        126,781
---    ---       ------                     -------
320    320B      61B                         51,075
321    321       C-1589        12/31/97     259,470    26,286    278,314    367,298
322    322       34            12/31/97     130,258   268,161    281,537    272,155
323    323       C-2195        12/31/97     142,565              284,833    295,918
324    324       12            12/31/97      99,541              124,428    143,782
---    ---       ------        --------     -------              -------    -------



                                         ANNUAL                            STATED    ANTICIPATED   ANTICIPATED
 LOAN              U/W NET                DEBT    MORTGAGE    INTEREST    MATURITY    REPAYMENT     REMAINING    REMAINING
   #    U/W REV   CASH FLOW     DSCR    SERVICE     RATE        CALC.       DATE         DATE          TERM       LOCKOUT
------ --------- ----------- --------- --------- ---------- ------------ ---------- ------------- ------------- -----------
281     534,733    238,732       1.56   153,375     7.5300  Actual/360    5/11/23      5/11/08         119          112
282     431,247    262,689       1.67   157,121     7.8400  Actual/360     4/1/08                      118           58
283     387,897    205,052       1.34   152,662     7.5100  Actual/360     4/1/08                      118           58
284     339,442    217,416       1.48   146,665     7.1900  Actual/360     3/1/23       3/1/08         117          113
285     226,100    190,534       1.19   160,235     7.5600  Actual/360     6/1/08                      120          120
---     -------    -------       ----   -------     ------  ----------    -------                      ---          ---
286                                     150,273     6.7069  Actual/360    4/11/17                      226          222
287     244,667    198,264       1.44   137,508     7.9100  Actual/360    5/11/28      6/11/08         120          118
288     293,423    153,040       1.20   127,690     7.4500  Actual/360    4/11/28      4/11/08         118          111
289     256,444    192,339       1.33   144,275     7.2600  Actual/360     6/1/18                      240          240
290     427,748    171,808       1.34   127,787     7.5200  Actual/360    2/11/28      2/11/08         116          112
---     -------    -------       ----   -------     ------  ----------    -------      -------         ---          ---
291     383,449    223,917       1.70   131,733     7.3900  Actual/360     6/1/08                      120          120
292     369,236    188,644       1.54   122,792     7.2500  Actual/360    5/11/28      5/11/08         119          114
293     221,000    170,324       1.26   134,897     7.6600  Actual/360    4/11/23      4/11/08         118          116
294     334,747    243,519       1.83   133,370     7.5300  Actual/360     4/1/08                      118           58
295     381,032    245,793       1.90   129,179     7.1700  Actual/360     4/1/08                      118           46
---     -------    -------       ----   -------     ------  ----------    -------                      ---          ---
296     679,213    239,196       1.58   151,604     8.6500  Actual/360     4/1/08                      118          118
297     238,045    171,769       1.47   116,459     7.3400  Actual/360     3/1/13                      177            0
298     305,690    163,446       1.41   116,208     7.3900  Actual/360    2/11/28      2/11/08         116          113
299     151,008    143,175       1.09   131,639     6.8200  Actual/360     2/1/17                      224          224
299
---
299
300     350,114    166,085       1.40   118,352     7.8100  Actual/360    1/11/28      1/11/08         115          113
301     264,585    178,368       1.39   128,274     8.1700  Actual/360     4/1/08                      118           58
302     301,437    187,744       1.67   112,519     7.4320  Actual/360     5/1/08                      119          115
302     250,080    157,439
---     -------    -------
302      51,357     30,305
303     282,321    151,831       1.29   118,036     7.3400  Actual/360     4/1/08                      118          118
304     365,085    188,578       1.66   113,866     7.3600  Actual/360     5/1/08                      119          119
305                                     136,214     8.1400  30/360         9/1/16                      219          102
306     291,104    178,001       1.71   104,366     7.2100  Actual/360    1/11/28      1/11/08         115          113
---     -------    -------       ----   -------     ------  ----------    -------      -------         ---          ---
307     404,116    161,303       1.57   103,040     7.3200  Actual/360     2/1/08                      116          116
308     308,434    206,485       1.96   102,697     7.1000  Actual/360     4/1/08                      118           58
309     130,080    124,038       1.11   112,121     6.9800  Actual/360    12/1/17                      234            0
310                                     125,111     8.2900  30/360        11/1/16                      221          102
311     183,366    143,933       1.40   103,112     7.9200  Actual/360    5/11/28      5/11/08         119          117
---     -------    -------       ----   -------     ------  ----------    -------      -------         ---          ---
312     275,219    138,616       1.36   101,622     7.4600  Actual/360     5/1/08                      119           59
313     671,843    208,846       1.53   118,627     8.3700  Actual/360     2/1/18                      236          236
314     809,223    259,147       2.32   111,728     8.1600  Actual/360     5/1/18                      239          239
315     198,655    144,501       1.31   110,557     7.3000  Actual/360     3/1/08                      117          117
316     299,226    122,114       1.34    91,399     7.2900  Actual/360     5/1/08                      119          119
---     -------    -------       ----   -------     ------  ----------    -------                      ---          ---
317     202,833    139,078       1.47    94,346     7.6500  Actual/360    3/11/23      3/11/05          81           74
318     259,218    144,608       1.61    89,860     7.1000  Actual/360     2/1/08                      116          116
319     287,476    161,814       1.96    85,043     7.0300  Actual/360     4/1/08                      118           58
320     345,797    161,343       1.77    91,192     7.8200  Actual/360    3/11/23      3/11/08         117          110
320     219,929    115,768
---     -------    -------
320     125,868     45,575
321     516,756    200,609       2.37    84,482     7.5700  Actual/360     2/1/08                      116            0
322     274,170    126,108       1.42    88,761     7.9800  Actual/360     4/1/08                      118           58
323     271,926    133,065       1.53    86,938     7.4900  Actual/360     5/1/08                      119          119
324     159,545     85,634       1.39    61,584     7.8700  Actual/360    4/11/28      4/11/08         118          116
---     -------    -------       ----   -------     ------  ----------    -------      -------         ---          ---



        REMAINING                                          ANTICIPATED
 LOAN    LOCKOUT                                            REPAYMENT
   #      AND YM          LOCKBOX          VALUE     LTV     DATE LTV
------ ----------- -------------------- ----------- ----- -------------
281        112     Springing, Hard       2,300,000   75        61
282        114                           2,150,000   80        66
283        114                           2,300,000   75        61
284        113     Springing, Hard       2,400,000   71        57
285        120                           2,150,000   77        53
---        ---                           ---------   --        --
286        222     Hard, In-Place
287        118     Springing, Hard       2,225,000   71        63
288        111     Modified, In-Place    1,900,000   80        71
289        240                           1,900,000   80
290        112     Springing, Hard       2,100,000   72        64
---        ---     --------------------  ---------   --        --
291        120                           2,300,000   65        53
292        114     Springing, Hard       2,200,000   68        60
293        116     Springing, Hard       2,000,000   75        61
294        114                           3,000,000   50        41
295        111                           2,450,000   61        49
---        ---                           ---------   --        --
296        118                           1,900,000   76        55
297        116                           1,770,000   80        62
298        113     Modified, In-Place    2,000,000   70        62
299        224                           1,645,000   84
299                                        960,000
---                                      ---------
299                                        685,000
300        113     Springing, Hard       2,100,000   65        58
301        114                           1,710,000   80        66
302        115                           2,250,000   60        53
302                                      1,700,000
---                                      ---------
302                                        550,000
303        118                           1,900,000   71        57
304        119                           1,835,000   71        57
305        219     Hard, In-Place
306        113     Springing, Hard       1,600,000   80        70
---        ---     --------------------  ---------   --        --
307        116                           1,800,000   69        61
308        114                           1,940,000   62        50
309        234                           1,415,000   84
310        221     Hard, In-Place
311        117     Springing, Hard       1,500,000   79        70
---        ---     --------------------  ---------   --        --
312        115                           1,530,000   75        61
313        236                           1,700,000   71
314        239                           3,180,000   35
315        117                           1,600,000   67        39
316        119                           1,420,000   74        60
---        ---                           ---------   --        --
317         74     Springing, Hard       1,400,000   75        67
318        116                           1,435,000   73        59
319        114                           1,600,000   62        50
320        110     Springing, Hard       1,400,000   71        59
320                                        930,000
---                                      ---------
320                                        470,000
321        116                           2,800,000   36        32
322        114                           1,200,000   80        66
323        119                           1,350,000   67        46
324        116     Springing, Hard       1,050,000   67        60
---        ---     --------------------  ---------   --        --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR                 UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED      UNIT     MEASURE   OCCUPANCY
------ --------- ----------- -------------- ------------ ----------- ----------- --------- -----------
  1    1         66               360                                 1,489,032  Sq Ft
  1    1A        66A                           1961         1980         19,970  Sq Ft         100%
  1    1B        66B                           1910         1989         12,432  Sq Ft         100%
  1    1C        66C                           1954         1988         44,928  Sq Ft          97%
  1    1E        66E                           1973         1998        100,217  Sq Ft          97%
 --    --        --------                      ----         ----      ---------  ---------     ---
  1    1F        66F                           1972         1992        206,963  Sq Ft          87%
  1    1G        66G                           1973         1985        104,523  Sq Ft          94%
  1    1H        66H                           1967         1986        103,944  Sq Ft          76%
  1    1I        66I                           1937                       9,000  Sq Ft         100%
  1    1J        66J                           1961         1993        213,070  Sq Ft          96%
 --    --        --------                      ----         ----      ---------  ---------     ---
  1    1K        66K                           1958         1996        183,431  Sq Ft          97%
  1    1M        66M                           1969         1980         30,504  Sq Ft         100%
  1    1N        66N                           1967         1990         90,340  Sq Ft          94%
  1    1O        66O                           1972         1992        126,625  Sq Ft          92%
  1    1P        66P                           1953         1991         46,147  Sq Ft          93%
 --    --        --------                      ----         ----      ---------  ---------     ---
  1    1R        66R                           1964         1989        196,938  Sq Ft          99%
  2    2         87                                                   2,477,087  Sq Ft
  2    2A        87A                           1989                      78,770  Sq Ft         100%
  2    2B        87B                           1991                     244,731  Sq Ft          97%
  2    2C        87C                           1966                      52,438  Sq Ft         100%
 --    --        --------                      ----                   ---------  ---------     ---
  2    2D        87D                           1989                     147,991  Sq Ft         100%
  2    2E        87E                           1984                      71,268  Sq Ft         100%
  2    2F        87F                           1996                      88,646  Sq Ft          96%
  2    2G        87G                           1997                      83,272  Sq Ft         100%
  5    2H        87H                           1976         1997         92,786  Sq Ft          87%
 --    --        --------                      ----         ----      ---------  ---------     ---
  2    2I        87I                           1988         1992        168,430  Sq Ft          98%
  2    2J        87J                           1987                     211,178  Sq Ft          99%
  2    2K        87K                           1987                      91,727  Sq Ft          95%
  2    2L        87L                           1981                      58,948  Sq Ft          97%
  2    2M        87M                           1986         1998        149,752  Sq Ft          97%
 --    --        --------                      ----         ----      ---------  ---------     ---
  2    2N        87N                           1989                     263,356  Sq Ft          97%
  2    2O        87O                           1987                      79,342  Sq Ft          99%
  2    2P        87P                           1988                      87,802  Sq Ft          97%
  2    2Q        87Q                           1986                      96,666  Sq Ft          87%
  2    2R        87R                           1997                     196,589  Sq Ft          96%
 --    --        --------                      ----                   ---------  ---------     ---
  2    2S        87S                           1993                      72,219  Sq Ft          98%
  2    2T        87T                           1981                      94,376  Sq Ft          91%
  2    2U        87U                           1998                      46,800  Sq Ft          86%
  3    3         188              300          1994                         365  Rooms          79%
  4    4         179              360                                 1,141,240  Sq Ft
 --    --        --------         ---                                 ---------  ---------
  4    4B        179B                          1989                      76,999  Sq Ft          92%
  4    4F        179F                          1992                     210,331  Sq Ft         100%
  4    4I        179I                          1989                     326,431  Sq Ft          93%
  4    4J        179J                          1991                     222,606  Sq Ft          92%
  4    4K        179K                          1987                     304,873  Sq Ft          91%
 --    --        --------                      ----                   ---------  ---------     ---
  5    5         Wall_001         228          1958         1997            435  Units         100%
  6    6         172              360          1980         1994        423,755  Sq Ft         100%
  7    7         23               360          1988                     491,892  Sq Ft         100%
  8    8         99               300          1996                     572,459  Sq Ft          86%
  9    9         15               300          1981                     287,952  Sq Ft         100%
 --    --        --------         ---          ----                   ---------  ---------     ---
 10    10        30               360                                   289,161  Sq Ft
 10    10A       30A                           1986                     248,186  Sq Ft         100%
 10    10B       30B                           1926         1990         40,975  Sq Ft         100%
 11    11        CL23             336          1970         1996        212,000  Sq Ft         100%
 12    12        231              360          1954         1990        573,563  Sq Ft          97%
 --    --        --------         ---          ----         ----      ---------  ---------     ---



                                ACTUAL ONGOING                                       LEASE      % OF
 LOAN   OCCUPANCY      U/W       CAPITAL ITEMS                                    EXPIRATION   TOTAL
   #      PERIOD    OCCUPANCY      DEPOSITS                 TENANT 1                DATE 1       SF
------ ----------- ----------- ---------------- -------------------------------- ------------ -------
  1                                  0.21
  1      3/31/98        98%                     CVS Pharmacy                     1/31/02         40
  1      3/31/98        97%                     Blockbuster Video                10/31/99        25
  1      3/31/98        98%                     Big "D" Discount                 3/31/01         55
  1      3/31/98        94%                     Food Lion                        3/31/18         39
 --      -------        --                      -------------------------------- --------        --
  1      3/31/98        74%                     Shoppers Food                    11/30/06        23
  1      3/31/98        94%                     Staples                          4/30/01         21
  1      3/31/98        76%                     Giant Food                       1/31/08         23
  1      3/31/98        95%                     Trak Auto                        1/31/08        100
  1      3/31/98        71%                     Service Merchandise (Dark)       2/28/03         16
 --      -------        --                      -------------------------------- --------       ---
  1      3/31/98        88%                     Von's Grocery                    12/31/00        16
  1      3/31/98        94%                     Total Beverages                  10/31/05        71
  1      3/31/98        90%                     Zany Brainy                      1/31/06         15
  1      3/31/98        91%                     Shopper Food Warehouse           3/31/11         41
  1      3/31/98        93%                     Drug Emporium                    5/31/01         40
 --      -------        --                      -------------------------------- --------       ---
  1      3/31/98        97%                     Baby Super Store                 12/31/04        20
  2                                  0.20
  2       5/7/98        95%                     Bi-Lo, Inc.                      1/31/09         42
  2       1/1/98        98%                     K-Mart                           12/1/98         43
  2      4/15/98        98%                     Bi-Lo, Inc.                      12/31/17        74
 --      -------        --                      -------------------------------- --------       ---
  2      4/15/98        97%                     Phar-Mor                         11/30/04        31
  2      4/15/98        96%                     Winn Dixie                       12/31/01        63
  2      4/15/98        96%                     Publix #564                      8/1/16          63
  2      4/15/98        97%                     Kroger                           9/30/17         66
  5       1/1/98        87%                     Publix                           4/30/17         52
 --      -------        --                      -------------------------------- --------       ---
  2      4/15/98        98%                     Kroger Company                   10/31/04        27
  2      4/15/98        99%                     K-Mart                           11/30/12        41
  2      4/15/98        95%                     Winn Dixie                       7/22/07         50
  2      4/15/98        97%                     Bi-Lo, Inc.                      5/31/13         64
  2      4/15/98        97%                     Winn Dixie                       11/30/06        38
 --      -------        --                      -------------------------------- --------       ---
  2      4/15/98        98%                     K-Mart                           11/30/14        33
  2      4/15/98        99%                     Kroger                           10/31/09        47
  2      4/15/98        96%                     Harris Teeter                    3/4/08          34
  2      4/15/98        87%                     Kroger                           8/31/06         51
  2       2/1/98        96%                     Wal-Mart                         9/9/17          76
 --      -------        --                      -------------------------------- --------       ---
  2      5/14/98        98%                     Winn Dixie                       3/1/13          62
  2      4/30/98        91%                     Delchamps (Jittney Jungle)       3/30/09         41
  2      4/28/98        86%                     Food Lion                        4/14/18         71
  3     12/31/97        75%             4%
  4                                  0.20
 --                                  ----
  4      4/20/98        89%                     Caretenders                      2/28/01         28
  4      5/15/98        85%                     NYNEX                            5/30/07         52
  4       4/1/98        90%                     General Electric                 3/31/99         20
  4       5/1/98        89%                     Fallon Comm. Health Plan         12/31/99        47
  4       5/1/98        88%                     Hugoton Energy Corporation       7/15/06         11
 --     --------        --                      -------------------------------- --------       ---
  5                     95%           250
  6       4/2/98        93%          0.19       K Mart                           1/31/13         21
  7      5/13/98        98%          0.20       Fannie Mae                       4/30/03         75
  8       6/1/98        77%          0.14       Lowes Cinemas (Sony)             4/24/17         14
  9      4/29/98        93%          0.25       M.J. Whitman, et. al.            2/28/03          7
 --     --------        --           ----       -------------------------------- --------       ---
 10                                  0.20
 10      1/13/98        93%                     American Medical Laboratories    12/31/16       100
 10      2/13/98        93%                     University of Washington         2/28/08        100
 11      4/16/98       100%                     The Elder-Beerman Stores Corp.   3/31/18        100
 12      1/31/98        92%          0.22       The Home Depot                   1/31/04         26
 --     --------       ---           ----       -------------------------------- --------       ---



                                          LEASE      % OF                                  LEASE     % OF
 LOAN                                  EXPIRATION   TOTAL                               EXPIRATION   TOTAL
   #              TENANT 2               DATE 2       SF             TENANT 3             DATE 3      SF
------ ------------------------------ ------------ ------- --------------------------- ------------ ------
  1
  1    Blockbuster                    1/31/2001      30    Trak Auto                   1/31/01        30
  1    Footlocker                     10/31/01       25    Up Against the Wall         8/31/01        25
  1    Trak Auto                      1/31/01        17    6-Twelve                    1/31/98        6
  1    Staples                        4/30//07       24    Total Crafts                7/31/03        14
 --    ------------------------------ ---------      --    --------------------------- --------       --
  1    Frank's Nursery & Crafts       11/1/11        17    Montgomery Wards (Dark)     4/30/02        13
  1    Hudson Trail Outfitters        2/29/08        20    Trak Auto                   1/31/01        6
  1    Super Crown Books              3/31/00        8     Blockbuster Video           3/31/00        6
  1
  1    Von's Grocery                  3/31/06        15    Ross Dress for Less         1/31/04        12
 --    ------------------------------ ---------      --    --------------------------- --------       --
  1    Save on Drugs                  2/27/01        15    Loehmann's                  11/30/03       14
  1    Super Crown Books              12/31/00       29
  1    Show Biz Pizza                 10/31/02       14    CVS                         3/31/05        12
  1    CVS Pharmacy                   12/31/99       19    Super Trak #619             9/30/04        15
  1    Trak Auto                      1/31/03        19    Murry's Steaks              4/30/01        16
 --    ------------------------------ ---------      --    --------------------------- --------       --
  1    Drug Emporium                  7/31/99        19    PetsMart                    1/31/03        15
  2
  2    Revco                          2/28/04        11    Cato                        1/31/99        8
  2    Bruno's                        12/1/98        20    TJ Maxx                     12/1/98        10
  2    Revco                          1/31/12        16    Pizza Hut                   1/8/02         3
 --    ------------------------------ ---------      --    --------------------------- --------       --
  2    TJ Maxx                        8/31/07        19    Books-a-Million             1/31/06        15
  2    CVS Pharmacy                   2/28/04        13    Movie Gallery               12/31/99       3
  2    Blockbuster Video              6/30/01        7     Dollar Tree                 6/30/01        5
  2    Moovies, Inc.                  9/30/07        7     Jo's Hallmark               2/28/03        5
  5    Revco                          8/31/06        8     Ladies Workout Express      1/31/02        5
 --    ------------------------------ ---------      --    --------------------------- --------       --
  2    Circut City                    1/31/13        13    Discovery Zone              10/31/03       8
  2    Kroger                         1/30/12        28    Fashion Bug                 1/31/99        4
  2    Eckerds                        5/14/03        11    The CATO Corporation        1/31/97        6
  2    Revco                          7/31/01        14    Lenz Dry Cleaning           2/28/00        4
  2    Beall's                        6/17/02        24    Pro Health & Fitness        12/31/99       14
 --    ------------------------------ ---------      --    --------------------------- --------       --
  2    Winn Dixie                     1/18/09        21    Regal Theatre               5/31/06        11
  2    Revco                          3/31/00        12    Movie Starz                 8/31/99        7
  2    Wood's Sentry Hardware         6/30/98        13    Revco                       11/30/98       12
  2    Jackson Clinic                 6/30/99        7     American Homepatient        4/30/00        4
  2    Blockbuster                    12/01/02       3     Hibbett Sporting Goods      8/1/02         3
 --    ------------------------------ ---------      --    --------------------------- --------       --
  2    Cato                           1/1/03         9     Blockbuster Video           2/1/06         8
  2    Badcock Home Furnishing        5/31/02        14    Rite Aid (fka Harco)        10/14/00       9
  2    Blimipie                       6/30/08        3     Lake Murray Cleaners        8/31/03        3
  3
  4
 --
  4    Homecare                       10/31/01       16    Sprint                      4/30/01        12
  4    McLane, Graf, et al            5/27/12        27    Merrill Lynch               3/31/05        4
  4
  4
  4
 --
  5
  6    Xtra                           4/30/12        12    Woolworth                   1/31/03        9
  7    Tenley Sport & Health          12/31/07       8     Cineplex Odeon              12/31/03       7
  8    Oshmans                        1/31/17        10    Hobby Lobby                 10/31/16       9
  9    Consulate General of Jamaica   4/30/08        6     P.M. of Jamaica to the UN   4/30/08        5
 --    ------------------------------ ---------      --    --------------------------- --------       --
 10
 10
 10
 11
 12    JBR, Inc.                      6/30/03        11    Sportmart                   1/31/01        11
 --    ------------------------------ ---------      --    --------------------------- --------       --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR                UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT     MEASURE
------ --------- ----------- -------------- ------------ ----------- ---------- ---------
 13    13        114              300          1974         1993          394   Rooms
 14    14        175              300          1960                       960   Units
 15    15        100              300                                 445,275   Sq Ft
 15    15A       100A                          1983                   171,734   Sq Ft
 15    15B       100B                          1985         1995       55,110   Sq Ft
 --    --        ------                        ----         ----      -------   ---------
 15    15C       100C                          1981                    29,952   Sq Ft
 15    15D       100D                          1976                    66,046   Sq Ft
 15    15E       100E                          1972         1989       66,545   Sq Ft
 15    15F       100F                          1987                    55,888   Sq Ft
 16    16        CL29             300          1996                   171,962   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 17    17        CL28             300          1996                   190,543   Sq Ft
 18    18        159AA            360                                     827   Units
 18    18A       159AA1                        1973         1996          367   Units
 18    18B       159AA2                        1965         1997          162   Units
 18    18C       159AA3                        1973         1997          298   Units
 --    --        ------                        ----         ----      -------   ---------
 19    19        196              300                                     765   Rooms
 19    19A       196A                          1991         1990           63   Rooms
 19    19B       196B                          1977         1998           79   Rooms
 19    19C       196C                          1964         1992           62   Rooms
 19    19D       196D                          1916         1993           61   Rooms
 --    --        ------                        ----         ----      -------   ---------
 19    19E       196E                          1978         1994          130   Rooms
 19    19F       196F                          1985         1997           62   Rooms
 19    19G       196G                          1919         1993           71   Rooms
 19    19H       196H                          1964         1997           83   Rooms
 19    19I       196I                          1984         1992           66   Rooms
 --    --        ------                        ----         ----      -------   ---------
 19    19J       196J                          1979         1994           88   Rooms
 20    20        CL4              299                                  79,661   Sq Ft
 20    20A       CL4A                          1974         1995       10,774   Sq Ft
 20    20B       CL4B                          1974         1994       10,300   Sq Ft
 20    20C       CL4C                          1977                    10,300   Sq Ft
 --    --        ------                        ----                   -------   ---------
 20    20E       CL4E                          1982         1995        9,487   Sq Ft
 20    20G       CL4G                          1983         1996        9,200   Sq Ft
 20    20H       CL4H                          1983         1995        9,700   Sq Ft
 20    20J       CL4J                          1984         1994        9,700   Sq Ft
 20    20N       CL4N                          1986         1995       10,200   Sq Ft
 --    --        ------                        ----         ----      -------   ---------
 21    21        204              300                                     388   Rooms
 21    21A       204A                          1995                       121   Rooms
 21    21B       204B                          1966         1995          121   Rooms
 21    21C       204C                          1968         1995          146   Rooms
 22    22        C-2455           300          1973         1995          154   Rooms
 --    --        ------           ---          ----         ----      -------   ---------
 23    23        90               300          1985                       203   Rooms
 24    24        92               360                                     410   Units
 24    24A       92A                           1950                       310   Units
 24    24B       92B                           1946         1998          100   Units
 25    25        C-3012A          264          1997                    63,331   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 26    26        159G             360          1971         1997          414   Units
 27    27        C-3012C          264          1997                    73,939   Sq Ft
 28    28        159H             360          1972         1997          500   Units
 29    29        173B             360          1980                   219,809   Sq Ft
 30    30        156              360          1982         1997       92,610   Sq Ft
 --    --        ------           ---          ----         ----      -------   ---------
 31    31        230              360                                   1,067   Units
 31    31A       230A                          1982         1998          272   Units
 31    31B       230B                          1982         1998          116   Units
 31    31C       230C                          1984         1998          102   Units
 31    31D       230D                          1970         1998          126   Units
 --    --        ------                        ----         ----      -------   ---------



                                            ACTUAL ONGOING                                  LEASE      % OF
 LOAN               OCCUPANCY      U/W       CAPITAL ITEMS                               EXPIRATION   TOTAL
   #    OCCUPANCY     PERIOD    OCCUPANCY      DEPOSITS               TENANT 1             DATE 1       SF          TENANT 2
------ ----------- ----------- ----------- ---------------- --------------------------- ------------ ------- ---------------------
 13         75%     12/31/97        75%              4%
 14         99%      9/29/97        92%         260.00
 15                                               0.29
 15        100%     12/30/97        95%                     G.I. Joe's, Inc.            4/30/13        100
 15        100%      5/11/98        95%                     G.I. Joe's, Inc.            4/30/13        100
 --        ---      --------        --                      --------------------------- --------       ---
 15        100%      5/11/98        98%                     Office Depot                5/1/08         100
 15        100%      4/17/98        95%                     G.I. Joe's, Inc.            4/30/13        100
 15        100%      5/11/98        95%                     G.I. Joe's, Inc.            4/30/13        100
 15        100%      5/11/98        95%                     G.I. Joe's, Inc.            4/30/13        100
 16        100%      9/17/97       100%                     Kmart Corp.                 10/31/22       100
 --        ---      --------       ---                      --------------------------- --------       ---
 17        100%      9/16/97       100%                     Kmart Corp.                 10/31/22       100
 18                                                250
 18         91%      4/15/98        80%
 18         98%      4/15/98        94%
 18         95%      4/15/98        95%
 --        ---      --------       ---
 19                                                  4%
 19         64%      2/28/98        62%
 19         49%      2/28/98        48%
 19         74%      3/13/98        70%
 19         62%      2/11/98        62%
 --        ---      --------       ---
 19         60%      2/11/98        52%
 19         70%      2/11/98        72%
 19         81%      2/11/98        75%
 19         81%      2/11/98        79%
 19         78%      2/11/98        75%
 --        ---      --------       ---
 19         83%      2/11/98        75%
 20
 20        100%       5/8/98       100%                     ARG Enterprises, Inc.       5/31/23        100
 20        100%       5/5/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 20        100%       5/5/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 --        ---      --------       ---                      --------------------------- --------       ---
 20        100%       5/5/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 20        100%       5/3/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 20        100%       5/3/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 20        100%       5/3/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 20        100%       5/3/98       100%                     ARG Enterprises, Inc.       6/1/23         100
 --        ---      --------       ---                      --------------------------- --------       ---
 21                                                  5%
 21         74%      3/31/98        72%
 21         75%      3/31/98        75%
 21         85%      3/31/98        73%
 22         80%                     80%           4.44%
 --        ---                     ---          ------
 23         72%     12/31/97        72%              5%
 24                                                186
 24         98%      3/19/98        95%
 24         97%      3/19/98        95%
 25        100%                    100%                     Circuit City Stores, Inc.   5/31/20        100
 --        ---                     ---                      --------------------------- --------       ---
 26         97%      4/15/98        95%            250
 27        100%                    100%                     Circuit City Stores, Inc.   5/31/20        100
 28         90%      4/15/98        87%            250
 29         99%       4/9/98        96%           0.22      K MART                      9/30/13         44   Capri Del
 30        100%      3/31/98        96%           0.46      Kaiser Permanente           11/30/99        18   Vivaande Restaurant
 --        ---      --------       ---          ------      --------------------------- --------       ---   ---------------------
 31                                                252
 31         91%       4/1/98        80%
 31         91%       4/1/98        82%
 31         96%      12/8/97        87%
 31        100%     10/19/97       100%
 --        ---      --------       ---



           LEASE      % OF                     LEASE     % OF
 LOAN   EXPIRATION   TOTAL                  EXPIRATION   TOTAL
   #      DATE 2       SF      TENANT 3       DATE 3      SF
------ ------------ ------- -------------- ------------ ------
 13
 14
 15
 15
 15
 --
 15
 15
 15
 15
 16
 --
 17
 18
 18
 18
 18
 --
 19
 19
 19
 19
 19
 --
 19
 19
 19
 19
 19
 --
 19
 20
 20
 20
 20
 --
 20
 20
 20
 20
 20
 --
 21
 21
 21
 21
 22
 --
 23
 24
 24
 24
 25
 --
 26
 27
 28
 29    3/31/13        12    Walgreens      10/31/05       4
 30    8/31/04        8     Opera Cinema   8/31/04        7
 --    -------        --    -------------- --------     ------
 31
 31
 31
 31
 31
 --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR                UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT     MEASURE
------ --------- ----------- -------------- ------------ ----------- ---------- ---------
 31    31E       230E                          1969         1998          127   Units
 31    31F       230F                          1978         1998          103   Units
 31    31G       230G                          1975         1998          221   Units
 32    32        CL9              315          1994                   709,050   Sq Ft
 33    33        173C             360          1975         1995      206,567   Sq Ft
 --    --        ------           ---          ----         ----      -------   ---------
 34    34        136              360          1993                    53,176   Sq Ft
 35    35        223              300                                     550   Rooms
 35    35A       223A                          1972         1996          158   Rooms
 35    35B       223B                          1989         1997          121   Rooms
 35    35C       223C                          1979         1993          106   Rooms
 --    --        ------                        ----         ----      -------   ---------
 35    35D       223D                          1983         1997           47   Rooms
 35    35E       223E                          1989         1990           59   Rooms
 35    35F       223F                          1990                        59   Rooms
 36    36        C-1566           252                                 219,600   Sq Ft
 36    36A       C-1566a                       1994                   109,800   Sq Ft
 --    --        ------                        ----                   -------   ---------
 36    36B       C-1566b                       1994                   109,800   Sq Ft
 37    37        164              360          1994                       370   Units
 38    38        237              300          1981         1993          355   Beds
 39    39        CL16             297          1997                    80,518   Sq Ft
 40    40        42               300          1952                       250   Rooms
 --    --        ------           ---          ----                   -------   ---------
 41    41        228              360          1991                       387   Units
 42    42        C-3012B          264          1997                    73,939   Sq Ft
 43    43        159I             360          1974         1996          400   Units
 44    44        56               300          1955         1994           63   Rooms
 45    45        111              360          1965         1991          718   Units
 --    --        ------           ---          ----         ----      -------   ---------
 46    46        CL25             179          1988                    40,317   Sq Ft
 47    47        CP8              360          1975                       312   Units
 48    48        59               240          1996                   135,663   Sq Ft
 49    49        13               360          1970         1996      157,801   Sq Ft
 50    50        CL26             301          1997                    57,500   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 51    51        122              300                                 165,453   Sq Ft
 51    51A       122A                          1997                    73,841   Sq Ft
 51    51B       122B                          1980                    91,612   Sq Ft
 52    52        39               360                                 128,331   Sq Ft
 52    52A       39A                           1984                    86,236   Sq Ft
 --    --        ------                        ----                   -------   ---------
 52    52B       39B                           1982                    42,095   Sq Ft
 53    53        CP12             240          1929         1981          298   Units
 54    54        CL54             230                                 249,284   Sq Ft
 54    54A       CL54A                         1978                    48,180   Sq Ft
 54    54B       CL54B                         1982                    48,800   Sq Ft
 --    --        ------                        ----                   -------   ---------
 54    54C       CL54C                         1984                    44,000   Sq Ft
 54    54D       CL54D                         1985                    19,571   Sq Ft
 54    54E       CL54E                         1986                    49,933   Sq Ft
 54    54F       CL54F                         1987                    38,800   Sq Ft
 55    55        82               360          1992                   160,864   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 56    56        C-2534           240          1964         1995          280   Units
 57    57        50               360          1972         1997          400   Units
 58    58        CL30             300          1992         1997      104,231   Sq Ft
 59    59        CP10             240          1970                       360   Units
 60    60        CP7              480          1960         1984          309   Units
 --    --        ------           ---          ----         ----      -------   ---------
 61    61        198              300                                     205   Rooms
 61    61A       198A                          1994         1998           95   Rooms
 61    61B       198B                          1995                       110   Rooms
 62    62        123              300          1993                    35,209   Sq Ft
 63    63        173A             360          1977                   131,600   Sq Ft
 --    --        ------           ---          ----                   -------   ---------



                                            ACTUAL ONGOING                                       LEASE      % OF
 LOAN               OCCUPANCY      U/W       CAPITAL ITEMS                                    EXPIRATION   TOTAL
   #    OCCUPANCY     PERIOD    OCCUPANCY      DEPOSITS                 TENANT 1                DATE 1       SF
------ ----------- ----------- ----------- ---------------- -------------------------------- ------------ -------
 31         93%       1/5/98        84%
 31         96%       4/1/98        86%
 31         88%     10/16/97       100%
 32        100%       1/1/98       100%                     Best Buy Co., Inc.               11/30/17       100
 33        100%       4/9/98        93%           0.18      K MART                           8/30/05         29
 --        ---      --------       ---          ------      -------------------------------- --------       ---
 34        100%       6/1/98        95%           0.15      Good Guys                        5/31/08         29
 35                                                  4%
 35         65%      3/19/98        65%
 35         63%      3/19/98        63%
 35         50%      2/28/98        50%
 --        ---      --------       ---
 35         64%      2/28/98        64%
 35         55%      3/19/98        55%
 35         41%      2/28/98        41%
 36
 36        100%                     95%                     Builders Square                  5/01/19        100
 --        ---                     ---                      -------------------------------- --------       ---
 36        100%                     95%                     Builders Square                  5/01/19        100
 37         91%      3/23/98        91%            218
 38         93%     11/30/97        93%            563
 39        100%     10/31/97       100%                     Cobb Theaters II, Inc.           10/31/22       100
 40         80%     12/31/97        75%            3.5%
 --        ---      --------       ---          ------
 41         90%      4/16/98        95%         200.00
 42        100%                    100%                     Circuit City Stores, Inc.        5/31/20        100
 43         94%      4/15/98        91%            250
 44         86%      4/23/98        75%
 45         93%      3/24/98        93%            250
 --        ---      --------       ---          ------
 46        100%      3/12/98       100%                     M. Fortunoff of Westbury Corp.   4/30/13        100
 47        100%     11/24/97        95%
 48         88%      1/21/98        95%           0.15      Christmas Tree Shops, Inc.       8/31/16         41
 49         96%     12/19/97        90%           0.20      Essex Street Assoc.              8/31/00          7
 50        100%       2/1/98       100%                     Frederick Plaza Cinemas, Inc     1/31/23        100
 --        ---      --------       ---                      -------------------------------- --------       ---
 51                                               0.32
 51        100%      4/18/98        95%                     Inland Cold Storage              4/1/03         100
 51        100%      4/18/98       100%                     Inland Cold Storage              4/1/03         100
 52                                               0.24
 52         98%      2/28/98        95%                     Stereographics                   7/30/00         13
 --        ---      --------       ---                      -------------------------------- --------       ---
 52         98%      2/25/98        93%
 53        100%      1/14/98        95%            313
 54
 54        100%      2/28/97       100%                     Shemin Nurseries, Inc. (NJ)      2/28/17        100
 54        100%      2/28/97       100%                     Shemin Nurseries, Inc. (MD)      2/28/17        100
 --        ---      --------       ---                      -------------------------------- --------       ---
 54        100%      2/28/97       100%                     Shemin Nurseries, Inc. (IL)      2/28/17        100
 54        100%      2/28/97       100%                     Shemin Nurseries, Inc. (MI)      2/28/17        100
 54        100%      2/28/97       100%                     Shemin Nurseries, Inc. (PA)      2/28/17         88
 54        100%      2/28/97       100%                     Shemin Nurseries, Inc. (MA)      2/28/17        100
 55        100%      4/30/98        95%           0.15      Eagle Home & Garden              10/30/17       100
 --        ---      --------       ---          ------      -------------------------------- --------       ---
 56        100%     12/31/97        95%
 57         93%       4/1/98        93%                     UAV
 58        100%      9/17/97       100%                     Kmart Corp.                      10/31/22       100
 59        100%     11/21/97        95%
 60        100%      2/13/98        95%
 --        ---      --------       ---
 61                                                  4%
 61         83%     12/31/97        80%
 61         71%     12/31/97        71%
 62         84%       4/1/98        83%           0.30      Hard Rock Cafe                   3/31/03         17
 63        100%       4/9/98        97%           0.16      K-Mart                           8/31/03         40
 --        ---      --------       ---          ------      -------------------------------- --------       ---



                                       LEASE      % OF                          LEASE     % OF
 LOAN                               EXPIRATION   TOTAL                       EXPIRATION   TOTAL
   #             TENANT 2             DATE 2       SF         TENANT 3         DATE 3      SF
------ --------------------------- ------------ ------- ------------------- ------------ ------
 31
 31
 31
 32
 33    Pueblo                      1/31/05        17    Senorial Cinemas    11/30/07       6
 --    --------------------------- -------        --    ------------------- --------       --
 34    Super Crown Books           1/31/99        19    Blockbuster Music   12/31/03       19
 35
 35
 35
 35
 --
 35
 35
 35
 36
 36
 --
 36
 37
 38
 39
 40
 --
 41
 42
 43
 44
 45
 --
 46
 47
 48    Three D Departments, Inc.   8/31/12        18    A.C. Moore          7/31/07        16
 49    Commonwealth Metal          6/30/01        6     Carle & Christie    10/22/01       4
 50
 --
 51
 51
 51
 52
 52    Ecumenical Association      3/31/99        7     Stetson Engineers   10/31/98       6
 --    --------------------------- -------        --    ------------------- --------       --
 52
 53
 54
 54
 54
 --
 54
 54
 54
 54
 55
 --
 56
 57
 58
 59
 60
 --
 61
 61
 61
 62    Gold's Gym                  3/31/03        11    Citco               4/30/01        8
 63    Pueblo                      1/31/09        34    Walgreen's          11/30/98       10
 --    --------------------------- -------        --    ------------------- --------       --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR                UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT     MEASURE
------ --------- ----------- -------------- ------------ ----------- ---------- ---------
 64    64        120              300                                     181   Rooms
 64    64A       120A                          1995         1997           86   Rooms
 64    64B       120B                          1995         1997           95   Rooms
 65    65        CP2              360          1939                       429   Units
 66    66        CP9              360          1951         1998          532   Units
 --    --        ------           ---          ----         ----          ---   ---------
 67    67        225              360          1973         1996          362   Units
 68    68        CP6              360          1939         1990          233   Units
 69    69        44               300          1986                       175   Rooms
 70    70        118              300                                     248   Rooms
 70    70A       118A                          1985                        90   Rooms
 --    --        ------                        ----                       ---   ---------
 70    70B       118B                          1993         1997           80   Rooms
 70    70C       118C                          1995         1995           78   Rooms
 71    71        170              240          1993         1998      108,576   Sq Ft
 72    72        165              360          1986                       322   Units
 73    73        CP5              420          1905         1984          134   Units
 --    --        ------           ---          ----         ----      -------   ---------
 74    74        184              360                                     307   Pads
 74    74A       184A                          1964                       198   Pads
 74    74B       184B                          1960                       109   Pads
 75    75        103              360          1990                   132,225   Sq Ft
 76    76        83               360          1992                   133,861   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 77    77        CL13             281          1996                    47,245   Sq Ft
 78    78        74A              360          1987                       288   Units
 79    79        3                360          1984                    99,000   Sq Ft
 80    80        79               300          1985         1997          170   Rooms
 81    81        CL24             443          1975                   119,479   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 82    82        220              360          1935         1981       78,659   Sq Ft
 83    83        207              360                                     237   Units
 83    83A       207A                          1947         1990           12   Units
 83    83B       207B                          1940                        14   Units
 83    83C       207C                          1936         1988           16   Units
 --    --        ------                        ----         ----      -------   ---------
 83    83D       207D                          1931         1989           10   Units
 83    83E       207E                          1940         1990           14   Units
 83    83F       207F                          1937         1990           22   Units
 83    83G       207G                          1946         1993           24   Units
 83    83H       207H                          1938         1989           24   Units
 --    --        ------                        ----         ----      -------   ---------
 83    83I       207I                          1937         1990           12   Units
 83    83J       207J                          1937         1991           12   Units
 83    83L       207L                          1946                        12   Units
 83    83M       207M                          1955                        40   Units
 83    83N       207N                          1930         1993            9   Units
 --    --        ------                        ----         ----      -------   ---------
 83    83O       207O                          1940                         8   Units
 83    83Q       207Q                          1947         1990            8   Units
 84    84        48               360          1990                   137,405   Sq Ft
 85    85        74C              360          1983                       204   Units
 86    86        163              360          1994                   104,634   Sq Ft
 --    --        ------           ---          ----                   -------   ---------
 87    87        43               300          1965         1986          148   Rooms
 88    88        CP3              360          1924         1997           73   Units
 89    89        CP11             480          1950         1988          384   Units
 90    90        CL10             268          1994                    40,940   Sq Ft
 91    91        93               300                                     320   Rooms
 --    --        ------           ---                                 -------   ---------
 91    91A       93A                           1995                       118   Rooms
 91    91B       93B                           1995                       100   Rooms
 91    91C       93C                           1994                       102   Rooms
 92    92        40               360          1987                    77,272   Sq Ft
 93    93        C-1209           240          1925         1997          136   Units
 --    --        ------           ---          ----         ----      -------   ---------



                                            ACTUAL ONGOING                                       LEASE      % OF
 LOAN               OCCUPANCY      U/W       CAPITAL ITEMS                                    EXPIRATION   TOTAL
   #    OCCUPANCY     PERIOD    OCCUPANCY      DEPOSITS                 TENANT 1                DATE 1       SF
------ ----------- ----------- ----------- ---------------- -------------------------------- ------------ -------
 64                                                  4%
 64         74%      3/31/98        74%
 64         71%     12/31/97        71%
 65         93%       3/1/98        87%            250
 66         94%      8/26/97        95%             74
 --         --      --------        --             ---
 67         93%      1/21/98        90%         300.00
 68         96%      10/6/97        95%
 69         71%       4/6/98        70%              5%     TDI One gift shop & office       4/30/10
 70                                                  5%
 70         71%     12/31/97        65%
 --         --      --------        --
 70         65%     12/31/97        60%
 70         69%     12/31/97        75%
 71        100%      1/12/98        95%           0.22      Toys"R"US                        11/21/18        42
 72         89%       3/1/98        86%            251
 73        100%     12/31/97        95%
 --        ---      --------        --
 74                                                 53
 74        100%      3/11/98        96%
 74         95%      5/19/98        95%
 75         95%       4/1/98        95%           0.15      Ames Department Store            12/31/05        44
 76        100%       5/1/98        95%           0.24      Eagle Hardware and Garden, Inc   8/31/17        100
 --        ---      --------        --          ------      -------------------------------- --------       ---
 77        100%      2/26/98       100%                     Best Buy Co., Inc. #582          2/26/18        100
 78         97%      2/25/98        95%         250.00
 79        100%       2/1/98        87%           0.20      Cytec Industries, Inc.           11/30/02       100
 80         79%     12/31/97        75%              4%
 81        100%      4/17/98       100%                     The Elder-Beerman Stores Corp.   1/31/21        100
 --        ---      --------       ---                      -------------------------------- --------       ---
 82        100%       3/1/98        95%           0.17      Beacon Hill Showrooms            12/1/02         35
 83                                                288
 83        100%      3/13/98        95%
 83         93%       4/1/98        95%
 83        100%      3/13/98        95%
 --        ---      --------       ---
 83        100%      3/13/98        95%
 83        100%      3/13/98        95%
 83        100%       5/1/98        95%
 83        100%      3/13/98        95%
 83         92%      3/13/98        95%
 --        ---      --------       ---
 83        100%      3/13/98        95%
 83        100%      3/13/98        95%
 83        100%      3/27/98        95%
 83         95%     12/31/97        95%
 83         89%       4/9/98        95%
 --        ---      --------       ---
 83        100%       4/3/98        95%
 83         88%      3/13/98        95%
 84         82%     11/17/97        85%           0.24      24 Hour Fitness                  7/1/01          18
 85         96%      2/24/98        95%
 86         96%       2/1/98        95%           0.15      Upton's, Inc.                    7/30/00         44
 --        ---      --------       ---          ------      -------------------------------- --------       ---
 87         89%      1/26/98        80%              5%
 88        100%      1/23/98        95%
 89         95%      2/25/98        95%
 90        100%      2/27/98       100%                     Best Buy Co., Inc. #271          2/26/18        100
 91                                                  4%
 --                                             ------
 91         72%      3/23/98        72%
 91         67%      3/26/98        67%
 91         68%       4/8/98        68%
 92        100%      2/15/98        94%           0.19      Seafood City Supermarket         6/30/20         34
 93         99%      3/12/98        95%            250
 --        ---      --------       ---          ------



                                          LEASE      % OF                            LEASE     % OF
 LOAN                                  EXPIRATION   TOTAL                         EXPIRATION   TOTAL
   #              TENANT 2               DATE 2       SF          TENANT 3          DATE 3      SF
------ ------------------------------ ------------ ------- --------------------- ------------ ------
 64
 64
 64
 65
 66
 --
 67
 68
 69    Wilson's Little Texas          12/10/02       22    Sbarro                9/30/03
 70
 70
 --
 70
 70
 71    Circuit City Stores, Inc.      1/31/15        36    OfficeMax, Inc.       4/30/13        22
 72
 73
 --
 74
 74
 74
 75    Grand Union Supermarket        9/1/10         32    CVS Drug Store        12/31/05       7
 76
 --
 77
 78
 79
 80
 81
 --
 82    Pacific Showrooms West, Inc.   9/1/01         12    Provasi               3/1/03         6
 83
 83
 83
 83
 --
 83
 83
 83
 83
 83
 --
 83
 83
 83
 83
 83
 --
 83
 83
 84    GSA Veterans Administration    4/1/03         14    Franchise Tax Board   7/1/03         14
 85
 86    Brookwood Grill                2/28/01        7     Cafe Renaissance      12/31/99       4
 --    ------------------------------ --------       --    --------------------- --------       --
 87
 88
 89
 90
 91
 --
 91
 91
 91
 92    IHOP                           3/31/08        7     99 Cent Warehouse     11/30/02       6
 93
 --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR               UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT    MEASURE   OCCUPANCY
------ --------- ----------- -------------- ------------ ----------- --------- --------- -----------
  94   94        130              300                                     143  Rooms
  94   94A       130A                          1996                        73  Rooms          86%
  94   94B       130B                          1996                        70  Rooms          89%
  95   95        76               300          1988         1998          207  Rooms          69%
  96   96        C-1851           300          1971         1989          177  Rooms          61%
  --   ---       ------           ---          ----         ----          ---  ---------      --
  97   97        140              300          1985         1995          180  Beds           87%
  98   98        97               360          1986                       200  Units          93%
  99   99        159F             360          1970         1997          211  Units          98%
 100   100       C-2016           300                                     258  Rooms
 100   100A      C-2016A                       1993         1997           73  Rooms          77%
 ---   ---       ------                        ----         ----          ---  ---------      --
 100   100B      C-2016B                       1991         1996           58  Rooms          71%
 100   100C      C-2016C                       1994                        50  Rooms          66%
 100   100D      C-2016D                       1992         1997           77  Rooms          86%
 101   101       239              360          1969         1998          236  Units          98%
 102   102       C-1400           240                                  70,000  Sq Ft         100%
 ---   ---       ------           ---                                  ------  ---------     ---
 102   102A      C-1400A                       1917         1997       40,000  Sq Ft         100%
 102   102B      C-1400B                       1920         1996       30,000  Sq Ft         100%
 103   103       C-3769           360          1988                    89,409  Sq Ft         100%
 104   104       C-3222           300          1995                       116  Rooms          78%
 105   105       CL55             215          1995                    40,219  Sq Ft         100%
 ---   ---       ------           ---          ----                    ------  ---------     ---
 106   106       232              300          1960         1989          116  Rooms          81%
 107   107       C-1723           300          1947         1995           60  Rooms          79%
 108   108       91               360          1985         1997       98,481  Sq Ft         100%
 109   109       CL19             312          1997         1997       50,150  Sq Ft         100%
 110   110       176              180          1982         1990          128  Rooms          68%
 ---   ---       ------           ---          ----         ----       ------  ---------     ---
 111   111       151              300          1997                       118  Units          97%
 112   112       CL32             220          1997                    40,000  Sq Ft         100%
 113   113       10                            1912         1985      179,492  Sq Ft          94%
 114   114       234              360          1969         1994          248  Units          96%
 115   115       226              360          1980                    79,167  Sq Ft          89%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 116   116       45               300          1985         1998          122  Rooms          74%
 117   117       CL20             317          1997                    50,132  Sq Ft         100%
 118   118       182              360          1958                       153  Pads           99%
 119   119       35               360          1965         1998          202  Units          89%
 120   120       C-1511           360                                  50,020  Sq Ft
 ---   ---       ------           ---                                 -------  ---------
 120   120A      C-1511A                       1996                    25,140  Sq Ft         100%
 120   120B      C-1511B                       1997                    24,880  Sq Ft          91%
 121   121       142              264          1972         1990       73,849  Sq Ft         100%
 122   122       C-2135           360          1987                       126  Units         100%
 123   123       218              300          1997                       107  Rooms          72%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 124   124       46               300          1972         1997      156,907  Sq Ft          92%
 125   125       C-3418           360          1969                       192  Units          96%
 126   126       16               360          1900         1996       34,871  Sq Ft          93%
 127   127       109              360          1990                    68,940  Sq Ft          95%
 128   128       62               360          1987         1997       80,872  Sq Ft          92%
 ---   ---       ------           ---          ----         ----      -------  ---------     ---
 129   129       187              360          1966                       167  Pads           99%
 130   130       70               360          1970                       221  Units          91%
 131   131       78               300                                     302  Rooms
 131   131A      78A                           1979         1993          154  Rooms          68%
 131   131B      78B                           1963         1998          148  Rooms          71%
 ---   ---       ------                        ----         ----      -------  ---------     ---
 132   132       224              300          1976                    89,262  Sq Ft          94%
 133   133       33               360          1977         1992       27,000  Sq Ft         100%
 134   134       113              300          1985         1998          196  Rooms          51%
 135   135       112              360          1984                       164  Units          96%
 136   136       189              360          1966         1997      242,400  Sq Ft         100%
 ---   ---       ------           ---          ----         ----      -------  ---------     ---



                                ACTUAL ONGOING                                      LEASE      % OF
 LOAN   OCCUPANCY      U/W       CAPITAL ITEMS                                   EXPIRATION   TOTAL
   #      PERIOD    OCCUPANCY      DEPOSITS                 TENANT 1               DATE 1       SF
------ ----------- ----------- ---------------- ------------------------------- ------------ -------
  94                                    5%
  94     12/5/97        71%
  94     12/5/97        75%
  95    12/31/97        67%             5%
  96    12/31/97                        4%
  --    --------                        -
  97     3/26/98        92%           250
  98     1/19/98        92%           250
  99     4/15/98        93%           263
 100                                    4%
 100    12/31/96        68%
 ---    --------        --
 100    12/31/96        68%
 100    12/31/96        68%
 100    12/31/96        68%
 101      4/1/98        95%           250
 102      2/1/98        95%          0.10       Staples                         5/17/00         49
 ---    --------        --          -----       ------------------------------- --------        --
 102      2/1/98        95%
 102      2/1/98        95%
 103    12/31/97        95%          0.15       AT&T                            1/31/02         60
 104     1/31/98       4.0%           4.0%
 105     7/12/97       100%          0.64       United Artists                  12/31/15       100
 ---    --------       ---          -----       ------------------------------- --------       ---
 106    11/18/97        75%
 107    11/30/97        79%             5%
 108     9/30/97        88%          0.20       Neuman Distributors, Inc.       7/31/04         76
 109     4/30/98       100%                     Eagle Food Centers, Inc.        4/30/20        100
 110    12/31/97        62%             5%
 ---    --------       ---          -----
 111     1/31/98        95%           250
 112     4/14/98       100%                     Office Depot, Inc.              9/29/16        100
 113      6/1/98        92%          0.25       Walker Group                    5/31/00         18
 114      9/1/97        92%           200
 115      2/5/98        87%          0.25       Southern Cal. Fitness Ctr.      4/30/00         28
 ---    --------       ---          -----       ------------------------------- --------       ---
 116                    74%             5%
 117     4/30/98       100%                     Eagle Food Centers, Inc.        4/30/20        100
 118     3/11/98        96%            50
 119     1/31/98        92%           247
 120                                 0.20
 ---                                -----
 120                    95%                     Morgan Keegan                   10/31/06        50
 120      2/1/98        95%                     Union Planter's National Bank   8/31/07         66
 121     1/31/98        95%          0.49       Imperial Market                 4/30/99          8
 122     2/28/98        97%         50.00
 123     4/15/98        75%             4%
 ---    --------       ---          -----
 124    11/11/97        91%          0.22       Kroger (Big Lots, sublessee)    3/31/00         20
 125     2/26/98        97%           250
 126      4/5/98        95%          0.14       Trader Joes                     6/30/07         23
 127      4/1/98        92%          0.20       Sears Appliance Center          6/7/99          15
 128    10/31/97        90%          0.15       Sovereign Bank                  9/30/04          8
 ---    --------       ---          -----       ------------------------------- --------       ---
 129      5/8/98        96%            50
 130     10/3/97        91%           251
 131                                    5%
 131     2/10/98        68%             5%
 131     2/10/98        71%             5%
 ---    --------       ---          -----
 132    12/31/97        93%          0.20       TranSouth Suite 300             5/13/04         16
 133    12/19/97        95%          0.23       Packeteer, Inc.                 11/30/02       100
 134    12/31/97        58%             5%
 135     9/19/97        95%           250
 136    10/12/97        92%          0.20       Monsanto                        11/30/00        34
 ---    --------       ---          -----       ------------------------------- --------       ---



                                              LEASE      % OF                                      LEASE     % OF
 LOAN                                      EXPIRATION   TOTAL                                   EXPIRATION   TOTAL
   #                TENANT 2                 DATE 2       SF               TENANT 3               DATE 3      SF
------ ---------------------------------- ------------ ------- ------------------------------- ------------ ------
  94
  94
  94
  95
  96
  --
  97
  98
  99
 100
 100
 ---
 100
 100
 100
 101
 102   New England College of Optometry   12/31/05       67    Partners Healthcare             12/31/07       51
 ---   ---------------------------------- --------       --    ------------------------------- --------       --
 102
 102
 103   Thoroughbred Software              12/31/02       21    Enorex Microsystems             8/31/02        8
 104
 105
 ---
 106
 107
 108   First Union                        3/31/00        8     Burns International             3/31/02        5
 109
 110
 ---
 111
 112
 113   Young Adult Institute              9/30/04        14    Housing Works, Inc              8/31/15        11
 114
 115   USC                                6/30/03        15    A.D. Banker                     12/31/02       8
 ---   ---------------------------------- --------       --    ------------------------------- --------       --
 116
 117
 118
 119
 120
 ---
 120   Pan Energy Inc.                    3/21/02        16    Kerioth Corp.                   2/29/08        15
 120   Allen & Hoshall Limited            2/28/03        25    D&D Partnership                 4/30/08        9
 121   Discount Mart                      1/30/01        2     Shoes 4 Less                    3/15/01        2
 122
 123
 ---
 124   Goody's                            8/31/99        13    Heilig-Meyer                    8/31/01        13
 125
 126   CVS                                3/31/13        22    Allstar Video                   2/1/04         17
 127   Ace Hardware                       8/31/07        15    S. Valley Care                  5/20/02        9
 128   Buy-Rite Liquors, Inc.             5/30/04        4     Gloria Nilson, Realtors, Inc.   2/28/99        4
 ---   ---------------------------------- --------       --    ------------------------------- --------       --
 129
 130
 131
 131
 131
 ---
 132   Bank One (Suite 100)               9/30/99        15    TranSouth (Suite 700)           5/11/00        13
 133
 134
 135
 136   Port Cargo Services                3/31/02        34    Hopeman                         8/31/91        17
 ---   ---------------------------------- --------       --    ------------------------------- --------       --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR               UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT    MEASURE   OCCUPANCY
------ --------- ----------- -------------- ------------ ----------- --------- --------- -----------
 137   137       68               360          1993                    68,540  Sq Ft         100%
 138   138       C-1361           360          1976         1996      101,019  Sq Ft         100%
 139   139       C-1332           360          1991                    47,500  Sq Ft          91%
 140   140       160              360          1961                       104  Units          96%
 141   141       CL6              287          1994                    45,650  Sq Ft         100%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 142   142       88               360          1934         1996      200,000  Sq Ft         100%
 143   143       47               360          1995                    37,678  Sq Ft          96%
 144   144       37               300          1996                        66  Rooms          88%
 145   145       147              300          1995                        78  Rooms          76%
 146   146       49               300          1986                       174  Pads          100%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 147   147       C-1460           300          1988                    85,406  Sq Ft          98%
 148   148       236              360          1970         1996          116  Units          94%
 149   149       52               300          1970         1996          222  Rooms          73%
 150   150       CL8              287          1994                    45,102  Sq Ft         100%
 151   151       C-3261           286          1997                    44,000  Sq Ft         100%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 152   152       CL17             246          1950         1998       22,509  Sq Ft         100%
 153   153       C-1984           300          1963         1998          165  Units          67%
 154   154       233              360          1970         1997      129,628  Sq Ft          98%
 155   155       25               300          1988         1997       55,510  Sq Ft         100%
 156   156       C-1316           360          1926         1998           93  Units         100%
 ---   ---       ------           ---          ----         ----      -------  ---------     ---
 157   157       98               360          1958                       220  Units          97%
 158   158       63               300          1963                        82  Units          99%
 159   159       C-1798           300          1958         1992      199,236  Sq Ft         100%
 160   160       C-1599           360          1997                        47  Units          95%
 161   161       CL11             287          1995                    38,145  Sq Ft         100%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 162   162       115              300          1972         1994          121  Rooms          67%
 163   163       128              240          1993                    94,841  Sq Ft         100%
 164   164       C-3715           240          1964         1992          114  Units          88%
 165   165       CL35             360          1997                    26,338  Sq Ft         100%
 166   166       183              360          1976                       156  Pads           90%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 167   167       6                300          1947                        78  Units          97%
 168   168       209              300          1956         1991       55,400  Sq Ft         100%
 169   169       219              300          1974                    58,497  Sq Ft          92%
 170   170       54               120          1963                       233  Units          95%
 171   171       CL50             234                                  21,504  Sq Ft
 ---   ---       ------           ---                                 -------  ---------
 171   171A      CL50A                         1997                    11,288  Sq Ft         100%
 171   171B      CL50B                         1997                    11,288  Sq Ft         100%
 172   172       CL33             360          1997                    26,040  Sq Ft         100%
 173   173       41               360          1988                    75,729  Sq Ft          81%
 174   174       131              240          1993                    32,000  Sq Ft         100%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 175   175       C-2955           360          1980         1996       57,418  Sq Ft          90%
 176   176       CL42             360          1996                    26,040  Sq Ft         100%
 177   177       CL14             300          1996                    27,944  Sq Ft         100%
 178   178       CL37             360          1997                    26,123  Sq Ft         100%
 179   179       CL38             360          1997                    26,040  Sq Ft         100%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 180   180       C-2792           265          1925         1997       20,980  Sq Ft         100%
 181   181       CL5              287          1994                    45,037  Sq Ft         100%
 182   182       127              360          1991                    40,959  Sq Ft         100%
 183   183       22               300          1950         1988       22,000  Sq Ft         100%
 184   184       31               300          1988                    80,495  Sq Ft          92%
 ---   ---       ------           ---          ----                   -------  ---------     ---
 185   185       CL43             360          1996                    26,079  Sq Ft         100%
 186   186       202              300          1984         1997       91,569  Sq Ft          95%
 187   187       C-2787           238          1996                    48,466  Sq Ft         100%
 188   188       C-1512           300                                      50  Units
 188   188A      C-1512A                       1900         1993           34  Units         100%
 ---   ---       ------                        ----         ----      -------  ---------     ---



                                ACTUAL ONGOING                                         LEASE      % OF
 LOAN   OCCUPANCY      U/W       CAPITAL ITEMS                                      EXPIRATION   TOTAL
   #      PERIOD    OCCUPANCY      DEPOSITS                  TENANT 1                 DATE 1       SF
------ ----------- ----------- ---------------- ---------------------------------- ------------ -------
 137     1/26/98        98%           0.13      Commerce Bank                      6/30/04         89
 138                    93%           0.20      Inspire Insurance Solutions        4/30/03         35
 139                    91%           0.32      Cardiology Diagnostic Associates   5/30/01         22
 140     3/25/98        90%            315
 141     2/27/98       100%                     Best Buy Co., Inc., #285           2/26/18        100
 ---     -------       ---                      ---------------------------------- --------       ---
 142      2/8/98        93%           0.20      Avondale Industries                10/31/00        70
 143      4/1/98        91%                     DCH Diagnostic                     6/30/06         17
 144     3/31/98        80%              4%
 145      4/9/98        75%              4%
 146      1/1/98        94%
 ---     -------       ---
 147                    95%                     Kingley-Bate                       11/19/98        18
 148     2/23/98        94%            178
 149     3/31/98        64%              5%
 150     2/28/98       100%                     Best Buy Co., Inc. #270            2/26/18        100
 151                   100%           0.19      Winn-Dixie Stores, Inc.            2/25/18        100
 ---                   ---          ------      ---------------------------------- --------       ---
 152      2/6/98       100%           0.32      Stoughton CVS, Inc.                1/31/19        100
 153     2/28/98        68%            3.0%
 154      4/9/98        97%           0.22      Watson's Clothing Store            4/15/11         23
 155      5/8/98        90%           0.20      Bechtel Power Corporation          2/28/03        100
 156     2/28/98        95%            250
 ---     -------       ---          ------
 157     3/12/98        92%            302
 158     2/26/98        95%            283
 159      3/1/98        97%           0.59      Ames Pert Store                    1/31/05         39
 160     3/27/98        95%         300.00
 161     2/26/98       100%                     Best Buy Co., Inc. (#6)            2/26/18        100
 ---     -------       ---                      ---------------------------------- --------       ---
 162    12/31/97        65%              5%
 163      3/1/98        98%                     K-Mart                             6/30/18        100
 164    12/31/97        80%            4.4%
 165    11/14/97       100%                     PETsMART, Inc.                     1/10/18        100
 166     3/11/98        90%             51
 ---    --------       ---          ------
 167      4/8/98        95%         221.38      Dr. Eileen Hartsoe                 12/31/01         3
 168    11/11/97       100%           0.15      SPORTSWORLD                        9/30/16        100
 169     3/20/98        92%           0.20      City Limits Restaurant             7/31/08          5
 170     1/21/98        95%                     Variety Mart                       3/31/98          1
 171                                  0.39
 ---                                ------
 171      5/7/98       100%                     Rite Aid of Georgia, Inc.          7/15/17        100
 171      5/7/98       100%                     Rite Aid of Georgia, Inc.          7/15/17        100
 172    11/21/97       100%                     PETsMART, Inc.                     1/10/18        100
 173    10/30/97        87%           0.24      TJ Maxx                            10/31/00        34
 174      2/9/98       100%              3%
 ---    --------       ---          ------
 175     1/31/98        95%           0.35      Manatee Diagnostic                 8/31/08         25
 176    12/19/97       100%                     PETsMART, Inc.                     1/10/18        100
 177    12/15/97       100%                     Canad, Inc.                        1/31/23        100
 178    10/25/97       100%                     PETsMART, Inc.                     1/10/18        100
 179    10/27/97       100%                     PETsMART, Inc.                     1/10/18        100
 ---    --------       ---                      ---------------------------------- --------       ---
 180      6/1/98       100%                     Rite Aid Corporation               12/1/19        100
 181     2/26/98       100%                     Best Buy Co., Inc.                 2/26/18        100
 182      4/1/98        92%           0.20      Kleinfelder, Inc.                  5/31/04         73
 183     5/14/98        89%           0.27      Digiscope (Sullivan Graphics)      8/31/02         60
 184     1/31/98        90%
 ---    --------       ---
 185     11/3/97       100%                     PETsMART, Inc.                     1/10/18        100
 186    12/10/97        90%           0.20      Ross Dress for Less                8/31/04         48
 187      6/1/98       100%                     Winn Dixie Stores, Inc.            2/26/17        100
 188                                   258
 188     1/21/98        95%
 ---    --------       ---



                                        LEASE      % OF                                       LEASE     % OF
 LOAN                                EXPIRATION   TOTAL                                    EXPIRATION   TOTAL
   #             TENANT 2              DATE 2       SF               TENANT 3                DATE 3      SF
------ ---------------------------- ------------ ------- -------------------------------- ------------ ------
 137   Interarch                    6/30/04        7     Site Development, Inc.           6/30/04        4
 138   Computer Store               5/31/00        7     Time Warner Corp                 4/14/00        5
 139   NME Hospital, Inc.           6/23/05        20    Medical Ambulatory Care, Inc.    12/31/02       20
 140
 141
 ---
 142   Morse Controls               10/31/99       20    President Baking Company, Inc.   6/30/99        5
 143   Pediatric Associates         5/31/02        12    Dr. Fine                         5/31/03        7
 144
 145
 146
 ---
 147   Trinity Church               3/31/99        17    Karon Gym                        2/28/99        16
 148
 149
 150
 151
 ---
 152
 153
 154   Dawahares                    11/30/07       14    Watson's Home Store              4/15/11        14
 155
 156
 ---
 157
 158
 159   Shaw's Supermarket           2/25/12        20    CVS Pharmacy                     8/31/99        7
 160
 161
 ---
 162
 163
 164
 165
 166
 ---
 167   Universal Property           5/31/99        3
 168
 169   Wells Fargo Gaurd Service    2/28/01        5     HRN Services                     4/30/99        4
 170   American PCS, LP             8/31/99              APC                              3/31/98
 171
 ---
 171
 171
 172
 173   Tai Pan                      6/30/98        6     Dallas Teachers                  8/31/98        5
 174
 ---
 175   Women's Health               8/17/07        14    Doctors of Manatee               7/31/02        10
 176
 177
 178
 179
 ---
 180
 181
 182   Computer Utilization         1/31/00        18
 183   Cenergi Service, Inc.        1/31/01        28    Digiscope                        8/31/02        12
 184
 ---
 185
 186   Seminole Community College   10/31/99       18    Connextions International        12/31/93       8
 187
 188
 188
 ---

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR                UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT     MEASURE   OCCUPANCY
------ --------- ----------- -------------- ------------ ----------- ---------- --------- -----------
 188   188B      C-1512B                       1900         1993           16   Units         100%
 189   189       77               300          1984                   133,982   Sq Ft          96%
 190   190       211              300          1952         1979       21,995   Sq Ft         100%
 191   191       149              240          1990                    32,809   Sq Ft         100%
 192   192       116              300          1995         1997          109   Rooms          76%
 ---   ---       ------           ---          ----         ----      -------   ---------     ---
 193   193       CL40             360          1996                    25,362   Sq Ft         100%
 194   194       110              360          1989                    42,850   Sq Ft         100%
 195   195       159C             360          1965                       132   Units          94%
 196   196       CL36             360          1996                    26,108   Sq Ft         100%
 197   197       C-1031           360                                  60,578   Sq Ft
 ---   ---       ------           ---                                 -------   ---------
 197   197A      C-1031A                       1985         1995        9,000   Sq Ft         100%
 197   197B      C-1031B                       1985                    17,658   Sq Ft         100%
 197   197C      C-1031C                       1985                     8,396   Sq Ft         100%
 197   197D      C-1031D                       1974                     9,962   Sq Ft         100%
 197   197E      C-1031E                       1986                    15,563   Sq Ft         100%
 ---   ---       ------                        ----                   -------   ---------     ---
 198   198       CL15             300          1993                    24,268   Sq Ft         100%
 199   199       C-1730           240          1991         1996           80   Rooms          91%
 200   200       C-2791           265          1997                    10,752   Sq Ft         100%
 201   201       C-1656           360          1994                       134   Units          99%
 202   202       222              360          1986                   105,521   Sq Ft          77%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 203   203       152              360          1931         1986       21,288   Sq Ft         100%
 204   204       21               300          1955         1993       18,013   Sq Ft          92%
 205   205       185              360          1958                       114   Pads           97%
 206   206       C-1708           300          1965                       177   Pads           98%
 207   207       CL41             360          1996                    26,154   Sq Ft         100%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 208   208       65               300          1970         1996      116,929   Sq Ft          73%
 209   209       C-3767           276
 209   209A      C-3767A                       1972         1991          127   Rooms          53%
 209   209B      C-3767B                       1972                     4,320   Sq Ft         100%
 210   210       206              300          1985                    32,624   Sq Ft         100%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 211   211       CL21             239          1987                    10,908   Sq Ft         100%
 212   212       CL39             360          1997                    22,457   Sq Ft         100%
 213   213       134              300          1990                       100   Rooms          73%
 214   214       205              360          1983                    75,135   Sq Ft         100%
 215   215       CL51             297          1997                    11,180   Sq Ft         100%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 216   216       C-1488           360          1989                    38,818   Sq Ft          99%
 217   217       161              300                                      69   Units
 217   217A      161A                          1972         1996           51   Units         100%
 217   217B      161B                          1938                         6   Units         100%
 217   217C      161C                          1905                         6   Units         100%
 ---   ---       ------                        ----                   -------   ---------     ---
 217   217D      161D                          1900                         6   Units         100%
 218   218       143              360          1923         1992       28,215   Sq Ft         100%
 219   219       CL34             360          1997                    22,036   Sq Ft         100%
 220   220       C-1284           180          1960                    30,480   Sq Ft          96%
 221   221       C-1590           360                                  56,406   Sq Ft
 ---   ---       ------           ---                                 -------   ---------
 221   221A      C-1590A                       1985                    19,789   Sq Ft          89%
 221   221B      C-1590B                       1988                    36,617   Sq Ft          89%
 222   222       CL31             219          1996                    32,150   Sq Ft         100%
 223   223       C-2788           238          1994                    44,000   Sq Ft         100%
 224   224       24               360          1986                    17,576   Sq Ft         100%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 225   225       235              360          1987                    23,943   Sq Ft         100%
 226   226       194              300          1989                        99   Rooms          79%
 227   227       C-3225           300          1969         1992          106   Pads          100%
 228   228       C-1494           240          1941                   297,300   Sq Ft         100%
 229   229       64               300          1992                       100   Rooms          68%
 ---   ---       ------           ---          ----                   -------   ---------     ---



                                ACTUAL ONGOING                                       LEASE      % OF
 LOAN   OCCUPANCY      U/W       CAPITAL ITEMS                                    EXPIRATION   TOTAL
   #      PERIOD    OCCUPANCY      DEPOSITS                 TENANT 1                DATE 1       SF            TENANT 2
------ ----------- ----------- ---------------- -------------------------------- ------------ ------- -------------------------
 188     1/21/98        95%
 189     4/23/98        95%           0.20      Hofer Machinery, Inc.            1/31/99          7   Auto Fitness Center
 190      5/1/98        95%                     Staples, Inc.                    2/28/03        100
 191     3/30/98       100%              3%     Natomas Racquet CLub                            100
 192     2/28/98        71%              5%
 ---     -------       ---          ------
 193     11/3/97       100%                     PETsMART, Inc.                   1/10/18        100
 194     11/5/97        87%              4%     Ace Hardware                     11/30/01        21   Blockbuster Video
 195      5/8/98        90%            267
 196    11/20/97       100%                     PETsMART, Inc.                   1/10/18        100
 197                                  0.13
 ---                                ------
 197     12/1/97        95%                     Keith Properties                 12/31/06        33   Keith Construction
 197     12/1/97        95%                     Old Colony Hospice               11/31/98         3   Farina & Associates
 197     12/1/97        95%                     Leo R. Mugo                      12/31/98         8   Kevin LaLonge
 197     12/1/97        95%                     Fun Designs Inc.                 4/30/00         38   Smith/Monsees/Penza
 197     12/1/97        95%
 ---    --------       ---
 198    12/15/97       100%                     Canad, Inc.                      1/31/23        100
 199     8/31/97        80%              5%
 200      6/1/98       100%                     Rite Aid Corporation             12/1/19        100
 201    12/31/97        95%         200.00
 202    11/12/97        70%           0.15      Brookshire Brothers Supermkt     6/30/07         44   Family Dollar
 ---    --------       ---          ------      -------------------------------- --------       ---   -------------------------
 203      5/1/97        95%           0.20      Aaron Brothers                   3/31/04         37   Rocket Video
 204      5/1/98        94%           1.19      Med & Health Research Assoc NY   9/30/00         17   Best Bagels
 205     3/11/98        94%          49.58
 206     1/23/98        95%
 207     11/3/97       100%                     PETsMART, Inc.                   1/10/18        100
 ---    --------       ---                      -------------------------------- --------       ---
 208     3/11/98        80%           0.15      Kash - N - Karry                 5/15/21         33   Eckerd Drug
 209                                     4%
 209    12/31/97        55%
 209    12/31/97        55%                     Denny's
 210    12/31/97        89%           0.28      Fertility & Gynecology           9/30/01         17   Marc Malberg, M.D.
 ---    --------       ---          ------      -------------------------------- --------       ---   -------------------------
 211      1/1/98       100%                     Eckerd Corp.                     12/17/17       100
 212    11/13/97       100%                     PETsMART, Inc.                   1/10/18        100
 213    12/31/97        72%              4%
 214      2/1/98        93%           0.18      Iberia Tile                      5/1/01          27   Schwans Wholesale Foods
 215     12/2/97       100%                     Rite Aid of Michigan, Inc.       12/31/22       100
 ---    --------       ---                      -------------------------------- --------       ---
 216     3/12/98        94%           0.20      Dominion Management              12/31/08        31   Harbor Management
 217                                   250
 217     8/31/97        95%
 217     8/31/97       100%
 217     8/31/97       100%
 ---    --------       ---
 217     8/31/97       100%
 218     2/18/98        95%           0.25      Better than Butter Corp.         5/31/05         43   Next Management Agency
 219    11/14/97       100%                     PETsMART, Inc.1/10/18            1/10/18        100
 220      4/1/98        95%           0.21      Mario's Italian Restaurant       6/25/05         16   Unique Cleaners
 221
 ---
 221    11/19/97        89%                     Zahn Dental                      8/31/98         28   Miami Systems
 221    11/19/97        89%                     Ro-Jack's Foodstore              5/31/98         14   ADC Communications
 222     6/17/97       100%                     Office Depot, Inc.               3/30/16        100
 223      6/1/98       100%           0.15      Winn Dixie Stores, Inc.          3/2/15         100
 224      3/1/98        95%           0.28      Tempo                            12/31/02        35   El Pollo Loco
 ---    --------       ---          ------      -------------------------------- --------       ---   -------------------------
 225     10/7/97        94%           0.28      Oliver & Winston, Inc.           12/21/03        25   Frazee Industries, Inc.
 226    12/31/97        75%              4%
 227      3/1/98        95%             50
 228     1/31/98        95%           0.22      Dynamatic Corp                   7/9/05         100
 229     2/15/98        68%              4%
 ---    --------       ---          ------



           LEASE      % OF                                      LEASE     % OF
 LOAN   EXPIRATION   TOTAL                                   EXPIRATION   TOTAL
   #      DATE 2       SF               TENANT 3               DATE 3      SF
------ ------------ ------- ------------------------------- ------------ ------
 188
 189   3/31/00        7     Florida Drilling and Saw        7/31/99        4
 190
 191
 192
 ---
 193
 194   6/30/99        18    Mattress Liquidators            9/30/00        18
 195
 196
 197
 ---
 197   12/31/06       33    Gould Paper                     11/30/98       18
 197   7/30/98        11    F.W. Davison                    9/30/98        10
 197   10/31/98       7     Anchor Intl.                    9/30/00        7
 197   10/31/02       17    Comprehensive Medical           2/28/00        10
 197
 ---
 198
 199
 200
 201
 202   12/31/98       8     Movie Gallery, MGA Inc.         6/30/99        6
 ---   --------       --    ------------------------------- --------       --
 203   1/30/01        21    Orbit Entertainment             9/30/00        15
 204   6/30/03        11    US Post Office                  6/30/99        8
 205
 206
 207
 ---
 208   3/31/03        9     Kilgore True Value Hardware     9/30/02        8
 209
 209
 209
 210   11/1/02        11    Fein, M.D./Richards, M.D.       12/31/99       11
 ---   --------       --    ------------------------------- --------       --
 211
 212
 213
 214   2/1/01         18    So. Florida Leather Furniture   6/1/00         9
 215
 ---
 216   4/30/99        16    Spectronics                     5/31/99        11
 217
 217
 217
 217
 ---
 217
 218   3/31/04        30    Prime 1 Media                   2/28/03        16
 219
 220   8/31/17        12    Antique Store                   9/30/01        11
 221
 ---
 221   11/01/00       10    William Lenahan                 2/28/98        10
 221   7/31/02        12    Allnet Communications           8/14/00        9
 222
 223
 224   7/30/06        12    Young Choi, DDS                 4/30/01        6
 ---   --------       --    ------------------------------- --------       --
 225   1/12/02        21    U-Do Unfinished Furniture       11/30/99       14
 226
 227
 228
 229
 ---

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR              UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED    UNIT    MEASURE   OCCUPANCY
------ --------- ----------- -------------- ------------ ----------- -------- --------- -----------
 230   230       117              360          1991                   36,196  Sq Ft          98%
 231   231       7                300          1947                   84,475  Sq Ft         100%
 232   232       C-1912           240          1980         1997         114  Rooms          86%
 233   233       137              300          1982         1997      50,000  Sq Ft         100%
 234   234       129              300          1994                      105  Rooms          70%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 235   235       C-3279           237          1997                   10,908  Sq Ft         100%
 236   236       72               360          1978                   66,948  Sq Ft          82%
 237   237       C-1765b          240          1986                       71  Rooms          73%
 238   238       C-2182           300                                     88  Rooms
 238   238A      C-2182A                       1985         1996          48  Rooms          67%
 ---   ---       ------                        ----         ----      ------  ---------     ---
 238   238B      C-2182B                       1985                       40  Rooms          72%
 239   239       CL56             223          1996                   13,905  Sq Ft         100%
 240   240       96               360          1988                   24,640  Sq Ft          86%
 241   241       CL22             236          1997                   10,908  Sq Ft         100%
 242   242       144              360          1991                       60  Units          95%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 243   243       181              360          1969                       77  Pads          100%
 244   244       C-1746           360          1978         1994      37,061  Sq Ft         100%
 245   245       C-1438           360          1973                      195  Pads           98%
 246   246       CL18             281          1997                   10,125  Sq Ft         100%
 247   247       CL48             290          1997                   11,180  Sq Ft         100%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 248   248       C-2789           265          1997                   10,752  Sq Ft         100%
 249   249       CL52             299          1998                   10,004  Sq Ft         100%
 250   250       85               240          1970         1994         180  Rooms          56%
 251   251       C-1620           360          1985                   58,050  Sq Ft          97%
 252   252       C-1409           240          1978                   40,387  Sq Ft         100%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 253   253       C-2217           180          1995                       65  Rooms          86%
 254   254       C-1197           360          1973                      162  Units          98%
 255   255       166              300          1974                   53,163  Sq Ft          96%
 256   256       55               300          1993                      102  Rooms          64%
 257   257       145              300          1976                   45,306  Sq Ft         100%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 258   258       195              360          1963                      147  Pads           92%
 259   259       CL46             232          1997                   11,220  Sq Ft         100%
 260   260       C-2206           240          1965         1994         107  Rooms          56%
 261   261       217              300          1992                      100  Rooms          68%
 262   262       C-1647           360          1904         1986      23,771  Sq Ft          96%
 ---   ---       ------           ---          ----         ----      ------  ---------     ---
 263   263       154              360          1996                      112  Pads           94%
 264   264       4A               240          1910         1993      49,200  Sq Ft         100%
 265   265       C-1264           300          1970         1992          80  Units          99%
 266   266       C-1520           192          1994                   36,988  Sq Ft         100%
 267   267       141              300          1983                      128  Units          96%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 268   268       C-1360           300          1968                   23,619  Sq Ft         100%
 269   269       199              360          1997                       36  Units         100%
 270   270       86               300          1978         1996         104  Rooms          58%
 271   271       C-1430           360                                 40,400  Sq Ft
 271   271A      C-1430A                       1988                   20,000  Sq Ft         100%
 ---   ---       ------                        ----                   ------  ---------     ---
 271   271B      C-1430B                       1989                   20,400  Sq Ft         100%
 272   272       C-1431           240          1993                   24,450  Sq Ft         100%
 273   273       C-1419           360          1987                   61,995  Sq Ft         100%
 274   274       210              360          1981                   30,978  Sq Ft          92%
 275   275       CL45             238          1997                   11,180  Sq Ft         100%
 ---   ---       ------           ---          ----                   ------  ---------     ---
 276   276       C-2790           265          1997                   10,752  Sq Ft         100%
 277   277       155              360          1990                   12,400  Sq Ft         100%
 278   278       C-3915           240          1978                   68,337  Sq Ft         100%
 279   279       CL49             292          1997                   11,180  Sq Ft         100%
 280   280       C-1127           300          1890                   28,000  Sq Ft          78%
 ---   ---       ------           ---          ----                   ------  ---------     ---



                                ACTUAL ONGOING                                          LEASE      % OF
 LOAN   OCCUPANCY      U/W       CAPITAL ITEMS                                       EXPIRATION   TOTAL
   #      PERIOD    OCCUPANCY      DEPOSITS                   TENANT 1                 DATE 1       SF
------ ----------- ----------- ---------------- ----------------------------------- ------------ -------
 230     11/1/97        93%          0.10       The Grand Union Company             11/30/11        54
 231     4/22/98        90%          0.20       Summit Graphics                     5/31/01         46
 232     1/31/98        95%             5%
 233      4/1/98        95%          0.50       Leeman Labs                         3/1/08         100
 234     3/25/98        70%             4%
 ---     -------        --           ----
 235      6/1/98       100%          0.19       Eckerd Corporation                  2/3/18         100
 236      1/5/98        81%          0.22       Lone Wolf Cafe                      9/30/03         16
 237    10/31/97        72%             5%
 238                                  5.0%
 238    12/31/97        70%             5%
 ---    --------       ---           ----
 238    12/31/97        70%             5%
 239     11/1/97       100%          0.38       Walgreen Co.                        8/31/56        100
 240     3/19/98        84%          0.23       Video Update                        9/30/06         28
 241    12/23/97       100%                     Eckerd Corp.                        10/21/17       100
 242     3/31/98        95%           250
 ---    --------       ---           ----
 243     3/11/98        96%            64
 244      3/1/98        95%          0.15       NYC Pizza                           8/31/02         11
 245     12/1/97        94%            66
 246      3/3/98       100%          0.30       Towne Lake Parkway CVS, Inc.        1/31/18        100
 247     7/31/97       100%          0.37       Rite Aid of Michigan, Inc.          3/31/22        100
 ---    --------       ---           ----       ----------------------------------- --------       ---
 248      6/1/98       100%                     Rite Aid Corporation                12/1/19        100
 249      4/6/98       100%          0.65       Rite Aid Corporation                3/31/23        100
 250    12/31/97        50%             5%
 251     3/27/98        95%          0.22       Winn Dixie                          7/31/05         44
 252     9/30/97        95%          0.16       Catonsville Comm. College           7/15/08         54
 ---    --------       ---           ----       ----------------------------------- --------       ---
 253    11/30/97        80%           3.7%
 254     3/27/98        94%           250
 255    11/27/97        93%          0.35       Peter Piper Pizza                   2/28/06         23
 256     4/17/98        70%             5%
 257      3/8/98        98%          0.28       Marshalls                           7/1/01          62
 ---    --------       ---           ----       ----------------------------------- --------       ---
 258     2/19/98        95%            51
 259     2/18/98       100%          0.38       Rite Aid of Ohio, Inc.              8/31/17        100
 260    11/30/97        57%           6.8%
 261    12/31/97        68%             4%
 262      2/1/98        95%                     Devrouax & Purnell                  9/30/02         32
 ---    --------       ---                      ----------------------------------- --------       ---
 263     1/27/98        93%            50
 264     1/29/98        90%
 265     10/8/97        95%           250
 266      2/4/98        95%          0.15       Graceton Supermarkets               4/30/14         77
 267     3/26/98        91%           275
 ---    --------       ---           ----
 268    12/31/97        93%          0.20       Dozier, Millard, Pollard & Murphy   3/31/99         35
 269     1/22/98        95%           250
 270    12/31/97        58%             5%
 271                                 0.20
 271    11/17/97        95%                     ATI                                 4/30/99         60
 ---    --------       ---                      ----------------------------------- --------       ---
 271    11/17/97        95%                     USUI                                9/30/02        100
 272     3/25/98        95%          0.20       Brinks Security                     2/28/08        100
 273     3/25/98        95%          0.15       Volvo GM                            6/30/99         40
 274     2/20/98        92%          0.25       SS. Herron & Associates             7/31/98         14
 275    11/18/97       100%          0.30       Rite Aid of Maine, Inc.             10/31/17       100
 ---    --------       ---           ----       ----------------------------------- --------       ---
 276      6/1/98       100%                     Rite Aid Corporation                12/1/19        100
 277      8/1/97        95%          0.20       Troy Internal Medicine              12/31/99        62
 278     3/16/98        95%          0.33       Kmart Corporation                   10/25/03       100
 279     6/17/97       100%          0.37       Rite Aid of Michigan, Inc.          5/31/22        100
 280     9/19/97        82%          0.28       California Beauty Academy           5/31/99         13
 ---    --------       ---           ----       ----------------------------------- --------       ---



                                           LEASE      % OF                                      LEASE     % OF
 LOAN                                   EXPIRATION   TOTAL                                   EXPIRATION   TOTAL
   #               TENANT 2               DATE 2       SF               TENANT 3               DATE 3      SF
------ ------------------------------- ------------ ------- ------------------------------- ------------ ------
 230   Rite Aid of New York, Inc.      11/30/11       30    Moreno's Pizza                  11/30/03       5
 231   Closure Systems                 4/30/02        24    SZW&E, Inc.                     9/30/99        13
 232
 233
 234
 ---
 235
 236   Slick Willie's                  7/31/02        13    Confetti's                      6/30/03        10
 237
 238
 238
 ---
 238
 239
 240   Famous Fred Pizza & Grill       12/31/01       13    Payless Shoe Source             1/31/99        13
 241
 242
 ---
 243
 244   Le Cabaret                      6/20/05        10    Swiss Cookery                   3/31/98        7
 245
 246
 247
 ---
 248
 249
 250
 251   CVS Pharmacy                    6/22/05        15    Movie Max                       4/30/00        8
 252   Premier Travel                  1/31/10        25    District Court                  3/31/99        5
 ---   ------------------------------- --------       --    ------------------------------- --------       --
 253
 254
 255   Elliot's Unfinished Furniture   5/31/98        13    Famous Sam's                    1/31/06        11
 256
 257   Olive Garden                    7/27/05        19    Main Chinese Buffet             6/23/01        11
 ---   ------------------------------- --------       --    ------------------------------- --------       --
 258
 259
 260
 261
 262   Kenneth Robinson & N. Hantz     6/21/05        18    Middle East Executive Reports   3/31/99        11
 ---   ------------------------------- --------       --    ------------------------------- --------       --
 263
 264
 265
 266   Eckerd Drug Store               7/6/05         20    Peoples Bank of Glen Rock       4/30/14        3
 267
 ---
 268   Southernet, Inc.                8/31/01        18    LCI International, Inc.         7/31/00        12
 269
 270
 271
 271   Law Engineering                 8/31/98        40
 ---   ------------------------------- --------       --
 271
 272
 273   PPG Industries                  9/30/99        29    Courtlands                      11/30/02       18
 274   Handleman Company               8/14/98        12    ICS/PICS                        12/14/02       12
 275
 ---
 276
 277   Michigan Heart                  10/31/99       16    Dr. David Kearney               12/31/99       12
 278
 279
 280   Emperor's Kitchen               1/31/04        13    Asian Garden                    7/31/01        9
 ---   ------------------------------- --------       --    ------------------------------- --------       --

                                ORIGINAL
 LOAN   CONTROL      CSFB     AMORTIZATION                   YEAR                UNIT OF
   #       #      CONTROL #       TERM       YEAR BUILT   RENOVATED     UNIT     MEASURE   OCCUPANCY
------ --------- ----------- -------------- ------------ ----------- ---------- --------- -----------
 281   281       14               300          1924         1990           68   Units          97%
 282   282       208              300          1985                   101,720   Sq Ft          83%
 283   283       227              300          1989                       147   Pads           99%
 284   284       C-1496           300          1985                    46,560   Sq Ft         100%
 285   285       C-2475           240          1978                    68,337   Sq Ft          95%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 286   286       CL47             232          1997                    11,325   Sq Ft         100%
 287   287       17               360          1990                     8,555   Sq Ft         100%
 288   288       186              360          1958                        73   Pads           97%
 289   289       C-2129           240          1997                        46   Units         100%
 290   290       240              360          1970                    17,619   Sq Ft         100%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 291   291       C-1809           300          1985         1993       53,370   Sq Ft          88%
 292   292       213              360          1976                        72   Units          85%
 293   293       11               300          1890         1997        6,600   Sq Ft         100%
 294   294       80               300          1995                    83,928   Sq Ft          98%
 295   295       201              300          1995                    41,990   Sq Ft          99%
 ---   ---       ------           ---          ----                   -------   ---------     ---
 296   296       C-1128           240          1995         1997           45   Units          77%
 297   297       C-1429           360          1989                    27,660   Sq Ft         100%
 298   298       132              360          1983                    19,479   Sq Ft         100%
 299   299       C-1501           228                                   7,930   Sq Ft
 299   299A      C-1501A                       1997                     4,312   Sq Ft         100%
 ---   ---       ------                        ----                   -------   ---------     ---
 299   299B      C-1501B                       1997                     3,618   Sq Ft         100%
 300   300       169              360          1978                    23,537   Sq Ft          98%
 301   301       125              300          1990                    22,850   Sq Ft          95%
 302   302       121              360                                     130   Pads
 302   302A      121A                          1968                       105   Pads           77%
 ---   ---       ------                        ----                   -------   ---------     ---
 302   302B      121B                          1977                        25   Pads          100%
 303   303       C-2127           300          1964                        33   Units         100%
 304   304       C-2166           300          1971         1995           54   Units          98%
 305   305       C-2785           236          1996                    11,180   Sq Ft         100%
 306   306       200              360          1964         1997           46   Units          91%
 ---   ---       ------           ---          ----         ----      -------   ---------     ---
 307   307       C-2048           360          1986                        72   Units          94%
 308   308       158              300          1970                        79   Pads          100%
 309   309       C-3465           237          1997                     5,700   Sq Ft         100%
 310   310       C-2784           238          1996                    11,348   Sq Ft         100%
 311   311       57               360          1974         1984        7,646   Sq Ft         100%
 ---   ---       ------           ---          ----         ----      -------   ---------     ---
 312   312       51               300          1976                    63,095   Sq Ft          88%
 313   313       C-1765a          240          1973         1996          102   Rooms          33%
 314   314       C-2113           240          1970         1995           78   Rooms          60%
 315   315       C-1443           204          1973                    50,400   Sq Ft         100%
 316   316       C-2939           300          1978         1995       27,486   Sq Ft          99%
 ---   ---       ------           ---          ----         ----      -------   ---------     ---
 317   317       157              300          1979         1995       39,530   Sq Ft          97%
 318   318       C-1449           300          1965         1997       28,500   Sq Ft         100%
 319   319       84               300          1970                        76   Pads          100%
 320   320       61               300                                      51   Units
 320   320A      61A                           1920                        29   Units         100%
 ---   ---       ------                        ----                   -------   ---------     ---
 320   320B      61B                           1920                        22   Units         100%
 321   321       C-1589           360          1987                    49,134   Sq Ft          83%
 322   322       34               300          1948         1980           83   Pads           96%
 323   323       C-2195           240          1930         1985           38   Units         100%
 324   324       12               360          1990                    14,425   Sq Ft          97%
 ---   ---       ------           ---          ----                   -------   ---------     ---



                                ACTUAL ONGOING                                       LEASE      % OF
 LOAN   OCCUPANCY      U/W       CAPITAL ITEMS                                    EXPIRATION   TOTAL
   #      PERIOD    OCCUPANCY      DEPOSITS                 TENANT 1                DATE 1       SF
------ ----------- ----------- ---------------- -------------------------------- ------------ -------
 281     4/30/98        94%           260
 282      2/6/98        83%          0.11
 283    12/16/97        95%            50
 284     12/9/97        95%          0.15       Food Lion                        12/13/05        54
 285     3/16/98        95%          0.27       Kmart Corporation                4/6/03         100
 ---    --------        --           ----       -------------------------------- --------       ---
 286      5/7/98       100%          0.48       Rite Aid of Georgia, Inc.        4/25/17        100
 287     3/31/98        94%          0.15       Classic Tile                     11/30/01        39
 288     3/11/98        95%            52
 289      3/1/98        95%           250
 290      1/1/98        95%          0.35       Levine, Hirsch                   4/30/00         13
 ---    --------       ---           ----       -------------------------------- --------       ---
 291      1/1/98        88%          0.29       Knick Knack Craft Mall           10/29/00        32
 292     4/16/98        85%           253
 293     3/11/98        95%          0.12       Skechers USA, Inc.               6/30/07         67
 294    12/15/97        93%
 295     9/25/97        90%
 ---    --------       ---
 296     6/30/97        75%             5%
 297     3/25/98        95%          0.20       FDGM, Inc.                       2/28/01         55
 298     1/28/98        95%          0.32       New Liberty Insurance            9/30/01         18
 299                                 0.20
 299    12/20/97       100%                     U.S. Postal Service              11/2/16        100
 ---    --------       ---                      -------------------------------- --------       ---
 299    12/20/97       100%                     U.S. Postal Service              6/19/17        100
 300     12/8/97        95%          0.25       The Jag Group                    6/30/02         16
 301      3/1/98        90%          0.16       Riverside County Health Clinic   9/15/00         37
 302                                   50
 302    12/31/97        77%
 ---    --------       ---
 302    12/31/97        95%
 303      2/1/98        95%           288
 304    12/15/97        95%           250
 305      6/1/98       100%          0.15       Rite Aid                         9/1/16         100
 306     9/25/97        90%           187
 ---    --------       ---           ----
 307      2/1/98        90%           298
 308    12/31/97        95%
 309     2/19/98       100%          0.20       U.S. Postal Service              12/1/17        100
 310      6/1/98       100%          0.15       Rite Aid                         11/17/16       100
 311      4/1/98        94%          0.24       Seven Eleven                     5/31/03         34
 ---    --------       ---           ----       -------------------------------- --------       ---
 312     1/20/98        88%          0.22
 313    10/31/97        33%             5%
 314    12/31/97        60%             5%
 315     3/12/98        95%          0.20       Alloy & Stainless, Inc.          5/3110         100
 316      2/1/98        90%          0.18       Pub Set Inc.                     9/30/99          9
 ---    --------       ---           ----       -------------------------------- --------       ---
 317     3/31/98        91%          0.20       Protective Services, Inc.#3204   10/31/00        16
 318      4/1/98        92%          0.20       Hoosier Motor Club               8/31/02         17
 319    12/31/97        95%
 320                                  324
 320     10/3/97        95%
 ---    --------       ---
 320     10/3/97        95%
 321     12/1/97        83%          0.20       Pastene Food Companies           6/30/02         15
 322     1/31/98        95%            50
 323      3/1/98        90%           250
 324      4/2/98        85%          0.24       Diversified Transportation       10/31/00        26
 ---    --------       ---           ----       -------------------------------- --------       ---



                                            LEASE      % OF                                        LEASE     % OF
 LOAN                                    EXPIRATION   TOTAL                                     EXPIRATION   TOTAL
   #               TENANT 2                DATE 2       SF                TENANT 3                DATE 3      SF
------ -------------------------------- ------------ ------- --------------------------------- ------------ ------
 281
 282
 283
 284   Eckerd Drugs                     1/26/06        21    National Home Video of Sangaree   3/31/99        7
 285
 ---
 286
 287   Wilshire Coin                    12/1/02        25    Federal Express                   3/1/00         22
 288
 289
 290   Dr, Schwartz                     4/30/00        12    Dr. Miller                        12/31/01       11
 ---   -------------------------------- --------       --    --------------------------------- --------       --
 291   Flowers Baking                   7/31/99        19    Cretia's Collectibles             10/31/02       10
 292
 293   Olin Ctr for Internat'l Study    1/31/03        33
 294
 295
 ---
 296
 297   L.E. Balance Electrical          7/31/99        27    Standard Medical Imaging          11/30/02       18
 298   West Comp Insurance              2/26/01        13    Gyorkos & Fenton                  2/28/00        13
 299
 299
 ---
 299
 300   Henken Orthodontics              12/31/00       7     Jand Inc.                         6/30/99        6
 301   Riverside County Office of Ed.   1/17/99        14    Royal Liquor Market               1/16/99        11
 302
 302
 ---
 302
 303
 304
 305
 306
 ---
 307
 308
 309
 310
 311   Town Cleaners                    10/31/98       21    Donut King                        12/31/98       15
 ---   -------------------------------- --------       --    --------------------------------- --------       --
 312
 313
 314
 315
 316   Life Extension Foundation        11/30/98       5     Little Seamstress                 11/30/98       4
 ---   -------------------------------- --------       --    --------------------------------- --------       --
 317   Diamond & Jewelry #3268          7/31/98        7     Video Services #3768              4/30/02        7
 318   McGilvery's Pub                  3/31/03        12    Sun Shop                          3/31/02        9
 319
 320
 320
 ---
 320
 321   ISI/Checkpoint                   4/30/02        13    Greenefield, Altman, Brown        8/31/03        13
 322
 323
 324   Kirk Howell,CPA                  3/31/01        16    Diversified Transportation        10/31/00       15
 ---   -------------------------------- --------       --    --------------------------------- --------       --

 LOAN   CONTROL      CSFB
  NO.      #      CONTROL #               PROPERTY NAME/LOCATION                  TENANT/LEASE GUARANTOR
------ --------- ----------- ----------------------------------------------- --------------------------------
  20       20    CL4         American Restaurant Group-Summary               American Restaurant Group, Inc
  20      20A    CL4A        American Restaurant Group - Sacramento, CA      American Restaurant Group, Inc
  20      20B    CL4B        American Restaurant Group - El Cajun, CA        American Restaurant Group, Inc
  20      20C    CL4C        American Restaurant Group - Chula Vista, CA     American Restaurant Group, Inc
  20      20E    CL4E        American Restaurant Group - Modesto, CA         American Restaurant Group, Inc
  --      ---    ------      ----------------------------------------------- --------------------------------
  20      20G    CL4G        American Restaurant Group - Riverside, CA       American Restaurant Group, Inc
  20      20H    CL4H        American Restaurant Group - Buena Park, CA      American Restaurant Group, Inc
  20      20J    CL4J        American Restaurant Group - Lake Forest, CA     American Restaurant Group, Inc
  20      20N    CL4N        American Restaurant Group - Bakersfield, CA     American Restaurant Group, Inc
 141      141    CL6         Best Buy - Akron, OH                            Best Buy Co., Inc.
 ---      ---    ------      ----------------------------------------------- --------------------------------
 150      150    CL8         Best Buy - Columbia, SC                         Best Buy Co., Inc.
 161      161    CL11        Best Buy - Inver Grove Heights, MN              Best Buy Co., Inc.
 181      181    CL5         Best Buy - LaCrosse, WI                         Best Buy Co., Inc.
  90       90    CL10        Best Buy - Mayfield, OH                         Best Buy Co., Inc.
  77       77    CL13        Best Buy - Springfield, PA                      Best Buy Co., Inc.
 ---      ---    ------      ----------------------------------------------- --------------------------------
  32       32    CL9         Best Buy Dist. Ctr. - Staunton, VA              Best Buy Co., Inc.
  42       42    C-3012B     Circuit City Stores, Inc./Carmax - Fort Worth   Circuit City Stores, Inc.
  27       27    C-3012C     Circuit City Stores, Inc./Carmax - Miami        Circuit City Stores, Inc.
  25       25    C-3012A     Circuit City Stores, Inc./Carmax - Naperville   Circuit City Stores, Inc.
 152      152    CL17        CVS Pharmacy - Stoughton, MA                    CVS Corporation
 ---      ---    ------      ----------------------------------------------- --------------------------------
 246      246    CL18        CVS Pharmacy - Woodstock, Ga                    CVS Corporation
 109      109    CL19        Eagle Food- Geneva IL                           Eagle Food Centers, Inc.
 117      117    CL20        Eagle Food - Molina, IL                         Eagle Food Centers, Inc.
 235      235    C-3279      Eckerd Corporation - Forest Park                Eckerd Corp.
 241      241    CL22        Eckerd Pharmacy - Houma, LA                     Eckerd Corp.
 ---      ---    ------      ----------------------------------------------- --------------------------------
 211      211    CL21        Eckerd Pharmacy - Mary Esther, FL               Eckerd Corp.
  81       81    CL24        Elder-Beerman at Millcreek Mall, Erie, PA       Elder-Beerman Stores Corp.
  11       11    CL23        Elder-Beerman at the Dayton Mall, Dayton, OH    Elder-Beerman Stores Corp.
 177      177    CL14        Hoyts Cinemas - Concord, NH                     Hoyts Cinemas Limited
 198      198    CL15        Hoyts Cinemas - Hooksett, NH                    Hoyts Cinemas Limited
 ---      ---    ------      ----------------------------------------------- --------------------------------
  50       50    CL26        Hoyts Theatre - Linthicum, MD                   Hoyts Cinemas America Limited
  16       16    CL29        Kmart # 4987 - Carson, CA                       Kmart Corp.
  58       58    CL30        Kmart # 3639 - Inglewood, CA                    Kmart Corp.
  17       17    CL28        Kmart # 4986 - Virginia Beach                   Kmart Corp.
  46       46    CL25        Fortunoff Backyard Store - Paramus, NJ          M. Fortunoff of Westbury Corp.
 ---      ---    ------      ----------------------------------------------- --------------------------------
 222      222    CL31        Office Depot - College Twp PA                   Office Depot, Inc.
 112      112    CL32        Office Depot - Paramus, NJ                      Office Depot, Inc.
 172      172    CL33        PETsMART No. 102 - Aliso Viejo, CA              PETsMart, Inc.
 219      219    CL34        PETsMART No. 145 - Prescott, AZ                 PETsMart, Inc.
 165      165    CL35        PETsMART No. 157 - Glendale, AZ                 PETsMart, Inc.
 ---      ---    ------      ----------------------------------------------- --------------------------------
 196      196    CL36        PETsMART No. 239 - Bannister, MO                PETsMart, Inc.
 178      178    CL37        PETsMART No. 475 - Downer's Grove, IL           PETsMart, Inc.
 179      179    CL38        PETsMART No. 586 - North Fayette, PA            PETsMart, Inc.
 212      212    CL39        PETsMART No. 648 - Murphreesboro, TN            PETsMart, Inc.
 193      193    CL40        PETsMART No. 685 - Roseville, MI                PETsMart, Inc.
 ---      ---    ------      ----------------------------------------------- --------------------------------
 207      207    CL41        PETsMART No. 686 - Commerce, MI                 PETsMart, Inc.
 176      176    CL42        PETsMART No. 688 - Northville, MI               PETsMart, Inc.
 185      185    CL43        PETsMART No. 689 - Taylor, MI                   PETsMart, Inc.
  39       39    CL16        Cobb Theaters - Tampa, FL                       R. C. Cobb, Inc.
 249      249    CL52        Rite Aid - Auburn Hills, MI                     Rite Aid Corporation
 ---      ---    ------      ----------------------------------------------- --------------------------------



                             TENANT/LEASE GUARANTOR RATING                         CUT-OFF DATE
 LOAN  --------------------------------------------------------------------------    PRINCIPAL      LEASED
  NO.               PROPERTY TYPE              MOODY'S    S&P      LEASE TYPE         BALANCE      VALUE (1)   LEASED LTV
------ -------------------------------------- --------- ------ ------------------ -------------- ------------ ------------
  20   Food Service                           B3        B      Bondable Lease       18,546,279    20,315,000        91
  20   Food Service                           B3        B      Bondable Lease        1,524,602     1,670,000        91
  20   Food Service                           B3        B      Bondable Lease        2,382,761     2,610,000        91
  20   Food Service                           B3        B      Bondable Lease        2,629,253     2,880,000        91
  20   Food Service                           B3        B      Bondable Lease        2,350,808     2,575,000        91
  --   -------------------------------------- ----      ------ ------------------   ----------    ----------        --
  20   Food Service                           B3        B      Bondable Lease        2,464,925     2,700,000        91
  20   Food Service                           B3        B      Bondable Lease        2,177,350     2,385,000        91
  20   Food Service                           B3        B      Bondable Lease        2,305,161     2,525,000        91
  20   Food Service                           B3        B      Bondable Lease        2,711,418     2,970,000        91
 141   Electronics                            Ba3       BB-    Triple Net Lease      4,579,531     4,800,000        95
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------        --
 150   Electronics                            Ba3       BB-    Triple Net Lease      4,469,298     4,500,000        99
 161   Electronics                            Ba3       BB-    Triple Net Lease      4,142,785     4,000,000       104
 181   Electronics                            Ba3       BB-    Triple Net Lease      3,597,915     3,800,000        95
  90   Electronics                            Ba3       BB-    Triple Net Lease      7,558,145     8,100,000        93
  77   Electronics                            Ba3       BB-    Triple Net Lease      8,656,976     9,300,000        93
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------       ---
  32   Distribution Center                    Ba3       BB-    Triple Net Lease     16,154,318    16,500,000        98
  42   Electronics                                             Bondable Lease       13,463,517    13,800,000        98
  27   Electronics                                             Bondable Lease       16,401,012    16,800,000        98
  25   Electronics                                             Bondable Lease       16,890,594    17,300,000        98
 152   Drug                                   A3        A-     Double Net Lease      4,420,015     4,420,000       100
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------       ---
 246   Drug                                   A3        A-     Double Net Lease      2,232,279     2,200,000       101
 109   Grocery                                B1        B+     Triple Net Lease      6,104,894     6,300,000        97
 117   Grocery                                B1        B+     Triple Net Lease      5,673,660     5,800,000        98
 235   Drug                                             A      Double Net Lease      2,391,354     2,500,000        96
 241   Drug                                             A      Triple Net Lease      2,290,248     2,300,000       100
 ---   --------------------------------------           ------ ------------------   ----------    ----------       ---
 211   Drug                                             A      Triple Net Lease      2,867,198     3,100,000        92
  81   Department Stores                                       Bondable Lease        8,490,238     8,500,000        96
  11   Department Stores                                       Bondable Lease       27,509,152    29,100,000        96
 177   Entertainment                                    BB     Triple Net Lease      3,733,234     4,000,000        93
 198   Entertainment                                    BB     Triple Net Lease      3,185,239     3,400,000        93
 ---   --------------------------------------           ------ ------------------   ----------    ----------       ---
  50   Entertainment                                    BB     Triple Net Lease     11,740,441    12,100,000        97
  16   Discount & General Merchandise Store   Ba3       BB     Bondable Lease       20,814,442    21,200,000        98
  58   Discount & General Merchandise Store   Ba3       BB     Bondable Lease       10,634,081    12,200,000        87
  17   Discount & General Merchandise Store   Ba3       BB     Bondable Lease       20,300,506    20,500,000        99
  46   Discount & General Merchandise Store   Ba3       BB     Triple Net Lease     12,603,934    14,200,000        89
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------       ---
 222   Office Products                                  BB+    Triple Net Lease      2,560,318     2,600,000        98
 112   Office Products                                  BB+    Triple Net Lease      5,898,234     6,050,000        97
 172   Discount & General Merchandise Store   B2***     B+     Bondable Lease        3,846,309     3,900,000        99
 219   Discount & General Merchandise Store   B2        B+     Bondable Lease        2,692,151     2,700,000        99
 165   Discount & General Merchandise Store   B2        B+     Bondable Lease        4,025,692     4,200,000        96
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------       ---
 196   Discount & General Merchandise Store   B2        B+     Bondable Lease        3,189,766     3,300,000        97
 178   Discount & General Merchandise Store   B2        B+     Bondable Lease        3,689,244     3,700,000       100
 179   Discount & General Merchandise Store   B2        B+     Bondable Lease        3,689,244     3,700,000       100
 212   Discount & General Merchandise Store   B2        B+     Bondable Lease        2,791,860     2,800,000       100
 193   Discount & General Merchandise Store   B2        B+     Bondable Lease        3,290,407     3,300,000       100
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------       ---
 207   Discount & General Merchandise Store   B2        B+     Bondable Lease        2,975,899     3,100,000        96
 176   Discount & General Merchandise Store   B2        B+     Bondable Lease        3,788,953     3,800,000       100
 185   Discount & General Merchandise Store   B2        B+     Bondable Lease        3,390,116     3,400,000       100
  39   Entertainment                          Ba2       BB-    Triple Net Lease     13,636,651    14,000,000        97
 249   Drug                                   Baa1      BBB+   Double Net Lease      2,198,478     2,300,000        96
 ---   -------------------------------------- ----      ------ ------------------   ----------    ----------       ---



 LOAN      DARK
  NO.    VALUE (2)   DARK LTV
------ ------------ ---------
  20    17,290,000     107
  20     1,190,000     128
  20     2,160,000     110
  20     2,400,000     109
  20     2,185,000     108
  --    ----------     ---
  20     2,435,000     101
  20     2,100,000     103
  20     2,145,000     107
  20     2,675,000     101
 141     3,800,000     121
 ---    ----------     ---
 150     3,700,000     121
 161     3,400,000     122
 181     3,000,000     120
  90     5,700,000     133
  77     7,100,000     122
 ---    ----------     ---
  32    13,500,000     120
  42     9,600,000     140
  27    10,900,000     150
  25    10,700,000     158
 152     3,800,000     116
 ---    ----------     ---
 246     1,750,000     128
 109     4,900,000     125
 117     4,500,000     126
 235     2,000,000     120
 241     1,800,000     127
 ---    ----------     ---
 211     2,200,000     130
  81     6,600,000     161
  11    15,800,000     161
 177     3,000,000     121
 198     2,700,000     121
 ---    ----------     ---
  50     9,500,000     124
  16    17,400,000     120
  58     9,700,000     110
  17    16,600,000     122
  46     7,700,000     164
 ---    ----------     ---
 222     2,100,000     122
 112     4,700,000     125
 172     3,200,000     121
 219     2,200,000     121
 165     3,500,000     115
 ---    ----------     ---
 196     2,700,000     118
 178     3,000,000     123
 179     3,000,000     123
 212     2,300,000     122
 193     2,700,000     122
 ---    ----------     ---
 207     2,500,000     119
 176     3,100,000     122
 185     2,700,000     126
  39    11,400,000     120
 249     2,000,000     110
 ---    ----------     ---

(1) Leased Value represents the Value of the Mortgaged Property as encumbered by the related Credit Lease.

(2) Dark Value represents the Value of the Mortgaged Property assuming the Mortgaged Property is vacant and not encumbered by the related Credit Lease.

(3) The DSCR shown is the DSCR taking into account the increase in the annual net rent and annual debt service on the related Step Date of Debt Service shown on this schedule.

 LOAN   CONTROL      CSFB
  NO.      #      CONTROL #           PROPERTY NAME/LOCATION              TENANT/LEASE GUARANTOR
------ --------- ----------- --------------------------------------- --------------------------------
275       275    CL45        Rite Aid - Auburn, ME                   Rite Aid Corporation
259       259    CL46        Rite Aid - Cleveland, OH                Rite Aid Corporation
171       171    CL50        Rite Aid Macon & College Park Summary   Rite Aid Corporation
171       171A   CL50A       Rite Aid - Macon, GA                    Rite Aid Corporation
171       171B   CL50B       Rite Aid - College Park, GA             Rite Aid Corporation
---       ---    ------      --------------------------------------- --------------------------------
279       279    CL49        Rite Aid - Hazel Park, MI               Rite Aid Corporation
247       247    CL48        Rite Aid - Melvindale, MI               Rite Aid Corporation
286       286    CL47        Rite Aid - Morrow, GA                   Rite Aid Corporation
215       215    CL51        Rite Aid - Washington, MI               Rite Aid Corporation
180       180    C-2792      Rite Aid Corporation - Baltimore        Rite Aid Corporation
---       ---    ------      --------------------------------------- --------------------------------
276       276    C-2790      Rite Aid Corporation - Canton           Rite Aid Corporation
200       200    C-2791      Rite Aid Corporation - Cleveland        Rite Aid Corporation
248       248    C-2789      Rite Aid Corporation - Garettsville     Rite Aid Corporation
305       305    C-2785      Rite Aid Corporation - Monticello       Rite Aid Corporation
310       310    C-2784      Rite Aid Corporation - Mount Morris     Rite Aid Corporation
---       ---    ------      --------------------------------------- --------------------------------
54         54    CL54        Shemin Nursery Portfolio Summary        Shemin Nurseries, Inc.
54        54A    CL54A       Shemin Nursery - Mahwah, NJ             Shemin Nurseries, Inc.
54        54B    CL54B       Shemin Nursery - Burtonsville, MD       Shemin Nurseries, Inc.
54        54C    CL54C       Shemin Nursery - Addison, IL            Shemin Nurseries, Inc.
54        54D    CL54D       Shemin Nursery - Taylor, MI             Shemin Nurseries, Inc.
---       ---    ------      --------------------------------------- --------------------------------
54        54E    CL54E       Shemin Nursery - Oaks, PA               Shemin Nurseries, Inc.
54        54F    CL54F       Shemin Nursery - Hudson, MA             Shemin Nurseries, Inc.
105       105    CL55        United Artists - Camarillo, CA          United Artists Theatre Circuit
239       239    CL56        Walgreen Co. - Bedford, TX              Walgreen Co.
223       223    C-2788      Winn-Dixie Stores, Inc. - Auburn        Winn-Dixie Stores, Inc.
---       ---    ------      --------------------------------------- --------------------------------
187       187    C-2787      Winn-Dixie Stores, Inc. - Bunkie        Winn-Dixie Stores, Inc.
151       151    C-3261      Winn-Dixie Stores, Inc. - Selma         Winn-Dixie Stores, Inc.
---       ---    ------      --------------------------------------- --------------------------------



                  TENANT/LEASE GUARANTOR RATING             CUT-OFF DATE
 LOAN  ---------------------------------------------------    PRINCIPAL       LEASED                     DARK
  NO.   PROPERTY TYPE   MOODY'S    S&P      LEASE TYPE         BALANCE      VALUE (1)    LEASED LTV    VALUE (2)   DARK LTV
------ --------------- --------- ------ ------------------ -------------- ------------- ------------ ------------ ---------
275    Drug            Baa1      BBB+   Double Net Lease      1,792,879     2,000,000         90       1,800,000     100
259    Drug            Baa1      BBB+   Double Net Lease      2,026,436     2,200,000         92       1,800,000     113
171    Drug            Baa1      BBB+   Double Net Lease      3,884,658     4,200,000         92       3,300,000     118
171    Drug            Baa1      BBB+   Double Net Lease      1,757,345     1,900,000         92       1,500,000     117
171    Drug            Baa1      BBB+   Double Net Lease      2,127,313     2,300,000         92       1,800,000     118
---    --------------- ----      ---    ------------------    ---------     ---------         --       ---------     ---
279    Drug            Baa1      BBB+   Double Net Lease      1,745,647     1,700,000        103       1,400,000     125
247    Drug            Baa1      BBB+   Double Net Lease      2,226,480     2,200,000        101       1,800,000     124
286    Drug            Baa1      BBB+   Double Net Lease      1,592,986     1,700,000         94       1,360,000     117
215    Drug            Baa1      BBB+   Double Net Lease      2,736,245     2,800,000         98       2,200,000     124
180    Drug            Baa1      BBB+   Bondable Lease        3,607,480     3,680,000         98       2,880,000     125
---    --------------- ----      ---    ------------------    ---------     ---------        ---       ---------     ---
276    Drug            Baa1      BBB+   Bondable Lease        1,768,742     1,825,000         97       1,300,000     136
200    Drug            Baa1      BBB+   Bondable Lease        3,174,044     3,275,000         97       2,000,000     159
248    Drug            Baa1      BBB+   Bondable Lease        2,204,870     2,275,000         97       1,500,000     147
305    Drug            Baa1      BBB+   Double Net Lease      1,292,665     1,550,000         83       1,350,000      96
310    Drug            Baa1      BBB+   Double Net Lease      1,179,598     1,400,000         84       1,195,000      99
---    --------------- ----      ---    ------------------    ---------     ---------        ---       ---------     ---
54     Agriculture                      Bondable Lease       11,390,457    17,575,000         65      13,645,000      83
54     Agriculture                      Bondable Lease        2,268,370     3,500,000         65       2,650,000      86
54     Agriculture                      Bondable Lease        1,847,101     2,850,000         65       1,220,000     151
54     Agriculture                      Bondable Lease        4,147,876     6,400,000         65       5,250,000      79
54     Agriculture                      Bondable Lease          437,471       675,000         65         475,000      92
---    ---------------                  ------------------   ----------    ----------        ---      ----------     ---
54     Agriculture                      Bondable Lease        1,458,238     2,250,000         65       1,550,000      94
54     Agriculture                      Bondable Lease        1,231,401     1,900,000         65       2,500,000      49
105    Entertainment             B+     Double Net Lease      6,480,848     7,100,000         91       5,800,000     112
239    Drug            Aa3       A+     Double Net Lease      2,303,898     2,500,000         92       2,000,000     115
223    Grocery         P-1       A-1    Double Net Lease      2,537,596     3,350,000         76       2,780,000      91
---    --------------- ----      ---    ------------------   ----------    ----------        ---      ----------     ---
187    Grocery         P-1       A-1    Triple Net Lease      3,375,192     3,950,000         85       3,340,000     101
151    Grocery         P-1       A-1    Double Net Lease      4,441,452     4,750,000         94       3,700,000     120
---    --------------- ----      ---    ------------------   ----------    ----------        ---      ----------     ---

                                                          EXPIRATION OF  CUT-OFF DATE   CUT-OFF DATE
 LOAN   CONTROL      CSFB      BALLOON        STATED         PRIMARY        ANNUAL         ANNUAL
  NO.      #      CONTROL #     AMOUNT    MATURITY DATE    LEASE TERM    DEBT SERVICE     NET RENT       DSCR
------ --------- ----------- ----------- --------------- -------------- -------------- -------------- ---------
 20        20    CL4                          5/11/23                      1,855,964      1,937,300       1.04
 20       20A    CL4A                                        5/31/23                      1,937,300
 20       20B    CL4B                                         6/1/23
 20       20C    CL4C                                         6/1/23
 20       20E    CL4E                                         6/1/23
 ---      ---    ------                                      -------
 20       20G    CL4G                                         6/1/23
 20       20H    CL4H                                         6/1/23
 20       20J    CL4J                                         6/1/23
 20       20N    CL4N                                         6/1/23
 141      141    CL6          1,440,000       2/11/18        2/26/18         420,000        420,000       1.00
 ---      ---    ------       ---------       -------        -------       ---------      ---------       ----
 150      150    CL8          1,400,000       2/11/18        2/26/18         410,000        410,000       1.00
 161      161    CL11         1,300,000       2/11/18        2/26/18         380,000        380,000       1.00
 181      181    CL5          1,130,000       2/11/18        2/26/18         330,000        330,000       1.00
 90        90    CL10         1,550,000       2/11/18        2/26/18         710,000        710,000       1.00
 77        77    CL13         2,425,000       2/11/18        2/26/18         800,000        800,000       1.00
 ---      ---    ------       ---------       -------        -------       ---------      ---------       ----
 32        32    CL9          8,374,898      12/11/17       11/30/17       1,499,114      1,509,200       1.01
 42        42    C-3012B                      5/31/20        5/31/20       1,255,375      1,255,375       1.00
 27        27    C-3012C                      5/31/20        5/31/20       1,529,275      1,529,275       1.00
 25        25    C-3012A                      5/31/20        5/31/20       1,574,925      1,574,925       1.00
 152      152    CL17                         1/11/19        1/31/19         353,619        370,797       1.05
 ---      ---    ------                      --------       --------       ---------      ---------       ----
 246      246    CL18           695,000       1/11/18        1/31/18         169,088        172,116       1.02
 109      109    CL19         1,921,872       4/11/20        4/30/20         567,434        582,400       1.03
 117      117    CL20         1,927,329       4/11/20        4/30/20         525,210        540,800       1.03
 235      235    C-3279         700,000        1/1/18         2/3/18         203,013        205,043       1.01
 241      241    CL22                         1/11/16       10/21/17         200,968        200,968       1.00
 ---      ---    ------                      --------       --------       ---------      ---------       ----
 211      211    CL21                        12/11/17       12/17/17         258,058        259,926       1.01
 81        81    CL24         2,300,027       1/11/21        1/31/21         782,513        790,081       1.00
 11        11    CL23         6,000,000       3/11/18        3/31/18       2,682,539      2,682,539       1.00
 177      177    CL14                         1/11/23        1/31/23         351,626        388,359       1.10
 198      198    CL15                         1/11/23        1/31/23         300,009        331,456       1.10
 ---      ---    ------                      --------       --------       ---------      ---------       ----
 50        50    CL26                         1/11/23        1/31/23       1,002,495      1,083,875       1.08
 16        16    CL29                         11/1/22       10/31/22       1,979,927      1,979,927       1.00
 58        58    CL30                         11/1/22       10/31/22       1,011,543      1,011,543       1.00
 17        17    CL28                         11/1/22       10/31/22       1,931,040      1,931,040       1.00
 46        46    CL25                         3/11/13        4/30/13       1,240,199      1,290,199       1.04
 ---      ---    ------                      --------       --------       ---------      ---------       ----
 222      222    CL31                         3/11/16        3/30/16         220,000        220,000       1.00
 112      112    CL32                         9/11/16        9/29/16         494,000        495,000       1.00
 172      172    CL33         3,430,038       1/11/08        1/10/18         364,827        364,827       1.00
 219      219    CL34         2,400,788       1/11/08        1/10/18         255,354        255,354       1.00
 165      165    CL35         3,590,007       1/11/08        1/10/18         381,842        381,842       1.00
 ---      ---    ------       ---------      --------       --------       ---------      ---------       ----
 196      196    CL36         2,844,550       1/11/08        1/10/18         302,553        302,553       1.00
 178      178    CL37         3,289,970       1/11/08        1/10/18         349,929        349,929       1.00
 179      179    CL38         3,289,970       1/11/08        1/10/18         349,929        349,929       1.00
 212      212    CL39         2,489,708       1/11/08        1/10/18         264,811        264,811       1.00
 193      193    CL40         2,934,298       1/11/08        1/10/18         312,099        312,099       1.00
 ---      ---    ------       ---------      --------       --------       ---------      ---------       ----
 207      207    CL41         2,653,829       1/11/08        1/10/18         282,268        282,268       1.00
 176      176    CL42         3,378,888       1/11/08        1/10/18         359,387        359,387       1.00
 185      185    CL43         3,023,216       1/11/08        1/10/18         321,557        321,557       1.00
 39        39    CL16                        10/11/22       10/31/22       1,283,966      1,318,512       1.03
 249      249    CL52                         3/11/23        3/31/23         182,254        182,254       1.00
 ---      ---    ------                      --------       --------       ---------      ---------       ----



         FIRST STEP     FIRST STEP     FIRST STEP   FIRST STEP    SECOND STEP    SECOND STEP   SECOND STEP
 LOAN   DATE OF DEBT    DATE ANNUAL   DATE ANNUAL      DATE         DATE OF      DATE ANNUAL   DATE ANNUAL    SECOND STEP
  NO.      SERVICE     DEBT SERVICE     NET RENT     DSCR (3)    DEBT SERVICE   DEBT SERVICE     NET RENT    DATE DSCR (3)
------ -------------- -------------- ------------- ------------ -------------- -------------- ------------- --------------
 20
 20
 20
 20
 20
 ---
 20
 20
 20
 20
 141
 ---
 150
 161
 181
 90
 77
 ---
 32        1/11/03       1,574,070     1,584,660   1.01             1/11/08       1,652,773     1,663,893   1.01
 42
 27
 25
 152       7/11/03         389,668       408,597   1.05             7/11/08         429,321       450,177   1.05
 ---       -------       ---------     ---------   ----             -------       ---------     ---------   ----
 246       2/11/03         182,858       185,895   1.02             2/11/08         197,729       200,767   1.02
 109
 117
 235        2/1/03         210,497       212,542   1.01              2/1/08         215,951       217,986   1.01
 241      11/11/02         206,422       206,422   1.00            11/11/07         211,876       211,876   1.00
 ---      --------       ---------     ---------   ----            --------       ---------     ---------   ----
 211       1/11/03         263,472       263,492   1.01             1/11/08         268,887       270,834   1.01
 81        5/11/03         832,594       832,594   1.00             5/11/08         885,880       885,880   1.00
 11        4/11/03       2,854,222     2,854,222   1.00             4/11/08       3,036,892     3,036,892   1.00
 177       2/11/10         351,626       434,962   1.24
 198       2/11/10         300,009       371,231   1.24
 ---      --------       ---------     ---------   ----
 50        2/11/03       1,060,618     1,147,125   1.08             2/11/08       1,239,158     1,339,750   1.08
 16
 58
 17
 46        6/11/99       1,278,905     1,328,905   1.04             6/11/00       1,317,772     1,368,772   1.04
 ---      --------       ---------     ---------   ----            --------       ---------     ---------   ----
 222       4/11/01         253,000       253,000   1.00             4/11/06         290,950       290,950   1.00
 112      10/11/01         568,250       568,250   1.00            10/11/06         653,637       653,637   1.00
 172
 219
 165
 ---
 196
 178
 179
 212
 193
 ---
 207
 176
 185
 39       11/11/02       1,322,484     1,358,062   1.03            11/11/07       1,362,159     1,398,804   1.03
 249
 ---

                                                          EXPIRATION OF  CUT-OFF DATE   CUT-OFF DATE
 LOAN   CONTROL      CSFB      BALLOON        STATED         PRIMARY        ANNUAL         ANNUAL
  NO.      #      CONTROL #     AMOUNT    MATURITY DATE    LEASE TERM    DEBT SERVICE     NET RENT       DSCR
------ --------- ----------- ----------- --------------- -------------- -------------- -------------- ---------
 275      275       CL45                     10/11/17       10/31/17         169,017        177,468       1.05
 259      259       CL46                      7/11/17        8/31/17         184,731        184,731       1.00
 171      171       CL50                      9/11/17                        372,066        372,066       1.00
 171      171A     CL50A                      9/11/17        7/15/17         164,345        164,345       1.00
 171      171B     CL50B                      9/11/17        7/15/17         204,398        207,398       1.00
 ---      ---      ------                    --------       --------         -------        -------       ----
 279      279       CL49                      5/11/22        5/31/22         148,777        163,451       1.10
 247      247       CL48                      3/11/22        3/31/22         191,893        193,350       1.01
 286      286       CL47                      4/11/17        4/25/17         150,273        150,273       1.00
 215      215       CL51                     12/11/22       12/31/22         227,329        227,330       1.00
 180      180      C-2792                     12/1/19       12/01/19         335,000        335,000       1.00
 ---      ---      ------                    --------       --------         -------        -------       ----
 276      276      C-2790                     12/1/19       12/01/19         164,250        164,250       1.00
 200      200      C-2791                     12/1/19       12/01/19         294,750        294,750       1.00
 248      248      C-2789                     12/1/19       12/01/19         204,750        204,750       1.00
 305      305      C-2785                      9/1/16        9/01/16         136,214        149,331       1.10
 310      310      C-2784                     11/1/16       11/17/16         125,111        131,455       1.05
 ---      ---      ------                    --------       --------         -------        -------       ----
 54        54       CL54                      2/11/17                      1,218,274      1,584,000       1.30
 54       54A      CL54A                                     2/28/17                        360,000
 54       54B      CL54B                                     2/28/17                        360,000
 54       54C      CL54C                                     2/28/17                        324,000
 54       54D      CL54D                                     2/28/17                        120,000
 ---      ---      ------                                   --------                      ---------
 54       54E      CL54E                                     2/28/17                        240,000
 54       54F      CL54F                                     2/28/17                        180,000
 105      105       CL55                     12/11/15       12/31/15         607,855        607,855       1.00
 239      239       CL56                      8/11/16        8/31/56         220,812        220,812       1.00
 223      223      C-2788                      2/1/15        3/01/15         285,212        296,929       1.04
 ---      ---      ------                    --------       --------       ---------      ---------       ----
 187      187      C-2787                      2/1/17        2/26/17         354,950        375,320       1.06
 151      151      C-3261    1,360,000         2/1/18        2/25/18         388,901        394,790       1.02
 ---      ---      ------    ---------       --------       --------       ---------      ---------       ----



         FIRST STEP     FIRST STEP     FIRST STEP   FIRST STEP    SECOND STEP    SECOND STEP   SECOND STEP
 LOAN   DATE OF DEBT    DATE ANNUAL   DATE ANNUAL      DATE         DATE OF      DATE ANNUAL   DATE ANNUAL    SECOND STEP
  NO.      SERVICE     DEBT SERVICE     NET RENT     DSCR (3)    DEBT SERVICE   DEBT SERVICE     NET RENT    DATE DSCR (3)
------ -------------- -------------- ------------- ------------ -------------- -------------- ------------- --------------
 275
 259
 171      7/11/17        235,940       235,940     1.00            8/11/17        203,270       203,270     1.00
 171
 171
 ---
 279
 247
 286
 215
 180
 ---
 276
 200
 248
 305
 310
 ---
 54
 54
 54
 54
 54
 ---
 54
 54
 105      4/11/01        676,228       752,101     1.11            4/11/06        750,634       826,507     1.10
 239
 223
 ---
 187
 151
 ---

                               THIRD STEP     THIRD STEP     THIRD STEP   THIRD STEP
 LOAN   CONTROL      CSFB        DATE OF      DATE ANNUAL   DATE ANNUAL      DATE
  NO.      #      CONTROL #   DEBT SERVICE   DEBT SERVICE     NET RENT     DSCR (3)
------ --------- ----------- -------------- -------------- ------------- ------------
  20       20    CL4
  20      20A    CL4A
  20      20B    CL4B
  20      20C    CL4C
  20      20E    CL4E
  --      ---    ------
  20      20G    CL4G
  20      20H    CL4H
  20      20J    CL4J
  20      20N    CL4N
 141      141    CL6
 ---      ---    ------
 150      150    CL8
 161      161    CL11
 181      181    CL5
  90       90    CL10
  77       77    CL13
 ---      ---    ------
  32       32    CL9             1/11/13       1,735,412     1,747,088   1.01
  42       42    C-3012B
  27       27    C-3012C
  25       25    C-3012A
 152      152    CL17            7/11/13         472,940       495,939   1.05
 ---      ---    ------          -------       ---------     ---------   ----
 246      246    CL18            2/11/13         213,790       216,828   1.01
 109      109    CL19
 117      117    CL20
 235      235    C-3279           2/1/13         221,238       223,450   1.01
 241      241    CL22           11/11/12         217,330       217,330   1.00
 ---      ---    ------         --------       ---------     ---------   ----
 211      211    CL21            1/11/13         276,288       276,288   1.00
  81       81    CL24            5/11/13         942,576       942,576   1.00
  11       11    CL23            4/11/13       3,231,253     3,231,253   1.00
 177      177    CL14
 198      198    CL15
 ---      ---    ------
  50       50    CL26            2/11/13       1,318,932     1,426,000   1.08
  16       16    CL29
  58       58    CL30
  17       17    CL28
  46       46    CL25            6/11/01       1,358,835     1,409,835   1.04
 ---      ---    ------         --------       ---------     ---------   ----
 222      222    CL31            4/11/11         334,592       334,592   1.00
 112      112    CL32           10/11/11         751,832       751,832   1.00
 172      172    CL33
 219      219    CL34
 165      165    CL35
 ---      ---    ------
 196      196    CL36
 178      178    CL37
 179      179    CL38
 212      212    CL39
 193      193    CL40
 ---      ---    ------
 207      207    CL41
 176      176    CL42
 185      185    CL43
  39       39    CL16           11/11/12       1,403,023     1,440,768   1.03
 249      249    CL52
 ---      ---    ------



         FOURTH STEP    FOURTH STEP   FOURTH STEP   FOURTH STEP    FIFTH STEP     FIFTH STEP     FIFTH STEP   FIFTH STEP
 LOAN      DATE OF      DATE ANNUAL   DATE ANNUAL       DATE         DATE OF      DATE ANNUAL   DATE ANNUAL      DATE
  NO.   DEBT SERVICE   DEBT SERVICE     NET RENT      DSCR (3)    DEBT SERVICE   DEBT SERVICE     NET RENT     DSCR (3)
------ -------------- -------------- ------------- ------------- -------------- -------------- ------------- ------------
  20
  20
  20
  20
  20
  --
  20
  20
  20
  20
 141
 ---
 150
 161
 181
  90
  77
 ---
  32
  42
  27
  25
 152
 ---
 246
 109
 117
 235
 241      10/11/17         147,224       147,224   1.00
 ---      --------         -------       -------   ----
 211
  81
  11
 177
 198
 ---
  50       2/11/18       1,398,706     1,512,252   1.08
  16
  58
  17
  46       6/11/02       1,401,132     1,452,132   1.04             6/11/03       1,444,692     1,495,692    1.04
 ---      --------       ---------     ---------   ----             -------       ---------     ---------    ----
 222
 112       9/11/16         726,771       726,771   1.00
 172
 219
 165
 ---
 196
 178
 179
 212
 193
 ---
 207
 176
 185
  39      11/11/17       1,445,115     1,483,991   1.03
 249
 ---



         SIXTH STEP     SIXTH STEP     SIXTH STEP   SIXTH STEP
 LOAN      DATE OF      DATE ANNUAL   DATE ANNUAL      DATE
  NO.   DEBT SERVICE   DEBT SERVICE     NET RENT     DSCR (3)
------ -------------- -------------- ------------- ------------
  20
  20
  20
  20
  20
  --
  20
  20
  20
  20
 141
 ---
 150
 161
 181
  90
  77
 ---
  32
  42
  27
  25
 152
 ---
 246
 109
 117
 235
 241
 ---
 211
  81
  11
 177
 198
 ---
  50
  16
  58
  17
  46      6/11/04       1,489,560     1,540,565    1.03
 ---      -------       ---------     ---------    ----
 222
 112
 172
 219
 165
 ---
 196
 178
 179
 212
 193
 ---
 207
 176
 185
  39
 249
 ---

                               THIRD STEP     THIRD STEP     THIRD STEP   THIRD STEP
 LOAN   CONTROL      CSFB        DATE OF      DATE ANNUAL   DATE ANNUAL      DATE
  NO.      #      CONTROL #   DEBT SERVICE   DEBT SERVICE     NET RENT     DSCR (3)
------ --------- ----------- -------------- -------------- ------------- ------------
 275      275       CL45
 259      259       CL46
 171      171       CL50        9/11/17          47,914        47,914    1.00
 171      171A     CL50A
 171      171B     CL50B
 ---      ---      ------
 279      279       CL49
 247      247       CL48
 286      286       CL47
 215      215       CL51
 180      180      C-2792
 ---      ---      ------
 276      276      C-2790
 200      200      C-2791
 248      248      C-2789
 305      305      C-2785
 310      310      C-2784
 ---      ---      ------
  54       54       CL54
  54      54A      CL54A
  54      54B      CL54B
  54      54C      CL54C
  54      54D      CL54D
 ---      ---      ------
  54      54E      CL54E
  54      54F      CL54F
 105      105       CL55        4/11/11         835,094       910,967    1.09
 239      239       CL56
 223      223      C-2788
 ---      ---      ------
 187      187      C-2787
 151      151      C-3261
 ---      ---      ------



         FOURTH STEP    FOURTH STEP   FOURTH STEP   FOURTH STEP    FIFTH STEP     FIFTH STEP     FIFTH STEP   FIFTH STEP
 LOAN      DATE OF      DATE ANNUAL   DATE ANNUAL       DATE         DATE OF      DATE ANNUAL   DATE ANNUAL      DATE
  NO.   DEBT SERVICE   DEBT SERVICE     NET RENT      DSCR (3)    DEBT SERVICE   DEBT SERVICE     NET RENT     DSCR (3)
------ -------------- -------------- ------------- ------------- -------------- -------------- ------------- ------------
 275
 259
 171
 171
 171
 ---
 279
 247
 286
 215
 180
 ---
 276
 200
 248
 305
 310
 ---
  54
  54
  54
  54
  54
 ---
  54
  54
 105
 239
 223
 ---
 187
 151
 ---



         SIXTH STEP     SIXTH STEP     SIXTH STEP   SIXTH STEP
 LOAN      DATE OF      DATE ANNUAL   DATE ANNUAL      DATE
  NO.   DEBT SERVICE   DEBT SERVICE     NET RENT     DSCR (3)
------ -------------- -------------- ------------- ------------
 275
 259
 171
 171
 171
 ---
 279
 247
 286
 215
 180
 ---
 276
 200
 248
 305
 310
 ---
  54
  54
  54
  54
  54
 ---
  54
  54
 105
 239
 223
 ---
 187
 151
 ---

 LOAN   CONTROL
   #     NUMBER   LOAN ID             DEAL NAME                      PROPERTY NAME
------ --------- --------- ------------------------------- --------------------------------
18      159AA       159    Pantzer Cross-Summary           Pantzer Cross-Summary
18a     159AA1      159    Pantzer Cross--Summary          Sandalwood Apartments
18b     159AA2      159    Pantzer Cross--Summary          Cedar Tree Apartments
18c     159AA3      159    Pantzer Cross--Summary          Oaktree Apartments
24        92         92    Essex/Brookdale Summary         Essex/Brookdale Summary
24a      92A         92    Essex/Brookdale Summary         Brookdale Gardens Condominiums
24b      92B         92    Essex/Brookdale Summary         Essex House Apartments
26       159G       159    Pantzer Portfolio               Top of the Hill Apartments
28       159H       159    Pantzer Portfolio               Foxfire Apartments
31       230        230    Wentwood Portfolio Summary      Wentwood Portfolio Summary
31a      230A       230    Wentwood Portfolio Summary      Crosswinds Apartments
31b      230B       230    Wentwood Portfolio Summary      Legends Apartments
31c      230C       230    Wentwood Portfolio Summary      Parkview Apartments
31d      230D       230    Wentwood Portfolio Summary      Spanish Gardens Apartments
31e      230E       230    Wentwood Portfolio Summary      Sussex Place Apartments
31f      230F       230    Wentwood Portfolio Summary      Terrace Hills Apartments
31g      230G       230    Wentwood Portfolio Summary      Windcrest Place Apartments
37       164        164    Peak At Somerset Apartments     Peak At Somerset
41       228        228    Valley Stream Village Apts.     Valley Stream Village Apts.
43       159I       159    Pantzer Portfolio               Heather Ridge Apartments
45       111        111    Highland Apartments             Highland Apartments
57        50         50    British Woods                   British Woods Apartments
67       225        225    University Heights Apartments   University Heights Apartments
72       165        165    Perry Lake Village              Perry Lake Village
78       74A         74    Craig Hall Multifamily          Fossil Ridge Apartments
83       207        207    South Beach Multis Summary      South Beach Multis Summary
83a      207A       207    South Beach Multis Summary      800--820 10th Street
83b      207B       207    South Beach Multis Summary      1043--47 Euclid
83c      207C       207    South Beach Multis Summary      714--722 15th Street
83d      207D       207    South Beach Multis Summary      610--612 16th Street
83e      207E       207    South Beach Multis Summary      1234 Pennsylvania
83f      207F       207    South Beach Multis Summary      1509--1519 Pennsylvania
83g      207G       207    South Beach Multis Summary      701--11th & 1110 Euclid
83h      207H       207    South Beach Multis Summary      700--14th & 1350 Euclid
83i      207I       207    South Beach Multis Summary      700--716 14th Place
83j      207J       207    South Beach Multis Summary      631--639 13th Street
83l      207L       207    South Beach Multis Summary      725--729 Lenox Avenue
83m      207M       207    South Beach Multis Summary      626--652 Jefferson
83n      207N       207    South Beach Multis Summary      744 Jefferson
83o      207O       207    South Beach Multis Summary      831 Meridian
83q      207Q       207    South Beach Multis Summary      1311 Meridian Avenue
85       74C         74    Craig Hall Multifamily          Harvestree Apartments
98        97         97    Forest Point                    Forest Pointe Apartments



                                                                                STUDIOS         1 BEDROOMS        2 BEDROOMS
                                                                           ----------------- ----------------- -----------------
                                                                                       WTD.              WTD.              WTD.
          CUT-OFF                                                                      AVG               AVG               AVG
 LOAN      DATE          PROPERTY                                                     RENT/             RENT/             RENT/
   #      BALANCE         COUNTY        UTILITIES TENANT PAYS   ELEVATORS   # UNITS   MONTH   # UNITS   MONTH   # UNITS   MONTH
------ ------------ ------------------ ----------------------- ----------- --------- ------- --------- ------- --------- -------
18      20,111,247  New Castle         NAP                     NAP
18a              0  New Castle         Electricity Only        No              15     430       187     522       165     602
18b              0  New Castle         Electricity Only        No               4     455        70     626        88     650
18c              0  New Castle         Electricity Only        No              12     465       154     572       132     625
24      16,975,768  Essex              NAP                     NAP
24a              0  Essex              Electricity Only        No               0               122     688       188     875
24b              0  Essex              Electricity Only        No               0                49     647        51     698
26      16,469,614  New Castle         All Utilities           No              16     600       178     661       175     775
28      16,313,585  Prince George      Electricity/Gas         No               0               250     625       200     725
31      16,177,074  Various Counties   NAP                     NAP
31a              0  Comanche           Electricity Only        No               0                32     300       176     345
31b              0  Grady              Electricity Only        No               0                 8     335        92     355
31c              0  Stephens           Electricity Only        No               0                 8     315        86     340
31d              0  Dallas             No Utilities            No              52     340        58     435        16     555
31e              0  Dallas             Electricity Only        No               0                74     393        45     509
31f              0  Comanche           Electricity Only        No               0                62     315        41     428
31g              0  Bexar              Electricity Only        No               0               118     400        84     533
37      14,127,948  Thurston County    Electricity Only        No               0               106     529       168     633
41      13,491,939  Lucas              Electricity Only        No               0               178     504       209     613
43      13,207,048  Gloucester         Electricity Only        No               0               244     575       156     695
45      12,733,126  Lake               Electricity Only        No             192     330       320     430       206     528
57      10,655,199  Durham             Electricity Only        No               0                80     450       240     518
67       9,444,669  Travis             Electricity Only        No               0               196     518       143     685
72       8,894,686  Wood               Electricity/Gas         No               0                40     429       242     513
78       8,554,761  Tarrant            Electricity Only        No               0               168     508       120     687
83       8,290,186  Dade               NAP                     NAP
83a              0  Dade               Electricity Only        No               8     575         4     725         0
83b              0  Dade               Electricity Only        No              12     467         2     650         0
83c              0  Dade               Electricity Only        No               8     560         8     730         0
83d              0  Dade               Electricity Only        No               0                 6     645         4     885
83e              0  Dade               Electricity Only        No              12     485         2     625         0
83f              0  Dade               Electricity Only        No              13     525         9     665         0
83g              0  Dade               Electricity Only        No              16     550         4     750         4     980
83h              0  Dade               Electricity Only        No              16     540         8     710         0
83i              0  Dade               Electricity Only        No               8     550         4     720         0
83j              0  Dade               Electricity Only        No               8     565         4     700         0
83l              0  Dade               Electricity Only        No               4     520         8     595         0
83m              0  Dade               Electricity Only        No               0                40     625         0
83n              0  Dade               Electricity Only        No               4     500         2     640         2     700
83o              0  Dade               Electricity Only        No               4     520         4     725         0
83q              0  Dade               Electricity Only        No               0                 2     640         6     823
85       8,075,130  Collin             Electricity Only        No               0                 0               204     716
98       6,990,619  Bibb               Electricity Only        No               0               129     520        71    610



          3 BEDROOMS        4 BEDROOMS        5 BEDROOMS
       ----------------- ----------------- ----------------
                   WTD.              WTD.             WTD.
                   AVG               AVG               AVG
 LOAN             RENT/             RENT/             RENT/
   #    # UNITS   MONTH   # UNITS   MONTH   # UNITS   MONTH
------ --------- ------- --------- ------- --------- ------
18
18a         0               0                 0
18b         0               0                 0
18c         0               0                 0
24
24a         0               0                 0
24b         0               0                 0
26         45     850       0                 0
28         50     825       0                 0
31
31a        64     425       0                 0
31b        16     405       0                 0
31c         8     405       0                 0
31d         0               0                 0
31e         8     615       0                 0
31f         0               0                 0
31g        19     630       0                 0
37         96     738       0                 0
41          0               0                 0
43          0               0                 0
45          0               0                 0
57         80     590       0                 0
67         15     895       3      1,150      5      1,170
72         40     625       0                 0
78          0               0                 0
83
83a         0               0                 0
83b         0               0                 0
83c         0               0                 0
83d         0               0                 0
83e         0               0                 0
83f         0               0                 0
83g         0               0                 0
83h         0               0                 0
83i         0               0                 0
83j         0               0                 0
83l         0               0                 0
83m         0               0                 0
83n         1     870       0                 0
83o         0               0                 0
83q         0               0                 0
85          0               0                 0
98          0               0                 0

 LOAN   CONTROL
   #     NUMBER   LOAN ID                DEAL NAME
------ --------- --------- ------------------------------------
99       159F        159   Pantzer Portfolio
101      239         239   Yorktown Apartments and Townhouses
114      234         234   Winfield Landing Apartments
119       35          35   Atlantis Apartments
125     c-3418      3418   Green Oaks Apartments
130       70          70   Concord Apartments
135      112         112   Highland Court
140      160         160   Park Magnolia Apartments
148      236         236   Wisteria Gardens Apartments
156     c-1316      1316   Alameda Apartments
157       98          98   Forest Ridge Apartments
158       63          63   Colony Club Apartments
160     c-1599      1599   Oswego Village Apartments
167       6            6   41 Elm Street
188     c1512       1512   Bleecker and Thompson
195      159C        159   Pantzer Portfolio
201     c-1656      1656   Cedar Creek Apartments
242      144         144   Maple Gardens
254     c-1197      1197   Wyndham Court Apartments
265     c-1264      1264   Deerfield East Apartments
267      141         141   Loma Verde Apartments
269      199         199   Santa Gertrudes Apartments
281       14          14   701--703 West 184th Street
292      213         213   Stirrup Woods
303     c-2127      2127   Parliament House
304     c-2166      2166   Willow Road Apartments
306      200         200   Santa Monica Apartments
307     c-2048      2048   Greenridge Apartments
320       61          61   Clay/Morrison Summary
320a     61A          61   Clay/Morrison Summary
320b     61B          61   Clay/Morrison Summary
323     c-2195      2195   85 Broad Street



                                                                                                                     STUDIOS
                                                                                                                    ---------
                                                     CUT-OFF
 LOAN                                                  DATE        PROPERTY
   #                  PROPERTY NAME                  BALANCE        COUNTY       UTILITIES TENANT PAYS   ELEVATORS   # UNITS
------ ------------------------------------------- ----------- ---------------- ----------------------- ----------- ---------
99     Arundel Apartments                           6,911,712  New Castle       Electricity Only        No               2
101    Yorktown Apartments and Townhouses           6,837,119  Durham           Electricity Only        No               0
114    Winfield Landing Apartments                  5,802,554  Harris           Electricity Only        Yes              0
119    Atlantis Apartments                          5,592,477  Atlantic         Electricity Only        No               1
125    Green Oaks Apartments                        5,200,000  Cook             Electricity only        No               0
130    Concord Apartments                           4,898,523  Lehigh           Electricity Only        No               0
135    Highland Court Apartments                    4,783,146  Ouachita         Electricity Only        No               0
140    Park Magnolia Apartments                     4,693,284  Los Angeles      Electricity Only        No               0
148    Wisteria Gardens Apartments                  4,491,484  Harris           Electricity Only        No               0
156    Alameda Apartments                           4,244,735  Alameda          Electricity only        Yes             52
157    Forest Ridge Apartments                      4,222,767  Cuyahoga         No Utilities            No               0
158    Colony Club Apartments                       4,220,948  Monmouth         Electricity Only        No               0
160    Oswego Village Apartments                    4,157,320  Clakamas         Electricity only        No               0
167    41 Elm Street Apartment & Office Building    3,996,077  Morris           Water Only              Yes              9
188    283 Bleeker and 59--61 Thompson              3,342,509  New York         Electricity/Gas         No              16
195    Cynwyd Club Apartments                       3,244,834  New Castle       Electricity Only        No               0
201    Cedar Creek Apartments                       3,150,000  Crawford         Electricity/Water       No               0
242    Maple Gardens Apartments                     2,273,683  San Bernardino   Electricity Only        No               0
254    Wyndham Court Apartments                     2,140,788  Dallas           No utilities            No              54
265    Deerfield East Apartments                    1,986,880  Broward          Electricity only        Yes              8
267    Loma Verde Apartments                        1,976,125  Cochise          Electricity Only        No              32
269    Santa Gertrudes Apartments                   1,899,042  Los Angeles      All Utilities           No               0
281    701--703 West 184th Street                   1,723,404  New York         Electricity/Gas         No               0
292    Stirrup Woods                                1,499,132  Lucas            Electricity/Gas         No               0
303    Parliament House                             1,347,108  Arlington        No utilities            Yes              1
304    Willow Road Apartments                       1,298,750  Richmond         Electricity only        No              13
306    Kittridge Apartments/ Santa Monica           1,275,162  Los Angeles      Electricity Only        No               0
307    Greenridge Apartments                        1,246,111  Maricopa         Electricity only        No               4
320    Clay/Morrison Summary                          997,168  Bronx            NAP                     NAP
320a   1250 Morrison Avenue                                 0  Bronx            Electricity Only        No               0
320b   1812 Clay Avenue                                     0  Bronx            Electricity Only        No               1
323    85 Broad Street                                898,560  Middlesex        Electricity only        Yes              1



       STUDIOS    1 BEDROOMS        2 BEDROOMS        3 BEDROOMS        4 BEDROOMS        5 BEDROOMS
       ------- ----------------- ----------------- ----------------- ----------------- ----------------
         WTD.              WTD.              WTD.              WTD.              WTD.             WTD.
         AVG               AVG               AVG               AVG               AVG               AVG
 LOAN   RENT/             RENT/             RENT/             RENT/             RENT/             RENT/
   #    MONTH   # UNITS   MONTH   # UNITS   MONTH   # UNITS   MONTH   # UNITS   MONTH   # UNITS   MONTH
------ ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- ------
99      480        76     583       132       670       0               0                 0
101                 0               119       588     117       681     0                 0
114               132     584       116       704       0               0                 0
119     400        44     544       157       598       0               0                 0
125                64     581       128       655       0               0                 0
130               110     483       110       532       0               0                 0
135                36     465       120       523       8       670     0                 0
140                20     737        76       800       8     1,000     0                 0
148                24     562        48       646      44       776     0                 0
156     480        41     680         0                 0               0                 0
157                60     410       160       460       0               0                 0
158                62     818        20       941       0               0                 0
160                 0                40     1,160       7     1,595     0                 0
167     549        50     818        10     1,136       0               0                 0
188     909        25     745         9       836       0               0                 0
195                60     555        72       635       0               0                 0
201                45     325        89       396       0               0                 0
242                 2     550        58       665       0               0                 0
254     337        92     399        16       522       0               0                 0
265     485        48     535        24       630       0               0                 0
267     300        56     375        40       475       0               0                 0
269                14     700        22       835       0               0                 0
281                51     558        17       657       0               0                 0
292                24     430        48       490       0               0                 0
303     500        30     825                           1     1,350     1      1,400      0
304     475        28     575        13       750       0               0                 0
306                11     530        34       630       1               0                 0
307     340        28     409        36       509       4       625     0                 0
320
320a               22     563         6       545       1       520     0                 0
320b    465         5     500        11       510       5       460     0                 0
323     400        18     550         6       667      10       903     0                 0

                                                                      ANNEX D

                          Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                     COMPARATIVE FINANCIAL STATUS REPORT
                                    as of _______

                                                                                                    2ND PRECEDING
                                                               ORIGINAL UNDERWRITING              ANNUAL OPERATING
                                                        ----------------------------------  --------------------------------
                                                                     INFORMATION                    INFORMATION
                                                        ----------------------------------  --------------------------------
                                                         BASIS YEAR                             AS OF           NORMALIZED
                                                        ----------------------------------  --------------------------------

                        LAST
                      PROPERTY             PAID ANNUAL   FINANCIAL                           FINANCIAL
PROSPECTUS            INSPECT   SCHEDULED  THRU  DEBT   INFO AS OF   %   TOTAL   $    (1)  INFO AS OF    %    TOTAL   $   (1)
     ID    CITY STATE  DATE   LOAN BALANCE DATE SERVICE    DATE     OCC REVENUE NOI   DSCR    DATE      OCC  REVENUE NOI DSCR
---------- ---- ----- ------- ------------ ---- ------- ----------  --- ------- ---- ----- ----------- ----  ------- --- ----
                        yy/mm                            yy/mm                              yy/mm
List all properties currently in deal with or without information largest to smallest loan

Total:                               $           $                  WA  $       $     WA               WA    $       $    WA


                                                                       RECEIVED                                    REQUIRED
                                                                   ----------------                            -------------------
FINANCIAL INFORMATION:                                             LOANS               BALANCE          LOANS             BALANCE
                                                                   -----             -----------       -------           ---------

                                                                       #        %     $       %        #     %             $     %
Current Full Year:
Current Full Yr. received with DSC(less than)1:
Prior Full Year:
Prior Full Yr. received with DSC(less than)1:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    PRECEDING ANNUAL OPERATING        TRAILING FINANCIAL OR YTD            NET CHANGE
            --------------------------------------  ---------------------------------    ---------------
                           INFORMATION                     INFORMATION
            --------------------------------------  ---------------------------------
                  AS OF                NORMALIZED       MONTH REPORTED ACTUAL          PRECEDING & BASIS
            --------------------------------------  ---------------------------------  ------------------
             FINANCIAL                                                                        %
PROSPECTUS  INFO AS OF    %    TOTAL    $   (1)  FS START FS END   TOTAL    $     %     %   TOTAL   (1)
     ID        DATE      OCC  REVENUE  NOI DSCR    DATE    DATE   REVENUE  NOI   DSC   OCC REVENUE  DSCR
----------  ---------- -----  ------- ---  ---- --------  ------ -------  ---  ------ ---  ------- ----
            yy/mm                                yy/mm   yy/mm

Total:                    WA     $      $   WA              WA      $       $     WA    WA    $     WA


------------
(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2)    Net change should compare the latest year to the underwriting year.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                        DELINQUENT LOAN STATUS REPORT
                                 as of _______

     S4         S55        S61     S57   S58                  P74       P75
----------  ----------- --------  ---- -----  ----------- ---------  --------- -------------  ----------
                                              (f)=P38/P81                      (g)=(.92*f)-e  (h)=(g/e)
                                              ----------- ---------  --------- -------------  ----------
                                                                     APPRAISAL
             SHORT NAME                       VALUE USING              BPO OR    LOSS USING
PROSPECTUS     (WHEN     PROPERTY              NOI & CAP   VALUATION  INTERNAL  90% APPR. OR  ESTIMATED
     ID     APPROPRIATE)   TYPE   CITY  STATE     RATE       DATE     VALUE**     BPO (f)     RECOVERY %
----------  ----------- --------  ---- -----  ----------- ---------  --------- -------------  ----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

     S4        P35       P77        P79        P42       P82      P76
----------  --------- --------  ---------- ---------  -------- --------

              TOTAL
            APPRAISAL                                 EXPECTED
PROSPECTUS  REDUCTION  TRANSFER RESOLUTION  FCL START FCL SALE  WORKOUT
     ID      REALIZED    DATE      DATE       DATE      DATE    STRATEGY COMMENTS
----------  --------- --------  ---------- ---------  -------- --------  --------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD
      - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                        DELINQUENT LOAN STATUS REPORT
                                as of ______


     S4         S55        S61     S57   S58  S62 OR S63     P8         P7         P37          P39
----------  ----------- --------  ---- -----  ---------- ---------  --------- -----------  -----------
                                                                       (a)         (b)          (c)
                                                                    --------- -----------  -----------
             SHORT NAME                                             SCHEDULED   TOTAL P&I      TOTAL
PROSPECTUS     (WHEN     PROPERTY              SQ FT OR   PAID THRU    LOAN    ADVANCES TO  EXPENSES TO
     ID     APPROPRIATE)   TYPE   CITY  STATE    UNITS      DATE     BALANCE      DATE         DATE
----------  ----------- --------  ---- -----  ---------- ---------  --------- -----------  -----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

     S4        P38                  P25           P10         P11      P58     P54      P55         P81
----------  -------- ---------  ----------- -------------  -------- -------  ------- --------  -----------
               (D)  (E)=A+B+C+D
            -------- ---------
              OTHER
            ADVANCES
PROSPECTUS  (TAXES &    TOTAL     CURRENT       CURRENT    MATURITY  LTM NOI                    ***CAP RATE
     ID      ESCROW)  EXPOSURE  MONTHLY P&I  INTEREST RATE   DATE     DATE   LTM NOI  LTM DSCR   ASSIGNED
----------  -------- ---------  ----------- -------------  -------- -------  ------- --------  -----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD
       - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)
       It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**     App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                          Credit Suisse First Boston
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                     HISTORICAL LOAN MODIFICATION REPORT
                                as of _______

                                                BALANCE
                               MOD/            WHEN SENT    BALANCE AT THE              # MTHS
                             EXTENSION EFFECT  TO SPECIAL EFFECTIVE DATE OF            FOR RATE
PROSPECTUS ID  CITY  STATE    FLAG     DATE    SERVICER    REHABILITATION   OLD RATE   CHANGE
-------------  ----  -----   --------- ------  ---------- ----------------- --------   --------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                       # of Loans     $ Balance
MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                                                                  (2) EST.
                                                                                   FUTURE
                                                             TOTAL #     (1)    INTEREST LOSS
                                                            MTHS FOR   REALIZED  TO TRUST $
                NEW                       OLD       NEW     CHANGE OF  LOSS TO     (RATE
PROSPECTUS ID  RATE    OLD P&I NEW P&I  MATURITY MATURITY      MOD     TRUST $   REDUCTION)   COMMENT
------------- -------  ------- -------  -------- --------- ----------- -------   ----------   -------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:

MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:


------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1)    Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                          Credit Suisse First Boston
                Commercial Mortgage Pass-Through Certificates
                                Series 1998-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                               as of ___________

     S4         S55        S61     S57   S58    P45/P7       P75                               P45        P7
----------  ----------- --------  ---- -----  --------- ------------  ------- -----------  ---------  ---------
                                               (c)=b/a       (a)                   (b)         (d)       (e)
                                              --------- ------------  ------- -----------  ---------  ---------
                                                            LATEST
             SHORT NAME                           %      APPRAISAL OR  EFFECT                NET AMT
PROSPECTUS     (WHEN     PROPERTY              RECEIVED    BROKERS    DATE OF               RECEIVED  SCHEDULED
     ID     APPROPRIATE)   TYPE   CITY  STATE FROM SALE    OPINION      SALE   SALES PRICE  FROM SALE  BALANCE
----------  ----------- --------  ---- -----  --------- ------------  ------- -----------  ---------  ---------
THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:


CURRENT MONTH ONLY:



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

     S4        P37    P39+P38
---------- --------- --------
               (f)      (g)         (h)     (i)=d-(f+g+h)    (k)=i-e                  (m)                 (n)=k+m      (o)=n/e
           --------- -------- ------------- ------------ ------------- --------- ------------ ------ --------------- ---------
                                                                                               MINOR
                                                                        DATE LOSS               ADJ        TOTAL      LOSS % OF
PROSPECTUS  TOTAL P&I  TOTAL   SERVICING FEES    NET      ACTUAL LOSSES  PASSED   MINOR ADJ TO PASSED    LOSS WITH    SCHEDULED
     ID     ADVANCED  EXPENSES    EXPENSE      PROCEEDS    PASSED THRU    THRU       TRUST      THRU    ADJUSTMENT     BALANCE
---------- --------- --------  ------------- ------------ ------------- --------- ------------ ------ --------------- ---------
THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:



              Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                              REO STATUS REPORT
                                as of ________

                                                 S63    (a)     (b)       (c)       (d)
                                              -------- ----  --------- ---------  --------
             SHORT NAME                                 PAID SCHEDULED TOTAL P&I   TOTAL
PROSPECTUS     (WHEN     PROPERTY             SQ FT OR  THRU   LOAN    ADVANCES   EXPENSES
     ID     APPROPRIATE)   TYPE   CITY  STATE   UNITS   DATE  BALANCE   TO DATE   TO DATE
----------  ----------- --------  ---- -----  -------- ----  --------- ---------  --------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

           (e)=a+b+c+d                             (k)  (j)
            --------- --------  ------- --------  ---- ----
              OTHER
             ADVANCES           CURRENT            LTM  LTM  CAP RATE
PROSPECTUS   (TAXES &   TOTAL   MONTHLY  MATURITY  NOI  NOI/  ASSIGN   VALUATION
     ID      ESCROW)   EXPOSURE   P&I      DATE   DATE  DSC     ***      DATE
----------  --------- --------  ------- --------  ---- ----  --------  ---------


------------
(1)    Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int
       - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                              REO STATUS REPORT
                                 as of ______

                                              (f)=(k/j)     (g)    (h)=(.92*g)
                                              --------- ---------  ----------
                                                VALUE    APPRAISAL
             SHORT NAME                       USING NOI   BPO OR   LOSS USING
PROSPECTUS     (WHEN     PROPERTY               & CAP    INTERNAL   92% APPR.
     ID     APPROPRIATE)   TYPE   CITY  STATE    RATE     VALUE**  OR BPO (f)
----------  ----------- --------  ---- -----  --------- ---------  ----------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

             (i)=(g/e)
            ----------
                          TOTAL
                        APPRAISAL               REO      PENDING
PROSPECTUS   ESTIMATED  REDUCTION TRANSFER  ACQUISITION  RESOLU-
     ID     RECOVERY %  REALIZED    DATE       DATE     TION DATE  COMMENTS
----------  ---------- ---------  -------- -----------  --------- --------


------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                             SERVICER WATCH LIST
                                 as of _______

                   SHORT NAME                                  SCHEDULED    PAID
   PROSPECTUS        (WHEN       PROPERTY                        LOAN       THRU     MATURITY     LTM*   COMMENT/REASON ON
       ID         APPROPRIATE)     TYPE     CITY      STATE     BALANCE     DATE       DATE       DSCR       WATCH LIST
--------------  --------------- --------  -------- ---------  -------------------  ------------ ------  -------------------
List all loans on watch list and reason sorted in descending balance order.











Total:                                                        $
--------------  --------------- --------  -------- ---------  -------------------  ------------ ------  -------------------

------------
*      LTM - Last 12 months either trailing or last annual

                           Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT
                              as of ______________

PROPERTY OVERVIEW
                                ----------------
 Prospectus Number              |              |
                                ------------------------------
 Scheduled Balance/Paid to Date |                            |
                                -------------------------------------------------------------------------------------------------
 Property Name                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Type                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Address, City, State  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Net Rentable Square Feet       |              |
                                ------------------------------
 Year Built/Year Renovated      |                            |
                                -------------------------------------------------------------------------
 Year of Operations             | UNDERWRITING |     1994    |     1995    |    1996    |    TRAILING   |
                                -------------------------------------------------------------------------
 Occupancy Rate*                |              |             |             |            |               |
                                -------------------------------------------------------------------------
 Average Rental Rate            |              |             |             |            |               |
                                -------------------------------------------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.


                                                                                          NO. OF MOS.
                                                                                         -------------
INCOME:                                                       PRIOR YEAR    CURRENT YR.  |           |
 Number of Mos.                 -------------------------------------------------------------------------------------------------
 Period Ended                   | UNDERWRITING |    1994     |   1995      |   1996     |  97 TRAILING**| 1996-BASE | 1996-1995 |
 Statement Classification       |  BASE LINE   |  NORMALIZED | NORMALIZED  | NORMALIZED |  AS OF / /97  |  VARIANCE |  VARIANCE |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 1)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 2)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 3)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Pass Through/Escalations       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Income                   |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
GROSS INCOME                    |     $0.00    |    $0.00    |    $0.00    |    $0.00   |     $0.00     |      %    |      %    |
                                -------------------------------------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

                                ** Servicer will not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
                                -------------------------------------------------------------------------------------------------
 Real Estate Taxes              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Property Insurance             |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Utilities                      |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 General & Administration       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Repairs and Maintenance        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Management Fees                |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Payroll & Benefits Expense     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Advertising & Marketing        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Professional Fees              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Expenses                 |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Ground Rent                    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |         % |         % |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO         |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Leasing Commissions            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Tenant Improvements            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Replacement Reserve            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS             |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |   $0.00   |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 N.O.I. AFTER CAPITAL ITEMS     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE    |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.) |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:      |                                                                                               |
                                -------------------------------------------------------------------------------------------------
                                (i.e. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
-----------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                                                                      Quarterly

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
           Commercial/Multifamily Mortgage Pass-Through Certificates

                             (Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.


Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.
                                  ----------
The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Interest Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."
                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                  ----------
PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN
                                INFORMATION BY
                               REFERENCE" HEREIN.
                                  ----------
     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

     This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.


                          CREDIT SUISSE FIRST BOSTON
                        Prospectus dated June 11, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION


     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

     INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.


LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.


RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.


RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.


BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.


JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.


OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.


MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.


ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks. For example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

     Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

ERISA CONSIDERATIONS


     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST CERTIFICATES


     Holders of Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.


CONTROL


     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.


BOOK-ENTRY REGISTRATION


     If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation ("CSFBMC"). CSFBMC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                       DESCRIPTION OF THE CERTIFICATES*

     * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans;
(2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

     The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged

Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

     Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

     (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

     (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

     (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

     (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

       (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.


AMENDMENT

     The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.


     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.


TERMINATION; REPURCHASE OF MORTGAGE LOANS


     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property") located, unless otherwise specified in the related Prospectus Supplement, in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

       1. mortgage loans with fixed interest rates;

       2. mortgage loans with adjustable interest rates;

       3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

       4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. mortgage loans that provide for recourse against only the Mortgaged Properties;

       6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

       7. any other types of mortgage loans described in the applicable Prospectus Supplement.

     Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

     A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

     In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

     The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.


MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures (to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral). Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

     If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement;
(iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

     Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.


     Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.


     The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the related Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.


     The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.


     Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.


INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.


     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

     In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

     The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

     The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

     In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.


     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.


     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.


EVENTS OF DEFAULT


     Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or for the winding-up or liquidation of its affairs; provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.


     As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Residual Interest Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                                  ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.


MORTGAGES AND DEEDS OF TRUST GENERALLY

     The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


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

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "-- Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.


INSTALLMENT CONTRACTS

     The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration." In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Under the REMIC provisions of the Code and under the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS -- Collections and Other Servicing Procedures."


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances". The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.


STATUTORY RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.


ANTI-DEFICIENCY LEGISLATION

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.


BANKRUPTCY LAWS

     Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.


ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "-- Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


 Acceleration on Default

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


 Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

     Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

     The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


LEASES AND RENTS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT


     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

     As used herein, a "U.S. Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.


TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

     If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTERESTS

     Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code (the "OID Regulations"). The discussion herein is based in part on the OID Regulations. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "-- Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Further, because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable." In that case, none of the Regular Interest Certificates will have qualified stated interest.

     The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess(if any) of the sum of (a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

     A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the contingent debt rules governing certain bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

     Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

     Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates),
(b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the Contingent Regulations described below.

     In June 1996, the Internal Revenue Service (the "IRS") issued OID Regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. In general, the Contingent Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the Contingent Regulations generally require a U.S. Person that is a holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the Contingent Regulations, any gain recognized by a U.S. Person on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The Contingent Regulations apply to debt instruments issued on or after August 13, 1996. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

     The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. The legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Interest Election. Under the OID Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "-- Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

     Treatment of Subordinate Certificates. As described above under "ENHANCEMENT -- Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such

Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

     Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.


REMIC EXPENSES

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, itemized deductions are further restricted by other Sections of the Code. The disallowance of some or all of these deductions may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.


SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

     A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate.


TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "-- Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.



TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

     The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

     The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "-- Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.


EXCESS INCLUSIONS

     The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. If the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual

Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a Residual Interest Certificateholder. First, alternative minimum taxable income for such Residual Interest Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a Residual Interest Certificateholder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Under the "REMIC Regulations," in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and "-- Tax Treatment of Foreign Investors."


RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Certificate by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of Foreign Investors."


ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


TAX STATUS AS A GRANTOR TRUST

     General. In the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer. In the case of a noncorporate holder, however, Trustee/Master Servicer Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. Further, other Sections of the Code limit the amount of itemized deductions otherwise allowable.

     Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

     Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations (as defined herein), and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Contingent Regulations. The Contingent Regulations do not, however, apply to debt instruments subject to Section 1272(a)(6).

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than the Interest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualification of Certificates.

     Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "-- Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.


MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding on income paid to U.S. persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Certificateholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.


TAX TREATMENT OF FOREIGN INVESTORS

     Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984. In addition, prospective Certificateholders who are Nonresidents are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "-- Miscellaneous Tax Aspects -- Backup Withholding" above.

     Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Excess Inclusions."


                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined in ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) (hereafter, also "parties in interest") with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

     Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     The United States Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager"; 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and Section 4975 of the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of any such acquisition and ownership of such Certificates.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Holders of Residual Interest Certificates" and "-- Restrictions on Ownership and Transfer of Residual Interest Certificates."

     Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to Plans consult with their counsel regarding the consequences under ERISA and/or Section 4975 of the Code of their acquisitions and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

     Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types of originators as specified in the Enhancement Act (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

     Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.


                             PLAN OF DISTRIBUTION


     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.



     Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.


     If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


     The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.


     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048; Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038; or Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                             INDEX OF DEFINED TERMS



1986 Act ...............................          47
A
Accrual Certificates ...................           5
Act ....................................           2
ADA ....................................          42
Agreement ..............................          11
Asset Conservation Act .................          34
B
Balloon Mortgage Loans .................           7
Bankruptcy Code ........................          33
Borrower ...............................          17
C
Cash Flow Bond Method ..................          54
CERCLA .................................       9, 34
Certificateholders .....................      10, 12
Certificates ...........................   Cover, 11
Classes ................................       Cover
Closing Date ...........................          18
Code ...................................          15
Code Plans .............................          57
Collection Account .....................          13
Commission .............................           2
Compound Interest Certificates .........          44
Contingent Regulations .................          46
Covered Trust ..........................           8
CSFBMC .................................          11
Cut-Off Date ...........................          13
D
Debt Service Reduction .................          37
Deficient Valuation ....................          37
Deleted Mortgage Loans .................          21
Department .............................          58
Depositor ..............................       Cover
Disqualified Organization ..............      51, 59
Distribution Account ...................          13
Distribution Date ......................          12
DTC ....................................          10
E
Enhancement ............................          27
Enhancement Act ........................          59
ERISA ..................................          57
ERISA Plans ............................          57
Escrow Account .........................          22
Event of Default .......................          26
F
FHA ....................................          19
FHLMC ..................................          12
FNMA ...................................          12
Form 8-K ...............................          18

G
Garn-St Germain Act ............................          38
GNMA ...........................................          12
H
Holders ........................................          12
HUD ............................................          19
I
Installment Contracts ..........................          17
Insurance Proceeds .............................          13
Interest Weighted Certificate ..................          45
Interest Weighted Stripped Certificate .........          54
IRS ............................................      44, 46
L
L/C Bank .......................................          28
L/C Percentage .................................          28
Lease ..........................................          40
Lessee .........................................          40
Liquidation Proceeds ...........................          13
M
Master Servicer ................................          22
Master Servicer Remittance Date ................          13
Mortgage Interest Rate .........................          21
Mortgage Loan ..................................          17
Mortgage Loan File .............................          18
Mortgage Loan Groups ...........................          18
Mortgage Loan Schedule .........................          18
Mortgage Loans .................................       Cover
Mortgage Pool ..................................   Cover, 11
Mortgaged Property .............................          17
Mortgages ......................................          17
Multiple Variable Rate .........................          45
N
NCUA ...........................................          40
New Withholding Regulations ....................          56
Nonresidents ...................................          56
Non-SMMEA Certificates .........................          60
Note ...........................................          17
O
OCC ............................................          60
OID ............................................          44
OID Regulations ................................          44
Outstanding Balance ............................          37
P
Pass-Through Certificates ......................          52
Pass-Through Rate ..............................           2
Permitted Investments ..........................          14
Plans ..........................................          57
Policy Statement ...............................          60
Prepayment Assumption ..........................          44
Prepayment Premium .............................          13
Property Protection Expenses ...................          13

PTCE ......................................          58
R
Rating Agency .............................          11
Ratio Strip Certificates ..................          54
RCRA ......................................          35
Registration Statement ....................           2
Regular Interest Certificates .............          44
Regular Interests .........................          43
Regulations ...............................          58
Relief Act ................................          39
REMIC .....................................       Cover
REMIC Regulations .........................          51
REO Account ...............................          13
REO Property ..............................          13
Reserve Fund ..............................          28
Residual Interest Certificate .............          49
Residual Interests ........................          43
S
Senior Certificates .......................          27
Series ....................................       Cover
Servicing Fee .............................          24
Simple Interest Loans .....................          17
Single Variable Rate ......................          44
SMMEA Certificates ........................          59
Special Servicer ..........................          22
Specially Serviced Mortgage Loans .........          22
Stripped Certificates .....................          52
Subordinate Certificates ..................          27
Substitute Mortgage Loans .................          21
T
TIN .......................................          55
Title VIII ................................          40
Trust Fund ................................   Cover, 11
Trustee ...................................          16
Trustee/Master Servicer Fee ...............          52
U
Unaffiliated Seller .......................          20
Underwriters ..............................          61
Underwriter's Exemption ...................          58
U.S. Person ...............................          43
V
Voting Rights .............................      10, 26

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "CS98C1F.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, a worksheet consisting of certain loan level information shown in ANNEX A and ANNEX B of the Prospectus Supplement, a worksheet consisting of the table "Mortgage Notes" in the Prospectus Supplement and ANNEX C thereto.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A and ANNEX B data in the Microsoft Excel file, open the worksheet labeled "Annex A" or "Annex B", respectively. To view the "Mortgage Notes" data, open the worksheet labeled "Mortgage Notes." To view the Annex C data, open the worksheet labeled "Annex C".


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE MORTGAGE LOAN SELLERS OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE MORTGAGE LOAN SELLERS SINCE SUCH DATE.


                     -----------------------------------
                               TABLE OF CONTENTS


                                                            PAGE
                                                          --------
                            PROSPECTUS SUPPLEMENT
Reports to Certificateholders .........................       S-4
Executive Summary .....................................       S-5
Mortgage Loan Executive Summary .......................       S-6
Summary of Prospectus Supplement ......................       S-9
Risk Factors ..........................................      S-29
Description of the Mortgage Loans .....................      S-63
Description of the Offered Certificates ...............     S-125
Prepayment and Yield Considerations ...................     S-141
The Pooling and Servicing Agreement ...................     S-154
Use of Proceeds .......................................     S-188
Certain Federal Income Tax Consequences ...............     S-188
ERISA Considerations ..................................     S-192
Legal Investment ......................................     S-194
Underwriting ..........................................     S-194
Legal Matters .........................................     S-195
Rating ................................................     S-196
Loan Characteristics ..................................   Annex A
Credit Lease Loan Characteristics .....................   Annex B
Certain Information Regarding the Loan Group 2
  Mortgage Loans ......................................   Annex C
Servicer Reports ......................................   Annex D
                     PROSPECTUS
Prospectus Supplement .................................         2
Additional Information ................................         2
Incorporation of Certain Information by Reference .....         3
Risk Factors ..........................................         4
The Depositor .........................................        11
Use of Proceeds .......................................        11
Description of Certificates ...........................        11
The Mortgage Pools ....................................        17
Servicing of the Mortgage Loans .......................        22
Enhancement ...........................................        27
Certain Legal Aspects of the Mortgage Loans ...........        29
Certain Federal Income Tax Consequences ...............        43
State Tax Considerations ..............................        57
ERISA Considerations ..................................        57
Legal Investment ......................................        59
Plan of Distribution ..................................        61
Legal Matters .........................................        61

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          CREDIT SUISSE FIRST BOSTON
                           MORTGAGE SECURITIES CORP.
                                   Depositor


                          CREDIT SUISSE FIRST BOSTON
                              MORTGAGE CAPITAL LLC
                                      and
                            PAINE WEBBER REAL ESTATE
                                SECURITIES INC.
                             Mortgage Loan Sellers


                                $2,197,390,000

                                 (Approximate)




                          Credit Suisse First Boston
                           Mortgage Securities Corp.
                              Commercial Mortgage
                          Pass-Through Certificates,
                                Series 1998-C1



   $  431,400,000 (approximate) Class A-1A Certificates
   $1,055,100,000 (approximate) Class A-1B Certificates
   $  263,890,000 (approximate) Class A-2MF Certificates
   $2,482,942,297 (approximate) Class A-X Certificates
   $  136,600,000 (approximate) Class B Certificates
   $  136,600,000 (approximate) Class C Certificates
   $  136,500,000 (approximate) Class D Certificates
   $   37,300,000 (approximate) Class E Certificates





                             PROSPECTUS SUPPLEMENT



                           CREDIT SUISSE FIRST BOSTON


                            PAINEWEBBER INCORPORATED


                                JUNE 18, 1998


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